   As filed with the Securities and Exchange Commission on March 21, 2006
                                                        Registration No. 333-131211
=================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -----------------------
                                AMENDMENT NO. 2 TO
                                     FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                              -----------------------

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   41-1955181
                         (I.R.S. employer identification number)
                      Residential Asset Mortgage Products, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 857-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Bruce J. Paradis
                      Residential Asset Mortgage Products, Inc.
                         8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                                 (952) 857-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

   Richard V. Kent, Esq.     Katharine I. Crost, Esq.   Paul A. Jorissen, Esq.
 GMAC Mortgage Group, Inc.     Orrick, Herrington &    Mayer, Brown, Rowe & Maw
   200 Renaissance Center          Sutcliffe LLP                  LLP
   Mail Code 482-B09-B11         666 Fifth Avenue            1675 Broadway
  Detroit, Michigan 48265    New York, New York 10103  New York, New York 10019

      Approximate  date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective as determined by market conditions.

      If any of the  securities  being  registered  on this Form are to be offered  pursuant  to
dividend or interest reinvestment plans, please check the following box.  |_|

      If any of the securities  being  registered on this Form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the Securities Act of 1933,  other than  securities offered only in connection  with dividend or interest  reinvestment  plans,  check the following
box.  |X|

      If this Form is filed to register  additional  securities for an offering pursuant to Rule
462(b) under the  Securities  Act,  please check the following box and list the  Securities  Act
Registration  Statement  number of the earlier  effective  Registration  Statement  for the same
offering.  |_|

      If this  Form is a  post-effective  amendment  filed  pursuant  to Rule  462(c)  under the
Securities  Act,  check the following box and list the  Securities  Act  Registration  Statement
number of the earlier effective Registration Statement for the same offering. |_|

      If this Form is a  registration  statement  pursuant  to  General  Instruction  I.D.  or a post-effective  amendment  thereto that shall become  effective  upon filing with the Commission
pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

      If this Form is a post-effective  amendment to a registration  statement filed pursuant to
General  Instruction  I.D.  filed to register  additional  securities or  additional  classes of
securities pursuant to Rule 413(b) under the Securities Act, check the following box.  |_|

                                CALCULATION OF REGISTRATION FEE

=================================================================================================
 Title of Securities to     Amount to be    Proposed Maximum    Proposed Maximum    Amount of
      be Registered          Registered      Aggregate Price       Aggregate       Registration
                                               Per Unit(1)     Offering Price(2)       Fee
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
  Mortgage Asset-Backed
      Pass-Through         $1,000,000.00          100%           $1,000,000.00      $107.00(2)
    Certificates and
   Asset-Backed Notes
  (Issuable in Series)
=================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.
(2)   Paid on January 20, 2006.

                                      ___________________
      The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment which specifically  states that this  Registration  Statement  shall  thereafter  become  effective in accordance  with  Section  8(a) of the  Securities  Act of  1933,  or  until  this  Registration
Statement  shall  become  effective  on such date as the  Commission,  acting  pursuant  to said
Section 8(a), may determine.

                                        EXPLANATORY NOTE

      This  Registration  Statement  includes  (i)  a  basic  prospectus  relating  to  Mortgage
Asset-Backed  Pass-Through  Certificates and Asset-Backed  Notes,  (ii) an illustrative  form of prospectus supplement for use in an offering of Mortgage Asset-Backed  Pass-Through Certificates representing  beneficial  ownership  interests in a trust fund consisting  primarily of mortgage loans  and  (iii) an  illustrative  form of  prospectus  supplement  for use in an  offering  of
Asset-Backed  Notes  representing  beneficial  ownership  interests  in a trust fund  consisting primarily of closed-end home equity loans and second lien fixed rate home loans.

Subject to Completion Dated March 21, 2006

Prospectus
Mortgage Asset-Backed Pass-Through Certificates and
Asset -Backed Notes

Residential Asset Mortgage Products, Inc.
Depositor

Residential Funding Corporation
Sponsor

The depositor may  periodically  form separate  trusts to issue  securities in series, secured by assets of that trust.

Offered Securities      The   securities   in  a  series   will   consist   of
                        certificates or notes representing interests in a trust
                        and  will be paid only from the assets  of that  trust.
                        The  securities  will  not  represent interests in or
                        obligations  of Residential  Asset Mortgage  Products,
                        Inc., Residential Funding  Corporation or any of their
                        affiliates.  Each series may include  multiple classes
                        of securities with differing payment terms and priorities.
                        Credit  enhancement  will be provided for all offered
                        securities.

Trust Assets                Each trust will consist primarily of:
                          o     mortgage loans secured by first or junior liens
                              on one- to four-family residential properties;
                          o     mortgage loans secured by multifamily
                              residential rental properties consisting of five
                              or more dwelling units;
                          o     mortgage loans secured by first or junior liens
                              on mixed-use properties;
                          o     home equity revolving lines of credit secured by
                              first or junior liens on one- to four-family
                              residential properties, including partial balances
                              of those lines of credit;
                          o     home improvement installment sales contracts and
                              installment loan agreements, either unsecured or
                              secured;
                          o     mortgage loans secured by unimproved land;
                          o     manufactured housing installment sales contracts
                              and installment loan agreements; or
                          o     mortgage or asset-backed securities backed by,
                              and whole or partial participations in, the types
                              of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

 [___________] [__], 2006

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the
Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

             Important notice about information presented in this
            prospectus and the accompanying prospectus supplement

We provide  information to you about the securities in two separate  documents that provide progressively more detail:

o     this prospectus, which provides general information, some of which may not apply to your series of securities; and

o     the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the  information  provided in this  prospectus and the accompanying prospectus supplement,  including the information incorporated by reference.  See "Additional  Information,"  "Reports to  Securityholders"  and
"Incorporation   of  Certain   Information  by  Reference."  You  can  request
information   incorporated  by  reference  from  Residential   Asset  Mortgage
Products,  Inc.  by  calling  us at (952)  857-7000  or  writing to us at 8400
Normandale Lake Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437. We have not authorized  anyone to provide you with different  information.  We are not offering the securities in any state where the offer is not permitted.

Some  capitalized  terms used in this  prospectus  are defined in the Glossary attached to this prospectus.

                                   Page
Page
i

    The Negotiated Conduit

    Representations With Respect
     to Loans.......................42
    Limited Right of Substitution...46
    Certain Insolvency and
     Bankruptcy Issues..............47
    Assignment of Agency or
     Private Securities.............47
    Excess Spread and Excluded
     Spread.........................48
    Payments on Loans...............48
    Withdrawals From the Custodial
     Account........................52
    Distributions of Principal and
     Interest on the Securities.....53
    Advances........................55
    Prepayment Interest Shortfalls..56
    Funding Account.................57
    Reports to Securityholders......57
    Servicing and Administration

    Overcollateralization and
     Excess Cash Flow...............72
    Mortgage Pool Insurance Policies
     and Mortgage Insurance
     Policies.......................73
    Special Hazard Insurance

    Financial Guaranty Insurance
     Policies; Surety Bonds.........77
    Maintenance of Credit
     Enhancement....................77
    Reduction or Substitution of
     Credit Enhancement.............78
OTHER FINANCIAL OBLIGATIONS RELATED
    TO THE SECURITIES...............79
    Swaps and Yield Supplement

    Standard Hazard Insurance on
     Mortgaged Properties...........83
    Standard Hazard Insurance on

    Events of Default; Rights Upon
     Event of Default...............86
    Amendment.......................89
    Termination; Retirement of

MATURITY AND PREPAYMENT
    CONSIDERATIONS..................99
CERTAIN LEGAL ASPECTS OF THE LOANS.105
    The Mortgage Loans.............105
    The Manufactured Housing
     Contracts.....................120
    The Home Improvement Contracts.122
    Enforceability of Certain

    Servicemembers Civil Relief
     Act...........................127
    Default Interest and
     Limitations on Prepayments....128
    Forfeitures in Drug and RICO
     Proceedings...................129
MATERIAL FEDERAL INCOME TAX

    Taxation of Owners of REMIC
     Regular Securities............133
    Taxation of Owners of REMIC
     Residual Securities...........139
    Backup Withholding with Respect
     to Securities.................151
    Foreign Investors in REMIC

    Prohibited Transaction
     Exemptions....................155
    Considerations for ERISA Plans
     Regarding the Purchase of
     Notes.........................161
    Insurance Company General
     Accounts......................162
    Representations From Investing
     ERISA Plans...................162
    Tax-Exempt Investors; REMIC

INCORPORATION OF CERTAIN
     INFORMATION BY REFERENCE......168
GLOSSARY...........................170

                    i

                                 INTRODUCTION

      The  securities  offered  may be sold from time to time in series.  Each series of certificates  will represent in the aggregate the entire  beneficial ownership  interest  in,  and  each  series  of notes  in the  aggregate  will represent  indebtedness of, a trust  consisting  primarily of the trust assets described in the following  section.  The trust assets will have been acquired by the depositor  from one or more  affiliated or  unaffiliated  institutions.
Each  series of  certificates  will be issued  under a pooling  and  servicing agreement  among the depositor,  the trustee and master  servicer or servicer, or a trust  agreement  between the depositor and trustee,  all as specified in the accompanying  prospectus  supplement.  Each series of notes will be issued under an  indenture  between  the  related  trust  and the  indenture  trustee
specified  in  the  accompanying   prospectus  supplement.   Unless  otherwise
specified,  references  in  this  prospectus  to  the  trustee  refer  to  the indenture  trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust  under a trust  agreement  and pledged under  the  indenture  to  secure a  series  of  notes  as  described  in this prospectus and in the  accompanying  prospectus  supplement.  The ownership of the trust fund for each  series of notes  will be  evidenced  by  certificates issued under the trust agreement,  which  certificates are not offered by this prospectus.

                                  THE TRUSTS

General

      As specified in the accompanying prospectus supplement,  the trust for a series of securities  will consist  primarily of a segregated  pool of assets.
The trust assets will primarily include any combination of the following:

o     one- to  four-family  first or junior  lien  mortgage  loans,  including closed-end home equity loans, Home Loans and Cooperative Loans;

o     one- to four-family  first or junior lien home equity revolving lines of credit,  which are referred to in this prospectus as revolving credit loans;

o     home  improvement  installment  sales  contracts  and  installment  loan agreements,  which  are  referred  to  in  this  prospectus  as  home improvement contracts,  that are either unsecured or secured by first or junior liens on one- to four-family  residential  properties or by purchase money security  interests in the home improvements  financed by those home improvement contracts;

o     manufactured  housing  installment  sales contracts and installment loan agreements,  which are referred to in this prospectus as manufactured housing  contracts,  secured by security  interests  in  manufactured homes;

o     multifamily first lien mortgage loans;

o     mortgage loans secured by unimproved land;

o     partial  balances  of,  or  partial  interests  in,  any of  the  assets described above;

o     Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation
         certificates or other instruments that evidence interests in or are secured by these assets;

o     all payments  and  collections  derived from the trust assets  described above after the related  cut-off date,  other than Excluded Spread or other  interest  retained by the  depositor or any of its  affiliates with respect to any trust asset,  as from time to time are identified as  deposited  in the  Custodial  Account and in the related  Payment
         Account;

o     property  acquired by foreclosure  on the mortgaged  properties or other security  for the trust  assets or deed in lieu of  foreclosure,  and portions of proceeds from the  disposition of any related  Additional
         Collateral or Pledged Assets;

o     hazard insurance policies and primary insurance policies, if any; and

o     any one or a combination,  if applicable and to the extent  specified in the  accompanying  prospectus  supplement,  of a  letter  of  credit,
         purchase  obligation,   mortgage  pool  insurance  policy,   mortgage
         insurance  policy,  contract pool  insurance  policy,  special hazard insurance policy,  reserve fund,  bankruptcy bond, financial guaranty insurance policy,  derivative products,  surety bond or other similar types of  credit  enhancement  as  described  under  "Description  of
         Credit Enhancement."

      As used in this prospectus, mortgage loans includes:

o     mortgage  loans or  closed-end  home  equity  loans  secured by first or junior liens on one- to four- family residential properties;

o     Interest Only Loans;

o     Home Loans;

o     Cooperative Loans;

o     mortgage loans secured by first liens on multifamily property;

o     mortgage   loans   secured  by  first  or  junior   liens  on  Mixed-Use
         Properties; and

o     mortgage loans secured by unimproved land.

      Unless the  context  indicates  otherwise,  as used in this  prospectus,
Contracts includes:

o     manufactured housing contracts; and

o     home improvement contracts.

                                         2

      The  mortgage  loans,  revolving  credit loans and, if  applicable,  the contracts will be evidenced by mortgage  notes secured by mortgages,  deeds of trust or other similar security  instruments creating first or junior liens on one- to  four-family  residential  properties,  unimproved  land,  multifamily property  or  Mixed-Use  Property.  Unless the  context  indicates  otherwise,
mortgage  notes  includes   Cooperative  Notes;   mortgages  include  security
agreements for Cooperative Notes; and mortgaged  properties may include shares in the related  Cooperative  and the related  proprietary  leases or occupancy agreements  securing  Cooperative  Notes.  In  addition,  if  specified in the accompanying  prospectus  supplement  relating  to a series of  securities,  a mortgage  pool  may  contain  Additional  Collateral  Loans or  Pledged  Asset
Mortgage  Loans  that  are  secured,  in  addition  to the  related  mortgaged property, by Additional Collateral or Pledged Assets.

      The  mortgage  loans,  revolving  credit  loans  and the  contracts  are referred to in this  prospectus  collectively as the loans. In connection with a series of securities  backed by revolving  credit loans, if the accompanying prospectus  supplement indicates that the pool consists of certain balances of the revolving  credit loans,  then the term  "revolving  credit loans" in this prospectus refers only to those balances.

      If  specified  in the  accompanying  prospectus  supplement,  the  trust underlying a series of  securities  may include  Agency  Securities or private securities.  For any  series of  securities  backed by  Agency  Securities  or private  securities,  the entity that  administers  the private  securities or
Agency  Securities  may  be  referred  to as the  manager,  if  stated  in the accompanying  prospectus  supplement.  The private securities in the trust may have been issued previously by the depositor or an affiliate,  an unaffiliated financial  institution  or other  entity  engaged in the  business of mortgage lending or a limited purpose  corporation  organized for the purpose of, among other  things,  acquiring  and  depositing  loans  into  trusts,  and  selling beneficial  interests  in  those  trusts.  As  specified  in the  accompanying prospectus  supplement,  the  Agency  Securities  or private  securities  will primarily be similar to securities  offered  hereunder in their collateral and their cash flows. The primary  collateral for both the private  securities and the related  securities will be the same pool of mortgage  loans.  Payments on the Agency Securities or private  securities will be passed through to holders of the related  securities.  As to any series of securities,  the accompanying prospectus  supplement will include a description of any Agency  Securities or private  securities along with any related credit  enhancement,  and the trust assets  underlying  those private  securities will be described  together with any other trust assets included in the pool relating to that series.

      In  addition,  as  to  any  series  of  securities  secured  by  private securities,  the private  securities may consist of an ownership interest in a structuring  entity formed by the depositor for the limited purpose of holding the trust assets  relating to the series of securities.  This special  purpose entity  may be  organized  in the  form of a  trust,  limited  partnership  or limited  liability  company,  and will be  structured  in a manner  that  will insulate the holders of securities  from  liabilities  of the special  purpose entity.  The  provisions  governing the special  purpose  entity will restrict the special  purpose  entity from engaging in or conducting any business other than the holding of trust  assets and any related  assets and the  issuance of ownership  interests in the trust assets and some incidental  activities.  Any ownership  interest in the special  purpose  entity will evidence an ownership interest  in the  related  trust  assets  as  well  as the  right  to  receive specified  cash flows  derived  from the trust  assets,  as  described  in the accompanying prospectus supplement.

                                         3

      Each trust asset will be selected by the  depositor  for  inclusion in a pool from among those  purchased by the  depositor  from any of the  following sources:

o     directly  or  through  its  affiliates,  including  Residential  Funding
         Corporation;

o     sellers  who  are  affiliates  of the  depositor  including  Homecomings
         Financial Network, Inc. and GMAC Mortgage Corporation; or

o     savings banks,  savings and loan associations,  commercial banks, credit
         unions,   insurance  companies  or  similar   institutions  that  are
         supervised  and/or examined by a federal or state authority,  lenders approved  by the  United  States  Department  of  Housing  and  Urban
         Development,  known  as HUD,  mortgage  bankers,  investment  banking firms, the Federal Deposit Insurance Corporation,  known as the FDIC, or other  regulated  and  unregulated  mortgage loan  originators  or sellers,  including brokers,  not affiliated with the depositor,  all as described in the accompanying prospectus supplement.

      The  sellers  may  include  state or local  government  housing  finance agencies.  If so  described in the  accompanying  prospectus  supplement,  the depositor  may  issue  one or  more  classes  of  securities  to a  seller  as consideration  for the  purchase of the trust assets  securing  such series of securities.  If a pool is composed of trust assets  acquired by the  depositor
directly  from  sellers  other  than  Residential  Funding  Corporation,   the
accompanying  prospectus supplement will specify the extent of trust assets so acquired.

      The trust assets may also be delivered to the  depositor in a Designated
Seller  Transaction.  A "Designated  Seller  Transaction"  is a transaction in which the  mortgage  loans are provided to the  depositor  by an  unaffiliated seller,  as  more  fully  described  in  the  related  prospectus  supplement.
Securities  issued in Designated  Seller  Transactions may be sold in whole or in part to any designated  seller  identified in the  accompanying  prospectus supplement in exchange for the related  trust assets,  or may be offered under any of the other  methods  described  in this  prospectus  under  "Methods  of
Distribution."  The  accompanying   prospectus  supplement  for  a  Designated
Seller Transaction will include information  provided by the designated seller about the designated seller,  the trust assets and the underwriting  standards applicable to the loans.  All  representations  and warranties with respect to the trust assets sold in a Designated Seller  Transaction will be made only by the  applicable  unaffiliated  seller,  referred  to herein as the  Designated
Seller.  The  depositor  will take  reasonable  steps to ensure that the trust assets in a Designated  Seller  Transaction  satisfy the eligibility  criteria for  securitization  transactions  registered on Form S-3 with the  Securities
and  Exchange   Commission.   The  depositor  will  limit  Designated   Seller
Transactions  to  creditworthy   unaffiliated   sellers.   In  addition,   the
depositor will obtain from Designated Sellers  representations  and warranties regarding  specific  characteristics  of the trust  assets,  together  with an
obligation  to   repurchase   any  trust  assets  that  do  not  satisfy  such
representations  and warranties.  Furthermore,  the depositor will obtain from the Designated  Sellers the obligation to indemnify the depositor  against any liabilities resulting from a breach of such representations and warranties.

      Any seller,  including any designated  seller,  or  Residential  Funding
Corporation  may retain or  acquire  any  Excluded  Balances  for any  related revolving  credit  loans,  or  any  loan  secured  by  a  mortgage  senior  or subordinate to any loan included in any pool.

                                         4

      The depositor will cause the trust assets  constituting  each pool to be assigned without recourse to the trustee named in the accompanying  prospectus supplement,  for the  benefit  of the  holders of all of the  securities  of a series.  The master  servicer or  servicer,  which may be an  affiliate of the depositor,  named in the accompanying  prospectus  supplement will service the loans, either directly or through subservicers or a Special Servicer,  under a servicing agreement and will receive a fee for its services.  See "The Trusts"
and  "Description of the Securities." As to those loans serviced by the master servicer  or  a  servicer  through  a  subservicer,  the  master  servicer  or servicer,  as  applicable,  will remain liable for its  servicing  obligations under the related  servicing  agreement as if the master  servicer or servicer alone were  servicing the trust assets.  With respect to those  mortgage loans serviced  by a Special  Servicer,  the  Special  Servicer  will be required to service the related  mortgage loans in accordance  with a servicing  agreement between  the  servicer  and the  Special  Servicer,  and will  receive the fee specified in that  agreement;  however,  the master  servicer or servicer will remain  liable  for its  servicing  obligations  under the  related  servicing agreement  as if the master  servicer or  servicer  alone were  servicing  the related  trust  assets.  In addition to or in place of the master  servicer or servicer for a series of securities,  the accompanying  prospectus  supplement may  identify an  Administrator  for the trust.  The  Administrator  may be an affiliate of the depositor.  All  references in this  prospectus to the master servicer and any discussions of the servicing and administration  functions of the master  servicer or servicer will also apply to the  Administrator  to the extent  applicable.  The master servicer's  obligations  relating to the trust assets will  consist  principally  of its  contractual  servicing  obligations under the related  pooling and  servicing  agreement or  servicing  agreement, including  its  obligation  to  use  its  best  efforts  to  enforce  purchase obligations of Residential  Funding  Corporation  or, in some  instances,  the
Special  Servicer,  the  designated  seller or seller,  as  described  in this prospectus under "Description of the  Securities-Representations  with Respect to Loans"  and  "-Assignment  of  Loans"  or under  the  terms of any  private securities.

Characteristics of Loans

      The loans  may be  secured  by  mortgages  or deeds of  trust,  deeds to secure debt or other similar security  instruments  creating a first or junior lien on or other interests in the related  mortgaged  properties.  Cooperative
Loans are evidenced by  promissory  notes secured by a first or junior lien on the shares issued by  Cooperatives  and on the related  proprietary  leases or occupancy  agreements  granting  exclusive  rights  to occupy  specific  units within a Cooperative.

      The  proceeds  of the loans,  other  than the loans made to finance  the purchase of the mortgaged  properties,  may be used by the borrower to improve the related mortgaged properties,  may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

      As described in the accompanying  prospectus  supplement,  the loans may include loans insured by the Federal Housing  Administration,  known as FHA, a division of HUD, loans  partially  guaranteed by the Veterans  Administration, known as VA, and loans that are not  insured or  guaranteed  by the FHA or VA.
As described in the accompanying  prospectus  supplement,  the loans may be of one or  more  of the  following  types,  and  may  include  one or more of the following characteristics:

o     adjustable rate loans, known as ARM loans;

                                         5

o     negatively amortizing ARM loans;

o     Balloon Loans;

o     Interest Only Loans;

o     Convertible Mortgage Loans;

o     Buy-Down Loans;

o     Additional Collateral Loans;

o     Pledged Asset Mortgage Loans;

o     simple interest loans;

o     actuarial loans;

o     delinquent loans;

o     re-performing loans;

o     Mexico Loans;

o     Cooperative Loans;

o     Homeownership Act Loans;

o     GPM Loans,  which have  monthly  payments  that  increase in amount over time, until they are fully ammortizing;

o     GEM Loans;

o     fixed rate loans;

o     loans that have been modified;

o     loans that  provide  for  payment on a  bi-weekly  or other  non-monthly basis during the term of the loan; and

o     loans that provide for the  reduction of the interest  rate based on the payment performance of the loans.

      The  accompanying   prospectus   supplement  will  provide   information
concerning  the types  and  characteristics  of the  loans  and  other  assets included in the related  trust.  Each  prospectus  supplement  applicable to a series of securities will include  information to the extent then available to the  depositor,  as  of  the  related  cut-off  date,  if  appropriate,  on an approximate basis.

                                         6

      The information in the accompanying  prospectus  supplement may include, if applicable:

o     the aggregate principal balance of the trust assets;

o     the type of property  securing the loans and related lien  priority,  if any;

o     the  original  or  modified  and/or  remaining  terms to maturity of the loans;

o     the  range  of  principal  balances  of  the  loans  at  origination  or modification;

o     the  aggregate  credit  limits  and the  range of  credit  limits of the related credit line agreements in the case of revolving credit loans;

o     the range of the years of origination of the loans;

o     the earliest  origination or modification  date and latest maturity date of the loans;

o     the  loan-to-value  ratios,  known as LTV ratios,  or the  combined  LTV ratios, known as CLTV ratios, of the loans, as applicable;

o     the  weighted  average  loan rate and range of loan  rates  borne by the loans;

o     the applicable  index, the range of gross margins,  the weighted average gross margin, the frequency of adjustments and maximum loan rate;

o     the geographic distribution of the mortgaged properties;

o     the  number  and  percentage  of home  improvement  contracts  that  are partially insured by the FHA under Title I;

o     the weighted average junior ratio and Credit Utilization Rate;

o     the weighted average and range of debt-to-income ratios;

o     the weighted average and range of debt service  coverage ratios,  in the case of multifamily residential rental properties;

o     the distribution of loan purposes; and

o     the range of Credit Scores.

      A Current  Report on Form 8-K will be available on request to holders of the related series of securities and will be filed,  together with the related pooling  and  servicing  agreement  or trust  agreement,  for each  series  of certificates,  or the related trust  agreement and indenture,  for each series of notes,  with the  Securities  and Exchange  Commission  within fifteen days
after  the  initial   issuance  of  the   securities.   The   composition  and
characteristics  of a pool containing  revolving  credit loans may change from time to time as a result of any Draws  made  after the  related  cut-off  date under the related  credit line  agreements  that are included in the pool.  If trust  assets  are added to or  deleted  from the trust  after the date of the accompanying  prospectus  supplement but prior to the closing date, other than as a result of any Draws,  the addition or deletion  will be noted in the Form
8-K.

                                         7

      Some  of the  loans  may be  "equity  refinance"  loans,  as to  which a portion of the  proceeds  are used to  refinance  an  existing  loan,  and the remaining  proceeds  may be  retained  by the  borrower  or used for  purposes unrelated to the  mortgaged  property.  Alternatively,  the loans may be "rate and term refinance" loans, as to which substantially all of the proceeds,  net of related costs  incurred by the borrower,  are used to refinance an existing loan or loans,  which may include a junior lien,  primarily in order to change the interest rate or other terms of the existing  loan.  All of these types of loans are nevertheless secured by mortgaged properties.

      The loans  may be loans  that have  been  consolidated  and/or  have had various terms changed,  loans that have been converted  from  adjustable  rate loans to fixed rate loans, or construction  loans which have been converted to permanent  loans.  If a loan is a modified  loan,  references  to  origination typically shall refer to the date of modification.

      Prepayment on the Loans

      In some  cases,  loans  may be  prepaid  by the  borrowers  at any  time without  payment of any prepayment fee or penalty.  In addition,  the borrower under a revolving  credit loan has the right during the related Draw Period to make a Draw in the  amount of any  prepayment  made with  respect to the loan.
The  prospectus  supplement  will disclose  whether a material  portion of the loans  provide  for payment of a  prepayment  charge if the  borrower  prepays
within  a  specified  time  period.   This  charge  may  affect  the  rate  of
prepayment.  The master  servicer or servicer or another  entity  described in the  accompanying  prospectus  supplement  will  generally  be entitled to all prepayment  charges and late payment  charges  received on the loans and those amounts  will not be  available  for  payment  on the  securities  unless  the prospectus  supplement  discloses  that those  charges will be  available  for payment.  However,  some states' laws  restrict the  imposition  of prepayment charges  even when the loans  expressly  provide for the  collection  of those charges.  As a result,  it is  possible  that  prepayment  charges  may not be collected  even on loans that  provide for the payment of these  charges.  See
"Certain  Legal  Aspects of the  Loans--Default  Interest and  Limitations  on
Prepayments."

      ARM Loans

      In most  cases,  ARM loans will have an  original  or  modified  term to maturity  of not more  than 30  years.  The loan  rate for ARM  loans  usually adjusts  initially after a specified period  subsequent to the initial payment date and thereafter at either one-month,  three-month,  six-month, one-year or other  intervals,  with  corresponding  adjustments  in the  amount of monthly payments,  over the term of the  loan,  and at any time is equal  the sum of a fixed  percentage  described in the related  mortgage note, known as the gross margin,  and an index,  subject to the maximum rate  specified in the mortgage note and permitted by applicable law. The accompanying  prospectus  supplement will describe the relevant index and the highest,  lowest and weighted average gross  margin  for  the  ARM  loans  in the  related  pool.  The  accompanying prospectus  supplement will also indicate any periodic or lifetime limitations on changes in any per annum  loan rate at the time of any  adjustment.  An ARM loan may  include  a  provision  that  allows  the  borrower  to  convert  the adjustable  loan rate to a fixed rate at  specified  times  during the term of the ARM loan. The index or indices for a particular  pool will be specified in the  accompanying  prospectus  supplement and may include one of the following indexes:

                                         8

o     the weekly  average  yield on U.S.  Treasury  securities  adjusted  to a constant maturity of six months, one year or other terms to maturity;

o     the weekly auction average  investment  yield of U.S.  Treasury bills of various maturities;

o     the daily  bank  prime loan rate as quoted by  financial  industry  news sources;

o     the cost of funds of member  institutions of any of the regional Federal
         Home Loan Banks;

o     the  interbank  offered  rates for U.S.  dollar  deposits  in the London market,  each  calculated  as  of a  date  prior  to  each  scheduled interest  rate  adjustment  date  which  will  be  specified  in  the accompanying prospectus supplement; or

o     the weekly  average of  secondary  market  interest  rates on  six-month negotiable certificates of deposit.

      ARM   loans   have   features   that   provide   different    investment
considerations  than  fixed-rate  loans.   Adjustable  loan  rates  can  cause
payment  increases  that may exceed  some  borrowers'  capacity to cover those payments.  Some ARM loans,  may be teaser  loans,  with an  introductory  rate that is lower  than the rate that would be in effect if the  applicable  index and gross  margin  were used to  determine  the loan rate.  As a result of the introductory  rate,  interest  collections on the loans may initially be lower than expected.  Commencing on their first  adjustment  date, the loan rates on the  teaser  loans  will be based on the  applicable  index and gross  margin, subject  to any rate caps  applicable  to the first  adjustment  date.  An ARM loan may  provide  that its loan rate may not be  adjusted to a rate above the applicable  maximum loan rate or below the  applicable  minimum loan rate,  if any,  for the ARM loan.  In  addition,  some of the ARM loans may  provide for limitations  on the  maximum  amount by which  their loan rates may adjust for any single  adjustment  period.  Some ARM loans provide for limitations on the amount of scheduled  payments of  principal  and  interest,  or may have other features  relating to payment  adjustment  as  described  in the  accompanying prospectus supplement.

      Some ARM loans may permit the  borrower to select from  various  payment options on each payment  date.  Those options may include a payment of accrued interest only, a minimum  payment based on an  amortization  schedule that may not be  sufficient to cover  accrued  interest on the ARM loan thus  producing negative  amortization,  a monthly  payment that would fully  amortize the ARM loan over its remaining  term to maturity at the current  interest rate, and a monthly  payment that would fully  amortize the ARM loan over a shorter period at the current interest rate.

      Negatively Amortizing ARM Loans

      Certain ARM loans may be subject to negative  amortization  from time to time prior to their  maturity.  Negative  amortization  results if the accrued

                                         9

monthly interest exceeds the scheduled  payment.  Negative  amortization often results from either the  adjustment of the loan rate on a more frequent  basis than the  adjustment of the scheduled  payment or the  application of a cap on the size of the  scheduled  payment.  In  addition,  ARM  loans  with  payment options  described  above may produce  negative  amortization  if the borrower chooses an option  that does not cover the  accrued  interest on the ARM loan.
If  the  scheduled  payment  is not  sufficient  to pay  the  accrued  monthly interest on a negative  amortization  ARM loan, the amount of accrued  monthly interest  that  exceeds  the  scheduled  payment  on the loans is added to the principal  balance  of the ARM loan,  bears  interest  at the loan rate and is repaid from future scheduled payments.

      Negatively  amortizing  ARM loans in most cases do not  provide  for the extension of their original  stated  maturity to accommodate  changes in their loan rate.  Investors should be aware that a loan secured by a junior lien may be  subordinate  to a negatively  amortizing  senior loan.  An increase in the principal  balance  of the  loan  secured  by a  senior  lien  on the  related mortgaged  property may cause the sum of the outstanding  principal balance of the senior loan and the  outstanding  principal  balance of the junior loan to exceed the sum of the  principal  balances at the time of  origination  of the junior loan. The accompanying  prospectus  supplement will specify whether the
ARM  loans  underlying  a  series  allow  for  negative  amortization  and the percentage,  if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

      Balloon Loans

      As specified in the prospectus  supplement,  a pool may include  Balloon
Loans.  Balloon Loans  generally  require a monthly payment of a predetermined amount  that will not fully  amortize  the loan until the  maturity  date,  at which  time  the  Balloon  Amount  will be due  and  payable.  Payment  of the
Balloon Amount,  which, based on the amortization  schedule of those loans, is expected  to  be a  substantial  amount  and  will  typically  depend  on  the mortgagor's  ability to obtain  refinancing of the related mortgage loan or to sell the mortgaged  property  prior to the maturity of the Balloon  Loan.  The ability to obtain  refinancing  will depend on a number of factors  prevailing at the time refinancing or sale is required,  including,  without  limitation, real  estate  values,  the  mortgagor's  financial  situation,  the  level  of available  mortgage loan interest rates, the mortgagor's equity in the related mortgaged property,  tax laws,  prevailing general economic conditions and the terms of any related  first lien mortgage  loan.  Neither the  depositor,  the master  servicer or servicer,  the trustee,  as  applicable,  nor any of their affiliates  will be obligated to refinance or repurchase  any mortgage loan or to sell the mortgaged property.

      Interest Only Loans

      As specified in the prospectus  supplement,  a pool may include Interest
Only  Loans.  Interest  Only Loans  generally  require  that a  borrower  make monthly payments of accrued interest,  but not principal,  for a predetermined period  following  origination  (commonly  referred  to as  an  "interest-only period").  After the  interest-only  period,  the borrower's  monthly  payment generally  will be  recalculated  to cover both interest and principal so that the Interest  Only Loan will be paid in full by its final  payment  date. As a result, if the monthly payment increases,  the borrower may not be able to pay the  increased  amount and may default or refinance  the Interest Only Loan to avoid  the  higher  payment.  Because  no  scheduled  principal  payments  are required  to be made during the  interest-only  period,  the  related  offered certificates will receive smaller  scheduled  principal  distributions  during that period than they would have  received if the  borrower  were  required to
make  monthly  payments  of  interest  and  principal  from  origination.   In
addition,  because a borrower  is not  required  to make  scheduled  principal payments  during  the  interest-only  period,  the  principal  balance  of  an
Interest  Only  Loan may be higher  than the  principal  balance  of a similar mortgage loan that requires  payment of principal and interest  throughout the entire term of the mortgage  loan, and a higher  principal  balance may result in a  greater  loss upon the  liquidation  of an  Interest  Only Loan due to a default.

                                         10

      Convertible Mortgage Loans

      On any conversion of a Convertible  Mortgage  Loan,  the depositor,  the master  servicer or servicer or a third party may be obligated to purchase the converted  mortgage  loan.  Alternatively,  if specified  in the  accompanying prospectus  supplement,  the  depositor,  Residential  Funding  Corporation or another  party  may  agree  to act as  remarketing  agent  for  the  converted mortgage loans and, in that  capacity,  to use its best efforts to arrange for the sale of the converted  mortgage loans under specified  conditions.  On the failure of any party so  obligated to purchase any  converted  mortgage  loan, the  inability  of any  remarketing  agent  to  arrange  for  the  sale of any converted  mortgage  loan or the  unwillingness  of the  remarketing  agent to exercise  any  election to purchase any  converted  mortgage  loan for its own account,  the  related  pool  will  thereafter  include  both  fixed  rate and adjustable rate mortgage loans.  If specified in the  accompanying  prospectus supplement,  neither the  depositor  nor any other party will be  obligated to repurchase  or  remarket  any  converted  mortgage  loan,  and,  as a  result, converted mortgage loans will remain in the related pool.

      Buy-Down Loans

      In the  case  of  Buy-Down  Loans,  the  monthly  payments  made  by the borrower  during the Buy-Down  Period will be less than the scheduled  monthly payments on the mortgage loan, the resulting difference to be made up from:

o     Buy-Down Funds  contributed  by the seller of the mortgaged  property or another source and placed in the Buy-Down Account;

o     if  the  Buy-Down  Funds  are  contributed  on a  present  value  basis, investment earnings on the Buy-Down Funds; or

o     additional  buy-down funds to be contributed over time by the borrower's employer or another source.

      All Buy-Down  Funds will be available to fund  scheduled  principal  and interest  payments on the related  mortgage  loans.  See  "Description  of the
Securities-Payments on Loans-Buy-Down Loans."

      Additional Collateral Loans

      If  stated  in the  accompanying  prospectus  supplement,  a trust  will contain  Additional  Collateral Loans. The Additional  Collateral  Requirement
will in most  cases  terminate  when  the LTV  ratio of the  mortgage  loan is reduced to a predetermined  level,  which in most cases shall not be more than
80%,  as a result  of a  reduction  in the loan  amount  caused  by  principal payments  by the  borrower  under  the  mortgage  loan or an  increase  in the appraised value of the related mortgaged property.

                                         11

      The servicer of the  Additional  Collateral  Loan will be  required,  in accordance with the master  servicer's or servicer's  servicing  guidelines or its normal  servicing  procedures,  to  attempt  to realize on any  Additional
Collateral  if  the  related  Additional  Collateral  Loan  is  liquidated  on default.  The right to receive  proceeds  from the  realization  of Additional
Collateral  on any  liquidation  will be assigned to the related  trustee.  No assurance  can be given as to the amount of  proceeds,  if any,  that might be realized  from  the  Additional  Collateral  and  thereafter  remitted  to the trustee.

      The prospectus  supplement relating to any mortgage pool that includes a material  amount of  Additional  Collateral  Loans will describe the insurance company that will issue a limited  purpose surety bond insuring any deficiency in the amounts  realized  by the  Additional  Collateral  Loan seller from the liquidation  of  Additional  Collateral,  up to the  amount of the  Additional
Collateral  Requirement.  In  general,  this  surety bond will be issued by an insurance  company  whose  claims-paying  ability  is  rated  in  the  highest long-term  rating  category  by each rating  agency that rated the  applicable
series  of   securities.   For   additional   considerations   concerning  the
Additional  Collateral Loans, see "Certain Legal Aspects of Loans-The Mortgage
Loans-Anti-Deficiency Legislation and Other Limitations on Lenders."

      Pledged Asset Mortgage Loans

      If stated in the  accompanying  prospectus  supplement,  a mortgage pool may include Pledged Asset Mortgage  Loans.  Each Pledged Asset will be held by a custodian  for the benefit of the trustee for the trust in which the related
Pledged  Asset  Mortgage  Loan is held,  and will be  invested  in  investment obligations  permitted  by the rating  agencies  rating the related  series of securities.  The  amount  of the  Pledged  Assets  will be  determined  by the seller in accordance with its underwriting  standards,  but in most cases will not be more than an amount that,  if applied to reduce the original  principal balance of the  mortgage  loan,  would reduce that  principal  balance to less than 70% of the appraised value of the mortgaged property.

      If,  following  a default by the  borrower  and the  liquidation  of the related  mortgaged  property,  there  remains a loss on the  related  mortgage loan,  a limited  liability  company  will be  required  to pay to the  master servicer or the servicer on behalf of the trustee the amount of that loss,  up to the  pledged  amount for that  mortgage  loan.  If the  borrower  becomes a debtor  in a  bankruptcy  proceeding,  there is a  significant  risk  that the
Pledged  Assets will not be  available to be paid to the  securityholders.  At the borrower's  request,  and in accordance with some conditions,  the Pledged
Assets  may be applied  as a partial  prepayment  of the  mortgage  loan.  The
Pledged  Assets  will be  released  to the  limited  liability  company if the outstanding  principal  balance of the  mortgage  loan has been reduced by the amount of the Pledged Assets.

      Actuarial Loans

      Monthly  payments made by or on behalf of the borrower for each loan, in most cases,  will be one-twelfth of the applicable  loan rate times the unpaid principal  balance,  with any  remainder of the payment  applied to principal.
This is known as an actuarial loan.

                                         12

      Simple Interest Loans

      If specified in the  accompanying  prospectus  supplement,  a portion of the loans  underlying a series of securities may be simple  interest  loans. A simple  interest loan provides the  amortization  of the amount financed under the loan over a series of equal  monthly  payments,  except,  in the case of a
Balloon  Loan,  the  final  payment.  Each  monthly  payment  consists  of  an installment  of interest  which is calculated on the basis of the  outstanding principal  balance of the loan  multiplied by the stated loan rate and further multiplied by a fraction,  with the  numerator  equal to the number of days in the period  elapsed since the  preceding  payment of interest was made and the denominator  equal  to the  number  of days in the  annual  period  for  which interest  accrues  on the  loan.  As  payments  are  received  under a  simple interest  loan,  the amount  received is applied first to interest  accrued to the date of  payment  and then the  remaining  amount  is  applied  to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly,  if a borrower pays a fixed monthly  installment on a simple  interest loan before its scheduled due date,  the portion of the payment  allocable to interest for the period  since the  preceding  payment  was made will be less than it would have been had the  payment  been made as  scheduled,  and the  portion  of the
payment   applied   to  reduce   the   unpaid   principal   balance   will  be
correspondingly  greater.  On the  other  hand,  if a  borrower  pays a  fixed monthly  installment  after its scheduled due date, the portion of the payment allocable  to interest  for the period  since the  preceding  payment was made will  be  greater  than it  would  have  been  had the  payment  been  made as scheduled,  and the  remaining  portion,  if any,  of the  payment  applied to reduce the unpaid  principal  balance will be  correspondingly  less.  If each scheduled  payment  under a  simple  interest  loan is made on or prior to its scheduled  due date,  the  principal  balance of the loan will  amortize  more quickly than scheduled.  However, if the borrower consistently makes scheduled payments  after the  scheduled  due date,  the loan will  amortize more slowly than  scheduled.  If a  simple  interest  loan is  prepaid,  the  borrower  is required  to pay  interest  only  to the  date  of  prepayment.  The  variable allocations  among principal and interest of a simple interest loan may affect the  distributions  of principal and interest on the securities,  as described in the accompanying prospectus supplement.

      Delinquent Loans

      Some  pools may  include  loans that are one or more  months  delinquent with regard to payment of principal  or interest at the time of their  deposit into a trust.  The  accompanying  prospectus  supplement  will set  forth  the percentage of loans that are so delinquent.  Delinquent  loans are more likely to result in losses than loans that have a current payment status.

      Re-Performing Loans

      The term  "re-performing  loans"  includes (i) repayment  plan loans and bankruptcy  plan loans that had arrearages when the repayment plan was entered into,  and (ii) trial  modification  loans.  These  loans may be acquired by a designated  seller or Residential  Funding  Corporation from a wide variety of
sources  through  bulk  or  periodic  sales.  The  re-performing   loans  were
originally either:

o     acquired by the designated seller or Residential  Funding Corporation as a performing loan;

o     acquired under  Residential  Funding  Corporation's  negotiated  conduit asset program; or

                                         13

o     acquired by the designated seller or Residential  Funding Corporation as a delinquent loan with a view toward establishing a repayment plan.

      In  the  case  of  loans  that  are  acquired  by  Residential   Funding
Corporation  as delinquent  loans with a view toward  establishing a repayment plan,  no  determination  is made as to whether  the loans  complied  with the underwriting  criteria  of any  specific  origination  program.  In each case, however,  at the time of  purchase,  every loan is  evaluated  by  Residential
Funding  Corporation.  This  includes  obtaining an  evaluation of the related property value, a review of the credit and collateral  files,  and a review of the  servicing  history on the loan.  The  information  is used to assess both the borrower's  willingness and capacity to pay, and the underlying collateral value. The rate of default on re-performing  loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

      Repayment  Plan Loans and Bankruptcy  Plan Loans.  Some of the loans may be  loans  where  the  borrower  in the  past  has  failed  to pay one or more required  scheduled  monthly payments or tax and insurance  payments,  and the borrower has entered into either a repayment  plan, or a confirmed  bankruptcy plan in a case under Chapter 13 of Title 11 of the United  States Code,  known as the  Bankruptcy  Code,  under which the  borrower has agreed to repay these arrearages  in  installments  under a schedule,  in  exchange  for the related master  servicer  or  servicer  agreeing  not  to  foreclose  on  the  related mortgaged  property or other  security.  For each loan  subject to a repayment plan, or a confirmed  bankruptcy  plan,  the borrower shall have made at least an aggregate of its three most recent scheduled  monthly payments prior to the cut-off date.

      The right to receive all  arrearages  payable under the  repayment  plan will not be included as part of the trust and,  accordingly,  payments made on these  arrearages  will not be payable to the  securityholders.  The borrowers under any  confirmed  bankruptcy  plan will make  separate  payments for their scheduled monthly payments and for their  arrearages.  The borrowers under any repayment  plan will make a single  payment,  which will be  applied  first to their scheduled  monthly payment and second to the arrearage.  In either case, the master  servicer or servicer may immediately  commence  foreclosure if, in the  case  of a  bankruptcy  plan,  both  payments  are not  received  and the bankruptcy  court has  authorized  that  action or, in the case of a repayment plan, the payment is  insufficient  to cover both the monthly  payment and the arrearage.

      Trial  Modification  Loans.  Some of the  loans  may be loans  where the borrower in the past has failed to pay  scheduled  monthly  payments,  and the borrower has entered into a trial  modification  agreement.  Generally,  under this arrangement:

o     the  borrower  agrees to pay a reduced  monthly  payment for a specified trial period typically lasting 3 to 6 months;

o     if the borrower  makes all required  monthly  payments  during the trial period, at the end of the trial period,  the original loan terms will be  modified  to  reflect  terms  stated  in the  trial  modification agreement.  The  modifications  may include a reduced  interest rate, the  forgiveness  of  some  arrearages,  the  capitalization  of some arrearages,  an  extension  of the  maturity,  or a  provision  for a balloon payment at maturity;

                                         14

o     if the borrower  makes all required  payments  during the trial  period, the monthly  payment  amount will continue to be the monthly  payment in effect  during the trial period,  with no additional  repayment of arrearages; and

o     if the borrower  fails to make any of the required  payments  during the trial  period,  the  modified  terms  will  not  take  effect,  and a
         foreclosure  action  may  be  commenced  immediately.   None  of  the
         depositor,  the seller, the designated seller, the master servicer or the servicer,  as applicable,  will have any obligation to repurchase the related  loan under those  circumstances  unless that  repurchase obligation is described in the related prospectus supplement.

      Modified Loans

      Some  pools may  include  loans  that have been  modified  by the master servicer,  the servicer or a  subservicer  prior to the related  cut-off date.
Generally,  the types of  modifications  that  modified  loans  have are (a) a reduction in the interest  rate,  (b) a change in the monthly  payment,  (c) a re-amortization of the principal balance,  or (d) a modification  agreed to by the  borrower  that is similar to the  modifications  described in clauses (a)
through (c) above.

Revolving Credit Loans

      General

      The  revolving  credit  loans  will  be  originated  under  credit  line agreements  subject to a maximum  amount or credit limit.  In most  instances, interest  on each  revolving  credit  loan  will be  calculated  based  on the average  daily  balance  outstanding  during the  billing  cycle.  The billing cycle in most cases will be the  calendar  month  preceding  a due date.  Each revolving  credit loan will have a loan rate that is subject to  adjustment on the day  specified  in the  related  mortgage  note,  which  may be  daily  or monthly,  equal  to the  sum of (a) the  index  on the  day  specified  in the accompanying prospectus supplement,  and (b) the gross margin specified in the related  mortgage note,  which may vary under some  circumstances,  subject to the  maximum  rate  specified  in the  mortgage  note  and  the  maximum  rate permitted by applicable law. If specified in the prospectus  supplement,  some revolving  credit loans may be teaser loans with an introductory  rate that is lower than the rate that would be in effect if the applicable  index and gross margin were used to determine the loan rate.  As a result of the  introductory
rate,  interest   collections  on  the  loans  may  initially  be  lower  than expected.  Commencing on their first  adjustment  date,  the loan rates on the teaser  loans  will be based on the  applicable  index and gross  margin.  The index or indices will be specified in the related  prospectus  supplement  and may include one of the indices mentioned under "-Characteristics of Loans."

      Unless  specified  in  the  accompanying  prospectus  supplement,   each
revolving  credit  loan  will  have  a term  to  maturity  from  the  date  of origination of not more than 25 years.  The borrower for each revolving credit loan may make a Draw  under the  related  credit  line  agreement  at any time during  the Draw  Period.  Unless  specified  in the  accompanying  prospectus supplement,  the Draw Period will not be more than 15 years.  Unless specified in the accompanying prospectus supplement,  for each revolving credit loan, if the Draw Period is less than the full term of the revolving  credit loan,  the related  borrower  will not be permitted to make any Draw during the Repayment
Period.  Prior to the Repayment  Period,  or prior to the date of maturity for loans without Repayment  Periods,  the borrower for each revolving credit loan will be obligated to make monthly  payments on the revolving  credit loan in a minimum amount as specified in the related  mortgage note,  which usually will be the  finance  charge  for each  billing  cycle as  described  in the second following paragraph.  In addition,  if a revolving credit loan has a Repayment
Period,  during this period, the borrower is required to make monthly payments consisting of principal  installments  that would  substantially  amortize the principal  balance  by the  maturity  date,  and to pay  any  current  finance charges and additional charges.

                                         15

      The  borrower  for each  revolving  credit loan will be obligated to pay off the remaining  account balance on the related  maturity date, which may be a  substantial  principal  amount.  The  maximum  amount  of any  Draw for any revolving  credit  loan is equal to the excess,  if any,  of the credit  limit over the principal balance  outstanding under the mortgage note at the time of the  Draw.  Draws  will be funded by the  seller,  designated  seller or other entity specified in the accompanying prospectus supplement.

      Unless specified in the  accompanying  prospectus  supplement,  for each revolving credit loan:

o     the finance  charge for any  billing  cycle,  in most cases,  will be an amount equal to the aggregate  of, as calculated  for each day in the
         billing  cycle,  the   then-applicable   loan  rate  divided  by  365
         multiplied by that day's principal balance;

o     the account  balance on any day in most cases will be the  aggregate  of the unpaid  principal of the revolving credit loan outstanding at the beginning of the day,  plus all related  Draws funded on that day and outstanding  at the beginning of that day, plus the sum of any unpaid finance  charges and any unpaid  fees,  insurance  premiums and other charges,  collectively known as additional  charges,  that are due on the  revolving  credit loan minus the  aggregate  of all payments and credits  that are applied to the  repayment of any Draws on that day;
         and

o     the  principal  balance on any day usually  will be the related  account balance minus the sum of any unpaid  finance  charges and  additional charges that are due on the revolving credit loan.

            Payments  made by or on behalf of the borrower for each  revolving credit loan,  in most cases,  will be applied,  first,  to any unpaid  finance charges  that are due on the  revolving  credit  loan,  second,  to any unpaid additional  charges  that are due  thereon,  and third,  to any related  Draws outstanding.

      The  mortgaged  property  securing  each  revolving  credit loan will be subject  to the  lien  created  by the  related  loan  in  the  amount  of the outstanding  principal  balance of each  related Draw or portion  thereof,  if any,  that is not  included in the related  pool,  whether made on or prior to the related cut-off date or thereafter.  The lien will be the same rank as the lien  created by the  mortgage  relating to the  revolving  credit  loan,  and monthly  payments,  collections  and other  recoveries  under the credit  line agreement  related to the revolving credit loan will be allocated as described in the related  prospectus  supplement among the revolving credit loan and the outstanding  principal  balance of each Draw or portion of Draw  excluded from the pool.  The  depositor,  an affiliate of the  depositor or an  unaffiliated

                                         16

seller may have an interest in any Draw or portion  thereof  excluded from the pool.  If any entity with an interest  in a Draw or portion  thereof  excluded from the pool or any other Excluded  Balance were to become a debtor under the
Bankruptcy  Code  and  regardless  of  whether  the  transfer  of the  related revolving  credit  loan  constitutes  an  absolute  assignment,  a  bankruptcy trustee or creditor  of such  entity or such entity as a  debtor-in-possession could assert that such entity retains rights in the related  revolving  credit loan and therefore  compel the sale of such revolving  credit loan,  including any Trust  Balance,  over the objection of the trust and the  securityholders.
If that  occurs,  delays  and  reductions  in  payments  to the  trust and the securityholders could result.

      In most cases,  each revolving  credit loan may be prepaid in full or in part at any time and without  penalty,  and the related borrower will have the right  during  the  related  Draw  Period to make a Draw in the  amount of any prepayment  made for the revolving  credit loan. The mortgage note or mortgage related  to each  revolving  credit  loan will  usually  contain  a  customary
"due-on-sale" clause.

      As to each  revolving  credit  loan,  the  borrower's  rights to receive
Draws  during the Draw  Period may be  suspended,  or the credit  limit may be reduced,  for cause under a limited number of  circumstances,  including,  but not limited to:

o     a materially adverse change in the borrower's financial circumstances;

o     a decline in the value of the  mortgaged  property  significantly  below its appraised value at origination; or

o     a payment default by the borrower.

However,  as to each revolving credit loan, a suspension or reduction  usually will not affect the payment terms for previously  drawn  balances.  The master
servicer  or  the  servicer,  as  applicable,   will  have  no  obligation  to
investigate  as to whether  any of those  circumstances  have  occurred or may have no knowledge of their  occurrence.  Therefore,  there can be no assurance that any  borrower's  ability to receive Draws will be suspended or reduced if the foregoing  circumstances  occur. In the event of default under a revolving credit  loan,  at the  discretion  of the master  servicer  or  servicer,  the revolving  credit loan may be  terminated  and  declared  immediately  due and payable in full. For this purpose, a default includes but is not limited to:

o     the borrower's failure to make any payment as required;

o     any action or inaction by the borrower  that  materially  and  adversely affects  the  mortgaged  property  or the  rights  in  the  mortgaged property; or

o     any fraud or  material  misrepresentation  by a borrower  in  connection with the loan.

      The  master  servicer  or  servicer  will  have the  option  to allow an increase  in the credit  limit  applicable  to any  revolving  credit  loan in certain limited circumstances described in the related agreement.

                                         17

      Allocation of Revolving Credit Loan Balances

      For any series of  securities  backed by  revolving  credit  loans,  the related  trust may  include  either (i) the entire  principal  balance of each
revolving   credit  loan   outstanding   at  any  time,   including   balances
attributable  to Draws made after the related  cut-off date, or (ii) the Trust
Balance of each revolving credit loan.

      The  accompanying  prospectus  supplement  will  describe  the  specific provisions by which  payments and losses on any revolving  credit loan will be allocated as between the Trust  Balance and any Excluded  Balance.  Typically,
the provisions  (i) may provide that  principal  payments made by the borrower will be allocated  between the Trust Balance and any Excluded  Balance  either on a pro rata  basis,  or first to the Trust  Balance  until  reduced to zero, then to the Excluded  Balance,  or according to other priorities  specified in the  accompanying  prospectus  supplement,  and (ii) may provide that interest payments,  as well as  liquidation  proceeds or similar  proceeds  following a default and any Realized Losses,  will be allocated  between the Trust Balance and any Excluded  Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

      Even where a trust initially  includes the entire  principal  balance of the  revolving  credit loans,  the related  agreement may provide that after a specified  date or on the  occurrence of specified  events,  the trust may not include  balances  attributable to additional  Draws made after that time. The accompanying  prospectus  supplement will describe these provisions as well as the related allocation provisions that would be applicable.

The Contracts

      Home Improvement Contracts

      The trust for a series may include a contract pool evidencing  interests
in  home  improvement  contracts.   The  home  improvement  contracts  may  be
conventional  home  improvement  contracts or, to the extent  specified in the accompanying  prospectus  supplement,  the home  improvement  contracts may be partially insured by the FHA under Title I.

      In most cases, the home  improvement  contracts will be fully amortizing and may have fixed loan rates or  adjustable  loan rates and may  provide  for other  payment  characteristics  as described in the  accompanying  prospectus supplement.

      The home  improvements  securing  the  home  improvement  contracts  may include,  but are not limited  to,  replacement  windows,  house  siding,  new roofs,  swimming  pools,  satellite  dishes,  kitchen and bathroom  remodeling goods and solar heating  panels.  The proceeds of contracts  under the Title I
Program may be used only for permitted  purposes,  including,  but not limited to,  the  alteration,  repair or  improvement  of  residential  property,  the purchase of a  manufactured  home  and/or lot on which to place that home,  or cooperative interest in the home and/or lot.

      Home  improvements,   unlike  mortgaged   properties,   in  most  cases,
depreciate  in  value.  Consequently,  at any  time  after  origination  it is possible,  especially in the case of home improvement  contracts with high LTV ratios at  origination,  that the market  value of a home  improvement  may be lower than the principal amount outstanding under the related contract.

                                         18

      Manufactured Housing Contracts

      The trust for a series may include a contract pool evidencing  interests in  manufactured  housing  contracts  originated  by one or more  manufactured
housing   dealers,   or  the  other  entity  or  entities   described  in  the
accompanying  prospectus  supplement.  The manufactured  housing contracts may
be  conventional   manufactured  housing  contracts  or  manufactured  housing contracts  insured  by the  FHA  or  partially  guaranteed  by  the  VA.  Each manufactured  housing  contract will be secured by a  manufactured  home.  The manufactured  housing  contracts will be fully  amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

      The manufactured homes securing the manufactured  housing contracts will consist of  "manufactured  homes"  within the meaning of 42 U.S.C.  § 5402(6), which are treated as "single family  residences"  for the purposes of Sections
860A through 860G of the Internal  Revenue Code of 1986,  or Internal  Revenue
Code.  Accordingly,  a  manufactured  home  will  be a  structure  built  on a permanent  chassis,  which  is  transportable  in one  or  more  sections  and customarily  used at a fixed  location,  has a minimum of 400  square  feet of living  space and  minimum  width in excess of 8 1/2 feet,  is  designed to be used as a dwelling with or without a permanent  foundation  when  connected to the required utilities, and includes the plumbing,  heating, air conditioning, and electrical systems contained therein.

      Manufactured  homes,  unlike  mortgaged   properties,   in  most  cases,
depreciate  in  value.  Consequently,  at any  time  after  origination  it is possible,  especially in the case of manufactured  housing contracts with high
LTV ratios at  origination,  that the market value of a manufactured  home may be lower than the principal amount outstanding under the related contract.

Mexico Loans

      Each Mexico Loan will be secured by the  beneficial  ownership  interest in a  separate  trust,  the sole  asset of  which  is a  residential  property located in Mexico.  The  residential  property may be a second home,  vacation home or the primary  residence of the borrower.  The borrower of a Mexico Loan may be a U.S. borrower or an international borrower.

      Because of the  uncertainty  and delays in  foreclosing on real property interests  in Mexico and because  non-Mexican  citizens  are  prohibited  from owning  real  property  located  in some  areas of  Mexico,  the nature of the security  interest and the manner in which the Mexico Loans are secured differ from that of  mortgage  loans  typically  made in the  United  States.  Record ownership  and  title to the  Mexican  property  will be held in the name of a
Mexican  financial  institution  acting as Mexican trustee for a Mexican trust under the terms of a trust agreement.  The trust agreement will be governed by
Mexican  law and will be filed (in  Spanish) in the real  property  records in the  jurisdiction  in which the property is located.  The original term of the
Mexican  trust  will be 50 years and will be  renewable  at the  option of the borrower.  To secure the repayment of the Mexico Loan,  the lender is named as a beneficiary of the Mexican trust.  The lender's  beneficial  interest in the
Mexican trust grants to the lender the right to direct the Mexican  trustee to transfer  the  borrower's  beneficial  interest  in the  Mexican  trust  or to terminate  the Mexican  trust and sell the Mexican  property.  The  borrower's beneficial  interest in the Mexican  trust grants to the borrower the right to use, occupy and enjoy the Mexican  property so long as it is not in default of its obligations relating to the Mexico Loan.

                                         19

      As security for repayment of the Mexico Loan,  under the loan agreement, the  borrower  grants to the  lender a  security  interest  in the  borrower's beneficial  interest in the Mexican trust. If the borrower is domiciled in the
United States, the borrower's  beneficial interest in the Mexican trust should be  considered  under  applicable  state  law to be an  interest  in  personal property, not real property, and, accordingly,  the lender will file financing
statements  in  the  appropriate   state  to  perfect  the  lender's  security
interest.  Because the lender's security interest in the borrower's beneficial interest in the Mexican  trust is not,  for  purposes of  foreclosing  on that collateral,  an interest in real property,  the depositor  either will rely on its  remedies  that are  available in the United  States under the  applicable
Uniform  Commercial  Code, or UCC, and under the trust agreement and foreclose on the collateral  securing a Mexico Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the  borrower's  beneficial  interest or the  Mexican  property  under  the trust  agreement.  If a  borrower  is not a resident  of  the  United  States,  the  lender's  security  interest  in  the borrower's  beneficial  interest in the Mexican trust may be unperfected under the UCC.  If the lender  conducts  its  principal  lending  activities  in the
United States,  the loan agreement will provide that rights and obligations of the borrower and the lender under the loan  agreement  will be governed  under applicable  United  States  state  law.  See  "Certain  Legal  Aspects  of the
Loans-The Mortgage Loans."

      In connection  with the assignment of a Mexico Loan into a trust created under the related  pooling and  servicing  agreement or trust  agreement,  the depositor will transfer to the trustee, on behalf of the securityholders,  all of  its  right,  title  and  interest  in  the  mortgage  note,  the  lender's beneficial  interest in the Mexican trust, the lender's  security  interest in the borrower's  beneficial  interest in the Mexican trust, and its interest in any  policies of  insurance  on the Mexico Loan or the Mexican  property.  The percentage of mortgage  loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.

The Mortgaged Properties

      The mortgaged  properties will consist primarily of attached or detached
individual   dwellings,   Cooperative   dwellings,   individual   or  adjacent
condominiums,  units in condotels,  townhouses,  duplexes, row houses, modular housing,  manufactured  homes,  individual units or two-to four-unit dwellings in  planned-unit  developments,  two- to  four-family  dwellings,  multifamily residential  rental  property,  unimproved  land and Mixed-Use  Properties.  A condotel  generally provides the services of commercial hotels for residential
occupants  of  units  owned  by  the   borrowers  as  vacation  or  investment
property.  Each  mortgaged  property,  other than a  Cooperative  dwelling  or
Mexican  property,  will be  located  on land  owned by the  borrower  or,  if specified  in the  accompanying  prospectus  supplement,  land  leased  by the borrower.  The ownership of the Mexican  properties  will be held in a Mexican trust.  Attached  dwellings  may include  structures  where each borrower owns the land on which the unit is built with the remaining  adjacent land owned in common.  Mortgaged  properties  may also include  dwellings on  non-contiguous properties or multiple  dwellings on one property.  The  proprietary  lease or occupancy  agreement  securing  a  Cooperative  Loan is  subordinate,  in most cases, to any blanket mortgage on the related  cooperative  apartment building or on the underlying land.  Additionally,  in the case of a Cooperative  Loan, the  proprietary  lease  or  occupancy  agreement  may be  terminated  and the
cooperative   shares   may   be   cancelled   by   the   Cooperative   if  the
tenant-stockholder  fails to pay  maintenance or other  obligations or charges owed by the tenant-stockholder.  See "Certain Legal Aspects of the Loans."

                                         20

      Mortgaged  properties  consisting  of  modular  housing,  also  known as pre-assembled,  pre-fabricated,  sectional  or  pre-built  homes,  are factory built and  constructed in two or more three  dimensional  sections,  including interior and exterior  finish,  plumbing,  wiring and mechanical  systems.  On completion,  the modular home is transported to the property site to be joined together on a permanent foundation.

      Mortgaged  properties  consisting of manufactured  homes must be legally classified  as real estate,  have the wheels and axles removed and be attached to a permanent  foundation  and may not be located in a mobile home park.  The manufactured  homes will also have other  characteristics  as specified in the prospectus supplement.

      Mortgage  loans  secured by Mixed-Use  Property,  or mixed-use  mortgage loans,  will consist of mortgage  loans secured by first or junior  mortgages, deeds of trust or similar  security  instruments  on fee  simple or  leasehold
interests  in  Mixed-Use  Property.   Similarly,  mortgage  loans  secured  by
multifamily  residential  rental  property  will  consist  of  mortgage  loans secured by first mortgages,  deeds of trust or similar security instruments on fee simple or leasehold  interests in multifamily  residential rental property consisting of five or more dwelling  units.  The mixed-use  mortgage loans and multifamily  mortgage loans may also be secured by one or more  assignments of leases and rents,  management  agreements or operating  agreements relating to the  mortgaged  property  and in some  cases by  certain  letters  of  credit, personal  guarantees  or both.  Pursuant to an assignment of leases and rents, the related borrower  assigns its right,  title and interest as landlord under each  related  lease and the  income  derived  from the  lease to the  related lender,  while  retaining a right to collect the rents for so long as there is no default.  If the borrower  defaults,  the right of the borrower  terminates and the related  lender is  entitled  to collect the rents from  tenants to be applied to the payment  obligations  of the  borrower.  State law may limit or restrict the  enforcement  of the  assignment  of leases and rents by a lender until the lender  takes  possession  of the related  mortgaged  property and a receiver is appointed.

      Mixed-use and  multifamily  real estate  lending is generally  viewed as exposing  the  lender  to a  greater  risk of loss  than  one- to  four-family residential  lending.  Mixed-use and multifamily real estate lending typically involves larger loans to single borrowers or groups of related  borrowers than residential  one- to four-family  mortgage loans.  Furthermore,  the repayment of loans secured by  income-producing  properties is typically  dependent upon the  successful  operation  of the related  real estate  project.  If the cash flow from the project is reduced,  for example,  if leases are not obtained or renewed,  the borrower's ability to repay the loan may be impaired.  Mixed-use and  multifamily  real  estate  can be  affected  significantly  by supply and demand  in the  market  for the  type  of  property  securing  the  loan  and, therefore,  may be subject to adverse economic  conditions.  Market values may vary as a result of economic  events or governmental  regulations  outside the control of the  borrower or lender,  such as rent control  laws,  which impact the future cash flow of the  property.  Mortgage  loans  secured by  Mixed-Use
Properties,  multifamily  residential rental properties and unimproved land in the  aggregate  will not  exceed  ten  percent  (10%) by  aggregate  principal balance of the  mortgage  loans in any  mortgage  pool as of the cut-off  date specified in the accompanying prospectus supplement.

      The mortgaged  properties may be located in any of the fifty states, the
District of Columbia or the  Commonwealth  of Puerto  Rico.  In  addition,  if specified  in the  accompanying  prospectus  supplement,  the trust assets may contain  Mexico  Loans,  which are  secured by  interests  in trusts  that own residential  properties  located in Mexico.  The Mexico  Loans will not exceed ten percent (10%) by aggregate  principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying  prospectus supplement.

                                         21

      The mortgaged  properties  may be owner  occupied or non-owner  occupied and may include vacation homes,  second homes and investment  properties.  The percentage of loans secured by mortgaged  properties  that are  owner-occupied will be disclosed in the  accompanying  prospectus  supplement.  The basis for any  statement  that a given  percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

o     the making of a representation  by the borrower at origination of a loan that the borrower intends to use the mortgaged  property as a primary residence;

o     a  representation  by the  originator  of the  loan,  which may be based solely on the above clause; or

o     the fact that the mailing  address  for the  borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding  owner-occupancy may be based solely on this information.  Loans secured by investment  properties,  including two-
to four-unit  dwellings and multifamily  residential  rental  properties,  may also be secured by an  assignment  of leases and rents and  operating or other cash flow guarantees relating to the loans.

      A mortgaged  property securing a loan may be subject to the senior liens securing one or more  conventional  mortgage  loans at the time of origination and may be subject to one or more junior liens at the time of  origination  or after that  origination.  Loans evidencing liens junior or senior to the loans in the trust  will  likely  not be  included  in the  related  trust,  but the depositor,  an affiliate of the depositor or an  unaffiliated  seller may have an interest in the junior or senior loan.

The Agency Securities

      Government National Mortgage Association

      Ginnie Mae is a wholly  owned  corporate  instrumentality  of the United
States within HUD.  Section 306(g) of Title III of the National Housing Act of
1934,  as  amended,  referred  to in  this  prospectus  as  the  Housing  Act, authorizes  Ginnie Mae to guarantee the timely payment of the principal of and interest on securities  representing  interests in a pool of mortgages insured by the FHA,  under the  Housing  Act or under  Title V of the  Housing  Act of
1949, or partially  guaranteed by the VA under the  Servicemen's  Readjustment
Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

      Section  306(g) of the  Housing  Act  provides  that "the full faith and credit of the United  States is pledged to the  payment of all  amounts  which may be  required to be paid under any  guarantee  under this  subsection."  In order to meet its  obligations  under that  guarantee,  Ginnie Mae may,  under
Section 306(d) of the Housing Act,  borrow from the United States  Treasury an amount  that is at any time  sufficient  to enable  Ginnie Mae to perform  its
obligations  under  its  guarantee.   See  "Additional  Information"  for  the
availability  of  further  information  regarding  Ginnie  Mae and  Ginnie Mae securities.

                                         22

      Ginnie Mae Securities

      In most cases, each Ginnie Mae security relating to a series,  which may be a Ginnie Mae I Certificate  or a Ginnie Mae II  Certificate  as referred to by  Ginnie  Mae,  will  be a  "fully  modified  pass-through"  mortgage-backed certificate  issued  and  serviced  by a  mortgage  banking  company  or other financial  concern approved by Ginnie Mae, except any stripped mortgage backed securities  guaranteed by Ginnie Mae or any REMIC securities  issued by Ginnie
Mae. The  characteristics  of any Ginnie Mae securities  included in the trust for a series of securities  will be described in the  accompanying  prospectus supplement.

      Federal Home Loan Mortgage Corporation

      Freddie Mac is a corporate  instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended,  or the
Freddie Mac Act.  Freddie  Mac was  established  primarily  for the purpose of increasing  the  availability  of mortgage  credit for the financing of needed
housing.   The  principal  activity  of  Freddie  Mac  currently  consists  of
purchasing   first-lien,   conventional,   residential   mortgage   loans   or
participation  interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed  mortgage  securities,  primarily  Freddie
Mac  securities.  In 1981,  Freddie Mac initiated  its Home Mortgage  Guaranty
Program under which it purchases  mortgage loans from sellers with Freddie Mac securities  representing  interests in the mortgage  loans so  purchased.  All mortgage loans purchased by Freddie Mac must meet certain  standards set forth in the Freddie Mac Act.  Freddie  Mac is  confined  to  purchasing,  so far as practicable,  mortgage  loans that it deems to be of the quality and type that generally  meets the  purchase  standards  imposed  by  private  institutional mortgage  investors.  See  "Additional  Information"  for the  availability of further information regarding Freddie Mac and Freddie Mac securities.  Neither the United  States nor any agency  thereof  is  obligated  to finance  Freddie
Mac's operations or to assist Freddie Mac in any other manner.

      Freddie Mac Securities

      In most  cases,  each  Freddie  Mac  security  relating to a series will represent an  undivided  interest in a pool of mortgage  loans that  typically consists  of  conventional  loans,  but may  include  FHA  loans and VA loans, purchased  by Freddie  Mac,  except any stripped  mortgage  backed  securities issued by Freddie  Mac.  Each of those pools will  consist of mortgage  loans, substantially  all of which are  secured  by one- to  four-family  residential properties or, if specified in the  accompanying  prospectus  supplement,  are secured by multifamily  residential rental properties.  The characteristics of any Freddie Mac  securities  included in the trust for a series of  securities will be set forth in the accompanying prospectus supplement.

      Federal National Mortgage Association

      Fannie Mae is a federally  chartered  and  privately  owned  corporation organized  and  existing  under  the  Federal  National  Mortgage  Association
Charter Act (12 U.S.C. § 1716 et seq.).  It is the nation's  largest  supplier of residential  mortgage funds. Fannie Mae was originally  established in 1938 as a United States government agency to provide supplemental  liquidity to the

                                         23

mortgage market and was  transformed  into a  stockholder-owned  and privately managed  corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market  primarily by purchasing home mortgage loans from local
lenders,   thereby  replenishing  their  funds  for  additional  lending.  See
"Additional   Information"  for  the   availability  of  further   information
respecting  Fannie Mae and Fannie Mae  securities.  Although the  Secretary of the  Treasury  of the United  States has  authority  to lend  Fannie Mae up to
$2.25  billion  outstanding  at any time,  neither  the United  States nor any agency  thereof is obligated to finance  Fannie Mae's  operations or to assist
Fannie Mae in any other manner.

      Fannie Mae Securities

      In most  cases,  each  Fannie Mae  security  relating  to a series  will represent a fractional  undivided  interest in a pool of mortgage loans formed by Fannie  Mae,  except any  stripped  mortgage  backed  securities  issued by
Fannie Mae.  Mortgage loans  underlying  Fannie Mae securities will consist of fixed,  variable or adjustable rate conventional  mortgage loans or fixed-rate
FHA loans or VA loans.  Those  mortgage loans may be secured by either one- to four-family or multifamily residential rental properties.  The characteristics of any Fannie Mae securities  included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

Private Securities

      As  specified  in  the  related  prospectus   supplement,   the  private
securities will primarily be similar to securities  offered hereunder in their collateral and their cash flows.  The primary  collateral for both the private securities  and the  related  securities  will  be the  same  pool  of  loans.
Payments on the private  securities  will be passed  through to holders of the related securities.

      References  in this  prospectus to Advances to be made and other actions to be taken by the master  servicer or servicer in  connection  with the loans may  include  Advances  made and other  actions  taken  under the terms of the private  securities.  Each security  offered by this  prospectus will evidence an interest in only the related pool and  corresponding  trust, and not in any other pool or trust related to securities issued in this prospectus.

      In  addition,  as  to  any  series  of  securities  secured  by  private securities,  the private  securities may consist of an ownership interest in a structuring  entity formed by the depositor for the limited purpose of holding the trust assets  relating to a series of  securities.  This  special  purpose entity  may be  organized  in the  form of a  trust,  limited  partnership  or limited  liability  company,  and will be  structured  in a manner  that  will insulate the holders of securities  from  liabilities  of the special  purpose entity. The provisions  governing the special purpose entity will restrict the special  purpose entity from engaging in or conducting any business other than the holding of trust  assets and the  issuance of  ownership  interests in the trust assets and some  incidental  activities.  Any  ownership  interest  will evidence an  ownership  interest in the  related  trust  assets as well as the right to  receive  specified  cash flows  derived  from the trust  assets,  as described in the accompanying  prospectus  supplement.  The obligations of the
depositor   as  to  any   ownership   interest   will  be   limited   to  some
representations  and warranties  relating to the trust assets, as described in this  prospectus.  Credit  support  of any  of the  types  described  in  this prospectus under  "Description of Credit  Enhancement" may be provided for the benefit of any ownership  interest,  if stated in the accompanying  prospectus supplement.

                                         24

                             TRUST ASSET PROGRAM

Underwriting Standards

      General

      The  depositor  expects  that the  originator  of each of the loans will
have  applied,   consistent  with  applicable   federal  and  state  laws  and
regulations,  underwriting  procedures  intended  to evaluate  the  borrower's credit  standing and  repayment  ability  and/or the value and adequacy of the related property as collateral.  As described in the  accompanying  prospectus supplement,  the  depositor  expects  that any FHA loans or VA loans will have been  originated in compliance  with the  underwriting  policies of the FHA or
VA,  respectively.  These  underwriting  policies  will  be  described  in the applicable  prospectus  supplement to the extent  material.  The  underwriting criteria  applied by the  originators of the loans included in a pool may vary significantly  among sellers.  The  accompanying  prospectus  supplement  will describe  most aspects of the  underwriting  criteria,  to the extent known by the  depositor,  that were applied by the  originators  of the loans.  In most cases,  the  depositor  will have less  detailed  information  concerning  the underwriting  criteria used in the  origination of seasoned loans than it will have concerning newly originated loans.

      The  underwriting  standards  of  any  particular  originator  typically include a set of specific  criteria by which the  underwriting  evaluation  is made.  However,  the application of the underwriting  standards does not imply that each specific criterion was satisfied  individually.  Rather, a loan will be  considered to be  originated  generally in accordance  with a given set of underwriting  standards if, based on an overall  qualitative  evaluation,  the loan  is in  substantial  compliance  with  the  underwriting  standards.  For example,  a loan  may  be  considered  to  comply  with a set of  underwriting standards,  even if one or more specific criteria included in the underwriting standards were not satisfied,  if other factors  compensated  for the criteria that were not  satisfied  or if the loan is  considered  to be in  substantial compliance  with  the  underwriting  standards.  In the  case of a  Designated
Seller  Transaction,  the applicable  underwriting  standards will be those of the  designated  seller  or of  the  originator  of the  loans,  and  will  be described in the accompanying prospectus supplement.

      The  mortgage  loans  in  any  mortgage  pool  may  be  underwritten  by
Residential Funding Corporation,  a seller or a designated third party through the use of an  automated  underwriting  system.  In the  case of a  designated seller  transaction,  the mortgage loans may be underwritten by the designated
seller  or  a  designated   third  party  through  the  use  of  an  automated
underwriting  system.  Any determination of underwriting  eligibility using an automated  system  will  only be based  on the  information  entered  into the system and the  information  that the system is  programmed  to review.  Loans underwritten  through  the use of an  automated  underwriting  system  may not require delivery to Residential  Funding  Corporation or the designated seller of all or a portion of the related credit files.  For  additional  information regarding automated  underwriting systems that are used by Residential Funding
Corporation  to review some of the mortgage  loans that it purchases  and that may be included in any mortgage pool, see "--Automated Underwriting," below.

      The depositor  anticipates  that loans,  other than the Mexico Loans and some loans secured by mortgaged  properties  located in Puerto Rico,  included in pools for certain series of securities will have been  originated  based on
underwriting   standards  and   documentation   requirements   that  are  less

                                         25

restrictive  than for other  mortgage  loan lending  programs.  In such cases, borrowers may have credit  histories  that contain  delinquencies  on mortgage
and/or   consumer  debts.   Some  borrowers  may  have  initiated   bankruptcy
proceedings  within  a few  years of the time of  origination  of the  related loan.  In  addition,  some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance.  Loans and contracts  that are secured by junior liens  generally will not be required by the depositor to be covered by primary  mortgage  insurance.  Likewise,  loans
included  in  a  trust  may  have  been   originated  in  connection   with  a
governmental  program under which  underwriting  standards were  significantly less stringent and designed to promote home ownership or the  availability  of affordable  residential rental property  regardless of higher risks of default and losses.  As discussed  above, in evaluating  seasoned loans, the depositor may place  greater  weight on payment  history  or market  and other  economic trends  and less  weight on  underwriting  factors  usually  applied  to newly originated loans.

      Loan Documentation

      In most cases, under a traditional "full  documentation"  program,  each borrower  will have been  required  to  complete  an  application  designed to provide to the original lender  pertinent  credit  information  concerning the borrower.  As part of the description of the borrower's  financial  condition, the  borrower  will  have  furnished  information,  which  may or  may  not be verified,  describing  the  borrower's  assets,  liabilities,  income,  credit history and employment history,  and furnished an authorization to apply for a credit report that  summarizes  the borrower's  available  credit history with local  merchants  and lenders and any record of  bankruptcy.  The borrower may also have been  required to authorize  verifications  of deposits at financial institutions  where the borrower had demand or savings  accounts.  In the case of investment properties,  only income derived from the mortgaged property may have been considered for underwriting purposes,  rather than the income of the borrower from other sources.  For mortgaged property consisting of vacation or second homes,  no income  derived from the property will  typically  have been considered for underwriting purposes.

      The  underwriting  standards  applied by originators in some cases allow for loans to be  supported by  alternative  documentation.  For  alternatively documented  loans, a borrower may demonstrate  income and employment  directly
by  providing  alternative   documentation  in  the  form  of  copies  of  the
borrower's own records  relating to income and employment,  rather than having the originator obtain independent  verifications  from third parties,  such as the borrower's employer or mortgage servicer.

      If specified in the accompanying  prospectus supplement,  some loans may have been  originated  under  "limited  documentation"  or "no  documentation"
programs that require less  documentation and verification than do traditional
"full   documentation"   programs.   Under  a  limited   documentation  or  no
documentation program,  minimal or no investigation into the borrower's credit
history  and  income   profile  is  undertaken  by  the   originator  and  the
underwriting  may be based  primarily  or  entirely on an  appraisal  or other valuation  of the  mortgaged  property  and the LTV or  combined  LTV ratio at origination.

                                         26

      Appraisals

      The  adequacy at  origination  of a mortgaged  property as security  for repayment  of the  related  loan will  typically  have been  determined  by an
appraisal.   Appraisers  may  be  either  staff  appraisers  employed  by  the originator or independent  appraisers  selected in accordance  with guidelines established  by or  acceptable  to the  originator.  The  appraisal  procedure guidelines  in most cases will have  required the appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property was in good condition and that  construction,  if new, had been  substantially completed.  The  appraisal  will have  considered  a market  data  analysis of recent  sales  of  comparable  properties  and,  when  deemed  applicable,  an analysis  based on income  generated  from the  property or  replacement  cost analysis  based on the current cost of  constructing  or  purchasing a similar property.  In certain instances,  the LTV ratio or combined LTV ratio may have been  based  on  the  appraised  value  as  indicated  on a  review  appraisal conducted  by the seller or  originator.  Alternatively,  as  specified in the accompanying prospectus supplement, values may be supported by:

o     a statistical valuation;

o     a broker's price opinion;

o     an automated  appraisal,  drive by appraisal or other  certification  of value; or

o     a statement of value by the borrower.

      A  statistical   valuation  estimates  the  value  of  the  property  as
determined by a form of appraisal  which uses a statistical  model to estimate the value of a  property.  The stated  value will be value of the  property as stated by the related  borrower in his or her  application.  The  accompanying prospectus  supplement will specify  whether an appraisal of any  manufactured home will not be required.

      Loan-to-Value and Combined Loan-to-Value Ratios

      In the case of most  mortgage  loans made to finance  the  purchase of a mortgaged property,  the LTV ratio, in most cases is the ratio, expressed as a percentage,  of the original  principal amount or credit limit, as applicable, of the related loan to the lesser of (1) the appraised value  determined in an appraisal  obtained at origination of the related loan and (2) the sales price for the related mortgaged  property,  except that in the case of some employee or preferred  customer  loans,  the  denominator of the ratio may be the sales price.

      In the  case of  certain  other  mortgage  loans,  including  refinance, modified or converted  mortgage loans, the LTV ratio at origination is defined as the  ratio,  expressed  as a  percentage,  of the  principal  amount of the mortgage  loan to  either  the  appraised  value  determined  in an  appraisal obtained at the time of  refinancing,  modification  or  conversion  or, if no appraisal  has been  obtained,  the value of the related  mortgaged  property, which value generally will be supported by either:

o     a representation by the related seller as to value;

o     an appraisal or other valuation obtained prior to origination; or

                                         27

o     the sales price, if the related mortgaged  property was purchased within the previous twelve months.

      In the case of some mortgage loans seasoned for over twelve months,  the
LTV ratio may be determined  at the time of purchase  from the related  seller based on the ratio of the  current  loan  amount to the  current  value of the mortgaged property as determined by an appraisal or other valuation.

      For  any  loan  secured  by a  junior  lien  on  the  related  mortgaged property,  the CLTV ratio,  in most cases,  will be the ratio,  expressed as a percentage,  of (A) the  sum of (1)  the  original  principal  balance  or the credit limit,  as  applicable,  and (2) the  principal  balance of any related senior  mortgage  loan at  origination  of the  loan  together  with  any loan subordinate  to it,  to (B)  the  appraised  value  of the  related  mortgaged property.  The appraised  value for any junior lien loan will be the appraised value of the related  mortgaged  property  determined in the appraisal used in the  origination  of the  loan,  which may have been  obtained  at an  earlier time.  However,  if the loan was  originated  simultaneously  with or not more than 12 months  after a senior lien on the  related  mortgaged  property,  the appraised  value will in most cases be the  lesser of the  appraised  value at the  origination  of the  senior  lien and the sales  price for the  mortgaged property.

      As to each loan secured by a junior lien on the mortgaged property,  the junior  ratio will be the ratio,  expressed as a  percentage,  of the original principal  balance or the credit limit, as applicable,  of the loan to the sum of (1) the original  principal balance or the credit limit, as applicable,  of the  loan  and  (2)  the  principal  balance  of any  related  senior  loan at origination of the loan. The credit  utilization rate for any revolving credit loan is  determined  by dividing  the cut-off  date  principal  balance of the revolving  credit  loan  by the  credit  limit  of  the  related  credit  line agreement.

      Some of the loans which are subject to negative  amortization  will have
LTV ratios that will increase after  origination as a result of their negative amortization.  In the  case  of  some  seasoned  loans,  the  values  used  in calculating  LTV ratios may no longer be accurate  valuations of the mortgaged properties.  Some  mortgaged  properties  may  be  located  in  regions  where property values have declined significantly since the time of origination.

      The underwriting  standards  applied by an originator  typically require that the  underwriting  officers of the originator be satisfied that the value of the  property  being  financed,  as  indicated  by an  appraisal  or  other acceptable  valuation method as described above,  currently  supports,  except with respect to Home Loans,  and is anticipated to support in the future,  the outstanding loan balance. In fact, some states where the mortgaged  properties may be  located  have  "anti-deficiency"  laws  requiring,  in  general,  that lenders  providing  credit  on  single  family  property  look  solely  to the property  for  repayment  in the  event of  foreclosure.  See  "Certain  Legal
Aspects of the Loans." Any of these factors could change  nationwide or merely could  affect a  locality  or  region  in which  all or some of the  mortgaged
properties  are  located.  However,   declining  values  of  real  estate,  as
experienced  periodically  in certain  regions,  or increases in the principal balances  of some  loans,  such as GPM Loans  and  negative  amortization  ARM loans,  could  cause the  principal  balance of some or all of these  loans to exceed the value of the mortgaged properties.

                                         28

      Credit Scores

      Credit Scores are obtained by some mortgage  lenders in connection  with loan applications to help assess a borrower's  creditworthiness.  In addition,
Credit  Scores may be  obtained  by  Residential  Funding  Corporation  or the designated  seller  after the  origination  of a loan if the  seller  does not provide a current  Credit  Score.  Credit  Scores  are  obtained  from  credit reports provided by various credit reporting organizations,  each of which may employ differing computer models and methodologies.

      The Credit Score is designed to assess a borrower's  credit history at a single point in time,  using objective  information  currently on file for the
borrower  at  a  particular  credit  reporting  organization.   Although  each
scoring model varies,  typically Credit Scores range from approximately 350 to approximately  840,  with higher scores  indicating an individual  with a more favorable  credit  history  compared  to an  individual  with a  lower  score.
However,  a Credit Score  purports  only to be a  measurement  of the relative degree of risk a borrower  represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less  likely  to  default  in payment than a borrower  with a lower score.  In addition,  it should be noted
that Credit Scores were  developed to indicate a level of default  probability over a two-year period,  which in most cases,  does not correspond to the life of a loan.  Furthermore,  many Credit Scores were not  developed  specifically for use in connection with mortgage loans,  but for consumer loans in general, and  assess  only the  borrower's  past  credit  history.  Therefore,  in most cases, a Credit Score may not take into consideration the differences  between mortgage  loans and consumer  loans,  or the specific  characteristics  of the related loan,  including the LTV ratio or combined LTV ratio,  as  applicable, the  collateral  for the loan, or the  debt-to-income  ratio.  There can be no assurance  that  the  Credit  Scores  of the  borrowers  will  be an  accurate predictor of the  likelihood  of  repayment  of the related  loans or that any borrower's  Credit  Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

      Application of Underwriting Standards

      Based  on  the   data   provided   in  the   application   and   certain
verifications,  if  required,  and the  appraisal  or other  valuation  of the mortgaged  property,  a  determination  will have been  generally  made by the original  lender that the  borrower's  monthly  income would be  sufficient to enable the  borrower  to meet its  monthly  obligations  on the loan and other
expenses  related  to  the  property.   Examples  of  other  expenses  include
property  taxes,   utility  costs,   standard  hazard  and  primary   mortgage
insurance,  maintenance  fees and other levies  assessed by a Cooperative,  if
applicable,   and  other  fixed   obligations   other  than  housing  expenses
including,  in the  case of loans  secured  by a  junior  lien on the  related mortgaged property,  payments required to be made on any senior mortgage.  The originator's  guidelines for loans will, in most cases, specify that scheduled payments  on a  loan  during  the  first  year  of its  term  plus  taxes  and insurance,  including primary mortgage  insurance,  and all scheduled payments on obligations  that extend beyond one year,  including  those mentioned above and other fixed  obligations,  would equal no more than specified  percentages of the prospective  borrower's gross income.  The originator may also consider the amount of liquid assets available to the borrower after  origination.  The loan rate in effect  from the  origination  date of an ARM loan or other types of loans to the first  adjustment  date are  likely  to be  lower,  and may be significantly  lower,  than  the sum of the  then-applicable  index  and  Note
Margin.  Similarly,  the amount of the monthly payment on Buy-Down Loans,  GEM

                                         29

Loans or other  graduated  payment  loans will,  and on negative  amortization loans may, increase  periodically.  If the borrowers'  incomes do not increase in an  amount  commensurate  with  the  increases  in  monthly  payments,  the likelihood of default will  increase.  In addition,  in the case of loans that are subject to negative  amortization,  the principal  balances of those loans are more  likely to equal or  exceed  the  value of the  underlying  mortgaged properties due to the addition of deferred  interest,  thereby  increasing the likelihood of defaults and losses.  For Balloon Loans,  payment of the Balloon
Amount will depend on the borrower's  ability to obtain refinancing or to sell the mortgaged  property  prior to the maturity of the Balloon Loan,  and there can be no  assurance  that  refinancing  will be  available to the borrower or that a sale will be possible.

      In  some  circumstances,  the  loans  have  been  made to  employees  or preferred  customers  of the  originator  for which,  in  accordance  with the
originator's   mortgage   loan   programs,   income,   asset  and   employment
verifications  and  appraisals  may not have been  required.  As to loans made
under  any  employee   loan  program   maintained   by   Residential   Funding
Corporation,  GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential note rates may be allowed.

      A portion of the loans may be purchased in negotiated transactions,  and those negotiated  transactions may be governed by agreements,  known as master commitments,  relating to ongoing  purchases of loans by  Residential  Funding
Corporation  or the  designated  seller,  from sellers who will represent that the loans have been  originated  in  accordance  with  underwriting  standards agreed to by Residential  Funding  Corporation or the  designated  seller,  as applicable.  Residential  Funding Corporation or the designated seller, as the case may be, on behalf of the  depositor  or a designated  third  party,  will normally  review only a limited  portion of the loans in any delivery from the related seller for conformity with the applicable  underwriting  standards.  A portion of loans may be  purchased  from  sellers who may  represent  that the loans were originated under underwriting  standards  acceptable to Residential
Funding   Corporation  or  the  designated   seller.   Loans  purchased  under
Residential  Funding  Corporation's  negotiated  conduit asset program are not typically purchased pursuant to master commitments.

      The level of review by  Residential  Funding  Corporation,  if any, will vary depending on several  factors,  including its experience with the seller.
Residential Funding  Corporation,  on behalf of the depositor,  typically will review a sample of the loans purchased by Residential  Funding Corporation for conformity with Residential Funding  Corporation's  underwriting  standards or
applicable   underwriting  standards  specified  in  this  prospectus  or  the accompanying prospectus supplement,  and to assess the likelihood of repayment of the loan  from  the  various  sources  for such  repayment,  including  the borrower,  the mortgaged  property,  and primary mortgage  insurance,  if any.
Such underwriting  reviews will generally not be conducted with respect to any individual  mortgage  pool  related to a series of  securities.  In  reviewing seasoned loans,  or loans that have been  outstanding for more than 12 months,
Residential Funding  Corporation may take into  consideration,  in addition to or in lieu of the factors  described  above,  the  borrower's  actual  payment history in  assessing a  borrower's  current  ability to make  payments on the loan. In addition,  Residential  Funding  Corporation  may conduct  additional procedures  to assess the current  value of the  mortgaged  properties.  Those procedures may consist of statistical valuations,  drive-by appraisals or real estate  broker's  price  opinions.  The depositor may also consider a specific area's housing value trends.  These  alternative  valuation methods may not be as reliable as the type of borrower  financial  information or appraisals that
are  typically  obtained  at  origination.   In  its  underwriting   analysis,

                                         30

Residential  Funding Corporation may also consider the applicable Credit Score
of  the  related   borrower  used  in  connection   with  the  origination  or
acquisition  of the  loan,  as  determined  based  on a credit  scoring  model
acceptable  to  the  depositor.   Residential  Funding  Corporation  will  not
undertake  any review of loans sold to the  depositor in a  Designated  Seller
Transaction.

      Mixed-Use and Multifamily Underwriting Standards

      The  underwriting  standards  applicable  to  Mixed-Use  Properties  and
multifamily   residential   rental   properties   will  be  described  in  the
accompanying prospectus supplement.

      Automated Underwriting

      In recent years,  the use of automated  underwriting  systems has become commonplace in the  residential  mortgage  market.  In general,  these systems are  programmed  to  review  most  of the  information  that is set  forth  in
Residential Funding  Corporation's  underwriting criteria that is necessary to satisfy each underwriting program.

      In some cases,  Residential  Funding  Corporation enters the information into the automated  underwriting  system using the documentation  delivered to
Residential  Funding  Corporation  by the seller.  In other cases,  the seller enters the information  directly into the automated  underwriting system. If a seller enters the  information,  Residential  Funding  Corporation will verify that the information  relating to the underwriting  criteria that it considers
most  important   accurately   reflects  the  information   contained  in  the
underwriting documentation.

      Because  an  automated   underwriting  system  will  only  consider  the
information  that it is programmed  to review,  which may be more limited than the  information  that could be considered  in the course of a manual  review, some  mortgage  loans may be approved by an  automated  system that would have
been  rejected  through  a  manual  review.   In  addition,   there  could  be
programming  inconsistencies  between an automated underwriting system and the applicable  underwriting criteria,  which could in turn be applied to numerous mortgage  loans  that  the  system  reviews.  We  cannot  assure  you  that an
automated   underwriting   review  will  in  all  cases  result  in  the  same
determination  as a manual  review  with  respect to  whether a mortgage  loan satisfies Residential Funding Corporation's underwriting criteria.

      Any automated  underwriting system utilized by a designated seller for a material  portion of the loans in the related  loan pool will be  described in the accompanying prospectus supplement.

The Negotiated Conduit Asset Program

      Some of the  loans  included  in a trust  may  have  been  acquired  and evaluated under Residential  Funding  Corporation's  negotiated  conduit asset program.  The negotiated  conduit asset program allows for loans with document deficiencies,  program  violations,  unusual  property types,  seasoned loans,
delinquent   loans,   and  loans  not   eligible   for   Residential   Funding
Corporation's  other  programs.  In most cases,  the negotiated  conduit asset
program  loans  fall  into  three  categories:   Portfolio  Programs,  Program
Exceptions and Seasoned Loans.

      Portfolio  Programs:  These loans are originated by various  originators for their  own  mortgage  loan  portfolio  and not  under  any of  Residential
Funding  Corporation's   standard  programs  or  any  other  secondary  market

                                         31

program.  Typically,  these loans are  originated  under  programs  offered by financial depository  institutions that were designed to provide the financial institution  with a  competitive  origination  advantage.  This is achieved by permitting  loan terms and  underwriting  criteria  that did not conform  with typical secondary market standards,  with the intention that these loans would be held in the  originating  institution's  portfolio  rather than sold in the
secondary   market.   However,   for  various  reasons   including  merger  or
acquisition  or other  financial  considerations  specific to the  originating institution,  that institution may offer the loans for sale, and the loans are then acquired by Residential Funding Corporation in the secondary market.

      Program  Exceptions:   These  loans  are  originated  for  sale  in  the
secondary  market with the intention that the loans will meet the criteria and underwriting  guidelines of a standard loan  purchase  program of  Residential
Funding  Corporation,  Fannie Mae,  Freddie Mac, or another  secondary  market participant.  However,  after  origination it may be determined that the loans do not meet the  requirements  of the intended  program for any of a number of reasons,  including  the  failure  to  reach  required  loan-to-value  ratios, debt-to-income  ratios or credit  scores,  or because  the  mortgage  file has document deficiencies.

      Seasoned  Loans:  These  loans  are  acquired  by  Residential   Funding
Corporation  through  the  exercise of a right to  repurchase  loans in a pool previously  securitized  by the  depositor  or any of its  affiliates,  or are other  seasoned  loans.  In most cases,  these loans are seasoned  longer than twelve months. Due to the length of time since  origination,  no assurance can be given as to whether  such  loans will  conform  with  current  underwriting criteria or  documentation  requirements.  Although at origination some of the
loans  may  have  been   purchased   through   one  of   Residential   Funding
Corporation's  standard loan purchase  programs,  seasoned loans are typically not purchased  through these programs  because these programs  require current information regarding the mortgagor's credit and the property value.

      Evaluation  Standards for Negotiated  Conduit Asset Program Loans:  Most
negotiated  conduit asset program loans are evaluated by  Residential  Funding
Corporation  to  determine  whether  the  characteristics  of  the  loan,  the borrower and the  collateral,  taken as a whole,  represent a prudent  lending risk. The factors considered include:

o     the mortgage loan's payment terms and characteristics;

o     the borrower's credit score;

o     the value of the  mortgaged  property,  which may be  estimated  using a broker's price opinion or a statistical valuation;

o     the credit and legal documentation associated with the loan;

o     the seasoning of the loan;

o     an evaluation of the financial  capacity,  eligibility and experience of the seller and/or servicer of the loan; and

o     the representations and warranties made by the seller.

                                         32

      In most cases,  Residential Funding Corporation orders an updated credit score for each loan reviewed.  For seasoned  loans, an updated credit score is ordered  for the  primary  borrower  as reported on the tape data or loan file submitted by the seller.  Periodic  quality control reviews are performed.  In addition,  statistical  property  valuations  and drive-by  appraisals  may be used, or a review may be done of the original appraisal.

      Many  of  the   negotiated   conduit   asset   program   loans   include
characteristics  representing  underwriting  deficiencies as compared to other mortgage loans  originated in compliance  with standard  origination  programs for  the  secondary  mortgage  market.  In  addition,  some  of the  mortgaged properties  for  these  loans are not  typically  permitted  in the  secondary market,  including mixed-use  properties,  incomplete  properties,  properties with deferred maintenance, and properties with excess acreage.

      The  negotiated   conduit  asset  program  loans  may  have  missing  or
defective loan  documentation.  Neither  Residential  Funding  Corporation nor
the seller will be obligated to repurchase a negotiated  conduit asset program loan because of such missing or  defective  documentation  unless the omission or defect  materially  interferes  with the  servicer's  or master  servicer's ability to foreclose on the related mortgaged property.

                        DESCRIPTION OF THE SECURITIES

General

      The  securities  will be issued in series.  Each series of  certificates or, in some  instances,  two or more  series of  certificates,  will be issued under a  pooling  and  servicing  agreement  or,  in the case of  certificates backed by private securities,  a trust agreement,  similar to one of the forms filed as an exhibit to the registration  statement under the Securities Act of
1933, as amended,  for the  certificates  of which this  prospectus is a part.
Each  series of notes will be issued  under an  indenture  between the related trust  and the  entity  named in the  accompanying  prospectus  supplement  as indenture  trustee for the series.  A form of  indenture  has been filed as an exhibit to the  registration  statement  under the  Securities Act of 1933, as amended,  for the notes of which this prospectus  forms a part. In the case of each series of notes,  the  depositor,  the related trust and the entity named in the  accompanying  prospectus  supplement as master servicer for the series will enter into a separate  servicing  agreement.  Each pooling and  servicing agreement,  trust agreement,  servicing agreement, and indenture will be filed with the Securities  and Exchange  Commission as an exhibit to a Form 8-K. The
following   summaries   (together  with   additional   summaries   under  "The
Agreements" below) describe all material terms and provisions  relating to the securities  common to each  agreement.  All references to an  "agreement"  and any  discussion  of the  provisions  of any  agreement  applies to pooling and servicing agreements,  trust agreements,  servicing agreements and indentures, as  applicable.  The  summaries  do not purport to be complete and are subject to,  and  are  qualified  in  their  entirety  by  reference  to,  all  of the
provisions  of  related   agreement  for  each  trust  and  the   accompanying
prospectus supplement.

      Each series of  securities  may consist of any one or a  combination  of the following types of securities:

                                         33

Accretion Directed                           A   class   that   receives    principal
                                             payments  from  the  accreted   interest
                                             from  specified   accrual  classes.   An
                                             accretion   directed   class   also  may
                                             receive    principal    payments    from
                                             principal  paid on the  underlying  pool
                                             of assets.

Accrual                                      A class  that  accretes  the  amount  of
                                             accrued        interest        otherwise
                                             distributable   on  the   class,   which
                                             amount  will be  added as  principal  to
                                             the  principal  balance  of the class on
                                             each applicable  distribution  date. The
                                             accretion   may   continue   until  some
                                             specified  event has  occurred  or until
                                             the accrual class is retired.

Companion                                    A   class   that   receives    principal
                                             payments on any  distribution  date only
                                             if scheduled  payments have been made on
                                             specified  planned  principal   classes,
                                             targeted  principal classes or scheduled
                                             principal classes.

Component                                    A  class   consisting  of  "components."
                                             The  components  of a class of component
                                             certificates    may    have    different
                                             principal    and    interest     payment
                                             characteristics  but together constitute
                                             a  single  class.  Each  component  of a
                                             class of component  certificates  may be
                                             identified  as falling  into one or more
                                             of the categories.

Fixed Rate                                   A class  with an  interest  rate that is
                                             fixed throughout the life of the class.

Floating Rate                                A  class  with  an  interest  rate  that
                                             resets   periodically   based   upon   a
                                             designated   index   and   that   varies
                                             directly with changes in the index.

Interest Only                                A class having no principal  balance and
                                             bearing    interest   on   the   related
                                             notional  amount.  The  notional  amount
                                             is   used    for    purposes    of   the
                                             determination of interest distribution.

Inverse Floating Rate                        A  class  with  an  interest  rate  that
                                             resets   periodically   based   upon   a
                                             designated   index   and   that   varies
                                             inversely with changes in the index.

Lockout                                      A class  that,  for the  period  of time
                                             specified  in  the  related   prospectus
                                             supplement,  generally  will not receive
                                             (in  other  words,  is  locked  out  of)
                                             (1) principal    prepayments    on   the

                                         34

                                             underlying   pool  of  assets  that  are
                                             allocated   disproportionately   to  the
                                             senior   certificates   because  of  the
                                             shifting   interest   structure  of  the
                                             certificates   in   the   trust   and/or
                                             (2) scheduled  principal payments on the
                                             underlying pool of assets,  as specified
                                             in the  related  prospectus  supplement.
                                             During the lock-out period,  the portion
                                             of the  principal  distributions  on the
                                             underlying   pool  of  assets  that  the
                                             lockout  class is locked  out of will be
                                             distributed  to  the  other  classes  of
                                             senior certificates.

Partial Accrual                              A class  that  accretes a portion of the
                                             amount of accrued  interest on it, which
                                             amount  will be added  to the  principal
                                             balance of the class on each  applicable
                                             distribution  date,  with the  remainder
                                             of   the   accrued    interest   to   be
                                             distributed  currently  as  interest  on
                                             the class.  The  accretion  may continue
                                             until a specified  event has occurred or
                                             until  the  partial   accrual  class  is
                                             retired.

Principal Only                               A class that does not bear  interest and
                                             is    entitled    to    receive     only
                                             distributions of principal.

Planned Principal or PACs                    A class  that  is  designed  to  receive
                                             principal      payments      using     a
                                             predetermined      principal     balance
                                             schedule   derived   by   assuming   two
                                             constant   prepayment   rates   for  the
                                             underlying  pool of  assets.  These  two
                                             rates   are   the   endpoints   for  the
                                             "structuring   range"  for  the  planned
                                             principal class.  The planned  principal
                                             classes  in any  series of  certificates
                                             may   be   subdivided   into   different
                                             categories   (e.g.,    primary   planned
                                             principal  classes,   secondary  planned
                                             principal  classes and so forth)  having
                                             different  effective  structuring ranges
                                             and    different    principal    payment
                                             priorities.  The  structuring  range for
                                             the secondary  planned  principal  class
                                             of a  series  of  certificates  will  be
                                             narrower   than  that  for  the  primary
                                             planned principal class of the series.

Scheduled Principal                          A class  that  is  designed  to  receive
                                             principal      payments      using     a
                                             predetermined      principal     balance
                                             schedule  but  is  not  designated  as a

                                         35

                                             planned   principal  class  or  targeted
                                             principal  class.  In  many  cases,  the
                                             schedule  is  derived  by  assuming  two
                                             constant   prepayment   rates   for  the
                                             underlying  pool of  assets.  These  two
                                             rates   are   the   endpoints   for  the
                                             "structuring  range"  for the  scheduled
                                             principal class.

Senior Support                               A  class  that   absorbs  the   realized
                                             losses  other than  excess  losses  that
                                             would  otherwise be allocated to a super
                                             senior  class after the related  classes
                                             of  subordinated   certificates  are  no
                                             longer outstanding.

Sequential Pay                               Classes that receive principal  payments
                                             in a  prescribed  sequence,  that do not
                                             have  predetermined   principal  balance
                                             schedules    and    that    under    all
                                             circumstances    receive   payments   of
                                             principal  continuously  from the  first
                                             distribution  date on which they receive
                                             principal  until  they  are  retired.  A
                                             single  class  that  receives  principal
                                             payments   before  or  after  all  other
                                             classes in the same  series of  security
                                             may be  identified  as a sequential  pay
                                             class.

Super Senior                                 A  class   that   will   not   bear  its
                                             proportionate  share of realized  losses
                                             (other than excess  losses) as its share
                                             is directed to another  class,  referred
                                             to as the "senior  support  class" until
                                             the  class  certificate  balance  of the
                                             support class is reduced to zero.

Targeted Principal or TACs                   A class  that  is  designed  to  receive
                                             principal      payments      using     a
                                             predetermined      principal     balance
                                             schedule  derived  by  assuming a single
                                             constant   prepayment   rate   for   the
                                             underlying pool of assets.

Variable Rate                                A  class  with  an  interest  rate  that
                                             resets  periodically  and is  calculated
                                             by  reference  to the  rate or  rates of
                                             interest  applicable to specified assets
                                             or  instruments   (e.g.,   the  mortgage
                                             rates borne by the  underlying  mortgage
                                             loans).

      Credit  support  for each  series of  securities  may be  provided  by a mortgage pool insurance  policy,  mortgage  insurance  policy,  special hazard insurance  policy,  bankruptcy bond,  letter of credit,  purchase  obligation,
reserve   fund,   any   uncertificated   interest   in   the   trust   assets,

                                         36

overcollateralization,   financial  guaranty   insurance  policy,   derivative
products,   surety  bond  or  other  credit  enhancement  as  described  under
"Description of Credit  Enhancement,"  or by the  subordination of one or more
classes   of   securities   as   described   under   "Description   of  Credit
Enhancement-Subordination" or by any combination of the foregoing.

Form of Securities

      As specified in the accompanying  prospectus supplement,  the securities of each series will be issued  either as physical  securities or in book-entry form.  If issued  as  physical  securities,  the  securities  will be in fully registered  form  only  in the  denominations  specified  in the  accompanying prospectus  supplement,  and  will be  transferable  and  exchangeable  at the corporate  trust office of the  certificate  registrar or note  registrar,  as applicable,  appointed  under the related  pooling and servicing  agreement or indenture to register the  securities.  No service charge will be made for any registration  of  exchange  or  transfer  of  securities,  but the trustee may require  payment of a sum  sufficient  to cover any tax or other  governmental charge.  The term  securityholder  or holder  refers to the entity  whose name appears  on the  records  of the  security  registrar  or,  if  applicable,  a transfer agent, as the registered holder of the security,  except as otherwise indicated in the accompanying prospectus supplement.

      If issued in  book-entry  form,  the  classes of a series of  securities will be initially  issued through the book-entry  facilities of The Depository
Trust Company, or DTC. No global security  representing  book-entry securities may be  transferred  except  as a whole by DTC to a  nominee  of DTC,  or by a nominee  of DTC to  another  nominee of DTC.  DTC or its  nominee  will be the only  registered  holder of the  securities  and will be  considered  the sole representative of the beneficial owners of securities for all purposes.

      The  registration  of the  global  securities  in the name of Cede & Co.
will not affect  beneficial  ownership  and is performed  merely to facilitate
subsequent   transfers.   The  book-entry  system  is  also  used  because  it
eliminates  the need for  physical  movement of  securities.  The laws of some jurisdictions,  however, may require some purchasers to take physical delivery of their  securities in definitive  form. These laws may impair the ability to own or transfer book-entry securities.

      Purchasers of securities in the United States may hold  interests in the global  securities  through DTC, either directly,  if they are participants in
that  system,   or  otherwise   indirectly   through  a  participant  in  DTC.
Purchasers  of  securities  in  Europe  may  hold   interests  in  the  global
securities  through  Clearstream,   Luxembourg,   or  through  Euroclear  Bank
S.A./N.V., as operator of the Euroclear system.

      Because DTC will be the only registered owner of the global  securities,
Clearstream,  Luxembourg  and  Euroclear  will hold  positions  through  their respective U.S.  depositories,  which in turn will hold positions on the books of DTC.

      DTC is a  limited-purpose  trust company organized under the laws of the
State of New York,  which holds  securities  for its DTC  participants,  which include  securities  brokers and dealers,  banks, trust companies and clearing
corporations.   DTC  together  with  the  Clearstream  and  Euroclear   System
participating  organizations  facilitates  the  clearance  and  settlement  of securities  transactions between  participants  through electronic  book-entry changes in the  accounts  of  participants.  Other  institutions  that are not

                                         37

participants  but  indirect  participants  which  clear  through or maintain a custodial  relationship  with  participants  have  indirect  access  to  DTC's clearance system.

      The   accompanying   prospectus   supplement   will  specify  whether  a
beneficial  owner in an interest in any  book-entry  security will be entitled to receive a security  representing that interest in registered,  certificated form,  unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained,  or (ii) the depositor notifies DTC of its intent to terminate  the  book-entry  system and, upon receipt of a notice of intent from DTC,  the  participants  holding  beneficial  interests  in the book-entry  securities  agree to initiate a  termination.  Upon the occurrence of one of the  foregoing  events,  the trustee is required to notify,  through
DTC,   participants  who  have  ownership  of  DTC  registered  securities  as indicated on the records of DTC of the  availability of definitive  securities for their DTC registered  securities.  Upon surrender by DTC of the definitive securities  representing  the DTC  registered  securities  and upon receipt of instructions  from DTC for  re-registration,  the trustee will reissue the DTC registered  securities  as  definitive  securities  issued  in the  respective principal amounts owned by individual  beneficial  owners,  and thereafter the trustee and the master  servicer will  recognize the holders of the definitive securities as  securityholders  under the pooling and  servicing  agreement or indenture, as applicable.

      Because  of  time  zone  differences,   the  securities   account  of  a
Clearstream or Euroclear System  participant as a result of a transaction with a DTC  participant,  other than a depositary  holding on behalf of Clearstream
or  Euroclear  System,  will  be  credited  during  a  subsequent   securities
settlement  processing  day,  which must be a business day for  Clearstream or
Euroclear  System,  as  the  case  may  be,  immediately   following  the  DTC
settlement  date.  Credits or any  transactions  in those  securities  settled during  this  processing  will be reported to the  relevant  Euroclear  System participant  or Clearstream  participants  on that business day. Cash received in  Clearstream  or Euroclear  System as a result of sales of securities by or through a Clearstream  participant  or Euroclear  System  participant to a DTC participant,  other than the depositary for  Clearstream or Euroclear  System, will be received with value on the DTC settlement  date, but will be available in the relevant  Clearstream  or Euroclear  System cash account only as of the business day following settlement in DTC.

      Transfers between  participants will occur in accordance with DTC rules.
Transfers between  Clearstream  participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market  transfers  between persons holding  directly or indirectly through DTC, on the one hand, and directly or indirectly  through  Clearstream participants or Euroclear System participants,  on the other, will be effected in DTC in  accordance  with  DTC  rules on  behalf  of the  relevant  European international  clearing  system by the  relevant  depositaries;  however,  the cross-market  transactions  will  require  delivery  of  instructions  to  the relevant  European  international  clearing system by the counterparty in that system in accordance  with its rules and procedures and within its established deadlines  defined  with  respect to  European  time.  The  relevant  European international  clearing system will, if the  transaction  meets its settlement requirements,  deliver instructions to its depositary to take action to effect final  settlement on its behalf by delivering or receiving  securities in DTC, and making or receiving  payment in accordance with normal procedures for same
day  funds  settlement   applicable  to  DTC.  Clearstream   participants  and
Euroclear  System  participants may not deliver  instructions  directly to the depositaries.

                                        38

      Clearstream,  as a  professional  depository,  holds  securities for its participating  organizations  and  facilitates the clearance and settlement of securities  transactions  between Clearstream  participants through electronic
book-entry   changes  in  accounts  of   Clearstream   participants,   thereby
eliminating  the need for physical  movement of securities.  As a professional depository,  Clearstream is subject to regulation by the  Luxembourg  Monetary
Institute.

      Euroclear  System was created to hold  securities  for  participants  of
Euroclear  System  and to clear  and  settle  transactions  between  Euroclear
System  participants  through  simultaneous   electronic  book-entry  delivery
against  payment,  thereby  eliminating  the need  for  physical  movement  of securities and any risk from lack of simultaneous  transfers of securities and cash.  The  Euroclear  System  operator is  Euroclear  Bank  S.A./N.V.,  under contract with the clearance  cooperative,  Euroclear System Clearance  Systems
S.C., a Belgian co-operative corporation.  All operations are conducted by the
Euroclear  System  operator,  and all Euroclear  System  securities  clearance accounts and  Euroclear  System cash  accounts are accounts with the Euroclear
System operator, not the clearance cooperative.

      The clearance  cooperative  establishes  policy for Euroclear  System on behalf of Euroclear System  participants.  Securities  clearance  accounts and cash  accounts with the  Euroclear  System  operator are governed by the terms and  conditions  Governing Use of Euroclear  System and the related  operating procedures of the Euroclear  System and applicable  Belgian law. The terms and conditions  govern transfers of securities and cash within  Euroclear  System, withdrawals  of securities  and cash from  Euroclear  System,  and receipts of payments for  securities  in Euroclear  System.  All  securities  in Euroclear
System  are  held  on  a  fungible  basis  without   attribution  of  specific
securities to specific securities clearance accounts.

      Distributions  on the  book-entry  securities  will be  forwarded by the trustee to DTC, and DTC will be responsible  for forwarding  those payments to participants,  each of which will be  responsible  for disbursing the payments to the  beneficial  owners  it  represents  or,  if  applicable,  to  indirect participants.  Accordingly,  beneficial  owners may  experience  delays in the receipt of payments relating to their securities.  Under DTC's procedures, DTC will take actions  permitted to be taken by holders of any class of book-entry securities  under the related  agreement  only at the direction of one or more participants  to whose  account the  book-entry  securities  are  credited and whose  aggregate  holdings  represent  no less  than  any  minimum  amount  of percentage  interests  or  voting  rights  required  therefor.  DTC  may  take conflicting  actions  for any  action of  securityholders  of any class to the
extent  that  participants   authorize  those  actions.  None  of  the  master
servicer, the servicer, the depositor,  the trustee or any of their respective affiliates  has undertaken any  responsibility  or assumed any  responsibility for any  aspect of the  records  relating  to or  payments  made on account of
beneficial   ownership  interests  in  the  book-entry   securities,   or  for
maintaining,   supervising   or  reviewing  any  records   relating  to  those
beneficial ownership interests.

Assignment of Loans

      At the time of issuance of a series of  securities,  the depositor  will cause the  loans and any other  assets  included  in the  related  trust to be assigned  without  recourse  to the trustee or owner  trustee or its  nominee, which  may be  the  custodian,  together  with,  all  principal  and  interest received  on the trust  assets  after the last day of the month of the cut-off date,  but not including  principal and interest due on or before such date or any Excluded Spread.  Each loan will be identified in a schedule  appearing as

                                         39

an exhibit to the related  agreement.  Each  schedule  of loans will  include, among other things,  information  as to the principal  balance of each loan as of the cut-off  date, as well as  information  respecting  the loan rate,  the currently  scheduled  monthly payment of principal and interest,  the maturity of the  mortgage  note and the LTV ratio or  combined  LTV  ratio  and  junior mortgage ratio, as applicable, at origination or modification.

      If stated in the accompanying  prospectus supplement,  and in accordance with the rules of  membership of MERSCORP,  Inc.  and/or  Mortgage  Electronic
Registration Systems,  Inc. or, MERS®,  assignments of mortgages for any trust asset in the related trust will be registered  electronically through Mortgage
Electronic  Registration  Systems,  Inc.,  or MERS®  System.  For trust assets registered through the MERS® System,  MERS® shall serve as mortgagee of record solely as a nominee in an  administrative  capacity  on behalf of the  trustee and shall not have any interest in any of those trust assets.

      In  addition,  except as provided  below for some  series of  securities backed by Trust  Balances of  revolving  credit  loans or as  described in the accompanying  prospectus supplement,  the depositor will, as to each loan that is a  trust  asset,  deliver  to  an  entity  specified  in  the  accompanying prospectus  supplement,  which may be the  trustee,  a  custodian  or  another entity  appointed by the trustee,  the legal  documents  relating to each loan that  are in  possession  of the  depositor.  Depending  on the  type of trust asset, the legal documents may include the following, as applicable:

o     the mortgage note and any  modification  or amendment  thereto  endorsed without  recourse  either in blank or to the order of the  trustee or owner trustee or a nominee or a lost note  affidavit  together with a copy of the related mortgage note;

o     the  mortgage,  except for any  mortgage  not  returned  from the public recording office,  with evidence of recording  indicated thereon or a copy of the mortgage  with  evidence of recording  indicated  thereon or,  in  the  case  of a  Cooperative  Loan  or a  Mexico  Loan,  the respective  security  agreements  and any  applicable  UCC  financing statements;

o     an assignment in recordable form of the mortgage,  except in the case of a mortgage  registered  with MERS®, or a copy of such assignment with evidence of recording  indicated  thereon or, for a Cooperative Loan, an assignment of the respective security  agreements,  any applicable
         financing   statements,   recognition   agreements,   relevant  stock
         certificates,   related   blank   stock   powers   and  the   related
         proprietary  leases or  occupancy  agreements  and,  for a  mixed-use mortgage  loan and  multifamily  mortgage  loan,  the  assignment  of leases,  rents and profits,  if separate  from the  mortgage,  and an executed  reassignment of the assignment of leases, rents and profits and, with respect to a Mexico Loan,  an assignment of the  borrower's beneficial interest in the Mexican trust;

o     if  applicable,  any riders or  modifications  to the mortgage  note and mortgage,  together  with  any  other  documents  at  such  times  as described in the related agreement; and

o     if  applicable,  the  original  contract  and  copies of  documents  and instruments  related to each contract and,  other than in the case of unsecured  contracts,  the security interest in the property securing the related contract.

                                         40

      Assignments  of the  loans,  including  contracts  secured  by  liens on mortgaged  property,  will be recorded  in the  appropriate  public  recording office,  except for mortgages registered with MERS® or in states where, in the opinion of counsel  acceptable  to the trustee,  the recording is not required to protect  the  trustee's  interests  in the loans  against  the claim of any subsequent  transferee or any successor to or creditor of the depositor or the originator of the loans. The assignments may be blanket  assignments  covering mortgages  secured by  mortgaged  properties  located in the same  county,  if permitted by law.

      If so provided in the accompanying prospectus supplement,  the depositor may not be required to deliver one or more of the related  documents if any of the  documents  are  missing  from the files of the party  from whom the loans
were   purchased.   For  example,   in  the  case  of  loans  purchased  under
Residential  Funding  Corporation's  negotiated  conduit  asset  program,  the depositor will not be required to deliver  documentation that was missing from the files of the seller.

      In the case of  contracts,  the  depositor,  the master  servicer or the servicer  will cause a financing  statement  to be  executed by the  depositor identifying  the trustee as the secured party and identifying all contracts as collateral.  However,  the  accompanying  prospectus  supplement  will specify whether  the  contracts  will not be  stamped or  otherwise  marked to reflect their  assignment from the depositor to the trust and no recordings or filings will be  made  in the  jurisdictions  in  which  the  manufactured  homes  are located.  See "Certain  Legal Aspects of the Loans -The  Manufactured  Housing
Contracts" and "-The Home Improvement Contracts."

      Any mortgage for a loan secured by mortgaged  property located in Puerto
Rico will be either a Direct  Puerto  Rico  Mortgage or an  Endorsable  Puerto
Rico Mortgage.  Endorsable  Puerto Rico Mortgages do not require an assignment to transfer the related lien.  Rather,  transfer of those mortgages follows an effective  endorsement of the related mortgage note and,  therefore,  delivery of the  assignment  referred  to in the  fifth  preceding  paragraph  would be inapplicable.  Direct Puerto Rico  Mortgages,  however,  require an assignment to be recorded for any transfer of the related lien and the  assignment  would be delivered to the trustee, or the custodian.

      If, for any loan  including any contract  secured by a lien on mortgaged property,  the depositor  cannot deliver the mortgage or any  assignment  with evidence of recording thereon  concurrently with the execution and delivery of the  related  agreement  because  of a delay  caused by the  public  recording office or a delay in the  receipt of  information  necessary  to  prepare  the related  assignment,  the  depositor  will deliver or cause to be delivered to the  trustee  or the  custodian  a copy of the  mortgage  or  assignment.  The depositor  will  deliver  or  cause  to be  delivered  to the  trustee  or the custodian  such  mortgage or assignment  with evidence of recording  indicated
thereon after  receipt  thereof from the public  recording  office or from the related master servicer or servicer.

      In most  cases,  the  trustee  or the  custodian  will  review the legal documents  within  90 days  after  receipt.  If any  document  is  found to be defective in any material  respect,  the trustee or the custodian shall notify the master  servicer or servicer and the depositor,  and the master  servicer, the servicer or the trustee  shall  notify the seller,  including a designated seller.  Other than with respect to loans purchased under Residential  Funding
Corporation's  negotiated conduit asset program or other loans as specified in the accompanying  prospectus supplement,  if the seller cannot cure the defect within  60  days,  or  within  the  other  period  specified  in  the  related prospectus supplement,  after notice of the defect is given to the seller, the seller is  required  to, not later than 90 days after such  notice,  or within

                                         41

the other  period  specified  in the  related  prospectus  supplement,  either repurchase  the related  loan or any  property  acquired in respect of it from the  trustee  or,  if  permitted,  substitute  for  that  loan a new  loan  in accordance with the standards  described in this prospectus.  The accompanying prospectus  supplement  will specify  whether the purchase  price for any loan will be equal to the  principal  balance  thereof  as of the date of  purchase plus accrued and unpaid  interest  less the amount,  expressed as a percentage per annum,  payable  for  servicing  or  administrative  compensation  and the
Excluded  Spread,  if any.  There  can be no  assurance  that  the  applicable seller or  designated  seller  will  fulfill  its  obligation  to  purchase or substitute any loan as described  above.  In most cases only the seller or the designated seller, and not Residential Funding Corporation,  will be obligated to  repurchase a loan for a material  defect in a  constituent  document.  The obligation to repurchase or substitute for a loan  constitutes the sole remedy available  to the  securityholder  or the trustee  for a material  defect in a constituent  document.  Any loan not so  purchased  or  substituted  for shall remain in the related trust.

      For any  series of  securities  backed by Trust  Balances  of  revolving credit loans,  the foregoing  documents in most cases will have been delivered to an entity specified in the accompanying  prospectus  supplement,  which may be the trustee,  a custodian or another entity appointed by the trustee.  That entity  shall  hold those  documents  as or on behalf of the  trustee  for the benefit of the securityholders,  for the Trust Balances thereof, and on behalf of any other  applicable  entity for any Excluded  Balance  thereof,  as their respective  interests  may appear.  In those cases,  the review of the related documents  need not be  performed  if a similar  review  has  previously  been performed  by the entity  holding the  documents  for an Excluded  Balance and such review covered all documentation for any Trust Balance.

      Under some circumstances,  as to any series of securities, the depositor may have the option to repurchase  trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments.  Alternatively,  for any series of  securities  secured by private  securities,  the  depositor may have the right to  repurchase  loans from the entity  that  issued the private securities.  All provisions relating to these optional  repurchase  provisions will be described in the accompanying prospectus supplement.

Representations With Respect to Loans

      Except  in the  case  of a  Designated  Seller  Transaction,  all of the representations  and  warranties  of a seller  relating  to a trust asset will have  been  made as of the date on which  the  related  seller  sold the trust asset  to  the  depositor,  Residential  Funding  Corporation,  GMAC  Mortgage
Corporation  or one of their  affiliates  or the date that the trust asset was originated.  In a Designated Seller  Transaction,  the Designated Seller would make  substantially  the same  representations  and warranties,  which are not expected  to  vary  in  any  material  respect.  The  date  as  of  which  the representations  and  warranties  were made  typically will be a date prior to the date of  issuance  of the  related  series of  securities.  A  substantial period of time may  elapse  between  the date as of which the  representations and  warranties  were made and the date of issuance  of the related  series of securities.  The seller's  repurchase  obligation  if any, or, if specified in the accompanying prospectus supplement,  limited substitution option, will not arise if,  after the sale of the related  trust  asset,  an event  occurs that would have given rise to such an obligation  had the event  occurred  prior to that period.

                                         42

      Except in the case of (i) a Designated  Seller  Transaction,  (ii) loans acquired under  Residential  Funding  Corporation's  negotiated  conduit asset program,  or (iii) loans underlying any private  securities,  for any loan, in
most  cases,   Residential  Funding  Corporation  will  provided  all  of  the representations  and warranties  required by the  applicable  rating agency or
agencies.   Residential  Funding  Corporation  generally  will  represent  and warrant that:

o     as of the cut-off date,  the  information  set forth in a listing of the related loans was true and correct in all material respects;

o     to the best of Residential Funding Corporation's  knowledge, if required by applicable  underwriting  standards or unless  otherwise stated in the accompanying prospectus supplement,  each loan that is secured by a first lien on the  related  mortgaged  property is the subject of a primary insurance policy;

o     Residential  Funding  Corporation  had  good  title  to the loan and the loan is not subject to offsets,  defenses or counterclaims  except as may be provided under the Servicemembers  Civil Relief Act, or Relief
         Act, and except for any buy-down agreement for a Buy-Down Loan;

o     to  the  best  of  Residential  Funding  Corporation's  knowledge,  each mortgaged property is free of material damage and is in good repair;

o     each loan complied in all material  respects with all applicable  local, state and federal laws at the time of origination;

o     to the best of Residential Funding Corporation's knowledge,  there is no delinquent  tax or  assessment  lien  against the  related  mortgaged property; and

o     to the best of Residential  Funding  Corporation's  knowledge,  any home improvement  contract  that is  partially  insured  by the FHA  under
         Title I was originated in accordance  with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

To  the  extent   described  in  the   accompanying   prospectus   supplement,
enforcement of any remedies for a breach of a representation  and warranty may be limited to a specific period of time.

      In  addition,  except in the case of a  Designated  Seller  Transaction,
Residential  Funding Corporation will be obligated to repurchase or substitute for any loan as to which it is discovered  that the related  mortgage does not create a valid lien having at least the priority  represented and warranted in the related  agreement on or, in the case of a  Cooperative  Loan, a perfected security  interest  in, the related  mortgaged  property,  subject only to the following:

o     liens of real property taxes and assessments not yet due and payable;

o     covenants,  conditions and  restrictions,  rights of way,  easements and other  matters of public  record as of the date of  recording of such mortgage and certain other permissible title exceptions;

                                         43

o     liens of any senior  mortgages,  in the case of loans  secured by junior liens on the related mortgaged property; and

o     other  encumbrances to which like  properties are commonly  subject that do not  materially  adversely  affect the value,  use,  enjoyment  or marketability of the mortgaged property.

      Sellers  will  typically  make  certain  limited   representations   and
warranties  with  respect to the trust assets that they sell.  However,  trust assets purchased from certain  unaffiliated sellers may be purchased with very limited or no  representations  and warranties.  In addition,  unless provided in the accompanying prospectus supplement,  the representations and warranties of the seller  will not be  assigned  to the  trustee  for the  benefit of the holders of the related  series of  securities,  and  therefore a breach of the representations  and  warranties  of the seller,  in most  cases,  will not be enforceable on behalf of the trust.

Repurchases of Loans

      If a designated seller or Residential  Funding Corporation cannot cure a breach of any  representation  or warranty made by it relating to any loan, or if a seller cannot cure a breach of any  representation or warranty made by it that is  assigned  to the trust,  within 90 days after  notice from the master servicer,  the  servicer  or  the  trustee,  and  the  breach  materially  and adversely  affects  the  interests  of the  securityholders  in the loan,  the designated seller,  Residential Funding Corporation or the seller, as the case may be, will be  obligated to purchase  the loan.  The purchase  price for any loan  will  be  equal  to the  principal  balance  thereof  as of the  date of purchase  plus  accrued and unpaid  interest  less the amount,  expressed as a percentage  per annum,  payable for servicing or  administrative  compensation and the Excluded Spread,  if any. In certain limited cases, a substitution may be made  in  lieu  of such  repurchase  obligation.  See  "-Limited  Right  of
Substitution" below.

      Because  the  listing  of  the  related  loan  in  most  cases  contains information for the loan as of the cut-off date,  prepayments  and, in certain limited  circumstances,  modifications  to the interest rate and principal and interest  payments  may have  been made for one or more of the  related  loans between the cut-off date and the closing  date.  No seller will be required to repurchase  or substitute  for any loan as a result of any such  prepayment or modification.

      In  addition,  the  accompanying   prospectus  supplement  will  specify
whether the loan files for  certain of the loans may be missing  the  original executed  mortgage  notes as a result of being lost,  misfiled,  misplaced  or destroyed.  With respect to all such loans,  the  depositor in most cases will deliver a lost note affidavit to the trustee or custodian  certifying that the original  mortgage  note has been lost or  destroyed,  together with a copy of the  related  mortgage  note.  In  addition,  some of the loans may be missing
intervening   assignments.   None  of  the  depositor,   Residential   Funding
Corporation  or the seller will be obligated to purchase  loans acquired under the  negotiated  conduit  asset  program,  or other loans as  specified in the accompanying  prospectus supplement,  for missing or defective  documentation.
However,  in the event of  foreclosure  on one of these  loans,  to the extent those missing documents  materially and adversely affect the master servicer's or servicer's  ability to foreclose on the related loan,  Residential  Funding
Corporation will be obligated to repurchase or substitute for the loan.

                                         44

      The master  servicer is not  obligated  to review,  and will not review, every loan that is in  foreclosure or delinquent to determine if a breach of a representation  and warranty has occurred.  The master  servicer will maintain policies and  procedures  regarding  repurchase  practices that are consistent
with  its  general  servicing   activities.   These  policies  and  procedures
generally  will limit review of loans that are seasoned and these policies and procedures  are  subject  to change,  in good  faith,  to  reflect  the master servicer's  current  servicing  activities.  Application of these policies and procedures may result in losses being borne by the related credit  enhancement and, to the extent not available, the related securityholders.

      The master  servicer or servicer will be entitled to  reimbursement  for any costs and expenses  incurred in pursuing  these  purchase or  substitution obligations,  including  but not limited to any costs or  expenses  associated with  litigation.  In  instances  where a seller is unable,  or  disputes  its obligation,  to purchase  affected  loans,  the master  servicer or  servicer, employing the standards  described in the preceding  paragraph,  may negotiate and enter into one or more  settlement  agreements with that seller that could provide  for,  among  other  things,  the  purchase  of only a portion  of the affected  loans or coverage of some loss amounts.  Any such  settlement  could lead to  losses  on the  loans  that  would  be borne  by the  related  credit enhancement, and to the extent not available, on the related securities.

      Furthermore,  the master servicer or servicer may pursue  foreclosure or similar  remedies  concurrently  with  pursuing  any  remedy for a breach of a representation and warranty.  However,  the master servicer or servicer is not required to continue to pursue both remedies if it determines  that one remedy is more  likely  to  result  in a greater  recovery.  In  accordance  with the above-described  practices,  the  master  servicer  or  servicer  will  not be
required  to  enforce  any  purchase   obligation  of  a  designated   seller,
Residential  Funding Corporation or seller, if the master servicer or servicer determines  in the  reasonable  exercise  of its  business  judgment  that the matters  related to the  misrepresentation  did not directly  cause or are not
likely  to  directly   cause  a  loss  on  the  related  loan.  The  foregoing
obligations will constitute the sole remedies  available to securityholders or the  trustee  for a  breach  of any  representation  by a  designated  seller,
Residential  Funding  Corporation  in its capacity as a seller of loans to the depositor  or  the  seller,  or  for  any  other  event  giving  rise  to  the obligations.

      Neither  the  depositor  nor the master  servicer  or  servicer  will be obligated to purchase a loan if a seller or designated  seller defaults on its obligation  to do so,  and no  assurance  can be given that the  sellers  will carry out those  obligations.  This type of default by a seller or  designated seller  is  not a  default  by the  depositor  or by the  master  servicer  or servicer.  However,  to the extent  that a breach of the  representations  and warranties  of a seller or  designated  seller also  constitutes a breach of a representation  made by Residential Funding  Corporation,  Residential Funding
Corporation  may have a purchase or substitution  obligation.  Any loan not so purchased or substituted  for shall remain in the related trust and any losses related to it will be allocated to the related credit enhancement,  and to the extent not available, to the related securities.

      For any  seller  that  requests  the  master  servicer's  or  servicer's consent to the  transfer  of  subservicing  rights  relating to any loans to a successor  servicer,  the master  servicer or servicer may release that seller from liability under its  representations  and warranties  described above, on the  assumption  of the successor  servicer of the seller's  liability for the representations  and  warranties as of the date they were made. In that event, the master  servicer's or servicer's  rights under the instrument by which the successor  servicer  assumes the  seller's  liability  will be assigned to the trustee,  and the  successor  servicer  shall be deemed to be the "seller" for purposes of the foregoing provisions.

                                         45

Limited Right of Substitution

      In the case of a loan  required  to be  repurchased  from the  trust,  a designated  seller or  Residential  Funding  Corporation  may substitute a new loan for the  repurchased  loan that was  removed  from the trust,  during the
limited  time  period  described   below.   Under  some   circumstances,   any
substitution  must be effected  within 120 days of the date of the issuance of the  securities  for a trust.  For a trust for which a REMIC election is to be made, the  substitution  must be effected  within two years of the date of the issuance of the  securities,  and may not be made unless an opinion of counsel is delivered to the effect that the substitution  would not cause the trust to fail to qualify  as a REMIC and either (a) an opinion of counsel is  delivered to the  effect  that  such  substitution  would  not  result  in a  prohibited transaction  tax  under  the  Internal  Revenue  Code  or  (b)  the  trust  is indemnified  for any  prohibited  transaction  tax  that may  result  from the substitution.

   In  most  cases,  any  qualified  substitute  loan  will,  on the  date  of substitution:

o     have an outstanding principal balance,  after deduction of the principal portion of the monthly payment due in the month of substitution,  not in excess of the  outstanding  principal  balance of the  repurchased loan;

o     have a loan  rate and a Net Loan Rate not less  than,  and not more than one  percentage  point greater than, the loan rate and Net Loan Rate, respectively, of the repurchased loan as of the date of substitution;

o     have an LTV ratio or combined LTV ratio,  as applicable,  at the time of substitution no higher than that of the repurchased loan;

o     have a remaining  term to maturity not greater  than,  and not more than one year less than, that of the repurchased loan;

o     be secured by mortgaged  property  located in the United States,  unless the  repurchased  loan  was  a  Mexico  Loan  or a  loan  secured  by mortgaged  property  located  in  Puerto  Rico,  in  which  case  the qualified  substitute  loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

o     comply with all of the  representations and warranties made with respect to the repurchased loans as of the date of substitution.

      If the outstanding  principal balance of a qualified  substitute loan is less than the outstanding  principal balance of the related  repurchased loan, the amount of the shortfall  shall be deposited into the Custodial  Account in the month of substitution  for  distribution  to the related  securityholders.
There may be additional  requirements relating to ARM loans,  revolving credit loans,  negative  amortization  loans or other  specific  types of  loans,  or additional  provisions  relating to meeting the foregoing  requirements  on an aggregate basis where a number of substitutions occur  contemporaneously.  The

                                         46

prospectus  supplement will indicate  whether a seller will have the option to substitute  for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of representation and warranty.

Certain Insolvency and Bankruptcy Issues

      Each  seller,  including a designated  seller,  and the  depositor  will
represent   and  warrant  that  its   respective   transfer  of  trust  assets
constitutes  a valid  sale  and  assignment  of all of its  right,  title  and interest  in and to such trust  assets,  except to the extent that such seller or the  depositor  retains  any  security.  Nevertheless,  if a seller were to become a debtor in a bankruptcy  case and a creditor or bankruptcy  trustee of such  seller,  or such seller as a  debtor-in-possession,  were to assert that the sale of the trust  assets  from such  seller  to the  depositor  should be recharacterized  as a pledge of such  trust  assets to secure a  borrowing  by such seller,  then delays in payments to the depositor  (and  therefore to the trust and the  securityholders)  could occur and  possible  reductions  in the amount  of such  payments  could  result.  In  addition,  if a  court  were to recharacterize  the  transfer as a pledge and a  subsequent  assignee  were to take physical possession of any mortgage notes,  through negligence,  fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

      If an entity with an interest in a loan of which only a partial  balance has  been  transferred  to the  trust  were  to  become  a  debtor  under  the
Bankruptcy  Code and  regardless  of whether the  transfer of the related loan constitutes an absolute  assignment,  a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession  could assert that such entity retains  rights in the  related  loan and  therefore  compel  the sale of such loan,  including any partial balance included in the trust, over the objection of the trust and the  securityholders.  If that occurs,  delays and reductions in payments to the trust and the securityholders could result.

      The  depositor  has  been  structured  such  that  (i) the  filing  of a voluntary  or  involuntary  petition  for relief by or against  the  depositor under  the  Bankruptcy  Code  and (ii) the  substantive  consolidation  of the assets and liabilities of the depositor with those of an affiliated  seller is unlikely.  The  certificate of  incorporation  of the depositor  restricts the nature  of the  depositor's  business  and the  ability  of the  depositor  to commence a  voluntary  case or  proceeding  under such laws  without the prior unanimous consent of all directors.

Assignment of Agency or Private Securities

      The  depositor  will  transfer,  convey and assign to the trustee or its nominee,  which may be the  custodian,  all right,  title and  interest of the depositor in the Agency  Securities or private  securities  and other property to be  included in the trust for a series.  The  assignment  will  include all principal  and  interest  due on or  for  the  Agency  Securities  or  private securities  after the cut-off date  specified in the  accompanying  prospectus supplement,  except for any  Excluded  Spread.  The  depositor  will cause the
Agency  Securities  or private  securities to be registered in the name of the trustee or its nominee,  and the trustee will  concurrently  authenticate  and deliver the securities.  The accompanying  prospectus  supplement will specify whether the trustee will not be in  possession  of or be assignee of record of any underlying assets for an Agency Security or private security.  Each Agency
Security or private security will be identified in a schedule  appearing as an exhibit  to the  related  agreement,  which  will  specify  as to each  Agency
Security or private  security  information  regarding  the original  principal amount and  outstanding  principal  balance of each Agency Security or private

                                         47

security as of the cut-off  date, as well as the annual  pass-through  rate or interest  rate for each Agency  Security or private  security  conveyed to the trustee.

Excess Spread and Excluded Spread

      The depositor,  the servicer,  the seller, the master servicer or any of
their   affiliates,   or  any  other  entity  specified  in  the  accompanying
prospectus  supplement may retain or be paid a portion of interest due for the related trust assets,  which will be an uncertificated  interest in such trust assets.  The  payment  of any  portion  of  interest  in this  manner  will be disclosed in the accompanying  prospectus  supplement.  This payment may be in addition to any other  payment,  including a servicing fee, that the specified entity is  otherwise  entitled to receive for the trust  assets.  Any of these payments  generated  from the trust assets will  represent the Excess  Spread.
The interest  portion of a Realized Loss and any partial  recovery of interest on the trust assets will be allocated  between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

Payments on Loans

      Collection of Payments on Loans

      The  servicer or the master  servicer,  as  applicable,  will deposit or
will  cause  to  be  deposited  into  the  Custodial   Account   payments  and
collections  received  by it  subsequent  to  the  cut-off  date,  other  than payments due on or before the cut-off date, as  specifically  described in the related agreement, which in most cases, will include the following:

o     all payments on account of principal of the loans comprising a trust;

o     all payments on account of interest on the loans  comprising that trust, net of the  portion of each  payment  thereof  retained by the master servicer or servicer,  if any, as Excess or Excluded Spread,  and its servicing compensation;

o     Liquidation Proceeds;

o     to  the  extent  specified  in  the  prospectus  supplement,  Subsequent
         Recoveries;

o     all  subsequent  recoveries of amounts  related to a mortgage loan as to which the master  servicer had previously  determined that no further amounts would be  recoverable,  resulting in a realized  loss, net of unreimbursed liquidation expenses and Servicing Advances;

o     any Buy-Down  Funds and, if  applicable,  investment  earnings  thereon, required to be paid to securityholders;

o     all  proceeds  of any loan in the trust  purchased  or, in the case of a substitution,  amounts  representing a principal  adjustment,  by the depositor,  the designated seller,  Residential Funding  Corporation, any  seller  or any  other  person  under  the  terms of the  related
         agreement    as    described     under     "Description     of    the
         Securities-Representations  with Respect to Loans" and  "-Repurchases of Loans";

                                         48

o     any amount  required to be deposited by the master  servicer or servicer in connection  with losses  realized on  investments of funds held in the Custodial Account; and

o     any amounts  required to be transferred  from the Payment Account to the
         Custodial Account.

      In addition to the Custodial  Account,  the master  servicer or servicer will establish and maintain the Payment  Account.  Both the Custodial  Account and the Payment Account must be either:

o     maintained with a depository  institution  whose debt obligations at the time of any  deposit  therein  are rated by any  rating  agency  that rated any  securities of the related series not less than a specified level comparable to the rating category of the securities;

o     an account or accounts  the  deposits in which are fully  insured to the limits  established  by the FDIC,  provided  that any deposits not so insured  shall be otherwise  maintained  so that,  as evidenced by an opinion of counsel,  the securityholders have a claim with respect to the funds in such  accounts or a perfected  first  priority  security interest in any  collateral  securing those funds that is superior to the claims of any other  depositors  or creditors  of the  depository institution with which the accounts are maintained;

o     in the  case of the  Custodial  Account,  a trust  account  or  accounts maintained in either the corporate trust  department or the corporate asset services  department of a financial  institution which has debt obligations that meet specified rating criteria;

o     in the  case  of the  Payment  Account,  a  trust  account  or  accounts maintained with the trustee; or

o     any other Eligible Account.

      The  collateral  that is  eligible  to  secure  amounts  in an  Eligible
Account is limited to some  Permitted  Investments.  A Payment  Account may be maintained as an interest-bearing or a non-interest-bearing  account, or funds therein  may be  invested  in  Permitted  Investments  as  described  in  this prospectus  under  "Description  of the  Securities-Payments  on  Loans."  The
Custodial  Account  may  contain  funds  relating  to more than one  series of securities as well as payments  received on other loans and assets serviced or master  serviced by the master  servicer or servicer that have been  deposited into the Custodial Account.

      Generally,  not later than the business day preceding each  distribution date the master  servicer or servicer,  as applicable,  will withdraw from the
Custodial  Account  and  deposit  into  the  applicable  Payment  Account,  in immediately  available  funds,  the  amount  to be  distributed  therefrom  to securityholders on that distribution  date. The master servicer,  the servicer or the trustee  will also  deposit or cause to be  deposited  into the Payment
Account:

o     the amount of any Advances  made by the master  servicer or the servicer as described in this prospectus under "-Advances;"

                                         49

o     any payments under any letter of credit,  financial  guaranty  insurance
         policy,   derivative   product,   and  any  amounts  required  to  be
         transferred to the Payment  Account from a reserve fund, as described under "Description of Credit Enhancement";

o     any amounts  required to be paid by the master  servicer or servicer out of its own funds due to the  operation of a deductible  clause in any blanket  policy  maintained  by the master  servicer  or  servicer to cover  hazard  losses  on the  loans as  described  under  "Insurance
         Policies on Loans" below;

o     any   distributions   received  on  any  Agency  Securities  or  private
         securities included in the trust; and

o     any other amounts as described in the related agreement.

      The  portion  of any  payment  received  by the master  servicer  or the servicer  relating  to a trust  asset that is  allocable  to Excess  Spread or
Excluded  Spread will typically be deposited into the Custodial  Account,  but any  Excluded  Spread will not be  deposited  in the  Payment  Account for the related  series of  securities  and will be  distributed  as  provided  in the related agreement.

      Any  payments or other  amounts  collected  by a Special  Servicer  with respect to any  specially  serviced  mortgage  loans will be  deposited by the
related  Special  Servicer  as  described  in  the   accompanying   prospectus
supplement.

      Funds on deposit in the  Custodial  Account may be invested in Permitted
Investments  maturing in general not later than the business day preceding the next  distribution  date and funds on deposit in the related  Payment  Account may be invested in Permitted  Investments  maturing, in general, no later than the  distribution  date.  Except as otherwise  specified  in the  accompanying prospectus  supplement,  all income and gain realized from any investment will be for the  account of the  servicer  or the  master  servicer  as  additional servicing  compensation.  The amount of any loss incurred in  connection  with any such  investment  must be  deposited  in the  Custodial  Account or in the
Payment  Account,  as the case may be, by the servicer or the master  servicer out of its own funds at the time of the realization of the loss.

      Buy-Down Loans

      For each  Buy-Down  Loan,  the  subservicer  will  deposit  the  related
Buy-Down  Funds  provided to it in a Buy-Down  Account  which will comply with the  requirements  described in this  prospectus for a  Subservicing  Account.
The accompanying  prospectus  supplement will specify whether the terms of all
Buy-Down  Loans provide for the  contribution  of Buy-Down  Funds in an amount equal to or  exceeding  either  (i) the total  payments  to be made from those funds under the related  buy-down plan or (ii) if the Buy-Down Funds are to be deposited  on a  discounted  basis,  that  amount  of  Buy-Down  Funds  which, together with investment  earnings thereon will support the scheduled level of payments due under the Buy-Down Loan.

      Neither the master  servicer nor the servicer nor the depositor  will be obligated to add to any discounted  Buy-Down Funds any of its own funds should investment  earnings  prove  insufficient  to maintain the scheduled  level of payments.  To the extent that any  insufficiency  is not recoverable  from the

                                         50

borrower or, in an appropriate  case, from the  subservicer,  distributions to securityholders may be affected.  For each Buy-Down Loan, the subservicer will withdraw  from the  Buy-Down  Account  and  remit to the  master  servicer  or servicer  on or  before  the date  specified  in the  applicable  subservicing agreement  the amount,  if any, of the  Buy-Down  Funds,  and, if  applicable, investment  earnings  thereon,  for each Buy-Down Loan that, when added to the amount due from the  borrower on the  Buy-Down  Loan,  equals the full monthly payment  which would be due on the Buy-Down Loan if it were not subject to the buy-down  plan.  The Buy-Down  Funds will in no event be a part of the related trust.

      If the  borrower on a Buy-Down  Loan  prepays the  mortgage  loan in its entirety during the Buy-Down Period, the applicable  subservicer will withdraw from the Buy-Down  Account and remit to the  borrower or any other  designated party in  accordance  with  the  related  buy-down  plan  any  Buy-Down  Funds remaining in the Buy-Down  Account.  If a prepayment by a borrower  during the
Buy-Down  Period  together with Buy-Down Funds will result in full  prepayment of a Buy-Down  Loan,  the  subservicer  will,  in most  cases,  be required to withdraw  from the  Buy-Down  Account  and  remit to the  master  servicer  or servicer the Buy-Down Funds and  investment  earnings  thereon,  if any, which together with such  prepayment  will result in a prepayment in full;  provided that  Buy-Down  Funds may not be available  to cover a  prepayment  under some mortgage loan programs.  Any Buy-Down Funds so remitted to the master servicer or  servicer  in  connection  with a  prepayment  described  in the  preceding sentence  will be deemed to reduce the amount  that  would be  required  to be paid by the borrower to repay fully the related  mortgage loan if the mortgage loan were not subject to the buy-down plan.

      Any  investment   earnings  remaining  in  the  Buy-Down  Account  after
prepayment  or after  termination  of the Buy-Down  Period will be remitted to the  related  borrower  or any  other  designated  party  under  the  buy-down agreement.  If the borrower defaults during the Buy-Down Period for a Buy-Down
Loan and the  property  securing  that  Buy-Down  Loan is sold in  liquidation either by the master servicer,  the servicer,  the primary  insurer,  the pool insurer under the mortgage pool  insurance  policy or any other  insurer,  the subservicer  will be  required  to  withdraw  from the  Buy-Down  Account  the
Buy-Down  Funds and all  investment  earnings  thereon,  if any, and remit the same to the  master  servicer  or  servicer  or, if  instructed  by the master servicer,  pay the same to the  primary  insurer or the pool  insurer,  as the case may be, if the mortgaged  property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

      Because  Buy-Down  Funds may have been provided by a third party such as the seller of the Mortgaged  Property,  a home builder,  or an employer,  such
funds  may  be  subject  to  third   party   claims,   offsets,   defenses  or
counterclaims  in the event of a dispute  between the mortgagor and such third party or otherwise.  In addition,  upon  foreclosure the inclusion of personal property  collateral  may present  additional  defenses  for the  mortgagor to assert.

      Collection of Payments on Agency Securities or Private Securities

      The  trustee  will  deposit in the Payment  Account all  payments on the
Agency  Securities  or  private  securities  as they are  received  after  the cut-off  date. If the trustee has not received a  distribution  for any Agency
Security  or private  security  by the second  business  day after the date on which such  distribution  was due and  payable,  the trustee  will request the issuer or guarantor,  if any, of such Agency  Security or private  security to make such payment as promptly as possible and legally  permitted.  The trustee

                                         51

may take any legal  action  against  the  related  issuer or  guarantor  as is appropriate under the  circumstances,  including the prosecution of any claims in connection  therewith.  The reasonable legal fees and expenses  incurred by the trustee in  connection  with the  prosecution  of any legal action will be reimbursable  to the  trustee  out of the  proceeds  of the action and will be retained by the trustee prior to the deposit of any remaining  proceeds in the
Payment Account pending  distribution  thereof to the  securityholders  of the affected  series.  If the trustee has reason to believe  that the  proceeds of the legal action may be  insufficient  to cover its  projected  legal fees and expenses,  the trustee will notify the related  securityholders that it is not obligated to pursue any available  remedies unless adequate  indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals From the Custodial Account

      The servicer or the master  servicer,  as applicable,  may, from time to time, make withdrawals  from the Custodial  Account for various  purposes,  as specifically  described  in the pooling and  servicing  agreement or servicing agreement, which in most cases will include the following:

o     to make  deposits  to the  Payment  Account  as  described  above  under
         "-Payments on Loans;"

o     to  reimburse  itself or any  subservicer  or Special  Servicer  for any
         Advances,  or for  any  Servicing  Advances,  out of  late  payments,
         Insurance Proceeds,  Liquidation  Proceeds,  any proceeds relating to any REO Loan or  collections  on the loan for which those Advances or
         Servicing Advances were made;

o     to  pay  to  itself  or  any  subservicer   unpaid  servicing  fees  and
         subservicing  fees,  out of  payments or  collections  of interest on each loan;

o     to pay to itself as additional  servicing  compensation  any  investment income on funds  deposited  in the  Custodial  Account,  any  amounts remitted by  subservicers  as interest on partial  prepayments on the loans,  and, if so provided  in the  related  agreement,  any profits realized on the disposition of a mortgaged  property acquired by deed in lieu of foreclosure  or  repossession  or otherwise  allowed under the agreement;

o     to pay to itself, a subservicer,  Residential Funding  Corporation,  the depositor  or the  designated  seller all amounts  received  for each loan  purchased,  repurchased  or  removed  under  the  terms  of the related  agreement and not required to be  distributed as of the date on which the related purchase price is determined;

o     to pay the  depositor or its  assignee,  or any other party named in the accompanying  prospectus  supplement,  all amounts  allocable  to the
         Excluded  Spread,  if  any,  out of  collections  or  payments  which represent  interest  on each  loan,  including  any  loan as to which title to the underlying mortgaged property was acquired;

o     to  reimburse  itself or any  subservicer  or Special  Servicer  for any
         Nonrecoverable  Advance and for Advances  that have been  capitalized by adding the  delinquent  interest and other  amounts owed under the

                                         52

         mortgage  loan or contract to the  principal  balance of the mortgage loan or  contract,  in  accordance  with  the  terms  of the  related agreement;

o     to reimburse  itself or the  depositor for other  expenses  incurred for which it or the  depositor  is entitled to  reimbursement,  including
         reimbursement   in  connection   with   enforcing   any   repurchase,
         substitution or indemnification  obligation of any seller, or against
         which  it  or  the  depositor  is   indemnified   under  the  related
         agreement;

o     to withdraw any amount  deposited in the Custodial  Account that was not required to be deposited in the Custodial Account;

o     to  reimburse  itself or the  depositor  for  payment  of FHA  insurance premiums,  if  applicable,  or against  which it or the  depositor is indemnified under the related agreement;

o     to pay to itself or any  subservicer  for the  funding of any draws made on the revolving credit loans, if applicable;

o     to make  deposits  to the  funding  account  in the  amounts  and in the manner provided in the related agreement, if applicable; and

o     to clear the Custodial  Account of amounts relating to the corresponding loans in  connection  with the  termination  of the  trust  under the related  agreement,  as  described  in  "The  Agreements-Termination;
         Retirement of Securities."

Distributions of Principal and Interest on the Securities

      Beginning  on the  distribution  date in the month next  succeeding  the month in which the cut-off date occurs,  or any other date as may be set forth in  the  accompanying  prospectus  supplement,  for a  series  of  securities, distribution  of principal and interest,  or, where  applicable,  of principal only or interest  only, on each class of securities  entitled to such payments will be made  either by the  trustee,  the master  servicer  or  servicer,  as applicable,  acting on behalf of the trustee or a paying  agent  appointed  by
the  trustee.   The  distributions  will  be  made  to  the  persons  who  are registered  as the holders of the  securities  at the close of business on the last business day of the preceding  month or on such other day as is specified in the accompanying prospectus supplement.

      Distributions  will be  made in  immediately  available  funds,  by wire transfer or otherwise,  to the account of a securityholder  at a bank or other entity having  appropriate  facilities,  if the securityholder has so notified the  trustee,  the master  servicer or the  servicer,  as  applicable,  or the paying agent,  as the case may be, and the applicable  agreement  provides for that  form of  payment,  or by  check  mailed  to the  address  of the  person entitled to such  payment as it appears on the  security  register.  The final distribution  in  retirement  of the  securities  of any  class,  other than a subordinate  class, will be made only on the presentation and surrender of the securities  at the office or agency of the trustee  specified in the notice to the  securityholders.  Distributions  will be made to each  securityholder  in accordance with that holder's percentage interest in a particular class.

                                         53

      The  accompanying  prospectus  supplement  will  specify  whether,  as a
result   of  the   provisions   described   below   under   "--Servicing   and
Administration  of  Loans--Realization  Upon Defaulted Loans," under which the principal  balance of a subordinate  class of  securities  can be increased in certain  circumstances  after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain  outstanding until the  termination  of the related  trust,  even if the principal  balance thereof has been reduced to zero.

      The  method  of  determining,   and  the  amount  of,  distributions  of
principal and interest,  or, where  applicable,  of principal only or interest only,  on  a  particular  series  of  securities  will  be  described  in  the accompanying  prospectus  supplement.  Distributions of interest on each class of securities will be made prior to distributions of principal  thereon.  Each class of  securities,  other  than  classes  of strip  securities,  may have a different  specified  interest  rate,  or  pass-through  rate,  which may be a fixed, variable or adjustable  pass-through rate, or any combination of two or more pass-through rates. The accompanying  prospectus  supplement will specify the  pass-through  rate or rates for each class,  or the initial  pass-through rate or rates,  the interest accrual period and the method for determining the pass-through  rate or  rates.  The  accompanying  prospectus  supplement  will specify  whether  interest on the securities  will accrue during each calendar month and will be payable on the distribution  date in the following  calendar month.  The accompanying  prospectus  supplement will specify whether interest on any class of  securities  for any  distribution  date may be limited to the extent  of  available  funds  for  that  distribution  date.  Interest  on the securities  will be  calculated  on the basis of a 360-day year  consisting of
twelve  30-day  months  or,  if  specified  in  the  accompanying   prospectus
supplement,  the actual  number of days in the related  interest  period and a
360 or 365/366-day year.

      On each  distribution  date for a series of  securities,  the trustee or the master servicer or servicer, as applicable,  on behalf of the trustee will distribute  or cause the paying  agent to  distribute,  as the case may be, to each  holder of record on the record date of a class of  securities  specified in the accompanying  prospectus supplement,  an amount equal to the percentage interest  represented  by the security held by that holder  multiplied by that class's Distribution Amount.

      In the  case  of a  series  of  securities  which  includes  two or more classes of securities,  the timing,  sequential order,  priority of payment or amount of  distributions  of  principal,  and any schedule or formula or other provisions  applicable to that  determination,  including  distributions among multiple  classes of senior  securities or  subordinate  securities,  shall be described in the  accompanying  prospectus  supplement.  The  distributions on any class of  securities  will be  specified  in the  accompanying  prospectus supplement.  Generally,  distributions of principal on any class of securities will be made on a pro rata  basis  among all of the  securities  of that class unless  otherwise  set forth in the  accompanying  prospectus  supplement.  In addition, as specified in the accompanying prospectus supplement,  payments of principal  on the notes will be limited to monthly  principal  payments on the loans, any excess interest,  if applicable,  applied as principal  payments on the notes and any amount  paid as a payment  of  principal  under the  related
form  of  credit  enhancement.   If  stated  in  the  accompanying  prospectus
supplement,  a series of notes may provide for a revolving period during which all  or a  portion  of  the  principal  collections  on  the  loans  otherwise available for payment to the notes are  reinvested  in additional  balances or additional  loans or accumulated in a trust account  pending the  commencement of an amortization period specified in the accompanying  prospectus supplement
or  the  occurrence  of  events  specified  in  the  accompanying   prospectus
supplement.

                                         54

      On the  day of  the  month  specified  in  the  accompanying  prospectus supplement as the  determination  date,  the master  servicer or servicer,  as applicable,  will  determine the amounts of principal and interest  which will be paid to  securityholders on the immediately  succeeding  distribution date.
Prior to the  close of  business  on the  business  day next  succeeding  each determination  date,  the master  servicer or servicer,  as  applicable,  will furnish a statement to the trustee,  setting  forth,  among other things,  the amount to be distributed on the next succeeding distribution date.

Advances

      If  specified  in the  accompanying  prospectus  supplement,  the master servicer or servicer, as applicable,  will agree to make Advances,  either out of its own funds,  funds advanced to it by subservicers or funds being held in the  Custodial  Account  for  future  distribution,  for  the  benefit  of the securityholders,  on or before each distribution  date, of monthly payments on the loans that were  delinquent  as of the close of business  on the  business day preceding  the  determination  date on the loans in the related pool,  but only to the extent  that the  Advances  would,  in the  judgment of the master servicer or servicer,  as applicable,  be recoverable  out of late payments by
the  borrowers,   Liquidation  Proceeds,   Insurance  Proceeds  or  otherwise.
Advances  will not be made in connection  with  revolving  credit loans,  Home
Loans,  home  improvement  contracts,  closed-end home equity loans,  negative amortization loans and loans acquired under Residential Funding  Corporation's negotiated  conduit  asset  program,  except  as  otherwise  provided  in  the
accompanying   prospectus   supplement.   As  specified  in  the  accompanying
prospectus  supplement  for any  series  of  securities  as to which the trust
includes  private  securities,   the  master  servicer's  or  servicer's,   as
applicable,  advancing  obligations  will be under the  terms of such  private securities,  as may be supplemented by the terms of the applicable  agreement, and may differ from the  provisions  relating to  Advances  described  in this prospectus.  Unless specified in the accompanying  prospectus supplement,  the master  servicer or servicer,  as  applicable,  will not make any advance with respect to principal on any simple interest loan.

      The  amount  of any  Advance  will be  determined  based  on the  amount payable  under the loan as  adjusted  from time to time and as may be modified
as  described  in  this  prospectus  under   "-Servicing  and   Administration
of Loans," and no Advance will be required in  connection  with any  reduction in amounts  payable  under the  Relief  Act or as a result of certain  actions taken by a bankruptcy court.

      Advances are  intended to maintain a regular flow of scheduled  interest and principal payments to related  securityholders.  Advances do not represent an  obligation  of the master  servicer  or servicer  to  guarantee  or insure against losses.  If Advances have been made by the master servicer or servicer from cash being held for future distribution to  securityholders,  those funds will be required to be replaced on or before any future  distribution  date to the extent that funds in the Payment Account on that  distribution  date would be less than  payments  required to be made to  securityholders.  Any Advances will be  reimbursable  to the master servicer or servicer out of recoveries on the related  loans for which  those  amounts  were  advanced,  including  late payments made by the related borrower,  any related  Liquidation  Proceeds and
Insurance Proceeds,  proceeds of any applicable form of credit enhancement, or proceeds  of  any  loans  purchased  by  the  depositor,  Residential  Funding
Corporation, a subservicer, a seller, or a designated seller.

                                         55

      Advances will also be reimbursable from cash otherwise  distributable to securityholders  to the extent  that the master  servicer  or  servicer  shall determine that any Advances previously made are not ultimately  recoverable as described in the third  preceding  paragraph.  In addition,  Advances  will be reimbursable  from cash otherwise  distributable  to  securityholders  if they have been  capitalized  by adding the delinquent  interest to the  outstanding principal  balance of the related  mortgage  loan or  contract,  as  described under  "--Servicing and  Administration of Loans." For any  senior/subordinate series, so long as the related  subordinate  securities remain outstanding and except for Special Hazard Losses,  Fraud Losses and Bankruptcy Losses, in each case in excess of specified  amounts,  and Extraordinary  Losses, the Advances may be reimbursable  first out of amounts  otherwise  distributable to holders of the  subordinate  securities,  if any. The master  servicer or the servicer may also be obligated to make Servicing  Advances,  to the extent  recoverable out  of  Liquidation  Proceeds  or  otherwise,  relating  to  some  taxes  and insurance  premiums not paid by borrowers on a timely basis. Funds so advanced will  be  reimbursable  to the  master  servicer  or  servicer  to the  extent permitted by the related agreement.

      In the case of revolving  credit loans,  the master servicer or servicer is  required to advance  funds to cover any Draws made on a  revolving  credit loan,  subject to  reimbursement  by the entity  specified in the accompanying
prospectus  supplement,   provided  that  as  specified  in  the  accompanying
prospectus  supplement during any revolving period associated with the related series of securities,  Draws may be covered first from  principal  collections on the other loans in the pool.

      The master  servicer's or servicer's  obligation to make Advances may be supported by another  entity,  the  trustee,  a financial  guaranty  insurance policy,  a letter of credit or other method as may be described in the related agreement.  If the short-term or long-term  obligations of the provider of the support are downgraded by a rating agency rating the related  securities or if any  collateral  supporting  such  obligation is not  performing or is removed under the terms of any  agreement  described  in the  accompanying  prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

      When a borrower  prepays a loan in full between  scheduled due dates for the loan,  the borrower  pays  interest on the amount  prepaid only to but not including the date on which the Principal  Prepayment is made.  Prepayments in full in most  cases  will be  applied  as of the  date of  prepayment  so that interest  on the  related  securities  will  be paid  only  until  that  date.
Similarly,  Liquidation  Proceeds  from a mortgaged  property will not include interest  for any period after the date on which the  liquidation  took place.
Partial  prepayments  will in most cases be applied as of the most  recent due date,  so that no  interest  is due on the  following  due date on the  amount prepaid.

      If stated  in the  accompanying  prospectus  supplement,  to the  extent funds are available  from the servicing  fee, the master  servicer or servicer may make an  additional  payment to  securityholders  out of the servicing fee otherwise  payable  to it  for  any  loan  that  prepaid  during  the  related prepayment  period equal to the  Compensating  Interest for that loan from the date of the prepayment to the related due date.  Compensating Interest will be limited to the  aggregate  amount  specified  in the  accompanying  prospectus supplement  and  may  not be  sufficient  to  cover  the  Prepayment  Interest
Shortfall.  Compensating  Interest  is not  generally  paid  with  respect  to closed-end  home equity loans,  Home Loans and revolving  credit loans.  If so

                                         56

disclosed  in the  accompanying  prospectus  supplement,  Prepayment  Interest
Shortfalls  may be applied to reduce  interest  otherwise  payable  for one or more classes of securities of a series. See "Yield Considerations."

Funding Account

      If specified in the accompanying  prospectus  supplement,  a pooling and servicing  agreement,  trust  agreement or other agreement may provide for the transfer by the  sellers of  additional  loans to the related  trust after the closing  date  for  the  related  securities.  Any  additional  loans  will be required to conform to the  requirements  set forth in the  related  agreement providing for such transfer.  If a Funding  Account is  established,  all or a portion of the  proceeds of the sale of one or more classes of  securities  of the related  series or a portion of collections on the loans of principal will be  deposited  in  such  account  to  be  released  as  additional  loans  are transferred.  The  accompanying  prospectus  supplement will specify whether a
Funding  Account  will be required to be  maintained  as an Eligible  Account.
All  amounts  in the  Funding  Account  will be  required  to be  invested  in
Permitted  Investments  and the amount held in the Funding Account shall at no time  exceed  25%  of  the  aggregate  outstanding  principal  balance  of the securities.  The accompanying  prospectus  supplement will specify whether the related agreement  providing for the transfer of additional loans will provide that all transfers  must be made within 90 days, and that amounts set aside to fund the  transfers,  whether in a Funding  Account or  otherwise,  and not so applied  within  the  required  period of time will be deemed to be  Principal
Prepayments and applied in the manner described in the prospectus supplement.

Reports to Securityholders

      On each distribution  date, the master servicer or servicer will forward or cause to be  forwarded  to each  securityholder  of  record,  or will  make available  to each  securityholder  of record in the manner  described  in the accompanying prospectus supplement,  a statement or statements for the related trust setting forth the information  described in the related  agreement.  The information will in most cases include the following (as applicable):

o     the applicable record date, determination date and distribution date;

o     the aggregate  amount of payments  received with respect to the mortgage loans, including prepayment amounts;

o     the servicing fee payable to the master servicer and the subservicer;

o     the amount of any other fees or expenses  paid,  and the identity of the party receiving such fees or expenses;

o     the aggregate amount of interest collections and principal collections;

o     the amount, if any, of the distribution allocable to principal;

o     the amount,  if any, of the  distribution  allocable to interest and the amount,  if any,  of any  shortfall  in the  amount of  interest  and principal;

                                         57

o     the  outstanding  principal  balance or notional amount of each class of securities  before and after  giving  effect to the  distribution  of principal on that distribution date;

o     updated  pool  composition   information,   including  weighted  average
         interest rate and weighted average remaining term;

o     the  book  value  of  any  property   acquired  by  the  trust   through
         foreclosure or grant of a deed in lieu of foreclosure;

o     the balance of the reserve  fund, if any, at the opening of business and the close of business on that distribution date;

o     if  applicable,  the  Special  Hazard  Amount,  Fraud  Loss  Amount  and
         Bankruptcy  Amount  as of the  close of  business  on the  applicable distribution  date and a description of any change in the calculation of those amounts;

o     the  percentage  of the  outstanding  principal  balances  of the senior securities,  if applicable,  after giving effect to the distributions on that distribution date;

o     in  the  case  of  securities   benefiting   from   alternative   credit
         enhancement arrangements described in the prospectus supplement,  the amount of coverage under alternative  arrangements as of the close of business on the  applicable  determination  date and a description of any alternative credit enhancement;

o     the aggregate unpaid principal balance of the mortgage  collateral after giving effect to the  distribution of principal on that  distribution date,  and the number of mortgage  loans at the  beginning and end of the reporting period;

o     based on the most recent reports  furnished by subservicers,  the number and aggregate  principal balances of any items of mortgage collateral in the related trust that are  delinquent  (a) 30-59 days,  (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

o     the  amount of any losses on the  mortgage  loans  during the  reporting period;

o     information about the amount,  terms and general purpose of any advances made or reimbursed during the reporting period;

o     any material  modifications,  extensions  or waivers to the terms of the mortgage loans during the reporting period or that have  cumulatively become material over time;

o     any material breaches of mortgage loan  representations or warranties or covenants in the applicable agreement;

o     the  servicing  fee payable to the master  servicer or the  servicer and the subservicer;

o     the aggregate amount of any Draws;

                                         58

o     the FHA insurance amount, if any; and

o     for any  series of  securities  as to which the  trust  includes  Agency
         Securities  or private  securities,  any  additional  information  as required under the related agreement.

      In   addition   to  the   information   described   above,   reports  to
securityholders  will  contain any other  information  as is  described in the applicable agreement,  which may include,  without limitation,  information as
to  Advances,  reimbursements  to  subservicers,   servicers  and  the  master
servicer and losses borne by the related trust.

      In addition,  within a  reasonable  period of time after the end of each calendar  year,  the master  servicer or servicer  will furnish or cause to be furnished  on request a report to each  person  that was a holder of record of any class of  securities  at any time during that  calendar  year.  The report will  include  information  as to the  aggregate  of  principal  and  interest distributions  for that calendar year or, if the person was a holder of record of a class of  securities  during a portion  of that  calendar  year,  for the applicable portion of that year.

Servicing and Administration of Loans

      General

      The master servicer or any servicer,  as applicable,  that is a party to a pooling and servicing agreement or servicing agreement,  will be required to perform  the  services  and duties  specified  in the related  agreement.  The master  servicer or servicer may be an affiliate of the  depositor.  As to any series of securities  secured by Agency  Securities or private  securities the requirements  for  servicing  the  underlying  assets will be described in the accompanying  prospectus supplement.  The duties to be performed by the master servicer  or servicer  will  include the  customary  functions  of a servicer, including but not limited to:

o     collection   of  payments  from   borrowers  and   remittance  of  those
         collections  to the  master  servicer  or  servicer  in the case of a subservicer;

o     maintenance of escrow or  impoundment  accounts of borrowers for payment of  taxes,  insurance  and  other  items  required  to be paid by the borrower, if applicable;

o     processing of assumptions or  substitutions,  although,  as specified in the  accompanying  prospectus  supplement,  the  master  servicer  or servicer is, in most cases,  required to exercise due-on-sale clauses to the  extent  that  exercise  is  permitted  by law and  would  not adversely affect insurance coverage;

o     attempting to cure delinquencies;

o     supervising foreclosures;

o     collections on Additional Collateral;

o     inspection  and  management  of  mortgaged   properties   under  various
         circumstances; and

                                         59

o     maintaining accounting records relating to the trust assets.

      Under each servicing agreement,  the servicer or the master servicer may enter into  subservicing  agreements  with one or more  subservicers  who will agree to  perform  certain  functions  for the  servicer  or  master  servicer relating to the  servicing  and  administration  of the loans  included in the trust  relating  to  the  subservicing  agreement.  A  subservicer  may  be an
affiliate  of  the  depositor.   Under  any   subservicing   agreement,   each
subservicer  will agree,  among other  things,  to perform  some or all of the servicer's or the master servicer's servicing  obligations,  including but not limited to, making  Advances to the related  securityholders.  The servicer or the master  servicer,  as  applicable,  will remain  liable for its  servicing obligations  that are  delegated  to a  subservicer  as if the servicer or the master servicer alone were servicing such loans.

      In the event of a bankruptcy,  receivership  or  conservatorship  of the master servicer or servicer or any  subservicer,  the bankruptcy  court or the receiver or conservator  may have the power to prevent both the appointment of a  successor  to service  the trust  assets and the  transfer  of  collections commingled with funds of the master  servicer,  servicer or subservicer at the time of its bankruptcy,  receivership or conservatorship.  In addition, if the master  servicer or servicer or any  subservicer  were to become a debtor in a bankruptcy case, its rights under the related  agreement,  including the right to service the trust assets,  would be property of its  bankruptcy  estate and therefore,  under  the  Bankruptcy  Code,  subject  to its  right to assume or reject such agreement.

      Collection and Other Servicing Procedures

      The servicer or the master servicer,  directly or through  subservicers, as the case may be,  will make  reasonable  efforts  to collect  all  payments called for under the loans and will,  consistent  with the  related  servicing agreement and any applicable  insurance policy,  or other credit  enhancement, follow the  collection  procedures  that are  normal and usual in its  general loan  servicing  activities  for  assets  that are  comparable  to the  loans.
Consistent  with the previous  sentence,  the servicer or the master  servicer may, in its  discretion,  waive any prepayment  charge in connection  with the prepayment  of a loan or extend the due dates for  payments  due on a mortgage note,  provided  that the  insurance  coverage  for the  loan or any  coverage provided by any alternative  credit enhancement will not be adversely affected by the waiver or extension.  The master servicer or servicer may also waive or modify  any term of a loan so long as the  master  servicer  or  servicer  has determined that the waiver or  modification  is not materially  adverse to any securityholders,  taking  into  account  any  estimated  loss that may  result absent  that  action.  For any  series  of  securities  as to which  the trust includes private  securities,  the master  servicer's or servicer's  servicing and  administration  obligations  will be under  the  terms  of those  private securities.

      Under some  circumstances,  as to any series of  securities,  the master servicer or servicer  may have the option to  purchase  trust  assets from the
trust  for  cash,   or  in  exchange  for  other  trust  assets  or  Permitted
Investments.  All provisions  relating to these optional  purchase  provisions will be described in the accompanying prospectus supplement.

      In instances in which a loan is in default,  or if default is reasonably foreseeable,  and if  determined  by the master  servicer or servicer to be in the best  interests  of the related  securityholders,  the master  servicer or servicer  may  engage,  either  directly  or through  subservicers,  in a wide
variety  of  loss  mitigation  practices  including  waivers,   modifications,

                                         60

payment  forbearances,  partial forgiveness,  entering into repayment schedule arrangements,  and  capitalization  of arrearages  rather than proceeding with foreclosure  or  repossession,  if applicable.  In making that  determination, the  estimated  Realized  Loss that might  result if the loan were  liquidated would be taken into  account.  Modifications  may have the  effect  of,  among other  things,  reducing  the loan  rate,  forgiving  payments  of  principal, interest or other  amounts owed under the mortgage  loan or contract,  such as taxes or insurance  premiums,  extending the final  maturity date of the loan, capitalizing  delinquent  interest  and other  amounts owed under the mortgage loan or contract,  or any  combination  of these or other  modifications.  Any modified  loan  may  remain  in  the  related  trust,  and  the  reduction  in collections  resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final  maturity of, one or more classes of the related securities.

      Borrowers  may,  from  time to time,  request  partial  releases  of the mortgaged  properties,  easements,  consents to alteration  or demolition  and other  similar  matters.  The master  servicer  or servicer  may approve  that request if it has determined,  exercising its good faith business  judgment in the same  manner as it would if it were the owner of the  related  loan,  that the approval  will not  adversely  affect the security for, and the timely and full  collectability  of, the related  loan.  Any fee  collected by the master servicer or the servicer for  processing  that request will be retained by the master servicer or servicer as additional servicing compensation.

      In connection  with any  significant  partial  prepayment of a loan, the master servicer or servicer,  to the extent not inconsistent with the terms of the  mortgage  note and  local law and  practice,  may  permit  the loan to be re-amortized  so that the monthly  payment is  recalculated  as an amount that will fully amortize its remaining  principal  amount by the original  maturity date based on the original loan rate, provided that the re-amortization  shall not be  permitted  if it  would  constitute  a  modification  of the  loan for federal income tax purposes.

      The master  servicer or servicer  for a given  trust may  establish  and maintain  an escrow  account in which  borrowers  will be  required to deposit amounts  sufficient  to pay taxes,  assessments,  certain  mortgage and hazard insurance  premiums and other  comparable  items unless,  in the case of loans secured by junior  liens on the related  mortgaged  property,  the borrower is
required  to  escrow  such  amounts  under  the  senior  mortgage   documents.
Withdrawals  from any escrow  account may be made to effect timely  payment of taxes,  assessments,  mortgage  and hazard  insurance,  to refund to borrowers amounts  determined  to be owed,  to pay  interest  on  balances in the escrow account, if required,  to repair or otherwise protect the mortgaged properties and to clear and terminate such account.  The master servicer or any servicer, as the case may be, will be responsible  for the  administration  of each such escrow  account and will be obligated to make advances to the escrow  accounts when a deficiency  exists  therein.  The master  servicer or servicer  will be entitled to reimbursement for any advances from the Custodial Account.

      Other duties and  responsibilities  of each servicer and master servicer are described above under "-Payments on Loans."

      Special Servicing

      The related agreement or servicing  agreement for a series of securities may name a Special Servicer,  which may be an affiliate of Residential Funding
Corporation.  The Special  Servicer will be  responsible  for the servicing of

                                         61

certain  delinquent  loans including  multifamily  mortgage loans and mortgage loans  secured  by  Mixed-Use  Properties,  as  described  in  the  prospectus supplement.  A  special  servicer  for  any  series  of  securities  may be an affiliate  of the  depositor  or the  master  servicer  and  may  hold,  or be affiliated  with the holder of,  subordinate  securities  of the  series.  The
Special  Servicer may have certain  discretion  to extend  relief to borrowers whose payments  become  delinquent.  The Special  Servicer may be permitted to grant a period of  temporary  indulgence  to a  borrower  or may enter  into a liquidating  plan  providing  for  repayment  by the  borrower,  in each  case without  the  prior  approval  of the  master  servicer  or the  servicer,  as applicable.  Other types of forbearance typically will require the approval of the master  servicer or  servicer,  as  applicable.  The Special  Servicer may
also  institute  foreclosure   proceedings  with  respect  to  the  delinquent
mortgage loans.

      In  addition,  the master  servicer or servicer  may enter into  various agreements  with holders of one or more classes of  subordinate  securities or of a class of  securities  representing  interests  in one or more  classes of subordinate securities.  Under the terms of those agreements,  the holder may, for some delinquent loans:

o     instruct   the  master   servicer  or  servicer  to  commence  or  delay
         foreclosure   proceedings,   provided  that  the  holder  deposits  a
         specified  amount of cash with the master  servicer or servicer which will be available for distribution to  securityholders if Liquidation
         Proceeds  are less than they  otherwise  may have been had the master servicer or servicer acted under its normal servicing procedures;

o     instruct the master  servicer or servicer to purchase the loans from the trust prior to the  commencement  of  foreclosure  proceedings at the purchase  price  and to  resell  the  loans  to the  holder  at  such purchase  price,  in which case any subsequent loss on the loans will not be allocated to the securityholders; or

o     become,  or  designate a third party to become,  a  subservicer  for the loans so long as (i) the master  servicer or  servicer  has the right to transfer the  subservicing  rights and obligations of the loans to another  subservicer  at any time or (ii) the holder or its servicing designee is required  to service  the loans  according  to the master servicer's or servicer's servicing guidelines.

      In addition, the accompanying  prospectus supplement may provide for the other types of special servicing arrangements.

      Enforcement of "Due-on-Sale" Clauses

      The  accompanying  prospectus  supplement  specify  whether  the  master servicer or the servicer,  as  applicable,  directly or through a subservicer, to the extent it has knowledge of the proposed  conveyance,  will be obligated to exercise  the  trustee's  rights to  accelerate  the  maturity of such loan under any due-on-sale clause applicable  thereto,  when any mortgaged property relating  to a loan,  other than an ARM loan,  is about to be  conveyed by the borrower.  A due-on-sale  clause will be enforced only if the exercise of such rights is  permitted  by  applicable  law and only to the  extent it would not adversely affect or jeopardize  coverage under any primary insurance policy or

                                         62

applicable credit enhancement arrangements.  See "Certain Legal Aspects of the
Loans-Enforceability of Certain Provisions."

      If the master  servicer  or  servicer  is  prevented  from  enforcing  a due-on-sale  clause under applicable law or if the master servicer or servicer determines  that  it is  reasonably  likely  that  a  legal  action  would  be instituted by the related  borrower to avoid  enforcement of such  due-on-sale clause,  the master  servicer or servicer  will enter into an  assumption  and modification  agreement  with the person to whom such  property has been or is about to be  conveyed,  under  which  such  person  becomes  liable  under the mortgage note subject to certain specified  conditions.  The original borrower may be released  from  liability on a loan if the master  servicer or servicer shall  have  determined  in good faith that such  release  will not  adversely affect  the  collectability  of the loan.  An ARM loan may be assumed if it is by its  terms  assumable  and if, in the  reasonable  judgment  of the  master servicer  or  servicer,  the  proposed  transferee  of the  related  mortgaged property  establishes  its ability to repay the loan and the  security for the
ARM loan would not be impaired by the assumption.  If a borrower transfers the mortgaged  property subject to an ARM loan without consent,  such ARM loan may be declared  due and  payable.  Any fee  collected  by the master  servicer or servicer  for  entering  into  an  assumption  or  substitution  of  liability agreement  or for  processing a request for partial  release of the  mortgaged property in most cases will be retained by the master  servicer or servicer as additional  servicing  compensation.  In connection with any  assumption,  the loan rate borne by the related mortgage note may not be altered.

      Realization Upon Defaulted Loans

      If a  loan,  including  a  contract  secured  by a lien  on a  mortgaged property,  is in default,  the master  servicer or servicer may take a variety of actions,  including foreclosing on the mortgaged property,  writing off the principal  balance  of the  loan  as a bad  debt,  taking  a deed  in  lieu of
foreclosure,   accepting  a  short  sale,   permitting  a  short  refinancing,
arranging for a repayment plan,  capitalization  of arrearages or modification as  described  above,  or  taking  an  unsecured  note.  Realization  on other contracts may be accomplished  through  repossession and subsequent  resale of the  underlying  home  improvement.  In  connection  with that  decision,  the master  servicer or servicer  will,  following  usual  practices in connection with senior and junior  mortgage  servicing  activities  or  repossession  and resale  activities,  estimate  the  proceeds  expected to be received  and the expenses  expected to be  incurred  in  connection  with that  foreclosure  or repossession  and resale to determine  whether a  foreclosure  proceeding or a repossession  and resale is appropriate.  To the extent that a loan secured by a lien on a  mortgaged  property  is junior  to  another  lien on the  related mortgaged property,  unless foreclosure proceeds for that loan are expected to at  least  satisfy  the  related  senior  mortgage  loan  in  full  and to pay foreclosure  costs,  it is likely  that that loan will be  written  off as bad debt with no  foreclosure  proceeding.  Similarly,  the expense and delay that may be associated with  foreclosing on the borrower's  beneficial  interest in the  Mexican  trust  following  a default on a Mexico  Loan,  particularly  if eviction or other  proceedings  are  required to be  commenced  in the Mexican courts,  may make  attempts to realize on the  collateral  securing the Mexico
Loans  uneconomical,  thus significantly  increasing the amount of the loss on
the  Mexico  Loan.  If  title  to  any  mortgaged   property  is  acquired  in
foreclosure  or by deed in lieu of  foreclosure,  the deed or  certificate  of sale  will  be  issued  to  the  trustee  or  to  its  nominee  on  behalf  of securityholders and, if applicable, the holders of any Excluded Balances.

                                         63

      Any  acquisition  of title  and  cancellation  of any REO  Loan  will be considered  for most  purposes  to be an  outstanding  loan  held in the trust until it is converted into a Liquidated Loan.

      For   purposes   of   calculations   of   amounts    distributable    to
securityholders  relating to an REO Loan, the amortization  schedule in effect at the time of any  acquisition  of title,  before any adjustment by reason of any  bankruptcy or any similar  proceeding or any moratorium or similar waiver or grace period,  will be deemed to have  continued in effect and, in the case of an ARM loan, the  amortization  schedule will be deemed to have adjusted in accordance  with any interest rate changes  occurring on any adjustment  date, so long as the REO Loan is  considered  to  remain  in the  trust.  If a REMIC election has been made,  any mortgaged  property so acquired by the trust must be disposed of in accordance  with  applicable  federal income tax regulations and  consistent  with  the  status  of the  trust as a  REMIC.  To the  extent provided in the related agreement,  any income, net of expenses and other than gains described in the second succeeding  paragraph,  received by the servicer or the master  servicer on the  mortgaged  property  prior to its  disposition will be  deposited in the  Custodial  Account on receipt and will be available at that time for making payments to securityholders.

      For a loan in  default,  the  master  servicer  or  servicer  may pursue foreclosure  or similar  remedies  subject to any senior  lien  positions  and certain  other  restrictions  pertaining  to junior loans as  described  under
"Certain  Legal  Aspects of the Loans"  concurrently  with pursuing any remedy for a breach of a representation  and warranty.  However,  the master servicer or  servicer  is not  required  to  continue  to pursue  both  remedies  if it determines that one remedy is more likely to result in a greater recovery.  If the  mortgage  loan  is an  Additional  Collateral  Loan  or a  Pledged  Asset
Mortgage  Loan,  the master  servicer or the servicer may proceed  against the related  mortgaged  property or the related  Additional  Collateral or Pledged
Assets  first,  or may proceed  against  both  concurrently,  as  permitted by applicable law and the terms under which the Additional  Collateral or Pledged
Assets are held, including any third-party guarantee.

      If a loan is  foreclosed  upon,  brokers  may be  engaged  to  sell  the related property and other third party expenses may be incurred.  Any fees and expenses  incurred by the master servicer or servicer in pursuing  foreclosure and  liquidation  of a loan will be  reimbursed,  resulting  in a reduction of
Liquidation  Proceeds.  The master servicer or servicer may engage  affiliates or may itself perform  certain  services that might  otherwise be performed by third  parties,  and may  receive  fees that it  believes  in good faith to be reasonable and consistent with its general servicing activities.

      On  the  first  to  occur  of  final  liquidation  and a  repurchase  or substitution  under a breach of a representation  and warranty,  the loan will be removed from the related trust.  The master  servicer or servicer may elect to treat a defaulted loan as having been finally  liquidated if  substantially all amounts  expected to be received in connection with that  liquidation have been  received.  In some cases,  the master  servicer or servicer will treat a loan that is 180 days or more  delinquent  as having been finally  liquidated.
Any additional  liquidation  expenses  relating to the loan incurred after the initial  liquidation  will be  reimbursable to the master servicer or servicer from any amounts otherwise  distributable to the related  securityholders,  or may be offset by any Subsequent  Recovery related to the loan.  Alternatively, for purposes of determining the amount of related  Liquidation  Proceeds to be distributed to securityholders,  the amount of any Realized Loss or the amount required  to be drawn under any  applicable  form of credit  enhancement,  the master  servicer  or  servicer  may  take  into  account  minimal  amounts  of additional receipts expected to be received,  as well as estimated  additional

                                         64

liquidation  expenses expected to be incurred in connection with the defaulted loan.  On  foreclosure  of a revolving  credit loan,  the related  Liquidation
Proceeds will be allocated  among the Trust Balances and Excluded  Balances as described in the prospectus supplement.

      For  some  series  of  securities,   the   applicable   form  of  credit
enhancement may provide,  to the extent of coverage,  that a defaulted loan or
REO Loan will be removed  from the trust  prior to its final  liquidation.  In addition,  the  master  servicer,  the  servicer  or the  holder  of the  most subordinate  class of certificates of a series may have the option to purchase from the trust any  defaulted  loan after a specified  period of  delinquency.
If a defaulted  loan or REO Loan is not removed  from the trust prior to final liquidation,  then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit  enhancement or other  insurance, the  securityholders  will bear the loss.  However, if a gain results from the final  liquidation  of an REO Loan which is not required by law to be remitted to the related mortgagor,  the master servicer or servicer will be entitled to retain that gain as additional servicing  compensation unless the accompanying prospectus supplement provides otherwise.

      The   accompanying   prospectus   supplement   will  specify  whether  a
Subsequent  Recovery shall be distributed to the  securityholders  in the same manner as repurchase  proceeds or liquidation  proceeds  received in the prior calendar month, to the extent that the related  Realized Loss was allocated to any  class of  securities,  if a final  liquidation  of a loan  resulted  in a
Realized Loss and  thereafter  the master  servicer or servicer  receives such
Subsequent  Recovery  specifically  related to that loan, in connection with a related breach of a representation or warranty or otherwise.  In addition,  if so specified in the accompanying prospectus supplement,  the principal balance of the class of subordinate  securities with the highest  payment  priority to which  Realized  Losses have been  allocated  will be  increased to the extent that such  Subsequent  Recoveries are  distributed as principal to any classes of  securities.  However,  the principal  balance of that class of subordinate securities  will not be increased  by more than the amount of Realized  Losses
previously   applied  to  reduce  the  principal  balance  of  that  class  of securities.  The  amount  of  any  remaining  Subsequent  Recoveries  will  be applied to increase the principal  balance of the class of securities with the next lower payment  priority;  however the principal  balance of that class of securities  will not be increased  by more than the amount of Realized  Losses
previously   applied  to  reduce  the  principal  balance  of  that  class  of securities,  and so on.  Holders  of  securities  whose  principal  balance is increased  in this manner  will not be  entitled to interest on the  increased balance for any interest  accrual period  preceding the  distribution  date on which the increase  occurs.  The foregoing  provisions  will apply even if the principal balance of a class of subordinate  securities was previously reduced to zero. Accordingly,  each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

      In the case of a series of  securities  other than a  senior/subordinate series,  if  so  provided  in  the  accompanying  prospectus  supplement,  the applicable  form of  credit  enhancement  may  provide  for  reinstatement  in accordance with specified  conditions if, following the final liquidation of a loan and a draw under the related credit  enhancement,  Subsequent  Recoveries are received.  For a description  of the master  servicer's or the  servicer's obligations  to maintain  and make  claims  under  applicable  forms of credit enhancement and insurance  relating to the loans,  see  "Description of Credit
Enhancement" and "Insurance Policies on Loans."

                                        65

      The market  value of any  Mixed-Use  Property  or  multifamily  property obtained  in  foreclosure  or by deed in lieu  of  foreclosure  will be  based substantially  on the  operating  income  obtained  from  renting the dwelling units and, in the case of Mixed-Use  Property,  the commercial units.  Since a default on a  mortgage  loan  secured by  Mixed-Use  Property  or  multifamily property  is  likely  to  have  occurred  because  operating  income,  net  of expenses,  is  insufficient  to make  debt  service  payments  on the  related mortgage  loan, it can be  anticipated  that the market value of that property will be  less  than  was  anticipated  when  the  related  mortgage  loan  was originated.  To the  extent  that the equity in the  property  does not absorb the loss in market value and the loss is not covered by other credit  support, a loss may be experienced by the related trust.

      For a discussion  of legal rights and  limitations  associated  with the foreclosure of a loan, see "Certain Legal Aspects of the Loans."

      The master  servicer or servicer  will deal with any  defaulted  private securities in the manner set forth in the accompanying prospectus supplement.

      Servicing Compensation and Payment of Expenses

      Each  servicer  or the  master  servicer,  as  applicable,  will be paid
compensation  for  the  performance  of  its  servicing   obligations  at  the
percentage per annum described in the  accompanying  prospectus  supplement of the outstanding  principal  balance of each loan. Any subservicer will also be entitled to the  servicing  fee as  described in the  accompanying  prospectus supplement.  The  servicer  or the master  servicer,  if any,  will deduct the servicing  fee for the  loans  underlying  the  securities  of a series  in an amount  to  be  specified  in  the  accompanying  prospectus  supplement.  The servicing  fees may be fixed or variable.  In addition,  the master  servicer, any  servicer  or the  relevant  subservicers,  if any,  will be  entitled  to servicing  compensation  in the form of assumption  fees, late payment charges or excess  proceeds  following  disposition  of  property in  connection  with defaulted  loans and any earnings on investments  held in the Payment  Account or any Custodial Account, to the extent not applied as Compensating  Interest.
Any  Excess  Spread  or  Excluded  Spread  retained  by a seller,  the  master
servicer  or  servicer  will  not  constitute   part  of  the  servicing  fee.
Regardless of the foregoing,  for a series of securities as to which the trust includes private securities,  the compensation  payable to the master servicer or servicer for servicing and administering  such private securities on behalf of the  holders  of such  securities  may be based on a  percentage  per annum described  in  the  accompanying  prospectus  supplement  of  the  outstanding balance of such private  securities and may be retained from  distributions of interest  thereon,  if stated in the accompanying  prospectus  supplement.  In addition,  some  reasonable  duties of the master servicer or the servicer may be performed  by an affiliate of the master  servicer or the servicer who will be entitled to compensation for performance of those duties.

      The master  servicer or the  servicer  will pay or cause to be paid some of the  ongoing  expenses  associated  with each trust and  incurred  by it in connection with its responsibilities  under the related agreement,  including, without  limitation,  payment  of any fee or  other  amount  payable  for some credit enhancement arrangements,  payment of the fees and disbursements of the trustee,  any custodian  appointed by the trustee,  the security registrar and
any  paying  agent,  and  payment  of  expenses   incurred  in  enforcing  the
obligations of subservicers  and sellers.  The master servicer or the servicer will be  entitled to  reimbursement  of expenses  incurred  in  enforcing  the
obligations  of  subservicers  and  sellers  under  some   circumstances.   In
addition,  as indicated in "-Servicing and Administration of  Loans-Collection

                                         66

and Other Servicing  Procedures,"  the master servicer or the servicer will be entitled  to  reimbursements  for  some  of  the  expenses  incurred  by it in connection  with  Liquidated  Loans and in connection  with the restoration of mortgaged  properties,  such right of reimbursement  being prior to the rights of  securityholders  to receive any related  Liquidation  Proceeds,  including
Insurance Proceeds.

      Evidence as to Compliance

      Each  pooling  and  servicing  agreement  or  servicing  agreement  will require the master  servicer or the servicer,  for each series of  securities, to deliver to the  trustee,  on or before the date in each year  specified  in the agreement,  and, if required, file with the Commission as part of a Report on 10-K filed on behalf of each issuing entity, the following documents:

o     a report  regarding its  assessment  of compliance  during the preceding calendar  year with all  applicable  servicing  criteria set forth in
         relevant   Commission   regulations   with  respect  to  asset-backed
         securities  transactions  taken  as  a  whole  involving  the  master servicer  that are  backed  by the  same  types  of  assets  as those backing the  securities,  as well as similar reports on assessment of compliance  received from certain other parties  participating in the servicing function as required by relevant Commission regulations;

o     with respect to each assessment  report described  immediately  above, a report by a registered  public  accounting  firm that attests to, and reports on, the assessment made by the asserting  party, as set forth in relevant Commission regulations; and

o     a servicer  compliance  certificate,  signed by an authorized officer of the master servicer, to the effect that:

o     A review  of the  master  servicer's  activities  during  the  reporting period  and of its  performance  under the  applicable  related agreement has been made under such officer's supervision; and

o     To the  best of such  officer's  knowledge,  based on such  review,  the master  servicer has  fulfilled all its  obligations  under the related  agreement  in all  material  respects  throughout  the period referenced in such servicer compliance certificate,  or, if there has been a failure to fulfill any such obligation,  in any material  respect,  specifying  each such failure  known to such officer and the nature and status thereof.

      The  master  servicer's   obligation  to  deliver  to  the  trustee  any
assessment or attestation  report  described  above and, if required,  to file the same with the  Commission,  is limited to those  reports  prepared  by the master  servicer  and,  in the case of reports  prepared  by any other  party, those reports  actually  received by the master servicer on or before March 31 in each year. In addition,  each servicer or subservicer  participating in the servicing  function  with respect to more than 5% of the  mortgage  loans will provide  the  foregoing  assessment  reports  with  respect to itself and each servicer or  subservicer  of at least 10% of the  mortgage  loans will provide the  compliance  certificate  described  above with  respect to its  servicing activities.

                                         67

      Furthermore,  if any trust  includes  mortgage  securities,  either  the related prospectus  supplement will specify how to locate Exchange Act reports relating to such  mortgage  securities  or the  required  information  will be provided in such trust's Exchange Act reports while it is a reporting entity.

      Certain Other Matters Regarding Servicing

      Each  servicer or the master  servicer,  as  applicable,  may not resign from its  obligations  and duties  under the  related  pooling  and  servicing agreement or servicing  agreement  unless each rating  agency has confirmed in writing  that  the  resignation  will  not  qualify,  reduce  or  cause  to be
withdrawn   the   then-current   ratings  on  the   securities   except  on  a
determination  that its  duties  thereunder  are no longer  permissible  under applicable  law. No resignation  will become  effective until the trustee or a successor  servicer  or master  servicer  has assumed  the  servicer's  or the master  servicer's  obligations  and  duties  under the  related  pooling  and servicing agreement.

      Each pooling and servicing  agreement or servicing  agreement  will also provide that neither the  servicer,  the master  servicer,  nor any  director, officer,  employee or agent of the master servicer or servicer, as applicable, will be  under  any  liability  to the  trust or the  securityholders  for any action taken or for refraining  from taking any action in good faith under the related agreement, or for errors in judgment.  However,  neither the servicer, the  master  servicer  nor any  such  person  will be  protected  against  any liability that would  otherwise be imposed by reason of the failure to perform its  obligations  in  compliance  with any  standard  of care set forth in the related agreement.  The servicer or the master servicer,  as applicable,  may, in its  discretion,  undertake  any  action  that  it may  deem  necessary  or desirable  with respect to the  servicing  agreement and the rights and duties of the parties  thereto and the interest of the related  securityholders.  The legal expenses and costs of the action and any liability  resulting  therefrom will be expenses,  costs and  liabilities of the trust and the servicer or the master  servicer  will be entitled  to be  reimbursed  out of funds  otherwise distributable to securityholders.

      The master  servicer  or the  servicer  will be  required  to maintain a fidelity bond and errors and  omissions  policy for its officers and employees and other persons  acting on behalf of the master  servicer or the servicer in connection with its activities under the related servicing agreement.

      If the servicer or the master  servicer  subcontracts  the  servicing of mortgaged  loans to a Special  Servicer,  the  standard  of care for,  and any indemnification  to be provided to, the Special  Servicer will be set forth in
the  related  prospectus  supplement,   pooling  and  servicing  agreement  or
servicing agreement.

      A servicer or the master servicer may have other business  relationships with the depositor, any seller or their affiliates.

                      DESCRIPTION OF CREDIT ENHANCEMENT

General

      As described in the accompanying  prospectus supplement,  credit support provided  for  each  series  of  securities  may  include  one or  more or any combination of the following:

                                         68

o     a letter of credit;

o     subordination  provided by any class of subordinated  securities for the related series;

o     overcollateralization and excess cash flow;

o     a mortgage  repurchase bond,  mortgage pool insurance  policy,  mortgage insurance policy,  special hazard insurance  policy,  bankruptcy bond or other  types of  insurance  policies,  or a secured  or  unsecured corporate  guaranty,  as  described  in the  accompanying  prospectus supplement;

o     a reserve fund; or

o     a financial guaranty insurance policy or surety bond.

      If specified in the  accompanying  prospectus  supplement,  the loans or home improvement contracts may be partially insured by the FHA under Title I.

      Credit  support for each series of securities may be comprised of one or more of the above components.  Each component will have a dollar limit and may provide coverage for Realized Losses that are:

o     Defaulted Mortgage Losses;

o     Special Hazard Losses;

o     Bankruptcy Losses; and

o     Fraud Losses.

      Most forms of credit  support  will not provide  protection  against all risks of loss  and will not  guarantee  repayment  of the  entire  outstanding principal  balance of the  securities  and interest  thereon.  If losses occur that exceed the amount  covered by credit support or are of a type that is not covered  by the credit  support,  securityholders  will bear  their  allocable share of  deficiencies.  In particular,  Defaulted  Mortgage  Losses,  Special
Hazard Losses,  Bankruptcy  Losses and Fraud Losses in excess of the amount of coverage provided therefor and  Extraordinary  Losses will not be covered.  To the  extent  that the  credit  enhancement  for any  series of  securities  is exhausted,  the  securityholders  will  bear  all  further  risks  of loss not otherwise insured against.

      Credit  support may also be provided in the form of an insurance  policy covering  the risk of  collection  and adequacy of any  Additional  Collateral provided in  connection  with any  Additional  Collateral  Loan, as limited by that insurance policy. As described in the related  agreement,  credit support may apply to all of the loans or to some loans contained in a pool.

      For any  series of  securities  backed by Trust  Balances  of  revolving credit loans,  the credit  enhancement  provided for the securities will cover any portion of any Realized Losses  allocated to the Trust  Balances,  subject

                                         69

to any  limitations  described  in  this  prospectus  and in the  accompanying prospectus supplement. See "The Trusts-Revolving Credit Loans."

      Each prospectus supplement will include a description of:

o     the amount  payable under the credit  enhancement  arrangement,  if any, provided for a series;

o     any  conditions to payment  thereunder  not otherwise  described in this prospectus;

o     the  conditions  under which the amount payable under the credit support may be reduced and under which the credit  support may be  terminated or replaced; and

o     the material provisions of any agreement relating to the credit support.

      Additionally,  each prospectus  supplement will contain  information for the issuer of any third-party credit enhancement,  if applicable.  The related
agreement  or  other   documents  may  be  modified  in  connection  with  the
provisions of any credit enhancement  arrangement to provide for reimbursement rights,  control rights or other provisions that may be required by the credit enhancer.  To the extent  provided  in the  applicable  agreement,  the credit
enhancement   arrangements   may  be   periodically   modified,   reduced  and
substituted  for based on the  performance of or on the aggregate  outstanding principal  balance of the loans covered  thereby.  See  "Description of Credit
Enhancement-Reduction  or Substitution of Credit Enhancement."

      The descriptions of any insurance  policies,  bonds or other instruments described in this  prospectus or any  prospectus  supplement  and the coverage thereunder do not purport to be complete and are  qualified in their  entirety by reference to the actual forms of the  policies,  copies of which  typically will be exhibits to the Form 8-K to be filed with the  Securities and Exchange
Commission  in  connection   with  the  issuance  of  the  related  series  of
securities.

Letters of Credit

      If any  component of credit  enhancement  as to any series of securities is to be  provided by a letter of credit,  a bank will  deliver to the trustee an  irrevocable  letter of credit.  The letter of credit  may  provide  direct coverage for the loans.  The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement,  the expiration date of the letter of credit,  and a more detailed  description  of the letter of credit will be specified in the accompanying  prospectus supplement.  On or before each  distribution  date, the letter of credit bank will be required to make  payments  after  notification  from the trustee,  to be deposited in the related  Payment  Account for the  coverage  provided  thereby.  The letter of credit may also provide for the payment of Advances.

Subordination

      A  senior/subordinate  series of securities  will consist of one or more
classes  of  senior   securities  and  one  or  more  classes  of  subordinate
securities,   as  specified  in  the   accompanying   prospectus   supplement.

                                         70

Subordination of the subordinate securities of any  senior/subordinate  series will be effected by the  following  method,  unless an  alternative  method is specified  in  the  accompanying  prospectus  supplement.  In  addition,  some classes of senior or subordinate  securities may be senior to other classes of senior or subordinate securities,  as specified in the accompanying prospectus supplement.

      For any  senior/subordinate  series,  the  total  amount  available  for distribution on each  distribution  date, as well as the method for allocating that amount among the various  classes of  securities  included in the series, will be described in the accompanying  prospectus  supplement.  In most cases, for any series,  the amount available for distribution will be allocated first to interest on the senior securities of that series,  and then to principal of the  senior  securities  up to  the  amounts  described  in  the  accompanying prospectus  supplement,  prior to allocation of any amounts to the subordinate securities.

      If so  provided  in  the  related  agreement,  the  master  servicer  or servicer may be permitted,  under certain circumstances,  to purchase any loan that is two or more months  delinquent  in payments of principal and interest,
at  the  repurchase  price.  If  specified  in  the  accompanying   prospectus
supplement,  any Realized Loss  subsequently  incurred in connection  with any such loan will be passed through to the  then-outstanding  securityholders  of the related  series in the same  manner as Realized  Losses on loans that have not been so  purchased,  unless that  purchase  was made on the request of the holder of the most  junior  class of  securities  of the related  series.  See
"Description of the  Securities-Servicing  and Administration of Loans-Special
Servicing" above.

      In the event of any  Realized  Losses  not in excess of the  limitations
described  below  (other  than  Extraordinary   Losses),  the  rights  of  the
subordinate  securityholders  to receive  distributions will be subordinate to the  rights of the senior  securityholders  and the owner of  Excluded  Spread and, as to certain classes of subordinated  securities,  may be subordinate to the rights of other subordinate securityholders.

      Except  as  noted  below,  Realized  Losses  will  be  allocated  to the
subordinate   securities  of  the  related  series  until  their   outstanding
principal balances have been reduced to zero.  Additional  Realized Losses, if any, will be allocated to the senior  securities.  If the series includes more than one class of senior  securities,  the additional  Realized Losses will be allocated  either on a pro rata basis  among all of the senior  securities  in proportion to their respective  outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

      The accompanying  prospectus supplement will describe how Special Hazard
Losses in excess of the  Special  Hazard  Amount will be  allocated  among all outstanding classes of securities.  In general,  such losses will be allocated among all  outstanding  classes of securities  of the related  series on a pro rata  basis  in  proportion  to  their  outstanding  principal  balances.  The respective amounts of other specified types of losses,  including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate  securities may be similarly limited to the Fraud Loss Amount and Bankruptcy  Amount,  and
the   subordinate   securities   may  provide  no  coverage  with  respect  to
Extraordinary  Losses or other specified types of losses,  as described in the accompanying  prospectus  supplement,  in which  case  those  losses  would be allocated on a pro rata basis among all  outstanding  classes of securities or as otherwise  specified in the  accompanying  prospectus  supplement.  Each of the Special  Hazard  Amount,  Fraud Loss Amount and  Bankruptcy  Amount may be

                                         71

subject to  periodic  reductions  and may be subject to further  reduction  or termination,  without  the  consent  of the  securityholders,  on the  written confirmation from each applicable  rating agency that the then-current  rating of the related series of securities will not be adversely affected.

      In most cases,  any allocation of a Realized  Loss,  including a Special
Hazard   Loss,   Fraud  Loss  or   Bankruptcy   Loss,   to  a  security  in  a
senior/subordinate  series will be made by reducing its outstanding  principal balance as of the distribution  date following the calendar month in which the
Realized Loss was incurred.

      The rights of  holders  of the  various  classes  of  securities  of any series to receive  distributions  of principal  and interest is  determined by the aggregate  outstanding  principal balance of each class or, if applicable, the  related  notional  amount.  The  outstanding  principal  balance  of  any security  will  be  reduced  by all  amounts  previously  distributed  on that
security  representing  principal,   and  by  any  Realized  Losses  allocated
thereto.  If there are no  Realized  Losses or  Principal  Prepayments  on any
loan,  the  respective  rights of the holders of  securities  of any series to future  distributions in most cases would not change.  However,  to the extent described  in  the  accompanying  prospectus  supplement,  holders  of  senior securities  may be entitled to receive a  disproportionately  larger amount of prepayments  received during  specified  periods,  which will have the effect, absent  offsetting  losses,  of  accelerating  the  amortization of the senior
securities  and  increasing  the  respective   percentage  ownership  interest
evidenced  by  the  subordinate  securities  in  the  related  trust,  with  a
corresponding   decrease  in  the  percentage  of  the  outstanding  principal balances of the senior securities,  thereby preserving the availability of the subordination  provided  by the  subordinate  securities.  In  addition,  some
Realized  Losses  will  be  allocated  first  to  subordinate   securities  by
reduction of their outstanding  principal balance,  which will have the effect of  increasing  the  respective  ownership  interest  evidenced  by the senior securities in the related trust.

      If so provided in the accompanying  prospectus supplement,  some amounts
otherwise   payable  on  any  distribution  date  to  holders  of  subordinate securities may be deposited  into a reserve fund.  Amounts held in any reserve
fund   may  be   applied   as   described   under   "Description   of   Credit
Enhancement-Reserve Funds" and in the accompanying prospectus supplement.

      In lieu of the foregoing  provisions,  subordination  may be effected by limiting the rights of the holders of  subordinate  securities  to receive the
Subordinate  Amount to the extent  described  in the  accompanying  prospectus supplement.  As  specified  in the  accompanying  prospectus  supplement,  the
Subordinate  Amount may be reduced  based on the amount of losses borne by the holders of the  subordinate  securities  as a result of the  subordination,  a specified  schedule or other method of reduction as the prospectus  supplement may specify.

      The exact terms and provisions of the  subordination  of any subordinate security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

      If  stated  in  the   accompanying   prospectus   supplement,   interest
collections  on the loans may exceed  interest  payments on the securities and other fees and  expenses of the trust for the related  distribution  date.  To the extent  such  excess  interest  is applied as  principal  payments  on the securities,  the  effect  will  be to  reduce  the  principal  balance  of the securities  relative  to the  aggregate  outstanding  balance  of  the  loans,

                                         72

thereby  creating  overcollateralization  and  additional  protection  to  the
securityholders,   if  and  to  the  extent   specified  in  the  accompanying
prospectus  supplement.  Additionally,  some of this  excess  cash flow may be used to protect  the  securities  against  some  Realized  Losses by making an additional  payment of  principal  on the  securities  up to the amount of the
Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

      Protection  against  losses on all or a  portion  of the loans in a loan pool may be  obtained by the  depositor  for a trust in the form of a mortgage pool  insurance  policy  or a  mortgage  insurance  policy.  A  mortgage  pool insurance  policy  covers  specified  losses on loans to the  extent  that the primary insurance  policy,  if required,  is not sufficient to cover the loss.
Generally,  the insurer's payment  obligations under a mortgage pool insurance policy  are  limited  to a  certain  amount,  which  will  be  stated  in  the prospectus  supplement.  As used  in this  prospectus,  a  mortgage  insurance policy is a policy that  provides  primary  mortgage  insurance  on all of the loans that are subject to the policy.  The insurer's payment  obligations will be limited to the amount stated in the prospectus  supplement,  if applicable.
Each  mortgage  pool  insurance  policy  or  mortgage   insurance  policy,  in
accordance  with  the  limitations  described  in this  prospectus  and in the prospectus  supplement,  if any, will cover Defaulted Mortgage Losses on loans in an amount  specified  in the  prospectus  supplement.  As  described  under
"-Maintenance  of Credit  Enhancement,"  the master  servicer or servicer will use its best  reasonable  efforts to  maintain  the  mortgage  pool  insurance policy or mortgage  insurance  policy and to present  claims to the insurer on behalf of itself,  the  trustee and the  securityholders.  The  mortgage  pool insurance policies and mortgage insurance policies,  however,  are not blanket policies  against loss,  since claims may only be made  respecting  particular defaulted  loans and only on satisfaction  of specified  conditions  precedent described in the succeeding  paragraph.  Unless  specified in the accompanying prospectus  supplement,  the mortgage  pool  insurance  policies may not cover losses due to a failure to pay or denial of a claim under a primary  insurance policy, irrespective of the reason.

      As  more   specifically   provided   in  the   accompanying   prospectus
supplement,  each mortgage pool insurance policy or mortgage  insurance policy will provide for  conditions  under which claims may be presented  and covered under the policy. On satisfaction of these  conditions,  the insurer will have the option either (a) to purchase the property  securing the defaulted loan at a price described in the prospectus  supplement,  or (b) to pay the portion of the loss  specified in the  prospectus  supplement.  In the case of a mortgage pool  insurance  policy,  payments (i) may be reduced  because of an aggregate payment  limitation  on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

      Securityholders  may  experience  a shortfall  in the amount of interest payable on the related  securities  in  connection  with the payment of claims under a mortgage pool insurance policy or a mortgage  insurance policy because the insurer may not be required to remit  unpaid  interest  through the end of the month in which the claim is paid.  In addition,  the  securityholders  may also experience  losses on the related  securities in connection with payments made under a mortgage pool insurance  policy or mortgage  insurance  policy to the extent that the master servicer or servicer  expends funds to cover unpaid real  estate  taxes or to repair the  related  mortgaged  property in order to make a claim under a mortgage  pool  insurance  policy or  mortgage  insurance policy,  as those amounts may not be covered by payments  under the applicable policy and may be  reimbursable  to the master servicer or servicer from funds

                                         73

otherwise payable to the  securityholders.  If any mortgaged property securing a  defaulted  loan is  damaged  and  proceeds,  if any (see  "-Special  Hazard
Insurance  Policies" below for risks which are not covered by those policies), from  the  related  hazard  insurance  policy  or  applicable  special  hazard insurance  policy  are  insufficient  to restore  the  damaged  property  to a condition  sufficient to permit  recovery  under the mortgage  pool  insurance policy or mortgage  insurance  policy,  the master servicer or servicer is not required  to expend its own funds to restore the  damaged  property  unless it determines that (a) restoration will increase the proceeds to  securityholders on  liquidation  of the  mortgage  loan  after  reimbursement  of  the  master
servicer  or  servicer  for  its  expenses  and  (b)  the  expenses   will  be
recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      Some mortgage pool insurance  policies,  mortgage insurance policies and primary  insurance  policies will not insure  against loss sustained by reason of a default  arising  from,  among other  things,  fraud or negligence in the origination  or  servicing  of a  loan,  including  misrepresentation  by  the borrower,  the seller or other  persons  involved  in the  origination  of the loan,  failure to construct a mortgaged  property in accordance with plans and specifications,  or  bankruptcy,  unless,  if  specified  in the  accompanying prospectus  supplement,  an endorsement to the mortgage pool insurance  policy or mortgage  insurance  policy  provides  for  insurance  against that type of loss.  Depending  on the  nature of the  event,  a breach of a  representation made by a seller may also have  occurred.  If the  representation  by a seller has been  assigned to the trustee for the benefit of the  securityholders  and that breach materially and adversely affects the interests of  securityholders and cannot be cured, the breach would give rise to a repurchase  obligation on
the  part  of  the   seller,   as   described   under   "Description   of  the
Securities-Repurchases  of Loans." However,  such an event would not give rise to a breach of a  representation  and warranty or a repurchase  obligation  on the part of the depositor or Residential Funding Corporation.

      The  original  amount of coverage  under each  mortgage  pool  insurance policy will be reduced over the life of the related  series of  securities  by the  aggregate  amount of claims  paid less the  aggregate  of the net amounts realized by the pool insurer on disposition of all foreclosed properties.  The amount of claims paid includes some expenses  incurred by the master  servicer or servicer as well as accrued interest on delinquent  mortgage loans, in most cases to the date of  payment  of the  claim or to the date  that the claim is
submitted  to  the  insurer.   See  "Certain  Legal  Aspects  of  the  Loans."
Accordingly,  if aggregate net claims paid under any mortgage  pool  insurance policy reach the original  policy  limit,  coverage  under that  mortgage pool insurance  policy will be  exhausted  and any further  losses will be borne by the  related  securityholders.  In  addition,  unless the master  servicer  or servicer  determines  that an Advance  relating to a delinquent  mortgage loan would  be  recoverable  to it from  the  proceeds  of the  liquidation  of the mortgage  loan or  otherwise,  the master  servicer or  servicer  would not be obligated  to make an Advance  respecting  any  delinquency  since the Advance would not be  ultimately  recoverable  to it from  either  the  mortgage  pool insurance  policy or from any other related  source.  See  "Description of the
Securities-Advances."  If specified in the prospectus  supplement,  a mortgage insurance  policy may have a similar limit on the aggregate amount of coverage for losses.

      Since each mortgage pool insurance policy and mortgage  insurance policy generally will require that the property subject to a defaulted  mortgage loan be restored to its original  condition prior to claiming  against the insurer, those policies will not provide coverage  against hazard losses.  As described under  "Insurance  Policies on  Loans-Standard  Hazard  Insurance on Mortgaged

                                         74

Properties,"  the  hazard  policies  covering  the  mortgage  loans  typically exclude from coverage  physical damage  resulting from a number of causes and,
even  when  the  damage  is   covered,   may  afford   recoveries   which  are
significantly  less  than full  replacement  cost of the  mortgaged  property.
Additionally,   no  coverage  for  Special  Hazard  Losses,  Fraud  Losses  or
Bankruptcy  Losses will cover all risks,  and the amount of any such  coverage will be limited.  See "-Special Hazard Insurance Policies" below. As a result, certain  hazard  risks  will  not be  insured  against  and  may be  borne  by securityholders.

      Contract  pools  may be  covered  by pool  insurance  policies  that are similar  to the  mortgage  pool  insurance  policies  and  mortgage  insurance policies described above.

Special Hazard Insurance Policies

      Any insurance  policy  covering  Special  Hazard  Losses  obtained for a trust  will be  issued by the  insurer  named in the  accompanying  prospectus supplement.  Each  special  hazard  insurance  policy  subject to  limitations described in this paragraph and in the accompanying prospectus supplement,  if any,  will protect the related  securityholders  from Special  Hazard  Losses.
Aggregate  claims under a special hazard  insurance  policy will be limited to the amount set forth in the  accompanying  prospectus  supplement  and will be subject to reduction as described in the accompanying  prospectus  supplement.
A special  hazard  insurance  policy  will  provide  that no claim may be paid unless hazard and, if  applicable,  flood  insurance on the property  securing the  loan has  been  kept in  force  and  other  protection  and  preservation expenses have been paid by the master servicer or servicer.

      In  accordance  with  the  foregoing   limitations,   a  special  hazard
insurance  policy will provide  that,  where there has been damage to property securing a foreclosed  loan,  title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard  insurance policy or flood  insurance  policy,  if any,  maintained  by the  borrower or the master servicer  or  servicer,  the  insurer  will pay the  lesser of (i) the cost of repair or  replacement  of the  related  property  or (ii) on  transfer of the property to the insurer,  the unpaid principal balance of the loan at the time of  acquisition  of the  related  property by  foreclosure  or deed in lieu of foreclosure,  plus  accrued  interest  at the  loan  rate to the date of claim settlement and certain  expenses  incurred by the master  servicer or servicer for the related property.

      If the property is  transferred  to a third party in a sale  approved by the special  hazard  insurer,  the amount that the special hazard insurer will pay will be the amount  under (ii) above  reduced by the net  proceeds  of the sale of the property.  If the unpaid  principal  balance plus accrued interest and some  expenses  is paid by the  special  hazard  insurer,  the  amount  of further  coverage under the related  special hazard  insurance  policy will be reduced by that amount less any net  proceeds  from the sale of the  property.
Any amount  paid as the cost of repair of the  property  will  further  reduce coverage  by that  amount.  Restoration  of the  property  with  the  proceeds described  under (i) above will satisfy the condition under each mortgage pool insurance  policy or  contract  pool  insurance  policy  that the  property be restored  before a claim  under the policy may be  validly  presented  for the defaulted loan secured by the related  property.  The payment  described under
(ii) above will render  presentation  of a claim  relating to a loan under the related  mortgage  pool  insurance  policy or contract pool  insurance  policy unnecessary.  Therefore,  so long  as a  mortgage  pool  insurance  policy  or contract pool insurance  policy remains in effect,  the payment by the insurer under a  special  hazard  insurance  policy  of the cost of  repair  or of the

                                         75

unpaid  principal  balance of the related loan plus accrued  interest and some
expenses   will   not   affect   the   total   Insurance   Proceeds   paid  to
securityholders,  but will affect the relative  amounts of coverage  remaining under the related special hazard  insurance policy and mortgage pool insurance policy or contract pool insurance policy.

Bankruptcy Bonds

      In the event of a personal  bankruptcy of a mortgagor and a filing under
Chapter 13 of the Bankruptcy  Code, a bankruptcy court may establish the value of the  mortgaged  property of the  mortgagor at a  proceeding  resulting in a
Deficient   Valuation.   Under  current  law,  Deficient  Valuations  are  not
permitted with respect to first liens on the related mortgaged  property,  but may occur  with  respect to a mortgage  loan  secured by a junior  lien if the value of the  related  mortgaged  property  at the time of the  filing is less than the amount of any first lien.

      In  addition,  other  modifications  of the terms of a mortgage  loan or
contract  can  result  from  a  bankruptcy   proceeding  without  a  permanent
forgiveness  of the principal  amount of the mortgage  loan,  including a Debt
Service   Reduction.   See  "Certain  Legal  Aspects  of  Mortgage  Loans  and
Contracts-The   Mortgage    Loans-Anti-Deficiency    Legislation   and   Other
Limitations  on  Lenders."  Any  bankruptcy  policy to  provide  coverage  for
Bankruptcy  Losses  resulting from  proceedings  under the federal  Bankruptcy
Code  obtained  for a  trust  will  be  issued  by an  insurer  named  in  the
accompanying   prospectus  supplement.   The  level  of  coverage  under  each
bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

      If stated in the accompanying prospectus supplement,  the depositor will deposit or cause to be deposited in a reserve fund,  any  combination  of cash or  Permitted  Investments  in  specified  amounts,  or any  other  instrument satisfactory  to the rating  agency or  agencies,  which  will be applied  and
maintained  in  the  manner  and  under  the   conditions   specified  in  the
accompanying  prospectus  supplement.  Instead  of  or  in  addition  to  that deposit, to the extent described in the accompanying prospectus supplement,  a reserve fund may be funded through  application of all or a portion of amounts otherwise  payable  on any  related  subordinate  securities,  from the Excess
Spread or  otherwise.  To the extent that the  funding of the reserve  fund is dependent  on amounts  otherwise  payable on related  subordinate  securities,
Excess  Spread or other cash flows  attributable  to the  related  loans or on
reinvestment   income,  the  reserve  fund  may  provide  less  coverage  than initially  expected  if the cash  flows or  reinvestment  income  on which the funding is dependent are lower than anticipated.

      For any series of securities as to which credit  enhancement  includes a letter of credit, if stated in the accompanying  prospectus supplement,  under specified  circumstances  the remaining  amount of the letter of credit may be drawn by the trustee and  deposited  in a reserve  fund.  Amounts in a reserve fund may be  distributed  to  securityholders,  or  applied to  reimburse  the master  servicer  or servicer  for  outstanding  Advances,  or may be used for other purposes,  in the manner and to the extent specified in the accompanying prospectus  supplement.  If stated in the accompanying  prospectus supplement, amounts in a reserve fund may be  available  only to cover  specific  types of losses,  or losses on specific loans. The accompanying  prospectus  supplement will  specify  whether any  reserve  fund will not be deemed to be part of the related trust. A reserve fund may provide  coverage to more than one series of securities, if described in the accompanying prospectus supplement.

                                         76

      The trustee will have a perfected  security  interest for the benefit of the  securityholders  in the assets in the reserve fund, unless the assets are owned by the related trust.  However,  to the extent that the  depositor,  any affiliate of the  depositor or any other entity has an interest in any reserve fund,  in the event of the  bankruptcy,  receivership  or  insolvency  of that entity,  there could be delays in  withdrawals  from the reserve  fund and the corresponding  payments to the  securityholders.  These delays could adversely affect the yield to investors on the related securities.

      Amounts  deposited  in any reserve fund for a series will be invested in
Permitted  Investments  by, or at the  direction  of, and for the benefit of a servicer,  the master  servicer or any other person named in the  accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The  depositor  may  obtain  one or more  financial  guaranty  insurance policies or guaranties or one or more surety bonds,  or one or more guarantees issued  by  insurers  or other  parties  acceptable  to the  rating  agency or agencies  rating the  securities  offered  insuring the holders of one or more classes of securities the payment of amounts due in accordance  with the terms of  that  class  or  those  classes  of  securities.  Any  financial  guaranty insurance  policy,  surety  bond or  guaranty  will  have the  characteristics described in, and will be in accordance  with any  limitations  and exceptions described in, the accompanying prospectus supplement.

      Unless specified in the accompanying prospectus supplement,  a financial guaranty  insurance  policy will be  unconditional  and  irrevocable  and will guarantee to holders of the applicable  securities that an amount equal to the full amount of payments  due to these  holders will be received by the trustee or its agent on behalf of the holders for payment on each  payment  date.  The specific terms of any financial  guaranty  insurance  policy will be described in the accompanying  prospectus  supplement.  A financial  guaranty  insurance policy  may  have  limitations  and,  in  most  cases,  will  not  insure  the obligation  of the  sellers or the master  servicer or servicer to purchase or substitute  for a defective  trust asset and will not  guarantee  any specific rate of Principal  Prepayments or cover specific interest shortfalls.  In most cases,  the  insurer  will be  subrogated  to the rights of each holder to the extent the insurer  makes  payments  under the  financial  guaranty  insurance policy.

Maintenance of Credit Enhancement

      If credit enhancement has been obtained for a series of securities,  the master  servicer  or the  servicer  will be  obligated  to  exercise  its best

                                         77

reasonable  efforts to keep or cause to be kept the credit enhancement in full force and  effect  throughout  the term of the  applicable  agreement,  unless
coverage   thereunder  has  been  exhausted   through  payment  of  claims  or
otherwise,   or  substitution  therefor  is  made  as  described  below  under
"-Reduction or  Substitution  of Credit  Enhancement."  The master servicer or
the  servicer,   as  applicable,   on  behalf  of  itself,   the  trustee  and
securityholders,  will be required  to provide  information  required  for the trustee to draw under any applicable credit enhancement.

      The master  servicer or the servicer  will agree to pay the premiums for
each  mortgage  pool  insurance  policy,   special  hazard  insurance  policy,
mortgage  insurance policy,  bankruptcy  policy,  financial guaranty insurance policy or surety bond, as applicable,  on a timely basis,  unless the premiums are paid  directly  by the  trust.  As to  mortgage  pool  insurance  policies generally,  if the  related  insurer  ceases to be a  Qualified  Insurer,  the master  servicer  or the  servicer  will use its best  reasonable  efforts  to obtain from  another  Qualified  Insurer a  comparable  replacement  insurance policy or bond with a total  coverage equal to the  then-outstanding  coverage of the policy or bond. If the cost of the  replacement  policy is greater than the cost of the  existing  policy or bond,  the  coverage  of the  replacement policy or bond will,  unless otherwise agreed to by the depositor,  be reduced to a level so that its premium  rate does not exceed the  premium  rate on the original  insurance  policy.  Any  losses  in market  value of the  securities associated with any reduction or withdrawal in rating by an applicable  rating agency shall be borne by the securityholders.

      If any property  securing a defaulted  loan is damaged and proceeds,  if any,  from the  related  hazard  insurance  policy or any  applicable  special hazard  insurance policy are insufficient to restore the damaged property to a condition  sufficient to permit recovery under any letter of credit,  mortgage pool insurance  policy,  mortgage  insurance  policy,  contract pool insurance policy or any related  primary  insurance  policy,  the master servicer or the servicer  is not  required  to expend  its own funds to  restore  the  damaged property unless it determines (i) that  restoration will increase the proceeds to one or more classes of  securityholders  on  liquidation  of the loan after reimbursement  of the master  servicer or the  servicer  for its  expenses and
(ii) that the expenses will be recoverable by it through Liquidation  Proceeds or Insurance Proceeds.  If recovery under any letter of credit,  mortgage pool insurance policy,  mortgage  insurance policy,  contract pool insurance policy other  credit  enhancement  or any  related  primary  insurance  policy is not available  because the master servicer or the servicer has been unable to make the above determinations,  has made the determinations incorrectly or recovery is not available for any other reason,  the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures,  in accordance with the preceding  sentence,  that it deems necessary or advisable to  realize  upon  the  defaulted  loan  and if this  determination  has  been incorrectly  made, is entitled to  reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

      The amount of credit  support  provided for any series of securities and relating to various types of losses  incurred may be reduced  under  specified circumstances.  In most cases,  the amount available as credit support will be subject to periodic reduction on a non-discretionary  basis in accordance with a schedule or formula  set forth in the  accompanying  prospectus  supplement.
Additionally,  in most cases,  the credit support may be replaced,  reduced or terminated,  and the formula  used in  calculating  the amount of coverage for
Bankruptcy  Losses,  Special  Hazard  Losses or Fraud  Losses may be  changed, without the consent of the  securityholders,  on the  written  assurance  from

                                         78

each  applicable  rating  agency that the  then-current  rating of the related series of  securities  will not be adversely  affected and with the consent of the related credit enhancer, if applicable.

      Furthermore,  if the credit rating of any obligor  under any  applicable credit  enhancement  is downgraded or the amount of credit  enhancement  is no longer sufficient to support the rating on the related securities,  the credit rating  of  each  class  of the  related  securities  may be  downgraded  to a corresponding level, and, the accompanying  prospectus supplement will specify whether the master  servicer,  the servicer or the depositor will be obligated to obtain  replacement  credit  support in order to restore  the rating of the securities.  The master servicer or the servicer, as applicable,  will also be permitted  to  replace  any  credit  support  with  other  credit  enhancement instruments  issued by obligors  whose credit  ratings are  equivalent  to the downgraded  level and in lower  amounts  that  would  satisfy  the  downgraded level,  provided  that the  then-current  rating of each class of the  related series of securities is  maintained.  Where the credit  support is in the form of a reserve fund, a permitted  reduction in the amount of credit  enhancement will  result in a release  of all or a portion  of the  assets in the  reserve fund to the  depositor,  the  master  servicer  or the  servicer  or any other person that is entitled to the credit support.  Any assets so released and any amount by which the credit  enhancement  is reduced will not be available  for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

      The  trustee on behalf of the trust may enter into  interest  rate swaps and related caps,  floors and collars to minimize the risk to  securityholders of adverse changes in interest rates,  and other yield  supplement  agreements or similar yield maintenance  arrangements that do not involve swap agreements or other notional principal contracts.

      An interest rate swap is an agreement  between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional"  principal amount.  No principal  amount is exchanged  between the  counterparties  to an interest  rate swap.  In the  typical  swap,  one party  agrees to pay a fixed rate on a notional  principal  amount,  while the counterparty pays a floating rate  based on one or more  reference  interest  rates  including  the  London
Interbank  Offered  Rate,  or LIBOR,  a  specified  bank's  prime rate or U.S.
Treasury  Bill  rates.  Interest  rate swaps  also  permit  counterparties  to exchange a floating  rate  obligation  based on one  reference  interest  rate
(such as LIBOR) for a floating  rate  obligation  based on another  referenced interest rate (such as U.S. Treasury Bill rates).

      The  swap  market  has  grown  substantially  in  recent  years  with  a significant  number  of banks  and  financial  service  firms  acting  both as principals and as agents  utilizing  standardized  swap  documentation.  Caps, floors and collars are more recent innovations,  and they are less liquid than other swaps.

      Yield  supplement  agreements  may be  entered  into to  supplement  the interest rate or rates on one or more classes of the securities of any series.

      There can be no  assurance  that the trust will be able to enter into or offset swaps or enter into yield  supplement  agreements  at any specific time or at prices or on other terms that are  advantageous.  In addition,  although

                                         79

the terms of the  swaps  and  yield  supplement  agreements  may  provide  for termination  under  some  circumstances,  there can be no  assurance  that the trust will be able to terminate a swap or yield  supplement  agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some  types of  loans  and  classes  of  securities  of any  series,  as specified  in the  accompanying  prospectus  supplement,  may be  subject to a purchase  obligation.  The terms and  conditions of each purchase  obligation, including the purchase price, timing and payment procedure,  will be described in the accompanying  prospectus  supplement.  A purchase  obligation for loans
may  apply  to  the  loans  or  to  the  related  securities.   Each  purchase
obligation  may be a secured or unsecured  obligation of its  provider,  which may include a bank or other  financial  institution  or an insurance  company.
Each purchase  obligation will be evidenced by an instrument  delivered to the trustee  for the  benefit of the  applicable  securityholders  of the  related series.  The  accompanying  prospectus  supplement  will specify  whether each purchase  obligation  for loans will be payable  solely to the trustee for the
benefit  of  the  securityholders  of  the  related  series.   Other  purchase
obligations  may be payable to the  trustee or  directly to the holders of the securities to which the obligations relate.

                         INSURANCE POLICIES ON LOANS

      The  mortgaged  property  related to each loan (other than a Cooperative
Loan)  will be  required  to be  covered  by a  hazard  insurance  policy  (as
described  under  "-Standard   Hazard  Insurance  on  Mortgaged   Properties,"
below).  In  addition,  some loans will be required to be covered by a primary insurance  policy.  If there are any FHA  loans  and VA loans in the  mortgage pool,  those  loans  will be  covered  by the  government  mortgage  insurance
programs   described   in  the   accompanying   prospectus   supplement.   The
descriptions  of any insurance  policies  contained in this  prospectus or any prospectus  supplement  and  the  coverage  thereunder  do not  purport  to be complete  and are  qualified  in their  entirety by  reference to the forms of policies.

Primary Insurance Policies

      If specified in the  accompanying  prospectus  supplement  and except as described  below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be  covered  by a primary  mortgage  guaranty  insurance  policy insuring  against  default on the  mortgage  loan up to an amount set forth in the  accompanying  prospectus  supplement,  unless  and  until  the  principal balance of the mortgage  loan is reduced to a level that would  produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related  seller will  represent and warrant that, to the best of its  knowledge,  the mortgage loans are so covered.  However,  the foregoing standard may vary significantly depending  on the  characteristics  of the mortgage  loans and the  applicable underwriting  standards.  A  mortgage  loan  will not be  considered  to be an exception  to the  foregoing  standard  if no  primary  insurance  policy  was obtained at origination  but the mortgage loan has amortized to an 80% or less
LTV  ratio  level  as of the  applicable  cut-off  date.  In most  cases,  the depositor will have the ability to cancel any primary  insurance policy if the
LTV  ratio  of the  mortgage  loan  is  reduced  to 80% or less  (or a  lesser specified  percentage)  based on an appraisal of the mortgaged  property after the related closing date or as a result of principal  payments that reduce the principal  balance of the mortgage loan after the closing  date.  Trust assets secured by a junior lien on the related  mortgaged  property  usually will not

                                         80

be  required by the  depositor  to be covered by a primary  mortgage  guaranty insurance  policy  insuring  against  default on the mortgage  loan.  Mortgage loans  secured  by  multifamily  properties  will not be  covered by a primary insurance policy, regardless of the related LTV ratio.

      A primary  insurance  policy is  generally  obtained  with respect to an individual  mortgage  loan.  It may be required to be obtained and paid for by the borrower,  or may be paid for by the master  servicer,  the servicer,  the seller or a third party.

      Under a federal  statute,  borrowers  with  respect to many  residential mortgage  loans  originated  on or after July 29,  1999,  will have a right to request the  cancellation of any private  mortgage  insurance  policy insuring loans when the  outstanding  principal  amount of the  mortgage  loan has been reduced or is  scheduled  to have been  reduced to 80% or less of the value of the  mortgaged  property at the time the  mortgage  loan was  originated.  The borrower's  right to  request  the  cancellation  of the  policy is subject to certain  conditions,  including (i) the condition that no monthly  payment has been  thirty  days or more past due  during  the  twelve  months  prior to the cancellation  date,  and no monthly  payment  has been sixty days or more past due during  the twelve  months  prior to that  period,  (ii) there has been no decline in the value of the  mortgaged  property  since the time the  mortgage loan was  originated  and (iii) the  mortgaged  property is not  encumbered by
subordinate   liens.  In  addition,   any  requirement  for  private  mortgage
insurance will  automatically  terminate when the scheduled  principal balance of the  mortgage  loan,  based on the original  amortization  schedule for the mortgage  loan,  is  reduced  to 78% or less  of the  value  of the  mortgaged property at the time of  origination,  provided the mortgage  loan is current.
The  legislation  requires that borrowers be provided  written notice of these cancellation rights at the origination of the mortgage loans.

      If  the  private  mortgage   insurance  is  not  otherwise  canceled  or
terminated by borrower request in the  circumstances  described above, it must be terminated no later than the first day of the month  immediately  following the date that is the midpoint of the mortgage loan's  amortization  period, if on that date,  the borrower is current on the  payments  required by the terms of the mortgage  loan.  The  mortgagee's  or master  servicer's  or servicer's failure to comply  with the law could  subject  such  parties  to civil  money penalties but would not affect the validity or  enforceability of the mortgage loan.  The law does not  preempt  any state law  regulating  private  mortgage insurance except to the extent that such law is inconsistent  with the federal law and then only to the extent of the inconsistency.

      In most  cases,  Mexico  Loans will have LTV ratios of less than 80% and will  not be  insured  under a  primary  insurance  policy.  Primary  mortgage insurance or similar  credit  enhancement  on a Mexico Loan may be issued by a private  corporation  or a  governmental  agency  and may be in the  form of a guarantee, insurance policy or another type of credit enhancement.

      Mortgage  loans that are subject to negative  amortization  will only be covered by a primary  insurance  policy if that coverage was required on their origination,  regardless that subsequent negative  amortization may cause that mortgage loan's LTV ratio based on the then-current  balance,  to subsequently exceed the limits that would have required coverage on their origination.

                                         81

      While the terms and conditions of the primary insurance  policies issued by one primary  mortgage  guaranty  insurer will usually  differ from those in primary  insurance  policies  issued by other primary  insurers,  each primary insurance policy generally will pay either:

o     the insured percentage of the loss on the related mortgaged property;

o     the entire amount of the loss,  after receipt by the primary  insurer of good and  merchantable  title to, and  possession  of, the  mortgaged property; or

o     at the option of the primary  insurer  under certain  primary  insurance policies,  the  sum of  the  delinquent  monthly  payments  plus  any
         Advances  made by the insured,  both to the date of the claim payment and,  thereafter,  monthly  payments  in the  amount  that would have become  due under  the  mortgage  loan if it had not been  discharged plus any  Advances  made by the insured  until the earlier of (a) the date the  mortgage  loan  would have been  discharged  in full if the default had not occurred or (b) an approved sale.

      The amount of the loss as calculated  under a primary  insurance  policy covering a mortgage  loan will in most cases  consist of the unpaid  principal amount of such  mortgage  loan and  accrued  and unpaid  interest  thereon and reimbursement of some expenses, less:

o     rents  or  other  payments  received  by the  insured  (other  than  the proceeds  of hazard  insurance)  that are  derived  from the  related mortgaged property;

o     hazard  insurance  proceeds  received  by the  insured  in excess of the amount required to restore the mortgaged  property and which have not been applied to the payment of the mortgage loan;

o     amounts expended but not approved by the primary insurer;

o     claim payments previously made on the mortgage loan; and

o     unpaid premiums and other amounts.

      As  conditions  precedent  to the filing or  payment of a claim  under a primary  insurance  policy,  in the  event of  default  by the  borrower,  the insured will typically be required, among other things, to:

o     advance or discharge (a) hazard insurance  premiums and (b) as necessary and approved in advance by the primary  insurer,  real estate  taxes, protection  and  preservation  expenses and  foreclosure  and related costs;

o     in the event of any physical loss or damage to the  mortgaged  property, have the  mortgaged  property  restored to at least its  condition at the effective  date of the primary  insurance  policy  (ordinary wear and tear excepted); and

o     tender to the  primary  insurer  good and  merchantable  title  to,  and possession of, the mortgaged property.

                                         82

      For any securities  offered under this  prospectus,  the master servicer or the servicer will maintain or cause each  subservicer  to maintain,  as the case may be, in full force and effect and to the extent  coverage is available a  primary  insurance  policy  with  regard  to each  mortgage  loan for which coverage is required  under the standard  described  above unless an exception to such  standard  applies or  alternate  credit  enhancement  is  provided as described  in  the  accompanying  prospectus  supplement;  provided  that  the primary  insurance  policy  was  in  place  as of the  cut-off  date  and  the depositor had knowledge of such primary insurance policy.

Standard Hazard Insurance on Mortgaged Properties

      The terms of the mortgage loans (other than  Cooperative  Loans) require each  borrower  to maintain a hazard  insurance  policy  covering  the related mortgaged  property and  providing  for coverage at least equal to that of the standard form of fire  insurance  policy with extended  coverage  customary in the  state in which the  property  is  located.  Most  coverage  will be in an amount equal to the lesser of the principal  balance of the mortgage loan, the guaranteed  replacement  value,  and,  in the case of loans  secured by junior liens on the related mortgaged  property,  the principal balance of any senior mortgage loans, or 100% of the insurable  value of the  improvements  securing the mortgage loan.  The pooling and servicing  agreement will provide that the master  servicer  or the  servicer  shall  cause  the  hazard  policies  to be maintained or shall obtain a blanket  policy  insuring  against  losses on the mortgage  loans.  If that blanket  policy  contains a deductible  clause,  the master  servicer  or servicer  will  deposit in the  Custodial  Account or the applicable  Payment  Account all amounts  which would have been  deposited  in that  account but for that  clause.  The master  servicer or the  servicer may
satisfy  its  obligation  to  cause  hazard   policies  to  be  maintained  by
maintaining a blanket policy insuring  against losses on those mortgage loans.
The  ability of the master  servicer  or the  servicer  to ensure  that hazard insurance  proceeds  are  appropriately  applied may be dependent on its being named as an  additional  insured under any hazard  insurance  policy and under any  flood  insurance  policy  referred  to below,  or on the  extent to which information  in  this  regard  is  furnished  to the  master  servicer  or the servicer by borrowers  or  subservicers.  If loans  secured by junior liens on the  related  mortgaged  property  are  included  within any trust,  investors should also consider the application of hazard  insurance  proceeds  discussed in this  prospectus  under  "Certain  Legal Aspects of the Loans-The  Mortgage
Loans-Junior Mortgages; Rights of Senior Mortgagees."

      The standard form of fire and extended  coverage  policy covers physical damage  to or  destruction  of the  improvements  on  the  property  by  fire,
lightning,   explosion,   smoke,  windstorm,  hail,  riot,  strike  and  civil
commotion,  in accordance with the conditions and exclusions specified in each policy.  The policies  relating to the mortgage loans will be  underwritten by different  insurers under  different  state laws in accordance  with different applicable  state forms and  therefore  will not contain  identical  terms and conditions,  the basic terms of which are dictated by  respective  state laws.
These policies  typically do not cover any physical damage  resulting from the
following:   war,   revolution,   governmental   actions,   floods  and  other
water-related causes, earth movement,  including  earthquakes,  landslides and mudflows,  nuclear  reactions,  wet or dry rot,  vermin,  rodents,  insects or domestic animals, theft and, in some cases,  vandalism.  The foregoing list is merely  indicative of some kinds of uninsured  risks and is not intended to be all-inclusive.  Where the improvements securing a mortgage loan are located in a federally  designated flood area at the time of origination of that mortgage loan,  the pooling  and  servicing  agreement  typically  requires  the master servicer or the  servicer  to cause to be  maintained  for each such  mortgage loan serviced,  flood insurance,  to the extent available,  in an amount equal to the lesser of the amount  required to compensate  for any loss or damage on a replacement cost basis or the maximum insurance  available under the federal flood insurance program.

                                         83

      The  hazard  insurance   policies  covering  the  mortgaged   properties
typically  contain a co-insurance  clause that in effect  requires the related borrower at all times to carry insurance of a specified percentage,  typically
80% to 90%, of the full replacement  value of the improvements on the property in order to  recover  the full  amount of any  partial  loss.  If the  related borrower's  coverage  falls  below  this  specified  percentage,  this  clause usually  provides  that the  insurer's  liability in the event of partial loss does not exceed the greater of (i) the  replacement  cost of the  improvements damaged or destroyed less physical  depreciation or (ii) the proportion of the loss as the amount of insurance  carried bears to the specified  percentage of the full replacement cost of the improvements.

      Since the amount of hazard  insurance  that  borrowers  are  required to maintain on the  improvements  securing the mortgage  loans may decline as the principal  balances owing thereon decrease,  and since residential  properties have historically  appreciated in value over time,  hazard insurance  proceeds could be insufficient to restore fully the damaged  property in the event of a partial loss. See "Description of Credit  Enhancement-Subordination" above for a description of when  subordination is provided,  the protection,  limited to the  Special  Hazard  Amount  as  described  in  the  accompanying  prospectus
supplement,   afforded   by   subordination,   and   "Description   of  Credit
Enhancement-Special  Hazard  Insurance  Policies"  for a  description  of  the limited  protection  afforded by any special hazard  insurance  policy against losses occasioned by hazards which are otherwise uninsured against.

      With  respect  to  mixed-use  mortgage  loans and  multifamily  mortgage loans, some additional insurance policies may be required,  including, but not limited  to,  loss  of rent  endorsements,  business  interruption  insurance, comprehensive  public liability  insurance and general liability insurance for bodily  injury and  property  damage,  and the related  pooling and  servicing agreement or servicing  agreement may require the master  servicer or servicer to maintain that insurance with respect to any mortgaged  properties  relating to REO Loans.

      Hazard  insurance on the Mexican  properties will usually be provided by insurers  located in Mexico.  The  depositor may not be able to obtain as much information  about the  financial  condition of the companies  issuing  hazard insurance  policies in Mexico as it is able to obtain for  companies  based in the United  States.  The  ability of the  insurers  to pay claims  also may be affected by, among other things,  adverse political and economic  developments in Mexico.

Standard Hazard Insurance on Manufactured Homes

      The terms of the related  agreement  will  require  the  servicer or the
master  servicer,   as  applicable,   to  cause  to  be  maintained  for  each
manufactured  housing contract one or more standard hazard insurance  policies that  provide,  at a minimum,  the same  coverage as a standard  form fire and
extended  coverage   insurance  policy  that  is  customary  for  manufactured
housing,  issued by a company authorized to issue the policies in the state in which the  manufactured  home is  located,  and in an amount  that is not less than the maximum  insurable  value of the  manufactured  home or the principal balance due from the borrower on the related  manufactured  housing  contract, whichever is less.  Coverage may be provided by one or more blanket  insurance policies covering losses on the manufactured  housing contracts resulting from

                                         84

the  absence  or  insufficiency   of  individual   standard  hazard  insurance
policies.  If a manufactured  home's  location was, at the time of origination of the related  manufactured  housing contract,  within a federally designated flood  area,  the  servicer  or the master  servicer  also will be required to maintain flood insurance.

      If the servicer or the master servicer  repossesses a manufactured  home on behalf of the  trustee,  the  servicer or the master  servicer  will either maintain  at its  expense  hazard  insurance  for  the  manufactured  home  or indemnify  the trustee  against any damage to the  manufactured  home prior to resale or other disposition.

                                THE DEPOSITOR

      The  depositor is an indirect  wholly owned  subsidiary of GMAC Mortgage
Group,  Inc., which is a wholly owned subsidiary of General Motors  Acceptance
Corporation,   which  is  a   wholly-owned   subsidiary   of  General   Motors
Corporation.  The depositor is a Delaware  corporation and was incorporated on
November 17, 1999.  The depositor  was  organized  for the limited  purpose of acquiring  loans and contracts and  depositing  these loans and contracts into issuing  entities that issue  securities  backed by such loans.  The depositor does not engage in any other  activities and does not have, nor is it expected in the future to have,  any  significant  assets.  The  depositor  anticipates that it will in many cases have acquired loans indirectly through  Residential
Funding  Corporation,  which is an indirect  wholly owned  subsidiary  of GMAC
Mortgage  Group,  Inc. The  depositor  anticipates  that it will in many cases acquire  loans  from  GMAC  Mortgage  Corporation,  which is also an  indirect wholly owned subsidiary of GMAC Mortgage Group, Inc.

      The  securities  do not represent an interest in or an obligation of the depositor.  The  depositor's  only  obligations  with  respect  to a series of securities  will be to repurchase  certain items of mortgage  collateral  upon any breach of limited representations and warranties made by the depositor.

      The depositor  maintains its principal  office at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437. Its telephone number is
(952) 857-7000.

                       RESIDENTIAL FUNDING CORPORATION

      If  specified in the  accompanying  prospectus  supplement,  Residential
Funding  Corporation,  an affiliate of the depositor,  will act as the sponsor and master servicer or the servicer for each series of securities.

                                THE AGREEMENTS

      As described in this prospectus  under  "Introduction"  and "Description of the  Securities-General,"  each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable,  and each series of notes will be issued under an  indenture,  each as described in that section.  In the case of each series of notes, the provisions  relating to the
servicing  of  the  loans  will  be   contained   in  the  related   servicing
agreements.  The following summaries describe additional  provisions common to each pooling and servicing  agreement and trust agreement relating to a series of  certificates,  and each  indenture and servicing  agreement  relating to a series of notes.

                                         85

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Servicing Agreement

      Events of default under the related  pooling and servicing  agreement or servicing agreement for a series of securities will include:

o     any  failure  by the  servicer  or master  servicer  to make a  required deposit to the  Custodial  Account or the Payment  Account or, if the
         master  servicer or servicer is the paying  agent,  to  distribute to the holders of any class of  securities  of that series any  required payment which continues  unremedied for five days after the giving of written  notice  of  the  failure  to  the  master  servicer  or  the servicer by the trustee or the depositor,  or to the master  servicer or the  servicer,  the  depositor  and the  trustee by the holders of securities  of  such  class  evidencing  not  less  than  25%  of the aggregate percentage interests  constituting that class or the credit enhancer, if applicable;

o     any  failure  by the  master  servicer  or  servicer  duly to observe or perform  in any  material  respect  any  other  of its  covenants  or agreements  in the related  agreement  for that series of  securities which continues  unremedied for a period of not more than 45 days, or
         15  days  in the  case  of a  failure  to pay  the  premium  for  any insurance  policy  which  is  required  to be  maintained  under  the related  servicing  agreement,  after the giving of written notice of the failure to the master  servicer or the servicer by the trustee or the depositor,  or to the master servicer or servicer,  the depositor and the  trustee by the  holders of any class of  securities  of that series  evidencing  not  less  than  25%,  33% in the case of a trust including  private  securities  or a majority in the case of a series of notes, of the aggregate  percentage  interests  constituting  that class, or the credit enhancer, if applicable; and

o     some events of insolvency,  bankruptcy or similar proceedings  regarding the master  servicer  or servicer  and certain  actions by the master servicer or servicer  indicating  its  insolvency or inability to pay its obligations.

      A default  under the terms of any  private  securities  included  in any trust will not constitute an event of default under the related agreement.

      So long as an event of default remains unremedied,  either the depositor or the trustee  may,  and, in the case of an event of default  under a pooling and  servicing  agreement  or  servicing  agreement,  as  applicable,  at  the direction  of the holders of  securities  evidencing  not less than 51% of the aggregate  voting rights in the related trust,  the trustee shall,  by written notification  to the master  servicer or servicer and to the  depositor or the trustee,  terminate all of the rights and  obligations of the master  servicer or servicer under the related  agreement,  other than any rights of the master servicer or servicer as securityholder,  and, in the case of termination under a servicing agreement,  the right to receive servicing compensation,  expenses for  servicing  the trust  assets  during any period prior to the date of that termination,  and other  reimbursement  of amounts the master  servicer or the servicer is entitled to withdraw from the Custodial  Account.  The trustee or, on notice to the  depositor  and with the  depositor's  consent,  its designee will succeed to all  responsibilities,  duties and  liabilities  of the master servicer  or  the  servicer  under  the  related  agreement,  other  than  the

                                         86

obligation to purchase  loans under some  circumstances,  and will be entitled to  similar  compensation  arrangements.  If a series of  securities  includes credit enhancement  provided by a third party credit enhancer,  certain of the foregoing  rights may be  provided  to the  credit  enhancer  rather  than the securityholders,  if so specified in the applicable prospectus supplement.  If the trustee would be obligated to succeed the master  servicer or the servicer but is  unwilling to do so, it may appoint or if it is unable to act as master servicer  or  servicer,  it shall  appoint or  petition  a court of  competent jurisdiction  for the  appointment  of, a Fannie Mae- or Freddie  Mac-approved mortgage  servicing  institution  with a net worth of at least  $10,000,000 to act as  successor  to the master  servicer or the  servicer  under the related agreement,  unless otherwise described in the agreement.  Pending appointment, the  trustee  is  obligated  to act in  that  capacity.  The  trustee  and any successor  may agree on the  servicing  compensation  to be paid,  which in no event may be greater than the  compensation  to the initial master servicer or the servicer under the related  agreement.  The master servicer is required to reimburse  the trustee  for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing
agreement,   except  any  such  expenses  as  may  arise  from  the  trustee's negligence or bad faith.

      No  securityholder  will have any right  under a pooling  and  servicing agreement or servicing agreement,  as applicable,  to institute any proceeding with  respect  to the  pooling  and  servicing  agreement,  unless  the holder previously  has  given  to the  trustee  written  notice  of  default  and the continuance  thereof  and  unless  the  holders  of  securities  of any  class
evidencing   not  less  than  25%  of  the  aggregate   percentage   interests
constituting  that  class  have  made  written  request  upon the  trustee  to institute  the  proceeding  in its own name as trustee  under the  pooling and servicing agreement or servicing  agreement,  as applicable,  and have offered to the trustee reasonable  indemnity and the trustee for 60 days after receipt of the  request  and  indemnity  has  neglected  or refused to  institute  any proceeding.  However,  the trustee will be under no obligation to exercise any of the trusts or powers  vested in it by the pooling and  servicing  agreement or servicing agreement, as applicable, or to institute,  conduct or defend any litigation  under the pooling and  servicing  agreement  or in relation to the pooling and servicing agreement or servicing agreement, as applicable,  at the request,  order or  direction  of any of the  securityholders  covered  by the pooling and servicing agreement or servicing agreement, as applicable,  unless the  securityholders  have  offered  to the  trustee  reasonable  security  or indemnity against the costs, expenses and liabilities which may be incurred.

      Indenture

An event of default  under the  indenture  for each  series of notes,  in most cases, will include:

o     default for five days or more in the  distribution  of any  principal of or interest on any note of the series;

o     failure to perform any other  covenant of the  depositor or the trust in the  indenture  which  continues  for a period of thirty  days  after notice of that  failure is given in  accordance  with the  procedures described in the accompanying prospectus supplement;

o     any  representation  or warranty  made by the  depositor or the trust in the indenture or in any certificate or other writing  delivered under or in  connection  with the  indenture  relating to or affecting  the series,  having been  incorrect in a material  respect as of the time made,  and the breach is not cured within thirty days after notice of that error is given in accordance  with the  procedures  described in the accompanying prospectus supplement;

                                         87

o     certain  bankruptcy,  insolvency,  or  similar  events  relating  to the depositor or the trust; and

o     any other event of default provided for securities of that series.

      If an  event  of  default  as to the  notes  of any  series  at the time
outstanding  occurs  and  is  continuing,   either  the  trustee,  the  credit
enhancer,  if  applicable,  or the holders of a majority of the then aggregate outstanding  amount of the notes of the series with the written consent of the credit  enhancer may declare the  principal  amount,  or, if the notes of that series are  accrual  notes,  that  portion of the  principal  amount as may be specified  in the terms of that  series,  of all the notes of the series to be due and payable  immediately.  That declaration may, under some circumstances, be  rescinded  and  annulled  by  the  holders  of  a  majority  in  aggregate outstanding amount of the related notes.

      If,  following an event of default for any series of notes, the notes of the series have been  declared to be due and payable,  the trustee may, in its discretion,  or,  if  directed  in  writing  by  the  credit  enhancer,  will,
regardless  of  that  acceleration,   elect  to  maintain  possession  of  the
collateral  securing  the  notes  of that  series  and to  continue  to  apply
payments  on  that   collateral  as  if  there  had  been  no  declaration  of
acceleration if that collateral  continues to provide sufficient funds for the payment of  principal of and interest on the notes of the series as they would have become due if there had not been a declaration.  In addition, the trustee may not sell or otherwise  liquidate  the  collateral  securing the notes of a series following an event of default, unless:

o     the  holders  of 100% of the then  aggregate  outstanding  amount of the notes of the series consent to that sale,

o     the proceeds of the sale or  liquidation  are  sufficient to pay in full the  principal  of and  accrued  interest,  due  and  unpaid,  on the outstanding  notes  of  the  series,  and  to  reimburse  the  credit enhancer, if applicable, at the date of that sale, or

o     the trustee  determines  that the collateral  would not be sufficient on an  ongoing  basis  to make  all  payments  on  those  notes as those payments  would have become due if those notes had not been  declared due and payable,  and the trustee  obtains the consent of the holders of 66 2/3% of the then aggregate  outstanding  amount of the notes of the series and the credit enhancer, if applicable.

      In the event that the trustee  liquidates  the  collateral in connection with an event of default,  the indenture provides that the trustee will have a prior lien on the proceeds of that  liquidation  for unpaid fees and expenses.
As a result, on the occurrence of that event of default,  the amount available for payments to the securityholders  would be less than would otherwise be the case. However,  the trustee may not institute a proceeding for the enforcement of its lien except in connection  with a proceeding for the enforcement of the lien of the  indenture  for  the  benefit  of the  securityholders  after  the occurrence of an event of default.

                                         88

      If stated in the accompanying  prospectus  supplement,  in the event the principal of the notes of a series is declared  due and payable,  as described in the  second  preceding  paragraph,  the  holders  of any notes  issued at a discount  from par may be entitled to receive no more than an amount  equal to the unpaid  principal  amount of those  notes less the amount of the  discount that is unamortized.

      In most cases, no securityholder  will have any right under an indenture to institute any proceeding in connection with the agreement unless:

o     the  holder  previously  has  given to the  trustee  written  notice  of default and the continuance of that default,

o     the holders of securities of any class  evidencing  not less than 25% of the aggregate  percentage  interests  constituting the class (1) have made written  request upon the trustee to institute  that  proceeding in its own  name as  trustee  and (2)  have  offered  to the  trustee reasonable indemnity,

o     the trustee has neglected or refused to institute  that  proceeding  for
         60 days after receipt of that request and indemnity, and

o     no direction  inconsistent  with that written  request has been given to the  trustee  during  that 60 day period by the holders of a majority of the security balances of that class.

      If a series of  securities  includes  credit  enhancement  provided by a third party credit  enhancer,  certain of the foregoing rights may be provided to the credit  enhancer  rather than the  securityholders,  if so specified in the applicable prospectus supplement.

      However,  the trustee will be under no obligation to exercise any of the trusts or powers  vested in it by the  applicable  agreement or to  institute, conduct or defend any litigation under the pooling and servicing  agreement or in relation to the pooling and  servicing  agreement at the request,  order or direction of any of the securityholders  covered by the agreement,  unless the securityholders  have offered to the trustee reasonable  security or indemnity against the costs,  expenses  and  liabilities  which may be incurred in or by exercise of that power.  The master  servicer  is  required to  reimburse  the trustee  for all  reasonable  expenses  incurred  or made  by the  trustee  in accordance  with  any of the  provisions  of the  indenture,  except  any such expenses as may arise from the indenture trustee's negligence or bad faith.

Amendment

      In most  cases,  each  agreement  may be amended  by the  parties to the agreement, without the consent of the related securityholders:

o     to cure any ambiguity;

o     to  correct  or   supplement   any   provision   therein  which  may  be
         inconsistent  with any other  provision  therein  or to  correct  any error;

o     to change the timing and/or nature of deposits in the Custodial  Account or the Payment  Account or to change the name in which the  Custodial
         Account  is  maintained,  except  that (a)  deposits  to the  Payment

                                         89

         Account may not occur later than the related  distribution  date, (b)
         the change  may not  adversely  affect in any  material  respect  the interests  of any  securityholder,  as  evidenced  by an  opinion  of
         counsel,   and  (c)  the   change  may  not   adversely   affect  the
         then-current rating of any rated classes of securities,  as evidenced by a letter from each applicable rating agency;

o     if an  election to treat the related  trust as a "real  estate  mortgage investment  conduit," or REMIC,  has been made, to modify,  eliminate or  add  to any of its  provisions  (a) to the  extent  necessary  to maintain  the  qualification  of the  trust as a REMIC or to avoid or minimize  the risk of  imposition  of any tax on the  related  trust, provided  that the trustee has  received an opinion of counsel to the effect  that (1) the action is  necessary  or  desirable  to maintain qualification  or to avoid or minimize that risk,  and (2) the action will not  adversely  affect in any material  respect the interests of
         any  related   securityholder,   or  (b)  to  modify  the  provisions
         regarding  the  transferability  of the  REMIC  Residual  Securities, provided that the depositor has determined  that the change would not adversely  affect  the  applicable  ratings  of  any  classes  of the certificates,  as evidenced by a letter from each  applicable  rating agency,  and that any such  amendment  will not give  rise to any tax for the transfer of the REMIC Residual  Securities to a non-permitted transferee;

o     to make any other provisions for matters or questions  arising under the related  agreement  which are not  materially  inconsistent  with its provisions,  so long as the action will not  adversely  affect in any material respect the interests of any securityholder; or

o     to amend any  provision  that is not material to holders of any class of related securities.

      In most cases,  each agreement may also be amended by the parties to the agreement  with  the  consent  of the  holders  of  securities  of each  class affected  thereby  evidencing  not less than  66%,  in the case of a series of securities issued under a pooling and servicing agreement,  or a majority,  in the  case  of a  series  of  securities  issued  under  an  indenture,  of the aggregate percentage interests  constituting the outstanding  principal amount of  securities  of that class for the purpose of adding any  provisions  to or changing in any manner or  eliminating  any of the  provisions  of the related
agreement   or  of   modifying  in  any  manner  the  rights  of  the  related
securityholders,  except that no such  amendment  may (i) reduce in any manner the  amount  of, or delay the timing of,  payments  received  on trust  assets which are required to be  distributed  on a security of any class  without the consent of the holder of the security,  (ii) adversely  affect in any material respect the  interests of the holders of any class of  securities  in a manner other than as described in the  preceding  clause,  without the consent of the holders of securities of that class  evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing  agreement,  or a majority,  in the case of a series of securities  issued under an indenture, of the aggregate  outstanding principal amount of the securities of each class of that series  affected by that  amendment or (iii) reduce the  percentage of securities  of any class the  holders of which are  required to consent to any such  amendment  unless  the  holders  of all  securities  of that  class have consented  to  the  change  in the  percentage.  Furthermore,  the  applicable prospectus  supplement  will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

                                         90

      Regardless  of the  foregoing,  if a REMIC  election  has been made with respect to the related  trust,  the trustee will not be entitled to consent to any  amendment  to a pooling and  servicing  agreement  without  having  first received  an  opinion  of counsel  to the  effect  that the  amendment  or the exercise  of any power  granted  to the master  servicer,  the  servicer,  the depositor or the trustee in accordance  with the amendment  will not result in the  imposition  of a tax on the  related  trust or cause the trust to fail to qualify as a REMIC.  Furthermore,  the applicable  prospectus  supplement will describe  any rights a third party  credit  enhancer  may have with respect to amendments to agreements.

Termination; Retirement of Securities

      The primary  obligations  created by the trust  agreement or pooling and servicing  agreement  for each series of  securities,  other than some limited payment and notice obligations of the applicable  trustee and depositor,  will terminate on the  distribution to the related  securityholders  of all amounts held in the Payment  Account or by the entity  specified  in the  accompanying
prospectus   supplement  and  required  to  be  paid  to  the  securityholders following the earlier of:

o     the final payment or other  liquidation  or  disposition  or any related
         Advance of the last trust  asset  subject to that  agreement  and all property  acquired on  foreclosure  or deed in lieu of foreclosure of any loan, and

o     the  purchase by the entity  specified  in the  accompanying  prospectus supplement from the trust,  or from the special  purpose  entity,  if applicable for that series,  of all remaining  loans and all property acquired relating to the loans.

      Any  option to  purchase  described  in the  second  item  above will be limited  to cases in which  the  aggregate  Stated  Principal  Balance  of the remaining  trust  assets  is less  than or equal to ten  percent  (10%) of the initial  aggregate Stated Principal  Balance of the trust assets or such other time as may be specified in the  accompanying  prospectus  supplement.  If the holder  of a class of  securities  may  terminate  the  trust  and  cause  the outstanding  securities  to be  redeemed  when  25% or  more  of  the  initial principal balance of the securities is still outstanding,  the term "callable"
will be included in the title of the  related  securities.  In addition to the foregoing,  the entity specified in the accompanying prospectus supplement may have the  option  to  purchase,  in  whole  but not in  part,  the  securities specified in the  accompanying  prospectus  supplement in the manner described in the  accompanying  prospectus  supplement.  Following  the purchase of such securities,  the entity  specified in the accompanying  prospectus  supplement will effect a retirement of the securities  and the  termination of the trust.
Written notice of  termination of the related  agreement will be given to each securityholder,  and the final  distribution  will be made only at the time of the  surrender  and  cancellation  of the  securities  at an  office or agency appointed by the trustee which will be specified in the notice of termination.

      Any purchase of loans and property  acquired from the loans evidenced by a series of securities  shall be made at the option of the entity specified in the related  prospectus  supplement at the price specified in the accompanying prospectus  supplement.  Such entity, if not Residential  Funding  Corporation or an affiliate,  shall be deemed to represent  that one of the following will be true and  correct:  (i) the  exercise of such option  shall not result in a non-exempt prohibited  transaction under ERISA or Section 4975 of the Internal
Revenue  Code or (ii) such entity is (A) not a party in interest  with respect

                                         91

to any ERISA plan (other than a plan  sponsored or  maintained  by the entity, provided  that no assets of such plan are invested or deemed to be invested in the  certificates)  and (B) not a "benefit  plan  investor."  The  exercise of that right will effect early retirement of the securities of that series,  but the right of any entity to  purchase  the loans and related  property  will be subject  to  the  criteria,  and  will  be at  the  price,  set  forth  in the accompanying  prospectus  supplement.  Early  termination  in this  manner may adversely affect the yield to holders of some classes of the securities.  If a
REMIC  election has been made,  the  termination  of the related trust will be
effected  in  a  manner   consistent  with   applicable   federal  income  tax
regulations and its status as a REMIC.

      In addition to the  optional  repurchase  of the property in the related trust, if stated in the accompanying  prospectus  supplement,  a holder of the
Call Class will have the right,  solely at its  discretion,  to terminate  the related trust and thereby  effect early  retirement  of the  securities of the series,  on any distribution  date after the 12th  distribution date following the date of initial  issuance of the related  series of  securities  and until the date when the optional  termination  rights of the entity specified in the accompanying  prospectus  supplement become  exercisable.  The Call Class will not be offered under the prospectus  supplement.  Any such call will be of the entire trust at one time;  multiple  calls for any series of  securities  will not be permitted.  In the case of a call, the holders of the  securities  will be paid a price equal to the Call Price.  To exercise the call,  the holder of the Call Security must remit to the related  trustee for  distribution  to the securityholders,  funds  equal  to the Call  Price.  If  those  funds  are not deposited with the related trustee,  the securities of that series will remain outstanding.  In addition,  in the case of a trust for which a REMIC  election or elections  have been made,  this  termination  will be effected in a manner consistent with applicable  Federal income tax regulations and its status as a
REMIC. In connection  with a call by the holder of a Call Security,  the final payment to the  securityholders  will be made at the time of  surrender of the related  securities to the trustee.  Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

      The indenture  will be  discharged  as to a series of notes,  except for some  continuing  rights  specified  in  the  indenture,  at the  time  of the distribution  to noteholders of all amounts  required to be distributed  under the indenture.

The Trustee

      The  trustee  under  each  pooling  and  servicing  agreement  or  trust agreement  under which a series of  securities  is issued will be named in the accompanying  prospectus  supplement.  The  commercial  bank or trust  company serving as trustee may have normal  banking  relationships  with the depositor and/or its  affiliates,  including  Residential  Funding  Corporation and GMAC
Mortgage Corporation.

      The trustee may resign at any time,  in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the related  agreement or if the trustee  becomes  insolvent.  After  becoming aware of those  circumstances,  the  depositor  will be obligated to appoint a successor trustee.  The trustee may also be removed at any time by the holders of securities  evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and appointment of a successor  trustee  will not become  effective  until  acceptance  of the appointment by the successor trustee.

                                         92

The Owner Trustee

      The  owner  trustee  under  each  trust  agreement  will be named in the accompanying  prospectus  supplement.  The  commercial  bank or trust  company serving  as owner  trustee  may have  normal  banking  relationships  with the depositor and/or its affiliates,  including  Residential  Funding  Corporation and GMAC Mortgage Corporation.

      The  owner   trustee  may  resign  at  any  time,   in  which  case  the
Administrator  or the  indenture  trustee  will  be  obligated  to  appoint  a successor owner trustee as described in the agreements.  The  Administrator or the  indenture  trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee  under the trust  agreement or if the owner  trustee  becomes  insolvent.  After  becoming  aware of those circumstances,  the  Administrator or the indenture  trustee will be obligated to  appoint a  successor  owner  trustee.  Any  resignation  or removal of the owner  trustee and  appointment  of a successor  owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

      The  indenture  trustee  under  the  indenture  will  be  named  in  the accompanying  prospectus  supplement.  The  commercial  bank or trust  company serving as indenture  trustee may have normal banking  relationships  with the depositor and/or its affiliates,  including  Residential  Funding  Corporation and GMAC Mortgage Corporation.

      The  indenture  trustee  may  resign  at any  time,  in  which  case the depositor,  the  owner  trustee  or the  Administrator  will be  obligated  to appoint a successor  indenture  trustee as  described  in the  indenture.  The depositor,  the  owner  trustee  or  the  Administrator  as  described  in the indenture  may also  remove the  indenture  trustee if the  indenture  trustee ceases to be  eligible  to  continue  as such  under the  indenture  or if the
indenture   trustee   becomes   insolvent.   After  becoming  aware  of  those
circumstances,  the depositor,  the owner trustee or the Administrator will be obligated  to  appoint  a  successor  indenture  trustee.  If  stated  in  the indenture,  the  indenture  trustee  may  also be  removed  at any time by the holders of a majority by principal  balance of the notes.  Any  resignation or removal of the  indenture  trustee and  appointment  of a successor  indenture trustee will not become  effective until  acceptance of the appointment by the successor indenture trustee.

                             YIELD CONSIDERATIONS

      The yield to  maturity  of a security  will  depend on the price paid by the holder for the security,  the pass-through  rate on any security  entitled to payments of  interest,  which  pass-through  rate may vary if stated in the accompanying  prospectus  supplement,  and the rate and  timing  of  principal payments on the loans,  including payments in excess of required installments, prepayments  or  terminations,  liquidations  and  repurchases,  the  rate and timing of Draws in the case of revolving  credit loans,  and the allocation of principal  payments  to  reduce  the  principal  balance  of the  security  or notional amount thereof, if applicable.

      In  general,  defaults  on loans  are  expected  to occur  with  greater frequency  in their early  years.  The rate of default on cash out  refinance, limited  documentation or no  documentation  mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable,  may be higher than for other  types of loans.  Likewise,  the rate of default on loans that have been originated under lower than traditional  underwriting  standards may be higher

                                         93

than those originated under traditional  standards.  A trust may include loans that are one month or more  delinquent  at the time of offering of the related series of securities or which have  recently been several  months  delinquent.
The rate of default  on  delinquent  loans or loans  with a recent  history of delinquency  is more  likely to be higher  than the rate of  default  on loans that have a current  payment  status.  The rate of default on  mortgage  loans secured by unimproved  land may be greater than that of mortgage loans secured by residential  properties  and the amount of the loss may be greater  because the market for  unimproved  land may be  limited.  In  addition,  the rate and timing  of  prepayments,  defaults  and  liquidations  on the  loans  will  be affected by the  general  economic  condition  of the region of the country or the locality in which the related mortgaged  properties are located.  The risk of  delinquencies  and loss is  greater  and  prepayments  are less  likely in regions where a weak or deteriorating  economy exists, as may be evidenced by, among other factors,  increasing  unemployment or falling property values. The risk of loss may also be  greater on loans  with LTV  ratios or  combined  LTV ratios greater than 80% and no primary  insurance  policies.  The yield on any class of  securities  and the timing of  principal  payments on that class may also be affected by  modifications or actions that may be taken or approved by the master  servicer,  the servicer or any of their affiliates as described in
this   prospectus   under   "Description  of  the   Securities-Servicing   and
Administration of Loans," in connection with a loan that is in default,  or if a default is reasonably foreseeable.

      The risk of loss on  Interest  Only Loans may be  greater  than on loans that require a borrower to pay principal and interest  throughout  the term of the loan from origination.  See  "Characteristics  of the Loans-Interest  Only
Loans."

      The risk of loss on loans made on loans secured by mortgaged  properties located  in  Puerto  Rico  may be  greater  than on  loans  that  are  made to borrowers who are United States  residents and citizens or that are secured by properties  located in the United  States.  See "Certain  Legal Aspects of the
Loans."

      Because of the  uncertainty,  delays  and costs  that may be  associated with  realizing  on  collateral  securing  the  Mexico  Loans,  as well as the additional  risks  of  a  decline  in  the  value  and  marketability  of  the collateral,  the  risk of loss  for  Mexico  Loans  may be  greater  than  for mortgage loans secured by mortgaged  properties  located in the United States.
The risk of loss on loans made to international  borrowers may be greater than loans  that are made to U.S.  borrowers  located  in the  United  States.  See
"Certain Legal Aspects of the Loans."

      The  application of any withholding tax on payments made by borrowers of
Mexico Loans  residing  outside of the United  States may increase the risk of default  because the borrower may have  qualified for the loan on the basis of the lower  mortgage  payment,  and may have  difficulty  making the  increased payments  required to cover the withholding  tax payments.  The application of withholding  tax may increase the risk of loss because the  applicable  taxing authorities  may be  permitted  to place a lien on the  mortgaged  property or effectively  prevent the  transfer of an  interest in the  mortgaged  property until any delinquent withholding taxes have been paid.

      To the  extent  that  any  document  relating  to a  loan  is not in the possession of the trustee,  the deficiency may make it difficult or impossible to realize on the mortgaged  property in the event of foreclosure,  which will

                                         94

affect  the  timing and the amount of  Liquidation  Proceeds  received  by the trustee.  See "Description of the Securities-Assignment of Loans."

      The amount of interest  payments on trust assets  distributed or accrued in the case of deferred interest on accrual securities,  monthly to holders of a class of securities entitled to payments of interest will be calculated,  or accrued in the case of deferred interest or accrual  securities,  on the basis
of  a  fixed,   adjustable  or  variable  pass-through  rate  payable  on  the outstanding  principal  balance or  notional  amount of the  security,  or any combination of pass-through rates,  calculated as described in this prospectus and  in the  accompanying  prospectus  supplement  under  "Description  of the
Securities-Distributions   of  Principal  and  Interest  on  the  Securities."
Holders of strip  securities  or a class of securities  having a  pass-through rate that varies  based on the weighted  average  loan rate of the  underlying loans will be affected by  disproportionate  prepayments  and  repurchases  of loans having  higher net  interest  rates or higher  rates  applicable  to the strip securities, as applicable.

      The effective  yield to maturity to each holder of  securities  entitled to  payments  of  interest  will  be  below  that  otherwise  produced  by the applicable  pass-through  rate and  purchase  price of the  security  because, while interest will accrue on each loan from the first day of each month,  the distribution  of interest  will be made on the 25th day or, if the 25th day is not a business day, the next  succeeding  business day, of the month following the month of accrual or, in the case of a trust including private  securities, such other day that is specified in the accompanying prospectus supplement.

      A class of  securities  may be  entitled  to  payments  of interest at a fixed,  variable  or  adjustable  pass-through  rate,  or any  combination  of
pass-through   rates,  each  as  specified  in  the  accompanying   prospectus
supplement.  A  variable  pass-through  rate  may be  calculated  based on the weighted  average  of the Net  Loan  Rates  of the  related  loan  or  certain balances thereof for the month preceding the distribution  date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

      The  aggregate  payments of interest on a class of  securities,  and the yield to maturity  on that  class,  will be affected by the rate of payment of principal on the  securities,  or the rate of reduction in the notional amount of  securities  entitled to payments  of  interest  only,  and, in the case of securities  evidencing  interests  in ARM  loans,  by  changes in the Net Loan
Rates on the ARM loans.  See "Maturity and Prepayment  Considerations"  below.
The yield on the  securities  will also be affected by  liquidations  of loans following  borrower defaults,  optional  repurchases and by purchases of loans in the  event  of  breaches  of  representations  made  for the  loans  by the depositor,  the master servicer or the servicer and others,  or conversions of
ARM   loans   to  a   fixed   interest   rate.   See   "Description   of   the
Securities-Representations with Respect to Loans."

      In most cases,  if a security is  purchased  at a premium  over its face amount and  payments of  principal  on the related loan occur at a rate faster than  anticipated  at the time of purchase,  the  purchaser's  actual yield to maturity  will be lower  than that  assumed  at the time of  purchase.  On the other hand,  if a class of securities is purchased at a discount from its face amount and  payments of  principal  on the related loan occur at a rate slower than  anticipated  at the time of purchase,  the  purchaser's  actual yield to maturity  will be lower than  assumed at the time of  purchase.  The effect of
Principal   Prepayments,   liquidations   and   purchases  on  yield  will  be
particularly  significant  in the case of a class of  securities  entitled  to payments  of  interest  only or  disproportionate  payments  of  interest.  In

                                         95

addition,  the total return to investors of  securities  evidencing a right to distributions  of interest at a rate that is based on the weighted average Net
Loan  Rate of the  loans  from  time to time  will be  adversely  affected  by principal  prepayments  on loans  with loan  rates  higher  than the  weighted average  loan rate on the loans.  In  general,  loans with  higher  loan rates
prepay  at  a  faster  rate  than  loans  with  lower  loan  rates.   In  some
circumstances,  rapid  prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities,  securities with a  pass-through  rate that  fluctuates  inversely  with or at a multiple of an index  or  other  classes  in a  series  including  more  than  one  class  of securities,  may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      The   outstanding   principal   balances  of  revolving   credit  loans,
closed-end home equity loans,  home improvement  contracts and Home Loans are, in most  cases,  much  smaller  than  traditional  first  lien  mortgage  loan balances,  and the original terms to maturity of those loans and contracts are often  shorter  than those of  traditional  first lien  mortgage  loans.  As a result,  changes in  interest  rates will not affect the  monthly  payments on those loans or contracts to the same degree that changes in mortgage  interest rates will affect the  monthly  payments on  traditional  first lien  mortgage loans.  Consequently,  the effect of changes in prevailing  interest  rates on the prepayment rates on shorter-term,  smaller balance loans and contracts may not be similar  to the  effects of those  changes  on  traditional  first lien mortgage  loan  prepayment  rates,  or those  effects  may be  similar  to the effects of those changes on mortgage loan prepayment  rates,  but to a smaller degree.

      The  timing  of  changes  in  the  rate  of  principal  payments  on  or repurchases of the loans may  significantly  affect an investor's actual yield to maturity,  even if the average rate of principal payments  experienced over time is consistent with an investor's expectation.  In most cases, the earlier a prepayment of principal on the loans or a repurchase  of loans,  the greater will be the  effect on an  investor's  yield to  maturity.  As a  result,  the effect on an investor's yield of principal payments and repurchases  occurring at a rate higher or lower than the rate  anticipated  by the  investor  during the period immediately  following the issuance of a series of securities would not be fully offset by a subsequent  like reduction or increase in the rate of principal payments.

      There can be no assurance as to the rate of principal  payments or Draws on  the  revolving  credit  loans.  For  revolving  credit  loans,  due to the unpredictable  nature  of both  principal  payments  and  Draws,  the rates of principal  payments  net of Draws  for those  loans may be much more  volatile than for typical first lien loans.

      When a full  prepayment  is made  on a loan,  the  borrower  is  charged interest  on the  principal  amount of the loan so  prepaid  for the number of days  in the  month  actually  elapsed  up to  the  date  of  the  prepayment.
Prepayments  in full or final  liquidations  of loans in most cases may reduce the  amount of  interest  distributed  in the  following  month to  holders of securities  entitled to distributions of interest if the resulting  Prepayment
Interest Shortfall is not covered by Compensating  Interest.  See "Description of the  Securities-Prepayment  Interest  Shortfalls." A partial  prepayment of principal is applied so as to reduce the outstanding  principal balance of the related  mortgage  loan,  other than a revolving  credit loan, as of the first day of the month in which the partial  prepayment  is  received.  As a result, the effect of a partial  prepayment on a mortgage loan, other than a revolving credit loan,  will be to reduce the amount of interest  distributed to holders of securities in the month following the receipt of the partial  prepayment by an amount equal to one month's  interest at the applicable  pass-through  rate

                                         96

or Net Loan Rate, as the case may be, on the prepaid  amount if such shortfall
is  not  covered  by   Compensating   Interest.   See   "Description   of  the
Securities-Prepayment  Interest Shortfalls." Neither full or partial Principal
Prepayments   nor   Liquidation   Proceeds  will  be  distributed   until  the
distribution  date  in  the  month  following   receipt.   See  "Maturity  and
Prepayment Considerations."

      For some loans,  including  revolving  credit  loans and ARM loans,  the loan rate at origination  may be below the rate that would result from the sum of the applicable  index and gross margin.  Under the applicable  underwriting standards,  the  borrower  under  each of the loans,  other  than a  revolving credit  loan,  usually  will be  qualified  on the  basis of the loan  rate in effect at origination,  and borrowers under revolving credit loans are usually qualified  based on an assumed  payment  which  reflects a rate  significantly lower  than the  maximum  rate.  The  repayment  of any such  loan may thus be dependent  on the  ability of the  borrower to make  larger  monthly  payments following the adjustment of the loan rate. In addition,  the periodic increase in the amount paid by the borrower of a Buy-Down  Loan during or at the end of the applicable  Buy-Down Period may create a greater  financial burden for the borrower,  who might not have  otherwise  qualified  for a mortgage  under the applicable underwriting  guidelines,  and may accordingly increase the risk of default for the related loan.

      For  any  loans  secured  by  junior  liens  on  the  related  mortgaged property,  any  inability  of the  borrower  to pay off the  balance  may also affect the  ability  of the  borrower  to obtain  refinancing  of any  related senior loan,  thereby  preventing a potential  improvement  in the  borrower's circumstances.  Furthermore,  unless  stated  in the  accompanying  prospectus supplement,  under  the  applicable  agreement  the  master  servicer  or  the servicer may be restricted or prohibited  from  consenting to any  refinancing of any  related  senior  loan,  which  in  turn  could  adversely  affect  the borrower's  circumstances  or  result in a  prepayment  or  default  under the corresponding loan.

      The holder of a loan  secured by a junior lien on the related  mortgaged property  will be subject to a loss of its  mortgage if the holder of a senior mortgage  is  successful  in  foreclosure  of  its  mortgage  and  its  claim, including any related  foreclosure costs, is not paid in full, since no junior liens or  encumbrances  survive such a foreclosure.  Also, due to the priority of the senior  mortgage,  the holder of a loan secured by a junior lien on the related  mortgaged  property may not be able to control the timing,  method or procedure  of any  foreclosure  action  relating  to the  mortgaged  property.
Investors  should be aware that any  liquidation,  insurance  or  condemnation proceeds  received  relating  to any  loans  secured  by  junior  liens on the related  mortgaged  property  will be  available  to satisfy  the  outstanding balance of such loans  only to the  extent  that the claims of the  holders of the senior  mortgages  have been  satisfied  in full,  including  any  related foreclosure  costs.  For loans  secured  by junior  liens that have low junior mortgage  ratios,  foreclosure  costs  may  be  substantial  relative  to  the outstanding  balance of the loan, and therefore the amount of any  Liquidation
Proceeds  available to  securityholders  may be smaller as a percentage of the outstanding  balance of the loan than  would be the case in a typical  pool of first lien residential  loans. In addition,  the holder of a loan secured by a junior  lien on the  related  mortgaged  property  may only  foreclose  on the property securing the related loan subject to any senior  mortgages,  in which case the holder must either pay the entire amount due on the senior  mortgages to the senior  mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

                                         97

      Depending  upon the use of the  revolving  credit  line and the  payment patterns,  during the  repayment  period,  a borrower may be obligated to make payments that are higher than the borrower  originally  qualified for. Some of the revolving  credit loans are not expected to  significantly  amortize prior to maturity.  As a result, a borrower will, in these cases, be required to pay a  substantial  principal  amount at the maturity of a revolving  credit loan.
Similarly,  a borrower  of a Balloon  Loan will be required to pay the Balloon
Amount  at  maturity.  Those  loans  pose  a  greater  risk  of  default  than fully-amortizing  loans,  because  the  borrower's  ability  to  make  such  a substantial  payment at maturity  will in most cases depend on the  borrower's ability  to  obtain  refinancing  of  those  loans  or to sell  the  mortgaged property prior to the maturity of the loan. The ability to obtain  refinancing will depend on a number of factors  prevailing at the time refinancing or sale is required,  including,  without limitation, the borrower's personal economic circumstances,  the borrower's equity in the related mortgaged property,  real estate values,  prevailing  market interest  rates,  tax laws and national and regional economic conditions.  None of the seller, the depositor,  Residential
Funding  Corporation,  GMAC Mortgage  Group,  Inc. or any of their  affiliates will be  obligated  to  refinance  or  repurchase  any  loan  or to  sell  any mortgaged  property,  unless that obligation is specified in the  accompanying prospectus supplement.

      The loan rates on ARM loans that are  subject to  negative  amortization
typically  adjust  monthly  and  their  amortization   schedules  adjust  less
frequently.  Because  initial loan rates are  typically  lower than the sum of the indices  applicable at origination and the related Note Margins,  during a period of rising interest rates as well as immediately after origination,  the amount of  interest  accruing  on the  principal  balance  of those  loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the  accrued  interest  on  negatively  amortizing  loans may become  deferred interest  which  will be added  to  their  principal  balance  and  will  bear interest at the applicable loan rate. The accompanying  prospectus  supplement will specify  whether  revolving  credit loans will not be subject to negative amortization.

      The addition of any deferred  interest to the  principal  balance of any related  class of securities  will lengthen the weighted  average life of that class  of  securities  and may  adversely  affect  yield to  holders  of those
securities.   In  addition,  for  ARM  loans  that  are  subject  to  negative amortization,  during  a  period  of  declining  interest  rates,  it might be expected that each scheduled  monthly  payment on such a loan would exceed the amount of scheduled  principal and accrued interest on its principal  balance, and since the excess  will be applied to reduce the  principal  balance of the related  class or classes of  securities,  the weighted  average life of those securities will be reduced and may adversely affect yield to holders thereof.

      If  stated  in the  accompanying  prospectus  supplement,  a  trust  may contain GPM Loans,  GEM Loans or  Buy-Down  Loans that have  monthly  payments that increase during the first few years following  origination.  Borrowers in most  cases  will be  qualified  for such  loans on the  basis of the  initial monthly  payment.  To the extent that the related  borrower's  income does not increase  at the same  rate as the  monthly  payment,  such a loan may be more likely to default than a mortgage loan with level monthly payments.

      If  credit  enhancement  for a series of  securities  is  provided  by a letter of credit,  insurance policy or bond that is issued or guaranteed by an entity that suffers  financial  difficulty,  such credit  enhancement  may not provide  the level of support  that was  anticipated  at the time an  investor purchased its security.  In the event of a default under the terms of a letter of credit,  insurance  policy or bond,  any  Realized  Losses on the loans not

                                         98

covered by the credit  enhancement  will be applied to a series of  securities in the manner  described in the  accompanying  prospectus  supplement  and may reduce an investor's anticipated yield to maturity.

      The  accompanying  prospectus  supplement  may set forth  other  factors concerning  the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

      As indicated  above under "The  Trusts," the original  terms to maturity of the  loans  in a given  trust  will  vary  depending  on the  type of loans included in the trust.  The  prospectus  supplement for a series of securities will  contain  information  for the types and  maturities  of the loans in the related trust. The prepayment  experience,  the timing and rate of repurchases and the timing and amount of  liquidations  for the related  loans will affect the life and yield of the related series of securities.

      If the  related  agreement  for a series of  securities  provides  for a
Funding Account or other means of funding the transfer of additional  loans to the related trust, as described under  "Description of the  Securities-Funding
Account," and the trust is unable to acquire any  additional  loans within any applicable  time limit,  the amounts set aside for such purpose may be applied as  principal  distributions  on one or more  classes  of  securities  of such series.

      Prepayments  on loans are  commonly  measured  relative to a  prepayment standard or model.  The  prospectus  supplement  for each series of securities may describe one or more  prepayment  standard or model and may contain tables setting forth the projected  yields to maturity on each class of securities or the weighted  average life of each class of securities  and the  percentage of the original  principal amount of each class of securities of that series that would be  outstanding  on specified  payment dates for the series based on the assumptions  stated  in  the  accompanying  prospectus  supplement,  including assumptions that  prepayments on the loans are made at rates  corresponding to various  percentages  of  the  prepayment  standard  or  model.  There  is  no assurance that prepayment of the loans  underlying a series of securities will conform to any level of the  prepayment  standard  or model  specified  in the accompanying prospectus supplement.

      The  following  is  a  list  of  factors  that  may  affect   prepayment
experience:

o     homeowner mobility;

o     economic conditions;

o     changes in borrowers' housing needs;

o     job transfers;

o     unemployment;

o     borrowers' equity in the properties securing the mortgages;

o     servicing decisions;

                                         99

o     enforceability of due-on-sale clauses;

o     mortgage market interest rates;

o     mortgage recording taxes;

o     solicitations and the availability of mortgage funds; and

o     the obtaining of secondary financing by the borrower.

      All  statistics  known to the  depositor  that  have been  compiled  for prepayment  experience  on loans  indicate  that  while  some loans may remain outstanding until their stated  maturities,  a substantial number will be paid significantly  earlier than their respective  stated  maturities.  The rate of prepayment for conventional  fixed-rate loans has fluctuated  significantly in
recent  years.  In  general,   however,  if  prevailing  interest  rates  fall
significantly  below  the  loan  rates on the  loans  underlying  a series  of securities,  the prepayment  rate of such loans is likely to be  significantly higher than if  prevailing  rates  remain at or above the rates borne by those loans.  Conversely,  when prevailing  interest rates  increase,  borrowers are less  likely  to  prepay  their  loans.  The  depositor  is not  aware  of any historical  prepayment  experience for loans secured by properties  located in
Mexico or Puerto  Rico and,  accordingly,  prepayments  on such  loans may not occur at the same rate or be affected by the same factors as more  traditional loans.

      An increase in the amount of the monthly  payments owed on a Mexico Loan due  to  the  imposition  of  withholding  taxes  may  increase  the  risk  of prepayment on that loan if alternative  financing on more  favorable  terms is available.

      Risk of  prepayment  on  Interest  Only  Loans  may be  greater  because borrowers may decide to refinance  before the expiration of the  interest-only period.  See "Characteristics of the Loans-Interest Only Loans."

      There can be no assurance as to the rate of principal  payments or Draws on the revolving  credit loans. In most cases,  the revolving credit loans may be prepaid in full or in part  without  penalty.  The  closed-end  home equity loans may provide for a prepayment  charge.  The  prospectus  supplement  will specify  whether loans may not be prepaid in full or in part without  penalty.
The depositor has no  significant  experience  regarding the rate of Principal
Prepayments  on home  improvement  contracts,  but in most cases  expects that prepayments on home improvement  contracts will be higher than other loans due to the  possibility  of  increased  property  value  resulting  from  the home improvement and greater refinance options.  The rate of principal payments and the rate of Draws,  if applicable,  may fluctuate  substantially  from time to time.  Home  equity  loans are not always  viewed by  borrowers  as  permanent
financing.   Accordingly,   such  loans  may   experience  a  higher  rate  of
prepayment  than typical first lien mortgage loans.  Due to the  unpredictable nature of both principal  payments and Draws, the rates of principal  payments net of Draws for  revolving  credit loans may be much more  volatile  than for typical first lien mortgage loans.

      The yield to maturity of the  securities of any series,  or the rate and timing of principal  payments or Draws,  if applicable,  on the related loans, may also be  affected  by a wide  variety  of  specific  terms and  conditions applicable to the respective  programs under which the loans were  originated.

                                         100

For  example,  the  revolving  credit loans may provide for future Draws to be made only in specified  minimum amounts,  or alternatively may permit Draws to be made by check or through a credit card in any amount.  A pool of  revolving credit  loans  subject  to the  latter  provisions  may be  likely  to  remain outstanding  longer with a higher aggregate  principal  balance than a pool of revolving  credit  loans with the former  provisions,  because of the relative ease of making new Draws.  Furthermore,  the loans may  provide  for  interest rate changes on a daily or monthly  basis,  or may have gross margins that may vary under some  circumstances  over the term of the loan.  In extremely  high market  interest rate  scenarios,  securities  backed by loans with adjustable rates subject to  substantially  higher maximum rates than typically  apply to adjustable  rate first  mortgage  loans may  experience  rates of default  and liquidation  substantially  higher  than those that have been  experienced  on other adjustable rate mortgage loan pools.

      The yield to maturity of the  securities of any series,  or the rate and timing of  principal  payments on the loans or Draws on the related  revolving credit  loans  and  corresponding  payments  on the  securities,  will also be affected by the specific  terms and conditions  applicable to the  securities.
For  example,  if the index used to  determine  the loan rates for a series of securities  is different  from the index  applicable  to the loan rates of the underlying  loans,  the yield on the  securities may be reduced by application of a cap on the loan rates  based on the  weighted  average of the loan rates.
Depending  on  applicable  cash flow  allocation  provisions,  changes  in the relationship  between  the two  indexes  may also  affect  the  timing of some principal  payments  on  the  securities,  or may  affect  the  amount  of any overcollateralization,  or the amount on deposit in any  reserve  fund,  which could in turn  accelerate  the payment of  principal on the  securities  if so provided in the prospectus supplement.  For any series of securities backed by revolving  credit  loans,  provisions  governing  whether  future Draws on the revolving  credit loans will be included in the trust will have a  significant effect on the rate and timing of  principal  payments on the  securities.  The rate at which  additional  balances are generated may be affected by a variety of  factors.  The yield to maturity of the  securities  of any series,  or the rate and timing of  principal  payments  on the loans may also be  affected by the risks associated with other loans.

      As a result of the payment  terms of the  revolving  credit  loans or of the mortgage  provisions  relating to future Draws,  there may be no principal payments on those  securities in any given month. In addition,  it is possible that the  aggregate  Draws on revolving  credit  loans  included in a pool may exceed the  aggregate  payments of principal on those  revolving  credit loans
for  the  related  period.   If  specified  in  the  accompanying   prospectus
supplement,  a series of securities  may provide for a period during which all or a portion of the principal  collections  on the revolving  credit loans are reinvested  in  additional  balances  or are  accumulated  in a trust  account pending commencement of an amortization period relating to the securities.

      The  accompanying  prospectus  supplement will specify whether  mortgage loans (other than ARM loans) and revolving  credit loans will,  and closed-end home equity loans and home  improvement  contracts  may,  contain  due-on-sale provisions  permitting  the mortgagee to  accelerate  the maturity of the loan upon  sale or some  transfers  by the  borrower  of the  underlying  mortgaged property.  Unless the accompanying  prospectus supplement indicates otherwise, the master  servicer or servicer  will enforce any  due-on-sale  clause to the extent it has  knowledge  of the  conveyance  or  proposed  conveyance  of the underlying  mortgaged  property  and it is entitled to do so under  applicable law,  provided,  however,  that the master  servicer or servicer will not take any action in relation to the enforcement of any  due-on-sale  provision which

                                         101

would adversely affect or jeopardize  coverage under any applicable  insurance policy.

      An ARM  loan  is  assumable,  in  some  circumstances,  if the  proposed transferee of the related mortgaged property  establishes its ability to repay the loan  and,  in the  reasonable  judgment  of the  master  servicer  or the servicer,  the  security  for  the  ARM  loan  would  not be  impaired  by the assumption.  The extent to which ARM loans are  assumed by  purchasers  of the
mortgaged   properties  rather  than  prepaid  by  the  related  borrowers  in connection  with  the  sales  of the  mortgaged  properties  will  affect  the weighted  average life of the related series of securities.  See  "Description
of  the   Securities-Servicing  and  Administration  of  Loans-Enforcement  of
'Due-on-Sale' Clauses" and "Certain Legal Aspects of the  Loans-Enforceability
of  Certain  Provisions"  for a  description  of  provisions  of  the  related agreement and legal developments that may affect the prepayment rate of loans.

      While most  manufactured  housing  contracts will contain  "due-on-sale"
provisions  permitting  the holder of the  manufactured  housing  contract  to accelerate the maturity of the manufactured  housing contract on conveyance by the  borrower,  the master  servicer or servicer,  as  applicable,  may permit proposed  assumptions of  manufactured  housing  contracts  where the proposed buyer of the  manufactured  home meets the  underwriting  standards  described above.  Such assumption would have the effect of extending the average life of the manufactured housing contract.

      In addition,  some private  securities  included in a pool may be backed by underlying loans having differing interest rates. Accordingly,  the rate at which principal  payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

      Some types of loans  included in a trust may have  characteristics  that make  it  more  likely  to  default  than  collateral  provided  for  mortgage pass-through  securities from other mortgage purchase programs.  The depositor anticipates including "limited  documentation" and "no documentation" mortgage loans,  loans  acquired under  Residential  Funding  Corporation's  negotiated conduit asset  program,  Mexico Loans,  loans secured by mortgaged  properties located in Puerto  Rico and  mortgage  loans  that were made to  international borrowers  or that were  originated  in  accordance  with  lower  underwriting standards  and which may have been made to  borrowers  with  imperfect  credit histories  and prior  bankruptcies.  Likewise,  a trust may include loans that are one  month or more  delinquent  at the  time of  offering  of the  related series of securities  or are secured by junior liens on the related  mortgaged property.  Such loans may be  susceptible  to a greater  risk of  default  and liquidation  than might  otherwise  be  expected by  investors  in the related securities.

      The mortgage  loans may in most cases be prepaid by the borrowers at any time without  payment of any prepayment  fee or penalty,  although some of the mortgage loans as described in the accompanying  prospectus supplement provide for  payment of a  prepayment  charge.  This may have an effect on the rate of prepayment.  Some states' laws restrict the  imposition of prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those charges.  As a result,  it is  possible  that  prepayment  charges  may not be collected  even on  mortgage  loans  that  provide  for the  payment  of these charges.

                                         102

      The master  servicer or the servicer may allow the  refinancing of loans in any trust by accepting  prepayments  and  permitting a new loan to the same borrower  secured by a mortgage on the same property,  which may be originated by the servicer or the master servicer or any of their  respective  affiliates or by an unrelated entity.  In the event of a refinancing,  the new loan would not be included in the related trust, so the  refinancing  would have the same effect as a prepayment  in full of the related  loan. A servicer or the master servicer  may,  from time to time,  implement  programs  designed to encourage refinancing. These programs may include, without limitation,  modifications of
existing   loans,   general  or  targeted   solicitations,   the  offering  of
preapproved  applications,  reduced origination fees or closing costs, reduced or no documentation or other financial incentives.  Targeted solicitations may be based on a variety of factors,  including the credit of the  borrower,  the location of the  mortgaged  property,  or the master  servicer's or servicer's judgment as to the likelihood of  refinancing.  In addition,  servicers or the master servicer may encourage assumption of loans,  including defaulted loans, under which creditworthy borrowers assume the outstanding  indebtedness of the loans,  which  may be  removed  from the  related  pool.  As a result of these programs, for the pool underlying any trust:

o     the  rate of  Principal  Prepayments  of the  loans  in the  pool may be higher than would otherwise be the case;

o     in some cases,  the average  credit or  collateral  quality of the loans remaining in the pool may decline; and

o     the  weighted  average  interest  rate on the loans  that  remain in the trust may be lower,  thus reducing the rate of  prepayments on the loans in the future.

            Although  the loan rates on  revolving  credit loans and ARM loans will be subject to periodic  adjustments,  the adjustments in most cases will:

o     as to ARM loans,  not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

o     not increase the loan rates over a fixed  percentage  amount  during the life of any revolving credit loan or ARM loan; and

o     be based on an  index,  which  may not rise and fall  consistently  with mortgage interest rates, plus the related Gross Margin,  which may be different  from margins  being used for newly  originated  adjustable rate loans.

      As a result,  the loan rates on the revolving  credit loans or ARM loans in a trust at any time may not equal the prevailing  rates for similar,  newly originated  adjustable rate loans or lines of credit, and accordingly the rate of principal  payments and Draws,  if applicable,  may be lower or higher that would  otherwise be  anticipated.  In some rate  environments,  the prevailing rates  on  fixed-rate  loans  may  be  sufficiently  low  in  relation  to the then-current  loan rates on revolving  credit loans or ARM loans that the rate of  prepayment  may  increase  as a result  of  refinancing.  There  can be no certainty as to the rate of prepayments or Draws, if applicable,  on the loans during any period or over the life of any series of securities.

                                         103

      For any index used in  determining  the rate of interest  applicable  to any series of securities or loan rates of the  underlying  loans,  there are a number of factors that affect the  performance  of those indices and may cause those indices to move in a manner  different from other  indices.  If an index applicable  to a series  responds to changes in the general  level of interest rates less quickly than other indices,  in a period of rising  interest rates, increases in the yield to  securityholders  due to those rising interest rates may occur later than that which would be produced by other  indices,  and in a period of  declining  rates,  that index may remain  higher than other  market interest  rates  which may  result  in a higher  level of  prepayments  of the loans,  which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

      Mortgage  loans made with  respect  to  multifamily  residential  rental
properties  and  Mixed-Use   Properties  may  have  provisions  that  prohibit
prepayment  entirely or for certain  periods and/or require payment of premium or yield maintenance penalties,  and may provide for payments of interest only during a certain period  followed by amortization of principal on the basis of a schedule  extending  beyond  the  maturity  of the  related  mortgage  loan.
Prepayments  of such  mortgage  loans  may be  affected  by  these  and  other factors,  including  changes in interest  rates and the  relative tax benefits associated with ownership of multifamily property and Mixed-Use Property.

      No  assurance  can be given  that the  value of the  mortgaged  property securing a loan has remained or will remain at the level  existing on the date of  origination.  If the residential  real estate market should  experience an overall decline in property  values such that the outstanding  balances of the loans and any secondary financing on the mortgaged  properties in a particular pool become  equal to or greater than the value of the  mortgaged  properties, the actual  rates of  delinquencies,  foreclosures  and losses could be higher than those now generally  experienced in the mortgage  lending  industry.  The value of any Mexican  property  could also be  adversely  affected  by,  among other  things,  adverse  political  and economic  developments  in Mexico.  In
addition,   the  value  of  property   securing   Cooperative  Loans  and  the
delinquency  rates for  Cooperative  Loans could be adversely  affected if the current  favorable tax treatment of cooperative  tenant  stockholders  were to become less favorable. See "Certain Legal Aspects of the Loans."

      To the extent  that  losses  resulting  from  delinquencies,  losses and foreclosures  or  repossession  of mortgaged  property for loans included in a trust for a series of  securities  are not  covered  by the  methods of credit
enhancement   described  in  this  prospectus  under  "Description  of  Credit
Enhancement" or in the accompanying prospectus supplement,  the losses will be borne by holders of the  securities of the related  series.  Even where credit
enhancement   covers  all  Realized  Losses  resulting  from  delinquency  and foreclosure or repossession,  the effect of foreclosures and repossessions may be to increase  prepayment  experience  on the loans,  thus  reducing  average weighted life and affecting yield to maturity. See "Yield Considerations."

      Under some  circumstances,  the master  servicer or a servicer  may have the option to purchase the loans in a trust. See "The  Agreements-Termination;
Retirement of Securities."  Any repurchase  will shorten the weighted  average lives  of  the  related  securities.  Furthermore,  as  described  under  "The
Agreements-Termination;  Retirement of Securities," a holder of the Call Class will have the right, solely at its discretion,  to terminate the related trust and thereby effect early  retirement of the  securities of the series,  on any distribution  date  after the 12th  distribution  date  following  the date of initial  issuance of the  related  series of  certificates  and until the date when the optional  termination  rights of the master  servicer or the servicer become  exercisable.  Any such  termination  will shorten the weighted average lives of the related securities.

                                         104

                      CERTAIN LEGAL ASPECTS OF THE LOANS

      The  following  discussion  contains  summaries of some legal aspects of the loans  that are  general  in  nature.  Because  these  legal  aspects  are governed in part by state law, which laws may differ  substantially from state to state, the summaries do not purport to be complete,  to reflect the laws of any  particular  state or to  encompass  the laws of all  states  in which the mortgaged  properties may be situated.  These legal aspects are in addition to
the   requirements  of  any  applicable  FHA  Regulations   described  in  the
accompanying   prospectus  supplement  regarding  home  improvement  contracts partially  insured by the FHA under Title I. The  summaries  are  qualified in their  entirety  by  reference  to  the  applicable  federal  and  state  laws governing the loans.

The Mortgage Loans

      General

      The loans,  other than  Cooperative  Loans,  Mexico Loans and contracts, will be  secured  by deeds  of  trust,  mortgages  or  deeds  to  secure  debt depending  on the  prevailing  practice  in the  state  in which  the  related mortgaged  property is located.  In some states, a mortgage,  deed of trust or deed to secure debt  creates a lien on the  related  real  property.  In other states,  the  mortgage,  deed of trust or deed to secure  debt  conveys  legal title to the property to the mortgagee subject to a condition subsequent,  for example,  the payment of the indebtedness  secured thereby.  These instruments are not  prior to the lien for real  estate  taxes and  assessments  and other charges  imposed under  governmental  police powers.  Priority with respect to these  instruments  depends  on their  terms and in some cases on the terms of separate subordination or inter-creditor  agreements, and in most cases on the order of  recordation  of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor,  who is the borrower and  homeowner,  and the  mortgagee,  who is the  lender.  Under the  mortgage instrument,  the  mortgagor  delivers to the  mortgagee a note or bond and the mortgage.  In  some  states,  three  parties  may be  involved  in a  mortgage financing  when title to the property is held by a land  trustee  under a land trust agreement of which the borrower is the beneficiary;  at origination of a mortgage  loan, the land trustee,  as fee owner of the property,  executes the mortgage and the borrower executes a separate  undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties:  the grantor, who is the  borrower/homeowner;  the beneficiary,  who is the lender; and a third-party grantee called the trustee.
Under a deed of trust,  the  borrower  grants the  mortgaged  property  to the trustee,  irrevocably  until  satisfaction  of the debt. A deed to secure debt typically  has two  parties,  under which the  borrower,  or grantor,  conveys title to the real property to the grantee,  or lender,  typically with a power of sale,  until  the time when the debt is  repaid.  The  trustee's  authority under a deed of trust  and the  mortgagee's  or  grantee's  authority  under a mortgage or a deed to secure debt, as  applicable,  are governed by the law of the state in which the real  property is located,  the express  provisions  of the deed of trust,  mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

                                         105

      Leases and Rents

      Mortgages that encumber  income-producing  multifamily  properties often contain an  assignment  of rents and leases,  pursuant  to which the  borrower assigns to the lender the  borrower's  right,  title and  interest as landlord under each lease and the income derived therefrom,  while, unless rents are to be paid directly to the lender,  retaining a revocable  license to collect the rents  for so long as there  is no  default.  If the  borrower  defaults,  the license  terminates  and the lender is entitled  to collect  the rents.  Local law may require that the lender take  possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      Cooperative Loans

      If  specified  in the  prospectus  supplement  relating  to a series  of securities,  the loans may include  Cooperative  Loans.  Each Cooperative Note evidencing  a  Cooperative  Loan will be  secured by a  security  interest  in shares issued by the  Cooperative  that owns the related  apartment  building, which is a corporation  entitled to be treated as a housing  cooperative under federal tax law, and in the related  proprietary lease or occupancy  agreement
granting   exclusive  rights  to  occupy  a  specific  dwelling  unit  in  the
Cooperative's  building.  The  security  agreement  will  create a lien on, or grant a security  interest in, the Cooperative  shares and proprietary  leases or  occupancy  agreements,  the  priority of which will depend on, among other things,  the terms of the particular  security  agreement as well as the order of  recordation of the  agreement,  or the filing of the financing  statements related  thereto,  in  the  appropriate  recording  office  or the  taking  of possession  of the  Cooperative  shares,  depending on the law of the state in which the  Cooperative is located.  This type of lien or security  interest is not, in general,  prior to liens in favor of the  cooperative  corporation for unpaid  assessments  or common  charges,  nor is it prior to the lien for real estate taxes and  assessments  and other charges  imposed  under  governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold  interest in all the  real  property  and owns in fee or  leases  the  building  and all separate dwelling units therein.  The Cooperative is directly  responsible for property  management and, in most cases,  payment of real estate taxes,  other governmental  impositions and hazard and liability  insurance.  If there is an underlying  mortgage or mortgages on the Cooperative's  building or underlying land,  as is typically  the case,  or an  underlying  lease of the land, as is the case in some instances,  the Cooperative,  as mortgagor or lessee,  as the case may be,  is also  responsible  for  fulfilling  the  mortgage  or  rental obligations.

      An underlying  mortgage loan is ordinarily  obtained by the  Cooperative in connection with either the  construction  or purchase of the  Cooperative's building or the obtaining of capital by the  Cooperative.  The interest of the occupant  under  proprietary  leases or occupancy  agreements as to which that
Cooperative  is the  landlord is usually  subordinate  to the  interest of the holder of an  underlying  mortgage and to the interest of the holder of a land
lease.  If  the  Cooperative  is  unable  to  meet  the  payment   obligations
(i) arising under an underlying mortgage,  the mortgagee holding an underlying mortgage  could  foreclose on that  mortgage  and  terminate  all  subordinate proprietary  leases and occupancy  agreements or  (ii) arising  under its land lease,  the  holder of the  landlord's  interest  under the land  lease  could terminate it and all subordinate  proprietary leases and occupancy agreements.
In addition,  an underlying mortgage on a Cooperative may provide financing in the form of a  mortgage  that  does not  fully  amortize,  with a  significant portion  of  principal  being  due in  one  final  payment  at  maturity.  The

                                         106

inability  of the  Cooperative  to  refinance  a mortgage  and its  consequent inability  to  make  the  final  payment  could  lead  to  foreclosure  by the mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the alternative,  to purchase the land, could lead to termination of the Cooperative's  interest in the property and termination of all proprietary leases and occupancy agreements.  In either event,  a  foreclosure  by  the  holder  of  an  underlying  mortgage  or  the termination of the underlying lease could eliminate or significantly  diminish the value of any  collateral  held by the lender who  financed the purchase by an individual  tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

      Each   Cooperative   is   owned   by   shareholders,   referred   to  as
tenant-stockholders,  who,  through  ownership  of  stock  or  shares  in  the
Cooperative,  receive proprietary leases or occupancy  agreements which confer
exclusive  rights  to  occupy  specific  dwellings.   In  most  instances,   a
tenant-stockholder  of a Cooperative must make a monthly  maintenance  payment
to  the  Cooperative  under  the  proprietary   lease,  which  rental  payment
represents  the  tenant-stockholder's  pro  rata  share  of the  Cooperative's payments  for  its  underlying  mortgage,  real  property  taxes,  maintenance expenses and other capital or ordinary  expenses.  An ownership  interest in a
Cooperative  and  accompanying  occupancy  rights  may be  financed  through a
Cooperative  Loan evidenced by a Cooperative Note and secured by an assignment of and a security  interest in the occupancy  agreement or  proprietary  lease and a security interest in the related shares of the related Cooperative.  The lender usually takes possession of the stock  certificate and a counterpart of the  proprietary  lease  or  occupancy  agreement  and a  financing  statement covering the  proprietary  lease or occupancy  agreement  and the  Cooperative shares is filed in the  appropriate  state or local  offices  to  perfect  the lender's  interest  in its  collateral.  In  accordance  with the  limitations discussed below, on default of the tenant-stockholder,  the lender may sue for judgment on the  Cooperative  Note,  dispose of the  collateral at a public or
private   sale   or   otherwise    proceed    against   the    collateral   or
tenant-stockholder  as an  individual  as provided in the  security  agreement covering the assignment of the  proprietary  lease or occupancy  agreement and
the  pledge  of   Cooperative   shares.   See   "-Foreclosure   on  Shares  of
Cooperatives" below.

      Tax Aspects of Cooperative Ownership

      In general, a  "tenant-stockholder,"  as defined in Section 216(b)(2) of the Internal  Revenue Code, of a corporation  that qualifies as a "cooperative housing  corporation"  within the meaning of Section 216(b)(1) of the Internal
Revenue Code is allowed a deduction for amounts paid or accrued  within his or her taxable  year to the  corporation  representing  his or her  proportionate share of certain  interest  expenses  and real  estate  taxes  allowable  as a
deduction   under  Section  216(a)  of  the  Internal   Revenue  Code  to  the
corporation  under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section  216(b)(1) of the Internal  Revenue
Code for its taxable  year in which those items are  allowable  as a deduction to the corporation,  the section requires,  among other things,  that at least
80%  of  the  gross   income  of  the   corporation   be   derived   from  its
tenant-stockholders.   By  virtue  of  this  requirement,   the  status  of  a
corporation  for purposes of Section  216(b)(1)  of the Internal  Revenue Code
must be  determined on a  year-to-year  basis.  Consequently,  there can be no assurance that  Cooperatives  relating to the  Cooperative  Loans will qualify under this section for any particular year. If a Cooperative  fails to qualify for one or more  years,  the  value of the  collateral  securing  any  related
Cooperative  Loans could be significantly  impaired because no deduction would be  allowable  to  tenant-stockholders  under  Section  216(a) of the Internal

                                         107

Revenue Code with respect to those years.  In view of the  significance of the tax benefits  accorded  tenant-stockholders  of a corporation  that  qualifies under Section  216(b)(1) of the Internal  Revenue Code,  the  likelihood  that this type of failure  would be  permitted  to continue  over a period of years appears remote.

      Mexico Loans

      If specified in the  accompanying  prospectus  supplement,  the mortgage
loans  may  include  Mexico  Loans.  See  "The  Trusts-Mexico   Loans"  for  a
description of the security for the Mexico Loans.

      Foreclosure on Mortgage Loans

      Although  a  deed  of  trust  or a deed  to  secure  debt  may  also  be foreclosed  by judicial  action,  foreclosure  of a deed of trust or a deed to secure  debt  is  typically  accomplished  by  a  non-judicial  sale  under  a specific  provision  in the  deed  of  trust  or  deed to  secure  debt  which authorizes  the trustee or grantee,  as  applicable,  to sell the  property on default by the  borrower  under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements  contained in a deed of trust or deed to secure  debt,  in some  states,  the trustee or  grantee,  as applicable,  must record a notice of default  and send a copy to the  borrower and to any person who has  recorded a request  for a copy of notice of default and notice of sale. In addition,  in some states,  the trustee or grantee,  as applicable,  must provide notice to any other individual having an interest of record in the real property,  including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated  within a specified  period,  a notice  of sale  must  be  posted  in a  public  place  and,  in most  states, published  for a  specific  period  of  time  in one or  more  newspapers.  In addition,  some  states'  laws  require  that a copy of the  notice of sale be posted on the  property  and sent to all parties  having an interest of record in the real property.

      In some states,  the borrower has the right to reinstate the loan at any time  following  default  until  shortly  before the  trustee's  sale. In most cases,  in those  states,  the  borrower,  or any other person having a junior encumbrance on the real estate,  may, during a reinstatement  period, cure the default  by paying the entire  amount in arrears  plus the costs and  expenses incurred in enforcing the obligation.

      An action to  foreclose a mortgage is an action to recover the  mortgage debt by  enforcing  the  mortgagee's  rights  under  the  mortgage  and in the mortgaged  property and compelling a sale of the mortgaged property to satisfy the  debt.  It is  regulated  by  statutes  and  rules,  and in  most  cases a borrower is bound by the terms of the  mortgage  note and the mortgage as made and cannot be relieved  from its own  default.  However,  a court may exercise equitable  powers to relieve a borrower  of a default  and deny the  mortgagee foreclosure.  Under  various  circumstances  a court of equity may relieve the borrower  from a  non-monetary  default  where that default was not willful or where a monetary  default,  such as failure to pay real estate  taxes,  can be cured  before  completion  of the  foreclosure  and  there  is no  substantial prejudice to the mortgagee.

      Foreclosure of a mortgage  usually is accomplished  by judicial  action.
In most cases,  the action is initiated  by the service of legal  pleadings on all  parties  having an  interest  of record in the real  property.  Delays in completion of the  foreclosure  may result from  difficulties  in locating and

                                         108

serving  necessary  parties,   including  borrowers,   such  as  international
borrowers,  located outside the  jurisdiction in which the mortgaged  property is located.  Difficulties  in  foreclosing  on mortgaged  properties  owned by international  borrowers may result in increased  foreclosure costs, which may reduce  the  amount of  proceeds  from the  liquidation  of the  related  loan available to be distributed to the  securityholders  of the related series. In addition,  delays in completion of the foreclosure  and additional  losses may result  where  loan  documents  relating  to  the  loan  are  missing.  If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

      In the case of foreclosure under a mortgage,  a deed of trust or deed to secure  debt,  the sale by the referee or other  designated  officer or by the trustee or grantee, as applicable,  is a public sale. However,  because of the difficulty  a potential  buyer at the sale may have in  determining  the exact status of title and because the  physical  condition  of the property may have deteriorated  during the foreclosure  proceedings,  it is uncommon for a third party to purchase the property at a  foreclosure  sale.  Rather,  it is common for the lender to  purchase  the  property  from the  trustee or  grantee,  as applicable,  or  referee  for a credit  bid less  than or equal to the  unpaid principal  amount of the loan,  accrued and unpaid interest and the expense of foreclosure,  in which case the mortgagor's  debt will be extinguished  unless the lender  purchases the property for a lesser amount and preserves its right against a borrower to seek a  deficiency  judgment and the remedy is available under state law and the related loan  documents.  In some  states,  there is a statutory  minimum  purchase  price that the lender may offer for the property and in most cases,  state law  controls  the amount of  foreclosure  costs and expenses,  including  attorneys'  fees,  which may be  recovered  by a lender.
Thereafter,  subject to the right of the  borrower in some states to remain in possession  during the redemption  period,  the lender will assume the burdens of ownership,  including  obtaining hazard insurance,  paying taxes and making repairs at its own expense that are necessary to render the property  suitable for sale. In most cases,  the lender will obtain the services of a real estate broker and pay the  broker's  commission  in  connection  with the sale of the property.  Depending on market  conditions,  the ultimate proceeds of the sale of the property may not equal the lender's  investment in the property and, in some  states,  the lender may be entitled to a  deficiency  judgment.  In some cases, a deficiency  judgment may be pursued in lieu of foreclosure.  Any loss may be reduced by the  receipt of any  mortgage  insurance  proceeds  or other forms of credit  enhancement for a series of securities.  See  "Description of
Credit Enhancement."

      Foreclosure on Junior Mortgage Loans

      If a senior mortgage goes into default,  the junior mortgagee is at risk of losing its lien on the mortgaged  property by a  foreclosure  of the senior lien. To protect  against this loss the junior  mortgagee  must either pay the entire amount due on the senior  mortgages to the senior  mortgagees  prior to or at the time of the  foreclosure  sale or undertake  the  obligation to make payments on the senior  mortgages if the  mortgagor is in default  thereunder, in either event  adding the amounts  expended to the balance due on the junior loan.  In addition,  if the  foreclosure  by a junior  mortgagee  triggers the enforcement  of a  "due-on-sale"  clause  in a  senior  mortgage,  the  junior mortgagee  may be required to pay the full amount of the senior  mortgages  to the senior mortgagees,  to avoid a default with respect thereto.  Accordingly, if the junior  lender  purchases  the  property,  the  lender's  title will be subject to all senior  liens and claims and certain  governmental  liens.  The same is true for any  third-party  purchaser,  thus  reducing  the  value  the junior  mortgagee can realize at the foreclosure  sale. The proceeds  received by the referee or trustee from the sale are applied  first to the costs,  fees

                                         109

and expenses of sale and then in satisfaction of the  indebtedness  secured by the  mortgage  or deed  of  trust  that is  being  foreclosed.  Any  remaining proceeds are typically  payable to the holders of junior mortgages or deeds of trust and other  liens and claims in order of their  priority,  whether or not the borrower is in default.  Any  additional  proceeds are usually  payable to the  mortgagor  or  trustor.  The  payment of the  proceeds  to the holders of junior  mortgages may occur in the foreclosure  action of the senior mortgagee
or  may  require  the   institution   of  separate  legal   proceedings.   See
"Description of the Certificates - Realization  Upon Defaulted  Mortgage Loans
or Contracts."

      In  addition,  if proceeds  from a  foreclosure  or similar  sale of the mortgaged  property  are  insufficient  to satisfy  all  senior  liens and the junior loan in the aggregate,  the trust as the holder of the junior lien and, accordingly,  holders of one or more  classes of related  securities  bear (1)
the risk of delay in  distributions  while a deficiency  judgment  against the borrower is obtained  and (2) the risk of loss if the  deficiency  judgment is not realized  upon.  Moreover,  deficiency  judgments  may not be available in
some  jurisdictions.   In  addition,  liquidation  expenses  with  respect  to
defaulted  junior loans do not vary  directly with the  outstanding  principal balance  of the loans at the time of  default.  Therefore,  assuming  that the master  servicer or servicer took the same steps in realizing upon a defaulted junior  loan  having a small  remaining  principal  balance as it would in the case of a defaulted  junior loan having a large remaining  principal  balance, the  amount  realized  after  expenses  of  liquidation  would be smaller as a percentage of the outstanding  principal balance of the small junior loan than would be the case with the  defaulted  junior  loan  having a large  remaining principal balance.

      The  purposes of a  foreclosure  action are to enable the  mortgagee  to realize on its security and to bar the  borrower,  and all persons who have an interest in the property which is subordinate  to the  foreclosing  mortgagee, from their  "equity  of  redemption."  The  doctrine  of equity of  redemption provides  that,  until the  property  covered by a  mortgage  has been sold in accordance with a properly  conducted  foreclosure and foreclosure sale, those having an interest which is subordinate to that of the  foreclosing  mortgagee have an equity of redemption  and may redeem the property by paying the entire debt with interest.  In addition,  in some states,  when a foreclosure  action has  been  commenced,  the  redeeming  party  must pay  various  costs of that action.  Those  having an equity of  redemption  must be made parties and duly summoned to the foreclosure  action in order for their equity of redemption to be barred.

      Foreclosure on Mexico Loans

      Foreclosure on the borrower's  beneficial  interest in the Mexican trust typically is expected to be  accomplished  by public sale in  accordance  with the provisions of Article 9 of the UCC and the security  agreement relating to that  beneficial  interest or by public  auction  held by the Mexican  trustee under the Mexico trust  agreement.  Article 9 of the UCC requires  that a sale be conducted in a "commercially  reasonable"  manner.  Whether a sale has been conducted in a  "commercially  reasonable"  manner will depend on the facts in each case. In determining commercial reasonableness,  a court will look to the notice given the debtor and the method,  manner,  time, place and terms of the sale and the sale price.  In most cases,  a sale  conducted  according  to the usual  practice of banks selling  similar  collateral in the same area will be considered  reasonably  conducted.  Under the trust agreement,  the lender may direct the Mexican trustee to transfer the borrower's  beneficial  interest in the  Mexican  trust to the  purchaser  on  completion  of the public  sale and

                                         110

notice from the lender.  That  purchaser will be entitled to rely on the terms of the Mexico trust  agreement  to direct the Mexican  trustee to transfer the borrower's  beneficial  interest  in the  Mexican  trust  into the name of the purchaser or its nominee,  or the trust may be terminated  and a new trust may be established.

      Article  9 of the UCC  provides  that the  proceeds  of the sale will be applied  first to pay the costs and  expenses  of the sale and then to satisfy the  indebtedness  secured by the  lender's  security  interest.  If there are proceeds  remaining,  the lender must account to the borrower for the surplus.
On the other  hand,  if a portion  of the  indebtedness  remains  unpaid,  the borrower  is usually  responsible  for the  deficiency.  However,  some states
limit  the   rights  of   lenders   to  obtain   deficiency   judgments.   See
"-Anti-Deficiency  Legislation and Other  Limitations on Lenders"  below.  The costs of sale may be  substantially  higher  than the  costs  associated  with foreclosure  sales for property located in the United States,  and may include transfer  taxes,  notary public fees,  trustee  fees,  capital gains and other taxes on the  proceeds of sale,  and the cost of amending or  terminating  the
Mexico trust agreement and preparing a new trust  agreement.  Additional costs associated with realizing on the collateral may include eviction  proceedings, the  costs  of  defending  actions  brought  by the  defaulting  borrower  and enforcement  actions.  Any of the  additional  foreclosure  costs may make the cost of  foreclosing on the  collateral  uneconomical,  which may increase the risk of loss on the Mexico Loans substantially.

      Where the  borrower  does not maintain  its  principal  residence in the
United  States,  or, if a borrower  residing  in the United  States  moves its principal residence from the state in which the UCC financing  statements have been filed,  and the lender,  because it has no knowledge of the relocation of the borrower or otherwise,  fails to refile in the state to which the borrower has moved  within four months after  relocation,  or if the borrower no longer
resides  in  the  United  States,   the  lender's  security  interest  in  the
borrower's  beneficial  interest in the Mexican trust may be  unperfected.  In those  circumstances,  if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless  permit the lender to terminate the borrower's rights to occupy the Mexican  property,  and the Mexico trust  agreement  will permit the lender to  instruct  the Mexican  trustee to  transfer  the Mexican property to a subsequent  purchaser or to recognize the  subsequent  purchaser as the  beneficiary  of the  borrower's  beneficial  interest  in the  Mexican trust.  However,  because the  lender's  security  interest in the  borrower's beneficial  interest in the Mexican  trust will be  unperfected,  no assurance can be given that the lender will be  successful  in realizing on its interest in the collateral under those  circumstances.  The lender's  security interest in the  borrower's  beneficial  interest  in the  Mexican  trust  is not,  for purposes of  foreclosing  on that  collateral,  an interest in real  property.
The  depositor  either will rely on its  remedies  that are  available  in the
United States under the  applicable  UCC and under the Mexico trust  agreement and  foreclose  on the  collateral  securing a Mexico  Loan under the UCC,  or follow the procedures described below.

      In the case of some Mexico Loans,  the Mexico trust agreement may permit the Mexican  trustee,  on notice from the lender of a default by the borrower, to notify the borrower that the borrower's  beneficial interest in the Mexican trust or the Mexican  property will be sold at an auction in  accordance  with the Mexico trust  agreement.  Under the terms of the Mexico  trust  agreement, the  borrower  may  avoid  foreclosure  by  paying  in full  prior to sale the outstanding  principal  balance  of,  together  with all  accrued  and  unpaid interest  and other  amounts owed on, the Mexico  Loan.  At the  auction,  the
Mexican  trustee may sell the  borrower's  beneficial  interest in the Mexican
trust  to  a  third  party,   sell  the  Mexican  property  to  another  trust
established  to hold  title to that  property,  or sell the  Mexican  property directly to a Mexican citizen.

                                         111

      The  depositor  is  not  aware  of  any  other  mortgage  loan  programs involving  mortgage  loans that are secured in a manner  similar to the Mexico
Loans.  As a result,  there may be  uncertainty  and delays in the  process of attempting  to realize on the mortgage  collateral  and gaining  possession of
the  mortgaged   property,   and  the  process  of  marketing  the  borrower's
beneficial  interest in the Mexican trust to persons  interested in purchasing a Mexican property may be difficult.

      Foreclosure on Mortgaged Properties Located in the Commonwealth of
      Puerto Rico

      Under the laws of the  Commonwealth  of Puerto Rico the foreclosure of a real estate  mortgage  usually follows an ordinary "civil action" filed in the
Superior  Court for the district where the mortgaged  property is located.  If the  defendant  does not  contest  the action  filed,  a default  judgment  is rendered  for the  plaintiff  and the  mortgaged  property  is sold at  public auction,  after  publication  of the sale for two weeks,  by  posting  written notice in three public  places in the  municipality  where the auction will be held,  in  the  tax  collection  office  and  in  the  public  school  of  the municipality  where the mortgagor  resides,  if known. If the residence of the mortgagor  is not  known,  publication  in one of the  newspapers  of  general circulation  in the  Commonwealth  of Puerto Rico must be made at least once a week  for two  weeks.  There  may be as  many as  three  public  sales  of the mortgaged  property.  If the defendant contests the foreclosure,  the case may be tried and judgment rendered based on the merits of the case.
      There are no  redemption  rights  after the public sale of a  foreclosed property under the laws of the  Commonwealth  of Puerto Rico.  Commonwealth of
Puerto Rico law provides for a summary  proceeding  for the  foreclosure  of a mortgage,  but it is very  seldom  used  because  of  concerns  regarding  the validity of those  actions.  The process may be expedited if the mortgagee can obtain the  consent of the  defendant  to the  execution  of a deed in lieu of foreclosure.

      Under  Commonwealth  of Puerto  Rico law, in the case of the public sale on foreclosure of a mortgaged  property that (a) is subject to a mortgage loan that was obtained for a purpose  other than the  financing or  refinancing  of the  acquisition,  construction  or  improvement  of the  property  and (b) is occupied by the  mortgagor as his  principal  residence,  the mortgagor of the property has a right to be paid the first  $1,500 from the  proceeds  obtained on the  public  sale of the  property.  The  mortgagor  can claim  this sum of money from the  mortgagee  at any time  prior to the public  sale or up to one year after the sale.  This payment  would reduce the amount of sales  proceeds available  to satisfy the  mortgage  loan and may  increase  the amount of the loss.

      Foreclosure on Shares of Cooperatives

      The Cooperative  shares owned by the  tenant-stockholder,  together with the rights of the tenant-stockholder  under the proprietary lease or occupancy agreement,  are pledged to the lender and are, in almost all cases, subject to restrictions  on transfer  as set forth in the  Cooperative's  certificate  of incorporation  and by-laws,  as well as in the proprietary  lease or occupancy agreement.  The proprietary lease or occupancy agreement,  even while pledged, may be cancelled by the Cooperative for failure by the  tenant-stockholder  to pay rent or  other  obligations  or  charges  owed by the  tenant-stockholder, including mechanics' liens against the Cooperative's  building incurred by the tenant-stockholder.

                                         112

      In most cases,  rent and other  obligations  and charges arising under a proprietary  lease or  occupancy  agreement  that are owed to the  Cooperative become  liens  on the  shares  to which  the  proprietary  lease or  occupancy agreement relates.  In addition,  the proprietary lease or occupancy agreement in most cases permits the  Cooperative  to terminate the lease or agreement if the borrower defaults in the performance of covenants  thereunder.  Typically, the  lender and the  Cooperative  enter into a  recognition  agreement  which, together with any lender  protection  provisions  contained in the proprietary lease or occupancy  agreement,  establishes the rights and obligations of both
parties  in  the  event  of  a  default  by  the   tenant-stockholder  on  its
obligations under the proprietary lease or occupancy  agreement.  A default by the  tenant-stockholder  under the  proprietary  lease or occupancy  agreement will usually  constitute a default  under the security  agreement  between the lender and the tenant-stockholder.

      The   recognition   agreement  in  most  cases  provides  that,  if  the
tenant-stockholder  has  defaulted  under the  proprietary  lease or occupancy agreement,  the  Cooperative  will take no action  to  terminate  the lease or
agreement   until  the  lender  has  been  provided  with  notice  of  and  an opportunity to cure the default. The recognition  agreement typically provides that if the  proprietary  lease or  occupancy  agreement  is  terminated,  the
Cooperative  will recognize the lender's lien against  proceeds from a sale of the shares and the proprietary lease or occupancy  agreement  allocated to the dwelling,  subject,  however, to the Cooperative's right to sums due under the proprietary  lease or  occupancy  agreement  or which have become liens on the shares relating to the  proprietary  lease or occupancy  agreement.  The total amount owed to the Cooperative by the tenant-stockholder,  which the lender in most cases  cannot  restrict  and does not  monitor,  could  reduce the amount realized  upon a sale  of  the  collateral  below  the  outstanding  principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition  agreements  also  typically  provide  that  if  the  lender
succeeds  to  the   tenant-shareholder's   shares  and  proprietary  lease  or
occupancy  agreement  as the result of  realizing  upon its  collateral  for a
Cooperative  Loan, the lender must obtain the approval or consent of the board of directors of the  Cooperative as required by the  proprietary  lease before transferring  the  Cooperative  shares and  assigning the  proprietary  lease.
This  approval  or  consent is usually  based on the  prospective  purchaser's income and net worth,  among other factors,  and may significantly  reduce the number of  potential  purchasers,  which could limit the ability of the lender to sell and  realize  upon the value of the  collateral.  In most  cases,  the
lender  is  not  limited  in  any  rights  it  may  have  to  dispossess   the
tenant-stockholder.

      Because  of the nature of  Cooperative  Loans,  lenders  do not  usually
require  either  the  tenant-stockholder   (that  is,  the  borrower)  or  the
Cooperative  to  obtain  title  insurance  of  any  type.  Consequently,   the
existence of any prior liens or other  imperfections  of title  affecting  the
Cooperative's   building  or  real  estate  also  may  adversely   affect  the
marketability  of the shares  allocated to the  dwelling  unit in the event of foreclosure.

      A foreclosure on the  Cooperative  shares is accomplished by public sale in  accordance  with the  provisions  of Article 9 of the  Uniform  Commercial
Code, or UCC, and the security agreement  relating to those shares.  Article 9 of the UCC requires  that a sale be conducted in a  "commercially  reasonable"

                                         113

manner.  Whether  a sale has been  conducted  in a  "commercially  reasonable"
manner  will  depend  on the facts in each  case.  In  determining  commercial reasonableness,  a court  will look to the  notice  given the  debtor  and the method,  manner, time, place and terms of the sale and the sale price. In most instances,  a sale  conducted  according  to the usual  practice of  creditors selling  similar  collateral  in the same area will be  considered  reasonably conducted.

      Where the lienholder is the junior  lienholder,  any  foreclosure may be delayed  until  the  junior  lienholder  obtains  actual  possession  of  such
Cooperative  shares.  Additionally,  if the  lender  does  not  have  a  first
priority   perfected   security  interest  in  the  Cooperative   shares,  any
foreclosure  sale would be subject to the rights and interests of any creditor holding senior interests in the shares.  Also, a junior  lienholder may not be able  to  obtain  a  recognition  agreement  from  a  Cooperative  since  many cooperatives  do not  permit  subordinate  financing.  Without  a  recognition agreement,  the  junior  lienholder  will not be  afforded  the  usual  lender protections  from the  Cooperative  which are in most  cases  provided  for in recognition agreements.

      Article  9 of the UCC  provides  that the  proceeds  of the sale will be applied  first to pay the costs and  expenses  of the sale and then to satisfy the indebtedness  secured by the lender's security  interest.  The recognition agreement,  however,  in most  cases  provides  that  the  lender's  right  to reimbursement  is  subject  to the  right of the  Cooperative  corporation  to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining,  the lender must account to the tenant-stockholder for the  surplus.  On the other  hand,  if a portion of the  indebtedness  remains
unpaid,  the   tenant-stockholder   is  in  most  cases  responsible  for  the
deficiency.  See  "-Anti-Deficiency   Legislation  and  Other  Limitations  on
Lenders" below.

      Rights of Redemption

      In some  states,  after sale under a deed of trust,  or a deed to secure debt or foreclosure of a mortgage,  the borrower and foreclosed junior lienors or other  parties are given a statutory  period,  typically  ranging  from six months to two years,  in which to redeem  the  property  from the  foreclosure sale.  In some  states,  redemption  may occur  only on  payment of the entire principal  balance of the  mortgage  loan,  accrued  interest  and expenses of foreclosure.  In other  states,  redemption  may be  authorized  if the former borrower  pays only a portion of the sums due.  In some  states,  the right to
redeem  is  an  equitable  right.  The  equity  of  redemption,   which  is  a
non-statutory   right,  should  be  distinguished  from  statutory  rights  of redemption.  The effect of a statutory  right of redemption is to diminish the ability  of the  lender  to  sell  the  foreclosed  property.  The  rights  of redemption  would defeat the title of any purchaser  subsequent to foreclosure or sale  under a deed of trust or a deed to  secure  debt.  Consequently,  the practical  effect of the  redemption  right is to force the lender to maintain the property and pay the expenses of  ownership  until the  redemption  period has expired.

      Anti-Deficiency Legislation and Other Limitations on Lenders

      Some  states  have  imposed  statutory   prohibitions  which  limit  the
remedies of a beneficiary  under a deed of trust, a mortgagee under a mortgage or a  grantee  under  a  deed  to  secure  debt.  In  some  states,  including
California, statutes limit the right of the beneficiary,  mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure.  A deficiency  judgment is a personal  judgment against the former borrower equal in most  cases to the  difference  between  the net amount  realized  upon the

                                         114

public  sale of the real  property  and the amount due to the  lender.  In the case of a  mortgage  loan  secured by a  property  owned by a trust  where the
Mortgage  Note is  executed  on behalf of the  trust,  a  deficiency  judgment against the trust following  foreclosure or sale under a deed of trust or deed to secure debt,  even if  obtainable  under  applicable  law, may be of little value to the  beneficiary,  grantee or  mortgagee if there are no trust assets against which the  deficiency  judgment may be executed.  Some state  statutes require  the  beneficiary,  grantee  or  mortgagee  to  exhaust  the  security afforded  under  a  deed  of  trust,  deed  to  secure  debt  or  mortgage  by foreclosure in an attempt to satisfy the full debt before  bringing a personal action against the borrower.

      In other  states,  the  lender  has the  option of  bringing  a personal action  against  the  borrower  on  the  debt  without  first  exhausting  the security;  however, in some of these states, the lender, following judgment on the  personal  action,  may be  deemed  to have  elected  a remedy  and may be precluded  from  exercising  remedies  for  the  security.  Consequently,  the practical effect of the election requirement,  in those states permitting this election,  is that  lenders will usually  proceed  against the security  first rather than bringing a personal action against the borrower.  Finally, in some states,  statutory  provisions  limit  any  deficiency  judgment  against  the borrower  following a foreclosure to the excess of the  outstanding  debt over the fair value of the property at the time of the public sale.  The purpose of these  statutes  is in  most  cases  to  prevent  a  beneficiary,  grantee  or mortgagee from obtaining a large  deficiency  judgment against the borrower as a result of low or no bids at the judicial sale.

      Finally,  in other states,  statutory  provisions  limit any  deficiency judgment  against the borrower  following a  foreclosure  to the excess of the outstanding  debt over the fair  market  value of the  property at the time of the public  sale.  The  purpose of these  statutes is  generally  to prevent a beneficiary,  grantee or mortgagee from obtaining a large deficiency  judgment against  the  former  borrower  as a result of low or no bids at the  judicial sale.  Various  state laws also place a limitation  on the  mortgagee for late payment charges.

      In most cases,  Article 9 of the UCC governs  foreclosure on Cooperative shares and the related proprietary lease or occupancy  agreement.  Some courts have  interpreted  Article 9 to prohibit or limit a  deficiency  award in some
circumstances,   including   circumstances   where  the   disposition  of  the
collateral,  which, in the case of a Cooperative  Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement,  was not conducted in a commercially reasonable manner.

      In  addition  to laws  limiting  or  prohibiting  deficiency  judgments, numerous other federal and state statutory  provisions,  including the federal bankruptcy  laws and state laws  affording  relief to debtors,  may  interfere with or affect the ability of the secured  mortgage lender to realize upon its collateral  and/or  enforce a  deficiency  judgment.  For  example,  under the federal  bankruptcy  law, all actions by the secured  mortgage  lender against the debtor,  the debtor's property and any co-debtor are automatically  stayed upon the filing of a bankruptcy  petition.  Moreover,  a court having  federal bankruptcy  jurisdiction may permit a debtor through its Chapter 11 or Chapter
13 rehabilitative  plan to cure a monetary default relating to a mortgage loan or  revolving  credit  loan on the  debtor's  residence  by paying  arrearages within a reasonable  time period and  reinstating  the  original  loan payment schedule,  even though the lender  accelerated  the mortgage loan or revolving credit  loan and final  judgment  of  foreclosure  had been  entered  in state court. Some courts with federal  bankruptcy  jurisdiction have approved plans, based on the particular  facts of the  reorganization  case, that effected the curing  of a  mortgage  loan  or  revolving  credit  loan  default  by  paying arrearages over a number of years.

                                         115

      Courts with federal  bankruptcy  jurisdiction  have also  indicated that the terms of a mortgage  loan or revolving  credit loan secured by property of the debtor,  which is a  Cooperative  Loan,  or which is secured by additional collateral  in addition to the related  mortgaged  property,  may be modified.
These courts have allowed  modifications  that include  reducing the amount of each  monthly  payment,  changing  the  rate  of  interest  and  altering  the repayment  schedule.  In  general,  except as provided  below with  respect to junior liens,  the terms of a mortgage  loan or revolving  credit loan secured only  by a  mortgage  on a  real  property  that  is  the  debtor's  principal residence  may not be modified  under a plan  confirmed  under  Chapter 13, as opposed to Chapter 11,  except with  respect to mortgage  payment  arrearages, which may be cured within a reasonable time period.

      The  United  States  Supreme  Court has held that so long as a  mortgage loan or  revolving  credit loan is fully or  partially  secured by the related mortgaged  property,  the amount of the mortgage loan or revolving credit loan secured by the related  mortgaged  property  may not be  reduced,  or "crammed down,"  in  connection  with a  bankruptcy  petition  filed by the  mortgagor.
However,  United States  Circuit Court of Appeals  decisions have held that in the event of a Chapter 13 bankruptcy  filing by a mortgagor,  in the event the value of the  related  mortgaged  property  at the time of the  filing is less than the amount of debt  secured by any first lien,  the portion of any junior lien that is  unsecured  may be  "crammed  down" in the  bankruptcy  court and discharged.  As a  result,  in  the  event  of a  decline  in the  value  of a mortgaged  property,  the  amount  of any  junior  liens may be  reduced  by a bankruptcy  judge in a Chapter  13  filing,  without  any  liquidation  of the related  mortgaged  property.  Any  such  reduction  would  be  treated  as  a
Bankruptcy Loss.

      In  the  case  of  income-producing   multifamily  properties,   federal
bankruptcy law may also have the effect of  interfering  with or affecting the ability of the secured  lender to enforce the  borrower's  assignment of rents and  leases  related  to the  mortgaged  property.  Under  Section  362 of the
Bankruptcy Code, the lender will be stayed from enforcing the assignment,  and the legal proceedings  necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

      Certain tax liens arising  under the Internal  Revenue Code may, in some circumstances,  have priority over the lien of a mortgage, deed to secure debt or deed of trust.  This may have the effect of  delaying or  interfering  with the  enforcement of rights for a defaulted  mortgage loan or revolving  credit loan.

      In addition,  substantive requirements are imposed upon mortgage lenders in connection  with the  origination  and the  servicing of mortgage  loans or revolving credit loans by numerous federal and some state consumer  protection laws. These laws include the federal  Truth-in-Lending  Act, as implemented by
Regulation  Z, Real  Estate  Settlement  Procedures  Act,  as  implemented  by
Regulation X, Equal Credit  Opportunity  Act, as  implemented by Regulation B,
Fair Credit  Billing  Act,  Fair Credit  Reporting  Act and related  statutes.
These  federal laws impose  specific  statutory  liabilities  upon lenders who originate  mortgage  loans or  revolving  credit  loans and who fail to comply with the  provisions  of the law. In some  cases,  this  liability  may affect assignees of the mortgage loans or revolving  credit loans. In particular,  an originator's  failure  to comply  with  certain  requirements  of the  federal
Truth-in-Lending  Act, as  implemented  by  Regulation  Z, could  subject both originators and assignees of such obligations to monetary  penalties and could result in the  obligors'  rescinding  the mortgage  loans  against  either the originators or assignees.

                                         116

      Homeownership Act and Similar State Laws

      Some mortgage  loans or revolving  credit  loans,  referred to herein as
Homeownership  Act  Loans,  may  be  subject  to  special  rules,   disclosure
requirements   and  other   provisions   that  were   added  to  the   federal
Truth-in-Lending  Act by the Home Ownership and Equity Protection Act of 1994,
or  Homeownership  Act,  if such  trust  assets  were  originated  on or after
October 1, 1995,  are not loans made to finance the purchase of the  mortgaged property and have  interest  rates or  origination  costs in excess of certain
prescribed   levels.   The  Homeownership  Act  requires  certain   additional
disclosures,   specifies  the  timing  of  those  disclosures  and  limits  or prohibits  inclusion  of  certain  provisions  in  mortgages  subject  to  the
Homeownership  Act.  Purchasers  or assignees of any  Homeownership  Act Loan, including  any trust,  could be liable  under  federal  law for all claims and subject to all defenses that the borrower  could assert against the originator of the Homeownership Act Loan, under the federal  Truth-in-Lending  Act or any other law,  unless the  purchaser  or assignee did not know and could not with reasonable  diligence  have  determined  that  the  loan  was  subject  to the provisions  of the  Homeownership  Act.  Remedies  available  to the  borrower include  monetary  penalties,  as well as  rescission  rights  if  appropriate disclosures were not given as required or if the particular  mortgage includes provisions  prohibited  by the law. The maximum  damages that may be recovered under  these  provisions  from  an  assignee,  including  the  trust,  is  the remaining  amount of  indebtedness  plus the total amount paid by the borrower in connection with the mortgage loan.

      In addition to the Homeownership Act, a number of legislative  proposals have been  introduced at both the federal and state level that are designed to discourage  predatory lending practices.  Some states have enacted,  and other states or local  governments  may enact,  laws that  impose  requirements  and
restrictions   greater  than  those  in  the  Homeownership  Act.  These  laws prohibit  inclusion of some  provisions  in mortgage  loans that have interest rates or origination  costs in excess of prescribed  levels,  and require that borrowers  be  given  certain  disclosures  prior to the  consummation  of the mortgage  loans.  Purchasers or assignees of such a mortgage  loan,  including the  related  trust,  could be exposed to all  claims  and  defenses  that the mortgagor  could assert  against the  originator  of the  mortgage  loan for a violation of state law.  Claims and defenses  available to the borrower  could include monetary  penalties,  rescission and defenses to a foreclosure  action or an action to collect.

      The accompanying  prospectus supplement will specify whether Residential
Funding  Corporation will represent and warrant that all of the mortgage loans in the mortgage  pool complied in all material  respects  with all  applicable
local,   state  and  federal  laws  at  the  time  of  origination.   Although
Residential  Funding  Corporation will be obligated to repurchase any mortgage loan as to which a breach of its  representation  and warranty has occurred if that breach is material and adverse to the  interests of the  securityholders, the  repurchase  price of those  mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

      Lawsuits  have been  brought in various  states  making  claims  against assignees of  Homeownership  Act Loans for violations of federal and state law allegedly  committed  by the  originator.  Named  defendants  in  these  cases include numerous participants within the secondary mortgage market,  including some securitization trusts.

                                         117

      Alternative Mortgage Instruments

      Alternative  mortgage   instruments,   including  ARM  loans  and  early
ownership   mortgage   loans  or  revolving   credit   loans,   originated  by
non-federally  chartered  lenders,  have  historically  been  subjected  to  a variety of  restrictions.  These  restrictions  differed  from state to state, resulting in  difficulties  in  determining  whether a particular  alternative mortgage instrument  originated by a state-chartered  lender was in compliance with applicable law. These  difficulties  were alleviated  substantially  as a result of the  enactment  of Title VIII of the Garn-St  Germain  Act, or Title
VIII. Title VIII provides that, regardless of any state law to the contrary:

o     state-chartered  banks may originate alternative mortgage instruments in accordance  with  regulations  promulgated by the  Comptroller of the
         Currency for the origination of alternative  mortgage  instruments by national banks,

o     state-chartered   credit  unions  may  originate   alternative  mortgage
         instruments  in  accordance  with  regulations   promulgated  by  the
         National Credit Union  Administration  for origination of alternative mortgage instruments by federal credit unions, and

o     all  other   non-federally   chartered  housing   creditors,   including
         state-chartered   savings  and  loan  associations,   state-chartered
         savings  banks  and  mutual   savings  banks  and  mortgage   banking
         companies,   may  originate   alternative   mortgage  instruments  in
         accordance with the regulations  promulgated by the Federal Home Loan
         Bank Board,  predecessor  to the OTS, for  origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII also provides that any state may reject  applicability of the provisions  of Title VIII by  adopting,  prior to October 15,  1985,  a law or constitutional  provision  expressly  rejecting  the  applicability  of  these provisions. Some states have taken this action.

      Junior Mortgages; Rights of Senior Mortgagees

      The mortgage  loans or revolving  credit loans included in the trust may be junior to other  mortgages,  deeds to secure debt or deeds of trust held by other lenders.  Absent an  intercreditor  agreement,  the rights of the trust, and therefore the securityholders,  as mortgagee under a junior mortgage,  are subordinate  to those of the mortgagee  under the senior  mortgage,  including the prior  rights of the senior  mortgagee  to receive  hazard  insurance  and condemnation  proceeds and to cause the property securing the mortgage loan or revolving  credit  loan to be sold on  default of the  mortgagor.  The sale of the mortgaged  property may extinguish the junior  mortgagee's lien unless the
junior  mortgagee  asserts  its  subordinate   interest  in  the  property  in
foreclosure  litigation and, in certain cases,  either reinstates or satisfies the defaulted  senior mortgage loan or revolving credit loan or mortgage loans or revolving  credit loans. A junior  mortgagee may satisfy a defaulted senior mortgage  loan or revolving  credit loan in full or, in some states,  may cure the  default  and bring the senior  mortgage  loan or  revolving  credit  loan current  thereby  reinstating  the senior  mortgage  loan or revolving  credit loan, in either event usually  adding the amounts  expended to the balance due

                                         118

on the junior mortgage loan or revolving  credit loan. In most states,  absent a  provision  in the  mortgage,  deed to secure  debt or deed of trust,  or an intercreditor  agreement,  no notice of default is  required  to be given to a junior  mortgagee.  Where  applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not  require  notice of default to the junior  mortgagee,  the lack of any notice may  prevent  the junior  mortgagee from  exercising any right to reinstate the mortgage loan or revolving  credit loan which applicable law may provide.

      The standard form of the mortgage,  deed to secure debt or deed of trust used by most institutional  lenders confers on the mortgagee the right both to receive  all  proceeds  collected  under any hazard  insurance  policy and all awards made in  connection  with  condemnation  proceedings,  and to apply the proceeds  and  awards to any  indebtedness  secured by the  mortgage,  deed to secure debt or deed of trust,  in the order as the  mortgagee  may  determine.
Thus,  if  improvements  on the  property  are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation,  the mortgagee or beneficiary  under  underlying  senior  mortgages will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance  policy and any award of  damages in  connection  with the  condemnation  and to apply the same to the indebtedness  secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage  indebtedness,  in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      Another provision  sometimes found in the form of the mortgage,  deed to secure  debt or deed of trust  used by  institutional  lenders  obligates  the mortgagor to pay before  delinquency all taxes and assessments on the property and, when due, all  encumbrances,  charges and liens on the property which are prior to the  mortgage,  deed to secure debt or deed of trust,  to provide and maintain fire  insurance on the property,  to maintain and repair the property and not to commit or permit  any waste  thereof,  and to appear in and  defend any action or  proceeding  purporting  to affect the property or the rights of the  mortgagee  under the  mortgage  or deed of trust.  After a failure of the mortgagor to perform any of these  obligations,  the mortgagee or  beneficiary is given the right under certain  mortgages,  deeds to secure debt or deeds of trust to perform the obligation  itself,  at its election,  with the mortgagor agreeing to reimburse  the mortgagee for any sums expended by the mortgagee on behalf of the  mortgagor.  All sums so expended by a senior  mortgagee  become part of the  indebtedness  secured by the senior  mortgage.  Also,  since most senior  mortgages  require the related  mortgagor to make escrow deposits with the holder of the senior  mortgage  for all real  estate  taxes and  insurance premiums,  many junior  mortgagees will not collect and retain the escrows and will rely on the holder of the senior  mortgage  to collect and  disburse  the escrows.

      The  form  of  credit  line  trust  deed  or   mortgage   used  by  most
institutional  lenders that make revolving  credit loans typically  contains a
"future advance" clause, which provides,  in essence,  that additional amounts advanced to or on behalf of the borrower by the  beneficiary  or lender are to be  secured  by the  deed of  trust  or  mortgage.  The  priority  of the lien securing  any  advance  made under the  clause  may  depend in most  states on whether the deed of trust or mortgage is  designated  as a credit line deed of trust or mortgage.  If the beneficiary or lender advances  additional amounts, the  advance is entitled  to receive  the same  priority as amounts  initially advanced  under the trust deed or mortgage,  regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene  between the  date of  recording  of the  trust  deed or  mortgage  and the date of the future  advance,  and  regardless  that the  beneficiary  or lender had actual knowledge  of these  intervening  junior  trust deeds or  mortgages  and other liens at the time of the advance.  In most states,  the trust deed or mortgage lien  securing  mortgage  loans or  revolving  credit  loans of the type  that includes  revolving  credit  loans  applies  retroactively  to the date of the

                                         119

original  recording  of the trust deed or  mortgage,  provided  that the total amount  of  advances  under the  credit  limit  does not  exceed  the  maximum specified  principal amount of the recorded trust deed or mortgage,  except as to advances made after receipt by the lender of a written  notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General

      A  manufactured  housing  contract  evidences both (a) the obligation of the  mortgagor  to repay  the loan  evidenced  thereby  and (b) the grant of a security  interest in the  manufactured  home to secure repayment of the loan.
Certain  aspects of both features of the  manufactured  housing  contracts are described below.

      Security Interests in Manufactured Homes

      Except  as  described  in the  next  paragraph,  under  the laws of most states,  manufactured  housing constitutes personal property and is subject to the motor  vehicle  registration  laws of the state or other  jurisdiction  in which the unit is located.  In the few states in which  certificates  of title are not required for manufactured  homes,  security interests are perfected by the filing of a financing statement under the UCC. Those financing  statements are  effective  for five  years and must be  renewed  prior to the end of each five year  period.  The  certificate  of title laws adopted by the majority of states  provide that  ownership of motor  vehicles  and  manufactured  housing shall be evidenced  by a  certificate  of title  issued by the motor  vehicles department,  or a  similar  entity,  of the  state.  In the  states  that have enacted  certificate  of  title  laws,  a  security  interest  in  a  unit  of manufactured  housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases,  perfected by the recording of the  interest on the  certificate  of title to the unit in the  appropriate motor  vehicle  registration  office or by delivery of the required  documents and payment of a fee to the office, depending on state law.

      The lender,  the servicer or the master servicer may effect the notation or delivery of the required  documents and fees, and obtain  possession of the certificate of title, as appropriate  under the laws of the state in which any manufactured home securing a manufactured  housing contract is registered.  If the master  servicer,  the servicer or the lender fails to effect the notation or delivery,  or files the security interest under the wrong law, for example, under a motor  vehicle  title  statute  rather  than  under the UCC,  in a few states,  the  securityholders  may not have a first priority security interest in  the  manufactured  home  securing  a  manufactured  housing  contract.  As manufactured  homes have become  larger and often have been  attached to their sites without any apparent  intention to move them, courts in many states have held that manufactured homes, under some circumstances,  may become subject to real estate title and recording  laws. As a result,  a security  interest in a manufactured  home could be rendered  subordinate  to the  interests  of other parties  claiming an interest in the home under  applicable  state real estate law.  In order to perfect a security  interest  in a  manufactured  home under real estate laws, the holder of the security  interest must record a mortgage, deed of trust or deed to secure  debt,  as  applicable,  under the real estate laws of the state where the manufactured  home is located.  These filings must
be  made  in  the  real  estate   records  office  of  the  county  where  the
manufactured  home is  located.  In some  cases,  a security  interest  in the

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manufactured  home will be  governed by the  certificate  of title laws or the
UCC, and the notation of the security  interest on the certificate of title or the filing of a UCC  financing  statement  will be  effective  to maintain the priority of the  seller's  security  interest in the  manufactured  home.  If, however,  a  manufactured  home is  permanently  attached  to its site or if a court  determines  that a manufactured  home is real  property,  other parties could  obtain  an  interest  in the  manufactured  home  which is prior to the security interest  originally  retained by the mortgage  collateral seller and transferred to the depositor.  In certain  cases,  the master  servicer or the servicer,  as  applicable,  may be required to perfect a security  interest in the  manufactured  home under  applicable real estate laws. If the real estate recordings are not required and if any of the foregoing  events were to occur, the only  recourse  of the  securityholders  would  be  against  the  mortgage
collateral   seller   under   its   repurchase   obligation   for   breach  of
representations or warranties.

      The  depositor  will assign or cause to be assigned a security  interest in the  manufactured  homes to the  trustee on behalf of the  securityholders.
See  "Description  of the  Securities-Assignment  of Loans." The  accompanying prospectus  supplement  will specify whether the depositor or the trustee will amend the  certificates  of title to  identify  the trustee as the new secured party if a manufactured  home is governed by the applicable motor vehicle laws of the relevant state.  Accordingly,  the depositor or any other entity as may be specified in the  prospectus  supplement  will  continue to be named as the secured  party on the  certificates  of  title  relating  to the  manufactured homes.  However,  there exists a risk that,  in the absence of an amendment to the certificate of title,  the assignment of the security  interest may not be held  effective  against  subsequent  purchasers  of a  manufactured  home  or subsequent  lenders who take a security  interest in the manufactured  home or creditors of the assignor.

      If the owner of a  manufactured  home moves it to a state other than the state in which the manufactured  home initially is registered and if steps are not taken to re-perfect  the  trustee's  security  interest in the state,  the security interest in the manufactured  home will cease to be perfected.  While in many  circumstances  the trustee would have the  opportunity  to re-perfect its security  interest in the  manufactured  home in the state of  relocation, there can be no assurance that the trustee will be able to do so.

      When  a  mortgagor  under  a  manufactured   housing  contract  sells  a
manufactured  home,  the trustee,  or the  servicer or the master  servicer on behalf of the trustee,  must surrender  possession of the certificate of title or will receive  notice as a result of its lien noted thereon and  accordingly will have an  opportunity to require  satisfaction  of the related lien before release of the lien.

      Under  the  laws  of most  states,  liens  for  repairs  performed  on a manufactured  home take  priority  over a  perfected  security  interest.  The applicable  mortgage collateral seller typically will represent that it has no knowledge  of any liens for any  manufactured  home  securing  payment  on any manufactured  housing  contract.  However,  the liens  could arise at any time during the term of a manufactured  housing  contract.  No notice will be given to the  trustee  or  securityholders  if a lien  arises and the lien would not give rise to a  repurchase  obligation  on the part of the party  specified in the related agreement.

      To the extent that  manufactured  homes are not treated as real property under applicable state law,  manufactured  housing contracts in most cases are
"chattel  paper" as  defined  in the UCC in effect in the  states in which the manufactured  homes  initially  were  registered.  Under the UCC,  the sale of

                                         121

chattel  paper is treated  in a manner  similar  to  perfection  of a security interest in chattel paper. Under the related  agreement,  the master servicer, the  servicer or the  depositor,  as the case may be, will  transfer  physical possession  of  the  manufactured  housing  contracts  to the  trustee  or its custodian.  In  addition,  the master  servicer or the  servicer  will make an appropriate filing of a financing  statement in the appropriate states to give notice of the trustee's ownership of the manufactured  housing contracts.  The accompanying  prospectus  supplement  will  specify  whether the  manufactured housing  contracts  will be  stamped  or marked  otherwise  to  reflect  their assignment  from the  depositor  to the  trustee.  Therefore,  if a subsequent purchaser were able to take physical  possession of the  manufactured  housing contracts  without  notice of the  assignment,  the trustee's  interest in the
manufactured  housing  contracts  could  be  defeated.   To  the  extent  that
manufactured  homes are treated as real property under  applicable  state law, contracts  will be treated in a manner  similar to that  described  above with regard to mortgage loans. See "-The Mortgage Loans" above.

      Enforcement of Security Interests in Manufactured Homes

      The  servicer or the master  servicer on behalf of the  trustee,  to the extent  required  by the  related  agreement,  may take  action to enforce the trustee's security interest with respect to manufactured  housing contracts in default  by  repossession  and sale of the  manufactured  homes  securing  the defaulted  contracts.  So long as the manufactured home has not become subject to real estate law, a creditor  generally  can repossess a  manufactured  home securing a contract by voluntary surrender,  by "self-help"  repossession that is  "peaceful"  or, in the absence of voluntary  surrender  and the ability to repossess  without breach of the peace, by judicial  process.  The holder of a manufactured  housing  contract  generally  must  give the  debtor a number of days' notice prior to commencement of any  repossession.  The UCC and consumer protection  laws in most states  place  restrictions  on  repossession  sales, including  prior  notice  to  the  debtor  and  commercial  reasonableness  in effecting a  repossession  sale. The laws in most states also require that the debtor be given  notice  of any sales  prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

      Under the laws  applicable  in most  states,  a creditor  is entitled to obtain a deficiency  judgment from a debtor for any deficiency on repossession
and  resale  of  the   manufactured   home  securing  the  related   obligor's
manufactured  housing contract.  However,  some states impose  prohibitions or limitations on deficiency  judgments,  and in many cases the defaulting debtor would have no assets with which to pay a judgment.

      Certain  statutory  provisions,  including  federal and state bankruptcy and insolvency laws and general equitable  principles,  may limit or delay the ability of a lender to repossess and resell a  manufactured  home or enforce a deficiency  judgment.  For a discussion  of  deficiency  judgments,  see "-The
Mortgage  Loans-Anti-Deficiency  Legislation and Other Limitations on Lenders"
above.

The Home Improvement Contracts

      General

      The home  improvement  contracts,  other  than  those  home  improvement contracts  that are unsecured or secured by mortgages on real estate,  in most cases,  are "chattel paper" and include  "purchase  money security  interests"
each as defined in the UCC. Those home  improvement  contracts are referred to

                                         122

in this section as  "contracts."  Under the UCC, the sale of chattel  paper is treated in a manner  similar to perfection  of a security  interest in chattel paper.  Under the related  agreement,  the depositor  will  transfer  physical possession  of the  contracts to the trustee or a designated  custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a financing  statement in the
appropriate  states  to  give  notice  of  the  trustee's   ownership  of  the
contracts.  Unless specified in the accompanying  prospectus  supplement,  the contracts will not be stamped or otherwise  marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence,  fraud or otherwise,  a subsequent  purchaser  were able to take physical  possession of the contracts without notice of the assignment,  the trustee's interest in the contracts  could be defeated.  In addition,  if the  depositor  were to become insolvent  or a  debtor  in a  bankruptcy  case  while  in  possession  of the
contracts,   competing   claims  to  the  contracts   could  arise.   Even  if
unsuccessful,  these  claims  could  delay  payments  to  the  trust  and  the securityholders.  If successful,  losses to the trust and the  securityholders also could result.

      The  contracts  that are  secured by the home  improvements  financed by those  contracts  grant to the  originator of the  contracts a purchase  money security  interest  in the  home  improvements  to  secure  all or part of the purchase  price of the home  improvements  and related  services.  A financing statement  in most  cases is not  required  to be filed to  perfect a purchase money  security  interest in consumer  goods.  These  purchase  money security interests are  assignable.  In most cases, a purchase money security  interest grants to the holder a security  interest that has priority over a conflicting security  interest in the same  collateral and the proceeds of the collateral.
However,  to the  extent  that the  collateral  subject  to a  purchase  money security  interest becomes a fixture,  in order for the related purchase money security  interest  to  take  priority  over  a  conflicting  interest  in the fixture,  the holder's  interest in the home improvement must in most cases be perfected  by a timely  fixture  filing.  In most  cases,  under  the  UCC,  a security  interest does not exist under the UCC in ordinary  building material incorporated  into an improvement  on land.  Home  improvement  contracts that finance lumber,  bricks,  other types of ordinary  building  material or other goods that are deemed to lose this  characterization,  upon  incorporation  of these materials into the related  property,  will not be secured by a purchase money security interest in the home improvement being financed.

      Forms of notes and  mortgages  used by lenders  may  contain  provisions obligating  the  borrower  to pay a late  charge  or  additional  interest  if payments  are not timely  made,  and in some  circumstances  may  provide  for prepayment  fees or yield  maintenance  penalties  if the  obligation  is paid prior to maturity.  In some states,  there are or may be specific  limitations on the late charges  that a lender may collect from a borrower for  delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an  additional  charge if the loan is prepaid.  In  addition,  the enforceability  of provisions that provide for prepayment fees or penalties on an  involuntary  prepayment  is unclear  under the laws of many  states.  Most conventional  single-family  mortgage  loans may be prepaid in full or in part without  penalty.  The  regulations  of the Federal  Home Loan Bank Board,  as
succeeded  by  the  Office  of  Thrift  Supervision,   or  OTS,  prohibit  the
imposition  of a prepayment  penalty or  equivalent  fee for or in  connection with  the  acceleration  of a loan by  exercise  of a  due-on-sale  clause.  A mortgagee to whom a prepayment  in full has been  tendered may be compelled to give either a release of the mortgage or an instrument  assigning the existing mortgage.  The absence of a restraint on prepayment,  particularly relating to loans  and/or  contracts  having  higher  interest  rates,  may  increase  the likelihood of refinancing or other early  retirements of the home equity loans and/or home improvement contracts.

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      Enforcement of Security Interest in Home Improvements

      So long as the  home  improvement  has not  become  subject  to the real estate law, a creditor can  repossess a home  improvement  securing a contract by voluntary surrender,  "self-help" repossession that is "peaceful," that is, without  breach of the peace,  or, in the absence of voluntary  surrender  and the ability to repossess without breach of the peace,  judicial  process.  The holder of a  contract  must give the  debtor a number of days'  notice,  which varies  from  10 to  30  days  or  more  depending  on  the  state,  prior  to commencement  of any  repossession.  The UCC and consumer  protection  laws in most states restrict  repossession sales,  including requiring prior notice to the debtor and commercial  reasonableness  in effecting this type of sale. The law in most states also  requires  that the debtor be given notice of any sale prior to resale of the  related  property  so that the debtor may redeem it at or before the resale.

      Under the laws  applicable  in most  states,  a creditor  is entitled to obtain a deficiency  judgment from a debtor for any deficiency on repossession and resale of the property  securing the debtor's loan.  However,  some states impose  prohibitions or limitations on deficiency  judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Some other statutory provisions,  including federal and state bankruptcy and  insolvency  laws and general  equity  principles,  may limit or delay the ability  of  a  lender  to  repossess  and  resell  collateral  or  enforce  a deficiency judgment.

Enforceability of Certain Provisions

      Unless the accompanying  prospectus supplement indicates otherwise,  the loans  contain  due-on-sale  clauses.  These  clauses  permit  the  lender  to accelerate  the  maturity  of the loan if the  borrower  sells,  transfers  or conveys  the  property.  The  enforceability  of  these  clauses  has been the subject of  legislation  or litigation  in many states,  and in some cases the enforceability  of these  clauses  has been  limited or denied.  However,  the
Garn-St Germain  Depository  Institutions Act of 1982, or Garn-St Germain Act,
preempts  state  constitutional,  statutory  and case law  that  prohibit  the enforcement  of  due-on-sale  clauses  and  permits  lenders to enforce  these clauses in accordance  with their terms,  subject to limited  exceptions.  The
Garn-St Germain Act does "encourage"  lenders to permit assumption of loans at the  original  rate of interest or at some other rate less than the average of the original rate and the market rate.

      The  Garn-St  Germain  Act also sets forth nine  specific  instances  in which a mortgage  lender covered by the Garn-St Germain Act may not exercise a due-on-sale  clause,  regardless  of the fact that a transfer of the  property may have occurred. These include intra-family transfers,  certain transfers by operation  of law,  leases of fewer than  three  years and the  creation  of a junior  encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also prohibit the imposition of a prepayment  penalty on the acceleration of a loan under a due-on-sale clause.

      The  inability  to  enforce a  due-on-sale  clause  may result in a loan bearing an interest rate below the current  market rate being assumed by a new home  buyer  rather  than  being  paid  off,  which  may have an impact on the average  life of the loans and the  number of loans  which may be  outstanding until maturity.

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      On foreclosure,  courts have imposed general equitable principles. These equitable  principles  are  designed  to relieve the  borrower  from the legal effect  of its  defaults  under  the  loan  documents.  Examples  of  judicial remedies  that have been  fashioned  include  judicial  requirements  that the lender  undertake  affirmative  and expensive  actions to determine the causes for the borrower's  default and the likelihood  that the borrower will be able to  reinstate  the loan.  In some cases,  courts have  required  that  lenders reinstate loans or recast payment schedules in order to accommodate  borrowers who are suffering from temporary financial disability.  In other cases, courts have  limited the right of the lender to  foreclose  if the default  under the mortgage  instrument  is not  monetary,  including  the  borrower  failing  to adequately  maintain the property.  Finally,  some courts have been faced with the  issue  of  whether  or not  federal  or state  constitutional  provisions reflecting  due process  concerns for adequate  notice  require that borrowers under deeds of trust,  deeds to secure debt or  mortgages  receive  notices in addition  to the  statutorily  prescribed  minimum.  For the most part,  these cases have  upheld the notice  provisions  as being  reasonable  or have found that the sale by a trustee under a deed of trust,  or under a deed to secure a debt or a mortgagee having a power of sale, does not involve  sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

      Numerous federal and state consumer  protection laws impose requirements applicable to the  origination  of loans,  including the Truth in Lending Act, as  implemented  by Regulation Z, the Federal Trade  Commission  Act, the Fair
Credit  Billing  Act,  the  Fair  Credit   Reporting  Act,  the  Equal  Credit
Opportunity  Act, as  implemented  by Regulation  B, the Fair Debt  Collection
Practices Act, the Real Estate  Settlement  Procedures  Act, as implemented by
Regulation  X, the Fair  Housing  Act,  the Uniform  Consumer  Credit Code and
related statutes.  These laws can impose specific  statutory  liabilities upon creditors  who fail to comply  with  their  provisions.  In some  cases,  this liability  may affect an  assignee's  ability to enforce the related  loan. In particular,  the originator's  failure to comply with certain  requirements of the  federal  Truth-in-Lending  Act, as  implemented  by  Regulation  Z, could subject  both  originators  and  assignees  of such  obligations  to  monetary penalties and could result in obligors  rescinding  the mortgage loans against either the originators or assignees.  In addition,  some of the mortgage loans may be subject to special rules,  disclosure requirements and other provisions that are  applicable  to  Homeownership  Act Loans as  discussed  under  "-The
Mortgage Loans-Homeownership Act and Similar State Laws."

      If the  transferor of a consumer  credit  contract is also the seller of goods  that give rise to the  transaction,  and,  in  certain  cases,  related lenders and assignees,  the  "Holder-in-Due-Course"  rule of the Federal Trade
Commission  is intended to defeat the  ability of the  transferor  to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to  subject  the  assignee  of the  contract  to all  claims  and defenses that the debtor could assert  against the seller of goods.  Liability under  this rule is limited to amounts  paid under a  contract;  however,  the borrower also may be able to assert the rule to set off remaining  amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

      Title  V  of  the  Depository  Institutions  Deregulation  and  Monetary
Control Act of 1980, or Title V, provides that state usury  limitations  shall not  apply to some  types  of  residential  first  mortgage  loans,  including
Cooperative  Loans  originated  by some lenders.  Title V also provides  that,

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subject to certain conditions,  state usury limitations shall not apply to any loan  that  is  secured  by a first  lien on  certain  kinds  of  manufactured housing.  Title V also provides  that,  subject to the  following  conditions, state usury limitations shall not apply to any home improvement  contract that is  secured by a first lien on some kinds of  consumer  goods.  The  contracts would  be  covered  if they  satisfy  some  conditions,  among  other  things, governing  the terms of any  prepayments,  late charges and deferral  fees and requiring a 30-day notice period prior to  instituting  any action  leading to repossession of the related unit.

      Title V authorized  any state to reimpose  limitations on interest rates and finance charges by adopting  before April 1, 1983 a law or  constitutional provision  that  expressly  rejects  application  of the federal law.  Fifteen states adopted this type of prior to the April 1, 1983 deadline.  In addition, even where Title V was not so rejected,  any state is authorized by the law to adopt a provision  limiting  discount points or other charges on loans covered by Title V.

      Usury  limits apply to junior  mortgage  loans in many states and Mexico
Loans.   Any  applicable  usury  limits  in  effect  at  origination  will  be reflected in the maximum  interest rates for the mortgage  loans, as described in the accompanying  prospectus supplement.

      In most  cases,  each  seller of a loan will have  represented  that the loan was originated in compliance with  then-applicable  state laws, including usury laws,  in all material  respects.  However,  the  interest  rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal  Comprehensive  Environmental  Response,  Compensation
and Liability Act of 1980, as amended,  or CERCLA, and under state law in some states,  a secured party which takes a deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged  property may  become  liable  in  some  circumstances  for the  costs  of  cleaning  up
hazardous  substances   regardless  of  whether  they  have  contaminated  the
property.  CERCLA imposes strict,  as well as joint and several,  liability on several classes of potentially  responsible parties,  including current owners and  operators  of the  property  who  did  not  cause  or  contribute  to the contamination.  Furthermore,  liability  under  CERCLA is not  limited  to the original  or  unamortized  principal  balance of a loan or to the value of the property  securing a loan.  Lenders may be held liable  under CERCLA as owners or  operators  unless  they  qualify  for the secured  creditor  exemption  to
CERCLA.  This  exemption  exempts from the  definition of owners and operators those  who,  without  participating  in the  management  of a  facility,  hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset  Conservation,  Lender Liability and Deposit  Insurance Act of
1996,  or  Conservation  Act amended,  among other things,  the  provisions of
CERCLA  for  lender  liability  and  the  secured  creditor   exemption.   The
Conservation  Act offers  substantial  protection  to lenders by defining  the activities  in which a lender can  engage  and still  have the  benefit of the secured  creditor  exemption.  For a lender to be deemed to have  participated
in  the  management  of  a  mortgaged  property,   the  lender  must  actually
participate  in  the  operational  affairs  of  the  mortgaged  property.  The
Conservation  Act provides that "merely  having the capacity to influence,  or unexercised right to control" operations does not constitute  participation in management.  A  lender  will  lose  the  protection  of the  secured  creditor

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exemption only if it exercises  decision-making  control over the  mortgagor's
environmental   compliance  and  hazardous  substance  handling  and  disposal practices,  or assumes day-to-day  management of substantially all operational functions of the mortgaged  property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured  creditor  exemption even if it forecloses on a mortgaged  property,  purchases it at a foreclosure sale or accepts a deed-in-lieu  of foreclosure  provided that the lender seeks to sell  the  mortgaged  property  at the  earliest  practicable  commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some  circumstances may impose liability on a secured  party which takes a  deed-in-lieu  of  foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged property on which  contaminants  other  than  CERCLA  hazardous  substances  are  present, including  petroleum,  agricultural  chemicals,  hazardous  wastes,  asbestos, radon,  and lead-based  paint.  These cleanup costs may be substantial.  It is possible  that the  cleanup  costs  could  become a  liability  of a trust and reduce the  amounts  otherwise  distributable  to the  holders of the  related series of  securities.  Moreover,  some  federal  statutes  and some states by statute impose an  Environmental  Lien. All subsequent  liens on that property are usually  subordinated to an Environmental  Lien and, in some states,  even prior recorded liens are  subordinated to  Environmental  Liens. In the latter states,  the  security  interest  of the  trustee in a related  parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally,  many  residential  mortgage lenders have not taken steps to evaluate whether  contaminants are present for any mortgaged property prior to the  origination  of the  loan or  prior  to  foreclosure  or  accepting  a deed-in-lieu  of  foreclosure.  Neither the depositor nor any master  servicer or servicer  will be  required  by any  agreement  to  undertake  any of these evaluations  prior to foreclosure or accepting a deed-in-lieu  of foreclosure.
The depositor  does not make any  representations  or warranties or assume any liability for the absence or effect of contaminants on any mortgaged  property or any  casualty  resulting  from the  presence  or  effect  of  contaminants.
However,  the  master  servicer  or the  servicer  will  not be  obligated  to foreclose on any mortgaged  property or accept a  deed-in-lieu  of foreclosure if it knows or  reasonably  believes  that  there  are  material  contaminated conditions on the  property.  A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

      Except as otherwise specified in the applicable  prospectus  supplement, at the time the loans were originated,  no environmental  assessment or a very limited  environment  assessment  of the mortgaged  properties  will have been conducted.

Servicemembers Civil Relief Act

      Under  the  terms of the  Relief  Act a  borrower  who  enters  military service after the  origination  of the borrower's  loan,  including a borrower who was in reserve  status and is called to active duty after  origination  of the loan, may not be charged interest,  including fees and charges,  in excess of 6% per annum during the period of the  borrower's  active duty  status.  In addition to adjusting the interest,  the lender must forgive any such interest in  excess of 6% per  annum,  unless a court or  administrative  agency of the
United States or of any State orders  otherwise on  application of the lender.
The Relief Act applies to  borrowers  who are members of the Air Force,  Army,

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Marines,  Navy,  National Guard,  Reserves or Coast Guard, and officers of the
U.S.   Public  Health  Service  or  the  National   Oceanic  and   Atmospheric
Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military  service, including  reservists who are called to active duty, after  origination of the related  loan, no  information  can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust,  application of the Relief  Act would  adversely  affect,  for an  indeterminate  period of time, the ability of the servicer or the master  servicer,  as applicable,  to collect  full  amounts of interest  on the loans.  Any  shortfall  in interest collections  resulting  from the  application  of the  Relief  Act or  similar legislation or  regulations,  which would not be recoverable  from the related loans,  would  result  in a  reduction  of the  amounts  distributable  to the holders of the  related  securities,  and would not be covered by  Advances or any form of credit enhancement  provided in connection with the related series of  securities.  In addition,  the Relief Act imposes  limitations  that would impair the ability of the servicer or the master servicer,  as applicable,  to foreclose  on an affected  loan during the  mortgagor's  period of active duty status,  and,  under  some  circumstances,  during an  additional  three-month period  thereafter.  Thus,  if  the  Relief  Act  or  similar  legislation  or regulations apply to any loan which goes into default,  there may be delays in payment and losses on the related  securities  in  connection  therewith.  Any other interest  shortfalls,  deferrals or forgiveness of payments on the loans resulting  from similar  legislation  or  regulations  may result in delays in payments or losses to securityholders of the related series.

Default Interest and Limitations on Prepayments

      Forms of notes and  mortgages  used by lenders  may  contain  provisions that  obligate  the  borrower to pay a late charge or  additional  interest if payments  are  not  timely  made,  and in  some  circumstances,  may  prohibit prepayments  for a  specified  period  and/or  condition  prepayments  on  the borrower's  payment of prepayment fees or yield  maintenance  penalties if the obligation  is paid prior to  maturity.  In some  states,  there are or may be specific  limitations  on the late  charges  that a lender may collect  from a borrower for  delinquent  payments.  Some states also limit the amounts that a lender may  collect  from a borrower  as an  additional  charge if the loan is prepaid.  In  addition,  the  enforceability  of  provisions  that provide for prepayment  fees or penalties on an  involuntary  prepayment  is unclear under the laws of many states.  Most conventional  single-family  mortgage loans may be prepaid in full or in part without penalty.  The regulations of the Federal
Home Loan Bank Board,  as succeeded by the OTS,  prohibit the  imposition of a
prepayment   penalty  or  equivalent  fee  for  or  in  connection   with  the
acceleration  of a loan by exercise of a  due-on-sale  clause.  A mortgagee to whom a prepayment  in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.  The absence of a restraint on prepayment,  particularly  for mortgage loans and/or
contracts   having  higher  loan  rates,   may  increase  the   likelihood  of
refinancing or other early retirements of the mortgage loans and/or contracts.

      Some state laws restrict the imposition of prepayment  charges even when the  loans  expressly  provide  for  the  collection  of  those  charges.  The
Alternative  Mortgage  Transaction  Parity  Act of 1982,  or the  Parity  Act,
permits the collection of prepayment  charges in connection with some types of loans subject to the Parity Act, or Parity Act loans,  preempting any contrary
state  law   prohibitions.   However,   some  states  may  not  recognize  the
preemptive  authority  of the Parity Act or have opted out of the Parity  Act.
Moreover,  the OTS, the agency that  administers the application of the Parity

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Act to some types of mortgage  lenders that are not  chartered  under  federal
law,   withdrew  its  favorable   regulations  and  opinions  that  previously
authorized  those  lenders,  notwithstanding  contrary  state  law,  to charge prepayment  charges and late fees on Parity Act loans in  accordance  with OTS
rules.   The  withdrawal  is  effective  with  respect  to  Parity  Act  loans originated  on or after July 1, 2003.  The OTS's action does not affect Parity
Act loans  originated  before  July 1, 2003.  It is possible  that  prepayment charges  may not be  collected  even on loans that  provide for the payment of these  charges  unless  otherwise  specified  in the  accompanying  prospectus
supplement.   The  master  servicer  or  another  entity   identified  in  the
accompanying  prospectus supplement will be entitled to all prepayment charges and late payment  charges  received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

      Federal  law  provides  that  property  owned by  persons  convicted  of drug-related crimes or of criminal violations of the Racketeer  Influenced and
Corrupt Organizations,  or RICO statute can be seized by the government if the property was used in, or purchased  with the proceeds of, those crimes.  Under procedures  contained  in the  Comprehensive  Crime  Control Act of 1984,  the
government may seize the property even before conviction.  The government must publish  notice  of the  forfeiture  proceeding  and may  give  notice  to all parties  "known to have an alleged  interest in the  property,"  including the holders of mortgage loans.

      A lender may avoid  forfeiture  of its  interest  in the  property if it
establishes   that:  (i)  its  mortgage  was  executed  and  recorded   before
commission of the crime on which the  forfeiture is based,  or (ii) the lender was, at the time of execution of the  mortgage,  "reasonably  without cause to believe"  that the property  was used in, or  purchased  with the proceeds of, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The  following  is a  discussion  of the  material  federal  income  tax consequences  of the purchase,  ownership and  disposition of the  securities.
This  discussion  is  directed  solely  to   securityholders   that  hold  the
securities  as  capital  assets  within the  meaning  of  Section  1221 of the
Internal  Revenue Code and does not purport to discuss all federal  income tax consequences  that may be applicable to particular  individual  circumstances, including those of banks, insurance companies,  foreign investors,  tax-exempt organizations,  dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations,  estates and trusts,  securityholders  that hold the  securities  as part of a hedge,  straddle,  integrated or conversion transaction,  or securityholders  whose functional  currency is not the United
States   dollar.   Also,   it  does  not  address   alternative   minimum  tax
consequences or the indirect  effects on the holders of equity  interests in a securityholder.

      The following  discussion  addresses (1) REMIC  Securities  representing interests in a trust for which the  transaction  documents  require the making of an election  to have the trust (or a portion  thereof) be treated as one or more  REMICs and (2)  Non-REMIC  Notes.  The  prospectus  supplement  for each series of securities  will indicate  whether a REMIC election will be made for the related  trust and,  if that  election is to be made,  will  identify  all
"regular  interests"  and "residual  interests" in the REMIC.  For purposes of

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this tax  discussion,  references to a  "securityholder"  or a "holder" are to the beneficial owner of a security.

      Regulations  specifically  addressing certain of the issues discussed in this  prospectus  have not been issued and this discussion is based in part on regulations  that do not  adequately  address some issues  relevant to, and in some instances provide that they are not applicable to, securities  similar to the securities.

      The  authorities on which this  discussion  and the opinion  referred to below are based are  subject  to  change or  differing  interpretations  which could  apply  retroactively.  This  discussion  does  not  purport  to  be  as detailed  and  complete  as the advice a  securityholder  may get from its tax advisor.  Prospective  investors should note that no rulings have been or will be  sought  from  the  IRS  with  respect  to any of the  federal  income  tax consequences  discussed below, and no assurance can be given that the IRS will
not  take  contrary  positions.   Taxpayers  and  preparers  of  tax  returns,
including  those  filed by any REMIC or other  issuer,  should  be aware  that under applicable Treasury  regulations a provider of advice on specific issues of law is not considered an income tax return  preparer  unless the advice (1)
is given with  respect to events that have  occurred at the time the advice is rendered and is not given with  respect to the  consequences  of  contemplated actions,  and (2) is directly  relevant to the  determination of an entry on a tax return.  If penalties were asserted  against  purchasers of the securities offered  hereunder  in respect of their  treatment of the  securities  for tax purposes, the summary of tax considerations  contained herein and the opinions stated herein may not meet the conditions  necessary for purchasers'  reliance on that  summary  and those  opinions  to  exculpate  them  from the  asserted penalties.  Accordingly,  taxpayers  should consult their own tax advisors and tax return  preparers  regarding the  preparation of any item on a tax return,
even  where  the   anticipated  tax  treatment  has  been  discussed  in  this prospectus.  In addition to the federal income tax  consequences  described in this prospectus,  potential  investors should consider the state and local tax consequences,  if any,  of the  purchase,  ownership  and  disposition  of the securities.  See "State and Other Tax Consequences."

Opinions

      Upon  the  issuance  of  each  series  of  REMIC   Securities,   Orrick,
Herrington & Sutcliffe  LLP or Mayer,  Brown,  Rowe & Maw LLP,  counsel to the depositor,  will provide its opinion  generally  to the effect that,  assuming
(i)  compliance  with all  provisions of the related  agreement,  (ii) certain representations  set forth in the related  agreement are true,  (iii) there is continued  compliance  with  applicable  provisions  of the Code, as it may be amended  from  time  to  time,  and  applicable  Treasury  regulations  issued thereunder  and (iv) a REMIC election is made timely in the required form, for federal income tax purposes,  the related trust, or each  applicable  group of assets  held by the  related  trust,  will  qualify  as a REMIC  and the REMIC
Securities  will  be  considered  to  evidence   ownership  of  REMIC  regular
interests or REMIC residual  interests in that REMIC within the meaning of the
REMIC Provisions.

      In addition,  as to any  securities  offered  pursuant  hereto,  Orrick,
Herrington & Sutcliffe LLP or Mayer,  Brown,  Rowe & Maw LLP is of the opinion that the statements made in the following  discussion,  as supplemented by the discussion  under the heading  "Federal Income Tax  Consequences",  if any, in the prospectus  supplement  accompanying this prospectus with respect to those

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securities,  to the  extent  that  they  constitute  matters  of law or  legal conclusions,  are  correct  in all  material  respects  as of the date of such prospectus supplement.

      Neither Orrick,  Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw
LLP has been asked to opine on any other  federal  income tax matter,  and the balance of this  summary  does not purport to set forth any opinion of counsel concerning any other particular  federal income tax matter.  For example,  the
discussion    under    "REMICs-Taxation    of   Owners   of   REMIC   Residual
Securities-Excess  Inclusions"  below is a general  summary of federal  income tax consequences  relating to an investment in a REMIC residual  interest that has "excess inclusion  income," which summary counsel opines is correct in all material  respects as  described  above;  however,  that  summary does not set forth  any  opinion  as to  whether  any  particular  class of REMIC  residual interests will be treated as having excess inclusion income.

      Orrick,  Herrington  & Sutcliffe  LLP and Mayer,  Brown,  Rowe & Maw LLP
have not been asked to, and do not, render any opinion  regarding the state or local income tax consequences of the purchase,  ownership and disposition of a
beneficial   interest  in  the   certificates.   See  "-State  and  Local  Tax
Consequences."

Classification of REMICs

      Upon  the  issuance  of  each  series  of  REMIC   Securities,   Orrick,
Herrington  & Sutcliffe  LLP or Mayer,  Brown,  Row & Maw LLP,  counsel to the depositor,  will provide its opinion  generally  to the effect that,  assuming
(i)  compliance  with all  provisions of the related  agreement,  (ii) certain representations  set forth in the related  agreement are true,  (iii) there is continued  compliance  with  applicable  provisions  of the Code, as it may be amended  from  time  to  time,  and  applicable  Treasury  regulations  issued thereunder  and (iv) a REMIC election is made timely in the required form, for federal income tax purposes,  the related trust, or each  applicable  group of
assets  held  by  the  related  trust,   will  qualify  as  a  REMIC  and  the
certificates  offered by the REMIC will be considered to evidence ownership of
REMIC  "regular  interests,"  or REMIC  "residual  interests,"  in that  REMIC within the meaning of the REMIC Provisions.

      If an entity  electing to be treated as a REMIC fails to comply with one or more of the ongoing  requirements  of the  Internal  Revenue  Code for that status  during any taxable year,  the Internal  Revenue Code provides that the entity  will not be treated as a REMIC for that year and  thereafter.  In that event,  the entity may be taxable  as a separate  corporation  under  Treasury regulations,  and the related REMIC  Securities may not be accorded the status or given  the tax  treatment  described  in this  prospectus  under  "Material
Federal  Income  Tax  Consequences."  The IRS  may,  but is not  compelled  to provide relief but any relief may be  accompanied by sanctions,  including the imposition  of a corporate  tax on all or a portion of the trust's  income for the period in which the  requirements  for that status are not satisfied.  The pooling and servicing  agreement,  indenture or trust agreement for each REMIC will include  provisions  designed to maintain the trust's  status as a REMIC.
It is not  anticipated  that  the  status  of any  trust  as a  REMIC  will be terminated.

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Characterization of Investments in REMIC Securities

      In general,  the REMIC  Securities  will be "real estate  assets" within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue Code and assets described in Section  7701(a)(19)(C)  of the Internal Revenue Code in the same proportion  that the assets of the REMIC  underlying the  securities  would be so treated.  Moreover,  if 95% or more of the assets of the REMIC  qualify for any of the  foregoing  treatments  at all times  during a calendar  year,  the
REMIC Securities will qualify for the  corresponding  status in their entirety for that calendar year.  Interest,  including original issue discount,  on the
REMIC Regular  Securities and income  allocated to the class of REMIC Residual
Securities will be interest described in Section  856(c)(3)(B) of the Internal
Revenue Code to the extent that those  securities  are treated as "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue
Code.  In  addition,   the  REMIC  Regular   Securities   will  be  "qualified
mortgages"  within  the  meaning  of  Section  860G(a)(3)(C)  of the  Internal
Revenue Code if  transferred  to another  REMIC on its startup day in exchange for regular or residual  interests in that REMIC. The  determination as to the percentage  of the REMIC's  assets that  constitute  assets  described  in the foregoing  sections of the Internal  Revenue Code will be made with respect to each calendar  quarter based on the average adjusted basis of each category of the  assets  held by the  REMIC  during  that  calendar  quarter.  The  master servicer, the servicer or the REMIC administrator,  as applicable, will report those  determinations  to  securityholders  in the  manner  and  at the  times required by applicable Treasury regulations.

      The  assets  of  the  REMIC  will  include,   in  addition  to  mortgage
collateral,  payments on mortgage collateral held pending  distribution on the
REMIC  Securities and property  acquired by foreclosure held pending sale, and may  include  amounts in reserve  accounts.  It is  unclear  whether  property acquired by  foreclosure  held  pending  sale and amounts in reserve  accounts would be  considered to be part of the mortgage  collateral,  or whether those assets,  to the extent  not  invested  in assets  described  in the  foregoing
sections,   otherwise  would  receive  the  same  treatment  as  the  mortgage collateral  for purposes of all of the  foregoing  sections.  In addition,  in some  instances  mortgage  loans,  including  Additional  Collateral  Loans or
Pledged Asset Mortgage Loans,  may not be treated entirely as assets described in the  foregoing  sections.  If the  assets  of a  REMIC  include  Additional
Collateral  Loans or Pledged  Asset  Mortgage  Loans,  the  non-real  property collateral,  while itself not an asset of the REMIC,  could cause the mortgage loans not to qualify  for one or more of those  characterizations.  If so, the related  prospectus  supplement  will describe the mortgage  loans,  including
Additional  Collateral Loans or Pledged Asset Mortgage Loans,  that may not be so treated.  The REMIC  regulations  do  provide,  however,  that  payments on mortgage loans held pending  distribution  are considered part of the mortgage loans for  purposes of Section  856(c)(4)(A)  of the  Internal  Revenue  Code.
Furthermore,  foreclosure  property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

      For some series of REMIC Securities,  two or more separate elections may be made to treat  designated  portions  of the  related  trust as  REMICs  for federal income tax purposes.

      Solely for purposes of determining  whether the REMIC Securities will be
"real  estate  assets"  within  the  meaning of  Section  856(c)(4)(A)  of the
Internal  Revenue Code,  and "loans  secured by an interest in real  property"
under Section  7701(a)(19)(C)  of the Internal  Revenue Code,  and whether the

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income on the securities is interest described in Section  856(c)(3)(B) of the
Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

      General

      In general,  REMIC Regular Securities will be treated for federal income tax purposes as debt  instruments and not as ownership  interests in the REMIC or its assets.  Moreover,  holders of REMIC Regular  Securities that otherwise report  income  under a cash method of  accounting  will be required to report income for REMIC Regular Securities under an accrual method.

      Original Issue Discount

      Some  REMIC  Regular  Securities  may be  issued  with  "original  issue discount"  within the meaning of Section 1273(a) of the Internal Revenue Code.
Any holders of REMIC Regular  Securities  issued with original  issue discount typically will be required to include  original issue discount in income as it accrues,  in accordance  with the method  described  below,  in advance of the receipt  of the  cash  attributable  to  that  income.  In  addition,  Section
1272(a)(6) of the Internal  Revenue Code provides  special rules applicable to
REMIC  Regular  Securities  and  certain  other debt  instruments  issued with original issue discount. Regulations have not been issued under that section.

      The Internal Revenue Code requires that a prepayment  assumption be used for loans held by a REMIC in computing the accrual of original  issue discount on REMIC Regular  Securities  issued by that issuer,  and that  adjustments be made in the amount and rate of accrual of the discount to reflect  differences between  the  actual  prepayment  rate  and  the  prepayment  assumption.  The prepayment  assumption is to be determined in a manner  prescribed in Treasury regulations;  as noted above,  those  regulations  have not been  issued.  The conference  committee report accompanying the Tax Reform Act of 1986 indicates that the  regulations  will provide that the prepayment  assumption used for a
REMIC  Regular  Security  must be the same as that used in pricing the initial offering of the REMIC Regular Security.  The prepayment assumption used by the master  servicer,  the  servicer,  or the  REMIC  administrator  in  reporting original  issue discount for each series of REMIC Regular  Securities  will be consistent  with  this  standard  and will be  disclosed  in the  accompanying
prospectus   supplement.   However,   none  of  the   depositor,   the   REMIC
administrator,   the  master   servicer   or  the   servicer   will  make  any
representation  that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue  discount,  if any, on a REMIC Regular  Security will be the  excess  of its  stated  redemption  price at  maturity  over its issue price. The issue price of a particular class of REMIC Regular  Securities will be the  first  cash  price  at which a  substantial  amount  of REMIC  Regular
Securities of that class is sold, excluding sales to bond houses,  brokers and underwriters.  If less  than a  substantial  amount of a  particular  class of
REMIC  Regular  Securities  is sold  for cash on or prior to the date of their initial issuance,  or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing  date.  Under the
OID  regulations,  the stated  redemption price of a REMIC Regular Security is equal to the total of all  payments  to be made on that  security  other  than
"qualified stated interest."  Qualified stated interest includes interest that is  unconditionally  payable at least  annually at a single fixed rate,  or in

                                        133

the case of a variable rate debt instrument,  at a "qualified  floating rate,"
an  "objective  rate," a  combination  of a single  fixed rate and one or more
"qualified  floating  rates" or one "qualified  inverse  floating  rate," or a combination of "qualified  floating rates" that in most cases does not operate in a manner that  accelerates or defers  interest  payments on a REMIC Regular
Security.

      In the case of REMIC  Regular  Securities  bearing  adjustable  interest rates,  the  determination  of the total amount of original issue discount and the  timing  of the  inclusion  of  the  original  issue  discount  will  vary according  to the  characteristics  of the REMIC  Regular  Securities.  If the original  issue  discount  rules  apply to the  securities,  the  accompanying prospectus  supplement  will  describe  the  manner in which the rules will be applied by the master  servicer,  the  servicer,  or REMIC  administrator  for those  certificates in preparing  information  returns to the  securityholders and the IRS.

      Some classes of the REMIC Regular  Securities  may provide for the first interest  payment  with respect to their  securities  to be made more than one month  after  the  date of  issuance,  a  period  which  is  longer  than  the subsequent monthly intervals between interest payments.  Assuming the "accrual period" (as defined  below) for original issue discount is each monthly period that begins or ends on a  distribution  date, in some cases,  as a consequence of this "long first  accrual  period,"  some or all  interest  payments may be required to be included in the stated  redemption  price of the REMIC  Regular
Security and accounted for as original  issue  discount.  Because  interest on
REMIC Regular  Securities  must in any event be accounted for under an accrual method,  applying  this analysis  would result in only a slight  difference in the  timing of the  inclusion  in  income  of the  yield on the REMIC  Regular
Securities.

      In  addition,   if  the  accrued  interest  to  be  paid  on  the  first
distribution  date is computed  for a period that begins  prior to the closing date, a portion of the purchase  price paid for a REMIC Regular  Security will reflect the  accrued  interest.  In these  cases,  information  returns to the securityholders  and the IRS will be based on the position that the portion of the  purchase  price paid for the  interest  accrued for periods  prior to the closing  date is  treated  as part of the  overall  cost of the REMIC  Regular
Security,  and not as a separate asset the cost of which is recovered entirely out of interest  received on the next  distribution  date, and that portion of the  interest  paid on the  first  distribution  date in  excess  of  interest accrued  for a number  of days  corresponding  to the  number of days from the closing date to the first  distribution  date should be included in the stated
redemption price of the REMIC Regular Security.  However,  the OID regulations state that all or some  portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date. It is unclear how an election to do so would be made under the OID  regulations  and whether  that  election  could be made unilaterally by a securityholder.

      Regardless  of  the  general  definition  of  original  issue  discount, original issue  discount on a REMIC Regular  Security will be considered to be de  minimis if it is less than  0.25% of the  stated  redemption  price of the
REMIC  Regular  Security  multiplied by its weighted  average  life.  For this purpose,  the weighted  average life of the REMIC Regular Security is computed as the sum of the  amounts  determined,  as to each  payment  included  in the stated redemption price of the REMIC Regular Security,  by multiplying (i) the number of complete  years,  rounding  down for partial  years,  from the issue date until the payment is expected to be made,  presumably taking into account the prepayment  assumption,  by (ii) a fraction, the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption price at maturity of the REMIC Regular  Security.  Under the OID  regulations,

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original  issue  discount of only a de minimis  amount,  other than de minimis original issue discount  attributable to a so-called "teaser" interest rate or an initial  interest  holiday,  will be included in income as each  payment of stated  principal is made,  based on the product of the total remaining amount of the de minimis  original  issue  discount and a fraction,  the numerator of which is the amount of the principal payment,  and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Security.  The
OID  regulations  also  would  permit a  securityholder  to elect to accrue de minimis  original  issue  discount into income  currently  based on a constant yield method.  See "-Market Discount" below for a description of that election under the OID regulations.

      If original issue  discount on a REMIC Regular  Security is in excess of a de minimis amount,  the holder of the  certificate  must include in ordinary gross income the sum of the "daily  portions" of original  issue  discount for each day during its taxable year on which it held the REMIC Regular  Security, including the purchase date but  excluding the  disposition  date. In the case of an  original  holder of a REMIC  Regular  Security,  the daily  portions of original issue discount will be determined as follows.

      The  accompanying  prospectus  supplement  will describe the  applicable accrual  period.  In general each accrual period that begins or ends on a date that corresponds to a distribution  date and begins on the first day following the immediately  preceding accrual period, or in the case of the first accrual period,  begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued  during that accrual  period.  The portion of original  issue  discount  that accrues in any accrual  period will equal the excess,  if any, of (i) the sum of (A) the present value,  as of the end of the accrual period,  of all of the  distributions  remaining to be made on the  REMIC  Regular  Security,  if  any,  in  future  periods  and  (B) the distributions  made on the REMIC Regular Security during the accrual period of amounts included in the stated  redemption price, over (ii) the adjusted issue price of the REMIC Regular  Security at the  beginning of the accrual  period.
The present value of the remaining  distributions referred to in the preceding sentence  will be  calculated  (1) assuming  that  distributions  on the REMIC
Regular  Security will be received in future  periods based on the loans being prepaid at a rate equal to the prepayment  assumption and (2) using a discount rate  equal to the  original  yield to  maturity  of the  security.  For these purposes,  the original  yield to maturity of the security  will be calculated based on its issue price and assuming that  distributions on the security will be made in all  accrual  periods  based on the loans  being  prepaid at a rate equal  to the  prepayment  assumption.  The  adjusted  issue  price of a REMIC
Regular  Security at the beginning of any accrual  period will equal the issue price of the  security,  increased by the aggregate  amount of original  issue discount that accrued for that security in prior accrual periods,  and reduced by the amount of any  distributions  made on that REMIC  Regular  Security  in prior accrual periods of amounts included in its stated  redemption price. The original  issue  discount  accruing  during any  accrual  period,  computed as described  above,  will be  allocated  ratably to each day during the  accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations  suggest that original issue discount for securities that represent multiple  uncertificated regular interests,  in which ownership interests  will be issued  simultaneously  to the same  buyer and which may be required under the related  pooling and servicing  agreement to be transferred together,  should be  computed  on an  aggregate  method.  In the  absence  of further  guidance from the IRS,  original issue  discount for securities  that represent the ownership of multiple  uncertificated  regular interests will be reported to the IRS and the  securityholders on an aggregate method based on a single  overall  constant yield and the  prepayment  assumption  stated in the
accompanying  prospectus  supplement,   treating  all  uncertificated  regular
interests as a single debt instrument as set forth in the OID regulations,  so long as the pooling and servicing  agreement  requires that the uncertificated regular interests be transferred together.

                                         135

      A subsequent  purchaser of a REMIC Regular  Security that  purchases the security  at a cost,  excluding  any  portion  of that  cost  attributable  to accrued  qualified stated interest,  less than its remaining stated redemption price will also be required to include in gross  income the daily  portions of any original  issue discount for that  security.  However,  each daily portion will be reduced,  if the cost is in excess of its  "adjusted  issue price," in proportion  to the ratio that excess  bears to the  aggregate  original  issue discount  remaining to be accrued on the REMIC Regular Security.  The adjusted issue  price of a REMIC  Regular  Security  on any  given day  equals  (i) the adjusted  issue price or, in the case of the first accrual  period,  the issue price,  of the security at the beginning of the accrual  period which includes that day,  plus (ii) the daily  portions of original  issue  discount  for all days during the  accrual  period  prior to that day minus (iii) any  principal payments made during the accrual period prior to that day for the security.
      Market Discount

      A  securityholder  that  purchases a REMIC Regular  Security at a market discount,  that is, in the case of a REMIC  Regular  Security  issued  without original issue  discount,  at a purchase price less than its remaining  stated
principal  amount,  or, in the case of a REMIC  Regular  Security  issued with original  issue  discount,  at a purchase  price less than its adjusted  issue price,  will  recognize  income on receipt of each  distribution  representing stated  redemption  price.  In particular,  under Section 1276 of the Internal
Revenue Code such a securityholder  in most cases will be required to allocate the portion of each  distribution  representing  stated redemption price first to  accrued  market  discount  not  previously  included  in  income,  and  to recognize ordinary income to that extent.

      A  securityholder  may  elect  to  include  market  discount  in  income currently  as it accrues  rather  than  including  it on a  deferred  basis in accordance with the foregoing.  If made, the election will apply to all market discount  bonds  acquired by the  securityholder  on or after the first day of the first  taxable year to which the election  applies.  In addition,  the OID
regulations   permit  a  securityholder  to  elect  to  accrue  all  interest, discount,  including de minimis market or original issue discount, and premium in income as interest,  based on a constant yield method. If the election were made for a REMIC Regular  Security with market  discount,  the  securityholder would be deemed to have made an election to include  currently market discount in income for all other  debt  instruments  having  market  discount  that the
securityholder   acquires   during  the  taxable   year  of  the  election  or
thereafter.  Similarly,  a  securityholder  that  made  this  election  for  a security  that is  acquired  at a  premium  would be  deemed  to have  made an election to amortize bond premium for all debt instruments  having amortizable bond premium that the securityholder  owns or acquires.  See "-Premium" below.
Each of these  elections  to  accrue  interest,  discount  and  premium  for a security on a constant yield method or as interest may not be revoked  without the consent of the IRS.

      However,   market  discount  for  a  REMIC  Regular   Security  will  be
considered  to be  de minimis  for  purposes of Section  1276 of the  Internal
Revenue  Code if the  market  discount  is less  than  0.25% of the  remaining stated  redemption  price of the  REMIC  Regular  Security  multiplied  by the number  of  complete  years  to  maturity  remaining  after  the  date  of its purchase.  In  interpreting  a similar  rule for  original  issue  discount on

                                         136

obligations  payable  in  installments,  the  OID  regulations  refer  to  the weighted average maturity of obligations,  and it is likely that the same rule will be applied  for market  discount,  presumably  taking  into  account  the prepayment assumption.  If market discount is treated as de minimis under this rule,  it  appears  that the  actual  discount  would be  treated  in a manner similar to original  issue  discount of a de minimis  amount.  See "- Original
Issue  Discount."  This  treatment  may result in discount  being  included in income at a slower  rate than  discount  would be  required  to be included in income using the method described above.

      Section 1276(b)(3) of the Internal Revenue Code specifically  authorizes the Treasury  Department  to issue  regulations  providing  for the method for accruing  market  discount  on debt  instruments,  the  principal  of which is payable  in more than one  installment.  Until  regulations  are issued by the
Treasury  Department,  certain  rules  described in the  conference  committee report  accompanying  the  Tax  Reform  Act  of  1986  apply.  The  conference committee  report  indicates  that in each accrual  period market  discount on
REMIC Regular Securities should accrue, at the securityholder's option:

o     on the basis of a constant yield method,

o     in the case of a REMIC Regular  Security  issued without  original issue discount,  in an  amount  that  bears  the same  ratio  to the  total remaining  market discount as the stated interest paid in the accrual period bears to the total amount of stated  interest  remaining to be paid  on  the  REMIC  Regular  Security  as of the  beginning  of the accrual period, or

o     in the case of a REMIC  Regular  Security  issued  with  original  issue discount,  in an  amount  that  bears  the same  ratio  to the  total remaining  market discount as the original issue discount  accrued in the  accrual  period  bears  to the  total  original  issue  discount remaining  on the REMIC  Regular  Security  at the  beginning  of the accrual period.

      Moreover,  the prepayment  assumption used in calculating the accrual of original  issue  discount is to be used in  calculating  the accrual of market discount.  Because the regulations referred to in the preceding paragraph have not been issued,  it is not possible to predict what effect those  regulations might have on the tax  treatment of a REMIC  Regular  Security  purchased at a discount in the secondary market.

      To the extent  that REMIC  Regular  Securities  provide  for  monthly or other periodic distributions  throughout their term, the effect of these rules may be to require  market  discount to be  includible in income at a rate that is not  significantly  slower than the rate at which the discount would accrue if it were  original  issue  discount.  Moreover,  in any  event a holder of a
REMIC  Regular  Security  in most cases will be required to treat a portion of any gain on the sale or  exchange of that  security as ordinary  income to the extent of the market discount accrued to the date of disposition  under one of the foregoing methods,  less any accrued market discount  previously  reported as ordinary income.

      In addition,  under Section 1277 of the Internal  Revenue Code, a holder of a  REMIC  Regular  Security  may be  required  to  defer a  portion  of its interest  deductions  for the taxable year  attributable  to any  indebtedness incurred or continued to purchase or carry a REMIC Regular Security  purchased with market  discount.  For these  purposes,  the de minimis rule  referred to above  applies.  Any  deferred  interest  expense  would not exceed the market

                                         137

discount that accrues during that taxable year and is, in general,  allowed as a  deduction  not  later  than  the  year in  which  the  market  discount  is includible  in income.  If the holder  elects to include  market  discount  in income currently as it accrues on all market discount  instruments acquired by that holder in that taxable year or  thereafter,  the interest  deferral  rule described above will not apply.

      Premium

      A REMIC Regular Security  purchased at a cost,  excluding any portion of that cost attributable to accrued qualified stated interest,  greater than its remaining  stated  redemption  price will be  considered  to be purchased at a premium.  The holder of a REMIC  Regular  Security may elect under Section 171 of the  Internal  Revenue  Code to amortize  that  premium  under the constant yield method over the life of the security.  If made, this election will apply to all debt instruments  having  amortizable bond premium that the holder owns or subsequently acquires.  Amortizable premium will be treated as an offset to interest  income on the  related  REMIC  Regular  Security,  rather  than as a separate interest deduction.  The OID regulations also permit  securityholders to elect to include all  interest,  discount  and premium in income based on a constant yield method,  further treating the securityholder as having made the election to amortize  premium  generally.  See "-Market  Discount  above." The conference  committee  report states that the same rules that apply to accrual of market  discount,  which rules will require use of a prepayment  assumption in accruing  market  discount for REMIC Regular  Securities  without regard to whether those  certificates  have original issue discount,  will also apply in amortizing  bond premium  under  Section 171 of the Internal  Revenue Code. It is possible  that the use of an assumption  that there will be no  prepayments may be required in calculating the amortization of premium.

      Realized Losses

      Under Section 166 of the Internal  Revenue Code, both corporate  holders of the REMIC Regular Securities and noncorporate  holders of the REMIC Regular
Securities  that acquire  those  certificates  in  connection  with a trade or business  should  be  allowed  to  deduct,  as  ordinary  losses,  any  losses sustained during a taxable year in which their  certificates  become wholly or partially  worthless  as the  result  of one or more  Realized  Losses  on the loans.  However, it appears that a noncorporate holder that does not acquire a
REMIC  Regular  Security in  connection  with a trade or business  will not be entitled  to deduct a loss under  Section  166 of the  Internal  Revenue  Code until the holder's  security becomes wholly  worthless--until  its outstanding principal  balance  has been  reduced  to  zero--and  that  the  loss  will be characterized as a short-term capital loss.

      Each  holder of a REMIC  Regular  Security  will be  required  to accrue interest and original issue discount for that security,  without giving effect to any reductions in  distributions  attributable to defaults or delinquencies on the loans or the underlying  certificates  until it can be established that any reduction  ultimately will not be recoverable.  As a result, the amount of taxable  income  reported  in any  period  by the  holder  of a REMIC  Regular
Security could exceed the amount of economic income  actually  realized by the holder  in that  period.  Although  the  holder  of a REMIC  Regular  Security eventually  will  recognize  a loss or  reduction  in income  attributable  to previously  accrued  and  included  income  that,  as the result of a Realized
Loss, ultimately will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

                                        138

Taxation of Owners of REMIC Residual Securities

      General

      As residual interests,  the REMIC Residual Securities will be subject to tax rules that differ  significantly  from those that would apply if the REMIC
Residual  Securities  were  treated for federal  income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

      A holder of a REMIC  Residual  Security  generally  will be  required to report its daily  portion of the  taxable  income or, in  accordance  with the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC Residual  Security.
For  this  purpose,  the  taxable  income  or net  loss of the  REMIC  will be allocated to each day in the  calendar  quarter  ratably  using a "30 days per month/90 days per  quarter/360  days per year"  convention.  The daily amounts will then be  allocated  among the  holders of REMIC  Residual  Securities  in proportion  to their  respective  ownership  interests on that day. Any amount included  in the gross  income or  allowed  as a loss of any holder of a REMIC
Residual  Securities by virtue of this  allocation will be treated as ordinary income or loss. The taxable  income of the REMIC will be determined  under the rules described in this prospectus in "-Taxable  Income of the REMIC" and will be taxable to the holders of REMIC Residual  Securities  without regard to the timing or amount of cash  distributions by the REMIC.  Ordinary income derived from REMIC Residual  Securities will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations  under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

      A holder of a REMIC  Residual  Security that purchased the security from a prior  holder  of that  security  also  will be  required  to  report on its federal  income  tax  return  amounts  representing  its daily  portion of the taxable  income  or net loss of the REMIC for each day that it holds the REMIC
Residual  Security.  These daily portions  generally will equal the amounts of taxable  income or net loss  determined  as described  above.  The  conference committee  report  accompanying  the Tax  Reform  Act of 1986  indicates  that modifications  of the general rules may be made, by  regulations,  legislation or  otherwise,  to reduce,  or  increase,  the income or loss of a holder of a
REMIC Residual  Securities  that purchased the REMIC Residual  Security from a prior  holder of such  security at a price  greater  than,  or less than,  the adjusted basis that REMIC Residual  Security would have had in the hands of an original  holder of that  security.  The REMIC  regulations,  however,  do not provide for any such modifications.

      Any  payments  received  by a holder  of a REMIC  Residual  Security  in connection  with the  acquisition  of that security will be taken into account in determining  the income of that holder for federal income tax purposes.  On
May 11, 2004,  the IRS issued final  regulations  that require such payment to be included in income over time  according to an  amortization  schedule  that reasonably  reflects  the costs and  benefits  of holding  the REMIC  Residual
Security  over its  expected  life.  The  regulations  also  provide  two more specific  methods  that will be accepted as meeting the general test set forth above for  determining the timing and amount of income  inclusion.  One method generally  follows  the  method of  inclusion  used by the  taxpayer  for GAAP purposes,  but not over a period  shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable  inclusion over the remaining  anticipated  weighted  average life of the REMIC as of the time the REMIC Residual  Security is  transferred to the taxpayer.  Holders of
REMIC  Residual  Securities  are  encouraged  to  consult  their tax  advisors concerning  the treatment of these  payments for income tax purposes under the regulations.

                                         139

      The  amount of  income  holders  of REMIC  Residual  Securities  will be required to report,  or the tax  liability  associated  with that income,  may exceed  the  amount  of cash  distributions  received  from the  REMIC for the corresponding  period.  Consequently,  holders  of REMIC  Residual  Securities should have other sources of funds  sufficient to pay any federal income taxes due as a result of their  ownership of REMIC Residual  Securities or unrelated deductions  against which income may be offset,  subject to the rules relating to "excess  inclusions" and "noneconomic"  residual interests discussed below.
The fact  that the tax  liability  associated  with the  income  allocated  to holders  of REMIC  Residual  Securities  may  exceed  the  cash  distributions received by the holders of REMIC  Residual  Securities  for the  corresponding period may  significantly  adversely  affect the after-tax  rate of return for the holders of REMIC Residual Securities.

      Taxable Income of the REMIC

      The  taxable  income of the REMIC will  equal the income  from the loans and other assets of the REMIC plus any  cancellation  of  indebtedness  income due to the  allocation of Realized  Losses to REMIC Regular  Securities,  less the  deductions  allowed to the REMIC for interest,  including  original issue discount and reduced by the  amortization of any premium received on issuance, on the  REMIC  Regular  Securities,  and any other  class of REMIC  Securities
constituting   "regular   interests"   in  the  REMIC  not   offered   hereby,
amortization  of any premium on the loans,  bad debt  deductions for the loans and,  except as  described  below,  for  servicing,  administrative  and other expenses.

      For purposes of determining its taxable  income,  the REMIC will have an initial  aggregate  basis  in its  assets  equal to their  fair  market  value immediately  after their transfer to the REMIC.  For this purpose,  the master servicer,  the servicer,  or REMIC  administrator,  as applicable,  intends to treat  the fair  market  value of the  loans as being  equal to the  aggregate issue prices of the REMIC Regular  Securities and REMIC  Residual  Securities.
The aggregate  basis will be allocated  among the loans  collectively  and the other  assets of the  REMIC in  proportion  to their  respective  fair  market values.  The  issue  price of any  REMIC  Securities  offered  hereby  will be determined in the manner  described above under "- Taxation of Owners of REMIC
Regular  Securities-Original  Issue  Discount."  Accordingly,  if one or  more classes of REMIC  Securities  are  retained  initially  rather than sold,  the master servicer, the servicer, or REMIC administrator,  as applicable,  may be required to  estimate  the fair market  value of those  interests  in order to determine  the basis of the REMIC in the loans and other  property held by the
REMIC.

      Subject to the possible  application of the de minimis rules, the method of accrual by the REMIC of original issue discount  income and market discount income for loans that it holds will be  equivalent  to the method of  accruing original issue discount  income for REMIC Regular  Securityholders--under  the constant yield method taking into account the prepayment assumption.  However, a REMIC  that  acquires  collateral  at a market  discount  must  include  the discount in income  currently,  as it accrues,  on a constant  interest basis.
See "- Taxation of Owners of REMIC Regular  Securities" above, which describes a method of accruing  discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

                                         140

      A loan will be deemed to have been  acquired with discount or premium to the extent that the REMIC's  basis  therein,  determined  as  described in the preceding  paragraph,  is less  than or  greater  than its  stated  redemption price.  Any  discount  will be  includible  in the  income  of the REMIC as it accrues, in advance of receipt of the cash attributable to that income,  under a method  similar to the method  described  above for accruing  original issue discount on the REMIC Regular  Securities.  It is anticipated  that each REMIC will elect under  Section 171 of the  Internal  Revenue  Code to amortize  any premium on the loans.  Premium on any loan to which the  election  applies may be amortized under a constant yield method,  presumably  taking into account a prepayment assumption.

      A REMIC will be allowed  deductions  for  interest,  including  original issue discount, on the REMIC Regular Securities,  equal to the deductions that would be allowed if the REMIC Regular  Securities,  were  indebtedness  of the
REMIC.  Original  issue discount will be considered to accrue for this purpose
as   described   above  under  "-   Taxation   of  Owners  of  REMIC   Regular
Securities-Original  Issue Discount,"  except that the de minimis rule and the adjustments  for  subsequent  holders of REMIC Regular  Securities,  described therein will not apply.

      If a class of REMIC Regular  Securities  is issued at an Issue  Premium, the net  amount of  interest  deductions  that are  allowed  the REMIC in each taxable year for the REMIC  Regular  Securities  of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered to be  amortized  or repaid in that year.  Although  the  matter is not  entirely certain,  it is likely that Issue Premium would be amortized  under a constant yield method in a manner  analogous to the method of accruing  original  issue
discount   described  above  under  "-Taxation  of  Owners  of  REMIC  Regular
Securities-Original Issue Discount."

      As a general  rule,  the taxable  income of the REMIC will be determined in the same  manner as if the REMIC were an  individual  having  the  calendar year as its taxable year and using the accrual method of accounting.  However, no  item  of  income,  gain,  loss  or  deduction  allocable  to a  prohibited transaction  will be taken into account.  See  "-Prohibited  Transactions  and
Other  Taxes"  below.  Further,  the  limitation  on  miscellaneous   itemized
deductions  imposed on individuals by Section 67 of the Internal Revenue Code, which allows those  deductions only to the extent they exceed in the aggregate two percent of the taxpayer's  adjusted  gross income,  will not be applied at the REMIC level so that the REMIC will be allowed  deductions  for  servicing, administrative  and other  non-interest  expenses in  determining  its taxable income.  All of these  expenses  will be allocated  as a separate  item to the holders of REMIC Residual Securities,  subject to the limitation of Section 67 of the Internal  Revenue Code. See "-Possible  Pass-Through  of  Miscellaneous
Itemized  Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar  quarter,  the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions

      The adjusted  basis of a REMIC  Residual  Security  will be equal to the amount paid for that REMIC Residual  Security,  increased by amounts  included in the  income of the  related  securityholder  and  decreased,  but not below zero,  by  distributions  made,  and by net losses  allocated,  to the related
securityholder   (in  each  case,  other  than  any  income  or  distributions attributable to qualified stated interest).

                                        141

      A holder of a REMIC  Residual  Securities  is not  allowed  to take into account  any net loss for any  calendar  quarter  to the  extent  the net loss exceeds that  holder's  adjusted  basis in its REMIC  Residual  Security as of the  close of that  calendar  quarter,  determined  without  regard to the net loss. Any loss that is not currently  deductible by reason of this  limitation may be carried  forward  indefinitely  to future  calendar  quarters  and,  in accordance  with the same  limitation,  may be used only to offset income from the  REMIC  Residual  Security.  The  ability  of  holders  of REMIC  Residual
Securities  to deduct net losses in  accordance  with  additional  limitations under  the  Internal  Revenue  Code,  as  to  which  the  securityholders  are encouraged to consult their tax advisors.

      Any  distribution  on a REMIC  Residual  Security  will be  treated as a non-taxable  return of capital  to the extent it does not exceed the  holder's adjusted  basis in the REMIC Residual  Security.  To the extent a distribution on a REMIC Residual  Security  exceeds the adjusted  basis, it will be treated as gain  from  the  sale of the  REMIC  Residual  Security.  Holders  of REMIC
Residual  Securities may be entitled to distributions early in the term of the related REMIC under  circumstances  in which their bases in the REMIC Residual
Securities will not be sufficiently  large that  distributions will be treated
as  nontaxable  returns  of  capital.   Their  bases  in  the  REMIC  Residual
Securities  will  initially  equal the  amount  paid for such  REMIC  Residual
Securities and will be increased by their  allocable  shares of taxable income of the trust.  However,  their basis  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar year, for which the
REMIC  taxable   income  is  allocated  to  the  holders  of  REMIC   Residual
Securities.  To the  extent  the  initial  bases of the  holders  of the REMIC
Residual  Securities are less than the  distributions  to the holders of REMIC
Residual  Securities,  and  increases in the initial  bases either occur after distributions  or, together with their initial bases, are less than the amount of the  distributions,  gain  will  be  recognized  to the  holders  of  REMIC
Residual  Securities on those  distributions  and will be treated as gain from the sale of their REMIC Residual Securities.

      The effect of these rules is that a securityholder  may not amortize its basis in a REMIC  Residual  Security,  but may only recover its basis  through distributions,  through  the  deduction  of its share of any net losses of the
REMIC  or on the  sale  of its  REMIC  Residual  Security.  See  "-  Sales  of
Certificates." For a discussion of possible  modifications of these rules that may require  adjustments  to income of a holder of a REMIC  Residual  Security other than an original  holder in order to reflect any difference  between the cost of the REMIC  Residual  Security to its holder and the adjusted basis the
REMIC Residual  Security  would have had in the hands of the original  holder, see "-General."

      Excess Inclusions

      Any "excess  inclusions"  for a REMIC Residual  Security will be subject to federal income tax in all events.

      In general,  the "excess  inclusions" for a REMIC Residual  Security for any calendar  quarter will be the excess,  if any, of (i) the sum of the daily portions of REMIC  taxable  income  allocable to the REMIC  Residual  Security over (ii) the sum of the  "daily  accruals"  (as  defined  below) for each day during that  quarter that the REMIC  Residual  Security was held by the holder of a REMIC  Residual  Securities.  The daily  accruals  of a holder of a REMIC
Residual  Security  will be  determined  by  allocating  to each day  during a calendar  quarter its ratable  portion of the product of the  "adjusted  issue price"  of the  REMIC  Residual  Security  at the  beginning  of the  calendar quarter  and 120% of the  "long-term  Federal  rate" in effect on the  closing

                                        142

date. For this purpose,  the adjusted issue price of a REMIC Residual Security as of the  beginning of any calendar  quarter will be equal to the issue price of the REMIC  Residual  Security,  increased by the sum of the daily  accruals
for  all  prior   quarters  and   decreased,   but  not  below  zero,  by  any
distributions  made on the REMIC  Residual  Security  before the  beginning of that  quarter.  The issue  price of a REMIC  Residual  Security is the initial
offering   price  to  the  public,   excluding   bond   houses,   brokers  and
underwriters,  at which a substantial amount of the REMIC Residual  Securities were sold.  If less than a substantial  amount of a particular  class of REMIC
Residual  Securities  is sold for cash on or prior to the  closing  date,  the issue  price of that class will be  treated as the fair  market  value of that class on the  closing  date.  The  "long-term  Federal  rate" is an average of current  yields on Treasury  securities  with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For holders of REMIC Residual Securities, an excess inclusion:

o     will  not be  permitted  to be  offset  by  deductions,  losses  or loss carryovers from other activities,

o     will be treated as "unrelated  business  taxable income" to an otherwise tax-exempt organization, and

o     will not be  eligible  for any rate  reduction  or  exemption  under any applicable  tax  treaty  for the 30% United  States  withholding  tax imposed on  distributions  to holders  of REMIC  Residual  Securities that are foreign investors.

      See, however, "-Foreign Investors in REMIC Regular Securities."

      Furthermore,  for  purposes of the  alternative  minimum tax, (i) excess inclusions will not be permitted to be offset by the  alternative  minimum tax net operating loss deduction and (ii)  alternative  minimum taxable income may not be less than the taxpayer's excess  inclusions;  provided,  however,  that for  purposes  of (ii),  alternative  minimum  taxable  income  is  determined without  regard to the special  rule that taxable  income  cannot be less than excess inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from  reducing the  taxpayer's  income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the  case of any  REMIC  Residual  Securities  held by a real  estate investment  trust,  the  aggregate  excess  inclusions  allocated to the REMIC
Residual  Securities,  reduced,  but  not  below  zero,  by  the  real  estate investment  trust taxable income,  within the meaning of Section  857(b)(2) of the Internal  Revenue Code,  excluding any net capital gain, will be allocated among the  shareholders  of the trust in proportion to the dividends  received by the  shareholders  from the  trust,  and any  amount so  allocated  will be treated  as an excess  inclusion  from a REMIC  Residual  Security  as if held directly  by the  shareholder.  Treasury  regulations  yet to be issued  could apply a similar rule to  regulated  investment  companies,  common trust funds and some  cooperatives;  the REMIC  regulations  currently do not address this subject.

                                         143

      Noneconomic REMIC Residual Securities

      Under the REMIC regulations,  transfers of "noneconomic"  REMIC Residual
Securities  will be  disregarded  for all  federal  income tax  purposes if "a significant  purpose of the  transfer was to enable the  transferor  to impede the  assessment  or collection  of tax." If the transfer is  disregarded,  the purported  transferor  will  continue to remain  liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Security.  The REMIC regulations  provide that a REMIC  Residual  Security is  noneconomic  unless, based on the prepayment  assumption and on any required or permitted  clean up
calls,  or  required  qualified   liquidation  provided  for  in  the  REMIC's
organizational  documents,  (1)  the  present  value  of the  expected  future distributions  (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last  quarter in which  excess  inclusions are expected to accrue on the REMIC Residual Security,  which rate is computed and published  monthly by the IRS) on the REMIC  Residual  Security  equals at least  the  present  value  of the  expected  tax on  the  anticipated  excess inclusions,  and (2) the  transferor  reasonably  expects that the  transferee will  receive  distributions  on the REMIC  Residual  Security at or after the time the  taxes  accrue  on the  anticipated  excess  inclusions  in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC
Residual  Securities that may constitute  noneconomic  residual interests will be  subject  to  restrictions  under  the  terms of the  related  pooling  and servicing  agreement  or trust  agreement  that are  intended  to  reduce  the possibility of any transfer being  disregarded.  The restrictions will require each  party to a  transfer  to  provide  an  affidavit  that no purpose of the transfer  is  to  impede  the  assessment  or  collection  of  tax,  including representations as to the financial  condition of the prospective  transferee,
as  to  which  the   transferor   also  is  required  to  make  a   reasonable
investigation to determine the transferee's  historic payment of its debts and ability to  continue  to pay its debts as they come due in the  future.  Prior to  purchasing  a  REMIC  Residual  Security,  prospective  purchasers  should consider  the  possibility  that a purported  transfer  of the REMIC  Residual
Security by such a purchaser  to another  purchaser at some future date may be disregarded in accordance  with the  above-described  rules which would result in the retention of tax liability by that purchaser.

      The IRS has issued final REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual  interest the transferee  represent that it will not cause  the  income  "to be  attributable  to a  foreign  permanent establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount received by the  transferee  be no less on a present  value basis  (determined using the short-term rate provided by Section 1274(d) of the Internal  Revenue
Code) than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable  corporation  with specified large amounts of gross and net assets and that meets certain other  requirements where agreement is made that all future transfers  will be to  taxable  domestic  corporations  in  transactions  that qualify  for the  same  "safe  harbor"  provision.  Eligibility  for the  safe harbor requires,  among other things,  that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating eligibility.

                                         144

      The  accompanying  prospectus  supplement will disclose  whether offered
REMIC Residual Securities may be considered  "noneconomic"  residual interests under the REMIC  regulations.  Any disclosure  that a REMIC Residual  Security will not be considered  "noneconomic"  will be based on some assumptions,  and the depositor will make no representation  that a REMIC Residual Security will not be considered  "noneconomic"  for purposes of the  above-described  rules.
See  "-Foreign   Investors  in  REMIC  Regular   Securities"   for  additional
restrictions  applicable to transfers of certain REMIC Residual  Securities to foreign persons.

      Mark-to-Market Rules

      The  mark-to-market  requirement  applies to all  securities  owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for investment.  The Mark-to-Market  Regulations provide that for purposes of this  mark-to-market  requirement,  a REMIC Residual  Security acquired  on or after  January 4, 1995 is not  treated as a security  and thus may not be  marked  to  market.  Prospective  purchasers  of a REMIC  Residual
Security are  encouraged to consult their tax advisors  regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

      Possible Pass-Through of Miscellaneous Itemized Deductions

      Fees and expenses of a REMIC  generally will be allocated to the holders of the related REMIC Residual Securities.  The applicable Treasury regulations indicate,  however,  that in the case of a REMIC  that is  similar to a single class  grantor  trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related  REMIC  Regular  Securities.  Fees and
expenses  will  be  allocated  to  holders  of  the  related  REMIC   Residual
Securities  in their  entirety  and not to the  holders of the  related  REMIC
Regular Securities.

      For REMIC  Residual  Securities or REMIC Regular  Securities the holders of which receive an  allocation  of fees and expenses in  accordance  with the preceding  discussion,  if any  holder  thereof  is an  individual,  estate or
trust,  or  a  Pass-Through   Entity   beneficially   owned  by  one  or  more
individuals,  estates  or  trusts,  (i) an amount  equal to the  individual's, estate's  or  trust's  share of fees and  expenses  will be added to the gross income of that holder and (ii) the individual's,  estate's or trust's share of fees and  expenses  will be  treated  as a  miscellaneous  itemized  deduction allowable  in  accordance  with the  limitation  of Section 67 of the Internal
Revenue Code,  which permits those  deductions  only to the extent they exceed in the  aggregate  two  percent of a  taxpayer's  adjusted  gross  income.  In addition,  Section 68 of the Internal Revenue Code provides that the amount of itemized  deductions  otherwise  allowable  for an individual  whose  adjusted gross  income  exceeds a  specified  amount  will be  reduced.  The  amount of additional  taxable income  reportable by holders of REMIC Securities that are covered by the  limitations of either Section 67 or Section 68 of the Internal
Revenue Code may be substantial.  Furthermore,  in determining the alternative minimum  taxable  income  of  such a  holder  of a REMIC  security  that is an individual,  estate or trust, or a Pass-Through  Entity  beneficially owned by one or more  individuals,  estates or trusts, no deduction will be allowed for such  holder's  allocable  portion of servicing  fees and other  miscellaneous itemized  deductions  of the REMIC,  even though an amount equal to the amount of such fees and other  deductions  will be  included  in the  holder's  gross income.  Accordingly,  the REMIC Securities may not be appropriate investments for individuals,  estates,  or trusts, or Pass-Through  Entities  beneficially

                                         145

owned  by  one  or  more  individuals,  estates  or  trusts.  Any  prospective investors are  encouraged  to consult with their tax advisors  prior to making an investment in these certificates.

      Tax and Restrictions on Transfers of REMIC Residual Securities to
      Certain Organizations

      If  a  REMIC   Residual   Security  is  transferred  to  a  Disqualified
Organization,  a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of:

(1)   the present value,  discounted  using the "applicable  Federal rate" for obligations  whose  term ends on the close of the last  quarter in which excess  inclusions  are expected to accrue on the  security, which rate is computed  and  published  monthly by the IRS, of the
            total   anticipated   excess  inclusions  on  the  REMIC  Residual
            Security for periods after the transfer; and

(2)   the highest marginal federal income tax rate applicable to corporations.

      The  anticipated  excess  inclusions  must be  determined as of the date that the REMIC Residual  Security is  transferred  and must be based on events that have occurred up to the time of transfer,  the prepayment  assumption and any required or permitted clean up calls or required  liquidation provided for in the REMIC's organizational  documents.  This tax generally would be imposed on the  transferor  of the REMIC  Residual  Security,  except  that  where the transfer is through an agent for a  Disqualified  Organization,  the tax would instead be imposed on that agent.  However,  a transferor of a REMIC  Residual
Security  would  in no  event  be  liable  for  the tax on a  transfer  if the transferee  furnishes to the  transferor an affidavit  that the  transferee is not a  Disqualified  Organization  and,  as of the time of the  transfer,  the transferor  does not  have  actual  knowledge  that the  affidavit  is  false.
Moreover,  an entity will not qualify as a REMIC unless  there are  reasonable arrangements designed to ensure that:

o     residual   interests  in  the  entity  are  not  held  by   Disqualified
         Organizations; and

o     information  necessary for the  application of the tax described in this prospectus will be made available.
      Restrictions  on the  transfer of REMIC  Residual  Securities  and other provisions that are intended to meet this  requirement will be included in the pooling and servicing agreement, including provisions:

(1)   requiring  any  transferee  of a REMIC  Residual  Security to provide an affidavit representing that it is not a Disqualified  Organization and is not  acquiring the REMIC  Residual  Security on behalf of a
            Disqualified  Organization,  undertaking  to maintain  that status and  agreeing  to obtain a similar  affidavit  from any  person to whom it shall transfer the REMIC Residual Security;

(2)   providing  that  any  transfer  of  a  REMIC  Residual   Security  to  a
            Disqualified Organization shall be null and void; and

                                        146

(3)   granting  to the master  servicer  or the  servicer  the right,  without notice to the holder or any prior  holder,  to sell to a purchaser of its choice any REMIC Residual  Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In  addition,  if  a  Pass-Through  Entity  includes  in  income  excess inclusions on a REMIC Residual  Security,  and a Disqualified  Organization is
the record  holder of an interest in that  entity,  then a tax will be imposed on the entity equal to the product of (i) the amount of excess  inclusions  on the  REMIC  Residual  Security  that  are  allocable  to the  interest  in the
Pass-Through  Entity  held  by the  Disqualified  Organization  and  (ii)  the
highest  marginal   federal  income  tax  rate  imposed  on  corporations.   A
Pass-Through  Entity will not be subject to this tax for any period,  however, if each record holder of an interest in the  Pass-Through  Entity furnishes to that  Pass-Through  Entity  (i) the  holder's  social  security  number  and a statement  under  penalties of perjury that the social security number is that of the record holder or (ii) a statement  under  penalties of perjury that the record holder is not a Disqualified Organization.  For taxable years beginning after  December 31, 1997,  regardless of the preceding two  sentences,  in the case of a REMIC  Residual  Security held by an "electing  large  partnership,"
all  interests in such  partnership  shall be treated as held by  Disqualified
Organizations,   without   regard  to  whether  the  record   holders  of  the
partnership furnish statements  described in the preceding  sentence,  and the amount that is subject to tax under the second preceding  sentence is excluded from the gross income of the  partnership  allocated to the partners,  in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of Certificates

      If a REMIC Security is sold, the selling  securityholder  will recognize gain or loss equal to the difference  between the amount  realized on the sale and its adjusted  basis in the REMIC  Security.  The adjusted basis of a REMIC
Regular Security  generally will equal the cost of that REMIC Regular Security to that  securityholder,  increased by income  reported by the  securityholder with  respect  to  that  REMIC  Regular  Security,  including  original  issue discount  and market  discount  income,  and reduced,  but not below zero,  by distributions  on the REMIC Regular  Security  received by the  securityholder and by any amortized premium.  The adjusted basis of a REMIC Residual Security will be determined as described  under  "-Taxation of Owners of REMIC Residual
Securities-Basis  Rules,  Net Losses and  Distributions."  Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular  Security that might  otherwise be capital  gain will be treated as  ordinary  income to the extent the gain does not  exceed  the  excess,  if any,  of (i) the  amount  that  would  have been includible in the seller's  income for the REMIC  Regular  Security had income accrued  thereon at a rate  equal to 110% of the  "applicable  federal  rate,"
which is  typically  a rate based on an average of current  yields on Treasury securities  having a maturity  comparable to that of the security,  which rate is computed and  published  monthly by the IRS,  determined  as of the date of purchase  of the REMIC  Regular  Security,  over (ii) the  amount of  ordinary income  actually  includible  in the  seller's  income  prior to the sale.  In addition,  gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular  Security at a market discount will be taxable as ordinary  income to the extent of any accrued and  previously  unrecognized market  discount  that accrued  during the period the  security was held.  See
"-Taxation of Owners of REMIC Regular Securities-Market Discount."

                                         147

      A portion  of any gain from the sale of a REMIC  Regular  Security  that might  otherwise  be capital  gain may be treated  as  ordinary  income to the extent that the security is held as part of a "conversion  transaction" within the  meaning  of Section  1258 of the  Internal  Revenue  Code.  A  conversion transaction  generally  is one in which  the  taxpayer  has  taken two or more positions in  securities or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable to the time value of the taxpayer's net investment in the transaction.  The amount of gain so  realized  in a  conversion  transaction  that is  recharacterized  as ordinary  income  generally  will not exceed the amount of interest that would have  accrued on the  taxpayer's  net  investment  at 120% of the  appropriate
"applicable  Federal  rate," which rate is computed and  published  monthly by the IRS,  at the time the  taxpayer  enters into the  conversion  transaction, subject to  appropriate  reduction  for prior  inclusion of interest and other ordinary income items from the transaction.

      Finally,  a  taxpayer  may  elect  to have  net  capital  gain  taxed at ordinary  income rates rather than capital gains rates in order to include any net capital  gain in total net  investment  income for the taxable  year,  for purposes of the  limitation  on the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property  held for  investment  to a taxpayer's net investment income.

      If the seller of a REMIC Residual Security reacquires the security,  any other  residual  interest  in a REMIC or any  similar  interest  in a "taxable mortgage  pool" (as defined in Section  7701(i) of the Internal  Revenue Code)
within  six  months of the date of the sale,  the sale will be  subject to the
"wash  sale"  rules of Section  1091 of the  Internal  Revenue  Code.  In that event,  any loss realized by the holders of REMIC  Residual  Securities on the sale will not be  deductible,  but instead will be added to the adjusted basis the holders of REMIC Residual Securities in the newly acquired asset.

      Losses on the sale of a REMIC Regular  Security in excess of a threshold amount  (which  amount  could need to be  aggregated  with similar or previous losses) may  require  disclosure  of such loss on an IRS Form 8886.  Investors are  encouraged to consult with their tax advisors as to the need to file such forms.

      Tax Return Disclosure and Investor List Requirements

      Recent Treasury  regulations directed at potentially abusive tax shelter activity appear to apply to transactions  not  conventionally  regarded as tax shelters.  The regulations  require taxpayers to report certain disclosures on
IRS Form 8886 if they  participate in a "reportable  transaction."  Organizers and sellers of the  transaction  are  required to maintain  records  including investor  lists  containing  identifying  information  and  to  furnish  those
records  to  the  IRS  upon  demand.   A  transaction  may  be  a  "reportable
transaction"  based upon any of several  indicia,  one or more of which may be present  with  respect  to  your  investment  in  the  securities.  There  are
significant   penalties   for   failure  to  comply   with  these   disclosure
requirements.  Investors  in  REMIC  Residual  Securities  are  encouraged  to consult their own tax advisers concerning any possible  disclosure  obligation with respect to their  investment,  and should be aware that the depositor and other  participants in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements  as they determine  apply to them with respect to the transaction.

                                         148

      Prohibited Transactions and Other Taxes

      The Internal Revenue Code imposes a prohibited  transactions  tax, which is a tax on REMICs  equal to 100% of the net income  derived  from  prohibited transactions.  In  general,  subject  to  specified  exceptions  a  prohibited transaction  means the  disposition  of a loan,  the  receipt of income from a source  other than any loan or other  Permitted  Investments,  the  receipt of compensation for services,  or gain from the disposition of an asset purchased with the payments on the loans for temporary  investment pending  distribution on the REMIC  Securities.  It is not anticipated that any REMIC will engage in any prohibited  transactions  in which it would recognize a material amount of net income. In addition,  some  contributions to a REMIC made after the day on which the REMIC issues all of its interests  could result in the imposition of a  contributions  tax,  which is a tax on the REMIC equal to 100% of the value of the  contributed  property.  Each pooling and servicing  agreement or trust agreement  will include  provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal  income tax at the highest  corporate rate on "net income from  foreclosure  property,"  determined  by reference to the rules  applicable  to real  estate  investment  trusts.  "Net  income from foreclosure  property"  generally  means  gain from the sale of a  foreclosure property  that  is  inventory  property  and  gross  income  from  foreclosure property other than qualifying  rents and other  qualifying  income for a real estate  investment  trust. It is not anticipated that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

      It is not  anticipated  that  any  material  state or  local  income  or franchise tax will be imposed on any REMIC.

      To  the  extent  permitted  by  then-applicable   laws,  any  prohibited
transactions  tax,  contributions  tax,  tax on "net income  from  foreclosure property"  or state or local  income or  franchise  tax that may be imposed on the REMIC will be borne by the related  master  servicer,  the  servicer,  the
REMIC  administrator  or the  trustee  in  either  case out of its own  funds, provided that the master servicer,  the servicer,  the REMIC  administrator or the trustee,  as the case may be, has sufficient assets to do so, and provided further  that the tax  arises out of a breach of the  master  servicer's,  the servicer's,  the REMIC  administrator's or the trustee's  obligations,  as the case may be,  under the  related  pooling  and  servicing  agreement  or trust agreement and relating to compliance  with  applicable  laws and  regulations.
Any tax not borne by the master servicer,  the servicer or the trustee will be payable out of the related trust  resulting in a reduction in amounts  payable to holders of the related REMIC Securities.

      Termination

      A  REMIC  will  terminate   immediately   after  the  distribution  date
following  receipt  by the REMIC of the final  payment  from the loans or on a sale of the REMIC's  assets  following  the adoption by the REMIC of a plan of complete  liquidation.  The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt  instrument.  In the case of a
REMIC  Residual  Security,  if the last  distribution  on the  REMIC  Residual
Security is less than the  securityholder's  adjusted  basis in the  security, the  securityholder  should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

                                         149

      Reporting and Other Administrative Matters

      Solely for  purposes of the  administrative  provisions  of the Internal
Revenue  Code, a REMIC will be treated as a  partnership  and holders of REMIC
Residual  Securities  will be treated as partners.  The master  servicer,  the servicer, or the REMIC administrator,  as applicable,  will file REMIC federal income  tax  returns on behalf of the  related  REMIC and will act as the "tax matters  person" for the REMIC in all respects,  and may hold a nominal amount of REMIC Residual Securities.

      As the tax matters person,  the master  servicer,  the servicer,  or the
REMIC administrator,  as applicable,  will have the authority to act on behalf of the REMIC and the holders of REMIC Residual  Securities in connection  with the administrative and judicial review of items of income,  deduction, gain or loss of the REMIC,  as well as the  REMIC's  classification.  Holders of REMIC
Residual  Securities  will be required to report the REMIC items  consistently with  their  treatment  on the  related  REMIC's  tax  return  and may in some circumstances be bound by a settlement  agreement between the master servicer, the  servicer,  or the REMIC  administrator,  as  applicable,  as tax  matters person, and the IRS concerning any REMIC item.

      Adjustments  made to the  REMIC  tax  return  may  require a holder of a
REMIC  Residual  Securities to make  corresponding  adjustments on its return, and an audit of the REMIC's tax return,  or the adjustments  resulting from an audit, could result in an audit of the securityholder's  return. No REMIC will be  registered  as a tax shelter  under  Section 6111 of the Internal  Revenue
Code  because  it is not  anticipated  that any REMIC will have a net loss for any of the first five taxable years of its existence.  Any person that holds a
REMIC  Residual  Security as a nominee  for another  person may be required to furnish  to  the  related  REMIC,  in a  manner  to be  provided  in  Treasury regulations, the name and address of that person and other information.

      Reporting of interest income,  including any original issue discount, on
REMIC  Regular  Securities  is required  annually,  and may be  required  more frequently under Treasury regulations.  These information reports are required to be sent to individual  holders of regular Interests and the IRS; holders of
REMIC Regular  Securities that are corporations,  trusts,  securities  dealers and  other  non-individuals  will be  provided  interest  and  original  issue discount income information and the information in the following  paragraph on request in accordance  with the  requirements  of the applicable  regulations.
The information  must be provided by the later of 30 days after the end of the quarter  for which  the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC  must also  comply  with  rules  requiring certain  information  to be  reported  to the  IRS.  Reporting  for the  REMIC
Residual Securities, including income, excess inclusions,  investment expenses and relevant  information  regarding  qualification of the REMIC's assets will be made as required under the Treasury  regulations,  typically on a quarterly basis.

      As  applicable,  the REMIC  Regular  Security  information  reports will include a statement of the adjusted issue price of the REMIC Regular  Security at the  beginning  of each  accrual  period.  In  addition,  the reports  will include  information  required by regulations for computing the accrual of any market discount.  Because exact  computation of the accrual of market discount on a constant  yield  method  requires  information  relating to the  holder's purchase  price that the master  servicer or the servicer  will not have,  the regulations  only  require  that  information  pertaining  to the  appropriate proportionate  method of accruing market discount be provided.  See "-Taxation of Owners of REMIC Regular Securities-Market Discount."

                                         150

      The  responsibility  for complying  with the foregoing  reporting  rules will be borne by the master  servicer  or the  servicer.  Securityholders  may request  any  information  with  respect to the returns  described  in Section
1.6049-7(e)(2)  of the Treasury  regulations.  Any request  should be directed to the master  servicer or the servicer at  Residential  Funding  Corporation,
8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to Securities

      Payments  of  interest  and  principal,  as well as payments of proceeds from the sale of securities,  may be subject to the "backup  withholding  tax"
under  Section 3406 of the Internal  Revenue  Code if  recipients  of payments fail to furnish to the payor certain  information,  including  their  taxpayer identification  numbers,  or otherwise fail to establish an exemption from the tax.  Any amounts  deducted and withheld  from a  distribution  to a recipient would be allowed as a credit  against  the  recipient's  federal  income  tax.
Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments that is required to supply  information  but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

      A holder of a REMIC Regular  Security that is not a United States person and is not  subject  to  federal  income  tax as a  result  of any  direct  or indirect  connection  to the United  States in addition to its  ownership of a
REMIC Regular  Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular  Security,  provided that the  holder  complies  to the extent  necessary  with  certain  identification requirements,  including delivery of a statement, signed by the securityholder under  penalties  of  perjury,  certifying  that the  securityholder  is not a
United   States   person   and   providing   the  name  and   address  of  the
securityholder;  this  statement is generally made on IRS Form W-8BEN and must be updated whenever required  information has changed or within three calendar years after the  statement  is first  delivered.  For these  purposes,  United
States  person  means  a  citizen  or  resident  of  the  United   States,   a
corporation,  partnership  or other entity  created or organized  in, or under the laws  of,  the  United  States,  any  state  thereof  or the  District  of
Columbia,  except,  in the case of a  partnership,  to the extent  provided in regulations,  provided that, for purposes  solely of the  restrictions  on the transfer of the residual interests,  no partnership or other entity treated as a partnership  for United States  federal income tax purposes shall be treated as a United  State  person  unless all  persons  that own an  interest in such partnership  either  directly or through any entity that is not a  corporation for United States  federal  income tax purposes are required by the applicable operating  agreement to be United States persons, or an estate whose income is subject to United States  federal  income tax  regardless of its source,  or a trust  if a court  within  the  United  States  is able  to  exercise  primary supervision  over  the  administration  of the  trust  and one or more  United
States persons have the authority to control all substantial  decisions of the trust.  To the  extent  prescribed  in  regulations  by the  Secretary  of the
Treasury  which  regulations  have not yet been  issued,  a trust which was in existence  on August  20,  1996  (other  than a trust  treated as owned by the grantor  under  subpart  E of  part  I of  subchapter  J of  chapter  1 of the
Internal  Revenue  Code),  and which was treated as a United  States person on
August 19,  1996,  may elect to  continue  to be  treated  as a United  States person  regardless of the previous  sentence.  It is possible that the IRS may

                                        151

assert that the foregoing  tax  exemption  should not apply to a REMIC Regular
Security held by a holder of a REMIC  Residual  Securities  that owns directly or indirectly a 10% or greater interest in the REMIC Residual  Securities.  If the  holder  does  not  qualify  for  exemption,  distributions  of  interest, including  distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%,  subject to  reduction  under any  applicable tax treaty.

      Special rules apply to partnerships,  estates and trusts, and in certain circumstances  certifications  as to foreign  status and other  matters may be required to be provided by partners and beneficiaries thereof.

      In  addition,  the  foregoing  rules  will not  apply to exempt a United
States  shareholder of a controlled  foreign  corporation from taxation on the
United States shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

      Further,  it appears that a REMIC Regular Security would not be included in the estate of a nonresident  alien  individual  and would not be subject to
United States  estate  taxes.  However,  securityholders  who are  nonresident alien  individuals  are  encouraged to consult  their tax advisors  concerning this question.

      Transfers of REMIC Residual  Securities to investors that are not United
States  persons will be  prohibited  under the related  pooling and  servicing agreement or trust agreement.

Non-REMIC Notes

      Status  as Real  Property  Loans.  Non-REMIC  Notes  held by a  domestic building  and loan  association  will not  constitute  "loans . . . secured by
an  interest   in  real   property"   within  the  meaning  of  Code   Section
7701(a)(19)(C)(v).  Non-REMIC  Notes held by a real  estate  investment  trust will not  constitute  real estate  assets  within the meaning of Code  Section
856(c)(5)(B).   Interest  on  notes  will  not  be  considered   "interest  on
obligations  secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B).

      Taxation of  Noteholders.  Non-REMIC  Notes generally will be subject to the same rules of  taxation  as REMIC  Regular  Securities  issued by a REMIC, except that (1) income  reportable on the notes is not required to be reported under the accrual  method unless the holder  otherwise uses the accrual method and (2) the  special  rule  treating a portion of the gain on sale or exchange of a REMIC  Regular  Certificate  as ordinary  income is  inapplicable  to the notes.  See  "-Taxation of Owners of REMIC Regular  Securities"  and "-Matters
Relevant  to  Holders  of All  REMIC  Securities-Sales  of  REMIC  Securities"
above.  Also,  interest paid on a Non-REMIC note to a noteholder that is not a
United  States  Person will  normally  qualify for the  exception  from United
States  withholding  tax  described in  "-Matters  Relevant to Holders of All
REMIC  Securities-Foreign  Investors in REMIC  Securities"  above,  except, in addition to the  exceptions  noted in that  section,  where the recipient is a holder,  directly or by attribution,  of 10% or more of the capital or profits interest in the issuer.

                       STATE AND OTHER TAX CONSEQUENCES

      In  addition  to  the  federal  income  tax  consequences  described  in
"Material  Federal  Income  Tax  Consequences,"   potential  investors  should
consider the state and local tax consequences of the  acquisition,  ownership,

                                         152

and disposition of the  certificates  offered  hereunder.  State tax and local law may differ  substantially from the corresponding  federal tax law, and the discussion  above does not purport to  describe  any aspect of the tax laws of
any  state  or  other  jurisdiction.   Therefore,  prospective  investors  are
encouraged  to consult  their tax  advisors  with  respect to the  various tax consequences of investments in the certificates offered hereby.

                             ERISA CONSIDERATIONS

      Sections  404  and  406  of  ERISA,   impose  fiduciary  and  prohibited
transaction  restrictions  on  employee  pension  and  welfare  benefit  plans subject  to ERISA and on  various  other  retirement  plans and  arrangements, including bank collective  investment funds and insurance  company general and separate  accounts in which those employee  benefit plans and arrangements are invested.  Section 4975 of the Internal  Revenue Code imposes  essentially the
same  prohibited  transaction   restrictions  on  certain  tax-favored  plans,
including  tax-qualified  retirement  plans described in Section 401(a) of the
Internal Revenue Code and individual  retirement accounts described in Section
408 of the Internal Revenue Code.

      Some employee benefit plans,  including  governmental  plans, as defined in Section  3(32) of ERISA,  and, if no election  has been made under  Section
410(d) of the  Internal  Revenue  Code,  church  plans,  as defined in Section
3(33) of ERISA,  are not subject to the ERISA  requirements  discussed in this prospectus.  Accordingly,  assets of these plans may be invested in securities without regard to the ERISA  considerations  described  below,  subject to the
provisions  of  applicable   federal  and  state  law.  Any  plan  that  is  a
tax-qualified  plan and exempt from taxation under Sections  401(a) and 501(a)
of  the  Internal  Revenue  Code,   however,  is  subject  to  the  prohibited
transaction rules in Section 503(b) of the Internal Revenue Code.

      Section 404 of ERISA imposes general fiduciary  requirements,  including those of investment  prudence and  diversification  and the requirement that a
Plan's  investment  be made in  accordance  with the  documents  governing the plan.  In  addition,  Section  406 of ERISA and Section  4975 of the  Internal
Revenue  Code  prohibit  a broad  range of  transactions  involving  assets of employee  benefit plans and  arrangements  and  tax-favored  plans,  which are collectively  referred to in this  prospectus  as "ERISA  plans," and persons, called "parties in interest" under ERISA or  "disqualified  persons" under the
Internal Revenue Code,  which are collectively  referred to in this prospectus as  "parties  in  interest,"  who have  specified  relationships  to the ERISA plans,  unless some  statutory,  regulatory  or  administrative  exemption  is
available.   Some  parties  in  interest  that  participate  in  a  prohibited transaction  may be subject  to a penalty,  or an excise  tax,  imposed  under
Section 502(i) of ERISA or Section 4975 of the Internal  Revenue Code,  unless some statutory,  regulatory or  administrative  exemption is available for any transaction of this sort.

Plan Asset Regulations

      An  investment  of assets of an ERISA plan in  securities  may cause the underlying mortgage loans,  contracts,  private securities or any other assets held in a trust or other  entity to be deemed  ERISA plan  assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated  regulations at 29
C.F.R.  Section  2510.3-101  concerning  whether or not an ERISA plan's assets would be deemed to include an interest in the underlying  assets of an entity,
including  a  trust,   for   purposes  of  applying   the  general   fiduciary
responsibility  provisions of ERISA and the prohibited  transaction provisions

                                         153

of ERISA and Section 4975 of the  Internal  Revenue  Code,  when an ERISA plan acquires an "equity interest" in that entity.  The DOL regulations  define the term "equity  interest" as any interest in an entity other than an  instrument which is treated as indebtedness  under  applicable local law and which has no
"substantial equity features."

      Exceptions  contained  in the DOL  regulations  provide  that  an  ERISA plan's  assets  will not  include an  undivided  interest  in each asset of an entity in which it makes an equity investment if:

o     the entity is an operating company;

o     the   equity   investment   made  by  the   ERISA   plan  is   either  a
         "publicly-offered  security"  that is "widely  held," both as defined in  the  DOL  regulations,  or a  security  issued  by an  investment company  registered  under the  Investment  Company  Act of 1940,  as amended; or

o     "benefit  plan  investors"  do not own 25% or more in value of any class
         of  equity  interests  issued  by  the  entity.   For  this  purpose,
         "benefit  plan  investors"  include  ERISA  plans,  as  well  as  any
         "employee  benefit  plan," as defined in Section 3(3) of ERISA,  that is not subject to Title I of ERISA,  such as  governmental  plans, as defined  in  Section  3(32) of ERISA,  church  plans,  as  defined in
         Section 3(33) of ERISA,  that have not made an election under Section
         410(d) of the Internal  Revenue  Code,  foreign  plans and any entity whose  underlying  assets  include  ERISA plan assets by reason of an
         ERISA plan's investment in the entity.

      Some of the rules  contained in the DOL  regulations  provide that ERISA plan  assets may be deemed to include an  undivided  interest in each asset of an  entity,  such  as a  trust,  in  which  an  ERISA  plan  makes  an  equity
investment.   Therefore,   unless  the  accompanying   prospectus   supplement
indicates  otherwise,  ERISA  plans and  entities  deemed to hold  ERISA  plan assets should not acquire or hold  certificates,  or notes which may be deemed to have  "substantial  equity  features," in reliance upon the availability of any  exception  under the DOL  regulations  described  above.  For purposes of this  section,  the terms  "ERISA  plan  assets" and "assets of an ERISA plan"
have the  meanings  assigned in the DOL  regulations  and include an undivided interest in the underlying  assets of entities in which an ERISA plan holds an equity interest.

      Under the DOL  regulations,  the  prohibited  transaction  provisions of
Section 406 of ERISA and Section 4975 of the  Internal  Revenue Code may apply to a trust and cause the depositor,  the master  servicer,  any servicer,  any subservicer, the Administrator,  the trustee, the owner trustee, the indenture trustee,  the obligor under any credit enhancement  mechanism or affiliates of those  entities  to be  considered  or  become  parties  in  interest  for  an investing ERISA plan or an ERISA plan holding an interest in an  ERISA-subject investment  entity.  If so, the  acquisition or holding of securities by or on behalf of the  investing  ERISA  plan  could  also  give rise to a  prohibited transaction  under ERISA and Section 4975 of the Internal Revenue Code, unless
some  statutory,   regulatory  or   administrative   exemption  is  available.
Securities  acquired  by an ERISA  plan  would be assets of that  ERISA  plan.
Under the DOL  regulations,  a trust,  including the mortgage  loans,  private securities  or any other  assets  held in the trust,  may also be deemed to be assets of each ERISA plan that acquires  certificates  or notes deemed to have
"substantial  equity  features."  Special  caution should be exercised  before
ERISA  plan  assets are used to  acquire a  security  in those  circumstances,

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especially if, for the ERISA plan assets, the depositor,  the master servicer, any servicer,  any subservicer,  the Administrator,  the trustee,  the obligor under any credit enhancement mechanism or an affiliate thereof either:

o     has  investment  discretion  with respect to the investment of the ERISA plan assets; or

o     has authority or responsibility to give, or regularly gives,  investment advice  (direct or  indirect)  with  respect to the ERISA plan assets for a fee under an agreement or  understanding  that this advice will serve as a primary  basis for  investment  decisions  with respect to the ERISA plan assets.

      Any person who has  discretionary  authority  or control with respect to the  management  or  disposition  of ERISA  plan  assets,  and any  person who provides  investment  advice  with  respect to the ERISA plan assets for a fee
(in the manner described  above),  is a fiduciary of the investing ERISA plan.
If the mortgage loans,  private securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising  management or discretionary  control  with  respect to those ERISA plan assets may be deemed to be a "fiduciary,"  and thus subject to the general  fiduciary  requirements of ERISA and the prohibited  transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code, for any investing  ERISA plan. In addition,  if the mortgage  loans,  private  securities  or any other assets held in a trust were to  constitute  ERISA plan  assets,  then the  acquisition  or holding of securities  by, or on behalf of an ERISA plan or with ERISA  plan  assets,  as well as the operation of the trust,  may  constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

      The DOL has issued an individual prohibited  transaction  exemption,  or
PTE, 94-29,  59 Fed. Reg. 14674 (March 29, 1994), as most recently  amended by
PTE 2002-41,  67 Fed. Reg. 54487 (August 22, 2002),  referred to as the Issuer
Exemption,   to  Residential   Funding   Corporation   and  a  number  of  its
affiliates.  The Issuer  Exemption  generally  exempts from the application of some of the  prohibited  transaction  provisions  of Section  406 of ERISA and
Section  4975  of the  Internal  Revenue  Code,  various  transactions,  among
others,   relating  to  the  servicing  and  operation  of  pools  of  secured obligations of some types,  including  mortgage  loans,  contracts and private securities,  which  are  held  in a  trust  or by  another  "issuer"  and  the purchase,  sale and holding of pass-through  certificates or debt instruments, collectively  referred to in this section as  "securities,"  issued by a trust or other issuer as to which:

o     the  depositor  or any of its  affiliates  is the  sponsor if any entity which has received from the DOL an individual prohibited  transaction exemption  which  is  similar  to the  Issuer  Exemption  is the sole underwriter,  a manager or co-manager of the  underwriting  syndicate or a selling or placement agent; or

o     the depositor or an affiliate is the underwriter or placement agent,

      provided  that the  conditions  described  in the Issuer  Exemption  are satisfied.  For purposes of this section, the term "underwriter" includes:

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o     the depositor and a number of its affiliates;

o     any person directly or indirectly,  through one or more  intermediaries,
         controlling,   controlled  by  or  under  common   control  with  the
         depositor and a number of its affiliates;

o     any member of the  underwriting  syndicate  or selling  group of which a person  described  in the two  clauses  just  above is a  manager  or co-manager with respect to a class of securities; or

o     any  entity  which  has  received  from the DOL an  exemption  called an asset-backed  exemption relating to securities which is substantially similar to the Issuer Exemption.

      The Issuer  Exemption sets forth eight general  conditions which must be satisfied  for a  transaction  involving  the  purchase,  sale and  holding of securities to be eligible for exemptive relief under the Issuer Exemption.

o     First,  the  acquisition  of  securities  by an ERISA plan or with ERISA plan  assets must be on terms that are at least as  favorable  to the
         ERISA plan as they would be in an  arm's-length  transaction  with an unrelated party.

o     Second,  the Issuer  Exemption  only  applies to  securities  evidencing rights  and  interests  that are not  subordinated  to the rights and interests  evidenced  by the  other  securities  of the  same  trust, unless none of the  mortgage  loans or other  assets has an LTV ratio or CLTV  ratio  that  exceeds  100% at the  date of  issuance  of the securities.

o     Third,  at the time of  acquisition  by an ERISA plan or with ERISA plan assets,  the  securities  must be rated  in one of the  four  highest generic rating  categories by Standard & Poor's Ratings  Services,  a division  of The  McGraw  Hill  Companies,  Inc.,  Moody's  Investors
         Service,  Inc. or Fitch Ratings,  which are collectively  referred to as the exemption rating agencies.

o     Fourth,  the securities  must be rated in one of the two highest generic categories by the exemption  rating agencies if the LTV ratio or CLTV ratio of any one- to  four-family  residential  mortgage loan or home equity loan held in the trust  exceeds  100% but does not exceed 125%
         at the date of  issuance  of the  securities.  However,  in that case the Issuer Exemption will not apply to any subordinate  securities or to any other securities if:

o     any  mortgage  loan or other asset held in the trust  (other than a one-
               to  four-family  residential  mortgage loan or closed-end  home equity  loan) has an LTV ratio or CLTV ratio that  exceeds 100%
               at the date of issuance of the securities; or

o     any one- to  four-family  residential  mortgage loan or closed-end  home equity  loan has a LTV or CLTV ratio that  exceeds  125% at the date of issuance of the securities; or

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o     Fifth,  the trustee  cannot be an  affiliate  of any other member of the restricted  group (which  consists of the trustee,  any  underwriter, the depositor,  the master servicer,  any servicer,  any subservicer, the swap counterparty under any eligible swap arrangement,  any yield maintenance  provider  and any  borrower  with respect to assets of a
         trust  constituting  more  than  5%  of  the  aggregate   unamortized
         principal  balance of the assets in the related  trust as of the date of initial issuance of the securities) other than an underwriter.

o     Sixth,  the sum of all payments made to and retained by the underwriters
         must   represent   not  more   than   reasonable   compensation   for
         underwriting  the  securities;  the sum of all  payments  made to and retained by the  depositor  pursuant to the  assignment of the assets to the  related  trust must  represent  not more than the fair market value of those  obligations;  and the sum of all payments made to and retained by the master  servicer,  any servicer  and any  subservicer must  represent  not  more  than  reasonable  compensation  for  that person's  services  under the related  pooling and servicing or trust agreement and reimbursement of that person's  reasonable  expenses in connection therewith.

o     Seventh,  the investing  ERISA plan or ERISA plan asset investor must be an accredited  investor as defined in Rule  501(a)(1) of Regulation D of the  Securities and Exchange  Commission  under the Securities Act of 1933, as amended.

o     Eighth,   for  issuers  other  than  common-law  trusts,  the  documents establishing  the issuer and governing the  transaction  must contain provisions as described in the Issuer  Exemption that are intended to protect the assets of the issuer from creditors of the Depositor.

      The Issuer Exemption  permits  interest-rate  swaps,  interest rate caps and  yield  supplement  agreements  to be assets  of a trust  fund if  certain conditions are satisfied.

      An interest-rate  swap or (if purchased by or on behalf of the trust) an interest-rate cap contract  (collectively,  a "swap" or "swap agreement") is a permitted  trust  fund asset if it (a) is an  "eligible  swap," (b) is with an
"eligible  counterparty," (c) meets certain additional conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings  dependent swap" and (d)  permits  the  trust to make  termination  payments  to the swap counterparty  (other than  currently  scheduled  payments)  solely from excess spread or amounts  otherwise  payable to the  servicer,  depositor  or seller.
Securities to which one or more swap agreements  apply may be acquired or held only by "qualified plan investors."

      An "eligible swap" is one which (a) is denominated in U.S. dollars,  (b)
pursuant to which the trust pays or receives  on or  immediately  prior to the respective  payment or distribution  date for the class of securities to which the swap  relates,  a fixed rate of  interest  or a floating  rate of interest based  on a  publicly  available  index  (e.g.,  LIBOR  or  the  U.S.  Federal
Reserve's Cost of Funds Index (COFI)),  with the trust receiving such payments on at least a quarterly basis and obligated to make separate  payments no more frequently than the counterparty,  with all simultaneous payments being netted
("allowable  interest  rate"),  (c) has a notional amount that does not exceed either (i) the principal  balance of the class of securities to which the swap related,  or  (ii)  the  portion  of  the  principal  balance  of  such  class
represented  by  obligations   ("allowable  notional  amount"),   (d)  is  not

                                         157

leveraged (i.e.,  payments are based on the applicable  notional  amount,  the day count  fractions,  the fixed or floating rates  permitted  above,  and the difference between the products thereof,  calculated on a one-to-one ratio and not on a  multiplier  of  such  difference)  ("leveraged"),  (e)  has a  final termination  date that is either  the  earlier of the date on which the issuer terminates or the related class of securities  are fully repaid,  and (f) does not  incorporate  any provision  which could cause a unilateral  alteration in the requirements described in (a) through (d) above.

      An "eligible  counterparty" means a bank or other financial  institution which has a rating at the date of issuance of the  securities  which is in one of the three highest  long-term  credit rating  categories,  or one of the two highest short-term credit rating  categories,  utilized by at least one of the
exemption  rating  agencies  rating  the  securities;   provided  that,  if  a
counterparty  is relying on its  short-term  rating to establish  eligibility, such  counterparty  must either  have a  long-term  rating in one of the three highest  long-term  rating  categories or not have a long-term rating from the applicable exemption rating agency.

      A  "qualified  plan  investor"  is a plan for which the  decision to buy such class of  securities  is made by an  independent  fiduciary  qualified to understand  the swap  transaction  and the  effect  the swap would have on the
rating  of  the   securities,   which  fiduciary  must  (a)  be  a  "qualified
professional  asset manager"  ("QPAM")  under PTCE 84-14,  (b) be an "in-house asset  manager"  under PTCE  96-23,  or (c) have total  assets  (both plan and non-plan)  under  management  of  at  least  $100  million  at  the  time  the securities are acquired by the plan.

      In "ratings  dependent swaps" (where the rating of a class of securities is  dependent  on the terms and  conditions  of the swap and the rating of the counterparty),  the swap  agreement  must provide that if the credit rating of the  counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption  rating agency,  the servicer must,  within the period  specified  under the Pooling and Servicing  Agreement (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the exemption  rating agency and the terms of which are  substantially  the same as the current swap  agreement (at which time the earlier swap  agreement must  terminate),  or  (b)  cause  the  swap  counterparty  to  establish  any collateralization  or other  arrangement  satisfactory to the exemption rating agency such that the then current  rating by the  exemption  rating  agency of the particular  class of securities  will not be withdrawn or reduced (and the terms of the swap agreement must  specifically  obligate the  counterparty  to perform these duties for any class of securities  with a term of more than one year).  In the  event  that  the  servicer  fails to meet  these  obligations, holders of the securities that are employee  benefit plans or other retirement arrangements  must be notified in the  immediately  following  periodic report which is provided to the holders of the  securities but in no event later than the end of the second month  beginning  after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief  provided  under the  underwriter  exemption will  prospectively  cease to be applicable to any class of  securities  held by an  employee  benefit  plan or other  retirement arrangement which involves such ratings dependent swap.

      "Non-ratings  dependent swaps" (those where the rating of the securities does not depend on the terms and  conditions  of the swap or the rating of the counterparty)  are subject to the following  conditions.  If the credit rating of the  counterparty  is withdrawn or reduced below the lowest level permitted above,  the  servicer  will,  within a  specified  period  after  such  rating withdrawal  or  reduction  (a) obtain a  replacement  swap  agreement  with an eligible  counterparty,  the terms of which are  substantially the same as the

                                         158

current  swap  agreement  (at  which  time the  earlier  swap  agreement  must terminate),  (b) cause the  counterparty  to post collateral with the trust in an  amount  equal  to all  payments  owed  by  the  counterparty  if the  swap
transaction  were   terminated,   or  (c)  terminate  the  swap  agreement  in
accordance  with its terms.  With  respect to a  non-ratings  dependent  swap, each  exemption  rating  agency  must  confirm,  as of the date of issuance of securities  by the  Trust,  that  entering  into such swap will not affect the rating of the securities.

      An  "eligible  yield  supplement  agreement"  is  any  yield  supplement agreement  or  similar  arrangement  or (if  purchased  by or on behalf of the trust)  an  interest  rate cap  contract  to  supplement  the  interest  rates otherwise  payable on  obligations  held by the trust fund ("EYS  Agreement").
If the EYS Agreement has a notional  principal  amount,  the EYS Agreement may only be  held  as an  asset  of the  trust  fund  if it  meets  the  following conditions:  (a) it is denominated in U.S.  dollars;  (b) it pays an allowable interest  rate;  (c) it is not  leveraged;  (d) it does not allow any of these three preceding  requirements  to be unilaterally  altered without the consent of the  trustee;  (e) it is entered  into  between  the trust and an  eligible counterparty; and (f) it has an allowable notional amount.

      The exemptive  relief afforded by the Issuer Exemption does not apply to any  securities  where the related trust  contains  revolving  credit loans or
unsecured   loans.  In  addition,   except  as  otherwise   specified  in  the
accompanying  prospectus  supplement,  the  exemptive  relief  afforded by the
Issuer  Exemption  may not apply to any  securities  where the  related  trust contains certain purchase obligations,  a swap, a yield maintenance agreement, a pre-funding arrangement or Mexico Loans.

      The Issuer  Exemption  also  requires that each trust meet the following requirements:

o     the  trust  must  consist  solely  of  assets of the type that have been included in other investment pools;

o     securities  evidencing  interests in those other  investment  pools must have been rated in one of the four highest  categories  of one of the exemption  rating  agencies  for  at  least  one  year  prior  to the acquisition  of  securities  by or on behalf of an ERISA plan or with
         ERISA plan assets in reliance on an asset-backed exemption; and

o     securities  in the other  investment  pools must have been  purchased by investors  other than ERISA  plans for at least one year prior to any acquisition  of  securities  by or on behalf of an ERISA plan or with
         ERISA plan assets in reliance on an asset-backed exemption.

      An  ERISA  plan  fiduciary  or  other  investor  of  ERISA  plan  assets contemplating  purchasing  securities must make its own determination that the general  conditions  described  above will be satisfied  with respect to those securities.  In the case of  notes,  additional  conditions  to the  exemptive relief available under the Issuer Exemption require that customary  bankruptcy law opinions be provided to the trustee and that the trust  agreement  include specified  bankruptcy  law related  protections  for the  noteholders.  Unless otherwise  specified in the  prospectus  supplement  related to an issuance of notes,  the  depositor  expects  that  those  additional  conditions  will  be satisfied.

                                        159

      If the general  conditions of the Issuer  Exemption are  satisfied,  the
Issuer  Exemption  may  provide  an  exemption,  from the  application  of the prohibited  transaction  provisions of Sections 406(a) and 407(a) of ERISA and
Sections   4975(c)(1)(A)   through  (D)  of  the  Internal  Revenue  Code,  in
connection with the direct or indirect sale,  exchange,  transfer,  holding or the direct or indirect  acquisition or disposition in the secondary  market of securities by an ERISA plan or with ERISA plan assets.  However,  no exemption is provided from the  restrictions of Sections  406(a)(1)(E)  and 406(a)(2) of
ERISA for the  acquisition  or holding of a security by an excluded ERISA plan or with  ERISA  plan  assets of an  excluded  ERISA plan by any person who has discretionary  authority  or renders  investment  advice with respect to ERISA plan assets of the excluded  ERISA plan.  For purposes of the  securities,  an
"excluded  ERISA  plan"  is an  ERISA  plan  sponsored  by any  member  of the restricted group.

      If  certain  additional  conditions  of the  Issuer  Exemption  are also
satisfied,   the  Issuer   Exemption  may  provide  an  exemption,   from  the
application of the  prohibited  transaction  provisions of Sections  406(b)(1)
and (b)(2) of ERISA and Section  4975(c)(1)(E)  of the Internal  Revenue Code,
in connection with:

o     the direct or indirect  sale,  exchange or transfer of securities in the
         initial   issuance  of   securities   between  the  depositor  or  an
         underwriter  and an ERISA plan when the person who has  discretionary
         authority   or  renders   investment   advice  with  respect  to  the
         investment of the relevant ERISA plan assets in the certificates is:

o     a borrower  with  respect to 5% or less of the fair market  value of the assets of a trust; or

o     an affiliate of that person,

         provided that, if the securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Issuer Exemption are met;

o     the direct or  indirect  acquisition  or  disposition  in the  secondary market of securities by an ERISA plan or by a person  investing ERISA plan assets; and

o     the holding of securities by an ERISA plan or with ERISA plan assets.

      Additionally,  if  specific  conditions  of  the  Issuer  Exemption  are
satisfied,   the  Issuer   Exemption  may  provide  an  exemption,   from  the
application  of the  prohibited  transaction  provisions  of Sections  406(a),
406(b) and 407(a) of ERISA and Section 4975 of the Internal  Revenue Code, for
transactions  in connection  with the  servicing,  management and operation of the mortgage pools or contract pools. The accompanying  prospectus  supplement will specify  whether the  depositor  expects that the specific  conditions of the Issuer  Exemption  required  for this  purpose  should be  satisfied  with respect to the  securities  so that the  Issuer  Exemption  should  provide an exemption,  from the application of the prohibited  transaction  provisions of
Sections  406(a) and (b) of ERISA and  Section  4975 of the  Internal  Revenue
Code,  for  transactions  in connection  with the  servicing,  management  and operation of the mortgage pools and contract pools,  provided that the general conditions of the Issuer Exemption are satisfied.

                                       160

      The  Issuer   Exemption   also  may  provide  an  exemption,   from  the
application of the prohibited  transaction  provisions of Sections  406(a) and
407(a)  of  ERISA  and  Sections  4975(c)(1)(A)  through  (D) of the  Internal
Revenue  Code,  if those  restrictions  are deemed to  otherwise  apply merely because  a person  is  deemed to be a party in  interest  with  respect  to an investing  ERISA plan,  or an ERISA plan holding  interests  in the  investing entity  holding  ERISA plan  assets,  by virtue of  providing  services to the
ERISA plan or by virtue of having  specified  relationships  to such a person, solely as a result of the ERISA plan's ownership of securities.

      Before  purchasing a security,  a fiduciary  or other  investor of ERISA plan assets should itself confirm that the  certificates  or notes  constitute
"securities"  for purposes of the Issuer  Exemption  and that the specific and general  conditions  and  the  other  requirements  described  in  the  Issuer
Exemption would be satisfied.  In addition to making its own  determination as to the availability of the exemptive relief provided in the Issuer  Exemption, the fiduciary or other ERISA plan asset investor  should  consider its general fiduciary  obligations  under ERISA in  determining  whether to  purchase  any securities with ERISA plan assets.

      Any  fiduciary  or other  ERISA plan asset  investor  that  proposes  to purchase  securities  on behalf of an ERISA  plan or with  ERISA  plan  assets should  consult with its counsel on the potential  applicability  of ERISA and the  Internal  Revenue Code to that  investment  and the  availability  of the
Issuer Exemption or any DOL prohibited  transaction class exemption,  or PTCE, in connection  therewith.  In  particular,  in connection  with a contemplated purchase of  certificates  representing a beneficial  ownership  interest in a pool of  single-family  residential  first or second  mortgage loans or Agency
Securities,  the fiduciary or other ERISA plan asset investor  should consider the  availability  of PTCE 83-1 for various  transactions  involving  mortgage pool investment trusts.  However,  PTCE 83-1 does not provide exemptive relief with  respect to  securities  evidencing  interests  in trusts  which  include mortgage loans secured by third or more junior liens,  revolving credit loans, loans  on  unimproved  land,  contracts,  Cooperative  Loans,  multifamily  or mixed-use  mortgage  loans  or some  types  of  private  securities,  or which contain a swap, a pre-funding  arrangement or Mexico Loans.  In addition,  the fiduciary or other ERISA plan asset investor should consider the  availability of other  class  exemptions  granted by the DOL,  which  provide  relief  from certain of the  prohibited  transaction  provisions  of ERISA and the  related excise tax provisions of Section 4975 of the Internal Revenue Code,  including
Sections I and III of PTCE 95-60,  regarding transactions by insurance company
general  accounts.   The  accompanying   prospectus   supplement  may  contain
additional  information  regarding the  application  of the Issuer  Exemption,
PTCE  83-1,  PTCE  95-60 or other  DOL  class  exemptions  for the  securities offered  thereby.  There can be no assurance that any of these exemptions will apply with  respect to any  particular  ERISA plan's or other ERISA plan asset investor's  investment in the  securities or, even if an exemption were deemed to apply,  that any exemption would apply to all prohibited  transactions that may occur in connection with this form of investment.

Considerations for ERISA Plans Regarding the Purchase of Notes

      An ERISA plan fiduciary or other ERISA plan asset  investor  considering an  investment  in  notes  should  consider  the  availability  of some  class exemptions  granted  by  the  DOL,  which  provide  relief  from  some  of the prohibited  transaction  provisions  of  ERISA  and  the  related  excise  tax provisions  of Section  4975 of the  Internal  Revenue  Code,  including  PTCE
95-60;  PTCE  84-14,   regarding   transactions  effected  by  the  "qualified
professional asset manager";  PTCE 90-1,  regarding  transactions by insurance

                                        161

company pooled separate accounts;  PTCE 91-38,  regarding  investments by bank collective investment funds; and PTCE 96-23,  regarding  transactions effected by an "in-house asset  manager." The  accompanying  prospectus  supplement may contain  additional  information  regarding the  application of these or other
DOL exemptions for notes offered by this prospectus.

Insurance Company General Accounts

      Insurance  companies  contemplating  the  investment of general  account assets in the  securities  should  consult  with  their  legal  advisors  with respect  to the  applicability  of  Section  401(c) of ERISA.  The DOL  issued final  regulations  under Section  401(c) which were  published in the Federal
Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

      If the  criteria  specified in the Issuer  Exemption as described  above are not satisfied by one or more classes of  securities,  or by a trust or the mortgage  loans,  contracts,  private  securities and other assets held by the trust,  then,  except as otherwise  specified in the  accompanying  prospectus supplement,  transfers of those  securities  to an ERISA plan, to a trustee or other person  acting on behalf of any ERISA plan, or to any other person using
ERISA plan assets to effect the  acquisition,  will not be  registered  by the trustee  unless the  transferee  provides the  depositor,  the trustee and the master servicer with an opinion of counsel satisfactory to the depositor,  the trustee and the master  servicer,  which opinion will not be at the expense of the depositor,  the trustee or the master  servicer,  that the purchase of the securities by or on behalf of the ERISA plan or with ERISA plan assets:

o     is permissible under applicable law;

o     will not constitute or result in any non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code; and

o     will not subject the  depositor,  the trustee or the master  servicer to any  obligation  in  addition  to those  undertaken  in the  pooling and servicing or trust agreement.

            Except  as  otherwise  specified  in the  accompanying  prospectus supplement,  each beneficial owner of a subordinate  security offered by this  prospectus  and the  accompanying  prospectus  supplement  (or any interest therein) shall be deemed to have represented,  by virtue of its acquisition  or holding of such  security  (or interest  therein),  that either:

o     it is not an ERISA plan, a trustee or other  person  acting on behalf of an ERISA  plan,  or any other  person  using ERISA plan assets to effect such acquisition or holding;

o     it has acquired and is holding such  subordinate  securities in reliance on the Issuer  Exemption  and it  understands  that there are certain conditions  to the  availability  of the Issuer  Exemption  including that  the  subordinate  securities  must  be  rated,  at the  time of acquisition,  in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

                                         162

o     (1) such acquirer or holder is an insurance  company,  (2) the source of funds used to acquire or hold such security (or interest  therein) is an "insurance  company  general  account" (as defined in PTCE 95-60), and (3) the  conditions  set forth in Section I and III of PTCE 95-60 have been satisfied.

      If any  subordinate  security (or any  interest  therein) is acquired or held in violation of the conditions described in the preceding paragraph,  the next preceding  permitted  beneficial  owner will be treated as the beneficial owner of the subordinate security,  retroactive to the date of transfer to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding of any subordinate  security (or interest  therein) was effected in violation  of the  conditions  described  in  the  preceding  paragraph  shall indemnify and hold harmless the depositor,  the trustee,  the master servicer, any  subservicer  and the  trust  from and  against  any and all  liabilities, claims,  costs or  expenses  incurred  by such  parties  as a  result  of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Securities

      An ERISA plan that is a Tax-Exempt Investor  nonetheless will be subject to  federal  income  taxation  to the  extent  that its  income is  "unrelated business  taxable  income," or UBTI,  within the meaning of Section 512 of the
Internal  Revenue  Code.  All "excess  inclusions"  of a REMIC  allocated to a
REMIC Residual Security held by a Tax-Exempt  Investor will be considered UBTI and thus will be subject to federal  income tax. See "Material  Federal Income
Tax  Consequences - Taxation of Owners of REMIC  Residual  Securities - Excess
Inclusions."  Income as to certificates  and other equity interests in a trust which has issued notes would be "debt-financed  income" and therefore would be
UBTI for ERISA plans  investing in those equity  interests.  In addition,  the exemptive  relief  afforded  by the  Issuer  Exemption  does not  apply to the purchase, sale or holding of any class of REMIC Residual Securities.

Consultation With Counsel

      There can be no  assurance  that the Issuer  Exemption  or any other DOL exemption will apply with respect to any  particular  ERISA plan that acquires the securities  or, even if all of the specified  conditions  were  satisfied, that  the  exemption  would  apply  to all  transactions  involving  a  trust.
Prospective  ERISA plan  investors  should  consult  with their legal  counsel concerning  the  impact  of  ERISA  and  the  Internal  Revenue  Code  and the
potential  consequences  to their  specific  circumstances  prior to making an investment in the securities.

      Before  purchasing  a  security  in  reliance  on any DOL  exemption,  a fiduciary of an ERISA plan should itself  confirm that all of the specific and general  conditions  described in the Issuer Exemption or one of the other DOL exemptions  would  be  satisfied.  Before  purchasing  a  security  or note in reliance  on the Issuer  Exemption,  an ERISA  plan  fiduciary  should  itself confirm that the  security or note  constitutes  a "security"  for purposes of the Issuer  Exemption.  In addition to making its own  determination as to the availability of the exemptive  relief provided in the Issuer  Exemption or any other DOL  exemption,  an ERISA plan  fiduciary  should  consider  its general fiduciary  obligations  under  ERISA in  determining  whether  to  purchase  a security on behalf of an ERISA plan.

                                         163

                           LEGAL INVESTMENT MATTERS

      Each  class  of  securities  offered  hereby  and  by  the  accompanying prospectus  supplement  will be rated at the  date of  issuance  in one of the four highest  rating  categories by at least one rating  agency.  If stated in the accompanying prospectus supplement,  classes that are, and continue to be, rated in one of the two highest  rating  categories by at least one nationally recognized  statistical rating organization will constitute  "mortgage related securities" for purposes of the Secondary  Mortgage Market  Enhancement Act of
1984,  as amended,  or SMMEA,  and,  as such,  will be legal  investments  for persons, trusts,  corporations,  partnerships,  associations,  business trusts and business  entities  (including  depository  institutions,  life  insurance companies and pension  funds)  created under or existing under the laws of the
United  States or of any State  whose  authorized  investments  are subject to state regulation to the same extent that,  under  applicable law,  obligations issued by or  guaranteed  as to principal and interest by the United States or any agency or  instrumentality  thereof constitute legal investments for those entities.  Under SMMEA, if a State enacted  legislation on or prior to October
3, 1991 specifically  limiting the legal investment  authority of any of these entities for "mortgage related  securities,"  these securities will constitute legal  investments for entities  subject to the legislation only to the extent provided  therein.  Certain States  enacted  legislation  which  overrides the preemption  provisions of SMMEA.  SMMEA  provides,  however,  that in no event will  the  enactment  of any  such  legislation  affect  the  validity  of any contractual  commitment  to  purchase,  hold or  invest in  "mortgage  related securities," or require the sale or other  disposition of the  securities,  so long as the contractual  commitment was made or the securities  acquired prior to the enactment of the legislation.

      SMMEA    also    amended    the   legal    investment    authority    of
federally-chartered  depository  institutions as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise
deal  with  "mortgage  related   securities"  without  limitation  as  to  the
percentage  of their assets  represented  thereby,  federal  credit unions may invest in these  securities,  and national banks may purchase these securities for their own account without regard to the limitations  generally  applicable to investment  securities  set forth in 12 U.S.C.  §24  (Seventh),  subject in each case to any regulations that the applicable federal regulatory  authority may prescribe.

      The 1998 Policy  Statement was adopted by the Federal Reserve Board, the
Office of the  Comptroller  of the  Currency,  the FDIC,  the National  Credit
Union  Administration,  or NCUA and the OTS with an effective  date of May 26,
1998.  The 1998 Policy  Statement  rescinded a 1992 policy  statement that had required,  prior to purchase, a depository  institution to determine whether a mortgage  derivative product that it was considering  acquiring was high-risk,
and,  if  so,  required  that  the  proposed   acquisition  would  reduce  the
institution's   overall   interest  rate  risk.  The  1998  Policy   Statement
eliminates   constraints   on  investing  in  certain   "high-risk"   mortgage
derivative  products and  substitutes  broader  guidelines  for evaluating and monitoring investment risk.

      The OTS has issued Thrift Bulletin 73a,  entitled  "Investing in Complex
Securities"  or TB 73a, which is effective as of December 18, 2001 and applies to  savings  associations  regulated  by the OTS,  and  Thrift  Bulletin  13a, entitled  "Management  of  Interest  Rate  Risk,  Investment  Securities,  and
Derivatives  Activities",  or TB 13a,  which is  effective  as of  December 1,
1998, and applies to thrift institutions regulated by the OTS.

                                        164

      One  of  the  primary   purposes  of  TB  73a  is  to  require   savings
associations,  prior to taking any investment position,  to determine that the investment  position  meets  applicable  regulatory  and  policy  requirements
(including  those set forth TB 13a (see  below)) and internal  guidelines,  is suitable  for the  institution,  and is safe and  sound.  The OTS  recommends, with  respect  to  purchases  of  specific  securities,  additional  analysis, including,  among  others,  analysis  of  repayment  terms,  legal  structure, expected  performance  of the  issuer  and any  underlying  assets  as well as analysis of the effects of payment priority,  with respect to a security which is divided into  separate  tranches  with  unequal  payments,  and  collateral investment  parameters,  with  respect to a  security  that is  pre-funded  or involves  a  revolving  period.  TB 73a  reiterates  the OTS's  due  diligence requirements  for  investing  in all  securities  and warns  that if a savings association  makes an investment that does not meet the applicable  regulatory requirements,  the savings  associations  investment practices will be subject to criticism,  and the OTS may require  divestiture  of such  securities.  The
OTS also recommends,  with respect to an investment in any complex securities, that savings  associations  should take into account quality and  suitability, marketability,  interest  rate  risk,  and  classification  factors.  For  the purposes  of  each of TB 73a and TB 13a,  "complex  security"  includes  among other things any  collateralized  mortgage  obligation or real estate mortgage
investment   conduit  security,   other  than  any  "plain  vanilla"  mortgage
pass-through  security (that is, securities that are part of a single class of securities  in the  related  pool  that are  non-callable  and do not have any special  features).  Accordingly,  all classes of the offered securities would likely be  viewed  as  "complex  securities."  With  respect  to  quality  and suitability factors, TB 73a warns:

o     that a savings  association's  sole  reliance  on  outside  ratings  for material  purchases  of complex  securities  is an unsafe and unsound practice,

o     that a savings  association  should only use ratings and  analyses  from nationally  recognized  rating  agencies in conjunction  with, and in validation of, its own underwriting processes, and

o     that it should not use  ratings  as a  substitute  for its own  thorough underwriting analyses.

With respect the interest  rate risk factor,  TB 73a  recommends  that savings associations should follow the guidance set forth in TB 13a.

      One  of  the  primary   purposes   of  TB  13a  is  to  require   thrift
institutions, prior to taking any investment position, to:

o     conduct  a   pre-purchase   portfolio   sensitivity   analysis  for  any
         "significant   transaction"   involving   securities   or   financial
         derivatives, and

o     conduct  a  pre-purchase  price  sensitivity  analysis  of any  "complex security" or financial derivative.

      The OTS recommends  that while a thrift  institution  should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an independent  third party as long as management  understands the analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex securities  with high  price  sensitivity"  be  limited  to  transactions  and strategies  that lower a thrift  institution's  portfolio  interest rate risk.
TB 13a warns that  investment  in complex  securities  by thrift  institutions that do not have adequate risk  measurement,  monitoring  and control  systems may be viewed by the OTS examiners as an unsafe and unsound practice.

                                        165

      Prospective  investors in the  securities,  including in particular  the classes of securities  that do not constitute  "mortgage  related  securities"
for purposes of SMMEA,  should consider the matters discussed in the following paragraph.

      There may be other  restrictions on the ability of some investors either to purchase  some classes of securities or to purchase any class of securities representing more than a specified  percentage of the investors'  assets.  The depositor will make no  representations as to the proper  characterization  of any class of securities for legal  investment or other purposes,  or as to the ability of  particular  investors  to purchase any class of  securities  under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of  securities.  Accordingly,  all investors
whose  investment   activities  are  subject  to  legal  investment  laws  and
regulations,   regulatory   capital   requirements  or  review  by  regulatory
authorities  should  consult  with  their own legal  advisors  in  determining whether  and to what  extent  the  securities  of any class  constitute  legal investments or are subject to investment, capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                               USE OF PROCEEDS

      Substantially  all of the net  proceeds to be received by the  depositor from the sale of  securities  will be applied by the  depositor to finance the purchase  of, or to repay  short-term  loans  incurred to finance the purchase of, the loans  underlying  the securities or will be used by the depositor for
general  corporate   purposes.   The  depositor  expects  that  it  will  make
additional  sales of securities  similar to the securities  from time to time, but the timing and amount of any  additional  offerings will be dependent on a number of factors,  including the volume of loans  purchased by the depositor,
prevailing   interest   rates,   availability  of  funds  and  general  market
conditions.

                           METHODS OF DISTRIBUTION

      The  securities  offered  hereby  and  by  the  accompanying  prospectus supplements  will be  offered  in series  through  one or more of the  methods described  below.  The  prospectus  supplement  prepared  for each series will describe the method of offering  being utilized for that series and will state the net proceeds to the depositor from that sale.

      The  depositor  intends  that  securities  will be offered  through  the
following   methods  from  time  to  time  and  that  offerings  may  be  made concurrently  through more than one of these  methods or that an offering of a particular  series of securities  may be made through a combination  of two or more of the following methods:

o     by negotiated  firm commitment or best efforts  underwriting  and public re-offering by underwriters;

o     by placements  by the depositor  with  institutional  investors  through dealers; and

o     by direct placements by the depositor with institutional investors.

                                         166

      In addition, if specified in the accompanying  prospectus supplement,  a series of  securities  may be offered in whole or in part in exchange  for the loans,  and  other  assets,  if  applicable,  that  would  comprise  the trust securing the securities.

      If  underwriters  are used in a sale of any  securities,  other  than in connection with an  underwriting on a best efforts basis,  the securities will be acquired by the  underwriters  for their own account and may be resold from time to time in one or more transactions,  including negotiated  transactions, at fixed public  offering  prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  These underwriters may be
broker-dealers   affiliated   with  the   depositor   whose   identities   and
relationships  to the  depositor  will  be as  described  in the  accompanying prospectus supplement.  The managing underwriter or underwriters for the offer and sale of a particular  series of securities  will be set forth on the cover of the  prospectus  supplement  relating to that series and the members of the underwriting  syndicate,  if any, will be named in the accompanying prospectus supplement.

      In connection with the sale of the securities,  underwriters may receive compensation  from the depositor or from  purchasers of the  securities in the form of  discounts,  concessions  or  commissions.  Underwriters  and  dealers participating  in the  distribution  of the  securities  may be  deemed  to be
underwriters  in  connection  with  the  securities,   and  any  discounts  or
commissions  received by them from the  depositor and any profit on the resale of  securities  by  them  may  be  deemed  to be  underwriting  discounts  and commissions under the Securities Act of 1933, as amended.

      It is  anticipated  that the  underwriting  agreement  pertaining to the sale of any series of  securities  will  provide that the  obligations  of the underwriters  will be  subject  to  certain  conditions  precedent,  that  the underwriters  will be obligated to purchase all of the  securities  if any are purchased  (other than in connection  with an  underwriting  on a best efforts basis) and that, in limited  circumstances,  the depositor  will indemnify the several  underwriters  and  the  underwriters  will  indemnify  the  depositor against certain civil liabilities,  including liabilities under the Securities
Act of 1933, as amended,  or will  contribute to payments  required to be made in respect thereof.

      The prospectus  supplement for any series offered by placements  through dealers will contain information  regarding the nature of the offering and any agreements  to be  entered  into  between  the  depositor  and  purchasers  of securities of that series.

      The depositor  anticipates  that the  securities  offered hereby will be sold primarily to institutional  investors or sophisticated  non-institutional investors. Purchasers of securities,  including dealers, may, depending on the facts and  circumstances  of the  purchases,  be  deemed to be  "underwriters"
within the meaning of the  Securities  Act of 1933, as amended,  in connection with reoffers and sales by them of  securities.  Holders of securities  should consult with their legal advisors in this regard prior to any reoffer or sale.

      Securities offered hereby and by an accompanying  prospectus  supplement may be  distributed in connection  with  resecuritization  transactions.  In a resecuritization  transaction,  securities  offered hereby will be transferred to a trust (or other type of issuing  entity) and  securities  backed by those securities  will in turn be offered to  investors.  There can be no  assurance that any class of securities  offered hereby will be suitable for inclusion in a resecuritization transaction.

                                        167

                                LEGAL MATTERS

      Certain legal  matters,  including  certain  federal income tax matters, will be passed on for the  depositor by Orrick,  Herrington  & Sutcliffe  LLP,
New York,  New York or by Mayer,  Brown,  Rowe & Maw LLP, as  specified in the prospectus supplement.

                            FINANCIAL INFORMATION

      The  depositor has  determined  that its  financial  statements  are not material to the  offering  made hereby.  The  securities  do not  represent an
interest  in  or  an  obligation  of  the  depositor.   The  depositor's  only
obligations for a series of securities will be to repurchase  certain loans on any breach of limited  representations  and warranties  made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                            ADDITIONAL INFORMATION

      The  depositor  has  filed  the   registration   statement  file  number
333-131211  with the Securities and Exchange  Commission,  or Commission.  The
depositor and each issuing entity are also subject to some of the  information requirements of the Securities  Exchange Act of 1934, as amended,  or Exchange
Act, and,  accordingly,  each issuing entity will file reports thereunder with the  Commission.  The  registration  statement and the exhibits  thereto,  and reports and other information filed by the depositor  pursuant to the Exchange
Act can be read and copied at the Commission's  Public Reference Room at 100 F
Street,  N.E.,  Washington,  D.C. 20549. The public may obtain  information on the  operation  of the Public  Reference  Room by calling  the  Commission  at
1-800-SEC-0330.  In addition,  the Commission  maintains an internet site that contains  reports,  proxy and information  statements,  and other  information
regarding   issuers  that  file   electronically   with  the   Commission   at
http://www.sec.gov.   For   purposes  of  any   electronic   version  of  this
prospectus,  the preceding  uniform resource  locator,  or URL, is an inactive textual  reference  only.  We  have  taken  steps  to  ensure  that  this  URL reference was inactive at the time the electronic  version of this  prospectus was created.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Commission  allows the depositor to  "incorporate  by reference" the information  filed with the Commission by the depositor,  under Section 13(a),
13(c),  14 or 15(d) of the  Exchange  Act,  that relates to the trust fund for
the  securities.   This  means  that  the  depositor  can  disclose  important information  to any  investor by referring  the  investor to these  documents.
The  information  incorporated  by  reference  is an  important  part  of this prospectus,  and  information  filed by the depositor with the Commission that relates to the trust fund for the  securities  will  automatically  update and supersede this  information.  Documents that may be  incorporated by reference for a  particular  series of  securities  include an insurer's  financials,  a certificate policy, mortgage pool policy, computational materials,  collateral term  sheets,  the related  pooling and  servicing  agreement  and  amendments thereto,  other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of
Exchange Act as may be required in connection with the related trust fund.

      At such time as may be  required  under  relevant  Commission  rules and regulations,  the depositor may provide static pool  information,  in response to Item 1105 of  Regulation  AB,  through  an  Internet  Web site,  and if the depositor  decides to provide  information  through such means, the applicable prospectus supplement  accompanying this prospectus will disclose the specific
Internet address where such information is posted.

                                        168

      The  depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus and accompanying  prospectus supplement is delivered  in  connection  with the  offering  of one or more  classes  of the related  series of  securities,  on written or oral request of that person,  a copy of any or all reports or information  incorporated  in this prospectus by reference,  in each case to the  extent the  reports  relate to one or more of the classes of the related  series of  securities,  other than the exhibits to
those  documents,   unless  the  exhibits  are  specifically  incorporated  by reference  in the  documents.  Requests  should  be  directed  in  writing  to
Residential  Asset Mortgage  Products,  Inc.,  8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

                                        169

                                   GLOSSARY

      1998 Policy  Statement-The  revised  supervisory  statement  listing the guidelines for investments in "high risk mortgage  securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency,  the
FDIC, the National  Credit Union  Administration,  or NCUA and the OTS with an effective date of May 26, 1998.

      401(c)  Regulations-The  regulations  the DOL is required to issue under
Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

      Additional  Balance-An  additional  principal  balance  in  a  revolving credit loan created by a Draw.

      Additional  Collateral-For an Additional  Collateral Loan, (1) financial assets  owned by the  borrower,  which will consist of  securities,  insurance policies,  annuities,  certificates  of  deposit,  cash,  accounts  or similar assets  and/or (2) a third  party  guarantee,  usually  by a  relative  of the borrower, which in turn is secured by a security interest in financial assets.

      Additional  Collateral  Loans-A  mortgage  loan  with  an LTV  ratio  at origination  in excess of 80%,  but not  greater  than  100%,  and  secured by
Additional  Collateral  in addition to the related  Mortgaged  Property and in lieu of any primary mortgage insurance.

      Additional  Collateral  Requirement-The  amount of Additional Collateral required  for any  Additional  Collateral  Loan,  which in most cases will not exceed 30% of the principal amount of that mortgage loan.

      Administrator-In  addition  to or in  lieu  of the  master  servicer  or servicer for a series of notes,  if specified in the  accompanying  prospectus supplement,  an  administrator  for the  trust.  The  Administrator  may be an affiliate of the depositor, the master servicer or the servicer.

      Advance-As  to a particular  loan and any  distribution  date, an amount equal to the scheduled  payments of principal  (other than any Balloon  Amount in the case of a  Balloon  Loan)  and  interest  on the loan  due  during  the related Due Period  which was not  received as of the close of business on the business day preceding the related determination date.

      Agency  Securities-Any  securities  issued by Freddie Mac, Fannie Mae or
Ginnie Mae. Such Agency  Securities may represent  whole or partial  interests in pools of (1) loans or (2) Agency  Securities.  The accompanying  prospectus supplement  will specify  whether the Ginnie Mae securities  will be backed by the full  faith and  credit of the  United  States.  None of the  Freddie  Mac securities or Fannie Mae  securities  will be backed,  directly or indirectly, by the full faith and credit of the United  States.  Agency  Securities may be backed by fixed or  adjustable  rate  mortgage  loans or other  types of loans specified in the accompanying prospectus supplement.

      Balloon Amount-The full outstanding  principal balance on a Balloon Loan due and payable on the maturity date.

      Balloon  Loans-Loans  with  level  monthly  payments  of  principal  and interest based on a 30 year amortization  schedule, or such other amortization schedule as specified in the accompanying  prospectus  supplement,  and having original or modified  terms to maturity  shorter  than the term of the related amortization schedule.
                                        170

      Bankruptcy  Amount-The  amount of  Bankruptcy  Losses  that may be borne solely by the credit enhancement of the related series.

      Bankruptcy  Losses-A Realized Loss attributable to certain actions which may be taken  by a  bankruptcy  court  in  connection  with a  mortgage  loan, including a reduction by a  bankruptcy  court of the  principal  balance of or the loan rate on a mortgage loan or an extension of its maturity.

      Buy-Down  Account-As to a Buy-Down  Loan,  the  custodial  account where
Buy-Down Funds are deposited.

      Buy-Down  Funds-As to a Buy-Down  Loan,  the amount  contributed  by the seller of the Mortgaged  Property or another source and placed in the Buy-Down
Account.

      Buy-Down  Loan-A  mortgage  loan,  other than a  closed-end  home equity loan, subject to a temporary buy-down plan.

      Buy-Down  Period-The  early years of the term of or  Buy-Down  Loan when payments  will be less than the  scheduled  monthly  payments on the  mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

      Call Class-A  class of  securities  under which the holder will have the right, at its sole  discretion,  to terminate the related trust,  resulting in early retirement of the securities of the series.

      Call  Price-In the case of a call with respect to a Call Class,  a price equal to 100% of the  principal  balance of the related  securities  as of the day of that  purchase  plus accrued  interest at the  applicable  pass-through rate.

      Call Security-Any security evidencing an interest in a Call Class.

      Compensating  Interest-For  any loan that prepaid in full and, if stated
in the  accompanying  prospectus  supplement,  in  part,  during  the  related prepayment  period an  additional  payment made by the master  servicer or the servicer,  to the extent funds are available  from the servicing fee, equal to the amount of interest at the loan rate,  less the  servicing fee and Excluded
Spread,  if any, for that loan from the date of the  prepayment to the related due date.

      Convertible  Mortgage  Loan-ARM  loans  which  allow  the  borrowers  to convert the  adjustable  rates on those  mortgage loans to a fixed rate at one or more  specified  periods  during the life of the  mortgage  loans,  in most cases not later than ten years subsequent to the date of origination.

      Cooperative-For  a  Cooperative  Loan,  the  corporation  that  owns the related apartment building.

      Cooperative  Loans-Cooperative  apartment loans evidenced by Cooperative
Notes secured by security  interests in shares issued by  Cooperatives  and in the related  proprietary  leases or occupancy  agreements  granting  exclusive rights to occupy specific dwelling units in the related buildings.

                                       171

      Cooperative Notes-A promissory note with respect to a Cooperative Loan.

      Credit  Scores-A  measurement of the relative  degree of risk a borrower represents to a lender  obtained from credit  reports  utilizing,  among other things,  payment  history,  delinquencies  on accounts,  levels of outstanding indebtedness,  length of  credit  history,  types of  credit,  and  bankruptcy experience.

      Credit Utilization  Rate-For any revolving credit loan, the cut-off date principal  balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

      Custodial   Account-The   custodial  account  or  accounts  created  and
maintained  under  the  pooling  and  servicing  agreement  in the  name  of a depository  institution,  as custodian for the holders of the securities,  for the  holders of  certain  other  interests  in loans  serviced  or sold by the master  servicer or the servicer and for the master  servicer or the servicer, into which the amounts  shall be deposited  directly.  Any such account  shall be an Eligible Account.

      Debt Service  Reduction-Modifications  of the terms of a loan  resulting from a  bankruptcy  proceeding,  including  a  reduction  in the amount of the monthly  payment on the related  loan,  but not any permanent  forgiveness  of principal.

      Defaulted  Mortgage Loss-A Realized Loss  attributable to the borrower's failure to make any payment of  principal  or  interest as required  under the mortgage note, but not including Special Hazard Losses,  Extraordinary  Losses or other  losses  resulting  from damage to a mortgaged  property,  Bankruptcy
Losses or Fraud Losses.

      Deficient  Valuation-In  connection  with the personal  bankruptcy  of a borrower,  the difference  between the  outstanding  principal  balance of the first and junior lien loans and a lower value  established  by the  bankruptcy court or any  reduction  in the amount of principal to be paid that results in a permanent forgiveness of principal.

      Designated  Seller  Transaction-A  transaction  in which  the  loans are provided  directly to the depositor by one or more  unaffiliated or affiliated sellers described in the accompanying prospectus supplement.

      Direct Puerto Rico  Mortgage-For any loan secured by mortgaged  property located in Puerto  Rico,  a Mortgage to secure a specific  obligation  for the benefit of a specified person.

      Disqualified Organization-As used in this prospectus means:

o     the United  States,  any State or  political  subdivision  thereof,  any foreign government, any international organization,  or any agency or
         instrumentality    of   the   foregoing   (but   does   not   include
         instrumentalities  described in Section  168(h)(2)(D) of the Internal
         Revenue Code or the Federal Home Loan Mortgage Corporation),

                                       172

o     any organization  (other than a cooperative  described in Section 521 of the Internal  Revenue  Code) that is exempt from federal  income tax, unless  it is  subject  to the  tax  imposed  by  Section  511 of the
         Internal Revenue Code, or

o     any  organization  described  in Section  1381(a)(2)(C)  of the Internal
         Revenue Code.

      Distribution  Amount-For  a class  of  securities  for any  distribution date,  the portion,  if any, of the amount to be distributed to that class for that  distribution  date of  principal,  plus,  if the  class is  entitled  to payments of interest on that  distribution  date,  interest accrued during the related  interest  accrual period at the applicable  pass-through  rate on the
principal   balance  or  notional  amount  of  that  class  specified  in  the applicable  prospectus  supplement,  less certain interest  shortfalls,  which will include:

o     any deferred  interest  added to the  principal  balance of the mortgage loans  and/or  the  outstanding  balance  of one or more  classes  of securities on the related due date;

o     any  other   interest   shortfalls,   including,   without   limitation,
         shortfalls  resulting  from  application of the Relief Act or similar legislation or regulations as in effect from time to time,  allocable
         to  securityholders   which  are  not  covered  by  advances  or  the
         applicable credit enhancement; and

o     Prepayment Interest Shortfalls not covered by Compensating  Interest, in each case in an amount that is  allocated  to that class on the basis set forth in the prospectus supplement.

      Draw-Money  drawn by the  borrower in most cases with  either  checks or credit cards,  subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

      Draw  Period-The  period  specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

      Due  Period-As  to any  distribution  date,  the period  starting on the second day of the month  prior to such  distribution  date,  and ending on the first  day of the  month of such  distribution  date or such  other  period as specified in the accompanying prospectus supplement.

      Eligible Account-An account acceptable to the applicable rating agency.

      Endorsable  Puerto Rico  Mortgage-As  to any loan  secured by  mortgaged
property   located  in  Puerto  Rico,  a  mortgage  to  secure  an  instrument transferable by endorsement.

      Environmental  Lien-A lien imposed by federal or state statute,  for any cleanup  costs  incurred by a state on the property that is the subject of the cleanup costs.

      ERISA-Employee Retirement Income Security Act of 1974, as amended.

      Excess  Spread-A  portion  of  interest  due on the loans or  securities transferred  as part of the assets of the related  trust as  specified  in the accompanying prospectus supplement.

                                        173

      Excluded  Balance-That  portion of the principal  balance of a revolving credit  loan,  if any, not  included in the Trust  Balance at any time,  which will  include  balances  attributable  to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

      Excluded  Spread-A  portion of interest due on the loans or  securities, excluded from the assets transferred to the related trust.

      Extraordinary  Loss-A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection,  certain governmental actions, nuclear reaction, or certain other risks.

      Fraud Loss  Amount-The  amount of Fraud  Losses that may be borne solely by the credit enhancement of the related series.

      Fraud  Losses-A  Realized Loss  incurred on defaulted  loans as to which there was fraud in the origination of the loans.

      Funding  Account-An  account  established for the purpose of funding the transfer of additional loans into the related trust.

      GEM  Loan-A  mortgage  loan  with  monthly  payments  of  principal  and interest based on a 30 year amortization  schedule, or such other amortization schedule as  specified in the  accompanying  prospectus  supplement,  and that provide a specified  time  period  during  which the  monthly  payments by the borrower  are  increased  and the full  amount of the  increase  is applied to reduce the outstanding principal balance of the related mortgage loan.

      GPM  Loan-A  mortgage  loan  under  which the  monthly  payments  by the borrower  during the early years of the  mortgage  are less than the amount of interest  that would  otherwise be payable  thereon,  with the interest not so paid added to the outstanding principal balance of such mortgage loan.

      Gross  Margin-For  an ARM loan,  the fixed or  variable  percentage  set forth in the related  mortgage  note,  which when added to the related  index, provides the loan rate for the ARM loan.

      Home  Loans-One-  to four-  family first or junior lien  mortgage  loans with LTV ratios or combined  LTV ratios in most cases  between  100% and 125%, and classified by the depositor as Home Loans.

      Homeownership  Act  Loans-Loans  that are subject to the special  rules, disclosure  requirements  and other  provisions that were added to the federal
Truth-in-Lending  Act by the  Homeownership and Equity Protection Act of 1994,
are not loans made to finance the purchase of the mortgaged  property and have interest rates or origination costs in excess of prescribed levels.

      Insurance  Proceeds-Proceeds  of any special  hazard  insurance  policy, bankruptcy  bond,  mortgage pool insurance  policy,  primary  insurance policy and any title,  hazard or other  insurance  policy or  guaranty  covering  any loan in the pool together with any payments under any letter of credit.

                                       174

      Interest  Only  Loans-Mortgage  loans with  payments  of  interest  only during the early  years of the term,  followed  by fixed  monthly  payments of
principal  and  interest  or  periodically   increasing  monthly  payments  of
principal and interest for the duration of the term or for a specified  number of years, as described in the related prospectus supplement.

      IRS-Internal Revenue Service.

      Issue  Premium-As  to a class of REMIC  Regular  Securities,  the  issue price in excess of the stated redemption price of that class.

      Liquidated  Loan-A  defaulted  loan  for  which  the  related  mortgaged property has been sold by the related  trust and all  recoverable  Liquidation
Proceeds and Insurance Proceeds have been received.

      Liquidation  Proceeds-Amounts  collected by the servicer or  subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

      Mexico  Loan-A  mortgage  loan  secured by a  beneficial  interest  in a trust,  the principal asset of which is residential  real property  located in
Mexico.

      Mixed-Use   Property-Mortgaged   property   on  which  a   mixed-use   -
residential and commercial - structure is located.

      Net Loan  Rate-As  to any  loan,  the loan rate net of  servicing  fees, other administrative fees and any Excess Spread or Excluded Spread.

      Nonrecoverable  Advance-Any Advance or Servicing Advance previously made which the master  servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

      Non-REMIC Note-A note that is not a REMIC Security.

      Note  Margin-For  an ARM  loan,  the fixed  percentage  set forth in the related  mortgage note,  which when added to the related  index,  provides the loan rate for the ARM loan.

      OID-Original  issue  discount  within the meaning of Section 1273 of the
Internal Revenue Code and the Treasury regulations thereunder.

      Parties in Interest-For  an ERISA plan,  persons who are either "parties in interest" within the meaning of ERISA or "disqualified  persons" within the
meaning  of  the  Internal   Revenue   Code,   because  they  have   specified
relationships to the ERISA plan.

      Pass-Through   Entity-Any  regulated  investment  company,  real  estate
investment trust,  trust,  partnership or other entities  described in Section
860E(e)(6)  of the Internal  Revenue Code.  In addition,  a person  holding an interest in a  pass-through  entity as a nominee for another  person will, for that interest, be treated as a pass-through entity.

                                       175

      Payment  Account-An  account  established  and  maintained by the master servicer  or the  servicer  in the name of the  trustee for the benefit of the holders of each series of securities,  for the disbursement of payments on the loans evidenced by each series of securities.

      Permitted  Investments-United  States  government  securities  and other investments  that  are  rated,  at  the  time  of  acquisition,  in one of the categories specified in the related pooling and servicing agreement.

      Pledged  Asset  Mortgage  Loans-Mortgage  loans  that have LTV ratios at origination  of up to  100%  and  are  secured,  in  addition  to the  related mortgaged property, by Pledged Assets.

      Pledged  Assets-As  to a Pledged  Asset  Mortgage  Loan,  (1)  financial assets  owned by the  borrower,  which will consist of  securities,  insurance policies,  annuities,  certificates  of  deposit,  cash,  accounts  or similar assets  and/or (2) a third  party  guarantee,  usually  by a  relative  of the borrower,  which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

      Prepayment  Interest  Shortfall-For a loan that is subject to a borrower prepayment,  the amount  that  equals the  difference  between a full  month's interest  due for  that  mortgage  loan and the  amount  of  interest  paid or recovered with respect thereto.

      Principal  Prepayments-Any  principal  payments  received for a loan, in advance  of the  scheduled  due  date  and not  accompanied  by a  payment  of interest for any period following the date of payment.

      Qualified  Insurer-As  to a  mortgage  pool  insurance  policy,  special hazard insurance  policy,  bankruptcy  policy,  financial  guaranty  insurance policy or surety bond, an insurer  qualified under  applicable law to transact the insurance business or coverage as applicable.

      Realized Loss-As to any defaulted loan that is finally  liquidated,  the amount  of loss  realized,  if any,  will  equal  the  portion  of the  Stated
Principal   Balance  plus  accrued  and  unpaid   interest   remaining   after
application  of all  amounts  recovered,  net of amounts  reimbursable  to the master servicer or the servicer for related Advances,  Servicing  Advances and other expenses,  towards  interest and principal owing on the loan. For a loan the principal  balance of which has been reduced in connection with bankruptcy proceedings,  the amount of the reduction  will be treated as a Realized Loss.
As to any loan that has been the  subject  of a Debt  Service  Reduction,  the amount of the reduction  will be treated as a Realized  Loss as incurred.  For a loan  that has been  modified,  following  a  default  or if a  default  was reasonably  foreseeable,  the amount of principal that has been forgiven,  the amount by which a monthly  payment has been  reduced due to a reduction of the interest rate, and any Servicing  Advances that are forgiven and  reimbursable to the master servicer or servicer.

      REMIC-A real estate mortgage  investment conduit as described in section
860D of the Internal Revenue Code.

      REMIC Regular Security-A  certificate or note representing  ownership of one or more regular interests in a REMIC.

                                       176

      REMIC Residual  Security-A  security  representing an ownership interest in a residual  interest in a REMIC  within the meaning of section  860D of the
Internal Revenue Code.

      REMIC Security-A REMIC Regular Security or a REMIC Residual Security.

      REO Loan-A loan where title to the related  mortgaged  property has been obtained  by the trustee or its  nominee on behalf of  securityholders  of the related series.

      Repayment  Period-For a revolving  credit loan,  the period from the end of the related Draw Period to the related maturity date.

      Senior  Percentage-At  any given time, the percentage of the outstanding
principal  balances  of  all  of  the  securities   evidenced  by  the  senior
securities,  determined in the manner described in the accompanying prospectus supplement.

      Servicing   Advances-Amounts  advanced  on  any  loan  to  cover  taxes, insurance premiums,  foreclosure costs or similar expenses,  including amounts representing  the cost of some related  services,  if the master  servicer and any affiliate of the master servicer  provides services such as appraisals and brokerage  services  that are  customarily  provided  by  persons  other  than servicers of mortgage loans or contracts.

      Special  Hazard  Amount-The  amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

      Special Hazard Losses-A  Realized Loss incurred,  to the extent that the loss was  attributable to (i) direct  physical damage to a mortgaged  property other than any loss of a type covered by a hazard  insurance policy or a flood insurance policy, if applicable,  and (ii) any shortfall in insurance proceeds for  partial  damage  due  to the  application  of  the  co-insurance  clauses contained  in hazard  insurance  policies.  The amount of the  Special  Hazard
Loss is  limited  to the  lesser of the cost of repair or  replacement  of the mortgaged  property;  any loss above that amount would be a Defaulted Mortgage
Loss or  other  applicable  type of  loss.  Special  Hazard  Losses  does  not include losses  occasioned by war, civil  insurrection,  certain  governmental actions,  errors in design,  faulty  workmanship  or materials  (except  under certain circumstances),  nuclear reaction,  chemical contamination or waste by the borrower.

      Special   Servicer-A  special  servicer  named  under  the  pooling  and servicing agreement for a series of securities,  which will be responsible for the servicing of delinquent loans.

      Stated   Principal   Balance-As   to  any   loan  as  of  any   date  of
determination,   its  principal   balance  as  of  the  cut-off  date,   after
application of all scheduled  principal  payments due on or before the cut-off date,  whether received or not, reduced by all amounts  allocable to principal that are  distributed  to  securityholders  before the date of  determination, further  reduced to the extent that any  Realized  Loss has been  allocated to any  securities  before that date, and increased by the amount of any interest or other  amounts owing on the loan that have been  capitalized  in connection with a modification.

                                        177

      Subordinate  Amount-A  specified  portion of subordinated  distributions with  respect  to the  loans,  allocated  to the  holders  of the  subordinate securities as set forth in the accompanying prospectus supplement.

      Subservicing   Account-An  account   established  and  maintained  by  a
subservicer which is acceptable to the master servicer or the servicer.

      Subsequent   Recoveries-Subsequent   recoveries,   net  of  reimbursable
expenses,  with respect to loans that have been previously liquidated and that resulted in a Realized Loss.

      Tax-Exempt  Investor-Tax-qualified retirement plans described in Section
401(a) of the Internal  Revenue  Code and on  individual  retirement  accounts described in Section 408 of the Internal Revenue Code.

      Tax-Favored  Plans-An  ERISA plan which is exempt  from  federal  income taxation  under  Section  501(a)  of  the  Internal  Revenue  Code  or  is  an
individual  retirement  plan  or  annuity  described  in  Section  408  of the
Internal Revenue Code.

      Tiered   REMICs-Two  or  more  REMICs   created   pursuant  to  Treasury
Regulation Sectin 1.860F-2(a)(2).

      Title I-Title I of the National Housing Act.

      Trust  Balance-A  specified  portion of the total  principal  balance of each revolving  credit loan outstanding at any time, which will consist of all or a portion of the  principal  balance  thereof as of the cut-off  date minus the portion of all payments and losses  thereafter  that are  allocated to the
Trust  Balance,  and will not  include any  portion of the  principal  balance attributable to Draws made after the cut-off date.

                                        178

Subject to Completion Dated March 21, 2006

                        FORM OF PROSPECTUS SUPPLEMENT (CERTIFICATES)

Prospectus Supplement dated [__________] [___], 200[__]
(To Prospectus dated [__________] [___], 200[__])

                                     $[_______________]
                         Residential Asset Mortgage Products, Inc.
                                         Depositor

                              RAMP Series [_____]-RZ[__] Trust
                                       Issuing Entity

                              Residential Funding Corporation
                                Master Servicer and Sponsor

                      Mortgage Asset-Backed Pass-Through Certificates,
                                   Series [_____]-RZ[__]

Offered Certificates

The trust will consist primarily of a pool of one- to two-family fixed- and  adjustable-rate residential  first lien mortgage  loans.  The trust will issue these classes of certificates that are offered under this prospectus supplement:

      o     3 classes of senior  certificates,  designated as Class A-1, Class A-2 and Class
            A-3 Certificates; and

      o     9 classes of  subordinate  certificates,  designated  as Class  M-1,  Class M-2,
            Class M-3,  Class M-4,  Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
            Certificates,

all as more fully described in the table on page S-[__] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

      o     excess cash flow and overcollateralization; and

      o     subordination  provided to the Class A  Certificates by the Class M Certificates
            and   Class B   Certificates,   and   subordination   provided  to  the  Class M
            Certificates  by each class of Class M  Certificates  with a lower  distribution priority and the Class B Certificates.

      [Holders of the certificates may also benefit from a series of interest rate cap payments from [_________] pursuant to a yield maintenance agreement as described in this prospectus supplement under "Description of the Certificates-The Yield Maintenance
Agreement" in this prospectus supplement.]

Distributions on the  certificates  will be on the 25th day of each month or, if the 25th is not a business day, on the next business day, beginning [______] 25, 200[__].

---------------------------------------------------------------------------------
You should  consider  carefully the risk factors  beginning on page S-13 in this prospectus supplement.
---------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the
Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Neither the  Securities  and Exchange  Commission  nor any state  securities  commission has approved or  disapproved  of the offered  certificates  or determined  that this  prospectus supplement or the  prospectus is accurate or complete.  Any  representation  to the contrary is a criminal offense.

The  Attorney  General of the State of New York has not passed on or endorsed  the merits of this offering.  Any representation to the contrary is unlawful.

The certificates  represent  interests only in the trust, as the issuing entity,  and do not represent  interests in or obligations of Residential Asset Mortgage Products,  Inc., as the
depositor, Residential Funding Corporation, as the sponsor, or any of their affiliates.

[The  underwriter  will  purchase  the offered  certificates  from the  depositor in amounts described in "Methods of  Distribution"  on page S-[__] of this prospectus  supplement.  The certificates  are  offered  by  the  issuing  entity  through  [__________]  to  prospective purchasers  from time to time in negotiated  transactions at varying prices to be determined at the time of sale.  The  proceeds  to the  depositor  from the sale of these  underwritten certificates  will be  approximately  [___]% of the certificate  principal  balance of these underwritten certificates plus accrued interest, before deducting expenses.]

                               [INSERT LOGO FOR UNDERWRITER]

                                           2

              Important Notice About Information Presented in this Prospectus
                         Supplement and the Accompanying Prospectus

      We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

      o     the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      o     this prospectus supplement, which describes the specific terms of your series of certificates.

      The depositor's principal offices are located at 8400 Normandale Lake Boulevard,
Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                        S-2

                                  Page

Summary............................S-4
Risk Factors.......................S-16
   Risks Associated with
   the Mortgage Loans..............S-16
   [Negative Amortization

   Special Yield and

Description of Unaffiliated SellersS-34
Affiliations Among

   Compliance with Local, State
    and Federal Laws...............S-36
   Mortgage Rate Adjustment of
    the Adjustable-Rate
    Mortgage  Loans................S-37
   Aggregate Mortgage Loan
    Characteristics................S-38
   Fixed-Rate Mortgage Loan
    Characteristics................S-49
   Adjustable-Rate Mortgage Loan
    Characteristics................S-58
   Static Pool Information.........S-69
   Standard Hazard Insurance and

   [FHA and VA Mortgage Loan
    Program]S-2
   Servicing.......................S-70
   Additional Information..........S-72
[The Yield Maintenance Agreement

   Distributions on the
    Offered Certificates...........S-93
   Interest Distributions..........S-94
   Determination of One-Month
    LIBOR..........................S-95
   Principal Distributions.........S-95
   Overcollateralization ProvisionsS-97
   Allocation of Losses............S-98
   Advances........................S-100
   [The Yield Maintenance
    Agreement].....................S-101
Yield and Prepayment

   Allocation of Principal
    Distributions..................S-103
   Realized Losses and Interest

   Final Scheduled Distribution

   The Master Servicer and
    Subservicers...................S-122
   Servicing and Other Compensation

Material Federal Income Tax

Annex I - ERISA Representation
   Letter..........................I-1

                                        S-3

                                          Summary

The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer entity..................... RAMP Series [_____]-RZ[__] Trust.
Title of the offered certificates. Mortgage Asset-Backed Pass-Through
                                   Certificates, Series [_____]-RZ[__].
Depositor......................... Residential Asset Mortgage Products, Inc.,
                                   an affiliate of Residential Funding
                                   Corporation.
Master servicer and sponsor....... Residential Funding Corporation.
Trustee........................... [_______________________].
Originators....................... [Identify any Originators or group of
                                   Originators (other than Sponsor and
                                   affiliates of Sponsor) that originated 10%
                                   or more of the pool assets].
Subservicers...................... Homecomings Financial Network, Inc., a
                                   wholly-owned subsidiary of Residential
                                   Funding Corporation, will subservice
                                   approximately [___]% by principal amount of
                                   the mortgage loans.  [Identify any other
                                   subservicers that will service 10% or more
                                   of the pool assets.]
[Yield Maintenance Agreement
Provider]......................... [_______________________].
Mortgage pool..................... [_____] fixed-rate and adjustable-rate mortgage loans with an aggregate principal
                                   balance of approximately $[__________] as of
                                   the close of business on the day prior to
                                   the cut-off date, secured by first liens on
                                   one- to two-family residential properties.
Cut-off date...................... [_______] 1, 200[__].
Closing date...................... On or about [_______] [__], 200[__].
Distribution dates................ Beginning on [_______] [__], 200[__] and
                                   thereafter on the 25th of each month or, if
                                   the 25th is not a business day, on the next
                                   business day.

                                        S-4

Form of offered certificates...... Book-entry.
                                   See "Description of the
                                   Certificates-Book-Entry Certificates" in
                                   this prospectus supplement.
Minimum denominations............. Class A and Class M-1 Certificates:
                                   $25,000.

                                   Class M-2, Class M-3, Class M-4, Class M-5,
                                   Class M-6, Class M-7, Class M-8 and
                                   Class M-9 Certificates: $250,000.
ERISA Considerations.............. The Class A Certificates may be eligible for purchase by persons investing assets of
                                   employee benefit plans or individual
                                   retirement accounts, subject to important
                                   considerations.   Sales of the Class M
                                   Certificates to such plans or retirement
                                   accounts are prohibited, except as permitted
                                   under "ERISA Considerations" in this
                                   prospectus supplement.  If you invest in the
                                   Class M Certificates, you will be deemed to
                                   represent that you comply with the
                                   restrictions described in this prospectus
                                   supplement.
                                   See "ERISA Considerations" in this
                                   prospectus supplement and in the
                                   accompanying prospectus.
Legal investment.................. The offered certificates will not be
                                   "mortgage related securities" for purposes
                                   of the Secondary Mortgage Market Enhancement
                                   Act of 1984.
                                   See "Legal Investment" in this prospectus
                                   supplement and "Legal Investment Matters" in
                                   the prospectus.

                                        S-5

                             Offered Certificates
   --------------------------------------------------------------------------------------------------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
    Class      Pass-Through        Initial       Initial Rating         Designations          Final Scheduled
                                 Certificate
                                  Principal
                   Rate            Balance        (S&P/Moody's)                              Distribution Date
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------

   Class A Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     A-1        Adjustable       $[_________]        AAA/Aaa       Senior/Adjustable Rate   [______] 25, 20[__]
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     A-2        Adjustable       $[_________]        AAA/Aaa       Senior/Adjustable Rate   [______] 25, 20[__]
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     A-3        Adjustable       $[_________]        AAA/Aaa       Senior/Adjustable Rate   [______] 25, 20[__]
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Class A Certificates    $[_________]
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------

   Class M Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-1        Adjustable       $[_________]        AA+/Aaa        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-2        Adjustable       $[_________]        AA/Aa1         Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-3        Adjustable       $[_________]        AA-/Aa2        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-4        Adjustable       $[_________]        A+/Aa3         Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-5        Adjustable       $[_________]         A/A1          Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-6        Adjustable       $[_________]         A-/A2         Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-7        Adjustable       $[_________]        BBB+/A3        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-8        Adjustable       $[_________]       BBB/Baa2        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-9        Adjustable       $[_________]       BBB-/Ba1        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Class M                 $[_________]
   Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Offered                 $[_________]
   Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------------------------------------------------------------------------------------------

                                             Non-Offered Certificates
   --------------------------------------------------------------------------------------------------------------
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      B-1       Adjustable       $[_________]        BB+/NA        Subordinate/Adjustable   [______] 25, 20[__]
                                                                            Rate
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      B-2       Adjustable       $[_________]         BB/NA        Subordinate/Adjustable   [______] 25, 20[__]
                                                                            Rate
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      B-3       Adjustable       $[_________]        BB-/NA        Subordinate/Adjustable   [______] 25, 20[__]
                                                                            Rate
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      SB            N/A          $[_________]          N/A              Subordinate                 N/A
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      R-I           N/A              N/A               N/A                Residual                  N/A
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
     R-II           N/A              N/A               N/A                Residual                  N/A
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Class B, Class SB
       and Class R               $[_________]
       Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total offered and
       non-offered               $[_________]
       certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------

                                        S-6

Other Information:

Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The Class B-1, Class B-2 and Class SB Certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of
1933.

Pass-Through Rates:

The pass-through rate on the Class A, Class M and Class B Certificates will be the least of:

o           a per annum rate equal to one-month LIBOR plus the related margin;

o           the weighted average of the net mortgage rates of the mortgage loans, adjusted to an actual over 360-day rate; and

o           11.00% per annum.

                                       Related Margin

                     Class             (1)             (2)
                      A-1
                      A-2
                      A-3
                      M-1
                      M-2
                      M-3
                      M-4
                      M-5
                      M-6
                      M-7
                      M-8
                      M-9
                      B-1
                      B-2
                      B-3
                ________________________
-------------------------------------------------------------------------------
                (1)     Initially.
                (2)     On or after the second distribution date after the
                  first possible optional termination date for the mortgage
                  loans.

                                        S-7

                                 TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool.  Various loan sellers will, on or prior to the closing date, sell the mortgage loans to the sponsor.  The sponsor will, simultaneously with the closing of the transaction described herein, sell the mortgage loans to the depositor.  The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity.  The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates.  See "Pooling and Servicing Agreement-The Trustee" in
this prospectus supplement in the prospectus.  For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

             Mortgage Loan Sellers
                      |
                      |
                      |  sale of mortgage loans
                      |
                      V
        Residential Funding Corporation
         (Sponsor and Master Servicer)
                      |
                      |
                      |  sale of mortgage loans
                      |
                      V
     Residential Asset Mortgage Products, Inc.
                  (Depositor)
                      |
                      |
                      |  sale of mortgage loans
                      |
                      V
               [Name of Trustee]
                  (Trustee)
 (owner of mortgage loans on behalf of issuing entity
      for the benefit of holders of certificates)

                                        S-8

The Trust
The depositor will establish a trust with respect to the Series [_____]-RZ[__]
Certificates. On the closing date, the depositor will deposit the pool of mortgage loans into the trust.  Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool
The mortgage loans have the following characteristics as of the cut-off date:

All Mortgage Loans
-------------------------------------
                            Weighted
                  Range     Average
Principal
balance
Mortgage rate
Remaining
term to
stated
maturity
(months)
Loan-to-value
ratio
* Principal balance is an
average
-------------------------------------

Fixed-Rate Mortgage Loans
-------------------------------------
                  Range     Weighted
                            Average
Principal
balance
Mortgage rate
Remaining
term to
stated
maturity
(months)
Loan-to-value
ratio
* Principal balance is an
average
-------------------------------------

Adjustable-Rate Mortgage Loans
-------------------------------------
                  Range     Weighted
                            Average
Principal
balance
Mortgage rate
Remaining
term to
stated
maturity
(months)
Loan-to-value
ratio
* Principal balance is an
average
-------------------------------------

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

  Types of Interest Rates        Number  PrincipalPercent
                                   of               of
                                 Mortgage         Mortgage
  [Include as applicable]        Loans   Balance  Loans
  Fixed rate loans
  Adjustable-rate loans
    Total......................                     100.00%

===================================================================================================================

                                 Number           Percent
                                   of               of
  Loan Purpose [Include as       MortgagePrincipal Mortgage
  applicable]                    Loans   Balance  Loans
  Purchase.....................
  Rate/Term Refinance..........
  Equity Refinance.............
    Total......................                     100.00%

===================================================================================================================

                                 Number           Percent
                                   of               of
  Loan Documentation [Include    MortgagePrincipal Mortgage
  as applicable]                 Loans   Balance  Loans
  Full/Alternate Documentation.
  Reduced Documentation........
  No Stated Income.............
  No Income/No Asset
  Verification.................
    Total......................                     100.00%

============================================================================================

                                        S-9

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The interest rate on each adjustable-rate mortgage loan will adjust annually after an initial fixed period of two or three years on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were originated under Residential Funding's Home Solution program.  The underwriting standards for the Home Solution program are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate,
Residential Funding Mortgage Securities I, Inc.

The securities described on the table on page [S __] are the only securities backed by this mortgage pool that will be issued.

See "Risk Factors-Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the Mortgage
Pool" in this prospectus supplement.

Servicing
Residential Funding Corporation will master service the mortgage loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders.  The servicing fees relating to each mortgage loan will be at least [_]% per annum and not more than [_]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either [_]% or [_]% per annum, depending on the type of mortgage loan, and (b)
subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of [_]% per annum, and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans
If Residential Funding Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding Corporation will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

                                        S-10

In addition, Residential Funding Corporation may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters.  Any substitute mortgage loan  will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "Description of the Securities-Limited Right of Substitution" in
the prospectus.

Distributions on the Certificates

Amount available for monthly distribution.  On each monthly distribution date, the trustee will make distributions to investors.  The amounts available for distribution will include:

o  collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections, plus

o  advances for delinquent payments on the mortgage loans that are deemed recoverable by the Master Servicer, minus

o  fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

See "Description of the Certificates-Glossary of Terms-Available Distribution Amount" in
this prospectus supplement.

Priority of Distributions.  Distributions to the certificateholders will be made from the available distribution amount as follows:

o  distribution of interest to the Class A, Class M and Class B Certificates;

o  distribution of principal collections as principal distributions to the Class A, Class M and Class B Certificates.

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the Certificates-Overcollateralization Provisions"
in this prospectus supplement:

o     distribution of principal to the Class A, Class M and Class B Certificates to cover realized losses, as specified herein;

o  distribution of additional principal on the Class A, Class M and Class B Certificates, from excess interest on the mortgage loans, until the required overcollateralization is reached;

o     distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls for that distribution date;

o     distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls remaining unpaid from prior distribution dates;

o     distribution to the Class A, Class M and Class B Certificates, in respect of basis risk shortfalls, if any, caused by application of the net weighted average cap rate;

o     distribution to the Class A, Class M and Class B Certificates, in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

o  distribution to the Class A, Class M and Class B Certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

o  distribution of any remaining funds to the Class SB Certificates.

See "Description of the Certificates-Interest Distributions," "-Principal Distributions"
and "-Overcollateralization Provisions" in this prospectus supplement.

                                        S-11

Interest Distributions.  The amount of interest owed to each class of offered certificates on each distribution date will equal:

o  the pass-through rate for that class of certificates; multiplied by

o  the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o  the actual number of days in the related interest accrual period divided by 360; minus

o  the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate Interest" in "Description of the
   Certificates-Glossary of Terms" in this prospectus supplement.

See "Description of the Certificates- Interest Distributions" in this prospectus supplement.

Allocations of Principal.  Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans and will be allocated among the various classes of offered certificates as described in this prospectus supplement.

In addition, the Class A, Class M and Class B Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then, to increase the amount of overcollateralization until the required amount of overcollateralization is reached, as and to the extent described in this prospectus supplement.  The required overcollateralization amount will be satisfied on the closing date.

See "Description of the Certificates-Principal Distributions" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Cash Flow.  Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A, Class M and Class B Certificates each month and related expenses, there may be excess cash flow.
Some of this excess cash flow may be used to protect the Class A, Class M and Class B
Certificates against some realized losses by making an additional distribution of principal up to the amount of the realized losses.

Overcollateralization.  On each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A, Class M and Class B
Certificates, to the extent necessary to reach the required overcollateralization amount for that distribution date.  The required overcollateralization amount will be satisfied on the closing date.  This overcollateralization may absorb some losses on the mortgage loans if not covered by excess cash flow.

Subordination.  So long as the Class B Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the Class B Certificates and

                                        S-12

the other classes of certificates will not bear any portion of such losses.  Once the certificate principal balance of the Class B Certificates has been reduced to zero and if one or more classes of the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the class of Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses.  If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

[Insert as applicable:  Other Credit Enhancement.  [Description of other credit enhancement, including a cross reference to financial disclosure required by Item 1114(b)
for credit enhancers.]

[Yield Maintenance Agreement]

[The holders of the Class A, Class M and Class B Certificates may benefit from a series of interest rate cap payments from [__________] pursuant a yield maintenance agreement as described in this prospectus supplement.  The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR plus the related margin and the net WAC cap rate as described in this prospectus supplement.  The yield maintenance agreement will terminate after the distribution date in [_________].

See "The Yield Maintenance Agreement Provider" and "Description of the Certificates-The
Yield Maintenance Agreement" in this prospectus supplement.]
Advances

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all on a mortgage loan, the master servicer will advance its own funds to cover that shortfall.  However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates-Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer or the holder of the Class SB Certificates, may, but will not be required:

o     purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

   or

o  purchase all of the certificates.

The optional termination price paid by the master servicer or holder of the Class SB
Certificates, as applicable, will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which
Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

                                        S-13

An optional purchase of any certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement- Termination" in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings not lower than those listed on page S-6 of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

The offered certificates will not be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations.  Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.  If you invest in a Class M Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                        S-14

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust[, exclusive of the yield maintenance agreement], as two REMICs.  In the opinion of Orrick, Herrington &
Sutcliffe llp, special tax counsel to the depositor, for federal income tax purposes, the certificates will be treated as representing ownership of REMIC regular interests coupled with an interest in a yield maintenance agreement.  The offered certificates generally will be treated as debt instruments for federal income tax purposes.  You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, each class of Class R certificates will be the sole residual interest in the related real estate mortgage investment conduit.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                        S-15

                                        Risk Factors

      The  offered  certificates  are  not  suitable  investments  for  all  investors.   In
particular,  you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the  information contained in this prospectus  supplement and the  accompanying  prospectus in the context of your financial situation and tolerance for risk.

      You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

Risks Associated with the Mortgage Loans

   Underwriting standards   The mortgage loans were underwritten pursuant to
  may affect the risk of    the Home Solution program.
  loss on the mortgage
  loans.                    Generally, the mortgage loans have been originated
                            using the underwriting standards of the Home
                            Solution program are less stringent than the
                            underwriting standards applied by certain other
                            first lien mortgage loan purchase programs, such as
                            those of Fannie Mae, Freddie Mac or the depositor's
                            affiliate, Residential Funding Mortgage Securities
                            I, Inc.  Applying less stringent underwriting
                            standards creates additional risks that losses on
                            the mortgage loans will be allocated to
                            certificateholders.

                            Examples include:
                            o     mortgage loans with loan-to-value ratios of
                               up to 107%, which constitute [___]% of the
                               mortgage pool by principal balance, are
                               permitted, and these mortgage loans may have an
                               increased risk that the value of the mortgaged
                               property will not be sufficient to satisfy these
                               mortgage loans upon foreclosure;
                            o     mortgage loans made to borrowers who have
                               debt to-income ratios greater than [___]% (i.e.,
                               the amount of debt the borrower owes represents
                               a large portion of his or her income) constitute
                               [___]% of the mortgage pool by principal
                               balance, and if a deterioration of any of these
                               borrower's financial condition could make it
                               difficult for that borrower to continue to make
                               mortgage payments;
                            o     [___]% of the initial aggregate principal
                               balance of the mortgage loans do not have
                               primary mortgage insurance policies, and there

                                        S-16

                               is an increased risk that a loss will be
                               incurred on those mortgage loans.
                            o     [     are loans that were originated pursuant
                               to the FHA or VA programs, but did not qualify
                               for FHA insurance or a VA guaranty;]
                            See "Description of the Mortgage Pool-Underwriting
                            Standards" in this prospectus supplement.
   [Some of the mortgage    [Approximately [___]% of the mortgage loans were
  loans were originated     originated pursuant to FHA or VA programs, but did
  pursuant to FHA or VA     not qualify for FHA insurance or a VA guaranty
  programs, but did not     because the borrowers had imperfect credit
  qualify for FHA           histories or because the documentation requirements
  insurance or a VA         for the loans were not satisfied.  Mortgage loans
  guaranty.]                originated pursuant to the FHA or VA programs which
                            did not qualify for FHA insurance or a VA guaranty
                            may adversely affect the performance of the
                            mortgage pool and the value of the notes as
                            compared to other mortgage pools and other
                            securities backed by subprime mortgage loans with
                            higher credit quality than mortgage loans
                            originated pursuant to FHA or VA programs without
                            FHA insurance or a VA guaranty.]

                                        S-17

   The return on your       The Servicemembers Civil Relief Act, formerly known
  certificates could be     as the Soldiers' and Sailors' Civil Relief Act of
  reduced by shortfalls     1940, or Relief Act, provides relief to borrowers
  due to the                who enter active military service and to borrowers
  Servicemembers Civil      in reserve status who are called to active duty
  Relief Act.               after the origination of their mortgage loan.
                            Current or future military operations of the United
                            States may increase the number of borrowers who may
                            be in active military service, including persons in
                            reserve status who may be called to active duty.
                            The Relief Act provides generally that a borrower
                            who is covered by the Relief Act may not be charged
                            interest on a mortgage loan in excess of 6% per
                            annum during the period of the borrower's active
                            duty.  Any resulting interest reductions are not
                            required to be paid by the borrower at any future
                            time.  The master servicer is not required to
                            advance these amounts.  Interest reductions on the
                            mortgage loans due to the application of the Relief
                            Act or similar legislation or regulations will
                            reduce the amount of interest payable on the
                            offered certificates.  Those interest shortfalls
                            will not be covered by any source except that
                            interest shortfalls arising under the Relief Act in
                            an interest accrual period may be covered by excess
                            cash flow in that interest accrual period in the
                            manner and priority described under "Description of
                            the Certificates-Overcollateralization Provisions"
                            in this prospectus supplement.
                            The Relief Act also limits the ability of the
                            servicer to foreclose on a mortgage loan during the
                            borrower's period of active duty and, in some
                            cases, during an additional three month period
                            thereafter.  As a result, there may be delays in
                            payment and increased losses on the mortgage
                            loans.  Those delays and increased losses will be
                            borne primarily by the outstanding class of
                            certificates with the lowest distribution priority.
                            We do not know how many mortgage loans have been or
                            may be affected by the application of the Relief
                            Act or similar legislation or regulations.
                            See "Certain Legal Aspects of the Loans-Soldiers'
                            and Sailors' Civil Relief Act of 1940" in the
                            prospectus.
   The return on the        One risk associated with investing in
  offered certificates may  mortgage-backed securities is created by any
  be particularly           concentration of the related properties in one or
  sensitive to changes in   more specific geographic regions.  Approximately
  real estate markets in    [___]% of the mortgage loans are located in
  specific regions.         Florida.  If the regional economy or housing market
                            weakens in Florida or in any other region having a
                            significant concentration of properties underlying
                            the mortgage loans, the mortgage loans in that

                                        S-18

                            region may experience high rates of loss and
                            delinquency resulting in losses allocated to the
                            offered certificates.  A region's economic
                            condition and housing market may be adversely
                            affected by a variety of events, including natural
                            disasters such as earthquakes, hurricanes, floods
                            and eruptions, and civil disturbances such as
                            riots, by disruptions such as ongoing power outages
                            or terrorist actions or acts of war.  [The economic
                            impact of any of those events may also be felt in
                            areas beyond the region immediately affected by the
                            disaster or disturbance.  The properties underlying
                            the mortgage loans may be concentrated in these
                            regions.  This concentration may result in greater
                            losses to certificateholders than those generally
                            present for similar mortgage-backed securities
                            without that concentration.]  [Concentrations
                            material to an individual offering will be
                            disclosed.]
   [Rising interest rates   [The adjustable rate mortgage loans have interest
  may adversely affect the  rates increase as the applicable index increases.
  value of your             If market interest rates increase significantly,
  certificates].            the likelihood that borrowers may not be able to
                            pay their increased interest payments would
                            increase, resulting in greater defaults on these
                            mortgage loans.  In addition, rising interest rates
                            may adversely affect housing prices and the economy
                            generally, thereby increasing the likelihood of
                            defaults and losses on these mortgage loans.]
   [Negative Amortization
  Loans and Deferred
  Interest]
   [The yield on and        [The interest rates on some of the mortgage loans
  weighted average lives    adjust monthly, after an initial fixed rate period
  of the certificates will  of one month, but their minimum monthly payments
  be subject to negative    adjust annually, subject to maximum interest rates,
  amortization on the       payments caps and other limitations. The initial
  mortgage loans]           interest rates on most of these mortgage loans are
                            lower than the sum of the index applicable at
                            origination and the related gross margin and, for
                            [__]% of these mortgage loans are not more than
                            [___]% per annum and in no case exceed [___]% per
                            annum.  During a period of rising interest rates,
                            particularly prior to the first payment adjustment
                            date, the amount of interest accruing on the
                            principal balance of these mortgage loans may
                            exceed the amount of the minimum monthly payment.
                            As a result, a portion of the accrued interest on
                            any of these mortgage loans may not be paid.  That
                            portion of accrued interest will become deferred
                            interest that will be added to the principal
                            balance of the related mortgage loan.

                            The amount of deferred interest, if any, with
                            respect to these mortgage loans for a given month

                                        S-19

                            will reduce the amount of interest collected on
                            these mortgage loans that is available for
                            distributions of interest on the certificates. The
                            resulting reduction in interest collections on
                            these mortgage loans will be offset, in part or in
                            whole, by applying unscheduled payments of
                            principal received on these mortgage loans to
                            interest distributions on the certificates.  For
                            any distribution date, the remaining deferred
                            interest, or net deferred interest, on the mortgage
                            loans will be allocated to each class of
                            certificates based upon their respective interest
                            entitlements (before giving effect to the
                            allocation of net deferred interest) and will be
                            deducted from the interest payable to the
                            certificates as described in "Description of the
                            Certificates-Interest Distributions" in this
                            prospectus supplement.  The amount of the reduction
                            of accrued interest distributable to each class of
                            certificates attributable to net deferred interest
                            will be added to the certificate principal balance
                            of that class.  Any such allocation of net deferred
                            interest could, as a result, affect the weighted
                            average life of the affected class of
                            certificates.  Only the amount by which unscheduled
                            payments of principal received on these mortgage
                            loans exceeds the amount of deferred interest on
                            these mortgage loans and scheduled payments of
                            principal will be distributed as a principal
                            distribution on the certificates.  The increase in
                            the certificate principal balance of any class of
                            certificates may increase the period of time during
                            which the applicable class of certificates could
                            absorb realized losses on the mortgage loans.  We
                            cannot predict the extent to which deferred
                            interest will accrue on the mortgage loans, and
                            therefore cannot predict the extent of the effect
                            of the allocation of net deferred interest on the
                            certificates.]
   A transfer of master     If the master servicer defaults in its obligations
  servicing in the event    under the pooling and servicing agreement, the
  of a master servicer      master servicing of the mortgage loans may be
  default may increase the  transferred to the trustee or an alternate master
  risk of payment           servicer, as described under "The Agreements-Events
  application errors        of Default; Rights Upon Event of Default" in the
                            prospectus.  In the event of such a transfer of
                            master servicing there may be an increased risk of
                            errors in applying payments from borrowers or in
                            transmitting information and funds to the successor
                            master servicer.
   [High LTV Loans Without
  Mortgage Insurance
   The mortgage pool        [_____] mortgage loans representing approximately
  includes certain loans    [___]% of the aggregate principal balance of the
  that may be subject to a  mortgage loans as of the cut-off date have an LTV
  higher risk of loss       ratio at origination in excess of 80% but are not

                                        S-20

                            insured by a primary mortgage insurance policy.
                            Although primary mortgage insurance policy is
                            generally required for mortgage loans with an LTV
                            ratio in excess of 80%, no such insurance was
                            required for these loans under the applicable
                            underwriting criteria.  The likelihood that the
                            value of the related mortgaged property would not
                            be sufficient to satisfy the mortgage loan upon
                            foreclosure is greater for these types of loans,
                            resulting in a higher likelihood of losses with
                            respect to these types of loans.]
   [Risks Relating to
  Primary Mortgage Insurers
   You may incur losses if  [_____] mortgage loans representing approximately
  a primary mortgage        [___]% of the aggregate principal balance of the
  insurer fails to make     mortgage loans as of the cut-off date have an LTV
  payments under a primary  ratio at origination in excess of 80% and are
  mortgage insurance        insured by a primary mortgage insurance policy
  policy                    issued by [insert names of primary mortgage
                            insurers].  If such a mortgage loan were subject to
                            a foreclosure and the value of the related
                            mortgaged property were not sufficient to satisfy
                            the mortgage loan, payments under the primary
                            mortgage insurance policy would be required to
                            avoid any losses, or to reduce the losses on, such
                            a mortgage loan.  If the insurer is unable or
                            refuses to pay a claim, the amount of such losses
                            would be allocated to holders of certificates as
                            realized losses.]
   [Risks Relating to
  Cooperative Loans]
   Cooperative loans have   [_____] mortgage loans representing approximately
  certain characteristics   [___]% of the aggregate principal balance of the
  that may increase the     mortgage loans as of the cut-off date are not
  risk of loss              secured directly by real property but are
                            cooperative loans.  A cooperative loan is secured
                            by a first lien on shares issued by the cooperative
                            corporation that owns the related apartment
                            building and on the related proprietary lease or
                            occupancy agreement granting exclusive rights to
                            occupy a specific unit within the cooperative.
                            Cooperative loans have certain characteristics that
                            may increase the likelihood of losses, [although
                            historically the rate of losses on cooperative
                            loans has been comparable to losses on
                            non-cooperative mortgage loans].
                            The proprietary lease or occupancy agreement
                            securing a cooperative loan is subordinate, in most
                            cases, to any blanket mortgage on the related
                            cooperative apartment building or on the underlying
                            land.  If the cooperative is unable to meet the
                            payment obligations (i) arising under an underlying
                            mortgage, the mortgagee holding an underlying
                            mortgage could foreclose on that mortgage and

                                        S-21

                            terminate all subordinate proprietary leases and
                            occupancy agreements or (ii) arising under its land
                            lease, the holder of the landlord's interest under
                            the land lease could terminate it and all
                            subordinate proprietary leases and occupancy
                            agreements.
                            Additionally, the proprietary lease or occupancy
                            agreement may be terminated and the cooperative
                            shares may be cancelled by the cooperative if the
                            tenant-stockholder fails to pay maintenance or
                            other obligations or charges owed by the
                            tenant-stockholder.  A default by the
                            tenant-stockholder under the proprietary lease or
                            occupancy agreement will usually constitute a
                            default under the security agreement between the
                            lender and the tenant-stockholder.  In the event of
                            a foreclosure under a cooperative loan, the
                            mortgagee will be subject to certain restrictions
                            on its ability to transfer the collateral and the
                            use of proceeds from any sale of collateral.  See
                            "Certain Legal Aspects of the Loans-The Mortgage
                            Loans-Cooperative Loans" in the prospectus.]
   [Risks Relating to
  Loans Secured by
  Manufactured Housing]
   Manufactured housing     [_____] mortgage loans representing approximately
  contracts have certain    [___]% of the aggregate principal balance of the
  characteristics that may  mortgage loans as of the cut-off date are contracts
  increase the likelihood   secured by manufactured homes.
  of losses
                            Manufactured housing generally depreciates in
                            value, regardless of its location.  As a result,
                            the market value of a manufactured home may decline
                            faster than the outstanding principal balance of
                            the contract related to that manufactured home.
                            Therefore, amounts received upon the sale of any
                            manufactured home repossessed by the servicer may
                            be less than the outstanding amount of the related
                            contract.
                            If losses on the contracts are not covered by the
                            credit enhancement described herein, payments on
                            certificates will be delayed and losses will be
                            borne by the holders of the certificates.

                                        S-22

   Defects in security      Each seller of contracts will represent and warrant
  interests could result    to the sponsor that its transfer of the contracts
  in losses                 sold by it to the sponsor, the sponsor will
                            represent and warrant that its transfer of the
                            contracts to the depositor and the depositor will
                            represent and warrant that its transfer of the
                            contracts to the trustee, is a sale of all of its
                            right, title, and interest in and to those
                            contracts.
                            The depositor will take steps under the UCC to
                            perfect the trustee's interest in the contracts.
                            The UCC, however, may not govern these transfers,
                            and if some other action is required under
                            applicable law and has not been taken, payments to
                            you could be delayed or reduced.
                            Each seller of contracts will also represent and
                            warrant to the sponsor that its transfer of the
                            contracts sold by it to the sponsor, the sponsor
                            will represent and warrant that its transfer of the
                            contracts to the depositor and the depositor will
                            represent, warrant, and covenant that its transfer
                            of the contracts to the trustee, is perfected and
                            free and clear of the lien or interest of any other
                            entity. If this is not true, the trustee's interest
                            in the contracts could be impaired, and payments to
                            you could be delayed or reduced. For instance,
                            |X|   a prior or subsequent transferee of the
                                  contracts could have an interest in the
                                  contracts superior to the interest of the
                                  trustee;

                            |X|   a tax, governmental, or other nonconsensual
                                  lien that attaches to the property of an
                                  originator, the seller or the depositor could
                                  have priority over the interest of the
                                  trustee in the contracts;

                            |X|   the administrative expenses of a bankruptcy
                                  trustee for an originator, the seller or the
                                  depositor could be paid from collections on
                                  the contracts before holders of the
                                  certificates receive any payments; and

                            |X|   if bankruptcy proceedings were commenced by
                                  or against an originator, the seller or the
                                  depositor, or if certain time periods were to
                                  pass, the trustee may lose its perfected
                                  interest in collections on the contracts.

                                        S-23

   Limited Obligations
   Payments on the          Credit enhancement includes excess cash flow,
  mortgage loans and the    overcollateralization and with respect to the
  other assets of the       Class A Certificates, the subordination provided by
  trust are the sole        the Class M and Class B Certificates, and with
  source of distributions   respect to the Class M Certificates, the
  on your certificates.     subordination provided by any Class M Certificates
                            with a lower payment priority and the Class B
                            Certificates, in each case as described in this
                            prospectus supplement.  Therefore, if there is no
                            excess cash flow, the Class B Certificates are
                            reduced to zero and the amount of
                            overcollateralization is reduced to zero,
                            subsequent losses generally will be allocated to
                            the most subordinate class of Class M Certificates,
                            in each case until the certificate principal
                            balance of such class has been reduced to zero.
                            None of the depositor, the master servicer or any
                            of their affiliates will have any obligation to
                            replace or supplement the credit enhancement, or to
                            take any other action to maintain any rating of the
                            offered certificates.  If any losses are incurred
                            on the mortgage loans that are not covered by the
                            credit enhancement, the holders of the offered
                            certificates will bear the risk of these losses.

                            See "Description of the Certificates-Allocation of
                            Losses" in this prospectus supplement.
   Liquidity Risks
   You may have to hold     A secondary market for your offered certificates
  your certificates to      may not develop.  Even if a secondary market does
  maturity if their         develop, it may not continue, or it may be
  marketability is limited. illiquid.  Neither the underwriter nor any other person will have any obligation to make a secondary
                            market in your certificates.  Illiquidity means you
                            may not be able to find a buyer to buy your
                            securities readily or at prices that will enable
                            you to realize a desired yield.  Illiquidity can
                            have an adverse effect on the market value of the
                            offered certificates.

                            Any class of offered certificates may experience
                            illiquidity, although generally illiquidity is more
                            likely for classes that are especially sensitive to
                            prepayment, credit or interest rate risk, or that
                            have been structured to meet the investment
                            requirements of limited categories of investors.

                                        S-24

   Withdrawal or            A security rating is not a recommendation to buy,
  downgrading of initial    sell or hold securities.  Similar ratings on
  ratings will likely       different types of securities do not necessarily
  reduce the prices for     mean the same thing.  We recommend that you analyze
  certificates.             the significance of each rating independently from
                            any other rating.  Any rating agency may change its
                            rating of the offered certificates after the
                            offered certificates are issued if that rating
                            agency believes that circumstances have changed.
                            Any subsequent withdrawal or downgrade in rating
                            will likely reduce the price that a subsequent
                            purchaser will be willing to pay for the offered
                            certificates.
   Bankruptcy Risks
   Bankruptcy proceedings   The transfer of the mortgage loans from the seller
  could delay or reduce     to the depositor is intended by the parties to be
  distributions on the      and has been documented as a sale.  If the seller
  offered certificates.     were to become bankrupt, a trustee in bankruptcy
                            could attempt to recharacterize the sale of the
                            mortgage loans as a loan secured by the mortgage
                            loans or to consolidate the mortgage loans with the
                            assets of the seller.  Any such attempt could
                            result in a delay in or reduction of collections on
                            the mortgage loans available to make distributions
                            on the certificates.  See "Description of the
                            Certificates-Limited Mortgage Loan Purchase Right"
                            in this prospectus supplement.
   The bankruptcy of a      If a borrower becomes subject to a bankruptcy
  borrower may increase     proceeding, a bankruptcy court may require
  the risk of loss on a     modifications of the terms of a mortgage loan
  mortgage loan.            without a permanent forgiveness of the principal
                            amount of the mortgage loan.  Modifications have
                            included reducing the amount of each monthly
                            payment, changing the rate of interest and altering
                            the repayment schedule.  In addition, a court
                            having federal bankruptcy jurisdiction may permit a
                            debtor to cure a monetary default relating to a
                            mortgage loan on the debtor's residence by paying
                            arrearages within a reasonable period and
                            reinstating the original mortgage loan payment
                            schedule, even though the lender accelerated the
                            mortgage loan and final judgment of foreclosure had
                            been entered in state court.  In addition, under
                            the federal bankruptcy law, all actions against a
                            borrower and the borrower's property are
                            automatically stayed upon the filing of a
                            bankruptcy petition.

   Special Yield and Prepayment Considerations

   The yield to maturity    The yield to maturity on your certificates will
  on your certificates      depend on a variety of factors, including:
  will vary depending on
  various factors.

                                        S-25

                            o     the rate and timing of principal payments on
                               the mortgage loans, including prepayments,
                               defaults and liquidations, and repurchases due
                               to breaches of representations and warranties,
                            o     allocation of principal distributions among
                               the various classes of certificates,
                            o     realized losses and interest shortfalls on
                               the mortgage loans,
                            o     the pass-through rate for your certificates,
                               and
                            o     the purchase price you paid for your
                               certificates.
                            The rates and timing of prepayment and default are
                            two of the most important and least predictable of
                            these factors.  No assurances are given that the
                            mortgage loans will prepay at any particular rate.
                            [In addition, the master servicer or servicer may
                            purchase any mortgage loan or contract that is at
                            least three months delinquent.  Such repurchases
                            would increase the prepayment rates on the mortgage
                            loans.]
                            In general, if you purchase a certificate at a
                            price higher than its outstanding principal balance
                            and principal distributions occur faster than you
                            assumed at the time of purchase, your yield will be
                            lower than anticipated.  Conversely, if you
                            purchase a certificate at a price lower than its
                            outstanding principal balance and principal
                            distributions occur more slowly than you assumed at
                            the time of purchase, your yield will be lower than
                            anticipated.

                                        S-26

   The rate of prepayments  Since mortgagors can generally prepay their
  on the mortgage loans     mortgage loans at any time, the rate and timing of
  will vary depending on    principal distributions on the offered certificates
  future market conditions  entitled to receive principal are highly
  and other factors.        uncertain.  Generally, when market interest rates
                            increase, mortgagors are less likely to prepay
                            their mortgage loans.  This could result in a
                            slower return of principal to you at a time when
                            you might have been able to reinvest those funds at
                            a higher rate of interest than the applicable
                            pass-through rate.  On the other hand, when market
                            interest rates decrease, borrowers are generally
                            more likely to prepay their mortgage loans.  This
                            could result in a faster return of principal to you
                            at a time when you might not be able to reinvest
                            those funds at an interest rate as high as the
                            applicable pass-through rate.
                            Refinancing programs, which may involve soliciting
                            all or some of the mortgagors to refinance their
                            mortgage loans, may increase the rate of
                            prepayments on the mortgage loans.  These programs
                            may be conducted by the master servicer or any of
                            its affiliates, the subservicers or a third party.
                            Approximately [___]% of the mortgage loans provide
                            for payment of a prepayment charge during a
                            specified period.  Prepayment charges, if enforced,
                            may reduce the rate of prepayment on the mortgage
                            loans until the end of the related prepayment
                            charge period.
                            See "Description of the Mortgage Pool-Mortgage Loan
                            Characteristics" and "Yield and Prepayment
                            Considerations" in this prospectus supplement and
                            "Maturity and Prepayment Considerations" in the
                            prospectus.

                                        S-27

   The Class A              The Class A Certificates are subject to various
  Certificates are subject  priorities for distribution of principal as
  to different              described in this prospectus supplement.  As more
  distribution priorities.  fully described below, principal payments received with respect to the mortgage loans will generally
                            be distributed first to holders of the Class A-1
                            Certificates, until the principal balance thereof
                            has been reduced to zero, then to holders of the
                            Class A-2 Certificates, until the principal balance
                            thereof has been reduced to zero, and then to
                            holders of the Class A-3 Certificates, until the
                            principal balance thereof has been reduced to
                            zero.  Distributions of principal on the Class A
                            Certificates having an earlier priority of
                            distribution will be affected by the rates of
                            prepayment of the mortgage loans early in the life
                            of the mortgage pool.  Those classes of Class A
                            Certificates with a later priority of distribution
                            will be affected by the rates of prepayment of the
                            mortgage loans experienced both before and after
                            the commencement of principal distributions on such
                            classes.
   The pass-through rates   The pass-through rate on each class of offered
  on the offered            certificates is subject to a net WAC cap rate as
  certificates are subject  described in this prospectus supplement.
  to a cap at the weighted  Therefore, the prepayment of mortgage loans with
  average of the net        higher mortgage rates may result in a lower
  mortgage rates.           pass-through rate on any class of offered
                            certificates if the net WAC cap rate is reduced to
                            less than one-month LIBOR plus the related margin.
                            To the extent the pass-through rate on any class of
                            offered certificates is based upon the net WAC cap
                            rate, the difference between that net WAC cap rate,
                            as adjusted to account for payments required to be
                            made under the yield maintenance agreement, if any,
                            and one-month LIBOR plus the related margin, but
                            not more than the lesser of 11.00% per annum and
                            the weighted average maximum net mortgage rate,
                            will create a shortfall that will carry forward
                            with interest thereon.  The shortfalls described
                            above, along with any interest rate shortfalls
                            caused by the failure of the yield maintenance
                            provider to make required payments pursuant to the
                            yield maintenance agreement, will only be payable
                            from any excess cash flow available for that
                            purpose or from the yield maintenance agreement as
                            described in this prospectus supplement.  These
                            shortfalls may remain unpaid on the optional
                            termination date, if the optional termination is
                            exercised, or, if the optional termination is not
                            exercised, on the final payment date.

                            In addition, the interest rate on the Class A,
                            Class M and Class B Certificates is adjustable but
                            the interest rate on [___]% of the mortgage loans
                            is fixed.  Further, because the initial mortgage
                            rates on the adjustable-rate mortgage loans may be

                                        S-28

                            lower than the related minimum mortgage rates, the
                            net WAC cap rates on those adjustable-rate mortgage
                            loans will initially be less than they will be once
                            the adjustable-rate loans have all adjusted to
                            their fully-indexed rate.  Therefore, there is a
                            greater risk that the pass through rate on any
                            class of offered certificates may be limited by the
                            net WAC cap rate. In addition, shortfalls caused by
                            the failure of the yield maintenance agreement
                            provider to make required payments pursuant to the
                            yield maintenance agreement will only be payable
                            from the excess cash flow and may remain unpaid on
                            the final distribution date.  No assurance can be
                            given that the excess cash flow that may be
                            available to cover the shortfalls resulting from a
                            cap at the weighted average of the net mortgage
                            rates will be sufficient for that purpose.
The Class M Certificates    The yields to investors in the Class M Certificates
have different yield and    will be sensitive to the rate and timing of losses
distribution                on the mortgage loans, to the extent not covered by
considerations.             excess cash flow, overcollateralization or the
                            Class B Certificates.  Losses, to the extent not
                            covered by excess cash flow, overcollateralization
                            or the Class B Certificates, will be allocated to
                            the most subordinate class of Class M Certificates
                            outstanding.
   The recording of         The mortgages or assignments of mortgage for some
  mortgages in the name of  of the mortgage loans have been or may be recorded
  MERS may affect the       in the name of Mortgage Electronic Registration
  yield on the offered      Systems, Inc., or MERS, solely as nominee for the
  certificates.             originator and its successors and assigns.
                            Subsequent assignments of those mortgages are
                            registered electronically through the MERS® System.
                            However, if MERS discontinues the MERS® System and
                            it becomes necessary to record an assignment of the
                            mortgage to the trustee, then any related expenses
                            shall be paid by the trust and will reduce the
                            amount available to pay principal of and interest
                            on the outstanding class or classes of certificates.

                                        S-29

                            The recording of mortgages in the name of MERS is a
                            relatively new practice in the mortgage lending
                            industry.  Public recording officers and others in
                            the mortgage industry may have limited, if any,
                            experience with lenders seeking to foreclose
                            mortgages, assignments of which are registered with
                            MERS.  Accordingly, delays and additional costs in
                            commencing, prosecuting and completing foreclosure
                            proceedings and conducting foreclosure sales of the
                            mortgaged properties could result.  Those delays
                            and additional costs could in turn delay the
                            distribution of liquidation proceeds to
                            certificateholders and increase the amount of
                            losses on the mortgage loans.
                            For additional information regarding MERS and the
                            MERS® System, see "Description of the Mortgage
                            Pool-General" and "Yield and Prepayment
                            Considerations" in this prospectus supplement and
                            "Description of the Securities-Assignment of Loans"
                            in the prospectus.

                                        S-30

                                       Issuing Entity

      The  depositor  will  establish a trust with respect to Series  [_____]-RZ[__]  on the closing date, under a pooling and servicing  agreement,  dated as of the cut-off date, among the depositor,  the master servicer and the trustee.  The pooling and servicing agreement is governed  by the laws of the State of New York.  On the closing  date,  the  depositor  will deposit  into the trust a pool of mortgage  loans  secured by first lien one- to  two-family residential  properties.  The trust will not have any  additional  equity.  The  pooling and servicing  agreement  authorizes  the trust to engage  only in selling the  certificates  in exchange for the mortgage  loans,  entering into and  performing its  obligations  under the pooling and  servicing  agreement,  activities  necessary,  suitable or  convenient  to such actions and other  activities as may be required in connection with the  conservation of the trust fund and making distributions to certificateholders.

      The  pooling  and  servicing  agreement  provides  that the  depositor  assigns to the trustee for the benefit of the certificateholders  without recourse all the right, title and interest  of the  depositor  in and to the  mortgage  loans.  Furthermore,  the  pooling and servicing  agreement  states  that,  although  it is  intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the  depositor to the trustee of a security interest in the mortgage loans and related collateral.

      You  can  find a  listing  of  definitions  for  capitalized  terms  used  both in the prospectus and this  prospectus  supplement  under the caption  "Glossary" in the prospectus and  under  the  caption  "Description  of  the  Certificates-Glossary  of  Terms"  in  this prospectus supplement.

                                Sponsor and Master Servicer

      Residential Funding  Corporation,  a Delaware  corporation,  buys residential mortgage loans under  several loan  purchase  programs  from  mortgage  loan  originators  or sellers nationwide,  including affiliates,  that meet its seller/servicer  eligibility  requirements and services  mortgage  loans for its own account and for others.  See "The  Trusts-General"
for  a  general  description  of  applicable   seller/servicer   eligibility   requirements.
Residential  Funding   Corporation's   principal  executive  offices  are  located  at  8400
Normandale Lake Boulevard, Suite 250, Minneapolis,  Minnesota 55437. Its telephone number is
(952) 857-7000.  Residential Funding  Corporation  conducts operations from its headquarters
in  Minneapolis  and  from  offices  located  primarily  in  California,   Texas,  Maryland,
Pennsylvania  and  New  York.   Residential  Funding  Corporation  finances  its  operations primarily through its securitization program.

      Residential  Funding  Corporation  was founded in 1982 and began  operations  in 1986, acquiring,  servicing and  securitizing  residential  jumbo  mortgage loans secured by first liens on one- to four-family residential  properties.  General Motors Acceptance Corporation
purchased   Residential   Funding   Corporation  in  1990.  In  1995,   Residential  Funding
Corporation  expanded its business to include "Alt-A" first lien mortgage loans, such as the mortgage loans described in this prospectus.  Residential  Funding Corporation also began to acquire  and  service  both  closed-end  and  revolving  loans  secured by second  liens and subprime loans in 1995.

      The following  table sets forth the  aggregate  principal  amount of publicly  offered securitizations of mortgage loans sponsored by Residential  Funding Corporation for the past five years. The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                        S-31

                                         Sponsor Securitization Experience

   Volume by Initial Principal           2001             2002            2003             2004          2005 (YTD)
             Balance

Prime Mortgages                     $17,936,361,068  $17,162,753,799 $20,456,387,828  $12,438,276,346  $22,221,617,475

Non-Prime Mortgages                 $ 8,456,953,520  $17,365,705,617 $31,361,237,595  $26,599,427,226  $26,133,150,095

         Total                      $26,393,314,588  $34,528,459,416 $51,817,625,423  $39,037,703,572  $48,354,767,570

===================================================================================================================
      Percentage Change from
          Prior Year(1)
Prime Mortgages                           65.38%          -4.31%          19.19%         -39.20%            78.66%

Non-Prime Mortgages                        8.32%         105.34%          80.59%         -15.18%            -1.75%

Total Volume                              41.50%          30.82%          50.07%         -24.66%            23.87%

_______________________________
(1)      Represents year to year growth or declines as a percentage of the prior year's volume.

--------------------------------------------------------------------------------------------

      The following table sets forth the average outstanding  principal balance,  calculated as of year end, of mortgage loans master  serviced by Residential  Funding  Corporation  for the past five years, and the average number of such loans for the same period:

                                        S-32

                            Master Servicer Servicing Experience

Volume by Average Unpaid
Principal Balance at Year
End
                               2001      2002      2003       2004     2005
                                                                        (YTD)

First Mortgages and
Subprime Second              $         $         $         $         $
     Mortgages ($ in         71,469,06574,237,76683,030,32991,132,812112,291,004
millions)
Second Mortgages ($ in       $         $         $         $         $
millions)                    8,211,055 7,740,011 7,461,063 7,589,080 7,215,002

   Total Average Unpaid      $         $         $         $         $
   Principal Balance ($ in   79,680,12081,977,77790,491,39298,721,892119,506,006
   millions)

Percentage Change from
Prior Year(1)
============================

First Mortgages and
Subprime Second                       2.91%      3.87%  11.84%        9.76%    23.22%
     Mortgages
Second Mortgages                      8.64%     -5.74%  -3.60%        1.72%    -4.93%

Total Based on Average                3.47%      2.88%  10.39%        9.10%    21.05%
Unpaid Principal Balance

Volume by Number of Loans

First Mortgages and
Subprime Second                  438,939   487,269   567,594    617,955   677,571
     Mortgages (number of
loans)

Second Mortgages (number of      234,443   217,713   213,565    211,495   195,473
loans)

   Total Average Number of       673,382   704,982   781,159    829,450   873,044
   Loans

Percentage Change from
Prior Year(1)

First Mortgages and                    5.68%    11.01%    16.48%      8.87%     9.65%
Subprime Second Mortgages

Second Mortgages                       5.05%    -7.14%    -1.91%     -0.97%    -7.58%

Total Based on Average                 5.46%     4.69%    10.81%      6.18%     5.26%
Number of Loans
_______________________
(1)   Represents year to year growth or declines as a percentage of prior year's volume or loan count, as applicable.

      Residential Funding Corporation  sponsored an aggregate of approximately $18.5 billion in principal amount of mortgage-backed  securities in 2000 and an aggregate of approximately
$41.7  billion  in  principal  amount of  mortgage-backed  securities  in 2004.  Residential
Funding  Corporation  was the master  servicer of a  residential  mortgage  loan  portfolio, including  subprime loans and loans secured by second liens, of approximately  $77.0 billion in outstanding  principal  amount at December 31, 2000, and  approximately  $98.7 billion in outstanding principal amount at December 31, 2004.

      Residential  Funding  Corporation's  overall  procedures for originating and acquiring mortgage  loans are  described  under  "Description  of the Mortgage  Pool-The Home Solution
Program" in this prospectus  supplement.  Residential  Funding  Corporation's  material role and  responsibilities  in this transaction,  including as master servicer,  are described in the  prospectus  under  "The  Trusts"  and  "Trust  Asset  Program"  and in this  prospectus
supplement    under   "Pooling   and   Servicing    Agreement-The    Master   Servicer   and
Subservicers-Master Servicer."

                                        S-33

      Residential  Funding  Corporation's  wholly-owned  subsidiary,  Homecomings  Financial
Network,  Inc., or  Homecomings,  originated  and sold to  Residential  Funding  Corporation
[____]% of the  mortgage  loans  included in the  mortgage  pool.  See  "Affiliations  Among
Transaction  Parties,"  "Description  of the  Mortgage  Pool-Originators"  and  "Pooling and
Servicing Agreement-The Master Servicer and Subservicers" in this prospectus supplement.

                            Description of Unaffiliated Sellers

      [[INSERT NAME OF UNAFFILIATED  SELLER],  a [_____]  corporation,  originated  [__]% by principal amount of the mortgage loans. [Describe origination program,  experience,  size of seller's portfolio,  performance of pool assets,  experience with Expanded Criteria Program, role and  function  in the  transaction  and,  where a seller  acts as a  sponsor  and prior securitizations.]

                           Affiliations Among Transaction Parties

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                        General Motors Corporation
                                   |
                                   |
                   General Motors Acceptance Corporation
                                   |
                                   |
                       Residential Capital Corporation
                                   |
                    -----------------------------------
                    |                                 |
     Residential Funding Corporation     Residential Asset Mortgage
      (Sponsor and Master Servicer)              Products, Inc.
                    |                             (Depositor)
                    |
      Homecomings Financial Network
             (Subservicer)

                                        S-34

                              Description of the Mortgage Pool

General

      The mortgage pool will consist of [___] fixed-rate and adjustable-rate  mortgage loans with an  aggregate  unpaid  principal  balance  of  approximately  $[___________]  as of the cut-off  date after  deducting  payments  of  principal  due during the month of the cut-off date.  Approximately  [___]%  of the  mortgage  loans  are  fixed-rate  mortgage  loans  and approximately  [___]%  of  the  mortgage  loans  are  adjustable-rate  mortgage  loans.  The mortgage  loans are secured by first  liens on fee simple  interests  in one- to  two-family residential  real  properties.  Approximately  [__]% of the  mortgage  loans have a due date other than the first of each month.

      All  percentages of the mortgage  loans  described in this  prospectus  supplement are approximate  percentages  determined  as of the cut-off  date after  deducting  payments due during the month of the cut-off date, unless otherwise indicated.

      The mortgage  loans will consist of mortgage  loans with original terms to maturity of not more than 30 years except,  with respect to  approximately  [__]% of the mortgage loans, for which the original term to maturity is not more than 15 years.

      The  mortgage  loans were  selected  for  inclusion  in the  mortgage  pool from among mortgage loans purchased in connection with the Expanded  Criteria  Program  described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

      The depositor and Residential  Funding will make certain limited  representations  and warranties  regarding  the  mortgage  loans as of the date of issuance of the  certificates.
The depositor and  Residential  Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its  representations  and  warranties  with respect to that mortgage loan occurs,  if such breach materially and adversely affects the interests of
the  certificateholders.   Residential  Funding  will  not  assign  to  the  depositor,  and consequently  the  depositor  will  not  assign  to  the  trustee  for  the  benefit  of the certificateholders,  any of the  representations  and warranties  made by the sellers or the right to require the related  seller to repurchase  any such mortgage loan in the event of a breach of any of its representations and warranties.  Accordingly,  the only representations and  warranties  regarding  the  mortgage  loans  that will be made for the  benefit  of the certificateholders  will be the limited  representations  and warranties made by Residential
Funding and the depositor and the  representations and warranties made by the sellers to the limited extent  described above.  See  "Description of the  Securities-Representations  with
Respect to Loans" and "-Repurchases of Loans" in the prospectus.

      Approximately  [___]% of the  mortgage  loans  provide  for  payment  of a  prepayment charge.  As to most of those mortgage loans, the prepayment  charge  provisions  provide for payment of a prepayment  charge for partial  prepayments and full prepayments made within up to five years  following the  origination of that mortgage  loan, in an amount  specified in the related mortgage loan but not to exceed the maximum amount permitted by state law.

      Prepayment  charges  received on the mortgage loans may be waived and in any case will not be available for  distribution  on the offered  certificates.  See "Yield and Prepayment
Considerations-Prepayment  Considerations" in this prospectus  supplement and "Certain Legal
Aspects of the Loans-Default Interest and Limitations on Prepayments" in the prospectus.

      As of the cut-off  date,  none of the  mortgage  loans are  currently  30 days or more delinquent in payment of principal and interest.  For a description of the methodology  used

                                        S-35

to categorize mortgage loans as delinquent,  see "Pooling and Servicing Agreement-The Master
Servicer" in this prospectus supplement.

      The original  mortgages for some of the mortgage loans have been, or in the future may be,  at the sole  discretion  of the  master  servicer,  recorded  in the  name of  Mortgage
Electronic  Registration  Systems,  Inc., or MERS,  solely as nominee for the originator and its successors and assigns,  and subsequent  assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered electronically through the MERS®  System.  In some other cases,  the original  mortgage was recorded in the name of the  originator of the mortgage loan,  record  ownership was later assigned to MERS, solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments  of the mortgage  were,  or in the future  may be, at the sole  discretion  of the master  servicer, registered  electronically  through the MERS® System. For each of these mortgage loans, MERS serves as  mortgagee  of record on the  mortgage  solely as a nominee  in an  administrative capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan. As of the cut-off date,  approximately 92.0% of the mortgage loans were recorded in the name of
MERS.  For additional  information  regarding the recording of mortgages in the name of MERS see "Yield and Prepayment  Considerations" in this prospectus supplement and "Description of the Securities-Assignment of Loans" in the prospectus.

Compliance with Local, State and Federal Laws

      Residential  Funding,  as  seller,  will  represent  and  warrant,  as of the  date of issuance of the certificates, the following:

o           None of the  mortgage  loans  were  subject  to the Home  Ownership  and  Equity
            Protection Act of 1994, referred to as the Homeownership Act.

o           Each  mortgage  loan at the time it was made  complied in all material  respects with applicable local,  state and federal laws,  including,  but not limited to, all applicable anti-predatory lending laws.

o           None of the mortgage loans are loans that,  under  applicable state or local law in effect at the time of  origination  of the loan, are referred to as (1) "high cost" or  "covered"  loans  or  (2) any  other  similar  designation  if the law imposes  greater  restrictions  or additional  legal  liability for  residential mortgage loans with high interest rates, points and/or fees.

o           None of the proceeds  for the  mortgage  loans were used to finance the purchase of single premium credit insurance policies.

o           None of the mortgage loans contain prepayment  penalties that extend beyond five years after the date of origination.

      Residential  Funding will be required to  repurchase  or  substitute  for any mortgage loan  that  violates  any  of  these  representations  and  warranties,  if  that  violation materially and adversely  affects the interests of the  certificateholders  in that mortgage loan.  Residential  Funding  maintains  policies and procedures  that are designed to ensure that it does not purchase  mortgage loans subject to the Homeownership  Act. However,  there can be no  assurance  that these  policies  and  procedures  will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

                                        S-34

      Residential  Funding  is  opposed  to  predatory  lending  practices,  as a matter  of corporate  policy.  In addition,  Residential  Funding's  Servicer  Guide requires that each subservicer  accurately and fully report its borrower credit files to credit repositories in a timely manner.

      See "Certain Legal Aspects of the Loans" in the prospectus.

Mortgage Rate Adjustment of the Adjustable-Rate Mortgage  Loans

      Approximately  [___]% of the  adjustable-rate  mortgage  loans will remain fixed for a period  of two years  after  origination  and  approximately  [___]% of the  adjustable-rate mortgage  loans will generally  remain fixed for a period of three years after  origination.
Thereafter,  the mortgage rate on each adjustable-rate mortgage loan will adjust annually on each rate  adjustment  date to equal the index plus the note margin,  subject to the minimum mortgage  rate,  maximum  mortgage  rate and  periodic  rate  cap for  such  adjustable-rate mortgage  loan  as set  forth  in  the  related  mortgage  note.  The  mortgage  rate  on an adjustable-rate  mortgage loan may not exceed the maximum  mortgage rate or be less than the minimum  mortgage rate  specified for that mortgage loan in the related  mortgage  note. The minimum  mortgage rate for each  adjustable-rate  mortgage loan will be equal to the greater of the note  margin or the note  floor,  except in some  cases,  during  the  initial  reset period, the mortgage rate may be lower than the note margin and the note floor.

      The index for all of the  adjustable-rate  mortgage  loans will be the One-Year  LIBOR
Index.  The One-Year  LIBOR Index will be a per annum rate equal to the average of interbank offered  rates for one-year U.S.  dollar-denominated  deposits in the London market based on quotations  of major  banks as  published  by the Wall Street  Journal and as most  recently available as of the date forty-five days prior to the adjustment date.

      The One-Year  LIBOR Index is referred to in this  prospectus  supplement  as an index.
In the event that the index  specified in a mortgage note is no longer  available,  an index reasonably  acceptable  to the  trustee  that is based  on  comparable  information  will be selected by the master servicer.

      The initial  mortgage rate in effect on an  adjustable-rate  mortgage  loan  generally will be lower, and may be significantly  lower,  than the mortgage rate that would have been in effect based on the related  index and note margin.  Therefore,  unless the related index declines after  origination of an  adjustable-rate  mortgage loan, the related mortgage rate
will  generally  increase  on  the  first  adjustment  date  following   origination  of  an
adjustable-rate  mortgage  loan  subject to the  periodic  rate cap.  The  repayment  of the adjustable-rate  mortgage  loans will be dependent on the ability of the  mortgagors to make larger  monthly  payments  following  adjustments  of the  mortgage  rate.  Adjustable  rate mortgage loans that have the same initial  mortgage rate may not always bear interest at the same  mortgage  rate  because  these  adjustable-rate  mortgage  loans  may  have  different adjustment  dates,  and the mortgage  rates  therefore may reflect  different  related index values,  note margins,  maximum  mortgage rates and minimum mortgage rates. The Net Mortgage
Rate with respect to each  adjustable-rate  mortgage loan as of the cut-off date will be set forth  in the  related  mortgage  loan  schedule  attached  to  the  pooling  and  servicing agreement.

      In addition, the initial mortgage rates on some of the adjustable-rate  mortgage loans will be lower than the related  minimum  mortgage  rates and  therefore the Net WAC Cap Rate will  initially  be less  than it would  be had all of the  adjustable-rate  mortgage  loans already adjusted to their fully-indexed rate.

                                        S-37

Aggregate Mortgage Loan Characteristics

      The Mortgage  Loans will have the  following  characteristics  as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of Mortgage Loans..................[___]

      Net Mortgage Rates:
            Weighted average....................[___]%
            Range...............................[___] to [___]%

      Mortgage Rates:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Note Margins:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Minimum Mortgage Rates:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Minimum Net Mortgage Rates:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Maximum Mortgage Rates:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Maximum Net Mortgage Rates:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Periodic Caps:
            Weighted average....................[___]%
            Range...............................[___]% to [___]%

      Weighted average months to next interest rate
            adjustment date after [_____] [__], 200[__]     [___]

      The Mortgage Loans will have the following additional characteristics:

o     The Mortgage Loans have an aggregate  principal  balance as of the cut-off date, after deducting  payments  of  principal  due in the  month of the  cut-off  date,  of approximately $[_________].

o     The  Mortgage  Loans had  individual  principal  balances at  origination  of at least
            $[_____]  but not more than  $[______],  with an  average  principal  balance at origination of approximately $[______].

o     The  loan-to-value  ratios of the  mortgage  loans range from  [___]% to 107%,  with a weighted average of approximately [___]%.

                                        S-38

o     No  non-affiliate  of Residential  Funding sold more than [___]% of the mortgage loans to  Residential  Funding.  Approximately  [___]%  of  the  mortgage  loans  were purchased from  Homecomings  Financial  Network,  Inc., which is an affiliate of
            Residential Funding.

o     None of the mortgage loans will have been  originated  prior to [_____] [__],  200[__]
            or will have a maturity date later than [_____] [__], 200[__].

o     No mortgage loan will have a remaining term to stated  maturity as of the cut-off date of less than [___] months.

o     The weighted  average  remaining  term to stated  maturity of the mortgage loans as of the cut-off  date will be  approximately  [___]  months.  The  weighted  average original  term to maturity of the mortgage  loans as of the cut-off date will be approximately [___] months.

o     None of the mortgage loans are Buy-Down loans.

o     No mortgage loan provides for deferred interest or negative amortization.

o     No mortgage loan provides for conversion from an adjustable-rate to a fixed-rate.

      The mortgage loans generally contain  due-on-sale  clauses.  See "Yield and Prepayment
Considerations" in this prospectus supplement.

      Set forth below is a description of additional  characteristics  of the mortgage loans as of the cut-off  date,  except as otherwise  indicated.  All  percentages  of the mortgage loans  described in this  prospectus  supplement  are  approximate  percentages by aggregate principal  balance  of the  mortgage  loans as of the  cut-off  date,  except  as  otherwise indicated.  Unless otherwise specified,  all principal balances of the mortgage loans are as of the cut-off date,  after deducting  payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

      [If  mortgage  securities  comprise  a  material  portion  of the  pool,  include  the characteristics of loans that support the mortgage securities.]

                                        S-39

                      Credit Score Distribution of the Mortgage Loans

                                               Percentage             Weighted
                       Number of                   of      Average     Average
                       Mortgage    Principal    Mortgage   Principal Loan-to-Value
  Credit Score Range     Loans      Balance       Loans     Balance     Ratio
600 - 619............
620 - 639............
640 - 659............
660 - 679............
680 - 699............
700 - 719............
720 - 739............
740 - 759............
760 - 779............
780 - 799............
800 or greater.......
   Total.............

--------------------------------------------------------------------------------------------
o     For some of the  mortgage  loans,  the credit  score was updated  prior to the cut-off date.

o     As of the cut-off date,  the weighted  average credit score of the mortgage loans will be approximately [___].

                        Debt-to-Income Ratios of the Mortgage Loans

                Number                 Percentage           Weighted  Weighted
   Range of     of                     of         Average   Average   Average
Debt-to-Income  Mortgage   Principal   Mortgage   Principal Credit    Loan-to-Value
  Ratios (%)      Loans     Balance      Loans     Balance    Score     Ratio
10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
   Total.....

--------------------------------------------------------------------------------------------
o     As of the cut-off  date,  the weighted  average  debt-to-income  ratio of the mortgage loans will be approximately [_____]%.

                                        S-40

              Original Mortgage Loan Principal Balances of the Mortgage Loans

                                           Percentage            Weighted   Weighted
Original Mortgage  Number of               of         Average    Average     Average
  Loan Principal   Mortgage    Principal   Mortgage   Principal  Credit    Loan-to-Value
   Balance ($)       Loans      Balance      Loans     Balance     Score      Ratio
100,000 or less.
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000
   Total........

--------------------------------------------------------------------------------------------

                          Net Mortgage Rates of the Mortgage Loans

                   Number                  Percentage            Weighted   Weighted
                   of                      of         Average    Average     Average
   Net Mortgage    Mortgage    Principal   Mortgage   Principal  Credit    Loan-to-Value
    Rates (%)        Loans      Balance      Loans     Balance     Score      Ratio
5.0000 - 5.4999.
5.5000 - 5.9999.
6.0000 - 6.4999.
6.5000 - 6.9999.
7.0000 - 7.4999.
7.5000 - 7.9999.
8.0000 - 8.4999.
8.5000 - 8.9999.
9.0000 - 9.4999.
9.5000 - 9.9999.
   Total........

--------------------------------------------------------------------------------------------
o     As of the cut-off date,  the weighted  average Net Mortgage Rate of the mortgage loans will be approximately [____]% per annum.

                                        S-41

                            Mortgage Rates of the Mortgage Loans

                                        Percentage            Weighted   Weighted
                 Number of              of         Average    Average     Average
 Mortgage Rates  Mortgage    Principal  Mortgage   Principal  Credit    Loan-to-Value
      (%)          Loans      Balance     Loans     Balance     Score      Ratio
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999
   Total.......

--------------------------------------------------------------------------------------------
o     As of the cut-off date, the weighted  average mortgage rate of the mortgage loans will be approximately [____]% per annum.

                    Original Loan-to-Value Ratios of the Mortgage Loans

                      Number                  Percentage              Weighted
      Original        of                          of        Average   Average
 Loan-to-Value Ratio  Mortgage    Principal    Mortgage    Principal  Credit
         (%)            Loans      Balance       Loans      Balance     Score
90.01 - 95.00......
95.01 - 100.00.....
100.01 - 101.00....
101.01 - 102.00....
102.01 - 103.00....
103.01 - 104.00....
104.01 - 105.00....
105.01 - 106.00....
106.01 - 107.00....
   Total...........

--------------------------------------------------------------------------------------------
o     The weighted average  loan-to-value ratio at origination of the mortgage loans will be approximately [___]%.

                                        S-42

           Geographic Distribution of Mortgaged Properties of the Mortgage Loans

                                        Percentage              Weighted  Weighted
                 Number of                  of        Average   Average   Average
                 Mortgage    Principal   Mortgage    Principal  Credit    Loan-to-Value
     State         Loans      Balance      Loans      Balance     Score     Ratio
Alaska.........
Alabama........
Arkansas.......
Arizona........
California.....
Colorado.......
Connecticut....
District of
Columbia.......
Delaware.......
Florida........
Georgia........
Iowa...........
Idaho..........
Illinois.......
Indiana........
Kansas.........
Kentucky.......
Louisiana......
Massachusetts..
Maryland.......
Maine..........
Michigan.......
Minnesota......
Missouri.......
Mississippi....
Montana........
North Carolina.
North Dakota...
Nebraska.......
New Hampshire..
New Jersey.....
New Mexico.....
Nevada.........
New York.......
Ohio...........
Oklahoma.......
Oregon.........
Pennsylvania...
Rhode Island...
South Carolina.
South Dakota...
Tennessee......
Texas..........
Utah...........
Virginia.......
Washington.....
Wisconsin......
West Virginia..
Wyoming........
   Total.......

--------------------------------------------------------------------------------------------
o           No more  than  [___]%  of the  mortgage  loans  will  be  secured  by  mortgaged properties  located  in any one zip code  area in  [_______]  and no more  than  [___]%  of the mortgage  loans  will be  secured  by  mortgaged  properties  located  in any one zip code area outside [_______].

                                        S-43

                        Mortgage Loan Purpose of the Mortgage Loans

                                          Percentage            Weighted  Weighted
                   Number of                  of      Average   Average   Average
                   Mortgage    Principal   Mortgage   Principal Credit    Loan-to-Value
   Loan Purpose      Loans      Balance      Loans     Balance    Score     Ratio
Purchase.........
Rate/Term
Refinance........
Equity Refinance.
   Total.........

--------------------------------------------------------------------------------------------

                           Occupancy Types of the Mortgage Loans

                                          Percentage            Weighted  Weighted
                   Number of                  of      Average   Average   Average
                   Mortgage    Principal   Mortgage   Principal Credit    Loan-to-Value
    Occupancy        Loans      Balance      Loans     Balance    Score     Ratio
Primary Residence    1,184    $182,029,352   88.79%   $153,741    699       102.78%
Second/Vacation..       62     9,446,894      4.61    152,369     733       102.09
Non-Owner Occupied     133    13,523,757      6.60    101,682     760        95.00
   Total.........    1,379    $205,000,003  100.00%   $148,658    705       102.23%

--------------------------------------------------------------------------------------------

                                        S-44

                       Mortgaged Property Types of the Mortgage Loans

                     Number                 Percentage            Weighted   Weighted
                     of                         of      Average   Average     Average
                     Mortgage   Principal    Mortgage   Principal Credit    Loan-to-Value
   Property Type       Loans     Balance       Loans     Balance    Score      Ratio
Single-family
detached
Planned Unit
Developments*
(detached)
Condo Low-Rise
(less than 5
stories)
Planned Unit
Developments
(attached)
Two-to-four family
units
Townhouse.........
Condo Mid-Rise (5
to 8 stories)
   Total..........

--------------------------------------------------------------------------------------------
*A Planned Unit Development is a development that has all of the following characteristics:

o     The  individual  unit  owners  own a parcel of land  improved  with a  dwelling.  This ownership is not in common with other unit owners.

o     The  development  is  administered  by a  homeowners'  association  that  owns  and is obligated to maintain property and improvements  within the development for the common use and benefit of the unit owners.

o     The  unit  owners  have  an  automatic,  non-severable  interest  in  the  homeowners'
      association and pay mandatory assessments.

                  Mortgage Loan Documentation Types of the Mortgage Loans

                                          Percentage             Weighted  Weighted
                   Number of                  of      Average    Average   Average
                   Mortgage    Principal   Mortgage   Principal  Credit    Loan-to-Value
Documentation Type   Loans      Balance      Loans     Balance     Score     Ratio
Full Documentation
Reduced
Documentation
   Total........

--------------------------------------------------------------------------------------------
o     No more than [___]% of such reduced loan  documentation  of the mortgage loans will be secured by mortgaged properties located in California.

                                        S-45

                            Credit Grades of the Mortgage Loans

                                      Percentage            Weighted   Weighted
               Number of                  of      Average   Average    Average
               Mortgage    Principal   Mortgage   Principal Credit     Loan-to-Value
 Credit Grade    Loans      Balance      Loans     Balance    Score      Ratio
A1..........
A2..........
A3..........
A4..........
   Total....

--------------------------------------------------------------------------------------------
o           For a description of the credit grades, see "-Underwriting Standards" below.

                       Prepayment Penalty Terms of the Mortgage Loans

               Number                Percentage             Weighted  Weighted
               of                        of      Average    Average   Average
  Prepayment   Mortgage   Principal   Mortgage   Principal  Credit    Loan-to-Value
 Penalty Term    Loans     Balance      Loans     Balance     Score     Ratio
None........
12 Months...
24 Months...
36 Months...
60 Months...
Other.......
   Total....

--------------------------------------------------------------------------------------------
o     Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

                                        S-46

                             Note Margins of the Mortgage Loans

                   Number                  Percentage            Weighted     Weighted
                   of                          of      Average   Average      Average
                   Mortgage    Principal    Mortgage   Principal Credit    Loan-to-Value
 Note Margins (%)    Loans      Balance       Loans     Balance    Score       Ratio
N/A (Fixed).....
2.0000 - 2.4999.
3.0000 - 3.4999.
3.5000 - 3.9999.
4.0000 - 4.4999.
4.5000 - 4.9999.
5.0000 - 5.4999.
5.5000 - 5.9999.
6.0000 - 6.4999.
6.5000 - 6.9999.
   Total........

--------------------------------------------------------------------------------------------
o     As of the cut-off date,  the weighted  average note margin of the mortgage  loans will be approximately [____]% per annum.

                        Maximum Mortgage Rates of the Mortgage Loans

                                            Percentage             Weighted      Weighted
                     Number of                  of      Average    Average       Average
  Maximum Mortgage   Mortgage    Principal   Mortgage   Principal  Credit     Loan-to-Value
     Rates (%)         Loans      Balance      Loans     Balance     Score        Ratio
N/A (Fixed).......
10.0000 - 10.9999.
11.0000 - 11.9999.
12.0000 - 12.9999.
13.0000 - 13.9999.
14.0000 - 14.9999.
  Total...........

--------------------------------------------------------------------------------------------
o     As of the cut-off date,  the weighted  average  maximum  mortgage rate of the mortgage loans will be approximately [______]% per annum.

                                        S-47

                        Minimum Mortgage Rates of the Mortgage Loans

                                           Percentage            Weighted     Weighted
                    Number of                  of      Average   Average       Average
 Minimum Mortgage   Mortgage    Principal   Mortgage   Principal Credit     Loan-to-Value
     Rates (%)        Loans      Balance      Loans     Balance    Score        Ratio
N/A (Fixed)......
2.0000 - 2.9999..
3.0000 - 3.9999..
4.0000 - 4.9999..
5.0000 - 5.9999..
6.0000 - 6.9999..
7.0000 - 7.9999..
8.0000 - 8.9999..
   Total.........

--------------------------------------------------------------------------------------------
o     As of the cut-off date,  the weighted  average  minimum  mortgage rate of the mortgage loans will be approximately [______]% per annum.

                 Next Interest Rate Adjustment Dates of the Mortgage Loans

                    Number                Percentage            Weighted     Weighted
                    of                        of      Average   Average       Average
   Next Interest    Mortgage   Principal   Mortgage   Principal Credit     Loan-to-Value
  Adjustment Date     Loans     Balance      Loans     Balance    Score        Ratio
N/A (Fixed)......

   Total.........

--------------------------------------------------------------------------------------------
o     As of the cut-off date, the weighted  average months to next interest rate  adjustment date will be approximately [___].

                                        S-48

Fixed-Rate Mortgage Loan Characteristics

      The  fixed-rate  mortgage  loans  will have the  following  characteristics  as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of Fixed-Rate Mortgage Loans....    [____]
      Net Mortgage Rates:
          Weighted average...................    [____]%
          Range..............................    [____]% to [____]%
      Mortgage Rates:
          Weighted average...................    [____]%
          Range..............................    [____]% to [____]%

      The fixed-rate mortgage loans will have the following additional characteristics:

o           The  fixed-rate  mortgage  loans have an aggregate  principal  balance as of the cut-off  date,  after  deducting  payments of principal  due in the month of the cut-off date, of approximately $[________].

o           The fixed-rate  mortgage loans had individual  principal balances at origination of at least  $[_______]  but not more than $381,500,  with an average  principal balance at origination of approximately $[______].

o           The loan-to-value  ratios of the fixed-rate mortgage loans range from [____]% to
            107%, with a weighted average of approximately [____]%.

o           No  non-affiliate  of  Residential   Funding  sold  more  than  [____]%  of  the
            fixed-rate mortgage loans to Residential Funding.  Approximately  [____]% of the fixed-rate  mortgage loans were purchased from  HomeComings  Financial  Network,
            Inc., which is an affiliate of Residential Funding.

o           None of the  fixed-rate  mortgage  loans  will  have  been  originated  prior to
            [_______]  [__],  200[__],  or will have a maturity date later  [_______]  [__],
            200[__].

o           No fixed-rate  mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [___] months.

o           The  weighted  average  remaining  term to  stated  maturity  of the  fixed-rate mortgage loans as of the cut-off date will be  approximately  [___] months.  The weighted average  original term to maturity of the fixed-rate  mortgage loans as of the cut-off date will be approximately [___] months.

o           None of the fixed-rate mortgage loans are Buy-Down loans.

                                        S-49

o           No  fixed-rate   mortgage  loan  provides  for  deferred  interest  or  negative amortization.

      The fixed-rate  mortgage loans generally contain due-on-sale  clauses.  See "Yield and
Prepayment Considerations" in this prospectus supplement.

      Set forth below is a  description  of  additional  characteristics  of the  fixed-rate mortgage loans as of the cut-off date,  except as otherwise  indicated.  All  percentages of the  fixed-rate  mortgage loans  described in this  prospectus  supplement  are  approximate percentages  by  aggregate  principal  balance of the  fixed-rate  mortgage  loans as of the cut-off date,  except as otherwise  indicated.  Unless  otherwise  specified,  all principal balances of the  fixed-rate  mortgage  loans are as of the  cut-off  date,  after  deducting payments of principal due in the month of the cut-off  date,  and are rounded to the nearest dollar.

                                        S-50

                     Credit Score Distribution of the Fixed-Rate Loans

                                            Percentage             Weighted
                     Number of                  of      Average     Average
                     Mortgage    Principal  Fixed-Rate  Principal Loan-to-Value
Credit Score Range     Loans      Balance      Loans     Balance     Ratio
600 - 619.........
620 - 639.........
640 - 659.........
660 - 679.........
680 - 699.........
700 - 719.........
720 - 739.........
740 - 759.........
760 - 779.........
780 - 799.........
800 or greater....
   Total..........

--------------------------------------------------------------------------------------------
o     For some of the  mortgage  loans,  the credit  score was updated  prior to the cut-off date.

o     As of the cut-off date, the weighted  average credit score of the fixed-rate  mortgage loans will be approximately [___].

                       Debt-to-Income Ratios of the Fixed-Rate Loans

                                        Percentage           Weighted   Weighted
   Range of     Number of               of         Average   Average     Average
Debt-to-Income  Mortgage    Principal   Fixed-Rate Principal Credit    Loan-to-Value
  Ratios (%)      Loans      Balance      Loans     Balance    Score      Ratio
10.01 - 15.00
15.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
   Total.....

--------------------------------------------------------------------------------------------
o     As of the cut-off date, the weighted  average  debt-to-income  ratio of the fixed-rate mortgage loans will be approximately [____]%.

                                        S-51

             Original Mortgage Loan Principal Balances of the Fixed-Rate Loans

                                            Percentage            Weighted   Weighted
 Original Mortgage   Number of              of         Average    Average     Average
  Loan Principal     Mortgage    Principal  Fixed-Rate Principal  Credit    Loan-to-Value
    Balance($)         Loans      Balance     Loans     Balance     Score      Ratio
100,000 or less...
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
   Total..........

--------------------------------------------------------------------------------------------

                         Net Mortgage Rates of the Fixed-Rate Loans

                   Number                Percentage            Weighted  Weighted
                   of                        of      Average   Average   Average
   Net Mortgage    Mortgage   Principal  Fixed-Rate  Principal Credit    Loan-to-Value
    Rates (%)        Loans     Balance      Loans     Balance    Score     Ratio
6.0000 - 6.4999.
6.5000 - 6.9999.
7.0000 - 7.4999.
7.5000 - 7.9999.
8.0000 - 8.4999.
8.5000 - 8.9999.
9.0000 - 9.4999.
9.5000 - 9.9999.
   Total........

--------------------------------------------------------------------------------------------
o     As of the cut-off  date,  the  weighted  average Net Mortgage  Rate of the  fixed-rate mortgage loans will be approximately [____]% per annum.

                                        S-52

                           Mortgage Rates of the Fixed-Rate Loans

                  Number                Percentage             Weighted   Weighted
                  of                        of      Average    Average     Average
 Mortgage Rates   Mortgage   Principal  Fixed-Rate  Principal  Credit    Loan-to-Value
       (%)          Loans     Balance      Loans     Balance     Score      Ratio
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
9.0000 - 9.4999
9.5000 - 9.9999
   Total.......
o     As of the cut-off date, the weighted average mortgage rate of the fixed-rate  mortgage loans will be approximately [_____]% per annum.
--------------------------------------------------------------------------------------------

                   Original Loan-to-Value Ratios of the Fixed-Rate Loans

                      Number                 Percentage            Weighted
      Original        of                         of      Average   Average
 Loan-to-Value Ratio  Mortgage   Principal   Fixed-Rate  Principal Credit
         (%)            Loans     Balance       Loans     Balance    Score
90.01 - 95.00......
95.01 - 100.00.....
100.01 - 101.00....
101.01 - 102.00....
102.01 - 103.00....
103.01 - 104.00....
104.01 - 105.00....
105.01 - 106.00....
106.01 - 107.00....
   Total...........

--------------------------------------------------------------------------------------------
o     The weighted  average  loan-to-value  ratio at origination of the fixed-rate  mortgage loans will be approximately [_____]%.

                                        S-53

          Geographic Distribution of Mortgaged Properties of the Fixed-Rate Loans

                                        Percentage            Weighted    Weighted
                 Number of              of         Average    Average     Average
                 Mortgage    Principal  Fixed-Rate Principal  Credit    Loan-to-Value
     State         Loans      Balance     Loans     Balance     Score      Ratio
Alaska.........
Alabama........
Arkansas.......
Arizona........
California.....
Colorado.......
Connecticut....
District of
Columbia.......
Delaware.......
Florida........
Georgia........
Iowa...........
Idaho..........
Illinois.......
Indiana........
Kansas.........
Kentucky.......
Louisiana......
Massachusetts..
Maryland.......
Maine..........
Michigan.......
Minnesota......
Missouri.......
Mississippi....
Montana........
North Carolina.
North Dakota...
Nebraska.......
New Hampshire..
New Jersey.....
New Mexico.....
Nevada.........
New York.......
Ohio...........
Oklahoma.......
Oregon.........
Pennsylvania...
South Carolina.
South Dakota...
Tennessee......
Texas..........
Utah...........
Virginia.......
Washington.....
Wisconsin......
Wyoming........
   Total.......
__________________
----------------------------------------------------------------------------------------------
o     No more  than[___]%%  of the  fixed-rate  mortgage  loans will be secured by mortgaged properties  located  in any one zip code area in  [________]  and no more than [__]% of the fixed-rate  mortgage loans will be secured by mortgaged  properties  located in any one zip code area outside [________].

                                        S-54

                       Mortgage Loan Purpose of the Fixed-Rate Loans

                                         Percentage            Weighted  Weighted
                 Number of               of         Average    Average   Average
                 Mortgage    Principal   Fixed-Rate Principal  Credit    Loan-to-Value
  Loan Purpose     Loans      Balance      Loans     Balance     Score     Ratio
Purchase.......
Rate/Term
Refinance
Equity Refinance
   Total.......

--------------------------------------------------------------------------------------------

                          Occupancy Types of the Fixed-Rate Loans

                                          Percentage           Weighted  Weighted
                   Number of              of         Average   Average   Average
                   Mortgage    Principal  Fixed-Rate Principal Credit    Loan-to-Value
    Occupancy        Loans      Balance     Loans     Balance    Score     Ratio
Primary Residence
Second/Vacation.
Non-Owner Occupied
   Total........

--------------------------------------------------------------------------------------------

                                        S-55

                      Mortgaged Property Types of the Fixed-Rate Loans

                                          Percentage            Weighted  Weighted
                   Number of                  of      Average   Average   Average
                   Mortgage    Principal  Fixed-Rate  Principal Credit    Loan-to-Value
  Property Type      Loans      Balance      Loans     Balance    Score     Ratio
Single-family
detached........       387    $49,590,604    69.70%   $128,141    711       103.05%
Planned Unit
Developments*
(detached)......        47     7,348,735     10.33    156,356     714       102.60
Two-to-four
family units....        37     4,600,259      6.47    124,331     736        99.42
Condo Low-Rise
(less than 5
stories)........        27     3,936,087      5.53    145,781     712       104.08
Planned Unit
Developments
(attached)......        19     3,151,445      4.43    165,866     716       103.73
Townhouse.......        22     2,522,792      3.55    114,672     728       101.08
   Total........       539    $71,149,923   100.00%   $132,004    713       102.79%

--------------------------------------------------------------------------------------------
*A Planned Unit Development is a development that has all of the following characteristics:

o     The  individual  unit  owners  own a parcel of land  improved  with a  dwelling.  This ownership is not in common with other unit owners.

o     The  development  is  administered  by a  homeowners'  association  that  owns  and is obligated to maintain property and improvements  within the development for the common use and benefit of the unit owners.

o     The  unit  owners  have  an  automatic,  non-severable  interest  in  the  homeowners'
      association and pay mandatory assessments.

                 Mortgage Loan Documentation Types of the Fixed-Rate Loans

                                         Percentage             Weighted  Weighted
                   Number of                 of      Average    Average   Average
                   Mortgage   Principal  Fixed-Rate  Principal  Credit    Loan-to-Value
Documentation Type   Loans     Balance      Loans     Balance     Score     Ratio
Full Documentation
Reduced
Documentation...
   Total........

--------------------------------------------------------------------------------------------
o     No more than [___]% of such  reduced loan  documentation  of the  fixed-rate  mortgage loans will be secured by mortgaged properties located in California

                                        S-56

                           Credit Grades of the Fixed-Rate Loans

                                        Percentage            Weighted   Weighted
                  Number of                 of      Average   Average     Average
                  Mortgage   Principal  Fixed-Rate  Principal Credit    Loan-to-Value
  Credit Grade      Loans     Balance      Loans     Balance    Score      Ratio
A1............
A2............
A3............
A4............
   Total......

--------------------------------------------------------------------------------------------
o     For a description of the credit grades, see "-Underwriting Standards" below.

                      Prepayment Penalty Terms of the Fixed-Rate Loans

                                      Percentage             Weighted   Weighted
               Number of                  of      Average    Average    Average
  Prepayment   Mortgage    Principal  Fixed-Rate  Principal  Credit     Loan-to-Value
 Penalty Term    Loans      Balance      Loans     Balance     Score      Ratio
None........
12 Months...
24 Months...
36 Months...
60 Months...
Other.......
   Total....
o     Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.
--------------------------------------------------------------------------------------------

                                        S-57

Adjustable-Rate Mortgage Loan Characteristics

      The adjustable-rate  mortgage Loans will have the following  characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

      Number of Adjustable-Rate Mortgage Loans..[____]

      Net Mortgage Rates:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Mortgage Rates:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Note Margins:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Minimum Mortgage Rates:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Minimum Net Mortgage Rates:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Maximum Mortgage Rates:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Maximum Net Mortgage Rates:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Periodic Caps:
            Weighted average....................[____]%
            Range...............................[____]% to [____]%

      Weighted average months to next interest rate
            adjustment date after [_________]...[___]

      The adjustable-rate mortgage loans will have the following additional characteristics:

o     The  adjustable-rate  mortgage  loans have an  aggregate  principal  balance as of the cut-off  date,  after  deducting  payments of principal  due in the month of the cut-off date, of approximately $[_______].

o     The  adjustable-rate  mortgage loans had individual  principal balances at origination of at least $[_______] but not more than $[_______],  with an average  principal balance at origination of approximately $[_______].

o     The loan-to-value  ratios of the  adjustable-rate  mortgage loans range from [___]% to
            107%, with a weighted average of approximately [___]%.

                                        S-58

o     No non-affiliate of Residential  Funding sold more than [___]% of the  adjustable-rate
            mortgage   loans  to   Residential   Funding.   Approximately   [___]%   of  the
            adjustable-rate   mortgage  loans  were  purchased  from  Homecomings  Financial
            Network, Inc., which is an affiliate of Residential Funding.

o     None of the  adjustable-rate  mortgage loans will have been originated  prior [______]
            [__], 200[__] or will have a maturity date later than [_____] [__], 200[__].

o     No  adjustable-rate  mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [__] months.

o     The  weighted  average  remaining  term  to  stated  maturity  of the  adjustable-rate mortgage loans as of the cut-off date will be  approximately  [___] months.  The weighted  average  original  term to  maturity of the  adjustable-rate  mortgage loans as of the cut-off date will be approximately [___] months.

o     None of the adjustable-rate mortgage loans are Buy-Down loans.

o     No   adjustable-rate   mortgage  loan  provides  for  deferred  interest  or  negative amortization.

o     No adjustable-rate  mortgage loan provides for conversion from an adjustable-rate to a fixed-rate.

      The adjustable-rate  mortgage loans generally contain due-on-sale  clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

      Set forth below is a description of additional  characteristics of the adjustable-rate mortgage loans as of the cut-off date,  except as otherwise  indicated.  All  percentages of the adjustable-rate  mortgage loans described in this prospectus  supplement are approximate percentages by aggregate principal balance of the  adjustable-rate  mortgage loans as of the cut-off date,  except as otherwise  indicated.  Unless  otherwise  specified,  all principal balances of the  adjustable-rate  mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off  date,  and are rounded to the nearest dollar.

                                        S-59

            Credit Score Distribution of the Adjustable-Rate Loans

                                                Percentage                 Weighted
                       Number of                    of           Average    Average
                       Mortgage    Principal   Adjustable-Rate Principal Loan-to-Value
  Credit Score Range     Loans      Balance        Loans        Balance     Ratio
600 - 619...........
620 - 639...........
640 - 659...........
660 - 679...........
680 - 699...........
700 - 719...........
720 - 739...........
740 - 759...........
760 - 779...........
780 - 799...........
800 or greater......
   Total............

------------------------------------------------------------------------------
o        For some of the mortgage  loans,  the credit score was updated  prior to the cut-off date.

o        As of the cut-off  date,  the  weighted  average  credit score of the adjustable-rate mortgage loans will be approximately [___].

              Debt-to-Income Ratios of the Adjustable-Rate Loans

                                          Percentage               Weighted   Weighted
    Range of      Number of                   of          Average   Average    Average
 Debt-to-Income   Mortgage    Principal  Adjustable-Rate Principal Credit    Loan-to-Value
   Ratios (%)       Loans      Balance      Loans         Balance    Score      Ratio
10.01 - 15.00..
15.01 - 20.00..
20.01 - 25.00..
25.01 - 30.00..
30.01 - 35.00..
35.01 - 40.00..
40.01 - 45.00..
   Total.......

------------------------------------------------------------------------------
o     As of the cut-off date,  the weighted  average  debt-to-income  ratio of the adjustable-rate mortgage loans will be approximately [___]%.

                                        S-60

    Original Mortgage Loan Principal Balances of the Adjustable-Rate Loans

                                            Percentage                Weighted   Weighted
Original Mortgage  Number of                    of         Average    Average     Average
  Loan Principal   Mortgage    Principal   Adjustable-Rate Principal  Credit    Loan-to-Value
   Balance ($)       Loans      Balance       Loans        Balance    Score      Ratio
100,000 or less.
100,001 to 200,000
200,001 to 300,000
300,001 to 400,000
400,001 to 500,000
500,001 to 600,000
   Total

------------------------------------------------------------------------------

               Net Mortgage Rates of the Adjustable-Rate Loans

                   Number                   Percentage                Weighted   Weighted
                   of                           of          Average   Average     Average
   Net Mortgage    Mortgage    Principal   Adjustable-Rate  Principal Credit    Loan-to-Value
    Rates (%)        Loans      Balance       Loans         Balance    Score      Ratio
5.0000 - 5.4999.
5.5000 - 5.9999.
6.0000 - 6.4999.
6.5000 - 6.9999.
7.0000 - 7.4999.
7.5000 - 7.9999.
8.0000 - 8.4999.
8.5000 - 8.9999.
   Total

------------------------------------------------------------------------------
o     As of the cut-off  date,  the weighted  average Net Mortgage Rate of the adjustable-rate  mortgage loans will be  approximately[_______]%  per annum.

                                        S-61

                 Mortgage Rates of the Adjustable-Rate Loans

                                         Percentage                Weighted  Weighted
                  Number of                  of           Average   Average    Average
 Mortgage Rates   Mortgage   Principal  Adjustable-Rate   Principal Credit   Loan-to-Value
      (%)           Loans     Balance      Loans          Balance   Score      Ratio
5.0000 - 5.4999
5.5000 - 5.9999
6.0000 - 6.4999
6.5000 - 6.9999
7.0000 - 7.4999
7.5000 - 7.9999
8.0000 - 8.4999
8.5000 - 8.9999
   Total......

------------------------------------------------------------------------------
o       As of the cut-off  date,  the weighted  average  mortgage  rate of the adjustable-rate  mortgage loans will be  approximately  [_______]%
        per annum.

          Original Loan-to-Value Ratios of the Adjustable-Rate Loans

                      Number                   Percentage                  Weighted
      Original        of                           of           Average    Average
 Loan-to-Value Ratio  Mortgage    Principal   Adjustable-Rate   Principal  Credit
         (%)            Loans      Balance       Loans          Balance     Score
90.01 - 95.00......
95.01 - 100.00.....
100.01 - 101.00....
101.01 - 102.00....
102.01 - 103.00....
103.01 - 104.00....
104.01 - 105.00....
105.01 - 106.00....
106.01 - 107.00....
   Total...........

------------------------------------------------------------------------------
o        The  weighted  average  loan-to-value  ratio  at  origination  of the
         adjustable-rate    mortgage   loans   will   be   approximately
         [_______]%.

                                        S-62

 Geographic Distribution of Mortgaged Properties of the Adjustable-Rate Loans

                                            Percentage                     Weighted   Weighted
                   Number of                    of             Average     Average    Average
                   Mortgage    Principal    Adjustable-Rate    Principal   Credit   Loan-to-Value
      State          Loans      Balance        Loans           Balance     Score      Ratio
Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of
Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming
Total
  __________________
---------------------------------------------------------------------------

o           No more than [___]% of the adjustable-rate  mortgage loans will be secured by  mortgaged  properties  located in any one zip code area in
     [________]  and no more than  [___]% of the  adjustable-rate  mortgage loans will be secured by mortgaged  properties  located in any one zip code area outside [________].

                                        S-63

              Mortgage Loan Purpose of the Adjustable-Rate Loans

                                           Percentage              Weighted  Weighted
                   Number of                   of          Average  Average   Average
                   Mortgage    Principal  Adjustable-Rate Principal Credit    Loan-to-Value
   Loan Purpose      Loans      Balance      Loans         Balance    Score     Ratio
Purchase.........
Rate/Term
Refinance........
Equity Refinance.
   Total.........

------------------------------------------------------------------------------

                 Occupancy Types of the Adjustable-Rate Loans

                                            Percentage                  Weighted   Weighted
                    Number of                   of           Average    Average     Average
                    Mortgage    Principal   Adjustable-Rate   Principal Credit    Loan-to-Value
     Occupancy        Loans      Balance       Loans          Balance    Score      Ratio
Primary Residence
Second/Vacation..
Non-Owner Occupied
   Total.........

------------------------------------------------------------------------------

                                        S-64

            Mortgaged Property Types of the Adjustable-Rate Loans

                     Number                  Percentage                 Weighted   Weighted
                     of                          of           Average   Average     Average
                     Mortgage   Principal   Adjustable-Rate   Principal Credit    Loan-to-Value
   Property Type       Loans     Balance       Loans          Balance    Score      Ratio
Single-family
detached
Planned Unit
Developments*
(detached)
Condo Low-Rise
(less than 5
stories)
Planned Unit
Developments
(attached)
Two-to-four family
units
Townhouse
Condo Mid-Rise (5
to 8 stories)
   Total

------------------------------------------------------------------------------
*A Planned Unit Development is a development that has all of the following characteristics:

o     The  individual  unit  owners  own a  parcel  of  land  improved  with a dwelling. This ownership is not in common with other unit owners.

o     The development is administered by a homeowners'  association  that owns and is  obligated  to  maintain  property  and  improvements  within the development for the common use and benefit of the unit owners.

o     The  unit  owners  have  an  automatic,  non-severable  interest  in the homeowners' association and pay mandatory assessments.

        Mortgage Loan Documentation Types of the Adjustable-Rate Loans

                                           Percentage                Weighted  Weighted
                   Number of                   of           Average   Average   Average
                   Mortgage    Principal   Adjustable-Rate  Principal Credit    Loan-to-Value
Documentation Type   Loans      Balance       Loans         Balance    Score     Ratio
Full Documentation
Reduced
Documentation
   Total

------------------------------------------------------------------------------
o     No  more  than  [___]%  of  such  reduced  loan   documentation  of  the
      adjustable-rate   mortgage   loans  will  be  secured  by   mortgaged
      properties located in California.

                                        S-65

                  Credit Grades of the Adjustable-Rate Loans

                                        Percentage               Weighted   Weighted
                Number of                   of          Average   Average     Average
                Mortgage    Principal  Adjustable-Rate  Principal Credit    Loan-to-Value
 Credit Grade     Loans      Balance       Loans        Balance   Score      Ratio
A1...........
A2...........
A3...........
A4...........
   Total.....

------------------------------------------------------------------------------
o        For  a  description   of  the  credit  grades,   see   "-Underwriting
         Standards" below.

            Prepayment Penalty Terms of the Adjustable-Rate Loans

                Number                  Percentage               Weighted    Weighted
                of                          of         Average   Average      Average
  Prepayment    Mortgage   Principal   Adjustable-Rate Principal Credit     Loan-to-Value
 Penalty Term     Loans     Balance       Loans         Balance    Score       Ratio
None.........
12 Months....
24 Months....
36 Months....
   Total.....

------------------------------------------------------------------------------

                  Note Margins of the Adjustable-Rate Loans

                                           Percentage                 Weighted     Weighted
                    Number of                  of            Average   Average      Average
                    Mortgage    Principal  Adjustable-Rate   Principal Credit    Loan-to-Value
 Note Margins (%)     Loans      Balance      Loans          Balance    Score       Ratio
2.0000 - 2.4999.
3.0000 - 3.4999.
3.5000 - 3.9999.
4.0000 - 4.4999.
4.5000 - 4.9999.
5.0000 - 5.4999.
5.5000 - 5.9999.
6.0000 - 6.4999.
6.5000 - 6.9999.
   Total........

------------------------------------------------------------------------------
o     As of  the  cut-off  date,  the  weighted  average  note  margin  of the adjustable-rate  mortgage  loans will be  approximately  [_______]% per annum.

                                        S-66

             Maximum Mortgage Rates of the Adjustable-Rate Loans

                                             Percentage                Weighted      Weighted
                     Number of                   of           Average   Average       Average
  Maximum Mortgage   Mortgage    Principal  Adjustable-Rate   Principal Credit     Loan-to-Value
     Rates (%)         Loans      Balance      Loans          Balance    Score        Ratio
10.0000 - 10.9999.
11.0000 - 11.9999.
12.0000 - 12.9999.
13.0000 - 13.9999.
14.0000 - 14.9999.
  Total...........

------------------------------------------------------------------------------

o     As of the cut-off date, the weighted  average  maximum  mortgage rate of the adjustable-rate  mortgage loans will be approximately [_______]% per annum.

             Minimum Mortgage Rates of the Adjustable-Rate Loans

                                            Percentage              Weighted     Weighted
                    Number of                   of         Average  Average       Average
 Minimum Mortgage   Mortgage    Principal  Adjustable-Rate Principal Credit     Loan-to-Value
     Rates (%)        Loans      Balance      Loans        Balance    Score        Ratio
2.0000 - 2.9999..
3.0000 - 3.9999..
4.0000 - 4.9999..
5.0000 - 5.9999..
6.0000 - 6.9999..
7.0000 - 7.9999..
8.0000 - 8.9999..
   Total.........

------------------------------------------------------------------------------

o     As of the cut-off date, the weighted  average  minimum  mortgage rate of the  adjustable-rate  mortgage loans will be  approximately  [_______]%
      per annum.

                                        S-67

       Next Interest Rate Adjustment Dates of the Adjustable-Rate Loans

                                          Percentage             Weighted    Weighted
                   Number of                  of       Average   Average      Average
  Next Interest    Mortgage   Principal  Adjustable-RatPrincipal Credit    Loan-to-Value
 Adjustment Date     Loans     Balance       Loans     eBalance    Score       Ratio

   Total.........

--------------------------------------------------------------------------------------------
o     As of the cut-off date, the weighted  average months to next interest rate  adjustment date will be approximately [___].

                                        S-68

Static Pool Information

      Current  static pool data with  respect to  mortgage  loans  serviced  by  Residential
Funding  is  available  on the  internet  at  [www.__________]  (the  "Static  Pool  Data").
Information  presented under "RAMP" as the  issuer/shelf and "RZ" as the series will include information  regarding  prior  securitizations  of  mortgage  loans that are  similar to the mortgage  loans included in this mortgage pool,  based on  underwriting  criteria and credit quality.

      As used in the Static Pool Data, a loan is  considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date remains unpaid as of the close of business  on the last  business  day  immediately  prior to the next  following  monthly due date.  The  determination  as to whether a loan falls into this  category  is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial payments do not affect these determinations.

      From time to time, the master  servicer or a subservicer  will modify a mortgage loan,
recasting  monthly  payments  for  delinquent  borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers make payments under the modified terms for a trial period,  before the modifications become final. During any such trial period,  delinquencies are reported  based on the  mortgage  loan's  original  payment  terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the  mortgaged  property and, in some cases, a borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months before a  modification  is finalized.  Once the  modifications  become final  delinquencies  are reported  based on the modified  terms.
Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage loan goes into  foreclosure.  Historically,  the  master  servicer  has not  modified  a material number  of  mortgage  loans  in any  pool.  Furthermore,  the  rating  agencies  rating  the certificates  impose  certain  limitations  on the ability of the master  servicer to modify loans.

      Charge  offs are taken  only  when the  master  servicer  has  determined  that it has received all payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

Standard Hazard Insurance and Primary Mortgage Insurance

      The  mortgaged  property  related to each mortgage loan is required to be covered by a
standard  hazard  insurance  policy.  See  "Insurance  Policies  on  Loans-Standard   Hazard
Insurance on Mortgaged  Properties" in the prospectus.  Approximately  [__]% of the mortgage loans are  covered by a primary  mortgage  insurance  policy.  See  "Insurance  Policies  on
Loans-Standard  Hazard Insurance on Mortgaged  Properties" and "-Primary Insurance Policies"
in the prospectus.

The Home Solution Program

      Residential  Funding has established a program,  the Home Solution Program,  primarily for the  purchase of mortgage  loans that are made to borrowers  who may have limited  cash, may not want to take cash out of their  investments  in order to make a downpayment  for the purchase  of a primary or second  residence,  or may want to  finance  the full value of the home plus closing costs.  In addition,  some mortgage  loans are  originated  under the Home
Solution  Program  for debt  consolidation.  As a result,  Loan-to-Value  Ratios on mortgage loans originated under the Home Solution Program may be as high as 107%.

                                        S-69

      The  mortgage  collateral  sellers  that  participate  in the Home  Solution  Program, referred to as Home Solution Program Sellers,  have been selected by Residential  Funding on the basis of various  criteria  set forth in  Residential  Funding's  Home  Solution  Seller
Guide.  For those  mortgage  loans that  Residential  Funding  purchased  from Home Solution
Program Sellers,  each mortgage loan determined by Residential  Funding to be acceptable for purchase would have been originated in accordance  with, or would have been determined to be generally  consistent  with the provisions of, the Home  Solutions  Seller Guide.  If a Home
Solution  Program Seller  becomes the subject of a  receivership,  conservatorship  or other insolvency  or  bankruptcy  proceeding  or if a Home  Solution  Program  Seller's net worth, financial  performance or delinquency and  foreclosure  rates are adversely  impacted,  such institution nevertheless may continue to be a seller under the Home Solution Program.

Underwriting Standards

      All of the mortgage loans were  originated  and  underwritten  in accordance  with the
Home Solution  Program.  Prior to assignment to the Company,  Residential  Funding  reviewed the  underwriting  of each of the mortgage  loans and  determined  that it was in conformity with the  standards  set forth below.  With regard to a material  portion of these  mortgage loans,  this review of underwriting  information by Residential  Funding was performed using an automated  underwriting system. Any determination using an automated  underwriting system will only be based on the  information  entered  into the  system  and the  information  the system is programmed  to review.  See "Trust Asset  Program-Underwriting  Standards-General"
and "-Automated Underwriting" in the prospectus.

      All of the mortgage loans had features that generally  distinguish such loans from the more stringent  underwriting  requirements used as standards for Fannie Mae and Freddie Mac, and  moreover,  from the more  stringent  underwriting  standards  set forth in  Residential
Funding's  Seller  Guide for  mortgage  loan  collateral  that does not present  significant special risk features (which generally  provides the basis for  underwriting  mortgage loans that  serve  as the  assets  for  securities  issued  by  Residential  Funding's  affiliate,
Residential  Funding Mortgage  Securities I, Inc.).  Residential  Funding established credit grades by which it could  aggregate  acceptable  loans  into  groupings  considered  to have progressively  greater risk  characteristics.  A more detailed  description  of those credit grades applicable to the mortgage loans is set forth below.

      Residential  Funding's  underwriting  of the  mortgage  loans  generally  consisted of analyzing the following as standards  applicable to the mortgage loans: the creditworthiness of a mortgagor,  the income sufficiency of a mortgagor's projected family income relative to the mortgage payment and to other fixed  obligations  (including in certain instances rental income from investment  property),  and the adequacy of the mortgaged property (expressed in terms  of  Loan-to-Value  Ratio),  to  serve  as the  collateral  for a  mortgage  loan.  In addition,  credit  scores are  obtained and  debt-to-income  ratios are  calculated  and are considered in the underwriting of the loan.

      Generally,  each  mortgagor  would  have been  required  to  complete  an  application designed to provide to the original  lender  pertinent  credit  information  concerning  the mortgagor.  As part of the description of the mortgagor's  financial condition,  a mortgagor may have been required to furnish  information  (which may have been supplied solely in such application) with respect to its assets,  liabilities,  income,  credit history,  employment history and  personal  information,  and  furnished an  authorization  to apply for a credit report which  summarized the borrower's  credit history with local merchants and lenders and

                                        S-70

any  record  of  bankruptcy.  The  mortgagor  may  also  have  been  required  to  authorize verifications  of deposits  at  financial  institutions  where the  mortgagor  had demand or savings accounts.  In the case of investment  properties,  income derived from the mortgaged property  may have been  considered  for  underwriting  purposes.  With respect to mortgaged property  consisting  of vacation or second  homes,  generally  no income  derived  from the property was considered for underwriting purposes.

      Based  on the  data  provided  in  the  application,  certain  verifications  and  the appraisal or appraisals of the mortgaged property,  a determination was made by the original lender that the  mortgagor's  monthly  income would be sufficient to enable the mortgagor to meet its monthly  obligations  on the mortgage loan,  including  property taxes and standard hazard insurance, and other non-mortgage credit obligations,  with at least $1,500 per month remaining.

      Some of the mortgage loans have been originated  under "stated income"  programs (also referred to in this prospectus supplement as "limited documentation"  programs) that require less  documentation  and verification  than do traditional  "full  documentation"  programs.
Under a "stated income" program,  some borrowers with acceptable  payment histories will not be  required  to  provide  any  information  regarding  income  and no  other  investigation regarding the borrower's income will be undertaken.

      The  adequacy  of a  mortgaged  property  as  security  for  repayment  of the related
mortgage  loan   generally  has  been   determined  by  an  appraisal  in  accordance   with
pre-established  appraisal procedure guidelines for appraisals  established by or acceptable to the  originator.  At least one full  appraisal  is  obtained  (plus a field  review or an additional  appraisal  for  Credit  Grade A4) for the  mortgaged  property.  Appraisers  are either staff  appraisers  employed by the originator or independent  appraisers  selected in accordance with  pre-established  guidelines  established by the  originator.  The appraisal procedure  guidelines  generally  will have required the appraiser or an agent on its behalf to personally  inspect the property and to verify whether the property was in good condition and that construction,  if new, had been substantially  completed.  The appraisal would have considered a market data analysis of recent sales of comparable  properties and, when deemed applicable,  an analysis based on income  generated  from the property or  replacement  cost analysis based on the current cost of constructing or purchasing a similar property.

      The credit  grades  determined  by  Residential  Funding as  applicable  to all of the mortgage loans are expressed in this  prospectus  supplement as Credit Grades A1, A2, A3 and
A4.  The following is a general description of the Credit Grades.

      Credit Grade A1. Under  Credit  Grade A1, no 30-day or more late  payments  within the past  12 months  are  permitted.  No major  adverse  credit events in the past 24 months are permitted.  No prior  bankruptcies of the borrower or foreclosures are permitted.  A maximum debt-to-income  ratio of 45% is permitted,  and a minimum credit score of 720 is required. A maximum Loan-to-Value Ratio of 107% is permitted for most property types.

      Credit Grade A2. Under  Credit  Grade A2, no 30-day or more late  payments  within the past  12 months  are  permitted.  No major  adverse  credit events in the past 24 months are permitted.  No prior  bankruptcies  of the borrower have been  discharged  within the past 7 years.  No  foreclosures  within the past 7 years are  permitted.  A maximum  debt-to-income ratio of 45% is  permitted,  and a  minimum  credit  score  of 680 is  required.  A  maximum
Loan-to-Value Ratio of 107% is permitted for most property types.

      Credit Grade A3. Under  Credit  Grade A3, no 30-day or more late  payments  within the past  12 months  are  permitted.  No major  adverse  credit events in the past 24 months are permitted.  No prior  bankruptcies  of the borrower have been  discharged  within the past 7 years.  No  foreclosures  within the past 7 years are  permitted.  A maximum  debt-to-income ratio of 45% is  permitted,  and a  minimum  credit  score  of 620 is  required.  A  maximum
Loan-to-Value Ratio of 103% is permitted for some property types.

                                        S-71

      Credit Grade A4. Under  Credit  Grade A4, no 30-day or more late  payments  within the past  12 months  are  permitted.  All major  adverse  credit  events must be paid or brought current at closing.  No prior  bankruptcies of the borrower have been discharged  within the
past  3  years.  No  foreclosures  within  the  past  5  years  are  permitted.   A  maximum
debt-to-income  ratio of 50% is permitted,  and a minimum credit score of 600 is required. A maximum Loan-to-Value Ratio of 103% is permitted for some property types.

      [All  of the  mortgage  loans  in the  mortgage  pool  were  originated  generally  in accordance  with the  underwriting  criteria of Residential  Funding  described  under "-The
Program  Standards"  in this  prospectus  supplement.  Residential  Funding will review each mortgage loan for compliance with its underwriting  standards prior to purchase as described under  "[___]" in the  prospectus.  The  underwriting  standards  include a set of  specific criteria by which the  underwriting  evaluation is made.  However,  the  application  of the
underwriting   standards  does  not  imply  that  each  specific   criterion  was  satisfied
individually.  Rather,  a mortgage  loan will be  considered  to be originated in accordance with  the  underwriting  standards  described  above  if,  based on an  overall  qualitative evaluation,  the loan is in substantial  compliance  with the  underwriting  standards.  For example,  a  mortgage  loan may be  considered  to comply  with the  underwriting  standards described  above,  even  if one or  more  specific  criteria  included  in the  underwriting standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.]

      [Describe  underwriting  standards  for  mortgage  loans  not  purchased  through  the
Program, if appropriate.]

      Billing and Payment  Procedures.  All of the mortgage loans require  monthly  payments to be made no later than either the [1st] or [15th] day of each month,  with a grace  period of [15] days.  [The  applicable  servicer  sends monthly  invoices to  borrowers.]  [In some cases,  borrowers  are  provided  with  coupon  books  annually,  and no  invoices  are sent separately.]  Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online transfers,  phone payment and Western Union quick check,  although an additional  fee may be charged for these payment  methods.  [Borrowers may also elect to pay one half of each monthly  payment amount every other week, in order to accelerate the amortization of their loans.]

[FHA and VA Mortgage Loan Program]

      [For FHA mortgage loans and VA mortgage  loans,  traditional  underwriting  guidelines used by the FHA and the VA,  respectively,  which were in effect at the time of  origination of that  mortgage loan will have been applied.  Approximately  [___]% of the mortgage  loans were  originated  pursuant to the FHA or VA programs.  Approximately  [___]% of the mortgage loans  were  originated  in  accordance  with those  programs  but did not  qualify  for FHA insurance or the VA guaranty  because the  documentation  requirements  for insurance or the guaranty set forth by FHA or the VA, as  applicable,  were not met or because the  borrowers had imperfect credit histories.

      FHA  mortgage  loans  and VA  mortgage  loans  will  be  covered  by the  governmental insurance programs described below.

                                        S-72

      FHA Insurance Under Title I

      [___]% of the mortgage  loans are home  improvement  contracts  that are Title I loans which are insured under the Title I Program as described in this section.  The  regulations, rules and procedures  promulgated by the FHA under the Title I, or FHA Regulations,  contain the requirements  under which a lender approved for participation in the Title I Program may obtain  insurance  against a portion of losses  incurred  on  eligible  loans that have been originated and serviced in accordance with FHA Regulations, subject to $[__________],  which is the amount of insurance  coverage  available  in that Title I lender's  FHA reserve,  and subject to the terms and  conditions  established  under the  National  Housing  Act and FHA
Regulations.  FHA  Regulations  permit the Secretary of the  Department of Housing and Urban
Development,  or HUD,  subject  to  statutory  limitations,  to  waive  a  Title I  lender's noncompliance  with FHA Regulations if enforcement  would impose an injustice on the lender, provided the Title I lender has  substantially  complied  with the FHA  Regulations  in good faith and has credited the borrower for any excess charge.  In general,  an insurance  claim against  the FHA will be denied if the Title I loan to which it  relates  does not  strictly satisfy the requirements of the National Housing Act and FHA Regulations.

      Unlike some other government loan insurance programs,  loans under the Title I Program other than loans in excess of  $25,000,  are not subject to prior  review by the FHA.  Under the Title I Program,  the FHA disburses  insurance  proceeds for  defaulted  loans for which insurance  claims have been filed by a Title I lender prior to any review of those loans.  A
Title I lender is required to  repurchase a Title I loan from the FHA that is  determined to be ineligible for insurance  after  insurance claim payments for that loan have been paid to that lender.  Under the FHA  Regulations,  if the Title I lender's  obligation to repurchase the Title I loan is unsatisfied,  the FHA is permitted to offset the unsatisfied  obligation against  future  insurance  claim payments owed by the FHA to that lender.  FHA  Regulations permit  the FHA to  disallow  an  insurance  claim for any loan that  does not  qualify  for insurance  for a period of up to two years  after the claim is made and to require the Title
I lender that has submitted the insurance claim to repurchase the loan.

      The  proceeds  of loans  under  the Title I  Program  may be used  only for  permitted purposes,  including,  but  not  limited  to,  the  alteration,  repair  or  improvement  of residential  property,  the  purchase of a  manufactured  home  and/or  lot, or  cooperative interest in a manufactured home and/or lot, on which to place that home.

      Subject to the limitations  described below,  eligible Title I loans are in most cases insured by the FHA for 90% of an amount equal to the sum of:

o     the net unpaid  principal  amount and the  uncollected  interest earned to the date of default,

o     interest  on the unpaid  loan  obligation  from the date of default to the date of the initial  submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum,

o     uncollected court costs,

o     amount of attorney's  fees on an hourly or other basis for time actually  expended and billed not to exceed $500, and

o     amount of expenses for recording the assignment of the security to the United States.

      However,  the insurance  coverage  provided by the FHA is limited to the extent of the balance  in the  Title I  lender's  FHA  reserve  maintained  by the  FHA.  Accordingly,  if sufficient  insurance  coverage is available  in that FHA  reserve,  then the Title I lender

                                        S-73

bears the risk of losses  on a Title I loan for which a claim for  reimbursement  is paid by the FHA of at least 10% of the unpaid principal,  uncollected interest earned to the date of default,  interest from the date of default to the date of the initial claim  submission and various  expenses.  Unlike most other FHA insurance  programs,  the obligation of the FHA to reimburse a Title I lender for losses in the  portfolio of insured  loans held by that Title
I lender is limited to the amount in an FHA reserve maintained on a  lender-by-lender  basis and not on a loan-by-loan basis.

      Under Title I, the FHA maintains an FHA insurance  coverage reserve account,  referred to as an FHA  reserve  for each Title I lender.  The  amount in each  Title I  lender's  FHA reserve  is 10% of the  amounts  disbursed,  advanced  or  expended  by a Title I lender  in originating  or purchasing  eligible  loans  registered  with the FHA for Title I insurance, with some  adjustments  permitted  or required by FHA  Regulations.  The balance of that FHA reserve is the maximum amount of insurance  claims the FHA is required to pay to the related
Title I lender.  Title I loans to be insured under Title I will be registered  for insurance by the FHA.  Following  either the  origination or transfer of loans eligible under Title I, the Title I lender  will  submit  those  loans for FHA  insurance  coverage  within  its FHA reserve by delivering a transfer  report or through an  electronic  submission to the FHA in the form prescribed  under the FHA Regulations.  The increase in the FHA insurance  coverage for those loans in the Title I lender's  FHA reserve  will occur on the date  following  the receipt and  acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the  availability,  from time to time,  of amounts in each Title I  lender's FHA reserve,  which will initially be limited to the FHA insurance amount equal to $[_________].

      Under  Title I, the FHA will  reduce the  insurance  coverage  available  in a Title I lender's  FHA reserve  relating  to loans  insured  under that Title I lender's  contract of insurance by:

o     the amount of FHA insurance claims approved for payment related to those loans, and

o     the amount of  reduction  of the Title I lender's  FHA  reserve by reason of the sale, assignment or transfer of loans registered  under the Title I lender's  contract of insurance.

      This insurance  coverage also may be reduced for any FHA insurance  claims  previously disbursed to the Title I lender that are subsequently rejected by the FHA.

      In most  cases,  the FHA will insure home  improvement  contracts  up to $25,000 for a single-family  property, with a maximum term of 20 years. The FHA will insure loans of up to
$17,500 for  manufactured  homes which qualify as real estate under applicable state law and loans of up to $12,000  per unit for a $60,000  limit for an  apartment  house or a dwelling for two or more  families.  If the loan  amount  is  $15,000  or more,  the FHA  requires  a drive-by  appraisal,  the  current  tax  assessment  value,  or a full  Uniform  Residential
Appraisal  Report dated within 12 months of the closing to verify the property's  value. The maximum  loan amount on  transactions  requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

      Following a default on a home improvement  contract  partially insured by the FHA, the master servicer or the servicer,  either directly or through a subservicer,  may, subject to various conditions,  either commence  foreclosure  proceedings against the improved property securing the loan,  if  applicable,  or submit a claim to FHA, but may submit a claim to FHA after  proceeding  against  the  improved  property  only  with the  prior  approval  of the
Secretary  of  HUD.  The  availability  of  FHA  insurance  following  a  default  on a home improvement contract is subject to a number of conditions,  including strict compliance with
FHA  Regulations  in originating  and servicing the home  improvement  contract.  Failure to comply with FHA  Regulations  may result in a denial of or  surcharge  on the FHA  insurance

                                        S-74

claim.  Prior to declaring a home improvement  contract in default and submitting a claim to
FHA,  the master  servicer or the  servicer  must take steps to attempt to cure the default, including  personal  contact  with the  borrower  either by  telephone  or in a meeting  and providing the borrower with 30 days' written  notice prior to  declaration  of default.  FHA may deny insurance coverage if the borrower's  nonpayment is related to a valid objection to faulty contractor performance.  In that event, the master servicer or the servicer will seek to obtain payment by or a judgment  against the borrower,  and may resubmit the claim to FHA following that judgment.

      FHA Mortgage Insurance

      The Housing Act  authorizes  various FHA mortgage  insurance  programs.  [___]% of the mortgage loans are insured under either Section 203(b),  Section 221,  Section 223,  Section
234 or Section 235 of the Housing Act. Under Section 203(b),  FHA insures  mortgage loans of up to 30 years' duration for the purchase of one- to four-family  dwelling units.  [___]% of the mortgage loans were used for the purchase of multifamily  residential  rental properties and are insured by the FHA under Section 221 and Section 223.  [___]% of the mortgage  loans were used for the purchase of  condominium  units and are insured by FHA under  Section 234.
Trust assets  insured  under these  programs  must bear interest at a rate not exceeding the maximum  rate in effect at the time the loan is made,  as  established  by HUD,  and may not exceed  specified  percentages of the lesser of the appraised  value of the property and the sales price,  less  seller-paid  closing  costs for the  property,  up to certain  specified maximums.  In addition,  FHA imposes initial  investment  minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

      Under Section 235,  assistance  payments are paid by HUD to the mortgagee on behalf of eligible  borrowers for as long as the  borrowers  continue to be eligible for the payments.
To be  eligible,  a  borrower  must be part of a  family,  have  income  within  the  limits prescribed  by  HUD  at the  time  of  initial  occupancy,  occupy  the  property  and  meet requirements for recertification at least annually.

      The regulations  governing these programs provide that insurance  benefits are payable either on foreclosure,  or other acquisition of possession,  and conveyance of the mortgaged premises to HUD or on assignment  of the  defaulted  mortgage loan to HUD. The FHA insurance that may be provided  under these  programs on the conveyance of the home to HUD is equal to
100% of the outstanding  principal balance of the mortgage loan, plus accrued  interest,  as described  below, and certain  additional costs and expenses.  When entitlement to insurance benefits  results from  assignment  of the mortgage  loan to HUD, the  insurance  payment is computed as of the date of the  assignment and includes the unpaid  principal  amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

      When entitlement to insurance  benefits results from foreclosure (or other acquisition of  possession)  and  conveyance,  the  insurance  payment is equal to the unpaid  principal amount of the mortgage loan,  adjusted to reimburse the mortgagee for certain tax, insurance and similar  payments made by it and to deduct certain  amounts  received or retained by the mortgagee  after default,  plus  reimbursement  not to exceed  two-thirds of the mortgagee's foreclosure  costs.  [Add  disclosure  regarding  any  FHA  insurance  relating  to  offered certificates.]

      VA Mortgage Guaranty

      [___]%  of  the  mortgage  loans  have  a  VA  mortgage  guaranty.   The  Servicemen's
Readjustment Act of 1944, as amended,  permits a veteran,  or, in certain instances,  his or her spouse,  to obtain a mortgage loan guaranty by the VA,  covering  mortgage  financing of the purchase of a one- to  four-family  dwelling unit to be occupied as the veteran's  home, at an interest  rate not  exceeding the maximum rate in effect at the time the loan is made, as established  by HUD. The program has no limit on the amount of a mortgage loan,  requires no down payment from the  purchaser  and permits the guaranty of mortgage  loans with terms,

                                        S-75

limited  by the  estimated  economic  life of the  property,  up to 30  years.  The  maximum guaranty  that may be issued by the VA under this program is 50% of the  original  principal amount  of the  mortgage  loan up to a  certain  dollar  limit  established  by the VA.  The liability on the guaranty is reduced or  increased  pro rata with any  reduction or increase in the  amount of  indebtedness,  but in no event will the  amount  payable on the  guaranty exceed  the  amount of the  original  guaranty.  Regardless  of the  dollar  and  percentage limitations of the guaranty,  a mortgagee will  ordinarily  suffer a monetary loss only when the difference  between the unsatisfied  indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted.  The VA may, at its option,  and  without  regard to the  guaranty,  make full  payment  to a  mortgagee  of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

      Since there is no limit imposed by the VA on the principal  amount of a  VA-guaranteed mortgage  loan but there is a limit on the amount of the VA  guaranty,  additional  coverage under a primary  mortgage  insurance policy may be required by the depositor for VA loans in excess of certain  amounts.  The amount of additional  coverage for the VA mortgage loans in this mortgage pool is $[__________].]

Servicing

      Primary  servicing  will be provided with respect to the mortgage loans by HomeComings
Financial Network, Inc., or HomeComings,  a wholly-owned  subsidiary of Residential Funding.
HomeComings'  servicing  operations  are located at 9275 Sky Park Court,  Third  Floor,  San
Diego, California 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

Additional Information

      The description in this  prospectus  supplement of the mortgage pool and the mortgaged properties  is based upon the mortgage pool as  constituted  at the close of business on the cut-off date, as adjusted for the scheduled  principal  payments due during the month of the cut-off  date.  Prior to the  issuance  of the  offered  certificates,  Residential  Funding
Corporation  may remove  mortgage  loans from the mortgage pool as a result of incomplete or defective  documentation,  or if it  determines  that the mortgage loan does not satisfy the characteristics  described in this prospectus  supplement.  Residential  Funding Corporation may also add a limited  number of other  mortgage  loans may be added to the  mortgage  pool prior to the issuance of the offered  certificates  in substitution  for removed loans.  The information  in this  prospectus  supplement  will be  substantially  representative  of the characteristics  of the  mortgage  pool as it will be  constituted  at the time the  offered certificates are issued,  although the range of mortgage rates and maturities and some other characteristics  of the mortgage  loans in the mortgage pool may vary. In the event mortgage loans are removed  from or added to the  mortgage  pool after the date  hereof  prior to the closing and any material pool  characteristics  of the actual  mortgage pool differ by 5% or more from the  description  of the mortgage pool in this  prospectus  supplement,  a current report on Form 8-K  describing the final mortgage pool will be filed with the Securities and
Exchange Commission within four business days of the related closing.

      A  current  report  on Form  8-K  will  be  available  to  purchasers  of the  offered certificates  and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing agreement,  with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                         [The Yield Maintenance Agreement Provider]

      [The  [_____________]   referred  to  in  this  prospectus  supplement  as  the  yield maintenance  agreement  provider,  has supplied the following  information  for inclusion in this prospectus supplement.

                                        S-76

      [NAME],  will be the yield  maintenance  agreement  provider.  [NAME] is a  bankruptcy remote derivatives products  [corporation]  [limited liability company] based in [_________]
that has been  established  as a wholly  owned  subsidiary  of  [___________].  [NAME] has a ratings  classification  of "AAA" from  Standard & Poor's and "Aaa" from  Moody's  Investors
Service.  [NAME] will  provide upon  request,  without  charge,  to each person to whom this prospectus  supplement  is  delivered,  a copy  of (i) the  ratings  analysis  from  each of
Standard & Poor's and Moody's Investors Service  evidencing those respective ratings or (ii)
the most recent audited annual financial statements of [NAME]

      Requests for information should be directed to the [______________].]

      The depositor has determined  that the  significance  percentage of payments under the yield  maintenance  agreement,  as  calculated in  accordance  with  Regulation AB under the
Securities  Act of 1933,  [is less  than 10%] [is at least 10% but less than 20%] [is 20% or more].  [Add  financial  information  required  under  Item  1115 of  Regulation  AB, if the significance percentage is 10% or more].

                              Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing  agreement.  The following  summaries  describe  provisions  of the  pooling  and  servicing  agreement.  The summaries do not purport to be complete and are subject to, and qualified in their  entirety by reference to, the provisions of the pooling and servicing agreement.

      The certificates will include the following eighteen classes:

o           Class A-1,  Class A-2 and Class A-3  Certificates,  which together are sometimes referred to as the Class A Certificates;

o           Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class M-7,
            Class M-8 and Class M-9  Certificates,  which together are sometimes referred to as the Class M Certificates;

o           Class B-1,  Class B-2 and Class B-3  Certificates,  which together are sometimes referred to as the Class B Certificates;

o                 Class SB Certificates; and

o     Class R-I and Class R-II  Certificates,  referred to  collectively  in this prospectus supplement as the Class R Certificates.

      Only the Class A and Class M Certificates are offered by this prospectus supplement.

      The  certificates  in the  aggregate  will  evidence the entire  beneficial  ownership interest in the trust. The trust will consist of:

o           the  mortgage  loans,  excluding  scheduled  payments  due in the  month  of the cut-off date;

o           those  assets as from time to time  identified  as  deposited  in respect of the mortgage loans in the Custodial  Account and in the Payment Account as belonging to the trust;

o           property  acquired  by  foreclosure  of the  mortgage  loans  or deed in lieu of foreclosure;

                                        S-77

o           any  applicable   standard  hazard  insurance  policies  and  primary  insurance policies;

o     the yield maintenance agreement; and

o                 all proceeds of the foregoing.

      The Class A and  Class M-1  Certificates  will be issued in minimum  denominations  of
$100,000 and  integral  multiples of $1 in excess of  $100,000.  The  Class M-2,  Class M-3,
Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and Class M-9 Certificates will be issued in minimum  denominations  of  $250,000  and  integral  multiples  of $1 in excess of
$250,000.

Glossary of Terms

      The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates:

      Accrued  Certificate  Interest-With  respect to any class of offered  certificates and any  distribution  date,  an amount equal to interest  accrued  during the related  Interest
Accrual Period on its Certificate  Principal Balance  immediately prior to that distribution date at the  related  Pass-Through  Rate  for that  distribution  date,  less  any  interest shortfalls on the mortgage loans,  including  Relief Act Shortfalls.  These  reductions will be  allocated  to the offered  certificates  on a pro rata  basis,  based upon the amount of
Accrued  Certificate  Interest  that would have accrued on these  certificates  absent these reductions.

      Accrued  Certificate  Interest on the Class A,  Class M and Class B  Certificates will also be  reduced  by any  interest  shortfalls  resulting  from  the  failure  of the  yield maintenance  agreement  provider to make any required  payments under the yield  maintenance agreement.  Such  shortfalls  will be allocated on a pro rata basis based upon the amount of interest, if any, that each class of Class A,  Class M and Class B Certificates was entitled to, but did not receive, under the yield maintenance agreement.

      In addition to the  foregoing,  Accrued  Certificate  Interest on any class of offered certificates  may be reduced by the  interest  portion of  Realized  Losses on the  mortgage loans that are not covered by Excess Cash Flow or  overcollateralization  and are  allocated to that class of certificates as described in
"-Allocation of Losses" below.

      In addition,  Accrued  Certificate  Interest  will be reduced by  Prepayment  Interest
Shortfalls to the extent not covered by Eligible Master  Servicer  Compensation as described in "-Interest Distributions" below.

      Accrued  Certificate  Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

      Available  Distribution  Amount-With respect to any distribution date, an amount equal to the sum of the following  amounts,  net of amounts  reimbursable  therefrom to the master servicer and any subservicer:

o                 the  aggregate  amount of  scheduled  payments on the  mortgage  loans due during  the  related  due  period  and  received  on or  prior  to  the  related determination  date,  after  deduction of the related master  servicing fees and any related subservicing fees in respect of the mortgage loans;

                                        S-78

o                 unscheduled  payments,  including  mortgagor  prepayments  on the mortgage loans,  Insurance Proceeds,  Liquidation Proceeds and Subsequent Recoveries from the mortgage loans, and proceeds from repurchases of and  substitutions  for the mortgage loans occurring during the preceding calendar month;

o     all Advances made for that distribution date; and

o                 any amounts  received  pursuant to the yield  maintenance  agreement,  but only to the extent  used to cover some  Accrued  Certificate  Interest  or Basis
            Risk Shortfalls as described in this prospectus supplement.

      In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans, not including mortgagor prepayments,  the master servicer may elect to treat these amounts as included in the Available  Distribution  Amount for that  distribution date in the month of receipt,  but is not  obligated to do so. As  described  in this  prospectus supplement under "-Principal  Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the  preceding  calendar month for the purposes of calculating the amount of principal and interest  distributions to any class of certificates.

      Basis Risk  Shortfall-With  respect to any distribution  date on which the Net WAC Cap
Rate is used to determine the  Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of (x) Accrued  Certificate  Interest for that class calculated at a per annum  rate  equal to the least of  (1) One-Month  LIBOR plus the  related  Margin,  (2) the
Weighted  Average  Maximum Net Mortgage  Rate and (3) 11.00%,  over (y) Accrued  Certificate
Interest for that class  calculated  using the Net WAC Cap Rate;  plus any unpaid Basis Risk
Shortfalls  from  prior  distribution  dates,  plus  interest  thereon  to  the  extent  not previously  paid  from  Excess  Cash  Flow,  at a per  annum  rate  equal  to the  least  of
(1) One-Month  LIBOR plus the related Margin,  (2) the Weighted Average Maximum Net Mortgage
Rate and (3) 11.00%.  In addition,  any  interest  rate  shortfalls  allocated to that class caused by the failure of the yield maintenance  agreement provider to make required payments pursuant to the yield  maintenance  agreement will be Basis Risk  Shortfalls  payable in the amounts and priority described under "-Overcollateralization Provisions" below.

      Capitalization  Reimbursement Amount-With respect to any distribution date, the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the  mortgage  loans  during  the  preceding  calendar  month and  reimbursed  to the master servicer or subservicer on or prior to that distribution date.

      Certificate  Principal  Balance-With  respect to any class of offered certificates and as of any date of  determination,  an  amount  equal to its  initial  certificate  principal balance,  reduced by the  aggregate of (a) all amounts  allocable  to  principal  previously distributed  with  respect  to that  class of  certificates  and (b) any  reductions  in its
Certificate  Principal  Balance in connection  with the allocation of Realized Losses in the manner described in this prospectus  supplement.  The initial Certificate  Principal Balance of the Class SB  Certificates is equal to the excess,  if any, of (a) the initial  aggregate
Stated Principal  Balance of the mortgage loans over (b) the initial  aggregate  Certificate
Principal  Balance of the Class A,  Class M and Class B  Certificates;  provided,  that with respect to any distribution  date, the Certificate  Principal Balances of the Class A, Class
M and Class B Certificates will be increased,  in each case to the extent of Realized Losses previously  allocated  thereto  and  remaining  unreimbursed,  to the  extent of  Subsequent
Recoveries in the following order of priority: first to the Class A Certificates,  pro rata, based  on  the  amount  of  Realized  Losses  previously  allocated  thereto  and  remaining unreimbursed,  and then to the Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8,  Class M-9, Class B-1, Class B-2 and Class B-3  Certificates,  in
that order.

                                        S-79

      Class A Principal Distribution  Amount-With respect to any distribution date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  distribution  date, the Principal  Distribution  Amount for that  distribution date or
(ii)  on or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

o           the Principal Distribution Amount for that distribution date; and

o           the excess,  if any, of (A) the aggregate  Certificate  Principal Balance of the
            Class A  Certificates  immediately  prior to that distribution date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage  and
            (2) the aggregate  Stated  Principal  Balance of the mortgage loans after giving effect  to  distributions  to be  made  on that  distribution  date  and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to
            distributions   to   be   made   on   that    distribution    date,   less   the
            Overcollateralization Floor.

      Class B-1  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal Distribution Amount,  Class M-4 Principal Distribution Amount, Class M-5 Principal
Distribution  Amount,   Class M-6  Principal   Distribution   Amount,   Class M-7  Principal
Distribution  Amount,  Class M-8  Principal  Distribution  Amount  and  Class M-9  Principal
Distribution  Amount or  (ii) on  or after the  Stepdown  Date if a Trigger  Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7   Principal   Distribution   Amount,   Class M-8   Principal
            Distribution Amount and Class M-9 Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A  Certificates and Class M Certificates (after taking into
            account  the  distribution  of  the  Class A  Principal   Distribution   Amount,
            Class M-1  Principal  Distribution  Amount,   Class M-2  Principal  Distribution
            Amount,   Class M-3   Principal   Distribution   Amount,   Class M-4   Principal
            Distribution  Amount,   Class M-5  Principal   Distribution  Amount,   Class M-6
            Principal   Distribution  Amount,   Class M-7  Principal   Distribution  Amount,
            Class M-8 Principal  Distribution  Amount and Class M-9  Principal  Distribution
            Amount for that distribution date) and (2) the Certificate  Principal Balance of the Class B-1  Certificates  immediately  prior to that  distribution  date over
            (B) the  lesser  of  (x)  the  product  of  (1)  the  applicable   Subordination
            Percentage and (2) the  aggregate Stated Principal Balance of the mortgage loans after giving effect to  distributions to be made on that  distribution  date and
            (y) the aggregate  Stated  Principal  Balance of the mortgage loans after giving effect  to  distributions  to be  made  on  that  distribution  date,  less  the
            Overcollateralization Floor.

      Class B-2  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,

                                        S-80

Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal Distribution Amount,  Class M-4 Principal Distribution Amount, Class M-5 Principal
Distribution  Amount,   Class M-6  Principal   Distribution   Amount,   Class M-7  Principal
Distribution  Amount,   Class M-8  Principal   Distribution   Amount,   Class M-9  Principal
Distribution  Amount and  Class B-1  Principal  Distribution  Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7   Principal   Distribution   Amount,   Class M-8   Principal
            Distribution  Amount,  Class M-9  Principal  Distribution  Amount and  Class B-1
            Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance  of  the  Class A  Certificates,   Class M  Certificates  and  Class B-1
            Certificates  (after  taking  into  account  the  distribution  of  the  Class A
            Principal   Distribution  Amount,   Class M-1  Principal   Distribution  Amount,
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal  Distribution
            Amount,   Class M-4   Principal   Distribution   Amount,   Class M-5   Principal
            Distribution  Amount,   Class M-6  Principal   Distribution  Amount,   Class M-7
            Principal   Distribution  Amount,   Class M-8  Principal   Distribution  Amount,
            Class M-9 Principal  Distribution  Amount and Class B-1  Principal  Distribution
            Amount for that distribution date) and (2) the Certificate  Principal Balance of the Class B-2  Certificates  immediately  prior to that  distribution  date over
            (B) the  lesser  of  (x)  the  product  of  (1)  the  applicable   Subordination
            Percentage and (2) the  aggregate Stated Principal Balance of the mortgage loans after giving effect to  distributions to be made on that  distribution  date and
            (y) the aggregate  Stated  Principal  Balance of the mortgage loans after giving effect  to  distributions  to be  made  on  that  distribution  date,  less  the
            Overcollateralization Floor.

      Class B-3  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal Distribution Amount,  Class M-4 Principal Distribution Amount, Class M-5 Principal
Distribution  Amount,   Class M-6  Principal   Distribution   Amount,   Class M-7  Principal
Distribution  Amount,   Class M-8  Principal   Distribution   Amount,   Class M-9  Principal
Distribution  Amount,  Class B-1  Principal  Distribution  Amount  and  Class B-2  Principal
Distribution  Amount or  (ii) on  or after the  Stepdown  Date if a Trigger  Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7   Principal   Distribution   Amount,   Class M-8   Principal
            Distribution  Amount,   Class M-9  Principal   Distribution  Amount,   Class B-1
            Principal Distribution Amount and Class B-2 Principal Distribution Amount; and

                                        S-81

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance  of  the   Class A   Certificates,   Class M   Certificates,   Class B-1
            Certificates  and  Class B-2   Certificates   (after  taking  into  account  the
            distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7   Principal   Distribution   Amount,   Class M-8   Principal
            Distribution  Amount,   Class M-9  Principal   Distribution  Amount,   Class B-1
            Principal  Distribution Amount and Class B-2  Principal  Distribution Amount for
            that  distribution  date)  and  (2) the  Certificate  Principal  Balance  of the
            Class B-3 Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage  and
            (2) the  aggregate Stated  Principal  Balance of the mortgage loans after giving effect  to  distributions  to be  made  on that  distribution  date  and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to
            distributions   to   be   made   on   that    distribution    date,   less   the
            Overcollateralization Floor.

      Class M-1  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution date after  distribution of the Class A Principal  Distribution  Amount or (ii)
on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A  Certificates (after taking into account the distribution of the Class A Principal  Distribution  Amount for that  distribution  date) and
            (2) the Certificate Principal Balance of the Class M-1 Certificates  immediately prior to that  distribution  date over (B) the lesser of (x) the  product of (1)
            the applicable  Subordination  Percentage and (2) the aggregate Stated Principal
            Balance of the mortgage  loans after giving effect to  distributions  to be made on that  distribution date and (y) the aggregate Stated Principal Balance of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution date, less the Overcollateralization Floor.

      Class M-2  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date after  distribution  of the  Class A  Principal  Distribution  Amount and
Class M-1  Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after
            distribution  of  the  Class A  Principal   Distribution  Amount  and  Class M-1
            Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A  Certificates  and Class M-1  Certificates  (after taking into account the distribution of the Class A Principal  Distribution  Amount and
            Class M-1 Principal  Distribution Amount for that distribution date) and (2) the
            Certificate  Principal Balance of the Class M-2  Certificates  immediately prior to that  distribution  date over (B) the  lesser of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal

                                        S-82

            Balance of the mortgage  loans after giving effect to  distributions  to be made on that  distribution date and (y) the aggregate Stated Principal Balance of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution date, less the Overcollateralization Floor.

      Class M-3  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1  Principal  Distribution  Amount and Class M-2  Principal  Distribution  Amount or
(ii) on  or  after  the  Stepdown  Date  if a  Trigger  Event  is not  in  effect  for  that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution Amount and Class M-2 Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A,  Class M-1 and Class M-2 Certificates (after taking into
            account  the  distribution  of  the  Class A  Principal   Distribution   Amount,
            Class M-1 Principal  Distribution  Amount and Class M-2  Principal  Distribution
            Amount for that distribution date) and (2) the Certificate  Principal Balance of the Class M-3 Certificates  immediately prior to that distribution date over (B)
            the lesser of (x) the  product of (1) the  applicable  Subordination  Percentage and (2) the  aggregate  Stated  Principal  Balance of the  mortgage  loans after giving effect to distributions to be made on that  distribution date and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to
            distributions   to   be   made   on   that    distribution    date,   less   the
            Overcollateralization Floor.

      Class M-4  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1  Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount  and
Class M-3  Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,  Class M-2  Principal  Distribution  Amount and  Class M-3
            Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A,  Class M-1,  Class M-2 and Class M-3 Certificates (after taking into  account the  distribution  of the  Class A  Principal  Distribution
            Amount,   Class M-1   Principal   Distribution   Amount,   Class M-2   Principal
            Distribution  Amount  and  Class M-3  Principal  Distribution  Amount  for  that distribution  date) and (2) the Certificate  Principal  Balance of the Class M-4
            Certificates  immediately prior to that distribution date over (B) the lesser of
            (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution date and (y) the aggregate Stated
            Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

                                        S-83

      Class M-5  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal  Distribution  Amount and Class M-4  Principal  Distribution  Amount or (ii) on or
after the Stepdown Date if a Trigger Event is not in effect for that distribution  date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal Distribution Amount and Class M-4 Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance  of  the  Class A,   Class M-1,   Class M-2,   Class M-3  and  Class M-4
            Certificates  (after  taking  into  account  the  distribution  of  the  Class A
            Principal   Distribution  Amount,   Class M-1  Principal   Distribution  Amount,
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal  Distribution
            Amount and Class M-4  Principal  Distribution Amount for that distribution date)
            and  (2)  the  Certificate  Principal  Balance  of  the  Class M-5  Certificates
            immediately  prior to that  distribution  date  over  (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage  and (2) the  aggregate
            Stated  Principal   Balance  of  the  mortgage  loans  after  giving  effect  to distributions to be made on that  distribution date and (y) the aggregate Stated
            Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-6  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount  and  Class M-5
Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount and
            Class M-5 Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance  of  the  Class A,  Class M-1,   Class M-2,   Class M-3,  Class M-4  and
            Class M-5  Certificates  (after  taking  into  account the  distribution  of the
            Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal  Distribution
            Amount,   Class M-4  Principal   Distribution  Amount  and  Class M-5  Principal
            Distribution  Amount  for  that  distribution  date)  and  (2)  the  Certificate
            Principal  Balance  of the  Class M-6  Certificates  immediately  prior  to that distribution  date over (B) the lesser of (x) the product of (1) the  applicable
            Subordination  Percentage and (2) the aggregate Stated Principal  Balance of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution  date  and  (y)  the  aggregate  Stated  Principal  Balance  of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution date, less the Overcollateralization Floor.

                                        S-84

      Class M-7  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal Distribution Amount,  Class M-4 Principal Distribution Amount, Class M-5 Principal
Distribution  Amount and  Class M-6  Principal  Distribution  Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5 Principal  Distribution  Amount and Class M-6  Principal  Distribution
            Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5
            and Class M-6  Certificates  (after taking into account the  distribution of the
            Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal  Distribution
            Amount,   Class M-4   Principal   Distribution   Amount,   Class M-5   Principal
            Distribution  Amount  and  Class M-6  Principal  Distribution  Amount  for  that distribution  date) and (2) the Certificate  Principal  Balance of the Class M-7
            Certificates  immediately prior to that distribution date over (B) the lesser of
            (x) the  product  of (1) the  applicable  Subordination  Percentage  and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution date and (y) the aggregate Stated
            Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-8  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal Distribution Amount,  Class M-4 Principal Distribution Amount, Class M-5 Principal
Distribution  Amount,  Class M-6  Principal  Distribution  Amount  and  Class M-7  Principal
Distribution  Amount or  (ii) on  or after the  Stepdown  Date if a Trigger  Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount and Class M-7 Principal Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
            Class M-6   and   Class M-7   Certificates   (after   taking  into  account  the
            distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution

                                        S-85

            Amount and Class M-7  Principal  Distribution Amount for that distribution date)
            and  (2)  the  Certificate  Principal  Balance  of  the  Class M-8  Certificates
            immediately  prior to that  distribution  date  over  (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage  and (2) the  aggregate
            Stated  Principal   Balance  of  the  mortgage  loans  after  giving  effect  to distributions to be made on that  distribution date and (y) the aggregate Stated
            Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

      Class M-9  Principal  Distribution  Amount-With  respect to any distribution  date (i)
prior to the Stepdown  Date or on or after the Stepdown Date if a Trigger Event is in effect
for  that  distribution  date,  the  remaining   Principal   Distribution  Amount  for  that
distribution  date  after  distribution  of  the  Class A  Principal   Distribution  Amount,
Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount, Class M-3
Principal Distribution Amount,  Class M-4 Principal Distribution Amount, Class M-5 Principal
Distribution  Amount,   Class M-6  Principal   Distribution   Amount,   Class M-7  Principal
Distribution  Amount and  Class M-8  Principal  Distribution  Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

o           the remaining  Principal  Distribution  Amount for that  distribution date after distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7  Principal   Distribution  Amount  and  Class M-8  Principal
            Distribution Amount; and

o           the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal
            Balance of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5,
            Class M-6,  Class M-7 and Class M-8  Certificates (after taking into account the distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal
            Distribution  Amount,   Class M-2  Principal   Distribution  Amount,   Class M-3
            Principal   Distribution  Amount,   Class M-4  Principal   Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal  Distribution
            Amount,   Class M-7  Principal   Distribution  Amount  and  Class M-8  Principal
            Distribution  Amount  for  that  distribution  date)  and  (2)  the  Certificate
            Principal  Balance  of the  Class M-9  Certificates  immediately  prior  to that distribution  date over (B) the  lesser of (x) the product of (1) the applicable
            Subordination  Percentage and (2) the  aggregate Stated Principal Balance of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution  date  and  (y)  the  aggregate  Stated  Principal  Balance  of the mortgage  loans  after  giving  effect  to  distributions  to be  made  on  that distribution date, less the Overcollateralization Floor.

      Eligible  Master  Servicing  Compensation-With  respect to any  distribution  date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated  Principal  Balance of the mortgage  loans  immediately  preceding  that  distribution  date and (b) the sum of the master  servicing  fee  payable to the master  servicer  in respect of its master  servicing activities and  reinvestment  income received by the master servicer on amounts payable with respect to that distribution date with respect to the mortgage loans.

      Excess Cash Flow-With respect to any distribution  date, an amount equal to the sum of
(a) the excess of (i) the  Available  Distribution  Amount for that  distribution  date over
(ii) the sum of (A) the Interest  Distribution Amount for that distribution date and (B) the
Principal  Remittance  Amount for that  distribution  date to the extent not  applied to the distribution of interest on the  certificates  and (b) the  Overcollateralization  Reduction
Amount, if any, for that distribution date.

                                        S-86

      Excess  Overcollateralization  Amount-With  respect  to  any  distribution  date,  the excess,  if any,  of the  Overcollateralization  Amount on that  distribution  date over the
Required Overcollateralization Amount for that distribution date.

      Interest  Accrual  Period-With  respect to the  distribution  date in [________],  the period  commencing on the closing date and ending on the day preceding the distribution date in  [______],  and with  respect to any  distribution  date after the  distribution  date in
[_________],  the  period  commencing  on the  distribution  date in the  month  immediately preceding the month in which that  distribution  date occurs and ending on the day preceding that distribution date.

      Interest  Distribution  Amount-With  respect to any  distribution  date, the aggregate amount of Accrued  Certificate  Interest to be  distributed  to the holders of the  Class A,
Class M and Class B  Certificates for that  distribution  date plus any Accrued  Certificate
Interest remaining unpaid from any prior distribution date.

      Margin-With respect to the Class A, Class M and Class B Certificates, the related margin set forth in the table below:

                                             Related Margins
             Class                     (1)                     (2)
              A-1
              A-2
              A-3
              M-1
              M-2
              M-3
              M-4
              M-5
              M-6
              M-7
              M-8
              M-9
              B-1
              B-2
              B-3
(1)   Initially.
--------------------------------------------------------------------------------------------
(2)   On and after the second distribution date after the first possible optional termination date for the mortgage loans.

      Monthly  Ceiling Rate- With respect to the Class A,  Class M and Class B  Certificates and each  distribution  date beginning on the distribution  date in [___________] and ending on the distribution date in [__________], a rate equal to [____]%.

                                        S-87

      Monthly Strike Rate- With respect to the Class A, Class M and Class B Certificates and each distribution date beginning on the distribution date in [_________] and ending on the distribution date in [_________], the related rate set forth next to such distribution date in the table below:

       Distribution      Monthly Strike     Distribution      Monthly Strike
       Date                   Rate          Date                   Rate

                                        S-88

      Net Mortgage  Rate-With  respect to any mortgage loan, the mortgage rate thereon minus the rates at which the master servicing and subservicing fees accrue.

      Net WAC Cap Rate-With respect to any distribution  date, a per annum rate equal to the weighted  average  of the Net  Mortgage  Rates  of the  mortgage  loans as of the end of the calendar  month  immediately  preceding  the month in which such  distribution  date occurs, multiplied  by a fraction  equal to 30 divided by the actual  number of days in the  related
Interest Accrual Period,  as adjusted to account for payments  required to be made under the yield maintenance agreement, if any.

      One-Month  LIBOR-The London interbank  offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

      Overcollateralization  Amount-With  respect to any distribution  date, the excess,  if any, of the aggregate  Stated  Principal  Balance of the mortgage loans before giving effect to  distributions  of principal to be made on that  distribution  date,  over the  aggregate
Certificate  Principal Balance of the Class A,  Class M and Class B  Certificates as of such date, before taking into account  distributions of principal to be made on that distribution date.

      Overcollateralization  Floor-An  amount  equal  to  [____]%  of the  aggregate  Stated
Principal Balance of the mortgage loans as of the cut-off date.

      Overcollateralization  Increase  Amount-With  respect  to any  distribution  date,  an amount equal to the lesser of (i) the Excess Cash Flow  available  for  distribution  of the
Overcollateralization  Increase Amount for that  distribution  date and (ii) the excess,  if any,  of (x) the  Required  Overcollateralization  Amount  for that  distribution  date over
(y) the Overcollateralization Amount for that distribution date.

      Overcollateralization  Reduction  Amount-With  respect  to any  distribution  date for which the Excess  Overcollateralization  Amount is, or would be,  after  taking into account all other  distributions to be made on that distribution  date, greater than zero, an amount equal to the lesser of (i) the  Excess  Overcollateralization  Amount for that  distribution date and (ii) the Principal Remittance Amount for that distribution date.

      Pass-Through  Rate-With respect to the Class A,  Class M and Class B  Certificates and
any  distribution  date, a per annum rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) the Net WAC Cap Rate and (iii) [_____]%.

      Prepayment  Interest  Shortfalls-With  respect to any distribution date, the aggregate shortfall,  if any, in collections of interest  resulting from mortgagor  prepayments on the mortgage loans during the preceding  calendar  month.  These  shortfalls will result because interest on prepayments in full is distributed  only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to  reduce  the  outstanding  principal  balance  of the  mortgage  loans as of the due date immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient  therefor.  See
"-Interest  Distributions,"  "-Overcollateralization  Provisions" and "Pooling and Servicing
Agreement-Servicing  and Other  Compensation  and Payment of  Expenses"  in this  prospectus supplement.

      Principal  Distribution  Amount- With respect to any distribution  date, the lesser of
(a) the excess of (x) the Available  Distribution Amount over (y) the Interest  Distribution
Amount and (b) the sum of the following:

                                        S-89

(i)   the  principal  portion  of all  scheduled  monthly  payments  on the  mortgage  loans received or advanced with respect to the related due period;

(ii)  the principal  portion of all proceeds of the repurchase of mortgage loans, or, in the case of a  substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal  portion of all other unscheduled  collections  received on the mortgage loans during the  preceding  calendar  month other than  Subsequent  Recoveries,  including, without limitation,  Insurance Proceeds, Liquidation Proceeds and full and partial Principal
Prepayments  made  by the  respective  mortgagors,  to the  extent  not  distributed  in the preceding month;

(iv)  the  lesser  of (a)  Subsequent  Recoveries  for  that  distribution  date and (b) the principal portion of any Realized Losses allocated to any class of offered  certificates (or the Class B Certificates) on a prior distribution date and remaining unpaid;

(v)   the  principal  portion  of any  Realized  Losses  incurred,  or  deemed  to have been incurred,  on any mortgage loans in the calendar month preceding that  distribution  date to the  extent  covered  by Excess  Cash Flow for that  distribution  date as  described  under
"-Overcollateralization Provisions" below; and

(vi)              the lesser of (a) the Excess Cash Flow for that distribution  date, to the extent not used pursuant to clauses (iv) and (v) above on such  distribution  date,  and (b)
the amount of any Overcollateralization Increase Amount for that distribution date;

      minus

(vii) the amount of any  Overcollateralization  Reduction Amount for that distribution date;
and

(viii)      any Capitalization Reimbursement Amount.

            In no event will the Principal  Distribution  Amount on any distribution date be less than zero or greater than the outstanding  aggregate  Certificate  Principal Balance of the Class A, Class M and Class B Certificates.

      Principal  Remittance  Amount-With  respect to any  distribution  date, the sum of the amounts  described in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition of Principal
Distribution Amount for that distribution date.

      Realized  Loss-As  to any  defaulted  mortgage  loan that is  finally  liquidated  the portion of the Stated  Principal  Balance plus accrued and unpaid  interest  remaining after application of all amounts  recovered,  net of amounts  reimbursable  to the master servicer for related Advances,  Servicing Advances and other expenses, towards interest and principal owing on the mortgage  loan.  For a mortgage  loan the  principal  balance of which has been reduced in connection with bankruptcy  proceedings,  the amount of the reduction.  As to any mortgage  loan that has been the  subject  of a Debt  Service  Reduction,  the amount of the reduction.  For a mortgage loan that has been modified,  following a default or if a default was reasonably  foreseeable,  the amount of principal that has been forgiven,  the amount by which a monthly  payment has been reduced due to a reduction of the interest  rate,  and any
Servicing  Advances that are forgiven and  reimbursable  to the master servicer or servicer.
To the  extent  the master  servicer  receives  Subsequent  Recoveries  with  respect to any mortgage  loan,  the amount of the Realized  Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

                                        S-90

      Record Date-With  respect to any class of certificates and any distribution  date, the close of business on the day prior to that distribution date.

      Relief  Act  Shortfalls-Interest  shortfalls  resulting  from the  application  of the
Servicemembers  Civil Relief Act,  formerly known as the Soldiers' and Sailors' Civil Relief
Act of 1940, or any similar legislation or regulations.

      Required  Overcollateralization  Amount-With  respect to any  distribution  date,  (a)
prior to the Stepdown  Date,  an amount  equal to 0.60% of the  aggregate  Stated  Principal
Balance of the  mortgage  loans as of the  cut-off  date,  and (b) on or after the  Stepdown
Date,  the  greater  of (i) an amount  equal to 1.20% of the  aggregate  outstanding  Stated
Principal  Balance of the mortgage loans after giving effect to  distributions  made on that distribution date and (ii) the  Overcollateralization  Floor;  provided,  however, that if a
Trigger  Event is in effect,  the  Required  Overcollateralization  Amount will be an amount
equal  to  the  Required   Overcollateralization   Amount  from  the  immediately  preceding
distribution date.

      Senior  Enhancement  Percentage-With  respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal Balance of the
Class M and Class B  Certificates and (ii) the  Overcollateralization  Amount,  in each case prior to the distribution of the Principal  Distribution  Amount on such distribution  date, by (y) the aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

      Sixty-Plus  Delinquency  Percentage-With  respect to any distribution date on or after the Stepdown Date, the arithmetic  average,  for each of the three distribution dates ending with such distribution  date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate  Stated  Principal  Balance  of the  mortgage  loans  that  are  60 or  more  days delinquent  in payment of  principal  and  interest for that  distribution  date,  including mortgage loans in foreclosure and REO, over (y) the aggregate  Stated  Principal  Balance of all of the mortgage loans immediately preceding that distribution date.

      Stated  Principal  Balance-With  respect  to any  mortgage  loan and as of any date of determination,  (a) the sum of (i) the  principal  balance  thereof as of the  cut-off  date after payment of all scheduled  principal  payments due in the month of the cut-off date and
(ii) any  amount by which the  outstanding  principal  balance  thereof  has been  increased pursuant  to a  servicing  modification,  minus  (b) the  sum of (i)  the  aggregate  of the principal  portion of the scheduled  monthly payments due with respect to that mortgage loan during each due period  commencing on the first due period after the cut-off date and ending with the due period  related to the most  recent  distribution  date which were  received or with respect to which an advance was made,  (ii) all principal  prepayments  with respect to such  mortgage  loan and all  Liquidation  Proceeds and  Insurance  Proceeds,  to the extent applied  by the  master  servicer  as  recoveries  of  principal,  in each case  which  were distributed on any previous  distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

      Stepdown  Date-The  distribution  date  which  is the  earlier  to  occur  of (a)  the distribution  date  immediately  following  the  distribution  date on which  the  aggregate
Certificate  Principal Balance of the Class A  Certificates has been reduced to zero and (b)
the later to occur of (i) the distribution date in [______] and (ii) the first  distribution date on which the Senior Enhancement Percentage is equal to or greater than [______]%.

                                        S-91

      Subordination Percentage-With respect to any class of offered certificates, the respective percentage set forth in the table below.

              Class        Percentage       Class       Percentage
                A                            M-7
               M-1                           M-8
               M-2                           M-9
               M-3                           B-1
               M-4                           B-2
               M-5                           B-3
               M-6

--------------------------------------------------------------------------------------------

      Trigger  Event-A Trigger Event is in effect with respect to any  distribution  date if either (a) on or after the Stepdown  Date, the  Sixty-Plus  Delinquency  Percentage for that distribution  date exceeds  [_____]% or (b) on or after the  distribution  date in [______], the  aggregate  amount of  Realized  Losses on the  mortgage  loans as a  percentage  of the initial  aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date exceeds the applicable amount set forth below:

       [_____] to [_____]:       [___]% with respect to J [_______], plus an additional
                                 1/12th of [____]% for each month thereafter.

       [_____] to [_____]:       [_____]% with respect to [_______], plus an additional
                                 1/12th of [___]% for each month thereafter.

       [_____] to [_____]:       [___]% with respect to [______], plus an additional 1/12th of [____]% for each month thereafter.

       [_____] to [_____]:       [____]%.

      Weighted Average Maximum Net Mortgage  Rate-With respect to any distribution date, the weighted  average of the maximum Net Mortgage  Rates,  multiplied by a fraction  equal to 30 divided by the actual number of days in the related Interest Accrual Period.

                                        S-92

      Yield Maintenance  Agreement  Notional  Balance- With respect to the Class A,  Class M and Class B Certificates and each  distribution  date beginning on the distribution  date in
[_____] and ending on the distribution  date in [________],  the lesser of (1) the aggregate
Certificate Principal Balance of the Class A,  Class M and Class B Certificates  immediately prior to that  distribution  date and (2) the  approximate  amount  specified below for that distribution date:

       Distribution       Notional         Distribution Date      Notional
       Date                Balance                                Balance

Distributions on the Offered Certificates

      Distributions  on the offered  certificates  will be made by the trustee  beginning in
[________] on the 25th day of each month or the following  business day if the 25th is not a business day. Each of these dates is referred to as a distribution  date.  Distributions  on the  certificates  will be made to the persons in the names of which such  certificates  are registered at the close of business on the related Record Date.  Distributions  will be made by  check  or  money  order  mailed  to the  address  of the  person  which  appears  on the
certificate   register,  or  upon  the  request  of  a  holder  owning  certificates  having denominations  aggregating at least $1,000,000,  by wire transfer or otherwise.  In the case of  book-entry  certificates,  distributions  will be made  by wire  transfer  to DTC or its nominee in amounts  calculated  on the  determination  date as described in this  prospectus supplement.  However, the final distribution  relating to the certificates will be made only

                                        S-93

upon  presentation  and  surrender  of the  certificates  at the office or the agency of the trustee  specified  in the notice to holders of the final  distribution.  A business  day is any day other than a Saturday or Sunday or a day on which banking  institutions in the State of California,  Minnesota,  New York, Texas or Illinois are required or authorized by law to be closed.

      With respect to any  distribution  date, the due period is the calendar month in which the  distribution  date  occurs and the  determination  date is the 20th day of the month in which  the  distribution  date  occurs  or,  if the  20th  day is not a  business  day,  the immediately  succeeding  business  day. The due date with respect to each  mortgage  loan is the date on which the scheduled monthly payment is due.

Interest Distributions

      On each  distribution  date,  holders of each class of  Class A  Certificates  will be entitled to receive  interest  distributions  in an amount equal to the Accrued  Certificate
Interest  thereon  for  that  distribution  date,  plus  any  Accrued  Certificate  Interest remaining  unpaid  from  any  prior  distribution  date,  to the  extent  of  the  Available
Distribution Amount for that distribution date.

      On each distribution date,  holders of each class of the Class M  Certificates will be entitled to receive  interest  distributions  in an amount equal to the Accrued  Certificate
Interest on such class,  plus any Accrued  Certificate  Interest  remaining  unpaid from any prior distribution date, to the extent of the Available  Distribution Amount remaining after distributions of interest to the Class A  Certificates and  distributions of interest to any class of Class M Certificates with a lower numerical designation.

      On each  distribution  date,  holders of the Class B  Certificates will be entitled to receive  interest  distributions in an amount equal to the Accrued  Certificate  Interest on such  class,  plus  any  Accrued  Certificate  Interest  remaining  unpaid  from  any  prior distribution  date,  to the extent of the  Available  Distribution  Amount  remaining  after distributions of interest to the Class A Certificates and Class M Certificates.

      With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding  calendar month will be offset by the master servicer,  but only to the extent the
Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation.

      Any Prepayment  Interest  Shortfalls which are not so covered will be allocated to the
Class A,  Class M  and Class B  Certificates  on a pro rata basis,  in  accordance  with the amount of Accrued  Certificate  Interest  that would have accrued  absent these  shortfalls.
These shortfalls will accrue interest at the applicable  Pass-Through Rate, as adjusted from time to time, and will be paid,  together with interest  thereon,  on that distribution date or future  distribution  dates only to the extent of Excess Cash Flow available  therefor as described in  "-Overcollateralization  Provisions" below. Relief Act Shortfalls will only be paid on the related  distribution  date and only to the extent of Excess Cash Flow available therefor as described in "-Overcollateralization Provisions" below.

      If the Pass-Through Rate on any class of Class A,  Class M or Class B  Certificates is equal to the Net WAC Cap Rate,  Basis Risk Shortfalls will occur and will be reimbursed from
Excess  Cash  Flow,   to  the  extent   described  in  this   prospectus   supplement.   See
"-Overcollateralization Provisions" below.

      The  ratings  assigned  to any  class  of  offered  certificates  do not  address  the likelihood of the receipt of any amounts in respect of any Prepayment  Interest  Shortfalls,
Basis Risk Shortfalls or Relief Act Shortfalls.

                                        S-94

Determination of One-Month LIBOR

      With respect to each Interest Accrual Period,  One-Month LIBOR will equal the rate for one month United States Dollar  deposits that appears on the Dow Jones Telerate  Screen Page
3750 as of 11:00 a.m.,  London time, on the second LIBOR business day  immediately  prior to the  commencement of such Interest  Accrual Period.  That date of  determination is referred to in this  prospectus  supplement as the LIBOR rate  adjustment  date.  Dow Jones  Telerate
Screen Page 3750 means the display  designated as page 3750 on the Bridge Telerate  Service, or such other page as may replace  page 3750 on that  service for the purpose of  displaying
London  interbank  offered rates of major banks.  If the rate for  One-Month  LIBOR does not appear on Dow Jones  Telerate  Screen Page 3750,  or any other page as may replace that page on  that  service,  or if the  service  is no  longer  offered,  on any  other  service  for displaying  One-Month  LIBOR or  comparable  rates as may be selected  by the trustee  after consultation  with  the  master  servicer,  the  rate  will be the  reference  bank  rate as described below.

      The  reference  bank  rate  will be  determined  on the  basis  of the  rates at which deposits in  U.S. Dollars  are offered by the  reference  banks,  which shall be three major banks that are  engaged in  transactions  in the London  interbank  market,  selected by the trustee after  consultation with the master servicer,  as of 11:00 a.m., London time, on the
LIBOR rate adjustment  date, to prime banks in the London  interbank  market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the  Class A,  Class M and Class B  Certificates.  The trustee  will  request the  principal
London  office of each of the  reference  banks to provide a  quotation  of its rate.  If at least  two such  quotations  are  provided,  the  rate  will be the  arithmetic  mean of the quotations.  If on such date fewer than two quotations  are provided as requested,  the rate will be the  arithmetic  mean of the  rates  quoted by one or more  major  banks in New York
City,  selected by the trustee  after  consultation  with the master  servicer,  as of 11:00
a.m., New York City time, on such date, for loans in U.S.  Dollars to leading European banks for a period of one  month in an amount  approximately  equal to the  aggregate  Certificate
Principal Balance of the Class A,  Class M and Class B  Certificates.  If no such quotations can be  obtained,  the  rate  will be  One-Month  LIBOR  for the  prior  distribution  date;
provided,  however,  if,  under  the  priorities  described  above,  One-Month  LIBOR  for a distribution  date would be based on One-Month LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall select an alternative comparable index over which the trustee  has no  control,  used for  determining  one-month  Eurodollar lending  rates  that  is  calculated  and  published  or  otherwise  made  available  by  an independent  party.  LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London,  England are required or authorized by law to be closed.

      For any Interest Accrual Period,  the trustee will determine  One-Month LIBOR for that
Interest  Accrual  Period on the related  LIBOR rate  adjustment  date (or if the LIBOR rate adjustment  date is not a business  day,  then on the next  succeeding  business  day).  The establishment of One-Month LIBOR by the trustee and the trustee's subsequent  calculation of the Pass-Through Rates applicable to the Class A,  Class M and Class B  Certificates for the
relevant  Interest  Accrual  Period,  in the  absence of manifest  error,  will be final and binding.

Principal Distributions

      Holders of each  class of Class A  Certificates  will be  entitled  to receive on each distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining after the Interest  Distribution Amount is distributed,  a distribution  allocable to principal in the manner set forth below.

      The Class A  Principal  Distribution  Amount  will be  distributed  to the  Class A-1,
Class A-2  and Class A-3  Certificates,  in that order,  in each case until the  Certificate
Principal Balance thereof has been reduced to zero.

                                        S-95

      Holders  of  the  Class M-1   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after the sum of the  Interest  Distribution  Amount  and the  Class A  Principal
Distribution Amount have been distributed,  the Class M-1 Principal  Distribution Amount, in
reduction  of the  Certificate  Principal  Balance  of that  class,  until  the  Certificate
Principal Balance of that class has been reduced to zero.

      Holders  of  the  Class M-2   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution Amount and the Class M-1  Principal  Distribution Amount have been distributed, the Class M-2  Principal  Distribution  Amount,  in reduction of the  Certificate  Principal
Balance  of that  class,  until the  Certificate  Principal  Balance  of that class has been reduced to zero.

      Holders  of  the  Class M-3   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount,  the  Class M-1  Principal   Distribution  Amount  and  the  Class M-2
Principal  Distribution Amount have been distributed,  the Class M-3 Principal  Distribution
Amount,  in  reduction  of the  Certificate  Principal  Balance  of that  class,  until  the
Certificate Principal Balance of that class has been reduced to zero.

      Holders  of  the  Class M-4   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
Distribution Amount and the Class M-3  Principal  Distribution Amount have been distributed, the Class M-4  Principal  Distribution  Amount,  in reduction of the  Certificate  Principal
Balance  of that  class,  until the  Certificate  Principal  Balance  of that class has been reduced to zero.

      Holders  of  the  Class M-5   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
Distribution  Amount,  the  Class M-3  Principal   Distribution  Amount  and  the  Class M-4
Principal  Distribution Amount have been distributed,  the Class M-5 Principal  Distribution
Amount,  in  reduction  of the  Certificate  Principal  Balance  of that  class,  until  the
Certificate Principal Balance of that class has been reduced to zero.

      Holders  of  the  Class M-6   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4 Principal
Distribution Amount and the Class M-5  Principal  Distribution Amount have been distributed, the Class M-6  Principal  Distribution  Amount,  in reduction of the  Certificate  Principal
Balance  of that  class,  until the  Certificate  Principal  Balance  of that class has been reduced to zero.

      Holders  of  the  Class M-7   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4 Principal
Distribution  Amount,  the  Class M-5  Principal   Distribution  Amount  and  the  Class M-6
Principal  Distribution Amount have been distributed,  the Class M-7 Principal  Distribution

                                        S-96

Amount,  in  reduction  of the  Certificate  Principal  Balance  of that  class,  until  the
Certificate Principal Balance of that class has been reduced to zero.

      Holders  of  the  Class M-8   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4 Principal
Distribution  Amount, the Class M-5 Principal  Distribution  Amount, the Class M-6 Principal
Distribution Amount and the Class M-7  Principal  Distribution Amount have been distributed, the Class M-8  Principal  Distribution  Amount,  in reduction of the  Certificate  Principal
Balance  of that  class,  until the  Certificate  Principal  Balance  of that class has been reduced to zero.

      Holders  of  the  Class M-9   Certificates   will  be  entitled  to  receive  on  each
distribution  date,  to the  extent of the  portion  of the  Available  Distribution  Amount remaining  after  the  sum  of the  Interest  Distribution  Amount,  the  Class A  Principal
Distribution  Amount, the Class M-1 Principal  Distribution  Amount, the Class M-2 Principal
Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the Class M-4 Principal
Distribution  Amount, the Class M-5 Principal  Distribution  Amount, the Class M-6 Principal
Distribution  Amount,  the  Class M-7  Principal   Distribution  Amount  and  the  Class M-8
Principal  Distribution Amount have been distributed,  the Class M-9 Principal  Distribution
Amount,  in  reduction  of the  Certificate  Principal  Balance  of that  class,  until  the
Certificate Principal Balance of that class has been reduced to zero.

Overcollateralization Provisions

      The pooling and servicing  agreement  requires that, on each distribution date, Excess
Cash Flow, if any, be applied on that  distribution  date, but only in the manner and to the extent hereafter  described.  Excess Cash Flow will be applied on any  distribution  date as follows:

                  first,  as  part  of  the  Principal  Distribution  Amount,  to pay to the
   holders  of the  Class  A,  Class M and  Class  B  Certificates  in  reduction  of  their
   Certificate  Principal  Balances,  the principal  portion of Realized  Losses  previously allocated to reduce the  Certificate  Principal  Balance of any class of Class A, Class M or Class B Certificates and remaining unreimbursed,  but only to the extent of Subsequent
   Recoveries for that distribution date;

            second, as part of the Principal  Distribution  Amount, the principal portion of
   Realized Losses incurred on the mortgage loans for the preceding calendar month;

            third,  to pay the amount of any  Overcollateralization  Increase Amount as part of the Principal Distribution Amount;

            fourth, to pay to the holders of the Class A,  Class M and Class B Certificates, pro rata based on Accrued Certificate  Interest otherwise due thereon,  the amount of any
   Prepayment  Interest  Shortfalls  allocated  thereto for that  distribution  date, to the extent not covered by the Eligible Master  Servicing  Compensation  on that  distribution date;

                        fifth,  to pay the  holders  of the  Class A,  Class M  and  Class B
   Certificates,   any  Prepayment   Interest   Shortfalls   remaining   unpaid  from  prior
   distribution  dates together with interest  thereon,  on a pro rata basis based on unpaid
   Prepayment Interest Shortfalls previously allocated thereto;

                                        S-97

            sixth, to pay to the holders of the Class A Certificates,  pro rata, then to the
   Class M Certificates,  in order of priority,  and then to the Class B  Certificates,  the amount of any Basis Risk Shortfalls;

                  seventh,  to  pay  the  holders  of  the  Class A,   Class M  and  Class B
   Certificates,  the  amount  of any  Relief  Act  Shortfalls  allocated  thereto  for that distribution  date, on a pro rata basis based on Relief Act Shortfalls  allocated thereto for that distribution date;

                  eighth, to pay to the holders of the Class A Certificates,  pro rata, then to the Class M Certificates,  in order of priority, and then to the Class B Certificates, the principal  portion of any Realized Losses  previously  allocated  thereto that remain unreimbursed; and

                  ninth,  to pay to the  holders of the  Class SB  Certificates  any balance remaining, in accordance with the terms of the pooling and servicing agreement.

      On any  distribution  date, any amounts  payable  pursuant to clauses first and second above shall be included in the Principal  Distribution Amount and shall be paid as described in "Principal  Distributions"  above.  Any amounts  payable  pursuant to clause eighth above shall not  accrue  interest  or reduce the  Certificate  Principal  Balance of the  Class A,
Class M and Class B Certificates.

      In  addition,  notwithstanding  the  foregoing,  on any  distribution  date  after the distribution  date  on  which  the  Certificate  Principal  Balance  of a class  of  offered certificates  has been reduced to zero, that class of offered  certificates  will be retired and will no longer be  entitled  to  distributions,  including  distributions  in respect of
Prepayment Interest Shortfalls or Basis Risk Shortfalls, as applicable.

      The pooling and servicing  agreement requires that the Excess Cash Flow, to the extent available as described  above,  will be applied as an accelerated  distribution of principal on  the  Class A,  Class M  and  Class B  Certificates,  to the  extent  that  the  Required
Overcollateralization   Amount   exceeds  the   Overcollateralization   Amount  as  of  that
distribution  date and in the order of  priority  set forth in this  prospectus  supplement.
The  application  of Excess  Cash Flow to the  distribution  of  principal  on the  Class A,
Class M and Class B  Certificates  has the effect of accelerating  the amortization of those certificates relative to the amortization of the mortgage loans.

      In the event that the Required  Overcollateralization  Amount is permitted to decrease or "step down" on a distribution  date, a portion of the principal  which would otherwise be distributed  to the  holders  of the  Class A,  Class M  and  Class B  Certificates  on that distribution  date shall not be distributed to the holders of those  certificates.  This has
the  effect  of  decelerating  the   amortization  of  the  Class A,   Class M  and  Class B
Certificates  relative to the  amortization  of the  mortgage  loans,  and of  reducing  the
Overcollateralization Amount.

Allocation of Losses

      Realized Losses on the mortgage loans will be allocated or covered as follows:  first, to the  Excess  Cash  Flow  for  that  distribution  date;  second,  by a  reduction  in the
Overcollateralization  Amount until reduced to zero;  third, to the Class B-3  Certificates, until the Certificate  Principal  Balance thereof has been reduced to zero;  fourth,  to the
Class B-2 Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-1 Certificates,  until the Certificate Principal Balance thereof has been  reduced to zero;  sixth,  to the  Class M-9  Certificates,  until the  Certificate
Principal Balance thereof has been reduced to zero; seventh, to the Class M-8  Certificates, until the Certificate  Principal  Balance thereof has been reduced to zero;  eighth,  to the
Class M-7 Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates,  until the Certificate Principal Balance thereof has been  reduced to zero;  tenth, to  the  Class M-5  Certificates,  until the  Certificate

                                        S-98

Principal   Balance  thereof  has  been  reduced  to  zero;   eleventh,   to  the  Class M-4
Certificates,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;
twelfth, to the Class M-3 Certificates,  until the Certificate Principal Balance thereof has been reduced to zero;  thirteenth,  to the  Class M-2  Certificates,  until the  Certificate
Principal  Balance  thereof  has  been  reduced  to  zero;  fourteenth,   to  the  Class M-1
Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; and
fifteenth,  to all of the Class A  Certificates  on a pro rata basis,  until the Certificate
Principal Balances thereof have been reduced to zero.

      An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of certificates  means an allocation to each of those classes of  certificates  on the basis of its then outstanding  Certificate  Principal Balance prior to giving effect to distributions to be made on that  distribution  date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate  Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through foreclosure  sale,  disposition of the related  mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of  foreclosure,  or otherwise,  the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining,  if any, plus interest  thereon  through the date of  liquidation,  after  application of all amounts recovered,  net of  amounts  reimbursable  to the master  servicer  or the  subservicer  for
Advances and expenses,  including  attorneys' fees,  towards interest and principal owing on the  mortgage  loan.  This  amount  of loss  realized  is  referred  to in  this  prospectus supplement as Realized Losses.

      The  principal  portion of any Realized  Loss,  other than a Debt  Service  Reduction, allocated  to any class of Class A,  Class M or Class B  Certificates  will be  allocated in reduction of its Certificate  Principal Balance,  until the Certificate Principal Balance of that  certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt  Service  Reduction,  allocated  to any class of  Class A,  Class M  or  Class B
Certificates  will be allocated in  reduction  of its Accrued  Certificate  Interest for the related  distribution  date. In addition,  any allocation of Realized  Losses may be made by operation of the  distribution  priority for the  certificates  set forth in this prospectus supplement.

      In order to maximize the  likelihood  of  distribution  in full of amounts of interest
and  principal  to  be  distributed  to  holders  of  the  Class A  Certificates,   on  each
distribution  date,  holders  of  each  class  of  Class A  Certificates  have  a  right  to distributions of interest before  distributions of interest to other classes of certificates and  distributions  of principal  before  distributions  of  principal  to other  classes of certificates.  In addition,  overcollateralization,  the application of Excess Cash Flow and payments received from the yield maintenance  agreement will also increase the likelihood of distribution  in full of amounts of interest and  principal to the Class A  Certificates  on each distribution date.

      The priority of  distributions  among the Class M  Certificates,  as described in this prospectus  supplement,  also has the  effect  during  certain  periods,  in the  absence of losses,  of  decreasing  the  percentage  interest  in the trust  evidenced  by any class of
Class M Certificates with a higher distribution  priority,  thereby increasing,  relative to its Certificate  Principal Balance, the subordination  afforded to such class of the Class M
Certificates by  overcollateralization  and any class of Class M  Certificates  with a lower distribution priority.

      In  addition,  instances  in which a  mortgage  loan is in  default  or if  default is reasonably foreseeable,  and if determined by the master servicer to be in the best interest of  the  certificateholders,  the  master  servicer  or  subservicer  may  permit  servicing modifications  of the mortgage loan rather than  proceeding with  foreclosure,  as described under  "Description  of  the  Securities-Servicing  and  Administration  of  Loans"  in  the
prospectus.  However the master  servicer's and  subservicer's  ability to perform servicing modifications  will be  subject  to some  limitations,  including  but  not  limited  to the

                                        S-99

following.  Advances and other amounts may be added to the outstanding  principal balance of a mortgage  loan only once  during the life of a mortgage  loan.  Any  amounts  added to the principal  balance of the mortgage loan, or capitalized  amounts added to the mortgage loan, will  be  required  to  be  fully  amortized  over  the  term  of  the  mortgage  loan.  All capitalizations  are to be  implemented in accordance  with  Residential  Funding's  program guide and may be  implemented  only by  subservicers  that have been  approved by the master servicer for that  purpose.  The final  maturity of any mortgage  loan shall not be extended beyond the assumed  final  distribution  date. No servicing  modification  with respect to a mortgage  loan will have the effect of reducing  the  mortgage  rate below the lesser of (i)
one-half  of the  mortgage  rate as in  effect on the  cut-off  date and (ii) the sum of the rates at which the master servicing and subservicing fees are paid.  Further,  the aggregate current  principal  balance of all mortgage  loans subject to  modifications  can be no more than five percent (5%) of the aggregate  principal  balance of the mortgage  loans as of the cut-off  date,  but  this  limit  may  increase  from  time to  time,  so  long  as  written confirmation  is obtained  from each rating  agency  that the  increase  will not reduce the ratings  assigned  to any class of offered  certificates  by that  rating  agency  below the lower of the then-current  ratings  assigned to those  certificates by that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

Advances

      Prior to each distribution  date, the master servicer is required to make Advances out of its own funds,  advances made by a subservicer,  or funds held in the Custodial  Account, with respect to any  distributions of principal and interest,  net of the related  servicing fees,  that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

      Advances  are  required  to be made only to the extent  that  they,  in the good faith judgment of the master servicer,  are recoverable from related late  collections,  Insurance
Proceeds or Liquidation  Proceeds.  The purpose of making  Advances is to maintain a regular cash flow to the  certificateholders,  rather than to  guarantee or insure  against  losses.
The master  servicer will not be required to make any Advances with respect to reductions in the amount of the  scheduled  monthly  payments on the  mortgage  loans due to Debt  Service
Reductions or the application of the Relief Act or similar  legislation or regulations.  Any failure  by the  master  servicer  to make an  Advance as  required  under the  pooling  and servicing  agreement  will  constitute  an event of default  under the pooling and servicing agreement,  in which case the trustee,  as successor master  servicer,  will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

      All Advances will be  reimbursable  to the master  servicer on a first  priority basis from late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the unreimbursed Advance was made.

      In addition,  any Advances  previously made which are deemed by the master servicer to be  nonrecoverable  from  related  late  collections,  Insurance  Proceeds  and  Liquidation
Proceeds may be reimbursed to the master servicer out of any funds in the Custodial  Account prior  to  distributions  on the  offered  certificates.  Further,  Advances  will  also  be reimbursable  to the  extent  they have been added to the  unpaid  principal  balance of the mortgage loans.

      In  addition,  see  "Description  of the  Securities-Withdrawals  from  the  Custodial
Account" and "-Advances" in the prospectus.

                                        S-100

      The pooling and servicing  agreement  provides that the master servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances and/or Servicing  Advances.  No facility will require the consent of the  certificateholders or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing  person would be  reimbursed  to the  advancing  person  under  the  same  provisions  pursuant  to  which reimbursements  would be made to the master  servicer if those  advances  were funded by the master servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer,  and without being subject to any right of offset  that the  trustee  or the trust  might  have  against  the  master  servicer  or any successor master servicer.

[The Yield Maintenance Agreement]

      [The  holders of the  Class A,  Class M and Class B  Certificates  may benefit  from a
series  of  interest  rate  cap  payments  from  [________________]   pursuant  to  a  yield
maintenance  agreement.  The yield maintenance  agreement is intended to partially  mitigate for most of the  distribution  dates  occurring  before  the  60th  distribution  date,  the interest rate risk that could result from the  difference  between (a) One-Month  LIBOR plus the  related  Margin and (b) the Net WAC Cap Rate  (without  any  adjustment  to account for payments required to be made under the yield maintenance agreement, if any).

      On each  distribution  date,  payments under the yield  maintenance  agreement will be made based on (a) an amount equal to the Yield  Maintenance  Agreement  Notional Balance for
that  distribution date and (b) the positive excess of (i) the lesser of (x) One-Month LIBOR and (y) the related  Monthly  Ceiling  Rate,  over (ii) the  related  Monthly  Strike  Rate, calculated on an actual/360-day basis.

      Interest  shortfalls  with respect to any  distribution  date caused by the failure of the yield  maintenance  agreement  provider to make  required  payments  pursuant to a yield maintenance  agreement  will be deducted  from Accrued  Certificate  Interest on the related certificates  for that  distribution  date,  will become Basis Risk  Shortfalls  and will be payable solely in the amounts and priority described under
"-Overcollateralization Provisions" above.]

                            Yield and Prepayment Considerations

General

      The  yield  to  maturity  on each  class of  offered  certificates  will be  primarily affected by the following factors:

o                 The  rate  and  timing  of  principal  payments  on  the  mortgage  loans, including  prepayments,  defaults  and  liquidations,  and  repurchases  due  to breaches of representations and warranties;

o           The  allocation  of  principal   distributions  among  the  various  classes  of
            certificates;

o           The rate and timing of Realized  Losses and interest  shortfalls on the mortgage loans;

o     The timing of the exercise by the master servicer of an optional termination;

o           The Pass-Through Rate on that class of offered certificates; and

o           The purchase price paid for that class of offered certificates.

                                        S-101

      For additional considerations relating to the yields on the offered certificates,  see
"Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

      The yield to  maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be affected by the rate and timing of principal  payments on the mortgage loans and the amount and timing of mortgagor  defaults resulting in Realized Losses on the mortgage  loans.  These  yields may be  adversely  affected by a higher or lower than anticipated  rate of  principal  payments  on the  mortgage  loans.  The  rate of  principal payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the  mortgage  loans,  the rate and  timing  of  Principal  Prepayments  by the  mortgagors, liquidations or  modifications  of defaulted  mortgage loans and purchases of mortgage loans due to  breaches of  representations  and  warranties.  The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans may  significantly,  and the timing of Realized  Losses on the  mortgage  loans will,  affect the yield to an investor in the offered certificates,  even if the average rate of principal  distributions  experienced over  time is  consistent  with an  investor's  expectation.  Since  the rate and  timing of principal  payments on the mortgage  loans will depend on future  events and on a variety of factors,  as described in this  prospectus  supplement,  no assurance can be given as to the rate or the timing of  principal  distributions  on the  offered  certificates  entitled  to distributions of principal.

      The mortgage  loans may be prepaid by the  mortgagors  at any time in full or in part, although  approximately  [_____]% of the mortgage  loans provide for payment of a prepayment charge.  Prepayment  charges may reduce the rate of prepayment  on the mortgage  loans until the end of the period during which these  prepayment  charges apply. See "Description of the
Mortgage  Pool-Mortgage  Loan  Characteristics"  in this prospectus  supplement.  Some state laws restrict the imposition of prepayment  charges even when the mortgage  loans  expressly provide for the collection of those  charges.  As a result,  it is possible that  prepayment charges  and late fees may not be  collected  even on  mortgage  loans that  provide for the
payment  of  these  charges.   In  any  case,  these  amounts  will  not  be  available  for distribution on the offered  certificates.  See "Certain Legal Aspects of the  Loans-Default
Interest   and   Limitations   on    Prepayments"   in   the   prospectus.    The   Class SB
Certificateholders  shall receive the amount of any payments or collections in the nature of prepayment  charges on the mortgage loans received by the master  servicer in respect of the related due period.

      The mortgage loans typically  contain  due-on-sale  clauses.  The terms of the pooling and servicing  agreement  generally  require the master servicer or any subservicer,  as the case may be, to  enforce  any  due-on-sale  clause to the  extent  it has  knowledge  of the conveyance  or the  proposed  conveyance  of the  underlying  mortgaged  property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

      Prepayments,  liquidations  and  purchases  of  the  mortgage  loans  will  result  in distributions  to holders of the  offered  certificates  of  principal  amounts  which would otherwise  be  distributed  over  the  remaining  terms  of those  mortgage  loans.  Factors affecting  prepayment,  including  defaults  and  liquidations,  of mortgage  loans  include changes in mortgagors'  housing needs, job transfers,  unemployment,  mortgagors' net equity in the  mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates fell  significantly  below the mortgage rates on the mortgage loans, the rate of  prepayments,  including  refinancings,  would be expected to  increase.  Conversely,  if prevailing  mortgage  rates rose  significantly  above the  mortgage  rates on the  mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

                                        S-102

      The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  distributions  on the  offered  certificates.  In  general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the mortgage  loans will be affected  by the  general  economic  condition  of the  region of the  country  in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak or deteriorating  economy exists, as may be evidenced  by,  among other  factors,  increasing  unemployment  or falling  property values.  See "Risk Factors" in this prospectus supplement.

      A subservicer  may allow the  refinancing of a mortgage loan by accepting  prepayments on the  mortgage  loans  and  permitting  a new  loan  secured  by a  mortgage  on the  same property.  In the event of such a  refinancing,  the new loan would not be  included  in the trust and, therefore,  the refinancing would have the same effect as a prepayment in full of the related  mortgage  loan. A subservicer or the master  servicer will,  from time to time, implement programs designed to encourage  refinancing.  These programs may include,  without limitation,  modifications of existing loans,  targeted  solicitations,  the offering of pre approved  applications,  reduced  origination  fees or  closing  costs,  or other  financial incentives.  Targeted  solicitations  may be based on a variety of  factors,  including  the
credit  of  the  borrower  or  the  location  of  the  mortgaged   property.   In  addition,
subservicers  or the master  servicer  may  encourage  the  refinancing  of mortgage  loans, including defaulted mortgage loans, that would permit  creditworthy  borrowers to assume the outstanding indebtedness of these mortgage loans.

Allocation of Principal Distributions

      The yields to maturity on the offered  certificates will be affected by the allocation of principal  distributions  among the offered  certificates.  The Class A  Certificates are entitled to receive  distributions in accordance with various priorities for distribution of principal  as  described  in this  prospectus  supplement.  Distributions  of  principal  on classes  having  an  earlier  priority  of  distribution  will be  affected  by the rates of prepayment  of the mortgage  loans early in the life of the mortgage  loan pool.  The timing of commencement  of principal  distributions  and the weighted  average lives of the Class A
Certificates  with a later  priority  of  distribution  will be  affected  by the  rates  of prepayment  of the  mortgage  loans both  before  and after the  commencement  of  principal
distributions   on  those   classes.   In  addition,   the  rate  and  timing  of  principal
distributions  on and  the  weighted  average  lives  of the  offered  certificates  will be affected  primarily by the rate and timing of  principal  payments,  including  prepayments, defaults, losses, liquidations and purchases, on the mortgage loans.

      As  described  in  this  prospectus  supplement,  during  certain  periods  all  or  a disproportionately  large  percentage  of principal  payments on the mortgage  loans will be allocated among the Class A  Certificates and, during certain periods, no principal payments will be distributed to each class of Class M Certificates and Class B  Certificates.  Unless
the Certificate  Principal  Balances of the Class A  Certificates have been reduced to zero, the Class M  Certificates  will not be entitled to receive  distributions of principal until the Stepdown Date.  Furthermore,  if a Trigger Event is in effect, the Class M  Certificates will not be entitled to receive  distributions  in respect of principal  until the aggregate
Certificate  Principal Balance of the Class A  Certificates has been reduced to zero. To the extent  that  no  principal  payments  are  distributed  on the  Class M  Certificates,  the subordination  afforded the Class A Certificates by the Class M Certificates,  together with the Class B  Certificates and  overcollateralization,  in the absence of offsetting Realized
Losses allocated thereto,  will be increased,  and the weighted average lives of the Class M
Certificates will be extended.

      As  described  under  "Description  of  the  Certificates-Allocation  of  Losses"  and
"-Advances,"  amounts  otherwise  distributable  to  holders  of one or more  classes of the
Class M  Certificates  may  be  made  available  to  protect  the  holders  of  the  Class A
Certificates and holders of any Class M  Certificates  with a higher  distribution  priority

                                        S-103

against  interruptions  in  distributions  due to certain  mortgagor  delinquencies,  to the extent not covered by Advances.

      Such  delinquencies  may affect the yields to investors on such classes of the Class M
Certificates,  and,  even if  subsequently  cured,  may affect the timing of the  receipt of distributions  by the  holders of such  classes  of Class M  Certificates.  In  addition,  a higher than expected rate of  delinquencies or losses will also affect the rate of principal distributions on one or more classes of the Class M  Certificates if delinquencies or losses cause a Trigger Event.

      The yields to maturity of the offered  certificates may also be affected to the extent any  Excess  Cash Flow is used to  accelerate  distributions  of  principal  on the  offered certificates and to the extent of any  Overcollateralization  Reduction Amount. In addition, the amount of the Overcollateralization  Increase Amount paid to the offered certificates on any  distribution  date will be affected by, among other things,  the level of delinquencies and losses on the mortgage loans,  and the level of One-Month LIBOR and One-Year LIBOR.  See
"Description  of  the  Certificates-Overcollateralization  Provisions"  in  this  prospectus supplement.

Realized Losses and Interest Shortfalls

      The yields to maturity  and the  aggregate  amount of  distributions  on each class of offered  certificates  will be  affected  by the timing of borrower  defaults  resulting  in
Realized  Losses on the mortgage  loans, to the extent such losses are not covered by credit
support  in  the  form  of  the  Excess  Cash  Flow,   overcollateralization,   the  Class B
Certificates  or  subordination   provided  by  any  Class M   Certificates   with  a  lower
distribution priority.  Furthermore,  as described in this prospectus supplement, the timing of receipt of principal and interest by the offered  certificates may be adversely  affected by losses or delinquencies on the mortgage loans if those losses or delinquencies  result in a change in the Required Overcollateralization Amount.

      The  amount  of  interest  otherwise  payable  to  holders  of each  class of  offered certificates  will be reduced by any  interest  shortfalls,  including  Prepayment  Interest
Shortfalls,  on the  mortgage  loans to the extent not covered by the Excess Cash Flow or by the  master  servicer,  in each  case as  described  in this  prospectus  supplement.  These shortfalls  will not be offset by a reduction  in the  servicing  fees payable to the master servicer or otherwise,  except as described in this  prospectus  supplement  with respect to
Prepayment  Interest  Shortfalls.  Prepayment  Interest  Shortfalls  will only be covered by
Excess  Cash  Flow  to the  extent  described  in this  prospectus  supplement.  Relief  Act
Shortfalls  arising  in an  Interest  Accrual  Period  will only be covered to the extent of
Excess  Cash Flow  available  therefor in the manner  described  under  "Description  of the
Certificates-Overcollateralization  Provisions" and such interest  shortfalls will not carry
forward  or  be  paid  on  any  subsequent   distribution  date.  See  "Description  of  the
Certificates-Interest  Distributions"  in this  prospectus  supplement  for a discussion  of possible shortfalls in the collection of interest.

      The  recording of  mortgages  in the name of MERS is a relatively  new practice in the mortgage  lending  industry.  While  the  depositor  expects  that the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged properties,  when necessary and  appropriate,  public  recording  officers and others in the mortgage industry,  however,  may have limited,  if any,  experience with lenders seeking to foreclose  mortgages,  assignments of which are registered  with MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting  and completing  foreclosure  proceedings, defending  litigation  commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the distribution of liquidation proceeds to the  certificateholders  and increase the amount of  Realized  Losses  on  the  mortgage  loans.  In  addition,  if,  as  a  result  of  MERS discontinuing  or  becoming  unable to  continue  operations  in  connection  with the MERS®
System,  it becomes  necessary to remove any mortgage  loan from  registration  on the MERS®
System and to arrange for the  assignment of the mortgages to the trustee,  then any related

                                        S-104

expenses shall be  reimbursable by the trust to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the  outstanding  class or classes of certificates with the lowest distribution  priorities.  For additional information regarding the  recording  of  mortgages  in  the  name  of  MERS  see  "Description  of  the  Mortgage
Pool-General" in this prospectus  supplement and  "Description of the  Securities-Assignment of Loans" in the prospectus.

Pass-Through Rates

      The  yields  to  maturity  on the  offered  certificates  will be  affected  by  their
Pass-Through Rates.

      Each class of offered  certificates may not always receive interest at a rate equal to
One-Month  LIBOR  plus  the  related  Margin.  If  with  respect  to any  distribution  date
One-Month LIBOR plus the related Margin for a class of offered  certificates is greater than the lesser of the Net WAC Cap Rate for that  distribution  date and [____]%  per annum,  the
Pass-Through  Rate on that  class will be limited to the lesser of that Net WAC Cap Rate and
[____]%  per  annum.  Thus,  the yield to  investors  in the  offered  certificates  will be sensitive to fluctuations  in the level of One-Month LIBOR and may be adversely  affected by the  application  of the cap. In  addition,  the  prepayment  of mortgage  loans with higher
mortgage  rates  may  result  in  a  lower   Pass-Through  Rate  on  any  class  of  offered
certificates.  If on any  distribution  date  the  application  of  the  cap  results  in an interest  distribution  lower than  One-Month  LIBOR plus the related Margin on any class of offered  certificates  during the related Interest  Accrual Period,  the value of that class may be temporarily or permanently reduced.

      Investors in the offered  certificates  should be aware that the interest that becomes due on the  mortgage  loans  during the  related due period may be less than  interest  that would accrue on the offered  certificates  at the rate of  One-Month  LIBOR plus the related
Margin.  In a rising  interest  rate  environment,  the  offered  certificates  may  receive interest  at the Net WAC Cap Rate for a  protracted  period of time.  In  addition,  in this situation,  there  would be  little or no Excess  Cash  Flow to cover  losses  and to create additional  overcollateralization.  In addition,  because the initial  mortgage rates on the adjustable-rate  mortgage loans may be lower than the related minimum  mortgage  rates,  the
Net WAC Cap Rate will  initially  be less than it will be once the  mortgage  loans have all adjusted to their fully-indexed  rate. Further,  [___]% of the mortgage loans are fixed-rate mortgage loans.  Therefore,  there is a greater risk that the Pass-Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

      To the extent the Net WAC Cap Rate is paid on any class of  offered  certificates  the difference  between the Net WAC Cap Rate and One-Month LIBOR plus the related  Margin,  will create a shortfall that will carry forward with interest  thereon,  provided that the amount of the  shortfall  that will carry forward will be capped at the lesser of [____]% per annum and the Weighted  Average Maximum Net Mortgage Rate.  These  shortfalls will be payable only from Excess Cash Flow and proceeds  from the yield  maintenance  agreement,  in each case to the extent  described in this prospectus  supplement,  and may remain unpaid on the optional termination date and final distribution date.

Purchase Price

      The yields to maturity on the  offered  certificates  will depend on the price paid by the  holders of the  offered  certificates.  The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if an offered  certificate  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate faster than assumed at the time of purchase,  the investor's actual yield to maturity will be lower than

                                        S-105

that  anticipated  at the  time  of  purchase.  Conversely,  if an  offered  certificate  is purchased  at a discount and  principal  distributions  thereon  occur at a rate slower than assumed at the time of purchase,  the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Dates

      Assuming no  prepayments,  losses or  delinquencies  on the mortgage  loans, no Excess
Cash Flow on any distribution date, and that the optional termination is not exercised,  the certificates  will have the final  scheduled  distribution  dates described in the following paragraph.

      The final scheduled  distribution date with respect to the Class A-1 Certificates will be the  distribution  date in  [___________].  The final  scheduled  distribution  date with respect to the Class A-2  Certificates will be the distribution  date in [___________].  The final scheduled  distribution  date with respect to the Class A-3  Certificates  will be the distribution  date in [___________].  The final scheduled  distribution date with respect to the Class M-1 and Class M-2  Certificates  will be the distribution  date in  [___________].
The  final  scheduled  distribution  date  with  respect  to  the  Class M-3  and  Class M-4
Certificates  will  be  the  distribution   date  in  [___________].   The  final  scheduled
distribution  date with respect to the Class M-5  Certificates will be the distribution date in  [___________].  The final  scheduled  distribution  date with  respect to the  Class M-6
Certificates  will  be  the  distribution   date  in  [___________].   The  final  scheduled
distribution  date with respect to the Class M-7  Certificates will be the distribution date in  [___________].  The final  scheduled  distribution  date with  respect to the  Class M-8
Certificates  will  be  the  distribution   date  in  [___________].   The  final  scheduled
distribution  date with respect to the Class M-9  Certificates will be the distribution date in  [___________].  Due to losses and  prepayments on the mortgage  loans,  the actual final distribution  date on any class of offered  certificates  may be substantially  earlier.  In addition,  the actual final  distribution  date on any class of offered  certificates may be later than the final  scheduled  distribution  date therefor.  No event of default under the pooling and  servicing  agreement  will arise or become  applicable  solely by reason of the failure  to  retire  the  entire  Certificate  Principal  Balance  of any  class of  offered certificates on or before its final scheduled distribution date.

                                        S-106

Weighted Average Life

      Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  of net  reduction  of principal balance of the  security.  The weighted  average life of each class of offered  certificates will be  influenced  by,  among other  things,  the rate at which  principal of the mortgage loans  is  paid,  which  may  be in the  form  of  scheduled  amortization,  prepayments  or liquidations.

      [The  prepayment  assumption  used in this  prospectus  supplement with respect to the mortgage  loans,  or prepayment  assumption,  represents an assumed rate of prepayment  each month relative to the then outstanding  principal  balance of a pool of mortgage loans. With respect to the fixed-rate  mortgage loans, a 100% prepayment  assumption  assumes a constant prepayment  rate, or CPR, of 4% per annum of the then outstanding  principal  balance of the fixed-rate  mortgage  loans in the first  month of the life of the  mortgage  loans,  and an additional  approximate  1.9091% per annum in each month thereafter until the twelfth month.
Beginning  in the  twelfth  month  and in each  month  thereafter  during  the life of those mortgage  loans,  a 100%  prepayment  assumption  assumes a CPR of 25% per annum each month.
With respect to the adjustable-rate  mortgage loans, a 100% prepayment  assumption assumes a
CPR of 4% per  annum  of the  then  outstanding  principal  balance  of the  adjustable-rate mortgage  loans in the first month of the life of those  mortgage  loans,  and an additional approximate  2.3636% per annum in each month thereafter  until the twelfth month.  Beginning in the twelfth month and in each month  thereafter  during the life of the mortgage loans, a
100% prepayment  assumption  assumes a CPR of 30% per annum each month. As used in the table below, a 0% prepayment  assumption  assumes  prepayment  rates equal to 0% of the prepayment assumption,  or no  prepayments.  Correspondingly,  a 200% prepayment  assumption  assumes a prepayment  rate equal to 200% of the prepayment  assumption,  and so forth.  The prepayment assumption  does not purport to be a historical  description  of prepayment  experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage loans in the trust.]

      The  tables  set  forth  below  have been  prepared  on the  basis of  assumptions  as described below regarding the weighted  average  characteristics  of the mortgage loans that are expected to be included in the trust as  described  under  "Description  of the Mortgage
Pool" in this prospectus supplement and their performance.

                                        S-107

      The tables assume, among other things, the following structuring assumptions:

o           as of the date of issuance  of the  offered  certificates,  the  mortgage  loans
    consist  of  nineteen   hypothetical   mortgage  loans  with  the  following   aggregate
    characteristics as of the cut-off date:

                                   Original Remaining
                                   Term     Term               Original
        Aggregate          Expense to       to                 Amortization
Loan    Principal  MortgageFee     Maturity Maturity   Age        Term
Number   Balance    Rate    Rate   (months) (months)  (months)   (months)

   1
   2
   3
   4
   5
   6
   7
   8
   9
  10
  11
  12
  13
  14
  15
  16
  17
  18
  19

--------------------------------------------------------------------------------------------
                  Months
         Months   Between               Initial
         to Next  Rate                  Periodic         LifetimeLifetime
Loan     AdjustmenAdjustment   Gross    Rate   Periodic Maximum Minimum
 Number    Date     Dates     Margin     Cap   Rate Cap  Rate    Rate

   1
   2
   3
   4
   5
   6
   7
   8
   9
   10
   11
   12
   13
   14
   15
   16
   17
   18
   19

--------------------------------------------------------------------------------------------
o           the scheduled  monthly  payment for the mortgage  loans have been based on their outstanding  balances,  interest  rates  and  remaining  terms to  maturity  so that the mortgage  loans will amortize in amounts  sufficient  for  repayment  thereof over their remaining terms to maturity;

o           none  of  Residential  Funding,  the  master  servicer  or  the  depositor  will repurchase  any mortgage  loan and the master  servicer  does not exercise its option to purchase  the  mortgage  loans  and  thereby  cause a  termination  of the  trust on the optional termination date, except where indicated;

                                        S-108

o           there are no  delinquencies  or  Realized  Losses  on the  mortgage  loans,  and principal  payments  on the  mortgage  loans  will  be  timely  received  together  with prepayments,  if any, at the constant percentages of the prepayment assumption set forth in the tables;

o           there is no Prepayment  Interest  Shortfall,  Basis Risk  Shortfall,  Relief Act
    Shortfall or any other interest shortfall in any month;

o           distributions  on the  certificates  will be  received  on the  25th day of each month, commencing in [________];

o           payments on the mortgage loans earn no reinvestment return;

o           the  expenses   described  under   "Description  of  the   Certificates-Interest
    Distributions"  will be paid from  trust  assets,  and there are no  additional  ongoing trust expenses payable out of the trust;

o     the index for the adjustable-rate loans is One-Year LIBOR;

o                 One-Year LIBOR will remain constant at [___________]% per annum;

o           One-Month LIBOR will remain constant at [___________]% per annum; and

o           the certificates will be purchased on [___________].

      The actual  characteristics and performance of the mortgage loans will differ from the assumptions  used in  constructing  the tables set forth below,  which are  hypothetical  in nature and are provided only to give a general  sense of how the principal  cash flows might behave under  varying  prepayment  scenarios.  For  example,  it is very  unlikely  that the mortgage  loans will prepay at a constant  percentage  of the  prepayment  assumption  until maturity  or that all of the  mortgage  loans  will  prepay at the same rate of  prepayment.
Moreover,  the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster  principal  distributions  than indicated in the tables at the various  constant  percentages of the prepayment  assumption  specified,  even if the weighted  average  remaining terms to stated maturity and weighted average mortgage rates of the mortgage loans in the trust are as assumed.  Any difference  between the assumptions and the actual  characteristics  and  performance of the mortgage  loans,  or actual  prepayment experience,  will affect the percentages of initial  Certificate  Principal  Balances of the offered  certificates  outstanding  over time and the weighted  average lives of the offered certificates.

      Subject to the foregoing  discussion and  assumptions,  the following  tables indicate the weighted average lives of the offered  certificates and set forth the percentages of the
initial  Certificate   Principal  Balances  of  the  offered   certificates  that  would  be
outstanding  after each of the distribution  dates shown at various constant  percentages of the prepayment assumption shown.

                                        S-109

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class A-1 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-110

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class A-2 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2)  (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-111

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class A-3 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
*     Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-112

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-1 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
*     Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-113

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-2 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-114

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-3 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-115

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-4 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
*     Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-116

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-5 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-117

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-6 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-118

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-7 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
*     Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-119

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-8 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
*     Indicates a number that is greater than zero but less than 0.5%.
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-120

            Percent of Initial Certificate Principal Balance Outstanding at the
                     Following Percentages of the Prepayment Assumption

                                                   Class M-9 Certificates

Prepayment Assumption                     0%     50%    75%    100%    125%   150%
Distribution Date
Initial Percentage.................      100%   100%    100%   100%    100%   100%

Weighted Average Life in Years(1)  (to
Maturity)..........................
Weighted Average Life in Years(2) (to
Call)..............................
________
--------------------------------------------------------------------------------------------
(1)   The weighted  average life of an offered  certificate is determined by (i)  multiplying the net reduction,  if any, of its  Certificate  Principal  Balance by the number of years from the date of issuance of the offered  certificate  to the related  distribution  date,  (ii)
      adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.
(2)   The weighted  average life is  calculated as stated above and also assumes that an optional termination is exercised on the optional termination date.

This table has been prepared  based on the  structuring  assumptions,  including the  assumptions regarding the  characteristics  and  performance  of the mortgage loans which may differ from the actual  characteristics  and  performance  of the  mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                        S-121

                              Pooling and Servicing Agreement

General

      The certificates will be issued pursuant to the pooling and servicing  agreement dated as of cut-off date, among the depositor,  the master servicer and the trustee.  Reference is made to the  prospectus  for  important  information  in  addition to that set forth in this prospectus  supplement  regarding  the terms and  conditions  of the pooling  and  servicing agreement  and the offered  certificates.  The  trustee,  or any of its  affiliates,  in its individual or any other capacity,  may become the owner or pledgee of certificates  with the same  rights as it would  have if it were not  trustee.  The  offered  certificates  will be transferable  and  exchangeable at the corporate trust office of the trustee.  The depositor will provide a prospective or actual certificateholder,  without charge, on written request, a copy,  without  exhibits,  of the  pooling and  servicing  agreement.  Requests  should be addressed to the President,  Residential Asset Mortgage Products, Inc., 8400 Normandale Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437.  In  addition  to the  circumstances described in the  prospectus,  the  depositor may terminate the trustee for cause under some circumstances.  See "The Agreements-The Trustee" in the prospectus.

Custodial Arrangements

      The trustee will appoint  [________________],  to serve as custodian  for the mortgage loans.  The  custodian  is not an  affiliate of the  depositor,  the master  servicer or the sponsor.  No  servicer  will have  custodial  responsibility  for the  mortgage  loans.  The custodian will maintain mortgage loan files that contain originals of the notes,  mortgages, assignments  and allonges in vaults  located at the sponsor's  premises in  Minnesota.  Only the  custodian  has access to these  vaults.  A shelving and filing  system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

The Master Servicer and Subservicers

      Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will  be responsible  for master  servicing the mortgage  loans.  Master  servicing  responsibilities include:

o     receiving funds from subservicers,
o     reconciling servicing activity with respect to the mortgage loans,
o     calculating remittance amounts to certificateholders,
o     sending remittances to the trustee for distributions to certificateholders,
o     investor and tax reporting,
o     coordinating loan repurchases,
o     oversight of all servicing activity, including subservicers,
o     following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
o     approval of loss mitigation strategies,
o     management and liquidation of mortgaged  properties acquired by foreclosure or deed in lieu of foreclosure,
o     providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

      The  master  servicer  may,  from time to time,  outsource  certain  of its  servicing functions,  such as foreclosure  management,  although any such outsourcing will not relieve the master  servicer of any of its  responsibilities  or  liabilities  under the pooling and servicing agreement.

                                        S-122

For a general  description  of the master  servicer  and its  activities,  see  "Sponsor and
Master  Servicer"  in this  prospectus  supplement.  For a general  description  of material terms  relating  to the master  servicer's  removal or  replacement,  see "The  Pooling  and
Servicing Agreement - - Rights Upon Event of Default" in the prospectus.

      Subservicer   Responsibilities.   Subservicers  are  generally   responsible  for  the
following duties:

o     communicating with borrowers;
o     sending monthly remittance statements to borrowers;
o     collecting payments from borrowers;
o     recommending  a loss  mitigation  strategy for borrowers  who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
o     accurate  and  timely  accounting,  reporting  and  remittance  of the  principal  and interest  portions of monthly  installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
o     accurate and timely accounting and  administration of escrow and impound accounts,  if applicable;
o     accurate and timely reporting of negative amortization amounts, if any;
o     paying escrows for borrowers, if applicable;
o     calculating and reporting payoffs and liquidations;
o     maintaining an individual file for each loan; and
o     maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

      Homecomings  Financial Network,  Inc. Homecomings will subservice [____]% by principal amount of the mortgage  loans  pursuant to the terms of a  subservicing  agreement  with the master servicer.  The subservicing  agreement  provides that Homecomings will provide all of the services  described in the preceding  paragraph.  Homecomings is a Delaware  corporation and has been  servicing  mortgage  loans  secured  by  first  liens  on  one-to  four-family
residential   properties  since  1996.   Homecomings  was  incorporated  as  a  wholly-owned
subsidiary of  Residential  Funding  Corporation  in 1995 to service and originate  mortgage loans.  In 1996,  Homecomings  acquired  American  Custody  Corporation  to begin  servicing subprime  mortgage  loans,  and in 1999  Homecomings  acquired  Capstead  Inc.  to  focus on servicing  prime  loans  such  as  the  mortgage  loans  described  herein.  At  that  time,
Homecomings  serviced  approximately [__] mortgage loans with an aggregate principal balance of approximately  $[____],  while Capstead Inc. serviced approximately [____] mortgage loans with an aggregate  principal balance of approximately  $[___]. The operations of each of the
acquired   companies  have  been  integrated   into   Homecomings'   servicing   operations.
Approximately  [70%] of the mortgage loans currently master serviced by Residential  Funding
Corporation  are  subserviced by  Homecomings.  As of March 31, 2005,  Homecomings  serviced approximately  732,000 mortgage loans with an aggregate  principal  balance of approximately
$86 billion.  In addition to servicing  mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings  services mortgage loans secured by more junior

                                        S-123

second  liens on  residential  properties  and subprime  mortgage  loans.  Homecomings  also performs  special  servicing  functions for [_], where the servicing  responsibilities  with respect  to  delinquent  mortgage  loans  that  have  been  serviced  by  third  parties  is transferred to Homecomings.  Homecomings'  servicing activities have included the activities specified above under "-Subservicer responsibilities".

Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as  contacting  delinquent  borrowers,  property  tax  administration  and hazard  insurance administration,  although any such  outsourcing  will not relieve  Homecomings of any of its responsibilities  or liabilities as a subservicer.  If Homecomings  engages any  subservicer to subservice 10% or more of the mortgage loans,  or any  subservicer  performs the types of services  requiring  additional  disclosures,  the issuing entity will file a Report on Form
8-K providing any required additional disclosure regarding such subservicer.

      [Specify other  subservicers].  [________] will subservice  approximately [___]% [this would be a percentage  that is greater  than 10% but less than 20%] by  principal  amount of the mortgage  loans.  [____________]  is a [Delaware]  corporation  that has been  servicing mortgage loans secured by first liens on one-to  four-family  residential  properties  since
[________ ].

[__] will subservice  approximately  20% by principal amount of the mortgage loans.  [__] is a [Delaware]  corporation  that has been servicing  mortgage loans secured by first liens on
one-to-four  family  properties  since  [___].   [______]'s   mortgage  servicing  portfolio
includes mortgage loans secured by first and junior lines on the related property,  subprime mortgage  loans,  and revolving  home equity lines of credit.  As of [___],  2000 [____] was servicing  approximately  [__]  mortgage  loans  with  an  aggregate  principal  balance  of approximately  $[___]. As of [___], [___], [____] was servicing  approximately [__] mortgage loans with an aggregate  principal  balance of approximately  $[___].  During the past three
years,  [___]  has  implemented   additional  procedures  designed  to  mitigate  losses  on
delinquent  mortgage  loans,  including  capitalizing   delinquent  interest  and  taxes  in
conjunction  with interest rate  reductions  and payment  plans,  where [___] has determined that the overall amount of losses on the loan will be reduced.

      [The  following  are  the  material  terms  of  the  subservicing   agreement  between
[Subservicer] and the master servicer.]

      See  "The  Agreements-Events  of  Default;  Rights  Upon  Event  of  Default"  in  the
prospectus  and "-Certain  Other Matters  Regarding  Servicing" for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

                                        S-124

                                   Home Solution Program Delinquency Experience*

                          At December 31, 2001       At December 31, 2002        At December 31, 2003          At December 31, 2004

                          By No.         By          By No.          By          By No.           By          By No.           By
                          of         Dollar          of          Dollar          of           Dollar          of       Dollar Amount
                          Loans      Amount. of      Loans       Amount. of      Loans        Amount. of      Loans         of Loans
                                           Loans                      Loans                        Loans

                       (Dollar Amounts in          (Dollar Amounts in           (Dollar Amounts in            (Dollar Amounts in
                            Thousands)                  Thousands)                   Thousands)                    Thousands)

Total Loan Portfolio     6,303         $878,157     15,337        $2,250,057    30,198        $4,450,230      30,468      $4,294,078

Period of Delinquency

30 to 59 days             50            7,221        137           18,169        355            48,050         397          51,488

60 to 89 days             16            2,209        56            8,188         150            20,132         144          18,756

90 days or more           34            4,447        77            9,639         190            25,393         220          28,736

Foreclosures Pending      53            8,840        211           31,370        396            56,816         539          70,325

Total Delinquent Loans   153           $22,717      481           $67,366       1,091         $150,390        1,300       $169,305

Percent of Loan Portfolio 2.427%        2.587%       3.136%        2.994%        3.613%        3.379%          4.267%      3.943%

-------------------------------------------------------------------------------------------------------------------

* Mortgage loans from the Residential Asset Mortgage Products, Inc. Series 2000-RZ4 transaction are not included in the delinquency experience statistics.

                                        S-125

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The  servicing  fees  relating to each mortgage loan will be at least
[0.28]% per annum and not more than [0.33]% per annum of the outstanding  principal  balance of that mortgage loan, with a weighted  average  servicing fee of  approximately  [___]% per annum.  The servicing fees consist of (a) servicing fees payable to the master  servicer and
(b) subservicing and other related compensation  payable to the subservicer,  including [any payment due to prepayment  charges on the related mortgage loans and] such compensation paid to the master  servicer  as the direct  servicer  of a mortgage  loan for which  there is no subservicer.

      The primary  compensation to be paid to the master  servicer for its master  servicing activities  will be its  servicing fee equal to at least [____]% per annum and not more than
[___]%  per  annum of the  outstanding  principal  balance  of each  mortgage  loan,  with a weighted average of approximately  [______]%. As described in the prospectus,  a subservicer is entitled to servicing  compensation  in a minimum  amount equal to 0.25% per annum of the outstanding  principal  balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses  associated with the trust and incurred by the master
servicer  in  connection  with  its   responsibilities   under  the  pooling  and  servicing
agreement.  The master  servicing fee rate may be changed if a successor  master servicer is appointed,  but it will not exceed the rate currently paid to the master servicer.  See "The
Pooling and  Servicing  Agreement-Servicing  Compensation  and Payment of  Expenses"  in the
prospectus for information  regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following  table sets forth the fees and expenses that are payable out of payments
on  the   mortgage   loans,   prior  to   payments  of  interest   and   principal   to  the
certificateholders:

       -------------------------------------------------------------------------
            Description                  Amount               Receiving Party
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       Master Servicer Fee    0.03% or 0.08% per annum of   Master Servicer
                              the principal balance of
                              each mortgage loan,
                              depending on the type of
                              mortgage loan
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       Subservicer Fee        0.25% per annum of the        Subservicers
                              principal balance of each
                              mortgage loan serviced by a
                              subservicer
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       [Yield Maintenance                                   Yield Maintenance
       Provider Fee                                         Provider]
       -------------------------------------------------------------------------

In addition,  the Master Servicer or any applicable Subservicer may recover from payments on the mortgage  loans or withdraw  from the  Custodial  Account the amount of any Advances and
Servicing Advances  previously made,  interest and investment income,  foreclosure  profits,

                                        S-126

indemnification  payments  payable  under the pooling and servicing  agreement,  and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

      On each  distribution  date, a  distribution  date statement will be made available to each certificateholder  setting forth certain information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance of an  individual  certificate following the payment and certain other  information  relating to the  certificates  and the mortgage loans.  The trustee will make the  distribution  date statement and, at its option, any additional  files containing the same  information in an alternative  format,  available each month to  certificateholders  and other parties to the pooling and servicing  agreement via the trustee's internet website, at  www._______________.  For purposes of any electronic version of this prospectus  supplement,  the preceding uniform resource locator,  or URL, is an inactive  textual  reference  only. We have taken steps to ensure that this URL reference was inactive at the time the electronic  version of this prospectus  supplement was created.
In  addition,  for so long as the  issuing  entity  is  required  to file  reports  with the
Commission under the Securities  Exchange Act of 1934, the issuing entity's annual report on
Form 10-K,  distribution reports on Form 10-D, current reports on Form 8-K and amendments to those  reports  will be made  available on such  website as soon as  reasonably  practicable after such materials are  electronically  filed with, or furnished to, the  Commission.  See also  "Description of the  Securities-Reports  to  Securityholders"  in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

      Some actions  specified in the prospectus that may be taken by holders of certificates evidencing a specified  percentage of all  undivided  interests in the trust may be taken by holders of  certificates  entitled in the aggregate to such percentage of the voting rights.
98% of all voting  rights will be allocated  among all holders of the  Class A,  Class M and
Class B  Certificates,  in  proportion  to  their  then  outstanding  Certificate  Principal
Balances,  1% of all  voting  rights  will  be  allocated  to the  holders  of the  Class SB
Certificates  and 1% of all voting  rights  will be  allocated  to  holders  of the  Class R
Certificates.  The percentage  interest of an offered certificate is equal to the percentage obtained by dividing the initial  Certificate  Principal  Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

Termination

      The  circumstances  under which the  obligations  created by the pooling and servicing
agreement   will   terminate  in  respect  of  the   certificates   are  described  in  "The
Agreements-Termination;  Retirement of Securities" in the  prospectus.  The master  servicer or the holder of the Class SB  Certificates,  as  described  in the  pooling  and  servicing agreement,  will  have  the  option  on any  distribution  date  when the  aggregate  Stated
Principal  Balance of the mortgage loans after giving effect to  distributions to be made on that distribution  date is less than 10% of the initial  aggregate  principal balance of the mortgage  loans as of the cut-off  date (i) to purchase  all  remaining  mortgage  loans and other  assets in the trust  related  thereto,  thereby  effecting  early  retirement  of the certificates or (ii) to purchase in whole, but not in part, the certificates.

      Any such  purchase  of the  mortgage  loans  and other  assets  of the  trust  related thereto,  shall  be made at a price  equal to the sum of (a)  100% of the  unpaid  principal balance of each mortgage  loan,  or, if less than such unpaid  principal  balance,  the fair

                                        S-127

market value of the underlying  mortgaged  properties  with respect to the mortgage loans as to which  title to such  underlying  mortgaged  properties  has  been  acquired,  net of any unreimbursed  Advance  attributable  to  principal,  as of the  date of  repurchase  and (b)
accrued interest  thereon at the Net Mortgage Rate, to, but not including,  the first day of the month in which the  repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer or holder of the Class SB  Certificates,  as  applicable,  will also include  certain  amounts owed by Residential  Funding as seller of the mortgage loans, under the terms of the  agreement  pursuant to which  Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination

      Distributions  on the  certificates  in respect of any  optional  termination  will be paid,  first,  with  respect  to any  optional  termination  by the  Holder of the  Class SB
Certificates,  to the Master Servicer,  payment of any accrued and unpaid servicing fees and reimbursement  for all unreimbursed  advances and servicing  advances,  in each case through the date of such optional  termination,  second,  to the Class A  Certificates on a pro rata basis,  the outstanding  Certificate  Principal  Balance thereof,  plus Accrued  Certificate
Interest thereon for the related  Interest Accrual Period and any previously  unpaid Accrued
Certificate  Interest,  third,  to the  Class M  Certificates  in  their  order  of  payment priority,  the outstanding  Certificate  Principal Balance thereof, plus Accrued Certificate
Interest thereon for the related  Interest Accrual Period and any previously  unpaid Accrued
Certificate  Interest,  fourth,  to the Class B  Certificates,  the outstanding  Certificate
Principal  Balance  thereof,  plus  Accrued  Certificate  Interest  thereon  for the related
Interest Accrual Period and any previously unpaid Accrued  Certificate  Interest,  fifth, to the  Class A,  Class M  and  Class B  Certificates,  the amount of any  Prepayment  Interest
Shortfalls  allocated  thereto for such  distribution  date or  remaining  unpaid from prior distribution  dates and accrued interest thereon at the applicable  Pass-Through  Rate, on a pro  rata  basis  based  on  Prepayment  Interest  Shortfalls  allocated  thereto  for  such distribution  date or  remaining  unpaid  from prior  distribution  dates and sixth,  to the
Class SB  Certificates and Class R  Certificates.  The proceeds of any such distribution may not be sufficient to distribute  the full amount to the  certificates  if the purchase price is based in part on the fair market  value of any  underlying  mortgaged  property  and such fair market value is less than 100% of the unpaid principal  balance of the related mortgage loan.

      Any such  purchase  of an offered  certificate  as  discussed  above will be made at a price equal to 100% of its Certificate  Principal  Balance plus one month's interest accrued thereon at the  applicable  Pass-Through  Rate,  including  any unpaid  Prepayment  Interest
Shortfalls and accrued  interest  thereon,  and any previously  accrued and unpaid interest, but not including any Basis Risk  Shortfalls,  as applicable,  or any Relief Act Shortfalls.
Promptly upon the purchase of those offered  certificates,  the master  servicer will retire the related  REMIC in  accordance  with the terms of the pooling  and  servicing  agreement.
Upon  presentation  and surrender of those  offered  certificates  in connection  with their purchase,  the  holders of the  offered  certificates  will  receive an amount  equal to the
Certificate  Principal  Balance of their  class plus one  month's  interest  at the  related
Pass-Through  Rate accrued  thereon plus any Prepayment  Interest  Shortfalls and previously accrued and unpaid interest, but not including any Basis Risk Shortfalls,  as applicable, or any Relief Act Shortfalls.

Trustee

      [Name],  the trustee under the pooling and servicing  agreement (as described  below), is a [national  banking  association].  It has served as a trustee for securities  backed by first liens on one- to four-family  residential  properties since [_____]. At [date], it was the  trustee  for  $_______  of  securities  backed  by first  liens on one- to  four-family residential properties.

      Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee  will perform  only such duties as are  specifically  set forth  in the  pooling  and  servicing  agreement.  If an  event of  default  occurs  and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise

                                        S-127

such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain qualifications  specified in the pooling and servicing agreement, the trustee will be liable for  its own  negligent  action,  its  own  negligent  failure  to act  and its own  willful misconduct for actions.

      The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting  funds from the master servicer to distribute to  certificateholders  at the  direction of the master  servicer[,  maintaining  custody of the mortgage  loan files], providing  certificateholders  and  applicable  rating  agencies  with monthly  distribution statements  and notices of the  occurrence  of a default  under the  pooling  and  servicing agreement,  removing  the master  servicer  as a result of any such  default,  appointing  a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the trustee  reasonable  compensation for its services and reimburse  the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's  negligence or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee for any losses and  expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the  acceptance  and administration of the trust.

      The trustee may resign at any time, in which event the depositor  will be obligated to appoint a  successor  trustee.  The  depositor  may also  remove the  trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if  the  trustee  becomes  insolvent.  Upon  becoming  aware  of  those  circumstances,  the depositor  will be  obligated  to  appoint a  successor  trustee.  The  trustee  may also be removed  at any time by the  holders  of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the appointment by the successor trustee.

      Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

                                     Legal Proceedings

      There are no material pending legal or other proceedings  involving the mortgage loans or  Residential  Funding  Corporation,  as sponsor and master  servicer,  Residential  Asset
Mortgage  Products,  Inc. as depositor,  RAMP Series [ ]- RZ[ ] Trust as the issuing entity,
Homecomings,  as  subservicer,  or other  parties  described in Item 1117 of  Regulation  AB that,  individually or in the aggregate,  would have a material  adverse impact on investors in these certificates.

      Residential   Funding  and  Homecomings   are  currently   parties  to  various  legal
proceedings  arising from time to time in the ordinary course of their  businesses,  some of which purport to be class  actions.  Based on  information  currently  available,  it is the opinion of Residential  Funding and Homecomings  that the eventual  outcome of any currently pending  legal  proceeding,  individually  or in the  aggregate,  will not  have a  material adverse  effect on their  ability to perform their  obligations  in relation to the mortgage loans.  No  assurance,  however,  can be  given  that  the  final  outcome  of  these  legal proceedings,  if  unfavorable,  either  individually  or in the aggregate,  would not have a material  adverse  impact  on  Residential  Funding  or  Homecomings.  Any such  unfavorable
outcome  could  adversely  affects  the  ability  of  Residential   Funding  Corporation  or
Homecomings  to  perform  its  servicing  duties  with  respect  to the  mortgage  loans and potentially  lead to the replacement of Residential  Funding or Homecomings with a successor servicer.

                                        S-129

                                   Method of Distribution

      Subject to the terms and  conditions  set forth in an  underwriting  agreement,  dated
[________],  the  underwriter  has agreed to purchase,  and the depositor has agreed to sell all of the offered certificates.

      It is  expected  that  delivery  of the  offered  certificates  will be  made  only in book-entry form through the Same Day Funds  Settlement  System of DTC on or about [_______], against payment therefor in immediately available funds.

      The underwriting  agreement provides that the obligation of the underwriter to pay for and accept  delivery of the offered  certificates  is subject to,  among other  things,  the receipt  of  legal  opinions  and to the  conditions,  among  others,  that  no  stop  order suspending the effectiveness of the depositor's  registration  statement shall be in effect, and that no  proceedings  for such  purpose  shall be pending  before or  threatened  by the
Securities and Exchange Commission.

      The  distribution of the offered  certificates by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be determined  at the time of sale.  Proceeds  to the  depositor  from the sale of the  offered certificates,  before  deducting  expenses  payable by the depositor,  will be approximately
[____]% of the aggregate  Certificate  Principal  Balance of the offered  certificates.  The underwriter may effect these transactions by selling the offered  certificates to or through dealers, and these dealers may receive  compensation in the form of underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the offered  certificates,  the  underwriter may be deemed to have received compensation  from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that  participate  with the  underwriter in the  distribution of the offered certificates  are also  underwriters  under the  Securities  Act of 1933.  Any profit on the resale of the  offered  certificates  positioned  by the  underwriter  would be  underwriter compensation in the form of underwriting  discounts and commissions under the Securities Act of 1933, as amended.

      The   underwriting   agreement   provides  that  the  depositor   will  indemnify  the
underwriter,  and that under  limited  circumstances  the  underwriter  will  indemnify  the depositor,  against some civil  liabilities  under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

      There  can  be no  assurance  that  a  secondary  market  for  any  class  of  offered certificates  will  develop  or, if it does  develop,  that it will  continue.  The  offered certificates  will  not  be  listed  on any  securities  exchange.  The  primary  source  of information  available to investors  concerning the offered certificates will be the monthly statements  discussed in the prospectus  under  "Description  of the  Securities-Reports  to
Securityholders,"  which will include information as to the outstanding principal balance of the  offered  certificates.  There  can be no  assurance  that  any  additional  information regarding  the  offered  certificates  will  be  available  through  any  other  source.  In addition,  the depositor is not aware of any source  through which price  information  about the offered  certificates  will be  generally  available  on an ongoing  basis.  The limited nature of information  regarding the offered certificates may adversely affect the liquidity of the  offered  certificates,  even if a  secondary  market  for the  offered  certificates becomes available.

      The underwriter is an affiliate of the yield maintenance agreement provider.

                                        S-130

                                      Use of Proceeds

      The net proceeds from the sale of the offered  certificates to the underwriter will be paid to the  depositor.  The depositor  will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                          Material Federal Income Tax Consequences

      The  following is a general  discussion of  anticipated  material  federal  income tax consequences of the purchase,  ownership and disposition of the  certificates  offered under this prospectus.  This discussion has been prepared with the advice of Orrick,  Herrington &
Sutcliffe llp as counsel to the depositor.

      Upon issuance of the certificates,  Orrick, Herrington & Sutcliffe llp, counsel to the depositor,  will deliver its opinion generally to the effect that,  assuming compliance with all provisions of the pooling and servicing agreement,  for federal income tax purposes, the trust,  exclusive of the yield maintenance  agreement,  will qualify as two REMICs under the
Internal Revenue Code.

      For federal income tax purposes:

o        the Class R-I  Certificates will constitute the sole class of "residual  interests"
         in REMIC I;

o        the Class R-II  Certificates will constitute the sole class of "residual interests"
         in REMIC II; and

o        each class of offered  certificates,  the  Class B  Certificates  and the  Class SB
         Certificates will represent  ownership of "regular  interests" in REMIC II and will generally  be  treated  as debt  instruments  of  REMIC  II and,  in  addition,  an ownership  interest in the yield  maintenance  agreement (which is an interest rate cap agreement).

      See "Material Federal Income Tax  Consequences-Classification of REMICs and FASITs" in
the prospectus.

      For  federal  income  tax  purposes,   the  Class  A  Certificates  and  the  Class  M
Certificates  may be treated  as having  been  issued  with  original  issue  discount.  The prepayment  assumption  that will be used in  determining  the rate of accrual  of  original issue discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that,  subsequent to the date of any determination,  the mortgage loans will prepay at 100% of the Prepayment  Assumption.  No representation is made that the mortgage loans will prepay at that rate or at any other rate.  See "Material  Federal Income
Tax   Considerations-General"   and   "-Taxation  of  Owners  of  REMIC  and  FASIT  Regular
Certificates-Original Issue Discount" in the prospectus.

      The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their certificates in accordance with the accrual method of accounting.

      If the method for  computing  original  issue  discount  described  in the  prospectus results in a negative amount for any period with respect to a certificateholder,  the amount of original issue discount allocable to that period would be zero and the  certificateholder will be  permitted  to offset  that  negative  amount only  against  future  original  issue discount, if any, attributable to those offered certificates.

      Purchasers of the offered certificates should be aware that  Section 1272(a)(6) of the
Code and the OID  Regulations  do not  adequately  address  certain  issues  relevant to, or applicable  to,  prepayable  securities  bearing a  variable  rate of  interest  such as the

                                        S-131

certificates.  In the  absence  of other  authority,  the  trustee  intends  to be guided by certain  principles of the OID Regulations  applicable to variable rate debt  instruments in determining  whether  such  certificates  should be treated as issued  with  original  issue discount  and in  adapting  the  provisions  of  Section 1272(a)(6)  of  the  Code  to  such certificates for the purpose of preparing  reports furnished to  Certificateholders  and the
IRS. Because of the uncertainties  concerning the application of  Section 1272(a)(6)  of the
Code to such  certificates  and because  the rules  relating  to debt  instruments  having a variable  rate of interest  are  limited in their  application  in ways that could  preclude their  application to such  certificates  even in the absence of  Section 1272(a)(6)  of the
Code,  the IRS could  assert that the  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having been issued with  original issue discount.  Prospective  purchasers of the offered  certificates are advised to consult their  tax  advisors  concerning  the tax  treatment  of such  certificates.  See  "Material
Federal   Income  Tax   Considerations-Taxation   of  Owners  of  REMIC  and  FASIT  Regular
Certificates-Original Issue Discount" in the Prospectus.

      In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original  issue  discount  under a method  that  differs  from  that  used by the issuer.  Accordingly,  it is possible that the holder of an offered  certificate may be able to select a method for  recognizing  original  issue discount that differs from that used by the master servicer in preparing reports to the  certificateholders and the Internal Revenue
Service.

      Some of the classes of offered  certificates  may be treated  for  federal  income tax purposes as having been issued at a premium.  Whether any holder of one of those  classes of offered  certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's  purchase price and the distributions remaining to be made on the  certificate at the time of its  acquisition by the  certificateholder.  Holders of those classes of offered  certificates  should  consult their tax advisors  regarding the possibility  of making an election to amortize such premium.  See "Material  Federal  Income
Tax  Considerations-Taxation  of  Owners of REMIC and  FASIT  Regular  Certificates"  in the
prospectus.

      Each  holder  of an  offered  certificate  is deemed  to own an  undivided  beneficial ownership  interest in two assets,  a REMIC  regular  interest  and an interest in the yield maintenance  agreement.  The treatment of amounts  received by an offered  certificateholder under  such  certificateholder's  right  to  receive  payments  under  a  yield  maintenance agreement will depend on the portion, if any, of such offered  certificateholder's  purchase
price  allocable  thereto.   Under  the  REMIC  regulations,   each  holder  of  an  offered
certificate  must  allocate its purchase  price for that  certificate  between its undivided interest in the REMIC regular  interest and its  undivided  interest in the right to receive payments under the yield  maintenance  agreement in accordance with the relative fair market values of each  property  right.  The  trustee  intends to treat  distributions  made to the holders  of  the  offered  certificates  with  respect  to  the  payments  under  the  yield maintenance  agreement  as  includible  in income based on the tax  regulations  relating to notional  principal  contracts.  The OID regulations  provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly  discloses on its tax return  that its  allocation  is  different  from the  trust's  allocation.  Under the REMIC regulations,  the master servicer is required to account for the REMIC regular  interest and the right to receive  payments under the yield  maintenance  agreement as discrete  property rights.  It is  possible  that the right to  receive  payments  under the yield  maintenance agreement  could be treated as a partnership  among the holders of the offered  certificates and  Class SB  Certificates,  in which case  holders of the  offered  certificates  would be subject to  potentially  different  timing of income  and  foreign  holders  of the  offered certificates  could be subject to  withholding  in respect of any  payments  under the yield maintenance  agreement.  Holders of the offered  certificates  are advised to consult  their

                                        S-132

own tax advisors  regarding the allocation of issue price,  timing,  character and source of income  and  deductions  resulting  from  the  ownership  of  their  certificates.  Treasury regulations have been promulgated under  Section 1275 of the Internal Revenue Code generally providing  for the  integration  of a  "qualifying  debt  instrument"  with a  hedge  if the combined cash flows of the  components are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However, such regulations  specifically disallow integration of debt instruments subject to  Section 1272(a)(6)  of the Internal Revenue Code. Therefore,
holders of the offered  certificates  will be unable to use the integration  method provided for under such regulations  with respect to such  certificates.  If the trustee's  treatment of payments under the yield  maintenance  agreement is respected,  ownership of the right to the payments under the yield maintenance  agreement will  nevertheless  entitle the owner to amortize the separate price paid for the right to the payments  under the yield  maintenance agreement under the notional principal contract regulations.

      In the event  that the  right to  receive  the  payments  under the yield  maintenance agreement  is  characterized  as a "notional  principal  contract"  for  federal  income tax purposes,  upon the sale of an offered certificate,  the amount of the sale allocated to the selling  certificateholder's right to receive payments under the yield maintenance agreement
would  be  considered  a  "termination   payment"  under  the  notional  principal  contract
regulations allocable to the related certificate.  An offered  certificateholder  would have gain or loss from such a  termination  of the right to receive  distributions  in respect of the payments under the yield maintenance  agreement equal to (i) any termination  payment it received  or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the certificateholder  upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

      Gain or loss realized upon the termination of the right to receive  payments under the yield  maintenance  agreement will  generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift  institution,  Internal  Revenue Code  Section 582(c)  would likely not apply to treat such gain or loss as ordinary.

      This  paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to payments  under the yield  maintenance  agreement.  That portion of the offered  certificates will be treated as assets described in  Section 7701(a)(19)(C)  of the
Internal  Revenue Code and "real estate assets" under  Section 856(c)(4)(A)  of the Internal
Revenue  Code  generally  in the same  proportion  that the assets of the trust  would be so treated.  In  addition,  interest on the offered  certificates,  exclusive  of any  interest received from the yield maintenance  agreement,  will be treated as "interest on obligations secured by mortgages on real property" under  Section 856(c)(3)(B)  of the Internal  Revenue
Code  generally  to the extent that such  offered  certificates  are treated as "real estate assets" under  Section 856(c)(4)(A)  of the Internal Revenue Code.  Moreover,  the specified portion of the offered  certificates  will be  "qualified  mortgages"  within the meaning of
Section 860G(a)(3)  of the Internal Revenue Code. However,  prospective investors in offered certificates  that will be generally  treated as assets described in  Section 860G(a)(3)  of the Internal Revenue Code should note that,  notwithstanding such treatment,  any repurchase of such a  certificate  pursuant  to the right of the master  servicer or the  depositor  to repurchase such offered  certificates may adversely affect any REMIC that holds such offered

                                        S-133

certificates  if such  repurchase  is made under  circumstances  giving rise to a Prohibited
Transaction  Tax. See  "Pooling  and  Servicing  Agreement-Termination"  in this  prospectus
supplement  and  "Material  Federal  Income  Tax   Consequences-REMICs-Characterization   of
Investments in REMIC Certificates" in the prospectus.

      The  holders  of the  offered  certificates  will be  required  to  include  in income interest on their  certificates  in accordance  with the accrual  method of  accounting.  As noted above,  each holder of an offered  certificate  will be required to allocate a portion of the purchase price paid for its  certificates to the right to receive payments in respect of the yield  maintenance  agreement.  The value of the right to receive  any such  payments under the yield  maintenance  agreement  is a  question  of fact  which  could be subject to
differing  interpretations.   Because  the  rights  to  receive  payments  under  the  yield maintenance  agreement  is treated  as a  separate  right of the  offered  certificates  not payable by any REMIC,  such  right  will not be treated as a  qualifying  asset for any such certificateholder  that is a mutual savings bank,  domestic  building and loan  association, real estate  investment  trust, or real estate mortgage  investment  conduit and any amounts received  in respect  thereof  will not be  qualifying  real  estate  income for real estate investment trusts.

      For further  information  regarding federal income tax  considerations of investing in the certificates, see "Material Federal Income Tax Considerations" in the prospectus.

                     [SAMPLE DISCLOSURE FOR ALTERNATIVE TAX STRUCTURES]

      [General.   The  following  is  a  discussion  of  the  material  federal  income  tax consequences  of the  purchase,  ownership  and  disposition  of the  notes.  The  following discussion is based on the advice of Orrick,  Herrington & Sutcliffe  LLP and Mayer,  Brown,
Rowe & Maw  LLP as to the  anticipated  material  federal  income  tax  consequences  of the purchase,  ownership and  disposition  of the notes offered  hereunder.  This  discussion is directed  solely to  certificateholders  that hold the notes as  capital  assets  within the meaning of Section  1221 of the  Internal  Revenue  Code and does not purport to discuss all
federal  income  tax   consequences   that  may  be  applicable  to  particular   individual
circumstances,  including those of banks, insurance companies, foreign investors, tax-exempt organizations,  dealers in securities or currencies,  mutual funds,  real estate  investment trusts,  S corporations,  estates and trusts,  noteholders  that hold the notes as part of a hedge,  straddle,  integrated or conversion  transaction,  or noteholders  whose  functional currency is not the United  States  dollar.  Also, it does not address  alternative  minimum tax  consequences  or  the  indirect  effects  on  the  holders  of  equity  interests  in a noteholder..  For purposes of this tax  discussion,  references  to a noteholder or a holder are to the beneficial owner of a note.

      [The  following  discussion  is  based  in  part  upon  the OID  regulations.  The OID regulations,  which are effective with respect to debt instruments  issued on or after April
4, 1994, do not adequately  address some issues  relevant to, and in some instances  provide that they are not applicable to, securities similar to the notes.

      [In addition,  the authorities on which this  discussion,  and the opinion referred to below,  are based are  subject to change or  differing  interpretations,  which  could apply retroactively.  An opinion of counsel is not binding on the Internal  Revenue Service or the courts,  and no rulings  have been or will be sought from the IRS with respect to any of the federal income tax consequences  discussed below, and no assurance can be given that the IRS will not take contrary  positions.  Taxpayers and preparers of tax returns,  including those filed by the issuer,  should be aware that under applicable Treasury  regulations a provider of advice on specific  issues of law is not considered an income tax return  preparer unless the advice (i) is given with respect to events that have  occurred at the time the advice is rendered and is not given with respect to the  consequences  of  contemplated  actions,  and
(ii) is directly  relevant to the  determination  of an entry on a tax return.  This summary and the opinions  contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes.  Accordingly,  it is suggested that taxpayers are  encouraged to consult their tax advisors and tax return  preparers  regarding the  preparation  of any item on a tax return and the  application  of United States federal income tax laws, as well as the laws of any state,  local or foreign  taxing  jurisdictions, to their particular situations,  even where the anticipated tax treatment has been discussed in this  prospectus or in a prospectus  supplement.  See "State and Other Tax  Consequences"
in the Prospectus.

      [Opinions:  Upon the issuance of each series of notes, Orrick,  Herrington & Sutcliffe
LLP or Mayer,  Brown,  Rowe & Maw LLP,  counsel to the  depositor,  will provide its opinion generally to the effect that,  assuming  compliance  with all  provisions of the  indenture, owner trust agreement and other related  documents,  for federal income tax purposes (1) the notes will be treated as indebtedness  and (2) the issuer,  as created under the owner trust agreement,  will not be  characterized  as an  association  or publicly  traded  partnership within the  meaning of Section  7704 of the Code  taxable as a  corporation  or as a taxable mortgage  pool within the meaning of Section  7701(i) of the Code.  In  addition,  as to any

                                        S-134

securities  offered pursuant  hereto,  Orrick,  Herrington & Sutcliffe LLP or Mayer,  Brown,
Rowe & Maw LLP is of the opinion that the statements  made in the following  discussion,  as supplemented by the discussion under the heading  "Material Federal Income Tax Consequences"
in the  prospectus  with  respect to those  securities,  to the extent that they  constitute matters of law or legal conclusions,  are correct in all material respects as of the date of this prospectus supplement.

      Neither Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown, Rowe & Maw LLP has been asked to opine on any other  federal  income tax  matter,  and the  balance of this  summary together  with the  sections of the  prospectus  referred to therein does not purport to set forth any opinion of counsel  concerning  any other  particular  federal  income tax matter.
For  example,   the   discussion   under   "REMICs-Taxation   of  Owners  of  REMIC  Regular
Certificates-Excess  Inclusions"  below  contains a general  summary  of federal  income tax consequences  relating  to an  investment  in a  REMIC  regular  interest  that  has  market discount,  which  summary  counsel  opines is correct in all material  respects as described above;  however,  that summary  does not set forth any opinion as to whether any  particular class of REMIC regular interests will be treated as having market discount.

      Orrick,  Herrington  & Sutcliffe  LLP and Mayer,  Brown,  Rowe & Maw LLP have not been asked  to,  and do not,  render  any  opinion  regarding  the  state  or  local  income  tax consequences  of the purchase,  ownership and  disposition  of a beneficial  interest in the notes. See "-State and Local Tax Consequences."

      For purposes of this tax  discussion,  references  to a noteholder  or a holder are to the beneficial owner of a note.

            [Status as Real  Property  Loans.  Notes held by a  domestic  building  and loan association  will not  constitute  "loans . . . secured  by an  interest  in real  property"
within  the  meaning  of  Code  Section  7701(a)(19)(C)(v).  Notes  held  by a  real  estate investment  trust will not constitute  real estate assets within the meaning of Code Section
856(c)(5)(B).  Interest on notes will not be considered  "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

            [Taxation of  Noteholders.  Notes generally will be subject to the same rules of taxation as REMIC Regular  Certificates issued by a REMIC, except that (1) income reportable on the notes is not  required to be  reported  under the  accrual  method  unless the holder otherwise  uses the accrual  method and (2) the special rule  treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes. See "-Taxation of Owners of REMIC Regular  Certificates"  and "-Matters  Relevant
to Holders of All REMIC  Certificates-Sales  of REMIC  Certificates" in the Prospectus Also,
interest  paid on a note to a noteholder  that is not a United  States  Person will normally qualify for the  exception  from United  States  withholding  tax  described  in  "-Matters
Relevant to Holders of All REMIC  Certificates-Foreign  Investors in REMIC  Certificates" in
the  Prospectus,  except,  in addition to the  exceptions  noted in that section,  where the recipient is a holder, directly or by attribution,  of 10% or more of the capital or profits interest in the issuer.]

                              State and Other Tax Consequences

      In addition to the federal  income tax  consequences  described in  "Material  Federal
Income  Tax  Consequences,"  potential  investors  should  consider  the state and local tax consequences of the acquisition,  ownership,  and disposition of the certificates offered by this prospectus.  State tax law may differ substantially from the corresponding  federal tax

                                        S-135

law,  and the  discussion  above does not purport to describe  any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective investors should consult their tax advisors about the various tax  consequences of investments in the  certificates  offered by this prospectus.

                                    ERISA Considerations

      A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other person  investing  ERISA plan assets of any ERISA plan, as defined  under "ERISA  Considerations-Plan  Asset  Regulations"  in the  prospectus,  should carefully  review  with its legal  advisors  whether  the  purchase  or  holding  of offered certificates could give rise to a transaction  prohibited or not otherwise permissible under
ERISA or Section 4975  of the Internal  Revenue Code. The purchase or holding of the Class A
Certificates  by or on behalf of, or with ERISA  plan  assets of, an ERISA plan may  qualify
for   exemptive   relief   under  the  Issuer   Exemption,   as   described   under   "ERISA
Considerations-Prohibited  Transaction Exemptions" in the prospectus, so long as the Class A
Certificates  are  rated at least  "AA-,"  "AA-" or "Aa3" by  Standard  &  Poor's,  Fitch or
Moody's,  respectively,  at the time of purchase.  However,  the Issuer Exemption contains a number of other conditions  which must be met for the Issuer  Exemption to apply,  including the  requirement  that any ERISA plan must be an  "accredited  investor"  as defined in Rule
501(a)(1) of Regulation D of the  Securities  and Exchange  Commission  under the Securities
Act.  [Some of the  mortgage  loans  represented  by the  offered  certificates  provide for negative  amortization.  Although each mortgage loan represented by the offered certificates will be fully  secured as of the closing  date, it is  conceivable  that,  after the closing date,  a  small  percentage  of the  loans  could,  due to  negative  amortization,  have an outstanding  balance  that  exceeds  100%,  but  not  125%,  of the  value  of  the  related collateral.  The mortgage pool has been so  structured  as to reduce to an immaterial  level the probability that such a result would occur.]

      Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the  Class A  Certificates  on behalf of or with ERISA plan  assets of any ERISA plan should consult with its counsel  with  respect to: (i) whether the specific and general  conditions and the other requirements in the Issuer Exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply, and (ii) the potential  applicability of the general  fiduciary  responsibility  provisions  of  ERISA  and  the  prohibited  transaction provisions  of  ERISA  and  Section 4975  of the  Internal  Revenue  Code  to  the  proposed investment. See "ERISA Considerations" in the prospectus.

      Because the exemptive  relief afforded by the Issuer  Exemption as currently in effect or any similar  exemption  that may be  available  will not apply to the  purchase,  sale or holding of the Class M  Certificates or any Class A  Certificate not rated at least "AA-" or
"Aa3" at the time of purchase,  no Class M  Certificate and no Class A Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any  interest  therein may be acquired or held by any ERISA plan,  any trustee or other person  acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding, unless:

o           the acquirer or holder is an insurance company;

o           the source of funds used to acquire or hold the certificate or interest  therein is an  "insurance  company  general  account," as defined in U.S.  Department of
            Labor PTCE 95-60; and

o           the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      Each beneficial  owner of a Class M  Certificate or any Class A  Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest  therein  shall be deemed to have  represented,  by virtue of its acquisition or holding of that  certificate or interest therein,  that either (i) it is not an ERISA plan or other ERISA plan asset investor or (ii)

                                        S-136

(1) it is an  insurance  company,  (2) the  source  of  funds  used to  acquire  or hold the certificate or interest therein is an "insurance  company general  account," as such term is defined in PTCE 95-60,  and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate,  any Class A Certificate not rated at least "AA-" or "Aa3"
at the time of purchase or any  interest  therein is  acquired or held in  violation  of the provisions of the two preceding  paragraphs,  the next preceding permitted  beneficial owner will be treated as the  beneficial  owner of that  Certificate,  retroactive  to the date of
transfer  to  the  purported   beneficial  owner.  Any  purported   beneficial  owner  whose
acquisition  or  holding  of any such  certificate  or  interest  therein  was  effected  in violation  of the  provisions  of the two  preceding  paragraphs  shall  indemnify  and hold harmless the depositor, the trustee, the underwriter,  the master servicer, any subservicer, and the trust from and against any and all liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

      Investors in the Class M  Certificates  are urged to obtain from a transferee of those certificates a certification  of the  transferee's  eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.

      The sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a representation  by the  depositor  or the  underwriter  that  such an  investment  meets all relevant  legal  requirements  relating  to  investments  by ERISA  plans  generally  or any particular  ERISA plan, or that such an investment is appropriate  for ERISA plans generally or any particular ERISA plan.

                                      Legal Investment

      The  offered  certificates  will not  constitute  "mortgage  related  securities"  for purposes of SMMEA.

      The depositor makes no representations as to the proper  characterization of any class of the offered certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase  any class of the offered  certificates  under  applicable legal investment  restrictions.  These  uncertainties  may adversely affect the liquidity of
any  class  of  offered  certificates.   Accordingly,   all  institutions  whose  investment
activities  are  subject  to legal  investment  laws  and  regulations,  regulatory  capital requirements  or review by regulatory  authorities  should consult with their legal advisors in determining whether and to what extent any class of the offered certificates  constitutes a legal investment or is subject to investment, capital or other restrictions.

      One or more classes of the offered  certificates may be viewed as "complex securities"
under TB13a and TB73a, which apply to thrift institutions regulated by the OTS.

      See "Legal Investment Matters" in the prospectus.

                                       Legal Matters

      Legal  matters  concerning  the  offered  certificates  will be  passed  upon  for the
depositor     by     [____________________]     and     for     [___________________]     by
[_________________________].

                                          Ratings

      It is a condition  of the issuance of the offered  certificates  that they be rated as indicated on page S-6 of this prospectus supplement by Standard & Poor's and Moody's.

      The ratings  assigned by Moody's to the offered  certificates  address the structural, legal and issuer-related aspects associated with the certificates,  including the nature and quality of the underlying  mortgage  loans.  Such ratings do not represent any assessment of

                                        S-137

the  likelihood  of  principal  prepayments  by  mortgagors  or of the  degree by which such prepayments might differ from those originally anticipated.

      Standard  &  Poor's  ratings  on  mortgage   pass-through   certificates  address  the
likelihood of the receipt by certificateholders of distributions  required under the pooling and  servicing  agreement.  Standard & Poor's  ratings  take into  consideration  the credit
quality  of  the  mortgage  pool,   structural  and  legal  aspects   associated   with  the
certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make  distributions  required  under the  certificates.  Standard & Poor's ratings on the offered  certificates  do not,  however,  constitute  a  statement  regarding  frequency  of prepayments on the mortgages.  See "Yield and Prepayment  Considerations" in this prospectus supplement.

      In addition,  the ratings do not address the  likelihood of the receipt of any amounts in  respect  of  Prepayment  Interest  Shortfalls,  Relief  Act  Shortfalls,  or Basis  Risk
Shortfalls.

      The  depositor has not  requested a rating on the offered  certificates  by any rating agency other than Moody's and  Standard & Poor's.  However,  there can be no assurance as to whether any other rating  agency will rate the offered  certificates,  or, if it does,  what rating  would  be  assigned  by any such  other  rating  agency.  A  rating  on the  offered certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the offered  certificates  by Moody's and Standard & Poor's.  The ratings do not address the possibility that certificateholders  might suffer a lower than anticipated yield due to non-credit events.

      A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal at any time by the assigning  rating  organization.  Each security  rating should be evaluated  independently  of any other  security  rating.  In the event that the  ratings  initially  assigned to the offered  certificates  are  subsequently lowered for any reason,  no person or entity is obligated to provide any additional  support or credit enhancement with respect to the offered certificates.

      The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any  certificates  are outstanding.  However,  the rating  agencies  are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                        S-138

                                                                                     ANNEX I

                                ERISA REPRESENTATION LETTER

                                       [___________]

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

[INSERT NAME OF TRUSTEE]
[__________________________]
[__________________________]
[__________________________]

      Re:   Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed
            Pass-Through Certificates, Series [_____]-RZ[__], Class M-__

Ladies and Gentlemen:

      [_______________]  (the "Purchaser") intends to purchase from  [_______________]  (the
"Seller")  $[____________]  initial  Certificate  Principal Balance of the  above-referenced certificates,  issued under the pooling and servicing agreement,  dated as of [___________],
among  Residential  Asset  Mortgage  Products,  Inc.,  as  depositor,   Residential  Funding
Corporation,  as master  servicer  and  [_________________],  as trustee.  All terms used in this ERISA  Representation  Letter and not  otherwise  defined  shall have the  meanings set forth in the pooling and servicing agreement.

      The Purchaser  hereby  certifies,  represents  and warrants to, and covenants with the
Seller, the trustee and the master servicer that, either:

      (a)   The Purchaser is not an employee  benefit or other plan or  arrangement  subject to  Title  I of the  Employee  Retirement  Income  Security  Act of  1974,  as  amended,  or
Section 4975  of the Internal  Revenue Code (a "Plan"),  or any other  person,  including an investment  manager,  a named  fiduciary  or a trustee  of any  Plan,  acting,  directly  or indirectly,  on behalf of or  purchasing  any  certificate  with  "plan  assets" of any Plan within the meaning of the DOL regulation at 29 C.F.R.  §2510.3-101; or

      (b)   The  Purchaser  is an  insurance  company,  the  source  of  funds to be used to purchase or hold the  certificates  or interest  therein is an  "insurance  company  general account," as defined in  U.S. Department  of Labor  Prohibited  Transaction  Class Exemption
("PTCE") 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      In  addition,  the  Purchaser  hereby  certifies,  represents  and  warrants  to,  and covenants with, the Seller,  the trustee and the master servicer that the Purchaser will not transfer  the  certificates  to any Plan or person  unless  that  Plan or  person  meets the requirements in either (a) or (b) above.

                                    Very truly yours,

                                    By:  ____________________________________
                                         Name: ______________________________
                                         Title: _____________________________

                                        I-1

                  Residential Asset Mortgage Products, Inc.

                                 $___________

                        Home Loan Asset-Backed Notes,
                               Series [_____]__

                            Prospectus Supplement

                            _____________________

                                [Underwriter]

You  should  rely  only  on  the  information  contained  or  incorporated  by reference in this prospectus  supplement and the accompanying  prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes  offered in this  prospectus  supplement  in any state where the offer is not permitted.

Dealers will be required to deliver a  prospectus  supplement  and  prospectus when acting as  underwriters  of the notes offered  hereby and with respect to their unsold  allotments or  subscriptions.  In addition,  all dealers selling the notes,  whether or not participating in this offering,  may be required to deliver a prospectus supplement and prospectus until _____________.

Subject to Completion Dated March 21, 2006

                    FORM OF PROSPECTUS SUPPLEMENT (NOTES)

Prospectus supplement dated [_______] [__], 20[__]
(To prospectus dated [_______] [__], 20[__])

                             $[_________________]
                  Residential Asset Mortgage Products, Inc.
                                  Depositor

                        RAMP Series 20[__]-[__] Trust
                                Issuing Entity

                       Residential Funding Corporation
                         Master Servicer and Sponsor

                Home Loan Asset-Backed Notes, Series [______]

Offered Notes

The trust will consist  primarily of a pool of one- to  two-family  fixed- and adjustable-rate  residential  first lien and junior lien mortgage  loans.  The trust will issue f classes of senior notes,  designated as Class A-I-1,  Class
A-I-2,  Class A-I-3 Notes and Class A-II Notes, all as more fully described in the table on page S-[__] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered notes consists of:

o     excess cash flow and overcollateralization; and

o     a financial guaranty insurance policy issued by [______________].

Distributions  on the notes  will be on the 25th day of each  month or, if the
25th is not a business day, on the next business day,  beginning  [______] 25,
200[__].

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the
Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                               [Insurer's logo]

---------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-_ in this prospectus supplement.
---------------------------------------------------------------------------------

   Neither the  Securities and Exchange  Commission  nor any state  securities commission  has approved or  disapproved  of the offered  notes or  determined that this  prospectus  supplement  or the  prospectus is accurate or complete.
Any representation to the contrary is a criminal offense.

   The  Attorney  General  of the  State  of New  York  has not  passed  on or endorsed the merits of this offering.  Any  representation  to the contrary is unlawful.

      The notes represent  interests only in the trust, as the issuing entity, and  do  not  represent  interests  in or  obligations  of  Residential  Asset
Mortgage Products,  Inc., as the depositor,  Residential Funding  Corporation, as the sponsor, or any of their affiliates.

      [The  underwriter  will purchase the offered notes from the depositor in amounts  described  in  "Methods  of  Distribution"  on  page  S-[__]  of this prospectus  supplement.  The notes are offered by the issuing  entity  through
[__________]  to  prospective  purchasers  from  time to  time  in  negotiated transactions  at  varying  prices to be  determined  at the time of sale.  The proceeds to the depositor  from the sale of these  underwritten  notes will be approximately  [___]%  of the note  principal  balance  of these  underwritten notes plus accrued interest, before deducting expenses.]

                        [INSERT LOGO FOR UNDERWRITER]

                                        2

  Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide  information to you about the notes in two separate documents that provide progressively more detail:

o     the prospectus,  which provides general  information,  some of which may not apply to your series of notes; and

o     this prospectus  supplement,  which describes the specific terms of your series of notes.

      The  Depositor's  principal  offices are located at 8400 Normandale Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota  55437 and its phone number is
(952) 857-7000.

                                        Page

Summary...................................4
Risk Factors..............................9
      Risks Associated with the Home

      Special Yield and Prepayment
        Considerations...................11
Issuiing Entity..........................14
Sponsor and Master Servicer................
Description of Unaffiliated Sellers........
Affiliations Among Transaction Parties.....
Description of the Home Loan Pool........14
      General............................14
      Payments on the Simple Interest

      Static Pool Information..............

      Allocation of Payments on the Home

Description of the Financial Guaranty
       Insurance Policy .................36
Certain Yield and Prepayment

Description of the Home Loan Purchase

      Custodial Arrangments................
      The Master Servicer and the Sponsor44
      Servicing and Other Compensation and
        Payment of Expenses..............44
      Principal and Interest Collections.45
      Release of Lien; Refinancing of
        Senior Lien......................46
      Collection and Liquidation Practices;
         Loss Mitigation.................46
Description of the Trust Agreement and

      Certain Matters Regarding the
         Indenture Trustee and the
         Issuing Entity..................49
Legal Proceedings..........................
Material Federal Income Tax Consequences.49
State and Other Tax Consequences.........59
ERISA Considerations.....................56
Legal Investment.........................56
Use of Proceeds..........................57
Method of Distribution...................57
Experts..................................58
Legal Matters............................58
Ratings..................................58
ANNEX I...................................1

                     S-4

                                   Summary

   The following  summary provides a brief  description of material aspects of this  offering,  and does not contain all of the  information  that you should consider in making your  investment  decision.  To understand the terms of the notes, you should read carefully this entire document and the prospectus.

Issuing entity......................   RAMP Series 20[__]-[__] Trust.

Title of the offered securities.....   Home Loan Asset-Backed Notes, Series
                                       [________].

Initial principal balance...........   $__________.

Note interest rate..................   [____]% per annum.

Ratings.............................   When issued, the notes will be rated
                                       "[____]" by [____________] and "____"
                                       by [______________].

Depositor...........................   Residential Asset Mortgage Products,
                                       Inc., an affiliate of Residential
                                       Funding Corporation.

Master servicer and sponsor.........   Residential Funding Corporation.

Owner trustee.......................   [______________].

Indenture trustee...................   [______________].

Originators.........................   [Identify any  Originators  or group of
                                       Originators  (other  than  Sponsor  and
                                       affiliates of Sponsor) that  originated
                                       10% or more of the pool assets].

Subservicers........................   Homecomings Financial Network,  Inc., a
                                       wholly-owned  subsidiary of Residential
                                       Funding  Corporation,  will  subservice
                                       approximately   [___]%   by   principal
                                       amount   of   the    mortgage    loans.
                                       [Identify any other  subservicers  that
                                       will  service  10% or more of the  pool
                                       assets.]

Financial Guaranty Insurer..........   [______________].

Home loan pool......................   _____ fixed rate home loans with an
                                       aggregate principal balance of
                                       approximately ______________ as of the
                                       close of business on the day prior to
                                       the cut-off date, secured primarily by
                                       second liens on one- to four-family
                                       residential properties.

                                        S-5

Cut-off date........................   [_________] [__], 20[__].

Closing date........................   On or about [_________] [__], 20[__].

Payment dates.......................   Beginning in [______________] on the
                                       [___] of each month or, if the ___ is
                                       not a business day, on the next
                                       business day.

Scheduled final payment date........   [_________] [__], 20[__].  The actual
                                       final payment date could be
                                       substantially earlier.

Form of notes.......................   Book-entry.

                                       See       "Description      of      the
                                       Securities--Book-Entry  Notes"  in  this
                                       prospectus supplement.

Minimum denominations...............   $[______________].

Legal investment....................   The notes will not be "mortgage
                                       related securities" for purposes of
                                       the Secondary Mortgage Market
                                       Enhancement Act of 1984.

                                       See "Legal Investment" in this
                                       prospectus supplement and "Legal
                                       Investment Matters" in the prospectus.

                                        S-6

                                      Notes
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

                                Initial Note   Initial Rating    Designations
     Class         Note Rate       Balance     (______/______)
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Class A Notes:
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

     [A-I-1       Adjustable   $ __________       Aaa/AAA       Senior/Adjustable
                     Rate                                        Rate/Sequential]
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

     [A-I-2         ______%   $___________       Aaa/AAA          Senior/Fixed
                                                                 Rate/Sequential]
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

     [A-I-3         ______%   $___________       Aaa/AAA          Senior Fixed
                                                                Rate/Pass-Through]
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Total Class A-I Notes:        $___________
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

     [A-II          _____%    $___________       Aaa/AAA         Senior/Fixed-
                                                               Rate/Pass-Through]
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Total Class A Notes:
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Total Notes:                  $__________
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Other Information:

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

o     [_____] plus ____%; and
o     ___% per annum.

Class A-I-3 and Class A-II Notes:

The note rate on the Class A-I-3 and Class A-II Notes will increase by ___%
per annum on the first payment date after the optional terminate date.

                                        S-7

                          TRANSFER OF MORTGAGE LOANS

The diagram below  illustrates the sequence of transfers of the mortgage loans that are included in the mortgage  pool.  Various  loan  sellers  will,  on or prior to the  closing  date,  sell the  mortgage  loans  to the  sponsor.  The sponsor will,  simultaneously  with the closing of the  transaction  described herein,  sell the mortgage  loans to the  depositor.  The depositor  will then transfer  the mortgage  loans to the  trustee,  on behalf of the trust that is the issuing  entity.  The trustee will  accordingly own the mortgage loans for the  benefit  of the  holders  of the  notes.  See  "Description  of the Trust
Agreement  and  Indenture--Indenture   Trustee  and  Issuing  Entity"  in  this
prospectus   supplement  in  the   prospectus.   For  a  description   of  the
affiliations  among  various  transaction  parties,  see  "Affiliations  Among
Transaction Parties" in this prospectus supplement.

                              Mortgage Loan Sellers
                                        |
                                        |   sale of mortgage loans
                                        |
                          Residential Funding Corporation
                           (Sponsor and Master Servicer)
                                        |
                                        |
                                        |   sale of mortgage loans
                       Residential Asset Mortgage Products, Inc.
                                  (Depositor)
                                        |
                                        |
                                        |   sale of mortgage loans
                                 [Name of Trustee]
                                     (Trustee)
                 (owner of mortgage loans on behalf of issuing entity
                       for the benefit of holders of certificates)

                                        S-8

The Trust

The depositor will establish RAMP Series 20[__]-[__] Trust, a Delaware business trust, to issue the Home Loan Asset-Backed Notes, Series [_____].
The trust will be established under a trust agreement.  The trust will issue the notes under an indenture.  The assets of the trust will consist of the home loans and related assets.

The Home Loan Pool

[____]% of the home loans are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust.  In addition, the home loans have the following characteristics as of the cut-off date:

-------------------------------------

Minimum principal    $_____
balance
Maximum principal    $_____
balance
Average principal    _____
balance
Range of loan rates  _____% to
                     _____%
Weighted Average     _____%
loan rate
  Range of original  _____ to _____
terms to maturity    months
  Weighted average   _____ months
original term to
maturity
  Range of           _____ to _____
remaining terms to   months
maturity
  Weighted average   _____ months
remaining term to
maturity
  Range of combined  _____% to
loan-to-value ratios _____%
  Weighted average   _____%
combined
loan-to-value ratios

-------------------------------------

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

 Types of Interest Rates    Number    Principal    Percent
[Include as applicable)       of         of          of
 applicable]               Mortgage    Balance     Mortgage
                            Loans       Loans       Loans
  Fixed rate loans
  Adjustable-rate
  loans
    Total............                              100.00%

==============================================================================

                            Number                 Percent
 Loan Purpose                 of                     of
 [Include as  applicable]   Mortgage    Principal  Mortgage
                             Loans       Balance    Loans
  Purchase...........
  Rate/Term Refinance
  Equity Refinance...
    Total............                               100.00%

==============================================================================

                            Number                 Percent
 Loan Documentation           of                     of
 [Include as  applicable]   Mortgage    Principal  Mortgage
                             Loans       Balance    Loans
  Full/Alternate
  Documentation......
  Reduced
  Documentation......
  No Stated Income...
  No Income/No Asset
  Verification.......
    Total............                               100.00%

==============================================================================
The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The securities described on the table on page [S __] are the only securities backed by this mortgage pool that will be issued.

See "Description of the Home Loan Pool" in this prospectus supplement.

Servicing
Residential Funding Corporation will master service the mortgage loans, as more fully described under "Description of the Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to noteholders.  The servicing fees relating to each mortgage loan will be at least [_]% per annum and not more than [_]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]%
per annum.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of either [_]% or [_]% per annum, depending on the type of mortgage loan, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a rate of [_]% per annum, and other related compensation payable to the subservicer, including [any payment due to prepayment charges on the related mortgage loans and] such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

                                       S-9

Repurchases or Substitutions of Mortgage Loans
If Residential Funding Corporation cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the noteholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the noteholders in the mortgage loan, Residential Funding
Corporation will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

In addition, Residential Funding Corporation may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters.  Any substitute mortgage loan  will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "Description of the Securities--Limited Right of
Substitution" in the prospectus.

The Certificates

The trust will also issue Home Loan Asset-Backed Certificates, Series
[_____], which are not offered by this prospectus supplement.

Payments on the Notes

Amount available for monthly distribution.  On each monthly payment date, the trustee will make distributions to investors.  The amounts available for distribution include:

o collections of monthly payments on the home loans, including prepayments and other unscheduled collections

                                    minus
o fees and expenses of the subservicers and the master servicer.

See "Description of the Servicing Agreement--Principal and Interest
Collections" in this prospectus supplement.

Payments.  Payments to noteholders will be made from principal and interest collections as follows:

o Distribution of interest to the notes

o Distribution of principal to the notes

o Distribution of principal to the notes to cover some losses

o Payment to the financial guaranty insurer its premium for the financial guaranty insurance policy

o Reimbursement to the financial guaranty insurer for some prior draws made on the financial guaranty insurance policy

o Distribution of additional principal to the notes if the level of overcollateralization falls below what is required

                                       S-10

o Payment to the financial guaranty insurer for any other amounts owed

o Distribution of any remaining funds to the certificates

Principal payments on the notes will be as described under "Description of the Securities--Principal Payments on the Notes" in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the financial guaranty insurance policy, if necessary.  Draws will cover shortfalls in amounts available to pay interest on the notes at the note rate plus any unpaid losses allocated to the notes.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest.  Because more interest is paid by the mortgagors than is necessary to pay the interest on the notes each month, there will be excess interest.  Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization.  Although the aggregate principal balance of the home loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes.  The excess amount of the balance of the home loans represents overcollateralization, which may absorb some losses on the home loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal.  This will reduce the principal balance of the notes faster than the principal balance of the home loans so that the required level of overcollateralization is reached.

Policy.  On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee.  The financial guaranty insurance policy will unconditionally and irrevocably guarantee interest on the notes at the note rate and will cover any losses allocated to the notes if not covered by excess interest or
overcollateralizations.

Subordination.  So long as the Class [__] Notes remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the Class [__] Notes and the other classes of notes will not bear any portion of such losses.  Once the note principal balance of the
Class [__] Notes has been reduced to zero and if one or more classes of the
Class [__] Notes remain outstanding, losses on the mortgage loans which are not covered by excess cash flow, overcollateralization [or the other credit enhancement described below] will be allocated to the class of Class [__]
Notes with the lowest payment priority, and the other classes of notes will not bear any portion of such losses.  If none of the Class [__] Notes are outstanding, all such losses will be allocated to the Class A Notes as described in this prospectus supplement.

[Insert as applicable:  Other Credit Enhancement.  [Description of other credit enhancement, including a cross reference to financial disclosure required by Item 1114(b) for credit enhancers.]

Optional Termination

On any payment date on which the principal balance of the home loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home loans.

                                       S-11

Under an optional purchase, the outstanding principal balance of the notes will be paid in full with accrued interest.

Ratings

When issued, the notes will receive the ratings listed on page S-[__] of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the home loans.  The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

Legal Investment

The notes will not be "mortgage related securities" for purposes of SMMEA.
You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.  ERISA plans should consult with their counsel before purchasing the notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be treated as debt.  The trust itself will not be subject to tax.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                       S-12

                                 Risk Factors

   The notes are not suitable  investments  for all investors.  In particular, you should  not  purchase  the notes  unless you  understand  the  prepayment, credit, liquidity and market risks associated with the notes.

   The notes are  complex  securities.  You should  possess,  either  alone or together with an investment  advisor,  the expertise necessary to evaluate the information  contained  in this  prospectus  supplement  and the  accompanying prospectus in the context of your financial situation and tolerance for risk.

   You should carefully  consider,  among other things,  the following factors in connection with the purchase of the notes:

Risks Associated with the Home Loans

The return on your   ______% of the home loans included in the home loan pool
notes may be         are secured by second mortgages or deeds of trust.
reduced by losses    Proceeds from liquidation of the property will be
on the home loans,   available to satisfy the home loans only if the claims
which are more       of any senior mortgages have been satisfied in full.
likely because a     When it is uneconomical to foreclose on the mortgaged
significant number   property or engage in other loss mitigation procedures,
of the home loans    the master servicer may write off the entire outstanding
are secured by       balance of the home loan as a bad debt. The foregoing
junior liens on the  risks are particularly applicable to home loans secured mortgaged property.  by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively
                     more likely that the master servicer would determine
                     foreclosure to be uneconomical. As of the cut-off date,
                     the weighted average combined loan-to-value ratio of the
                     home loans is ______%, and approximately ______% of the
                     home loans will have combined loan-to-value ratios in
                     excess of ______%.

Delays in payment    The master servicer is not obligated to advance
on your notes may    scheduled monthly payments of principal and interest on
result because the   home loans that are delinquent or in default.  The rate
master servicer is   of delinquency and default of second mortgage loans may
not required to      be greater than that of mortgage loans secured by first
advance delinquent   liens on comparable properties.
monthly payments on
the home loans.

The return on your   Mortgage loans similar to those included in the home
notes may be         loan pool have been originated for a limited period of
reduced in an        time.  During this time, economic conditions nationally
economic downturn.   and in most regions of the country have been generally
                     favorable.  However, a deterioration in economic
                     conditions could adversely affect the ability and
                     willingness of mortgagors to repay their loans.  No
                     prediction can be made as to the effect of an economic
                     downturn on the rate of delinquencies and losses on the
                     home loans.

                                       S-13

The origination      ______% of the home loans included in the home loan pool
disclosure           are subject to special rules, disclosure requirements
practices for the    and other regulatory provisions because they are high
home loans could     cost loans.
create liabilities
that may affect      Purchasers or assignees of these home loans, including
your notes.          the trust, could be exposed to all claims and defenses
                     that the mortgagors could assert against the originators
                     of the home loans.  Remedies available to a mortgagor
                     include monetary penalties, as well as rescission rights
                     if the appropriate disclosures were not given as
                     required.  See "Certain Legal Aspects of the Loans" in
                     the prospectus

                     Several putative class action lawsuits have been brought
                     in various states making claims against assignees of
                     high cost loans for violations of state law allegedly
                     committed by the originator.  Named defendants in these
                     cases include numerous participants within the secondary
                     mortgage market, including some securitization trusts.

The underwriting     The underwriting standards under which the home loans
standards for the    were underwritten are analogous to credit lending,
home loans are more  rather than mortgage lending, since underwriting
sensitive to risks   decisions were based primarily on the borrower's credit
relating to          history and capacity to repay rather than on the value
borrower             of the collateral upon foreclosure.  The underwriting
credit-worthiness    standards allow loans to be approved with combined
and less sensitive   loan-to-value ratios of up to 125%.  See "Description of
to risks relating    the Home Loan Pool--Underwriting Standards" in this
to collateral value  prospectus supplement.  Because of the relatively high
compared to first    combined loan-to-value ratios of the home loans and the
lien loans.          fact that the home loans are secured by junior liens,
                     losses on the home loans will likely be higher than on
                     first lien mortgage loans.

The return on your   The concentration of the related mortgaged properties in
notes may be         one or more geographic regions may increase the risk of
particularly         loss to the notes.  Approximately ____% of the cut-off
sensitive to         date principal balance of the home loans are located in
changes in real      [California].  If the regional economy or housing market
estate markets in    weakens in [California], or in any other region having a
specific regions.    significant concentration of the properties underlying
                     the home loans, the home loans related to properties in
                     that region may experience increased rates of
                     delinquency, which may result in losses on the home
                     loans.  A region's economic condition and housing market
                     may be adversely affected by a variety of events,
                     including natural disasters such as earthquakes,
                     hurricanes, floods and eruptions, civil disturbances
                     such as riots, disruptions such as ongoing power
                     outages, or terrorist actions or acts of war.  [The
                     economic impact of any of those events may also be felt
                     in areas beyond the region immediately affected by the
                     disaster or disturbance.  The properties underlying the
                     mortgage loans may be concentrated in these regions.
                     This concentration may result in greater losses to
                     noteholders than those generally present for similar
                     mortgage-backed securities without that concentration.]
                     [Concentrations material to an individual offering will
                     be disclosed.]

                                       S-14

Debt incurred by     With respect to home loans which were used for debt
the borrowers in     consolidation, there can be no assurance that the
addition to the      borrower will not incur further debt in addition to the
home loan could      home loan.  This additional debt could impair the
increase your risk.  ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and
                     loss on the home loans.

[Rising interest     [The adjustable rate mortgage loans have interest rates
rates may adversely  increase as the applicable index increases.  If market affect the value of  interest rates increase significantly, the likelihood
your notes].         that borrowers may not be able to pay their increased
                     interest payments would increase, resulting in greater
                     defaults on these mortgage loans.  In addition, rising
                     interest rates may adversely affect housing prices and
                     the economy generally, thereby increasing the likelihood
                     of defaults and losses on these mortgage loans.]

[Negative
Amortization Loans
and Deferred
Interest]

[The yield on and    [The interest rates on some of the mortgage loans adjust
weighted average     monthly, after an initial fixed rate period of one
lives of the notes   month, but their minimum monthly payments adjust
will be subject to   annually, subject to maximum interest rates, payments
negative             caps and other limitations. The initial interest rates
amortization on the  on most of these mortgage loans are lower than the sum
mortgage loans]      of the index applicable at origination and the related
                     gross margin and, for [__]% of these mortgage loans are
                     not more than [___]% per annum and in no case exceed
                     [___]% per annum.  During a period of rising interest
                     rates, particularly prior to the first payment
                     adjustment date, the amount of interest accruing on the
                     principal balance of these mortgage loans may exceed the
                     amount of the minimum monthly payment.  As a result, a
                     portion of the accrued interest on any of these mortgage
                     loans may not be paid.  That portion of accrued interest
                     will become deferred interest that will be added to the
                     principal balance of the related mortgage loan.

                     The amount of deferred interest, if any, with respect to
                     these mortgage loans for a given month will reduce the
                     amount of interest collected on these mortgage loans
                     that is available for distributions of interest on the
                     notes. The resulting reduction in interest collections
                     on these mortgage loans will be offset, in part or in
                     whole, by applying unscheduled payments of principal
                     received on these mortgage loans to interest
                     distributions on the notes.  For any distribution date,
                     the remaining deferred interest, or net deferred
                     interest, on the mortgage loans will be allocated to
                     each class of notes based upon their respective interest
                     entitlements (before giving effect to the allocation of
                     net deferred interest) and will be deducted from the

                                       S-15

                     interest payable to the notes as described in
                     "Description of the Securities--Interest Payments on the
                     Notes" in this prospectus supplement.  The amount of the
                     reduction of accrued interest distributable to each
                     class of notes attributable to net deferred interest
                     will be added to the note principal balance of that
                     class.  Any such allocation of net deferred interest
                     could, as a result, affect the weighted average life of
                     the affected class of notes.  Only the amount by which
                     unscheduled payments of principal received on these
                     mortgage loans exceeds the amount of deferred interest
                     on these mortgage loans and scheduled payments of
                     principal will be distributed as a principal
                     distribution on the notes.  The increase in the note
                     principal balance of any class of notes may increase the
                     period of time during which the applicable class of
                     notes could absorb realized losses on the mortgage
                     loans.  We cannot predict the extent to which deferred
                     interest will accrue on the mortgage loans, and
                     therefore cannot predict the extent of the effect of the
                     allocation of net deferred interest on the notes.]

A transfer of        If the master servicer defaults in its obligations under
master servicing in  the pooling and servicing agreement, the master
the event of a       servicing of the mortgage loans may be transferred to
master servicer      the trustee or an alternate master servicer, as
default may          described under "The Agreements--Events of Default;
increase the risk    Rights Upon Event of Default" in the prospectus.  In the
of payment           event of such a transfer of master servicing there may
application errors   be an increased risk of errors in applying payments from
                     borrowers or in transmitting information and funds to
                     the successor master servicer.

[High LTV Loans
Without Mortgage
Insurance

The mortgage pool    [_____] mortgage loans representing approximately [___]%
includes certain     of the aggregate principal balance of the mortgage loans
loans that may be    as of the cut-off date have an LTV ratio at origination
subject to a higher  in excess of 80% but are not insured by a primary
risk of loss         mortgage insurance policy.  Although primary mortgage
                     insurance policy is generally required for mortgage
                     loans with an LTV ratio in excess of 80%, no such
                     insurance was required for these loans under the
                     applicable underwriting criteria.  The likelihood that
                     the value of the related mortgaged property would not be
                     sufficient to satisfy the mortgage loan upon foreclosure
                     is greater for these types of loans, resulting in a
                     higher likelihood of losses with respect to these types
                     of loans.]

[Risks Relating to
Primary Mortgage
Insurers

You may incur        [_____] mortgage loans representing approximately [___]%
losses if a primary  of the aggregate principal balance of the mortgage loans
mortgage insurer     as of the cut-off date have an LTV ratio at origination

                                       S-16

fails to make        in excess of 80% and are insured by a primary mortgage
payments under a     insurance policy issued by [insert names of primary
primary mortgage     mortgage insurers].  If such a mortgage loan were
insurance policy     subject to a foreclosure and the value of the related
                     mortgaged property were not sufficient to satisfy the
                     mortgage loan, payments under the primary mortgage
                     insurance policy would be required to avoid any losses,
                     or to reduce the losses on, such a mortgage loan.  If
                     the insurer is unable or refuses to pay a claim, the
                     amount of such losses would be allocated to holders of
                     notes as realized losses.]

[Risks Relating to
Cooperative Loans]

Cooperative loans    [_____] mortgage loans representing approximately [___]%
have certain         of the aggregate principal balance of the mortgage loans
characteristics      as of the cut-off date are not secured directly by real
that may increase    property but are cooperative loans.  A cooperative loan
the risk of loss     is secured by a first lien on shares issued by the
                     cooperative corporation that owns the related apartment
                     building and on the related proprietary lease or
                     occupancy agreement granting exclusive rights to occupy
                     a specific unit within the cooperative.  Cooperative
                     loans have certain characteristics that may increase the
                     likelihood of losses, [although historically the rate of
                     losses on cooperative loans has been comparable to
                     losses on non-cooperative mortgage loans].

                     The proprietary lease or occupancy agreement securing a
                     cooperative loan is subordinate, in most cases, to any
                     blanket mortgage on the related cooperative apartment
                     building or on the underlying land.  If the cooperative
                     is unable to meet the payment obligations (i) arising
                     under an underlying mortgage, the mortgagee holding an
                     underlying mortgage could foreclose on that mortgage and
                     terminate all subordinate proprietary leases and
                     occupancy agreements or (ii) arising under its land
                     lease, the holder of the landlord's interest under the
                     land lease could terminate it and all subordinate
                     proprietary leases and occupancy agreements.

                     Additionally, the proprietary lease or occupancy
                     agreement may be terminated and the cooperative shares
                     may be cancelled by the cooperative if the
                     tenant-stockholder fails to pay maintenance or other
                     obligations or charges owed by the tenant-stockholder.
                     A default by the tenant-stockholder under the
                     proprietary lease or occupancy agreement will usually
                     constitute a default under the security agreement
                     between the lender and the tenant-stockholder.  In the
                     event of a foreclosure under a cooperative loan, the
                     mortgagee will be subject to certain restrictions on its
                     ability to transfer the collateral and the use of
                     proceeds from any sale of collateral.  See "Certain
                     Legal Aspects of the Loans--The Mortgage
                     Loans--Cooperative Loans" in the prospectus.]

                                       S-17

[Risks Relating to
Loans Secured by
Manufactured
Housing]

Manufactured         [_____] mortgage loans representing approximately [___]%
housing contracts    of the aggregate principal balance of the mortgage loans
have certain         as of the cut-off date are contracts secured by
characteristics      manufactured homes.
that may increase
the likelihood of    Manufactured housing generally depreciates in value,
losses               regardless of its location.  As a result, the market
                     value of a manufactured home may decline faster than the
                     outstanding principal balance of the contract related to
                     that manufactured home.  Therefore, amounts received
                     upon the sale of any manufactured home repossessed by
                     the servicer may be less than the outstanding amount of
                     the related contract.

                     If losses on the contracts are not covered by the credit
                     enhancement described herein, payments on notes will be
                     delayed and losses will be borne by the holders of the
                     notes.

Defects in security  Each seller of contracts will represent and warrant to
interests could      the sponsor that its transfer of the contracts sold by
result in losses     it to the sponsor, the sponsor will represent and
                     warrant that its transfer of the contracts to the
                     depositor and the depositor will represent and warrant
                     that its transfer of the contracts to the trustee, is a
                     sale of all of its right, title, and interest in and to
                     those contracts.

                     The depositor will take steps under the UCC to perfect
                     the trustee's interest in the contracts. The UCC,
                     however, may not govern these transfers, and if some
                     other action is required under applicable law and has
                     not been taken, payments to you could be delayed or
                     reduced.

                     Each seller of contracts will also represent and warrant
                     to the sponsor that its transfer of the contracts sold
                     by it to the sponsor, the sponsor will represent and
                     warrant that its transfer of the contracts to the
                     depositor and the depositor will represent, warrant, and
                     covenant that its transfer of the contracts to the
                     trustee, is perfected and free and clear of the lien or
                     interest of any other entity. If this is not true, the
                     trustee's interest in the contracts could be impaired,
                     and payments to you could be delayed or reduced. For
                     instance,

                     |X|   a prior or subsequent transferee of the contracts
                           could have an interest in the contracts superior
                           to the interest of the trustee;

                     |X|   a tax, governmental, or other nonconsensual lien
                           that attaches to the property of an originator,
                           the seller or the depositor could have priority
                           over the interest of the trustee in the contracts;

                                       S-18

                     |X|   the administrative expenses of a bankruptcy
                           trustee for an originator, the seller or the
                           depositor could be paid from collections on the
                           contracts before holders of the notes receive any
                           payments; and

                     |X|   if bankruptcy proceedings were commenced by or
                           against an originator, the seller or the
                           depositor, or if certain time periods were to
                           pass, the trustee may lose its perfected interest
                           in collections on the contracts.

Servicing Practices
Loss mitigation      The master servicer may use a wide variety of practices
practices or the     to limit losses on defaulted loans, including writing
release of a lien    off part of the debt, reducing future payments, and
may increase your    deferring the collection of past due payments.  The
risk.                servicing agreement also permits the master servicer to
                     release the lien on a limited number of mortgaged
                     properties.  See "Description of the Servicing Agreement
                     - Release of Lien; Refinancing of Senior Lien" and "-
                     Collection and Liquidation Practices; Loss Mitigation"
                     in this prospectus supplement.

Limited Obligations
Payments on the      Credit enhancement includes excess interest,
home loans,          overcollateralization and the financial guaranty
together with the    insurance policy. None of the depositor, the master
financial guaranty   servicer or any of their affiliates will have any
insurance policy,    obligation to replace or supplement the credit
are the sole source  enhancement, or to take any other action to maintain any of payments on your  rating of the notes. If any losses are incurred on the
notes.               home loans that are not covered by the credit
                     enhancement, the holders of the notes will bear the risk
                     of these losses.
Liquidity Risks
You may have to      A secondary market for your notes may not develop.  Even
hold your notes to   if a secondary market does develop, it may not continue,
maturity if their    or it may be illiquid.  Illiquidity means you may not be
marketability is     able to find a buyer to buy your securities readily or
limited.             at prices that will enable you to realize a desired
                     yield.  Illiquidity can have an adverse effect on the
                     market value of the notes.

                                       S-19

Bankruptcy Risks
Bankruptcy           The transfer of the mortgage loans from the seller to
proceedings could    the depositor is intended by the parties to be and has
delay or reduce      been documented as a sale.  If the seller were to become
distributions on     bankrupt, a trustee in bankruptcy could attempt to
the offered notes.   recharacterize the sale of the mortgage loans as a loan
                     secured by the mortgage loans or to consolidate the
                     mortgage loans with the assets of the seller.  Any such
                     attempt could result in a delay in or reduction of
                     collections on the mortgage loans available to make
                     distributions on the notes.

The bankruptcy of a  If a borrower becomes subject to a bankruptcy
borrower may         proceeding, a bankruptcy court may require modifications
increase the risk    of the terms of a mortgage loan without a permanent
of loss on a         forgiveness of the principal amount of the mortgage
mortgage loan.       loan.  Modifications have included reducing the amount
                     of each monthly payment, changing the rate of interest
                     and altering the repayment schedule.  In addition, a
                     court having federal bankruptcy jurisdiction may permit
                     a debtor to cure a monetary default relating to a
                     mortgage loan on the debtor's residence by paying
                     arrearages within a reasonable period and reinstating
                     the original mortgage loan payment schedule, even though
                     the lender accelerated the mortgage loan and final
                     judgment of foreclosure had been entered in state
                     court.  In addition, under the federal bankruptcy law,
                     all actions against a borrower and the borrower's
                     property are automatically stayed upon the filing of a
                     bankruptcy petition.

Special Yield and Prepayment Considerations

The yield to
maturity on your     The yield to maturity of your notes will depend on a
notes will vary      variety of factors, including:
depending on the
rate of prepayments.
                     o the rate and timing of principal payments on the home
                       loans, including prepayments, defaults and
                       liquidations, and repurchases due to breaches of
                       representations or warranties;

                     o the note rate; and

                     o the purchase price you paid for your notes.

                     The rates of prepayments and defaults are two of the
                     most important and least  predictable of these factors.

                     [In addition, the master servicer or servicer may
                     purchase any mortgage loan or contract that is at least
                     three months delinquent.  Such repurchases would
                     increase the prepayment rates on the mortgage loans.]

                     In general, if you purchase a note at a price higher
                     than its outstanding principal balance and principal
                     payments occur faster than you assumed at the time of
                     purchase, your yield will be lower than anticipated.
                     Conversely, if you purchase a note at a price lower than
                     its outstanding principal balance and principal payments
                     occur more slowly than you assumed at the time of
                     purchase, your yield will be lower than anticipated.

                                       S-20

The rate of
prepayments on the   Since mortgagors can generally prepay their home loans
home loans will      at any time, the rate and timing of principal payments
vary depending on    on the notes are highly uncertain.  Generally, when
future market        market interest rates increase, mortgagors are less
conditions, and      likely to prepay their home loans.  This could result in
other factors.       a slower return of principal to you at a time when you
                     might have been able to reinvest those funds at a higher
                     rate of interest than the note rate.  On the other hand,
                     when market interest rates decrease, borrowers are
                     generally more likely to prepay their home loans.  This
                     could result in a faster return of principal to you at a
                     time when you might not be able to reinvest those funds
                     at an interest rate as high as the note rate.

                     Refinancing programs, which may involve soliciting all
                     or some of the mortgagors to refinance their home loans,
                     may increase the rate of prepayments on the home loans.

                     ______% of the home loans provide for payment of a
                     prepayment charge.  Prepayment charges may reduce the
                     rate of prepayment on the home loans until the end of
                     the period during which such prepayment charges apply.
                     See "Description of the Home Loan Pool--Home Loan Pool
                     Characteristics" in this prospectus supplement and
                     "Maturity and Prepayment Considerations" in the
                     prospectus.

The return on your   The Servicemembers Civil Relief Act, or Relief Act,
notes could be       provides relief to borrowers who enter active military
reduced by           service and to borrowers in reserve status who are
shortfalls due to    called to active duty after the origination of their
the Servicemembers   home loan. Current or future military operations of the
Civil Relief Act.    United States may increase  the number of borrowers who
                     may be in active military service, including persons in
                     reserve status who may be called to active duty. The
                     Relief Act provides generally that a borrower who is
                     covered by the Relief Act may not be charged interest on
                     a mortgage loan in excess of 6% per annum during the
                     period of the borrower's active duty. Any resulting
                     interest reductions are not required to be paid by the
                     borrower at any future time. The master servicer is not
                     required to advance these amounts. Interest reductions
                     on the home loans due to the application of the Relief
                     Act or similar legislation or regulations will reduce
                     the amount of interest payable on the offered notes.
                     Those interest shortfalls will not be covered by the
                     policy, excess interest or any other source.

                     The Relief Act also limits the ability of the master
                     servicer to foreclose on a home loan during the
                     borrower's period of active duty and, in some cases,

                                       S-21

                     during an additional three month period thereafter.  As
                     a result, there may be delays in payment and increased
                     losses on the home loans.  Those delays and increased
                     losses will be borne primarily by the outstanding class
                     of notes with the lowest payment priority.

                     We do not know how many home loans have been or may be
                     affected by the application of the Relief Act.

                     See "Certain Legal Aspects of the Loans--Servicemembers
                     Civil Relief Act" in the prospectus.

                                       S-22

                                Issuing Entity

   The  trust  will be  formed  under a trust  agreement,  as  amended  by the amended and  restated  trust  agreement,  to be dated as of the closing  date,
between  the  depositor  and  the  owner   trustee.   The  issuer  will  issue
$[___________]  aggregate  principal amount of Home Loan  Asset-Backed  Notes,
Series   [_____]____.   These  notes  will  be  issued  under  an   indenture,
to be dated  as of the  closing  date  between  the issuer  and the  indenture trustee.  Under the trust  agreement,  the issuer will issue ____ class[es] of
Home  Loan  Asset-Backed  Certificates,  [_____________].  The  notes  and the certificates  are  collectively  referred to in this prospectus  supplement as the  securities.  Only the notes  are offered by this  prospectus  supplement.
On the closing date,  the depositor will transfer to the issuer a pool of home loans  that will be secured  by first or junior  liens on one- to  four-family residential properties.

   You can find a listing of definitions  for  capitalized  terms used both in the prospectus and this  prospectus  supplement  under the caption  "Glossary"
beginning on page __ in the prospectus and under the caption  "Description  of the Securities--Glossary of Terms" in this prospectus supplement.

                         Sponsor and Master Servicer

   Residential Funding Corporation,  a Delaware corporation,  buys residential mortgage  loans under  several  loan  purchase  programs  from  mortgage  loan originators  or  sellers  nationwide,  including  affiliates,  that  meet  its seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.  See "The  Trusts--General" in the prospectus for a general description of applicable  seller/servicer  eligibility  requirements.
Residential Funding  Corporation's  principal executive offices are located at
8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,  Minnesota 55437. Its
telephone number is (952) 857-7000.  Residential Funding Corporation  conducts operations  from its  headquarters  in  Minneapolis  and from offices  located
primarily  in  California,   Texas,  Maryland,   Pennsylvania  and  New  York.
Residential Funding Corporation  finances its operations primarily through its securitization program.

   Residential  Funding  Corporation was founded in 1982 and began  operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo mortgage loans secured by first liens on one- to  four-family  residential  properties.
General  Motors   Acceptance   Corporation   purchased   Residential   Funding
Corporation in 1990. In 1995,  Residential  Funding  Corporation  expanded its business to include  "Alt-A" first lien mortgage  loans,  such as the mortgage loans  described in this  prospectus.  Residential  Funding  Corporation  also began to acquire and service both  closed-end  and revolving  loans secured by second liens and subprime loans in 1995.

   The following table sets forth the aggregate  principal  amount of publicly offered  securitizations  of mortgage loans  sponsored by Residential  Funding
Corporation for the past five years. The percentages  shown under  "Percentage
Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                       S-23

                      Sponsor Securitization Experience

 Volume by Initial            2001            2002            2003             2004          2005 (YTD)
   Principal Balance

Prime Mortgages         $17,936,361,068  $17,162,753,799  $20,456,387,828  $12,438,276,346  $22,221,617,475

Non-Prime Mortgages     $ 8,456,953,520  $17,365,705,617  $31,361,237,595  $26,599,427,226  $26,133,150,095

      Total             $26,393,314,588  $34,528,459,416  $51,817,625,423  $39,037,703,572  $48,354,767,570

==============================================================================
Percentage Change from
     Prior Year(1)
Prime Mortgages             65.38%     -4.31%     19.19%    -39.20%      78.66%

Non-Prime Mortgages          8.32%    105.34%     80.59%    -15.18%      -1.75%

Total Volume                41.50%     30.82%     50.07%    -24.66%      23.87%

_______________________________
(1)   Represents year to year growth or declines as a percentage of the prior year's volume.
                                        S-24

   The following table sets forth the average  outstanding  principal balance, calculated as of year end, of mortgage  loans master  serviced by  Residential
Funding  Corporation  for the past five years,  and the average number of such loans for the same period:

                     Master Servicer Servicing Experience

Volume by Average Unpaid
Principal Balance at Year
End
                               2001          2002         2003          2004     2005(YTD)

First Mortgages and
Subprime Second              $71,469,065  $74,237,766  $83,030,329  $91,132,812 $112,291,004
  Mortgages ($ in millions)

Second Mortgages
($ inmillions)                $8,211,055   $7,740,011   $7,461,063   $7,589,080   $7,215,002

   Total Average Unpaid
   Principal Balance         $79,680,120  $81,977,777  $90,491,392  $98,721,892 $119,506,006
   ($ inmillions)

Percentage Change from Prior Year(1)

First Mortgages and
Subprime Second                  2.91%      3.87%       11.84%        9.76%      23.22%
     Mortgages
Second Mortgages                 8.64%     -5.74%       -3.60%        1.72%      -4.93%

Total Based on Average           3.47%      2.88%       10.39%        9.10%      21.05%
Unpaid Principal Balance

Volume by Number of Loans

First Mortgages and
Subprime Second                  438,939    487,269     567,594       617,955     677,571
     Mortgages (number of
loans)

Second Mortgages (number of      234,443    217,713     213,565       211,495     195,473
loans)

   Total Average Number of       673,382    704,982     781,159       829,450      873,044
   Loans

Percentage Change from
Prior Year(1)

First Mortgages and                5.68%     11.01%      16.48%         8.87%       9.65%
Subprime Second Mortgages

Second Mortgages                   5.05%     -7.14%      -1.91%        -0.97%      -7.58%

Total Based on Average             5.46%      4.69%      10.81%         6.18%       5.26%
Number of Loans
_______________________
(1)   Represents year to year growth or declines as a percentage of prior year's volume or loan count, as applicable.

   Residential  Funding  Corporation  sponsored an aggregate of  approximately
$18.5 billion in principal  amount of  mortgage-backed  securities in 2000 and
an  aggregate  of   approximately   $41.7  billion  in  principal   amount  of
mortgage-backed  securities in 2004.  Residential  Funding Corporation was the
master servicer of a residential  mortgage loan portfolio,  including subprime loans and loans secured by second  liens,  of  approximately  $77.0 billion in outstanding  principal  amount at December 31, 2000, and  approximately  $98.7 billion in outstanding principal amount at December 31, 2004.

   Residential  Funding  Corporation's  overall procedures for originating and acquiring  mortgage  loans are described  under  "Description  of the Mortgage
Pool"  in  this  prospectus  supplement.   Residential  Funding  Corporation's
material role and  responsibilities  in this transaction,  including as master servicer,  are described in the prospectus under "The Trusts" and "Trust Asset
Program" and in this  prospectus  supplement  under  "Description of the Trust
Agreement and Indenture--The Master Servicer and Subservicers--Master Servicer."

                                        S-25

   Residential  Funding  Corporation's  wholly-owned  subsidiary,  Homecomings
Financial  Network,  Inc., or Homecomings,  originated and sold to Residential
Funding  Corporation  [____]% of the mortgage  loans  included in the mortgage pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the
Mortgage  Pool--Originators"  and "Pooling and Servicing  Agreement--The  Master
Servicer and Subservicers" in this prospectus supplement.

                     Description of Unaffiliated Sellers

   [[INSERT NAME OF UNAFFILIATED  SELLER], a [_____]  corporation,  originated
[__]%  by  principal  amount  of the  mortgage  loans.  [Describe  origination program,  experience, size of seller's portfolio,  performance of pool assets,
experience  with  Expanded  Criteria   Program,   role  and  function  in  the
transaction and, where a seller acts as a sponsor and prior securitizations.]

                    Affiliations Among Transaction Parties

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                        S-26

                      Description of the Home Loan Pool

General

   The home loan pool will  consist  of home loans  with an  aggregate  unpaid principal  balance of $___________ as of the close of business on the business day prior to the  cut-off  date.  ___% of the home loans are secured by second liens on fee simple or leasehold interests in one- to four-family  residential properties  and the remainder are secured by first liens.  The home loans will consist of conventional,  closed-end, fixed-rate,  fully-amortizing home loans with  terms to  maturity  of  approximately  five,  ten,  fifteen,  twenty  or twenty-five  years with  respect  to __%,  __%,  __%,  __% and __% of the home loans,  respectively,  from  the  date of  origination  or  modification.  The proceeds of the home loans generally were used by the related borrowers for:

   o debt consolidation,

   o home improvement,

   o the partial refinancing of the related mortgaged property,

   o to provide a limited amount of cash to the borrower, or

   o a combination of the foregoing.

   As to each home loan the mortgagor  represented  at the time of origination that the  related  mortgaged  property  would be owner  occupied  as a primary home.  As  to  home  loans  which  have  been  modified,  references  in  this prospectus  supplement  to the date of  origination  shall be deemed to be the date of the most  recent  modification.  All  percentages  of the  home  loans
described  in  this   prospectus   supplement  are   approximate   percentages
determined by cut-off date balance, unless otherwise indicated.

   All of the home loans were  acquired  by  Residential  Funding  Corporation from  unaffiliated  sellers as described in this prospectus  supplement and in the  prospectus,  except  in the  case of __% of the  home  loans  which  were purchased by the seller through its affiliate  HomeComings  Financial Network,
Inc.  No  unaffiliated  seller  sold  more  than  __% of  the  home  loans  to
Residential  Funding  Corporation.  __%  and  __% of the  home  loans  will be subserviced  by GMAC Mortgage  Corporation,  an affiliate of the depositor and the master servicer,  and Master  Financial,  Inc., a California  corporation, respectively.  See "--The Initial Subservicers" in this prospectus supplement.

   All of the home loans were, in most  instances,  underwritten  as described under "--Underwriting Standards."

   The seller will make some  representations  and  warranties  regarding  the home loans sold by it as of the date of  issuance of the notes.  Further,  the seller will be required to repurchase or substitute  for any home loan sold by it as to which a breach of its  representations  and  warranties  relating  to that  home  loan  occurs  if  the  breach  materially  adversely  affects  the interests of the  securityholders  or the  financial  guaranty  insurer in the home loan.  See  "Description  of the Home Loan  Purchase  Agreement"  in this prospectus supplement and "Description of the Securities--Representations  with
Respect to Loans" and "--Repurchases of Loans" in the prospectus.

   As to any date,  the pool  balance  will be equal to the  aggregate  of the principal  balances of all home loans owned by the trust as of that date.  The principal  balance of a home loan,  other than a liquidated  home loan, on any day is equal to its  principal  balance  as of the  cut-off  date,  minus  all collections  credited  against  the  principal  balance  of the  home  loan in accordance with the related  mortgage note after the cut-off date and prior to that  day.  The  principal  balance  of a  liquidated  home loan  after  final recovery of substantially  all of the related  liquidation  proceeds which the master servicer reasonably expects to receive will be zero.

                                        S-27

Payments on the Simple Interest Home Loans

   __% of the  home  loans  provide  for  simple  interest  payments  and  are referred to as the simple  interest home loans which require that each monthly payment  consist of an installment  of interest which is calculated  according to the simple  interest  method.  This method  calculates  interest  using the basis of the outstanding  principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction,  the numerator of which is the number of days in the period  elapsed since the preceding  payment of interest was made and the  denominator  of which is the  number  of days in the  annual period for which  interest  accrues on the home loan. As payments are received on the home loans,  the amount  received is applied first to interest  accrued to the date of  payment  and the  balance  is  applied  to reduce  the  unpaid
principal  balance.   Accordingly,   if  a  mortgagor  pays  a  fixed  monthly
installment  before  its  scheduled  due  date,  the  portion  of the  payment allocable  to interest  for the period  since the  preceding  payment was made will be less than it would have been had the payment  been made as  scheduled, and the portion of the payment applied to reduce the unpaid principal  balance will be  correspondingly  greater.  However,  the next succeeding payment will result in a greater  portion of the  payment  allocated  to  interest  if that payment is made on its scheduled due date.

   On the other hand, if a mortgagor  pays a fixed monthly  installment  after its scheduled due date,  the portion of the payment  allocable to interest for the period since the preceding  payment was made will be greater than it would have been had the payment been made as scheduled,  and the remaining  portion, if any, of the payment applied to reduce the unpaid principal  balance will be correspondingly  less.  If each  scheduled  payment is made on or prior to its scheduled due date,  the  principal  balance of the home loan will amortize in the manner  described in the preceding  paragraph.  However,  if the mortgagor consistently  makes  scheduled  payments after the scheduled due date the home loan will amortize more slowly than scheduled.  Any remaining unpaid principal is payable on the final maturity date of the home loan.

   __% of the  home  loans  are  actuarial  home  loans,  on  which 30 days of interest  is owed each month  irrespective  of the day on which the payment is received.

Balloon Home Loans

      __% of the home loans are balloon  home  loans,  which  require  monthly payments  of  principal  based on a  30-year  amortization  schedule  and have scheduled  maturity dates of approximately  fifteen years from the due date of the first  monthly  payment,  in each case  leaving a balloon  payment due and payable  on  the  respective  scheduled  maturity  date.  The  existence  of a balloon payment in most cases requires the related  mortgagor to refinance the mortgage  loan or sell the  mortgage  property  on or  prior to the  scheduled maturity  date.  The  ability of a  mortgagor  to  accomplish  either of these goals will be affected by several  factors,  including  the level of available mortgage rates at the time of sale or refinancing,  the mortgagor's  equity in the related mortgage property,  the financial condition of the mortgagor,  tax laws,  prevailing  general  economic  conditions  and the terms of any related first lien mortgage loan.  None of the  depositor,  the master  servicer,  the indenture  trustee or the owner  trustee is obligated to refinance any balloon home loan.  The financial  guaranty  insurance  policy issued by the financial guaranty  insurer will provide  coverage on any losses  allocable to the notes incurred  upon  liquidation  of a balloon loan arising out of or in connection with the failure of a mortgagor to make is balloon payment.

                                        S-28

Home Loan Pool Characteristics

   The home loans have the following characteristics:

   o  The home  loans  will  bear  interest  at the loan  rate  stated  in the related  mortgage  note which will be at least __% per annum but no more than __% per annum,  with a weighted  average loan rate of approximately
      __% per annum as of the cut-off date.

   o  None of the home loans were  originated  prior to _______ or will have a maturity date later than __________.

o     No home loan will have a remaining  term from  __________  to the stated
      maturity of the home loan of less than __ months.

o     The weighted average  remaining term of the home loans as of the cut-off date will be approximately __ months.

o     The weighted  average original term to stated maturity of the home loans as of the cut-off date will be approximately __ months.

o     __%  of  the  home  loans  will  have  original  terms  to  maturity  of approximately  five years,  with a weighted  average  remaining  term of approximately __ months.

o     __%  of  the  home  loans  will  have  original  terms  to  maturity  of approximately  ten years,  with a  weighted  average  remaining  term of approximately __ months.

o     __%  of  the  home  loans  will  have  original  terms  of  maturity  of approximately  fifteen years,  with a weighted average remaining term of approximately __ months.

o     __%  of  the  home  loans  will  have  original  terms  of  maturity  of approximately  twenty years,  with a weighted average  remaining term of approximately __ months.

o     __%  of  the  home  loans  will  have  original  terms  to  maturity  of approximately  twenty-five years, with a weighted average remaining term of approximately __ months.

o     All of the home loans have  principal  and interest  payable  monthly on each due date specified in the mortgage note.

o     __% of the home loans will be secured by  mortgages or deeds of trust on property  in which the  borrower  has  little or no equity  because  the related combined LTV ratio at the time of origination exceeds 100%.

   As to each home loan,  the combined LTV ratio,  in most cases,  will be the ratio,  expressed  as a  percentage,  of  (1)  the  sum of  (A)  the  original principal  balance  of the  home  loan,  and  (B)  any  outstanding  principal balance,  at  origination of the home loan, of all other  mortgage  loans,  if any,  secured  by  senior  or  subordinate  liens  on  the  related  mortgaged property,  to (2) the  appraised  value,  or, if permitted by the  origination guidelines of Residential Funding Corporation,  a statistical valuation or the stated  value.  The  appraised  value for any home loan will be the  appraised value of the related  mortgaged  property  determined in the appraisal used in the  origination of the home loan,  which may have been obtained at an earlier time.  If the home loan was  originated  simultaneously  with or not more than
12  months  after  a  senior  lien  on the  related  mortgaged  property,  the appraised  value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the  mortgaged  property.  However, for not more than __% of the home  loans,  the stated  value will be the value of the property as stated by the related  mortgagor in his or her application.
See  "Description  of the  Home  Loan  Pool--Underwriting  Standards"  in  this prospectus supplement.

                                        S-28

   In connection with each home loan that is secured by a leasehold  interest, the seller will have represented that, among other things:
   o the use of leasehold  estates for  residential  properties is an accepted practice in the area where the related mortgaged property is located;

   o residential  property  in the area  consisting  of  leasehold  estates is readily marketable;

   o the  lease  is  recorded  and no  party  is in any way in  breach  of any provision of the lease;

   o the  leasehold  is in full  force and  effect  and is not  subject to any prior lien or encumbrance by which the leasehold could be terminated; and

   o the remaining  term of the lease does not terminate  less than five years after the maturity date of the home loan.

   Approximately  _____% of the home loans provide for payment of a prepayment charge,  if the loans prepay within a specified  time period.  The  prepayment charge,  in most cases, is the maximum amount permitted under applicable state law. Or, if no maximum  prepayment charge is specified,  the prepayment charge generally is calculated in the  following  sentence.  __%, __%, __% and __% of the home loans,  by cut-off date balance of the home loans,  with a prepayment charge  provision  provide  for  payment  of  a  prepayment  charge  for  full prepayments  made within  approximately  one year, two years,  three years and five years,  respectively,  of the  origination of the home loan calculated in accordance  with the terms of the related  mortgage note. The master  servicer will be entitled to all prepayment  charges and late payment charges  received on the home loans and these  amounts will not be available  for payment on the notes.

   As of the cut-off date, no home loan will be 30 days or more  delinquent in payment of principal and interest.  As used in this prospectus  supplement,  a home loan is considered to be "30 to 59 days" or "30 or more days"  delinquent when a payment due on any due date remains  unpaid as of the close of business on the next following  monthly due date.  However,  since the determination as to  whether a home loan falls  into this  category  is made as of the close of business on the last  business  day of each month,  a home loan with a payment due on July 1 that  remained  unpaid  as of the close of  business  on July 31 would  still be  considered  current as of July 31. If that  payment  remained unpaid as of the close of  business  on August 31, the home loan would then be considered to be 30 to 59 days delinquent.  Delinquency  information presented in  this  prospectus  supplement  as of the  cut-off  date is  determined  and prepared  as of the close of  business on the last  business  day  immediately prior to the cut-off date.

   As of the  cut-off  date,  __% of the home  loans  were  High  Cost  Loans.
Purchasers or assignees of any High Cost Loan,  including the trust,  could be liable for all claims and  subject to all  defenses  that the  borrower  could assert  against the  originator of the High Cost Loan.  Remedies  available to the  borrower  include  monetary  penalties,  as well as  recission  rights if appropriate  disclosures were not given as required.  See "Risk  Factors--Risks
Associated  with the Home Loans" in this  prospectus  supplement  and "Certain
Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency  Legislation and
Other Limitations on Lenders" in the prospectus.

   As to __% of  the  home  loans,  during  a  temporary  period  the  monthly payments  received on the home loans were applied in a manner that reduced the rate of  principal  amortization.  As a  result,  the  home  loan  may have an
unpaid  principal  amount  on  its  scheduled   maturity  date,   assuming  no
prepayments,  of  greater  than 1 time and not more than 6 times  the  related monthly  payment.  It is not  clear  whether  the  related  mortgagor  will be legally obligated to pay the unpaid principal amount.

   All of the home loans were originated under full documentation programs.

   No home loan  provides  for deferred  interest,  negative  amortization  or future advances.

                                        S-30

   All  of  the   mortgaged   properties   underlying   the  home  loans  were
owner-occupied.

   Below  is a  description  of some  additional  characteristics  of the home loans as of the cut-off date unless  otherwise  indicated.  All percentages of the home loans are approximate  percentages unless otherwise  indicated by the cut-off date balance.  Unless otherwise  specified,  all principal balances of the home  loans are as of the  cut-off  date and are  rounded  to the  nearest dollar.

                                  Loan Rates
                                                               Percentage of
                                 Number of     Cut-off Date   Home Loan Pool
Range of                            Home        Principal     by Cut-off Date
Loan Rates(%)                       Loans        Balance     Principal Balance

                                                    $              %

      Totals                                        $              %

   As of the cut-off  date,  the weighted  average loan rate of the home loans will be approximately __% per annum.

                 Original Home Loan Stated Principal Balances

                                                              Percentage of
   Range of Original             Number of    Cut-off Date    Home Loan Pool
   Stated Principal                Home        Principal        by Cut-off
Balances                           Loans        Balance     Principal Balance

                                             $                    %

      Total                                  $                    %

   As of the cut-off date, the average  cut-off date balance of the home loans will be approximately $_________.

                                        S-31

                         Original Combined LTV Ratios
                                                               Percentage of
                                                              Home Loan Pool
                                Number of    Cut-off Date     by Cut-off Date
Range of Combined                  Home       Principal      Stated Principal
LTV Ratios(%)                      Loans        Balance           Balance

                                            $                     %

      Total                                 $                     %

   The  weighted  average  combined  LTV ratio,  or LTV ratio,  as to the home loans  secured  by  first  liens  on  the  related  mortgaged  properties,  at origination of the home loans will be approximately __%.

                                Junior Ratios
                                                              Percentage of
                                             Cut-off Date     Home Loan Pool
Range of Junior                 Number of     Principal      by Cut-off Date
Mortgage Ratios(%)              Home Loans      Balance     Principal Balance

                                            $                     %

      Total                                 $                     %

   The preceding  table  excludes home loans secured by first liens.  A Junior ratio is the ratio of the  original  amount of the home  loans  secured by the second  lien to the sum of (1) the  original  amount  of the home loan and (2)
the unpaid  principal  balance of any senior  lien  balance at the time of the home loan.

   The  weighted  average  junior  ratio  by  original  loan  balance  will be approximately __%.

                                        S-32

                     Remaining Term to Scheduled Maturity
                                                               Percentage of
                                 Number of    Cut-off Date     Home Loan Pool
Range of Months Remaining          Home        Principal      by Cut-off Date
to Scheduled Maturity              Loans        Balance      Principal Balance

                                            $                      %

      Total                                 $                      %

   The  weighted  average  remaining  term to maturity as of the cut-off  date will be approximately __ months.

                             Year of Origination
                                                               Percentage of
                                              Cut-off Date    Home Loan Pool
                                 Number of     Principal      by Cut-off Date
Year of Origination              Home Loans      Balance     Principal Balance

                                             $                     %

      Total                                  $                     %

                                        S-33

               Geographic Distribution of Mortgaged Properties

                                                               Percentage of
                                              Cut-off Date    Home Loan Pool
                                 Number of     Principal      by Cut-off Date
State                            Home Loans      Balance     Principal Balance

                                             $                     %

      Total                                  $                     %

   The reference to "Other" in the  preceding  table  includes  states and the
District of Columbia that contain  mortgaged  properties  for less than __% of the home loan pool.

                           Mortgaged Property Types

                                                               Percentage of
                                              Cut-off Date    Home Loan Pool
                                 Number of     Principal      by Cut-off Date
Property Type                    Home Loans      Balance     Principal Balance
Single Family Residence                      $                     %
PUD Detached
Condominium
PUD Attached
Townhouse/Rowhouse Attached
Multifamily (2-4 Units)
Townhouse/Rowhouse Detached
Manufactured Home
      Total                                  $                     %

                                 Loan Purpose
                                                               Percentage of
                                              Cut-off Date     Home Loan Pool
                                 Number of     Principal      by Cut-off Date
Purpose                          Home Loans      Balance     Principal Balance

Debt Consolidation                           $                     %
Cash
      Home Improvement/Debt
Consolidation
Other
Rate/Term Refinance
Home Improvement
Convenience
Education
Purchase Money
Medical
            Total                            $                     %

                                        S-34

                                Lien Priority

                                                               Percentage of
                                              Cut-off Date    Home Loan Pool
                                 Number of     Principal      by Cut-off Date
Lien Property                    Home Loans      Balance     Principal Balance

First Lien                                   $                     %
Second Lien
                  Total                      $                     %

       Debt-to-Income Ratios as of Date of Origination of the Home Loan

                                                               Percentage of
                                               Cut-off Date    Home Loan Pool
Range of Debt-to-Income                                          by Cut-off
Ratios as of Date of              Number of     Principal     Date Principal
Origination of the Home Loan (%)  Home Loans      Balance         Balance

                                              $                     %

                  Total                       $                     %

   As of the cut-off date,  the weighted  average  debt-to-income  ratio as of the date of origination of the home loans will be approximately __%.

Credit Scores

   "Credit  Scores" are obtained by many lenders in connection  with home loan applications to help assess a borrower's  creditworthiness.  Credit Scores are
obtained   from  credit   reports   provided  by  various   credit   reporting
organizations,  each  of  which  may  employ  differing  computer  models  and methodologies.  The Credit  Score is  designed to assess a  borrower's  credit history at a single point in time,  using objective  information  currently on
file  for  the  borrower  at  a  particular  credit  reporting   organization.
Information  used to create a Credit  Score may include,  among other  things,
payment   history,   delinquencies   on   accounts,   levels  of   outstanding
indebtedness,  length of  credit  history,  types of  credit,  and  bankruptcy experience.  The Credit Scores of the home loans range from  approximately 350 to approximately  840, with higher scores indicating an individual with a more favorable  credit  history  compared  to an  individual  with a  lower  score.
However,  a Credit Score  purports  only to be a  measurement  of the relative

                                        S-35

degree of risk a borrower  represents to a lender,  that is, a borrower with a higher  score is  statistically  expected  to be less  likely  to  default  in payment than a borrower with a lower score. In addition,  investors  should be aware  that  Credit  Scores  were  developed  to  indicate  a level of default probability over a two-year  period,  which does not correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically for use in connection with home loans, but for consumer loans in general,  and assess only the  borrower's  past credit  history.  Therefore,  a Credit Score does not take  into  consideration  the  differences  between  home  loans and consumer loans generally or the specific  characteristics  of the related home loan for example,  the combined LTV ratio,  the  collateral for the home loan, or the debt to  income  ratio.  There  can be no  assurance  that  the  Credit
Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the related home loans.

   The following  table  provides  information  as to the Credit Scores of the related mortgagors as used in the origination of the home loans.

        Credit Scores as of the Date of Origination of the Home Loans
                                                               Percentage of
                                                               Home Loan Pool
Range of Credit Scores                         Cut-off Date   by Cut-off Date
as of the Date of                 Number of     Principal        Principal
Origination of the Home Loans    Home Loans      Balance          Balance

                                             $                      %

                  Totals                     $                      %

Underwriting Standards

   The following is a brief description of the various underwriting  standards and procedures applicable to the home loans.

   In  most  cases,   the  underwriting   standards  of  Residential   Funding
Corporation  as to the  home  loans  originated  or  purchased  by it  place a greater  emphasis on the  creditworthiness  and debt  service  capacity of the borrower than on the underlying  collateral in evaluating the likelihood  that a borrower will be able to repay the related home loan.

   Residential  Funding Corporation relies on a number of guidelines to assist underwriters  in the credit  review and  decision  process.  The  underwriting criteria  provide for the  evaluation of a loan  applicant's  creditworthiness through the use of a consumer credit report,  verification of employment and a review  of the  debt-to-income  ratio of the  applicant.  Income  is  verified through various means,  including  without  limitation  applicant  interviews, written verifications with employers,  review of pay stubs or tax returns. The borrower must demonstrate  sufficient  levels of disposable  income to satisfy debt repayment requirements.

   The underwriting  standards  require the home loans originated or purchased
by  Residential  Funding   Corporation  to  have  been  fully  documented.   A
prospective borrower is required to complete a detailed application  providing pertinent credit information.

   In  determining  the adequacy of the mortgaged  property as collateral  for home  loans  included  in the home loan  pool,  an  appraisal  is made of each property  considered  for  financing  or,  if  permitted  by the  underwriting standards,  the value of the  related  mortgaged  property  will be the stated
value.  The home  loans  purchased  by  Residential  Funding  Corporation  and included in the home loan pool generally were originated  subject to a maximum

                                        S-36

combined LTV ratio of 125%, and the related  borrowers may have been permitted to retain a limited  amount of the  proceeds of the home loans.  In  addition, the home loans were generally  subject to a maximum loan amount of $75,000 and a  maximum  total  monthly  debt-to-income  ratio  of  55%.  There  can  be no assurance  that the  combined  LTV ratio or the  debt-to-income  ratio for any home loan will not increase from the levels established at origination.

   The  underwriting  standards  of  Residential  Funding  Corporation  may be varied in  appropriate  cases.  There can be no assurance that every home loan in the home  loan  pool  was  originated  in  conformity  with the  applicable underwriting  standards  in all  material  respects,  or that the  quality  or performance of the home loans will be equivalent under all circumstances.

Representations and Warranties

   Each person that sold home loans to Residential  Funding  Corporation  made limited  representations  and warranties  regarding the related home loans, as of the date they are purchased by Residential  Funding  Corporation.  However, those  representations  and  warranties  will  not be  assigned  to the  owner trustee  or the  indenture  trustee  for the  benefit  of the  holders  of the securities,  so a breach of those  representations  and warranties will not be enforceable on behalf of the trust.

Static Pool Information

   Current  static  pool data with  respect  to  mortgage  loans  serviced  by
Residential  Funding is  available on the  internet at  [www.__________]  (the
"Static Pool Data").  Information  presented under "RAMP" as the  issuer/shelf
and  "[__]"  as  the  series  will   include   information   regarding   prior
securitizations  of  mortgage  loans that are  similar to the  mortgage  loans included in this  mortgage  pool,  based on  underwriting  criteria and credit quality.

   As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59 days"  or "30 or more  days"  delinquent  when a  payment  due on any due date remains  unpaid  as of  the  close  of  business  on  the  last  business  day immediately  prior to the next following  monthly due date. The  determination as to  whether  a loan  falls  into this  category  is made as of the close of business on the last  business  day of each month.  Grace  periods and partial payments do not affect these determinations.

   From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage loan,  recasting  monthly payments for delinquent  borrowers who have experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are reported based on the mortgage  loan's  original  payment  terms.  The trial  period is  designed to evaluate both a borrower's desire to remain in the mortgaged  property and, in
some  cases,  a  borrower's   capacity  to  pay  a  higher   monthly   payment
obligation.  The trial period  generally may extend to up to six months before
a   modification   is   finalized.   Once  the   modifications   become  final
delinquencies  are  reported  based  on the  modified  terms.  Generally  if a borrower fails to make payments during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the  master  servicer  has not  modified  a material  number  of  mortgage  loans in any  pool.  Furthermore,  the  rating agencies  rating the notes impose  certain  limitations  on the ability of the master servicer to modify loans.

   Charge offs are taken only when the master  servicer has determined that it has  received  all  payments  or cash  recoveries  which the  master  servicer reasonably  and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

   There can be no assurance that the delinquency  and foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

                                        S-37

Additional Information

   The description in this prospectus  supplement of the mortgage pool and the mortgaged  properties  is based upon the mortgage pool as  constituted  at the close  of  business  on the  cut-off  date,  as  adjusted  for  the  scheduled principal  payments  due during the month of the  cut-off  date.  Prior to the issuance of the offered  notes,  Residential  Funding  Corporation  may remove mortgage  loans from the mortgage  pool as a result of incomplete or defective documentation,  or if it  determines  that the mortgage  loan does not satisfy the  characteristics  described  in this  prospectus  supplement.  Residential
Funding  Corporation may also add a limited number of other mortgage loans may be added to the mortgage  pool prior to the  issuance of the offered  notes in
substitution   for  removed  loans.   The   information  in  this   prospectus
supplement will be substantially  representative of the characteristics of the mortgage  pool as it will be  constituted  at the time the  offered  notes are issued,  although the range of mortgage  rates and  maturities  and some other characteristics  of the mortgage  loans in the mortgage  pool may vary. In the event  mortgage loans are removed from or added to the mortgage pool after the date hereof prior to the closing and any material pool  characteristics of the actual  mortgage  pool  differ  by 5% or  more  from  the  description  of the mortgage  pool in this  prospectus  supplement,  a current  report on Form 8-K describing  the final  mortgage  pool will be filed  with the  Securities  and
Exchange Commission within four business days of the related closing.

   A  current  report  on Form  8-K will be  available  to  purchasers  of the offered  notes  and will be  filed by the  issuing  entity,  in its own  name, together with the pooling and servicing  agreement,  with the  Securities  and
Exchange  Commission  within  fifteen  days after the initial  issuance of the offered notes.

                        The Financial Guaranty Insurer

   The  following   information  has  been  supplied  by  _____________,   the
financial guaranty insurer,  for inclusion in this prospectus  supplement.  No representation is made by the depositor,  the master servicer, the underwriter or  any  of  their  affiliates  as to  the  accuracy  or  completeness  of the information.

   [The financial guaranty insurer is a  __________-domiciled  stock insurance corporation  regulated by the Office of the  Commissioner  of Insurance of the
State of _________  and licensed to do business in 50 states,  the District of
Columbia,  the  Commonwealth  of Puerto Rico and Guam. The financial  guaranty insurer  primarily  insures  newly issued  municipal  and  structured  finance obligations.  The financial  guaranty  insurer is a wholly owned subsidiary of
__________    (formerly,    _________)   a   100%    publicly-held    company.
_______________________________  have each  assigned a triple-A  claims-paying ability rating to the financial guaranty insurer.

   The  consolidated  financial  statements of the financial  guaranty insurer and its  subsidiaries as of  ______________  and  ______________,  and for the
three  years  ended  ______________,  prepared in  accordance  with  generally accepted accounting principles,  included in the Annual Report on Form 10-K of
______________  (which  was  filed  with  the  Commission  on  ______________;
Commission  File  Number   ______________)  and  the  consolidated   financial
statements  of the  financial  guaranty  insurer  and its  subsidiaries  as of
______________  and for the periods ending  ______________  and ______________
included  in the  Quarterly  Report  on Form  10-Q of  ______________  for the
period  ended   ______________   (which  was  filed  with  the  Commission  on
______________),  are hereby  incorporated  by reference into this  prospectus

                                        S-38

supplement  and shall be deemed  to be a part of this  prospectus  supplement.
Any  statement  contained  in  a  document  incorporated  in  this  prospectus supplement by reference  shall be modified or  superseded  for the purposes of this  prospectus  supplement to the extent that a statement  contained in this
prospectus   supplement  by  reference  in  this  prospectus  supplement  also modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed,  except as so modified or  superseded,  to  constitute  a part of this prospectus supplement.

   All  financial  statements  of  the  financial  guaranty  insurer  and  its
subsidiaries   included  in  documents  filed  by   ______________   with  the
Commission  under  Section  13(a),  13(c),  14 or 15(d) of the  Exchange  Act,
subsequent  to the  date  of  this  prospectus  supplement  and  prior  to the termination  of the  offering of the notes shall be deemed to be  incorporated by reference into this prospectus  supplement and to be a part hereof from the respective dates of filing the documents.

   The   following   table  sets  forth  the  financial   guaranty   insurer's
capitalization  as  of  ______________,   ______________,  ______________  and
______________,   respectively,   in  conformity   with   generally   accepted
accounting principles.

                      Consolidated Capitalization Table
                            (Dollars in Millions)

                                    [Date]     [Date]     [Date]     [Date]
 Unearned premiums................
 Other liabilities................
    Total liabilities.............
 Stockholder's equity:
    Common Stock..................
    Additional paid-in capital....
    Accumulated other
 comprehensive
      income......................
    Retained earnings.............
    Total stockholder's equity....
    Total liabilities and
      stockholder's equity........
   For additional  financial  information  concerning  the financial  guaranty insurer,  see the audited and unaudited financial  statements of the financial guaranty  insurer  incorporated  by reference in this  prospectus  supplement.
Copies  of  the  financial   statements  of  the  financial  guaranty  insurer
incorporated  in this  prospectus  supplement  by reference  and copies of the financial  guaranty  insurer's annual statement for the year ended ___________
prepared in accordance  with  statutory  accounting  standards are  available, without  charge,  from the  financial  guaranty  insurer.  The  address of the financial guaranty insurer's  administrative  offices and its telephone number are ____________.

   The financial guaranty insurer makes no representation  regarding the notes or the  advisability  of  investing  in the notes and makes no  representation regarding,  nor has it  participated  in the  preparation  of, this prospectus supplement  other than the  information  supplied  by the  financial  guaranty insurer and presented under the headings "The Financial  Guaranty Insurer" and
"Description of the Financial  Guaranty Insurance Policy" and in the financial statements incorporated in this prospectus supplement by reference.]

   THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY  INSURANCE SECURITY FUND
SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                                        S-39

                        Description of the Securities

General

   The notes will be issued pursuant to the indenture.  The certificates  will be  issued  under  the  trust  agreement.  The  following  summaries  describe provisions  of the  securities,  the indenture  and the trust  agreement.  The summaries do not purport to be complete  and are subject to, and  qualified in their entirety by reference to, the provisions of the applicable agreement.

   The notes will be secured by the assets of the trust  pledged by the issuer to the indenture trustee under the indenture which will consist of:

   o the home loans;

   o all amounts on deposit in the Payment Account;

   o the financial guaranty insurance policy; and

   o proceeds of the foregoing.

Payments

   Payments on the notes will be made by the  indenture  trustee or the paying agent on the 25th day of each month or, if not a business  day,  then the next succeeding  business  day,  commencing  in  _______________,  each of which is referred  to as a payment  date.  Payments  on the  notes  will be made to the persons in whose  names the notes are  registered  at the close of business on the day prior to each payment  date or, if the notes are no longer  book-entry notes,  on the record date. See  "Description  of the  Securities--Payments  on
Loans"  in the  prospectus.  Payments  will be made by check  or money  order, mailed,  or upon the request of a holder  owning  notes  having  denominations aggregating  at  least  $1,000,000,  by wire  transfer  or  otherwise,  to the address of the person which, in the case of book-entry  notes,  will be DTC or its nominee as it appears on the security  register in amounts  calculated  as described in this prospectus  supplement on the determination  date.  However, the final  payment  relating to the notes will be made only upon  presentation and  surrender  of the  notes at the  office or the  agency  of the  indenture trustee  specified in the notice to holders of the final  payment.  A business day is any day other  than a  Saturday  or  Sunday  or a day on which  banking institutions in the State of [California,  Minnesota,  New York, Pennsylvania,
Illinois or Delaware] are required or authorized by law to be closed.

Glossary of Terms

   The  following  terms are given the meanings  shown below to help  describe the cash flows on the notes:

   Excess Loss  Amount--As of any payment  date, an amount will be equal to the sum of:

   o any Liquidation  Loss Amounts,  other than as described in clauses second through  fourth below,  for the related  collection  period  which,  when added to the aggregate of the Liquidation  Loss Amounts for all preceding collection periods exceed $_________,

   o any Special Hazard Losses in excess of the Special Hazard Amount,

   o any Fraud Losses in excess of the Fraud Loss Amount, and

   o some losses  occasioned by war,  civil  insurrection,  some  governmental actions,  nuclear  reaction  and some  other  risks as  described  in the indenture.

                                        S-40

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution
Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss
Amounts however, will be covered by the financial guaranty insurance policy, and in the event payments are not made as required under the financial guaranty insurance policy, the losses will be allocated to the notes.

   Fraud  Loss  Amount--An  amount  equal  to  $_________.  As of any  date  of determination after the cut-off date, the Fraud Loss Amount shall equal:

   o prior to the first  anniversary  of the cut-off  date, an amount equal to
     5% of the  aggregate of the Stated  Principal  Balances of the home loans as of the  cut-off  date  minus the  aggregate  of any  Liquidation  Loss
     Amounts  on the  home  loans  due to  Fraud  Losses  up to  the  date  of determination;

   o from the first to the second  anniversary  of the cut-off date, an amount equal to (1) the  lesser  of (a) the  Fraud  Loss  Amount  as of the most recent  anniversary  of the cut-off  date and (b) 3% of the  aggregate of the Stated  Principal  Balances  of the home loans as of the most  recent
     anniversary   of  the  cut-off  date  minus  (2)  the  aggregate  of  any
     Liquidation  Loss Amounts on the home loans due to Fraud Losses since the
     most  recent   anniversary  of  the  cut-off  date  up  to  the  date  of determination; and

   o from the second to the fifth  anniversary  of the cut-off date, an amount equal to (1) the  lesser  of (a) the  Fraud  Loss  Amount  as of the most recent  anniversary  of the cut-off  date and (b) 2% of the  aggregate of the Stated  Principal  Balances  of the home loans as of the most  recent
     anniversary   of  the  cut-off  date  minus  (2)  the  aggregate  of  any
     Liquidation  Loss Amounts on the home loans due to Fraud Losses since the
     most  recent   anniversary  of  the  cut-off  date  up  to  the  date  of determination.  On and after the fifth  anniversary  of the cut-off date, the Fraud Loss Amount shall be zero.

   Liquidated  Home  Loan--As  to any  payment  date,  any home loan  which the master servicer has determined,  based on the servicing  procedures  specified in the servicing  agreement,  as of the end of the preceding collection period that all  liquidation  proceeds which it expects to recover in connection with the disposition of the related  mortgaged  property have been  recovered.  The master  servicer will treat any home loan that is 180 days or more  delinquent as having been finally liquidated.

   Liquidation  Loss  Amount--As to any Liquidated  Home Loan, the  unrecovered
Stated  Principal  Balance of the  Liquidated  Home Loan and any of its unpaid accrued  interest  at the end of the  related  collection  period in which the home loan  became a  Liquidated  Home  Loan,  after  giving  effect to the Net
Liquidation   Proceeds  allocable  to  the  Stated  Principal   Balance.   Any
Liquidation  Loss Amount shall not be required to be paid to the extent that a
Liquidation  Loss  Amount  was  paid on the  notes  by  means of a draw on the financial  guaranty  insurance policy or was reflected in the reduction of the
Outstanding Reserve Amount.

   Liquidation  Loss  Distribution  Amount--As to any payment  date,  an amount equal to the sum of (A) 100% of the Liquidation  Loss Amounts,  other than any
Excess  Loss  Amounts,  on the payment  date,  plus (B) any  Liquidation  Loss
Amounts, other than any Excess Loss Amounts,  remaining undistributed from any preceding  payment date,  together  with its interest from the date  initially distributable to the date paid.

   Net  Liquidation  Proceeds--As  to a  home  loan,  the  proceeds,  excluding amounts  drawn  on  the  financial  guaranty  insurance  policy,  received  in connection  with the liquidation of any home loan,  whether through  trustee's sale,  foreclosure  sale or otherwise,  reduced by related  expenses,  but not including  the  portion,  if  any,  of the  amount  that  exceeds  the  Stated
Principal  Balance  of the  home  loan  at the  end of the  collection  period immediately  preceding the  collection  period in which the home loan became a
Liquidated Home Loan.

                                        S-41

   Outstanding  Reserve Amount--an amount initially be approximately  _____% of the cut-off date balance.  The  Outstanding  Reserve  Amount will be increased by  distributions  of the Reserve  Increase  Amount,  if any, to the notes. On each payment date, the Outstanding  Reserve Amount,  as in effect  immediately prior to the payment date, if any,  shall be deemed to be reduced by an amount equal to any  Liquidation  Loss  Amounts,  other than any Excess Loss Amounts, for the payment date,  except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution  Amount,  which amount  would  be so  distributed,  if  available,  from any  excess  interest collections  for that  payment  date.  Any  Liquidation  Loss  Amounts  not so covered will be covered by draws on the financial  guaranty  insurance  policy to the extent  provided in this  prospectus  supplement.  However,  any Excess
Loss  Amounts are required to be covered by a draw on the  financial  guaranty insurance  policy in all  cases,  without  regard to the  availability  of the
Outstanding  Reserve Amount,  and the  Outstanding  Reserve Amount will not be reduced by any Excess Loss Amount  under any  circumstances.  The  Outstanding
Reserve Amount  available on any payment date is the amount,  if any, by which the pool balance,  after applying payments received in the related  collection period,  exceeds the aggregate  note balance of the notes on the payment date, after application of principal collections for that date.

   To the extent that the  Outstanding  Reserve Amount is  insufficient or not available  to absorb  Liquidation  Loss  Amounts  that are not  covered by the
Liquidation Loss Distribution  Amount,  and if payments are not made under the financial  guaranty  insurance  policy as required,  a noteholder  may incur a loss.

   Principal Collection  Distribution Amount--As to any payment date, an amount equal to principal  collections for that payment date;  provided  however,  on any payment date as to which the Outstanding  Reserve Amount that would result without  regard  to this  proviso  exceeds  the  Reserve  Amount  Target,  the
Principal Collection  Distribution Amount will be reduced by the amount of the excess  until  the  Outstanding  Reserve  Amount  equals  the  Reserve  Amount
Target.  To the extent the  Reserve  Amount  Target  decreases  on any payment date,  the amount of the  Principal  Collection  Distribution  Amount  will be reduced  on that  payment  date  and on each  subsequent  payment  date to the extent the remaining  Outstanding  Reserve  Amount is in excess of the reduced
Reserve Amount Target until the Outstanding  Reserve Amount equals the Reserve
Amount Target.

   Reserve  Amount  Target--As to any payment date prior to the Stepdown  Date, an  amount  equal to  _____%  of the  cut-off  date  balance.  On or after the
Stepdown  Date,  the Reserve  Amount Target will be equal to the lesser of (a)
the Reserve  Amount  Target as of the cut-off  date and (b) _____% of the pool balance before applying  payments received in the related  collection  period, but not lower than  $__________,  which is _____% of the cut-off date balance.
However,  any scheduled  reduction to the Reserve  Amount Target  described in the  preceding  sentence  shall  not be made  as of any  payment  date  unless certain loss and delinquency tests set forth in the indenture are met.

   In  addition,  the  Reserve  Amount  Target may be  reduced  with the prior written  consent of the  financial  guaranty  insurer and notice to the rating agencies.

   Reserve  Increase  Amount--As to any payment date,  the amount  necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target.

   Special  Hazard  Amount--An  amount  equal to  $________.  As of any date of determination  following  the cut-off  date,  the Special  Hazard Amount shall equal the initial  Special  Hazard Amount less the sum of (A) the aggregate of any  Liquidation  Loss Amounts on the home loans due to Special  Hazard Losses and (B) the  Adjustment  Amount.  The  Adjustment  Amount  will be equal to an amount calculated under the terms of the indenture.

   Stepdown Date--The later of:

                                        S-42

   o the payment date in ________________, and

   o the  payment  date on which the pool  balance  before  applying  payments received  in the  related  collection  period  is  less  than  50% of the cut-off date balance.

Interest Payments on the Notes

   Interest  payments  will be made on the notes on each  payment  date at the note rate. The note rate for the notes will be _____% per annum.

   Interest  on the notes  relating  to any  payment  date will accrue for the related  accrual  period  on the note  balance.  The  accrual  period  for any payment  date  will be the  calendar  month  preceding  the month in which the related  payment  date  occurs,  or in the  case  of the  first  payment  date beginning  on the  closing  date and ending the last day of the month in which the  closing  date  occurs.  Interest  will be based on a 30-day  month  and a
360-day year.  Interest  payments on the notes will be funded from payments on the home  loans  and,  if  necessary,  from  draws on the  financial  guaranty insurance policy.

Principal Payments on the Notes

   On each  payment  date,  other  than  the  payment  date in  _____________, principal  payments will be due and payable on the notes in an amount equal to the aggregate of the Principal Collection  Distribution Amount,  together with any Reserve  Increase Amounts and Liquidation  Loss  Distribution  Amounts for
the payment date, as and to the extent  described  below.  On the payment date in  ___________,  principal  will be due and  payable  on the notes in amounts equal to the note balance,  if any. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

Allocation of Payments on the Home Loans

   The  master  servicer  on  behalf  of the trust  will  establish  a Payment
Account into which the master  servicer  will deposit  principal  and interest collections  for each  payment  date on the business day prior to that payment date. The Payment  Account will be an Eligible  Account and amounts on deposit in the Payment Account will be invested in permitted investments.

   On each payment date,  principal and interest collections will be allocated from the Payment Account in the following order of priority:

   o first, to pay accrued interest due on the note balance of the notes;

   o second,  to pay principal in an amount equal to the Principal  Collection
     Distribution Amount for that payment date on the notes;

   o third,  to  pay as  principal  on  the  notes,  an  amount  equal  to the
     Liquidation Loss Distribution Amount;

   o fourth,  to pay  the  financial  guaranty  insurer  the  premium  for the financial  guaranty  insurance policy and any previously  unpaid premiums for the financial guaranty insurance policy, with its interest;

   o fifth, to reimburse the financial  guaranty  insurer for prior draws made
     on  the   financial   guaranty   insurance   policy,   other  than  those
     attributable to Excess Loss Amounts, with its interest;

   o sixth, to pay principal on the notes, the Reserve Increase Amount;

                                        S-43

   o seventh,  to pay the  financial  guaranty  insurer any other amounts owed under the insurance agreement; and

   o eighth, any remaining amounts to the holders of the certificates.

                                        S-44

The Paying Agent

   The paying agent shall  initially be the indenture  trustee,  together with any  successor  thereto.  The paying agent shall have the  revocable  power to withdraw funds from the Payment  Account for the purpose of making payments to the noteholders.

Maturity and Optional Redemption

   The notes will be payable in full on the  payment  date in  __________,  to the extent of the outstanding  note balance on that date, if any. In addition, a  principal  payment may be made in partial or full  redemption  of the notes after the aggregate Stated Principal  Balance after applying payments received in the  related  collection  period is reduced to an amount less than or equal to  $_____________,  which  is 10% of  the  cut-off  date  balance,  upon  the exercise by the master  servicer of its option to purchase all or a portion of the home  loans and  related  assets.  In the event that all of the home loans are purchased by the master servicer,  the purchase price will be equal to the sum of the  outstanding  pool  balance and its accrued and unpaid  interest at the weighted  average of the loan rates  through the day preceding the payment date on which the purchase  occurs  together with all amounts due and owing to the financial guaranty insurer.

   In the event that a portion of the home loans are  purchased  by the master servicer,  the purchase price will be equal to the sum of the aggregate Stated
Principal  Balances of the home loans so purchased  and its accrued and unpaid interest at the  weighted  average of the related loan rates on the home loans through the day  preceding  the  payment  date on which the  purchase  occurs, together with all amounts due and owing to the financial  guaranty  insurer in connection  with the home loans so purchased.  Any purchase will be subject to
satisfaction  of  some  conditions   specified  in  the  servicing  agreement,
including:

   o the master servicer shall have delivered to the indenture  trustee a home loan schedule  containing a list of all home loans remaining in the trust after removal;

   o the home  loans to be removed  are  selected  at random and the  servicer shall  represent and warrant that the random  selection  procedures  were not adverse to the  interests  of the  securityholders  or the  financial guaranty insurer, and

   o each rating  agency shall have been  notified of the proposed  retransfer and shall not have  notified  the  master  servicer  that the  retransfer would  result in a reduction  or  withdrawal  of the ratings of the notes without regard to the financial guaranty insurance policy.

            Description of the Financial Guaranty Insurance Policy

   On the  closing  date,  the  financial  guaranty  insurer  will  issue  the financial  guaranty  insurance  policy in favor of the  indenture  trustee  on
behalf  of  the  issuer.   The  financial   guaranty   insurance  policy  will
unconditionally and irrevocably  guarantee most payments on the notes. On each payment date, a draw will be made on the financial  guaranty  insurance policy equal to the sum of:

   o the  amount by which  accrued  interest  on the notes at the note rate on that payment  date  exceeds the amount on deposit in the Payment  Account available for interest distributions on that payment date,

   o any Liquidation Loss Amount,  other than any Excess Loss Amount, for that payment date, to the extent not currently  covered by a Liquidation  Loss
     Distribution Amount or a reduction in the Outstanding Reserve Amount and

   o any Excess Loss Amount for that payment date.

                                        S-45

   For purposes of the  foregoing,  amounts in the Payment  Account  available for interest  distributions on any payment date shall be deemed to include all amounts  available in the Payment  Account for that payment  date,  other than
the  Principal  Collection   Distribution  Amount  and  the  Liquidation  Loss
Distribution  Amount,  if any. Under the terms of the  indenture,  draws under the financial  guaranty  insurance  policy  relating to any  Liquidation  Loss
Amount will be paid to the notes by the paying  agent,  as  principal,  to the extent the notes would have been paid that amount.  In  addition,  a draw will be made on the financial  guaranty  insurance  policy to cover some shortfalls in amounts  allocable to the  noteholders  following the sale,  liquidation or other  disposition  of  the  assets  of  the  trust  in  connection  with  the liquidation  of the trust fund as permitted  under the indenture  following an event of default under the  indenture.  In addition,  the  financial  guaranty insurance  policy will guarantee the payment of the  outstanding  note balance of each note on the payment  date in  ___________.  In the absence of payments under the financial guaranty insurance policy,  noteholders will directly bear the credit risks  associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.

                 Certain Yield and Prepayment Considerations

General

      The yields to maturity on the offered  notes will be primarily  affected by the following factors:

o     The rate  and  timing  of  principal  payments  on the  mortgage  loans, including  prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

o     The pass-through rates on the offered notes; and

o     The purchase price paid for the offered notes.

      For  additional  considerations  relating  to the  yield on the  offered
notes,   see   "Yield    Considerations"    and   "Maturity   and   Prepayment
Considerations" in the prospectus.

Prepayment Considerations

   The yields to maturity and the  aggregate  amount of  distributions  on the notes will be  affected  by the rate and timing of  principal  payments on the home  loans and the  amount  and timing of  mortgagor  defaults  resulting  in
Liquidation Loss Amounts.  The rate of default of home loans secured by second liens may be  greater  than that of home  loans  secured  by first  liens.  In addition,  yields  may  be  adversely  affected  by a  higher  or  lower  than anticipated  rate of  principal  payments on the home loans in the trust fund.
The rate of  principal  payments on the home loans will in turn be affected by the  amortization  schedules  of the home  loans,  the rate and  timing of its principal prepayments by the mortgagors,  liquidations of defaulted home loans and repurchases of home loans due to breaches of representations.

   The  timing  of  changes  in the  rate  of  prepayments,  liquidations  and repurchases of the home loans may, and the timing of Liquidation  Loss Amounts will,  significantly affect the yield to an investor, even if the average rate of principal  payments  experienced over time is consistent with an investor's expectation.  Since the rate and  timing  of  principal  payments  on the home loans will depend on future  events and on a variety of factors,  as described more fully in this  prospectus  supplement and in the prospectus  under "Yield
Considerations" and "Maturity and Prepayment  Considerations" no assurance can be given as to the rate or the timing of principal payments on the notes.

                                        S-46

   The home  loans in most  cases  may be  prepaid  by the  mortgagors  at any time. However,  in some circumstances,  some of the home loans will be subject to a  prepayment  charge.  See  "Description  of the Home  Loan  Pool" in this prospectus  supplement.  In addition,  as described under  "Description of the
Home Loan Pool--Home Loan Pool  Characteristics," some of the home loans may be assumable  under the terms of the mortgage note, and the remainder are subject to customary  due-on-sale  provisions.  The master  servicer shall enforce any due-on-sale  clause contained in any mortgage note or mortgage,  to the extent permitted under applicable law and governmental  regulations.  However, if the master  servicer  determines  that it is reasonably  likely that any mortgagor will bring,  or if any mortgagor does bring,  legal action to declare  invalid or  otherwise  avoid  enforcement  of a  due-on-sale  clause  contained in any mortgage  note or  mortgage,  the master  servicer  shall not be  required  to enforce the due-on-sale  clause or to contest the action.  The extent to which some of the home loans are assumed by purchasers  of the mortgaged  properties rather than prepaid by the related  mortgagors in connection with the sales of the mortgaged  properties  will affect the weighted  average life of the notes and may result in a prepayment  experience on the home loans that differs from that  on  other  conventional  home  loans.  See  "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

   Prepayments,  liquidations  and  purchases of the home loans will result in distributions  to  holders  of the  notes of  principal  amounts  which  would otherwise be distributed  over the remaining terms of the home loans.  Factors affecting  prepayment,  including  defaults  and  liquidations,  of home loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment, mortgagors'  net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and
servicing   decisions.   In  addition,   if  prevailing  mortgage  rates  fell
significantly   below  the  loan  rates  on  the  home  loans,   the  rate  of
prepayments,   including   refinancings,   would  be  expected  to   increase.
Conversely,  if prevailing  mortgage rates rose  significantly  above the loan rates on the home loans,  the rate of  prepayments  on the home loans would be expected to decrease.  Furthermore,  since home loans  secured by second liens are not  generally  viewed by borrowers as permanent  financing  and generally carry a high rate of  interest,  the home loans  secured  by second  liens may experience  a higher  rate of  prepayment  than  traditional  first  lien home loans.  Prepayment  of the  related  first  lien may also  affect  the rate of prepayments on the home loans.

   The yield to maturity of the notes will  depend,  in part,  on whether,  to what  extent,  and the  timing  with  respect  to which,  any  Reserve  Amount
Increase  is used to  accelerate  payments  of  principal  on the notes or the
Reserve    Amount    Target   is   reduced.    See    "Description    of   the
Securities--Allocation  of  Payments  on the  Home  Loans"  in this  prospectus supplement.

   The rate of  defaults  on the home  loans  will  also  affect  the rate and timing of principal  payments on the home loans. In general,  defaults on home loans are expected to occur with greater  frequency in their early years.  The rate of default of home loans  secured by second liens is likely to be greater than that of home loans secured by first liens on comparable  properties.  The rate of default on home loans  which are  refinance  home  loans,  and on home loans with high  combined  LTV  ratios,  may be higher than for other types of home loans.  Furthermore,  the rate and timing of  prepayments,  defaults  and liquidations  on the home  loans  will be  affected  by the  general  economic condition  of the  region  of the  country  in  which  the  related  mortgaged properties  are  located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak or  deteriorating  economy exists, as may be evidenced by, among other factors,  increasing  unemployment or falling  property  values.  See "Yield  Considerations"  and  "Maturity and
Prepayment Considerations" in the prospectus.

Pass-Through Rates

   The yield to maturity  on the notes will  depend on the note rate.  Because the loan  rates on the home  loans and the note  rate on the notes are  fixed,

                                        S-47

the rate will not change in  response  to changes  in market  interest  rates.
Accordingly,  if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

Purchase Price

   In  addition,  the yield to  maturity  on the notes will  depend on,  among other things,  the price paid by the holders of the notes. The extent to which the yield to maturity of a note is sensitive to  prepayments  will depend,  in part,  upon the degree to which it is purchased  at a discount or premium.  In most cases,  if notes are purchased at a premium and  principal  distributions on the notes occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity  will be lower than that  anticipated  at the time of  purchase.  Conversely,  if notes are  purchased at a discount and principal  distributions on the notes occur at a rate slower than that assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be
lower  than  that  anticipated  at  the  time  of  purchase.   For  additional
considerations  relating to the yield on the notes, see "Yield Considerations"
and "Maturity and Prepayment Considerations" in the prospectus.

   Weighted  Average  Life:  Weighted  average  life  refers  to  the  average amount of time that will  elapse  from the date of  issuance  of a security to the  date of  distribution  to the  investor  of each  dollar  distributed  in reduction  of  principal  of the  security,  assuming no losses.  The weighted average life of the notes will be influenced by, among other things,  the rate at which  principal  of the home  loans is paid,  which  may be in the form of scheduled amortization, prepayments or liquidations.

   [The  prepayment  model used in this prospectus  supplement,  or prepayment assumption,  represents an assumed rate of prepayment  each month  relative to the  then  outstanding  principal  balance  of a pool  of home  loans.  A 100%
prepayment  assumption  assumes a constant  prepayment rate of 2% per annum of the then  outstanding  principal  balance of the home loans in the first month of the life of the home  loans  and an  additional  0.9286%  per annum in each month thereafter  until the fifteenth month.  Beginning in the fifteenth month and in each  month  thereafter  during  the  life of the  home  loans,  a 100%
prepayment  assumption  assumes a  constant  prepayment  rate of 15% per annum each month.] As used in the table below, a 50% prepayment  assumption  assumes prepayment rates equal to 50% of the prepayment  assumption.  Correspondingly, a 150% prepayment  assumption  assumes  prepayment  rates equal to 150% of the prepayment  assumption,  and so  forth.  The  prepayment  assumption  does not purport  to  be  a  historical  description  of  prepayment  experience  or  a prediction  of the  anticipated  rate of prepayment of any pool of home loans, including the home loans.

   The table below has been prepared on the basis of  assumptions as described below in this paragraph regarding the weighted average  characteristics of the home loans that are  expected to be included in the trust as  described  under
"Description  of the Home Loan  Pool" in this  prospectus  supplement  and the performance of the home loans. The table assumes, among other things, that:

                                        S-48

   o The home loan pool  consists of ten groups of home  loans,  with the home loans in each group having the following aggregate  characteristics as of the cut-off date:

         Aggregate                              Original    Remaining
           Stated                                 Term         Term
         Principal                 Net Loan      to             to
 Group    Balance     Loan Rate       Rate     Maturity     Maturity
        $                  %              %

   o the tenth group above  consists of balloon loans with a remaining term to stated maturity of [179] months;

   o the  scheduled  monthly  payment for each home loan has been based on its outstanding  balance,  interest rate and remaining  term to maturity,  so that the home loan will amortize in amounts  sufficient for its repayment over its remaining term to maturity;

   o none of the seller,  the master servicer or the depositor will repurchase any home loan, as described  under "The  Trusts--Representations  Relating to Trust Assets", "The  Trusts--Repurchases of Loans" and "Description of
     the  Securities--Assignment of Loans and Certain Insolvency and Bankruptcy
     Issues" in the prospectus,  and the master servicer does not exercise its option to purchase the home loans and, as a result,  cause a  termination of the trust except as indicated in the table;

   o there  are no  delinquencies  or  Liquidation  Loss  Amounts  on the home loans,  and principal  payments on the home loans will be timely received together  with  prepayments,  if any, on the last day of the month and at the respective constant  percentages of the prepayment  assumption in the table;

   o there  is  no  prepayment   interest  shortfall  or  any  other  interest
     shortfall in any month;

   o the home loans,  including  the simple  interest  home loans,  pay on the basis on a 30-day month and a 360-day year;

   o payments  on the notes will be  received  on the 25th day of each  month, commencing in ______________;

   o payments on the home loans earn no reinvestment return;

   o there are no additional ongoing trust expenses payable out of the trust;

   o the notes will be purchased on ______________; and

   o the amount of interest  collected on the home loans during the collection period for the first payment date is $________.

   The  foregoing  list of  assumptions  are  referred  to as the  structuring assumptions.

                                        S-49

   The actual  characteristics  and  performance of the home loans will differ
from  the  assumptions  used  in  constructing  the  table  below,   which  is
hypothetical  in nature and is  provided  only to give a general  sense of how the principal cash flows might behave under varying prepayment scenarios.  For example,  it is very  unlikely  that the home loans will  prepay at a constant level of the  prepayment  assumption  until  maturity  or that all of the home loans will prepay at the same level of the  prepayment  assumption.  Moreover, the  diverse  remaining  terms to  maturity  of the home loans  could  produce slower or faster  principal  distributions  than indicated in the table at the various constant percentages of the prepayment assumption  specified,  even if the  weighted  average  remaining  term to  maturity  of the home  loans is as
assumed.   Any   difference   between   the   assumptions   and   the   actual
characteristics  and  performance of the home loans,  or actual  prepayment or
loss   experience,   will  affect  the  percentage  of  initial  note  balance
outstanding over time and the weighted average lives of the notes.

   Subject to the foregoing  discussion and  assumptions,  the following table indicates the weighted  average life of the notes, and lists the percentage of the initial note balance of the notes that would be outstanding  after each of the payment dates shown at various percentages of the prepayment assumption.

        Percent of Initial Stated Principal Balance Outstanding at the
              Following Percentages of the Prepayment Assumption
--------------------------------------------------------------------------------
Payment Date                    0%      50%      100%    150%       200%

Initial Percentage
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
Weighted Average Life to
Maturity in Years.
Weighted Average Life Assuming
Optional Repurchase in Years

   The weighted average life of a note is determined by:

   o multiplying the net reduction,  if any, of the note balance by the number of years from the date of  issuance  of the note to the  related  payment date,

   o adding the results, and

   o dividing  the sum by the  aggregate  of the net  reductions  of the  note balance described in the first clause above.

   This table has been  prepared  based on the  assumptions  described  in the fourth  paragraph  preceding this table,  including the assumptions  regarding the  characteristics  and  performance  of the home loans,  which  differ from
their  actual   characteristics  and  performance,   and  should  be  read  in
conjunction therewith.

                                        S-50

               Description of the Home Loan Purchase Agreement

   The home  loans to be  deposited  in the  trust  by the  depositor  will be purchased  by the  depositor  from the  seller  under the home  loan  purchase agreement  dated as of  ______________  between the seller and the  depositor.
The  following  summary  describes  some  terms  of  the  home  loan  purchase agreement  and is  qualified  in its  entirety by  reference  to the home loan purchase agreement.

Purchase of Home Loans

   Under the home loan  purchase  agreement,  the  seller  will  transfer  and assign to the  depositor  all of its right,  title and  interest in and to the home loans and the mortgage notes, mortgages and other related documents.  The purchase  prices  for the home  loans are  specified  percentages  of its face amounts  as of the  time of  transfer  and are  payable  by the  depositor  as provided in the home loan purchase agreement.

   The home loan purchase  agreement will require that, within the time period specified in this prospectus  supplement,  the seller deliver to the indenture trustee,  or the custodian,  the home loans sold by the seller and the related documents  described in the preceding paragraph for the home loans. In lieu of delivery  of  original  mortgages,  the seller may  deliver  true and  correct copies of the mortgages  which have been certified as to  authenticity  by the appropriate county recording office where the mortgage is recorded.

Representations and Warranties

   The seller will also  represent  and warrant with respect to the home loans that, among other things:

   o the information  with respect to the home loans in the schedule  attached to the home loan  purchase  agreement is true and correct in all material respects, and

   o immediately  prior to the sale of the home  loans to the  depositor,  the seller  was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

   The seller will also represent and warrant that, among other things,  as of the closing date:

   o the home loan purchase  agreement  constitutes a legal, valid and binding obligation of the seller, and

   o the  home  loan  purchase  agreement  constitutes  a valid  transfer  and assignment  of all right,  title and interest of the seller in and to the home loans and the proceeds of the home loans.

   The benefit of the  representations  and warranties made by the seller will be assigned by the depositor to the indenture trustee.

   Within 90 days of the closing date,  _________________  the custodian  will review or cause to be reviewed the home loans and the related  documents,  and if any home loan or related  document is found to be defective in any material respect,  which may materially  and adversely  affect the value of the related home loan, or the interests of the indenture  trustee,  as pledgee of the home loans, the  securityholders or the financial guaranty insurer in the home loan and the  defect is not  cured  within 90 days  following  notification  of the defect  to the  seller  and the trust by the  custodian,  the  seller  will be obligated  under the home loan  purchase  agreement to deposit the  repurchase price  into the  Custodial  Account.  In lieu of any  deposit,  the seller may substitute an eligible  substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel  regarding  tax matters.  Any purchase  or  substitution  will  result  in  the  removal  of the  home  loan required to be removed  from the trust.  The removed  home loans are  referred to as deleted  loans.  The  obligation  of the seller to remove  deleted loans

                                        S-51

sold by it from the trust is the sole  remedy  regarding  any  defects  in the home  loans  sold by the  seller  and  related  documents  for the home  loans available against the seller.

   As to any home loan,  the  repurchase  price  referred to in the  preceding paragraph  is equal to the  Stated  Principal  Balance of the home loan at the time of any removal described in the preceding  paragraph plus its accrued and unpaid interest to the date of removal.  In connection  with the  substitution of an eligible  substitute loan, the seller will be required to deposit in the
Custodial Account a substitution  adjustment amount equal to the excess of the
Stated  Principal  Balance of the related  deleted loan to be removed from the trust over the Stated Principal Balance of the eligible substitute loan.

   An eligible  substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

   o have  an  outstanding  Stated  Principal  Balance,  or in the  case  of a substitution  of more than one home loan for a deleted loan, an aggregate
     Stated Principal  Balance,  not in excess of the Stated Principal Balance relating to the deleted loan;

   o have a mortgage and a Net Loan Rate not less than,  and not more than one percentage  point  greater  than,  the  mortgage  rate and Net Loan Rate, respectively, of the deleted loan;

   o have a  combined  LTV ratio at the time of  substitution  no higher  than that of the deleted loan at the time of substitution;

   o have,  at the time of  substitution,  a remaining  term to  maturity  not greater than,  and not more than one year less than,  that of the deleted loan;

   o be secured by mortgaged property located in the United States;

   o comply with each  representation and warranty as to the home loans in the home  loan  purchase  agreement,  deemed  to be  made  as of the  date of substitution;

   o be  ineligible  for  inclusion in a REMIC if the deleted loan was a REMIC ineligible  loan,  generally,  because (a) the value of the real property securing  the deleted  loan was not at least  equal to eighty  percent of the  original  principal  balance  of the  deleted  loan,  calculated  by subtracting  the  amount of any liens  that are  senior to the loan and a proportionate  amount of any lien of equal priority from the value of the property when the loan was  originated and (b)  substantially  all of the proceeds  of the  deleted  loan  were not  used to  acquire,  improve  or protect an interest in the real property securing the loan; and

   o satisfy some other conditions specified in the indenture.

   In addition,  the seller will be obligated to deposit the repurchase  price or  substitute an eligible  substitute  loan for a home loan as to which there is a  breach  of a  representation  or  warranty  in the  home  loan  purchase agreement  and the breach is not cured by the seller  within the time provided in the home loan purchase agreement.

                    Description of the Servicing Agreement

   The following summary describes terms of the servicing agreement,  dated as of  _____________  among the  Trust,  the  indenture  trustee  and the  master servicer.  The summary  does not purport to be complete and is subject to, and qualified in its entirety by reference  to, the  provisions  of the  servicing agreement.  Whenever  particular defined terms of the servicing  agreement are referred to, the defined terms are incorporated in this prospectus  supplement by reference. See "The Agreements" in the prospectus.

                                        S-52

Custodial Arrangements

   The trustee will appoint [________________],  to serve as custodian for the mortgage  loans.  The  custodian  is not an affiliate  of the  depositor,  the
master   servicer   or  the   sponsor.   No  servicer   will  have   custodial
responsibility  for the mortgage loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments  and allonges in vaults  located at the sponsor's  premises in Minnesota.  Only the
custodian  has  access  to  these   vaults.   A  shelving  and  filing  system
segregates  the  files  relating  to the  mortgage  loans  from  other  assets serviced by the master servicer.

The Master Servicer

   Master Servicer.  The master servicer, an affiliate of the depositor,  will be  responsible  for master  servicing the mortgage  loans.  Master  servicing responsibilities include:

o     receiving funds from subservicers,
o     reconciling servicing activity with respect to the mortgage loans,
o     calculating remittance amounts to noteholders,
o     sending remittances to the trustee for distributions to noteholders,
o     investor and tax reporting,
o     coordinating loan repurchases,
o     oversight of all servicing activity, including subservicers,
o     following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
o     approval of loss mitigation strategies,
o     management  and   liquidation  of  mortgaged   properties   acquired  by
         foreclosure or deed in lieu of foreclosure,
o     providing certain notices and other  responsibilities as detailed in the pooling and servicing agreement.

   The  master  servicer  may,  from time to time,  outsource  certain  of its servicing  functions,  such  as  foreclosure  management,  although  any  such
outsourcing   will  not   relieve   the   master   servicer   of  any  of  its
responsibilities or liabilities under the servicing agreement.

   For a general  description of the master servicer and its  activities,  see
"Sponsor and Master  Servicer" in this  prospectus  supplement.  For a general description  of material terms  relating to the master  servicer's  removal or replacement,  see "The Agreement s- - Events of Default,  Rights Upon Event of
Default" in the prospectus.
   Subservicer  Responsibilities.  Subservicers are generally  responsible for the following duties:

o     communicating with borrowers;
o     sending monthly remittance statements to borrowers;
o     collecting payments from borrowers;
o     recommending  a  loss   mitigation   strategy  for  borrowers  who  have
         defaulted  on  their  loans  (i.e.   repayment  plan,   modification,
         foreclosure, etc.);
o     accurate  and  timely  accounting,   reporting  and  remittance  of  the
         principal and interest  portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;
o     accurate and timely accounting and  administration of escrow and impound accounts, if applicable;

                                        S-53

o     accurate and timely reporting of negative amortization amounts, if any;
o     paying escrows for borrowers, if applicable;
o     calculating and reporting payoffs and liquidations;
o     maintaining an individual file for each loan; and
o     maintaining  primary mortgage  insurance  commitments or certificates if required, and filing any primary mortgage insurance claims.

   Homecomings  Financial  Network,  Inc.  Homecomings will subservice [____]%
by  principal  amount  of  the  mortgage  loans  pursuant  to the  terms  of a subservicing  agreement with the master servicer.  The subservicing  agreement provides that  Homecomings  will provide all of the services  described in the preceding  paragraph.  Homecomings  is a  Delaware  corporation  and has  been servicing  mortgage  loans  secured  by  first  liens  on  one-to  four-family
residential   properties  since  1996.   Homecomings  was  incorporated  as  a
wholly-owned  subsidiary of Residential Funding Corporation in 1995 to service and originate mortgage loans. In 1996,  Homecomings  acquired American Custody
Corporation  to  begin  servicing   subprime   mortgage  loans,  and  in  1999
Homecomings  acquired  Capstead Inc. to focus on servicing prime loans such as the  mortgage  loans  described  herein.  At that time,  Homecomings  serviced approximately  [__]  mortgage  loans with an  aggregate  principal  balance of approximately  $[____],  while  Capstead Inc.  serviced  approximately  [____]
mortgage loans with an aggregate  principal  balance of approximately  $[___].
The  operations of each of the acquired  companies have been  integrated  into
Homecomings'  servicing operations.  Approximately [70%] of the mortgage loans currently master serviced by Residential  Funding  Corporation are subserviced by  Homecomings.  As of March 31,  2005,  Homecomings  serviced  approximately
732,000  mortgage loans with an aggregate  principal  balance of approximately
$86 billion.  In addition to servicing  mortgage  loans secured by first liens on one-to-four family residential  properties,  Homecomings  services mortgage loans  secured by more  junior  second  liens on  residential  properties  and
subprime   mortgage  loans.   Homecomings  also  performs  special   servicing
functions  for [_],  where the  servicing  responsibilities  with  respect  to delinquent  mortgage  loans  that  have  been  serviced  by third  parties  is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities specified above under "--Subservicer responsibilities".

   Homecomings may, from time to time,  outsource  certain of its subservicing
functions,   such   as   contacting   delinquent   borrowers,   property   tax
administration  and  hazard  insurance   administration,   although  any  such
outsourcing  will not relieve  Homecomings of any of its  responsibilities  or liabilities  as a  subservicer.  If  Homecomings  engages any  subservicer  to subservice 10% or more of the mortgage loans, or any subservicer  performs the types of services requiring  additional  disclosures,  the issuing entity will file a  Report  on Form  8-K  providing  any  required  additional  disclosure regarding such subservicer.

   [Specify other  subservicers].  [________]  will  subservice  approximately
[___]%  [this  would be a  percentage  that is greater  than 10% but less than
20%]  by  principal  amount  of  the  mortgage  loans.   [____________]  is  a
[Delaware]  corporation  that has been  servicing  mortgage  loans  secured by first liens on one-to four-family residential properties since [________ ].

   [__] will subservice  approximately 20% by principal amount of the mortgage loans.  [__] is a  [Delaware]  corporation  that has been  servicing  mortgage loans secured by first liens on  one-to-four  family  properties  since [___].
[______]'s  mortgage  servicing  portfolio  includes mortgage loans secured by first and junior lines on the related  property,  subprime mortgage loans, and revolving  home  equity  lines  of  credit.  As  of  [___],  2000  [____]  was servicing  approximately  [__]  mortgage  loans  with an  aggregate  principal balance of  approximately  $[___].  As of [___],  [___],  [____] was servicing approximately  [__]  mortgage  loans with an  aggregate  principal  balance of approximately  $[___].  During the past  three  years,  [___] has  implemented additional  procedures  designed to  mitigate  losses on  delinquent  mortgage

                                        S-54

loans,  including  capitalizing  delinquent  interest and taxes in conjunction with interest rate  reductions and payment  plans,  where [___] has determined that the overall amount of losses on the loan will be reduced.

   [The  following  are  the  material  terms  of the  subservicing  agreement between [Subservicer] and the master servicer.]

   See "The  Agreements--Events  of  Default;  Rights Upon Event of Default" in
the  prospectus  and  "--Certain  Other  Matters  Regarding  Servicing"  for  a
discussion  of  material  removal,   replacement,   resignation  and  transfer
provisions relating to the master servicer.

Servicing and Other Compensation and Payment of Expenses

   The  servicing  fees for each mortgage loan are payable out of the interest payments on that mortgage  loan.  The servicing fees relating to each mortgage loan will be at least  [0.28]%  per annum and not more than  [0.33]% per annum of the  outstanding  principal  balance of that mortgage loan, with a weighted average  servicing fee of  approximately  [___]% per annum. The servicing fees consist  of  (a)  servicing  fees  payable  to the  master  servicer  and  (b)
subservicing  and  other  related  compensation  payable  to the  subservicer, including  [any  payment due to  prepayment  charges on the  related  mortgage loans  and]  such  compensation  paid to the  master  servicer  as the  direct servicer of a mortgage loan for which there is no subservicer.

   The primary  compensation  to be paid to the master servicer for its master servicing  activities  will be its servicing fee equal to at least [____]% per annum and not more than [___]% per annum of the outstanding  principal balance of each mortgage loan,  with a weighted  average of  approximately  [______]%.
As  described  in the  prospectus,  a  subservicer  is entitled  to  servicing compensation  in a minimum amount equal to 0.25% per annum of the  outstanding principal  balance of each mortgage  loan serviced by it. The master  servicer is  obligated  to pay some  ongoing  expenses  associated  with the  trust and incurred by the master servicer in connection with its responsibilities  under the pooling and  servicing  agreement.  The master  servicing  fee rate may be changed if a successor  master  servicer is appointed,  but it will not exceed the rate currently paid to the master  servicer.  See "The  Agreements" in the prospectus  for  information  regarding  other  possible  compensation  to the master  servicer  and  subservicers  and for  information  regarding  expenses payable by the master servicer.

   The  following  table sets forth the fees and expenses that are payable out of  payments  on the  mortgage  loans,  prior  to  payments  of  interest  and principal to the noteholders:

       -------------------------------------------------------------------------
            Description                  Amount               Receiving Party
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       Master Servicer Fee    0.03% or 0.08% per annum of   Master Servicer
                              the principal balance of
                              each mortgage loan,
                              depending on the type of
                              mortgage loan
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------
       Subservicer Fee        0.25% per annum of the        Subservicers
                              principal balance of each
                              mortgage loan serviced by a
                              subservicer
       -------------------------------------------------------------------------
       -------------------------------------------------------------------------

                                        S-55

In addition,  the Master  Servicer or any applicable  Subservicer  may recover from payments on the mortgage  loans or withdraw  from the  Custodial  Account the amount of any Advances and Servicing  Advances  previously made,  interest and investment income,  foreclosure profits,  indemnification payments payable under the  pooling  and  servicing  agreement,  and  certain  other  servicing expenses, including foreclosure expenses.

Owner Trustee

   [Name],  the owner trustee under the trust agreement (as described  below), is a [national  banking  association].  It has served as an owner  trustee for securities  backed by first  liens  and  junior  liens on one- to  four-family residential  properties  since  [_____].  At [date],  it was the  trustee  for
$_______  of  securities   backed  by  first  liens  on  one-  to  four-family
residential properties.

   Subject to certain  qualifications  specified in the trust  agreement,  the owner trustee will be liable for its own negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

   The master servicer will pay to the owner trustee  reasonable  compensation for its  services  and  reimburse  the  trustee  for all  reasonable  expenses incurred or made by the trustee in  accordance  with any of the  provisions of the trust  agreement,  except  any such  expense  as may arise  from the owner trustee's  negligence  or bad faith.  The master  servicer  has also agreed to indemnify the trustee for any losses and expenses incurred without  negligence or willful  misconduct on the trustee's part arising out of the acceptance and administration of the trust.

   The owner  trustee  may resign at any time,  in which  event the  depositor will be obligated to appoint a successor  owner  trustee.  The  depositor  may also remove the  trustee if the  trustee  ceases to be eligible to continue as owner  trustee  under the trust  agreement  or if the  owner  trustee  becomes insolvent.  Upon becoming aware of those circumstances,  the depositor will be obligated to appoint a successor  owner  trustee.  The owner  trustee may also be removed at any time by the holders of  securities  in  accordance  with the terms of the indenture and the trust  agreement.  Any  resignation  or removal of the  trustee  and  appointment  of a  successor  trustee  will  not  become effective until acceptance of the appointment by the successor trustee.

   Any costs  associated  with removing and replacing an owner trustee will be paid by the master servicer.

Indenture Trustee

      [Name],  the indenture trustee under the indenture (as described below), is a [national  banking  association].  It has served as a  indenture  trustee for  securities  backed  by  first  liens on one- to  four-family  residential properties  since  [_____].  At  [date],  it was  the  indenture  trustee  for
$_______  of  securities   backed  by  first  liens  on  one-  to  four-family
residential properties.

      Unless an event of default  has  occurred  and is  continuing  under the servicing  agreement,  the indenture  trustee will perform only such duties as are  specifically  set forth in the  indenture.  If an event of default occurs and is continuing  under the indenture,  the indenture  trustee is required to exercise such of the rights and powers vested in it by the indenture,  such as either  acting  as the  master  servicer  or  appointing  a  successor  master servicer,  and use the same  degree of care and skill in their  exercise  as a prudent investor would exercise or use under the  circumstances in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the indenture,  the indenture  trustee will be liable for its own negligent action,  its own negligent  failure to act and its own willful  misconduct for actions.

                                        S-56

      The indenture trustee's duties and responsibilities  under the indenture
include   collecting   funds  from  the  master   servicer  to  distribute  to
noteholders at the direction of the master servicer [, maintaining  custody of
the  mortgage  loan  files],   providing  noteholders  and  applicable  rating
agencies with monthly  distribution  statements  and notices of the occurrence of a default under the indenture,  removing the master servicer as a result of any such default,  appointing a successor master  servicer,  and effecting any optional termination of the trust.

      The  master  servicer  will  pay to  the  indenture  trustee  reasonable compensation  for its services and  reimburse  the  indenture  trustee for all reasonable  expenses  incurred or made by the indenture  trustee in accordance with any of the  provisions of the  indenture,  except any such expense as may arise  from the  indenture  trustee's  negligence  or bad  faith.  The  master servicer has also agreed to  indemnify  the  indenture  trustee for any losses and  expenses  incurred  without  negligence  or  willful  misconduct  on  the indenture  trustee's part arising out of the acceptance and  administration of the collateral described in the indenture.

      The  indenture  trustee  may  resign  at any  time,  in which  event the depositor  will be obligated  to appoint a successor  indenture  trustee.  The depositor  may also  remove the  indenture  trustee if the  indenture  trustee ceases to be eligible to continue as indenture  trustee under the indenture or if the indenture  trustee  becomes  insolvent.  Upon  becoming  aware of those circumstances,  the  depositor  will  be  obligated  to  appoint  a  successor indenture  trustee.  The indenture  trustee may also be removed at any time by the  holders of notes  evidencing  not less than 51% of the  aggregate  voting rights in the  related  trust.  Any  resignation  or removal of the  indenture trustee and  appointment  of a  successor  indenture  trustee  will not become effective  until  acceptance of the  appointment  by the  successor  indenture trustee.

   Any costs  associated with removing and replacing a indenture  trustee will be paid by the master servicer.

Reports to Noteholders

   On each  distribution  date, a  distribution  date  statement  will be made available to each noteholder  setting forth certain  information  with respect to the  composition of the payment being made,  the Note Principal  Balance of an  individual  note  following  the  payment and  certain  other  information relating  to the notes  and the  mortgage  loans.  The  trustee  will make the
distribution  date  statement  and,  at  its  option,   any  additional  files
containing  the same  information  in an  alternative  format,  available each month to noteholders and other parties to the pooling and servicing  agreement via the trustee's internet website,  at  www._______________.  For purposes of any electronic  version of this prospectus  supplement,  the preceding uniform resource  locator,  or URL, is an inactive  textual  reference  only.  We have taken steps to ensure  that this URL  reference  was  inactive at the time the electronic  version of this  prospectus  supplement was created.  In addition, for so long as the  issuing  entity  is  required  to file  reports  with  the
Commission  under the Securities  Exchange Act of 1934,  the issuing  entity's annual  report  on Form  10-K,  distribution  reports  on Form  10-D,  current reports on Form 8-K and  amendments to those reports will be made available on such  website  as soon as  reasonably  practicable  after such  materials  are
electronically  filed  with,  or  furnished  to,  the  Commission.   See  also
"Description of the  Securities--Reports  to Securityholders" in the prospectus for a more detailed description of noteholder reports.

Principal and Interest Collections

   The master  servicer  shall  establish and maintain a Custodial  Account in which the master  servicer  shall deposit or cause to be deposited any amounts representing  payments on and any  collections  received  relating to the home loans  received by it subsequent to the cut-off  date.  The Custodial  Account shall be an Eligible Account.  On the 20th day of each month or if that day is

                                        S-57

not a business day, the next succeeding  business day, which is referred to as the  determination  date, the master servicer will notify the paying agent and the  indenture  trustee  of the amount of  aggregate  amounts  required  to be withdrawn from the Custodial  Account and deposited  into the Payment  Account prior to the  close of  business  on the  business  day next  succeeding  each determination date.

   Permitted  investments  are  specified in the  servicing  agreement and are limited to  investments  which meet the criteria of the rating  agencies  from time to time as  being  consistent  with  their  then-current  ratings  of the securities.

   The master servicer will make the following  withdrawals from the Custodial
Account and deposit the amounts as follows:

   o to the Payment  Account,  an amount equal to the  principal  and interest collections on the business day prior to each payment date; and

   o to  pay  to  itself  or  the  subservicer  the  Servicing  Fee,   various
     reimbursement  amounts and other  amounts as  provided  in the  servicing agreement.

   All   collections  on  the  home  loans  will  generally  be  allocated  in accordance  with the mortgage  notes  between  amounts  collected  relating to interest and amounts collected relating to principal.  As to any payment date, interest collections will be equal to the sum of:

   o the portion  allocable to interest of all scheduled  monthly  payments on the home loans received during the related collection  period,  minus the
     Servicing  Fees  and  the  fees  payable  to the  owner  trustee  and the
     indenture   trustee,   which  are   collectively   referred   to  as  the
     administrative fees,

   o the  interest  portion  of all  Net  Liquidation  Proceeds  allocated  to
     interest  under  the  terms  of  the  mortgage  notes,   reduced  by  the
     administrative fees for that collection period, and

   o the interest  portion of the  repurchase  price for any deleted loans and the cash purchase price paid in connection with any optional  purchase of the home loans by the master servicer.

   However, on the first payment date, an amount,  referred to as the excluded interest amount,  will be excluded from the interest  collections equal to the sum of 70% of first and second  listed  item above.  As to any  payment  date, principal collections will be equal to the sum of:

   o the  principal  portion of all  scheduled  monthly  payments  on the home loans received in the related collection period; and

   o some  unscheduled  collections,  including  full  and  partial  mortgagor prepayments on the home loans,  Insurance Proceeds,  Liquidation Proceeds
     and  proceeds  from   repurchases  of,  and  some  amounts   received  in
     connection  with any  substitutions  for,  the home  loans,  received  or deemed received during the related  collection  period, to the extent the amounts are allocable to principal.

   As to unscheduled  collections,  the master servicer may elect to treat the amounts as included in interest collections and principal  collections for the payment  date in the  month of  receipt,  but is not  obligated  to do so.  As
described  in  this   prospectus   supplement   under   "Description   of  the
Securities--Principal  Payments  on  the  Notes,"  any  amount  for  which  the election is so made shall be treated as having  been  received on the last day of the related  collection  period for the purposes of calculating  the amount of principal and interest distributions to the notes.

   As to any payment date other than the first  payment date,  the  collection period is the calendar month preceding the month of that payment date.

Release of Lien; Refinancing of Senior Lien

                                        S-58

   The servicing  agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under some  circumstances,  if the home loan is current in  payment.  A release may be made in any case where the
borrower   simultaneously  delivers  a  mortgage  on  a  substitute  mortgaged property,  if the combined LTV ratio is not  increased.  A release may also be made,  in  connection  with  a  simultaneous  substitution  of  the  mortgaged property,  if the  combined  LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the  combined  LTV ratio  previously  in effect,  if the  master  servicer  determines  that  appropriate  compensating factors are  present.  Furthermore,  a release may also be  permitted in cases where no substitute  mortgaged property is provided,  causing the home loan to become unsecured,  subject to some limitations in the servicing agreement.  At the  time of the  release,  some  terms  of the  home  loan  may be  modified, including a loan rate increase or a maturity  extension,  and the terms of the home loan may be further modified in the event that the borrower  subsequently delivers a mortgage on a substitute mortgaged property.

   The master  servicer may permit the refinancing of any existing lien senior to a home loan,  provided that the resulting combined LTV ratio may not exceed the greater of (a) the combined  LTV ratio  previously  in effect,  or (b) 70%
or, if the borrower satisfies credit score criteria, 80%.

Collection and Liquidation Practices; Loss Mitigation

   The  master  servicer  is  authorized  to engage in a wide  variety of loss mitigation  practices  with  respect  to the home  loans,  including  waivers,
modifications,   payment  forbearances,  partial  forgiveness,  entering  into repayment schedule  arrangements,  and capitalization of arrearages;  provided in any case  that the  master  servicer  determines  that  the  action  is not materially  adverse to the  interests of the  indenture  trustee as pledgee of the mortgage loans and the  securityholders  and is generally  consistent with the master  servicer's  policies with respect to similar  loans;  and provided further  that  some  modifications,  including  reductions  in the loan  rate, partial  forgiveness  or a maturity  extension,  may only be taken if the home loan is in default or if default  is  reasonably  foreseeable.  For home loans that come  into and  continue  in  default,  the  master  servicer  may take a variety of actions including foreclosure upon the mortgaged property,  writing off the  balance  of the  home  loan  as bad  debt,  taking  a deed in lieu of
foreclosure,   accepting  a  short  sale,   permitting  a  short  refinancing,
arranging for a repayment plan,  modifications  as described  above, or taking
an  unsecured  note.  See  "Description  of  the   Securities--Servicing   and
Administration of Loans" in the prospectus.

               Description of the Trust Agreement and Indenture

   The  following  summary  describes  terms of the  trust  agreement  and the indenture.  The summary does not purport to be complete and is subject to, and qualified  in its  entirety  by  reference  to,  the  provisions  of the trust agreement  and  the  indenture.  Whenever  particular  defined  terms  of  the indenture are referred to, the defined terms are  incorporated by reference in this prospectus supplement.  See "The Agreements" in the prospectus.

The Trust Fund

   Simultaneously  with the issuance of the notes,  the issuer will pledge the trust fund to the indenture  trustee as collateral  for the notes.  As pledgee of the home loans, the indenture  trustee will be entitled to direct the trust in the  exercise of all rights and  remedies  of the trust  against the seller under the home loan purchase  agreement and against the master  servicer under the servicing agreement.

                                        S-59

Reports To Holders

   The  indenture  trustee  will mail to each holder of notes,  at its address listed on the security  register  maintained  with the  indenture  trustee,  a report  setting  forth  amounts  relating to the notes for each payment  date, among other things:

   o the amount of  principal  payable on the  payment  date to the holders of securities;

   o the amount of  interest  payable on the  payment  date to the  holders of securities;

   o the  aggregate  note  balance  of the notes  after  giving  effect to the payment of principal on the payment date;

   o principal and interest collections for the related collection period;

   o the aggregate  Stated  Principal  Balance of the home loans as of the end of the preceding collection period;

   o the  Outstanding  Reserve Amount as of the end of the related  collection period; and

   o the amount paid, if any, under the financial  guaranty  insurance  policy for the payment date.

   In the case of information  furnished  under first and second listed clause above  relating  to the notes,  the  amounts  shall be  expressed  as a dollar amount per $1,000 in face amount of notes.

Certain Covenants

   The  indenture  will  provide that the issuer may not  consolidate  with or merge into any other entity, unless:

   o the  entity  formed  by or  surviving  the  consolidation  or  merger  is organized under the laws of the United States,  any state or the District of Columbia;

   o the  entity  expressly  assumes,  by an  indenture  supplemental  to  the indenture,  the issuer's  obligation  to make due and  punctual  payments upon the notes and the  performance  or  observance  of any agreement and covenant of the issuer under the indenture;

   o no event of default  shall have  occurred and be  continuing  immediately after the merger or consolidation;

   o the issuer has received  consent of the  financial  guaranty  insurer and has been advised that the ratings of the  securities,  without  regard to the  financial  guaranty  insurance  policy,  then in effect would not be reduced or  withdrawn  by any rating  agency as a result of the merger or consolidation;

   o any action that is necessary  to maintain the lien and security  interest created by the indenture is taken;

   o the issuer  has  received  an  opinion of counsel to the effect  that the consolidation  or merger would have no material  adverse tax  consequence to the issuer or to any noteholder or certificateholder; and

   o the  issuer  has  delivered  to  the   indenture   trustee  an  officer's
     certificate   and  an   opinion  of  counsel   each   stating   that  the
     consolidation  or merger and the  supplemental  indenture comply with the
     indenture  and  that  all  conditions  precedent,   as  provided  in  the
     indenture, relating to the transaction have been complied with.

                                        S-60

   The issuer will not, among other things;

   o except as expressly permitted by the indenture, sell, transfer,  exchange or otherwise dispose of any of the assets of the issuer;

   o claim  any  credit  on or make  any  deduction  from  the  principal  and interest  payable  relating  to the notes,  other than  amounts  withheld under the Internal  Revenue Code or  applicable  state law, or assert any claim  against  any  present  or former  holder of notes  because  of the payment of taxes levied or assessed upon the issuer;

   o permit the validity or  effectiveness  of the indenture to be impaired or permit any person to be released from any covenants or  obligations  with respect  to the notes  under  the  indenture  except as may be  expressly permitted by the indenture; or

   o permit any lien, charge,  excise, claim,  security interest,  mortgage or other  encumbrance to be created on or extend to or otherwise  arise upon or burden the assets of the issuer or any part of its  assets,  or any of its  interest  or the  proceeds  of its  assets,  other  than  under  the indenture.

   The issuer may not engage in any  activity  other than as  specified  under
"The Issuing Entity" in this prospectus supplement.

Modification of Indenture

   With the consent of the holders of a majority of the outstanding  notes and the  financial  guaranty  insurer,  the issuer and the  indenture  trustee may execute a  supplemental  indenture to add  provisions to, change in any manner or eliminate any provisions of, the indenture,  or modify,  except as provided below,  in any manner the rights of the  noteholders.  Without  the consent of the holder of each  outstanding  note  affected by that  modification  and the financial guaranty insurer, however, no supplemental indenture will:

   o change the due date of any  installment  of  principal  of or interest on any note or reduce its principal  amount,  its interest rate specified or change any place of payment  where or the coin or  currency  in which any note or any of its interest is payable;

   o impair  the  right  to  institute  suit  for  the   enforcement  of  some
     provisions of the indenture regarding payment;

   o reduce the percentage of the aggregate  amount of the outstanding  notes, the  consent of the  holders of which is  required  for any  supplemental indenture  or the  consent of the  holders of which is  required  for any waiver of  compliance  with some  provisions  of the indenture or of some defaults  thereunder  and  their  consequences  as  provided  for  in the indenture;

   o modify or alter the  provisions of the indenture  regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

   o decrease  the  percentage  of the  aggregate  principal  amount  of notes required  to amend  the  sections  of the  indenture  which  specify  the
     applicable   percentage  of  aggregate  principal  amount  of  the  notes necessary to amend the indenture or some other related agreements;

   o modify any of the  provisions  of the  indenture in a manner as to affect the  calculation  of the amount of any payment of  interest or  principal due on any  note,  including  the  calculation  of any of the  individual components of the calculation; or

   o permit the creation of any lien ranking  prior to or, except as otherwise contemplated  by  the  indenture,  on a  parity  with  the  lien  of  the

                                        S-61

     indenture  with respect to any of the collateral for the notes or, except as otherwise  permitted or contemplated  in the indenture,  terminate the lien of the  indenture  on any  collateral  or deprive  the holder of any note of the security afforded by the lien of the indenture.

   The  issuer and the  indenture  trustee  may also  enter into  supplemental indentures,  with the consent of the  financial  guaranty  insurer and without obtaining  the consent of the  noteholders,  for the  purpose of,  among other things,  curing any ambiguity or correcting or supplementing  any provision in the  indenture  that may be  inconsistent  with any  other  provision  in this prospectus supplement.

Certain Matters Regarding the Indenture Trustee and the Issuing Entity

   Neither the indenture trustee nor any director,  officer or employee of the indenture  trustee  will be under any  liability  to the issuer or the related noteholders  for any  action  taken or for  refraining  from the taking of any action in good faith under the  indenture or for errors in  judgment.  None of the indenture  trustee and any director,  officer or employee of the indenture trustee  will be  protected  against any  liability  which would  otherwise be imposed  by reason of  willful  malfeasance,  bad faith or  negligence  in the performance of duties or by reason of reckless  disregard of  obligations  and duties under the  indenture.  Subject to  limitations  in the  indenture,  the indenture  trustee  and  any  director,  officer,  employee  or  agent  of the indenture  trustee  shall be  indemnified  by the  issuer  and  held  harmless
against  any  loss,   liability  or  expense   incurred  in  connection   with
investigating,  preparing to defend or defending any legal  action,  commenced or  threatened,  relating to the indenture  other than any loss,  liability or expense incurred by reason of willful malfeasance,  bad faith or negligence in the  performance  of its duties  under the  indenture or by reason of reckless disregard of its obligations and duties under the indenture.  All persons into
which  the  indenture   trustee  may  be  merged  or  with  which  it  may  be
consolidated or any person resulting from a merger or  consolidation  shall be the successor of the indenture trustee under the indenture.

                              Legal Proceedings

   There are no material  pending  legal or other  proceedings  involving  the mortgage  loans or  Residential  Funding  Corporation,  as sponsor  and master servicer,  Residential Asset Mortgage Products, Inc. as depositor, RAMP Series
[______] Trust as the issuing entity,  Homecomings,  as subservicer,  or other parties  described in Item 1117 of Regulation AB that,  individually or in the aggregate, would have a material adverse impact on investors in these notes.

   Residential  Funding and Homecomings are currently parties to various legal proceedings  arising  from  time to  time  in the  ordinary  course  of  their businesses,  some of which purport to be class  actions.  Based on information currently available,  it is the opinion of Residential Funding and Homecomings
that  the  eventual  outcome  of  any  currently   pending  legal  proceeding,
individually or in the aggregate,  will not have a material  adverse effect on their  ability  to perform  their  obligations  in  relation  to the  mortgage loans.  No  assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either  individually or in the aggregate,
would  not  have  a  material   adverse  impact  on  Residential   Funding  or
Homecomings.   Any  such  unfavorable  outcome  could  adversely  affects  the ability of  Residential  Funding  Corporation  or  Homecomings  to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the  replacement  of  Residential  Funding  or  Homecomings  with a  successor servicer.

                   Material Federal Income Tax Consequences

   General.  The following is a discussion of the material  federal income tax consequences  of the purchase,  ownership and  disposition  of the notes.  The following discussion is based on the advice of Orrick,  Herrington & Sutcliffe
LLP and Mayer,  Brown,  Rowe & Maw LLP as to the anticipated  material federal income tax  consequences  of the purchase,  ownership and  disposition  of the

                                        S-62

notes   offered   hereunder.   This   discussion   is   directed   solely   to
certificateholders  that hold the notes as capital  assets  within the meaning of Section 1221 of the  Internal  Revenue Code and does not purport to discuss all federal  income tax  consequences  that may be  applicable  to  particular individual  circumstances,  including  those of  banks,  insurance  companies,
foreign  investors,   tax-exempt  organizations,   dealers  in  securities  or
currencies,  mutual funds,  real estate  investment  trusts,  S  corporations, estates  and  trusts,  noteholders  that  hold  the  notes as part of a hedge,
straddle,   integrated  or  conversion   transaction,   or  noteholders  whose
functional  currency  is not the  United  States  dollar.  Also,  it does  not address  alternative  minimum tax  consequences or the indirect effects on the holders  of  equity  interests  in a  noteholder..  For  purposes  of this tax discussion,  references  to a  noteholder  or a holder  are to the  beneficial owner of a note.

   The  following  discussion is based in part upon the OID  regulations.  The
OID regulations,  which are effective with respect to debt instruments  issued on or after April 4, 1994, do not adequately  address some issues relevant to, and in some  instances  provide that they are not  applicable  to,  securities similar to the notes.

   In addition,  the  authorities  on which this  discussion,  and the opinion
referred   to  below,   are  based  are   subject   to  change  or   differing
interpretations,  which  could apply  retroactively.  An opinion of counsel is not binding on the  Internal  Revenue  Service or the  courts,  and no rulings have been or will be sought  from the IRS with  respect to any of the  federal income tax  consequences  discussed  below, and no assurance can be given that the IRS will not take  contrary  positions.  Taxpayers  and  preparers  of tax returns,  including  those  filed by the  issuer,  should be aware  that under applicable  Treasury  regulations  a provider of advice on specific  issues of law is not considered an income tax return  preparer  unless the advice (i) is given with  respect  to events  that have  occurred  at the time the advice is rendered and is not given with  respect to the  consequences  of  contemplated actions,  and (ii) is directly  relevant to the determination of an entry on a tax return.  This summary and the opinions contained herein may not be able to be relied  upon to avoid any income  tax  penalties  that may be imposed  with respect  to  the  notes.  Accordingly,  it is  suggested  that  taxpayers  are encouraged  to consult their tax advisors and tax return  preparers  regarding the  preparation  of any item on a tax  return and the  application  of United
States  federal  income tax laws,  as well as the laws of any state,  local or foreign taxing jurisdictions,  to their particular situations,  even where the anticipated  tax  treatment  has been  discussed  in this  prospectus  or in a
prospectus  supplement.   See  "State  and  Other  Tax  Consequences"  in  the
Prospectus.

   Opinions:  Upon the issuance of each series of notes, Orrick,  Herrington &
Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor,  will provide its opinion  generally to the effect that,  assuming  compliance  with all  provisions  of the  indenture,  owner trust  agreement  and other related documents,  for federal  income tax  purposes (1) the notes will be treated as indebtedness  and (2) the issuer,  as created under the owner trust agreement, will not be  characterized  as an association or publicly  traded  partnership within the meaning of Section 7704 of the Code taxable as a corporation  or as a taxable  mortgage  pool within the  meaning of Section  7701(i) of the Code.
In addition, as to any securities offered pursuant hereto, Orrick,  Herrington
& Sutcliffe  LLP or Mayer,  Brown,  Rowe & Maw LLP is of the opinion  that the
statements  made  in  the  following   discussion,   as  supplemented  by  the
discussion  under the heading  "Material  Federal Income Tax  Consequences" in the  prospectus  with  respect to those  securities,  to the extent  that they constitute  matters of law or legal  conclusions,  are correct in all material respects as of the date of this prospectus supplement.

   Neither  Orrick,  Herrington & Sutcliffe LLP nor Mayer,  Brown,  Rowe & Maw
LLP has been asked to opine on any other  federal  income tax matter,  and the balance of this summary together with the sections of the prospectus  referred to therein  does not  purport to set forth any  opinion of counsel  concerning any other particular  federal income tax matter.  For example,  the discussion
under   "REMICs--Taxation  of  Owners  of  REMIC  Regular   Certificates--Excess

                                        S-63

Inclusions"   below   contains  a  general   summary  of  federal  income  tax
consequences  relating to an investment  in a REMIC regular  interest that has market  discount,  which  summary  counsel  opines is correct in all  material respects as  described  above;  however,  that  summary does not set forth any opinion as to whether any particular class of REMIC regular  interests will be treated as having market discount.

   Orrick,  Herrington & Sutcliffe LLP and Mayer,  Brown,  Rowe & Maw LLP have not been  asked to,  and do not,  render any  opinion  regarding  the state or local income tax consequences of the purchase,  ownership and disposition of a beneficial interest in the notes. See "--State and Local Tax Consequences."

   For  purposes  of this tax  discussion,  references  to a  noteholder  or a holder are to the beneficial owner of a note.

   Status as Real Property Loans.  Notes held by a domestic  building and loan association  will  not  constitute  "loans . . .  secured  by an  interest  in real  property"  within the meaning of Code Section  7701(a)(19)(C)(v).  Notes held by a real estate  investment trust will not constitute real estate assets within the meaning of Code  Section  856(c)(5)(B).  Interest on notes will not be considered  "interest on obligations secured by mortgages on real property"
within the meaning of Code Section 856(c)(3)(B).

   Taxation  of  Noteholders.  Notes  generally  will be  subject  to the same rules of  taxation as REMIC  Regular  Certificates  issued by a REMIC,  except that (1) income  reportable on the notes is not required to be reported  under the accrual  method unless the holder  otherwise  uses the accrual  method and
(2) the special  rule  treating a portion of the gain on sale or exchange of a
REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes.
See  "--Taxation  of  Owners  of  REMIC  Regular  Certificates"  and  "--Matters
Relevant to Holders of All REMIC  Certificates--Sales of REMIC Certificates" in
the  Prospectus  Also,  interest paid on a note to a noteholder  that is not a
United  States  Person will  normally  qualify for the  exception  from United
States  withholding  tax  described in  ``--Matters  Relevant to Holders of All
REMIC   Certificates--Foreign   Investors   in  REMIC   Certificates"   in  the
Prospectus,  except,  in addition  to the  exceptions  noted in that  section, where the recipient is a holder,  directly or by  attribution,  of 10% or more of the capital or profits interest in the issuer.

                       State and Other Tax Consequences

   In addition to the federal income tax  consequences  described in "Material
Federal Income Tax  Consequences,"  potential  investors  should  consider the
state  and  local  tax  consequences  of  the  acquisition,   ownership,   and
disposition of the notes offered by this prospectus.  State tax law may differ substantially  from the  corresponding  federal  tax law,  and the  discussion above does not purport to describe  any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors should consult their tax advisors  about the  various  tax  consequences  of  investments  in the notes offered by this prospectus.

                             ERISA Considerations

   Any  fiduciary  or other  investor of ERISA plan  assets  that  proposes to acquire or hold the notes on behalf of or with ERISA plan  assets of any ERISA
plan  should   consult  with  its  counsel  with  respect  to  the   potential
applicability  of the  fiduciary  responsibility  provisions  of ERISA and the prohibited  transaction  provisions  of ERISA and Section 4975 of the Internal
Revenue Code to the proposed  investment.  See "ERISA  Considerations"  in the prospectus.

   Each  purchaser of a note, by its  acceptance of the note,  shall be deemed to have  represented  that the  acquisition  of the note by the purchaser does not constitute or give rise to a prohibited  transaction  under Section 406 of
ERISA or Section 4975 of the Internal  Revenue  Code,  for which no statutory,

                                        S-64

regulatory   or   administrative    exemption   is   available.   See   "ERISA
Considerations--  Considerations  for ERISA Plans  Regarding  the  Purchase of
Notes" in the prospectus.

   The notes may not be purchased  with ERISA plan assets of any ERISA plan if the depositor,  the master servicer,  the indenture trustee, the owner trustee or any of their affiliates:

   o has  investment or  administrative  discretion  with respect to the ERISA plan assets;

   o has authority or responsibility  to give, or regularly gives,  investment advice regarding the ERISA plan assets,  for a fee and under an agreement or  understanding  that the  advice  will  serve as a  primary  basis for investment  decisions  regarding  the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

   o unless U.S.  Department of Labor, or DOL,  Prohibited  Transaction  Class
     Exemption  90-1,  91-38 or 95-60 applies,  is an employer  maintaining or contributing to the ERISA plan.

   On January 5, 2000,  the DOL  published  final  regulations  under  Section
401(c) of ERISA.  The final 401(c) Regulations took effect on July 5, 2001.

   The  sale  of any  of  the  notes  to an  ERISA  plan  is in no  respect  a representation  by the  depositor or the  underwriter  that such an investment meets all relevant legal  requirements  relating to investments by ERISA plans generally  or any  particular  ERISA  plan,  or  that  such an  investment  is appropriate for ERISA plans generally or any particular ERISA plan.

                               Legal Investment

   The notes will not constitute  "mortgage  related  securities" for purposes of SMMEA.  Accordingly,  many  institutions  with legal authority to invest in mortgage  related  securities  may not be legally  authorized to invest in the notes. No representation  is made in this prospectus  supplement as to whether the notes  constitute  legal  investments  for any entity under any applicable statute, law, rule, regulation or order.  Prospective  purchasers are urged to consult  with  their  counsel  concerning  the  status  of the  notes as legal investments for the purchasers prior to investing in notes.

                                 Use of Proceeds

   The  net  proceeds  from  the  sale  of  the  notes  will  be  paid  to the depositor.  The depositor  will use the proceeds to purchase the home loans or for general corporate  purposes.  However,  the depositor will not receive any proceeds  from  the  sale  of  the  notes  in  market-making  transactions  by
Residential  Funding  Securities  Corporation,  an affiliate of the depositor.
See "Method of Distribution" in this prospectus supplement.

                            Method of Distribution

   Subject to the terms and  conditions of an  underwriting  agreement,  dated
_________________  between  ____________________,   as  the  underwriter,  has
agreed to  purchase  and the  depositor  has agreed to sell the  notes.  It is expected  that  delivery  of the notes  will be made only in  book-entry  form
through   the  Same  Day   Funds   Settlement   System  of  DTC  on  or  about
__________________ against payment therefor in immediately available funds.

   In connection with the notes,  the  underwriter has agreed,  subject to the terms and  conditions of the  underwriting  agreement,  to purchase all of its notes if any of its notes are purchased by the underwriting agreement.

                                        S-65

   In addition,  the  underwriting  agreement  provides that the obligation of the  underwriter  to pay for and accept  delivery  of the notes is subject to, among other  things,  the  receipt of legal  opinions  and to the  conditions, among  others,  that  no  stop  order  suspending  the  effectiveness  of  the
depositor's   Registration   Statement  shall  be  in  effect,   and  that  no
proceedings  for that purpose  shall be pending  before or  threatened  by the
Commission.

   The  distribution of the notes by the underwriter may be effected from time to time in one or more  negotiated  transactions,  or  otherwise,  at  varying prices to be  determined at the time of sale.  Proceeds to the depositor  from the sale of the notes,  before  deducting  expenses  payable by the depositor, will be approximately  _______% of the aggregate  Stated Principal  Balance of the notes plus its accrued interest from the cut-off date.

   The  underwriter  may effect these  transactions by selling the notes to or through  dealers,  and those dealers may receive  compensation  in the form of underwriting  discounts,  concessions or commissions  from the underwriter for whom  they  act as  agent.  In  connection  with the  sale of the  notes,  the underwriter may be deemed to have received  compensation from the depositor in the form of  underwriting  compensation.  The underwriter and any dealers that participate  with the underwriter in the distribution of the related notes are also  underwriters  under the Securities Act of 1933. Any profit on the resale of the notes  positioned  by them may be deemed to be  underwriting  discounts and commissions under the Securities Act of 1933, as amended.

   The  depositor  has  been  advised  by the  underwriter  that it  presently intends  to make a market  in the notes  offered  hereby;  however,  it is not obligated to do so, any  market-making  may be  discontinued  at any time, and there can be no  assurance  that an active  public  market  for the notes will develop.

   It is expected  that  delivery of the notes will be made only in book-entry form through DTC,  Clearstream  and Euroclear as discussed in this  prospectus supplement,  on  or  about  _______________  against  payment  in  immediately available funds.

   The underwriting  agreement  provides that the depositor will indemnify the
underwriter  and  that  under  limited   circumstances  the  underwriter  will
indemnify the depositor against some liabilities,  including liabilities under the Securities Act of 1933, or contribute to payments the  underwriter  may be required to make for these liabilities.

   There can be no  assurance  that a  secondary  market  for the  notes  will develop or, if it does develop,  that it will continue.  The primary source of information  available to investors  concerning  the notes will be the monthly statements  discussed in this prospectus  supplement under "Description of the
Trust Agreement and  Indenture--Reports to Holders" and in the prospectus under
"Description  of  the  Securities--Reports  to  Securityholders,"   which  will
include  information  as to the  outstanding  principal  balance of the notes.
There can be no assurance that any additional  information regarding the notes will be available  through any other source.  In addition the depositor is not aware of any source  through which price  information  about the notes will be generally  available on an ongoing  basis.  The limited nature of this type of information  regarding  the notes may  adversely  affect the  liquidity of the notes, even if a secondary market for the notes becomes available.

   This prospectus  supplement and the accompanying  prospectus may be used by
Residential Funding Securities  Corporation,  [one of the underwriters and] an affiliate of the  depositor,  in  connection  with offers and sales related to
market-making    transactions   in   the   notes.   In   these   market-making
transactions,   Residential  Funding  Securities  Corporation  may  act  as  a
principal or an agent.  The sales will be at negotiated  prices  determined at the time of sale.

                                        S-66

                                   Experts

   The consolidated financial statements of _____________,  as of December 31,
[200_] and [200_  ]and for each of the years in the  three-year  period  ended
December  31,  [200_]  are   incorporated  by  reference  in  this  prospectus
supplement  and in the  registration  statement in reliance upon the report of
______________,  independent  certified  public  accountants,  incorporated by reference in this  prospectus  supplement,  and upon the authority of the firm as experts in accounting and auditing.

                                Legal Matters

   Legal  matters  concerning  the notes will be passed upon for the depositor
by   _________,    ________,   New   York   and   for   the   underwriter   by
_________________, __________________.

                                   Ratings

   It is a condition  to issuance  that the notes be rated "___" by  _________
and "____" by  ___________.  The  depositor  has not requested a rating on the notes by any rating agency other than  ___________ and  ___________.  However, there can be no assurance as to whether any other rating  agency will rate the notes,  or, if it does,  what rating  would be  assigned  by any other  rating agency.  A rating on the notes by another rating  agency,  if assigned at all, may be lower  than the  ratings  assigned  to the  notes by  ____________  and
____________.  A securities  rating addresses the likelihood of the receipt by holders of notes of  distributions  on the home loans.  The rating  takes into consideration the structural and legal aspects  associated with the notes. The ratings on the notes do not,  however,  constitute  statements  regarding  the possibility  that holders  might  realize a lower than  anticipated  yield.  A securities  rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal  at any time by the assigning  rating organization.  Each  securities  rating should be evaluated  independently  of similar ratings on different securities.

   The fees paid by the depositor to the rating  agencies at closing include a fee for ongoing  surveillance  by the rating agencies for so long as any notes are outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the notes.

                                        S-67

                                   ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except  in  certain   limited   circumstances,   the  globally   offered
Residential  Asset Mortgage  Products,  Inc.,  Home Loan  Asset-Backed  Notes,
Series  [_____]____,  which are referred to as the global securities,  will be available  only in book-entry  form.  Investors in the global  securities  may hold interests in these global securities  through any of DTC,  Clearstream or
Euroclear.  Initial  settlement  and all secondary  trades will settle in same day funds.

      Secondary market trading between  investors  holding interests in global securities  through  Clearstream and Euroclear will be conducted in accordance with their  normal  rules and  operating  procedures  and in  accordance  with conventional  eurobond  practice.  Secondary market trading between  investors
holding  interests  in  global  securities   through  DTC  will  be  conducted
according  to the rules  and  procedures  applicable  to U.S.  corporate  debt obligations.

      Secondary  cross-market  trading between  investors holding interests in global  securities  through  Clearstream  or Euroclear and  investors  holding interests in global securities  through DTC participants will be effected on a
delivery-against-payment   basis  through  the  respective   depositaries   of
Clearstream and Euroclear, in that capacity, and other DTC participants.

      Non-U.S.   holders  of  global   securities  will  be  subject  to  U.S.
withholding  taxes unless those holders meet certain  requirements and deliver appropriate  U.S. tax documents to the securities  clearing  organizations  or their participants.

Initial Settlement

      The global  securities  will be registered in the name of Cede & Co., as nominee  of  DTC.  Investors'  interests  in the  global  securities  will  be represented  through financial  institutions  acting on their behalf as direct and  indirect  participants  in  DTC.  Clearstream  and  Euroclear  will  hold
positions  on  behalf  of  their   participants   through   their   respective
depositories  which in turn will  hold  these  positions  in  accounts  as DTC participants.

      Investors  electing to hold interests in global securities  through DTC, rather than through  Clearstream  or Euroclear  accounts,  will be subject the settlement  practices  applicable  to  similar  issues  of  notes.  Investors'
securities  custody  accounts  will be credited  with their  holdings  against payment in same-day funds on the settlement date.

      Investors  electing  to hold  interests  in  global  securities  through
Clearstream  or  Euroclear  accounts  will  follow the  settlement  procedures applicable to conventional  eurobonds,  except that there will be no temporary global  security and no "lock-up" or  restricted  period.  Interests in global securities  will  be  credited  to  the  securities  custody  accounts  on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's and seller's accounts  are  located to ensure  that  settlement  can be made on the desired value date.

                                        I-1

      Transfers  between DTC  Participants.  Secondary  market trading between
DTC  participants  will be  settled  using the DTC  procedures  applicable  to similar issues of prior mortgage loan-backed notes in same-day funds.

      Transfers between Clearstream and/or Euroclear  Participants.  Secondary
market trading  between  Clearstream  participants  or Euroclear  participants and/or investors holding  interests in global securities  through them will be settled using the procedures applicable to conventional  eurobonds in same-day funds.

      Transfers  between DTC seller and  Clearstream  or Euroclear  purchaser.
When  interests  in global  securities  are to be  transferred  on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream participant  or a Euroclear  participant  for a purchaser,  the purchaser will
send   instructions   to  Clearstream  or  Euroclear   through  a  Clearstream
participant  or  Euroclear  participant  at least  one  business  day prior to
settlement.   Clearstream   or  the  Euroclear   operator  will  instruct  its
respective  depository to receive an interest in the global securities against payment.  Payment will include interest accrued on the global  securities from and  including the last payment date to but  excluding  the  settlement  date.
Payment  will  then  be  made  by  the   respective   depository  to  the  DTC
participant's   account  against   delivery  of  an  interest  in  the  global
securities.  After this  settlement has been  completed,  the interest will be credited to the respective  clearing system,  and by the clearing  system,  in accordance  with its usual  procedures,  to the Clearstream  participant's  or
Euroclear  participant's  account.  The credit of this interest will appear on the next  business  day and the cash  debit  will be  back-valued  to, and the interest on the global  securities  will accrue  from,  the value date,  which would  be  the  preceding  day  when  settlement  occurred  in  New  York.  If settlement is not completed  through DTC on the intended value date, i.e., the trade fails,  the  Clearstream  or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream  participants and Euroclear  participants  will need to make available to the  respective  clearing  system the funds  necessary to process
same-day  funds  settlement.   The  most  direct  means  of  doing  so  is  to
pre-position  funds  for  settlement  from  cash on hand,  in  which  case the
Clearstream  participants  or  Euroclear  participants  will  take  on  credit exposure to  Clearstream  or the  Euroclear  operator  until  interests in the global securities are credited to their accounts one day later.

      As  an  alternative,  if  Clearstream  or  the  Euroclear  operator  has extended  a line of  credit to them,  Clearstream  participants  or  Euroclear participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon. Under this procedure,  Clearstream participants or Euroclear participants  receiving  interests in global  securities for purchasers  would incur overdraft  charges for one day, to the extent they cleared the overdraft when  interests  in the global  securities  were  credited to their  accounts.
However,  interest on the global  securities would accrue from the value date.
Therefore,  the  investment  income on the  interest in the global  securities earned  during that  one-day  period  would tend to offset the amount of these overdraft  charges,  although  this  result  will  depend on each  Clearstream participant's or Euroclear participant's particular cost of funds.

      Since  the  settlement  through  DTC will  take  place  during  New York
business  hours,   DTC   participants   are  subject  to  DTC  procedures  for
transferring  interests in global  securities to the respective  depository of
Clearstream  or  Euroclear  for the  benefit of  Clearstream  participants  or
Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement  date.  Thus, to the seller  settling the sale through a DTC participant,  a cross-market  transaction  will settle no  differently  than a sale to a purchaser settling through a DTC participant.

      Finally,   intra-day  traders  that  use  Clearstream   participants  or
Euroclear  participants  to purchase  interests in global  securities from DTC participants  or sellers  settling  through them for  delivery to  Clearstream

                                        I-2

participants  or  Euroclear  participants  should note that these  trades will automatically  fail on the sale side unless  affirmative  action is taken.  At least  three  techniques  should be  available  to  eliminate  this  potential condition:

o     borrowing   interests  in  global  securities  through   Clearstream  or
   Euroclear for one day,  until the purchase  side of the intra-day  trade is reflected in the relevant Clearstream or Euroclear accounts,  in accordance with the clearing system's customary procedures;

o     borrowing  interests in global  securities  in the United  States from a
   DTC  participant  no later than one day prior to  settlement,  which  would give  sufficient  time for such  interests  to be reflected in the relevant
   Clearstream  or Euroclear  accounts in order to settle the sale side of the trade; or

o     staggering  the value  dates for the buy and sell  sides of the trade so that the value date for the purchase from the DTC  participant  is at least one  day  prior  to  the  value  date  for  the  sale  to  the  Clearstream participant or Euroclear participant.

      Transfers  between  Clearstream  or Euroclear  seller and DTC purchaser.
Due to time zone  differences  in their favor,  Clearstream  participants  and
Euroclear  participants may employ their customary procedures for transactions in  which  interests  in  global  securities  are  to be  transferred  by  the respective  clearing  system,  through  the  respective  depository,  to a DTC
participant.   The  seller  will  send  instructions  to  Clearstream  or  the
Euroclear operator through a Clearstream  participant or Euroclear participant at least one business day prior to  settlement.  Clearstream or Euroclear will instruct  its  respective  depository,  to credit an  interest  in the  global securities to the DTC  participant's  account  against  payment.  Payment will include interest accrued on the global  securities from and including the last payment date to but excluding the  settlement  date.  The payment will then be
reflected  in  the  account  of  the  Clearstream   participant  or  Euroclear
participant  the  following  business day, and receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  participant's  account would be back-valued  to the  value  date,  which  would  be the  preceding  day,  when settlement  occurred  through DTC in New York.  If settlement is not completed on the  intended  value  date,  i.e.,  the trade  fails,  receipt  of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A  beneficial  owner who is an  individual  or  corporation  holding the global  security  on its own  behalf  through  Clearstream  or  Euroclear,  or through DTC if the holder has an address  outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest, including original issue discount,  on registered debt issued by U.S. persons, unless:

o     each clearing  system,  bank or other financial  institution  that holds customers'  securities  in the ordinary  course of its trade or business in the chain of intermediaries  between the beneficial owner and the U.S.  entity  required to withhold  tax  complies with applicable certification requirements; and

o     the  beneficial  owner  takes  one of the  following  steps to obtain an exemption or reduced tax rate:

o     Exemption  for  Non-U.S.  Persons--Form  W-8BEN.  Beneficial  holders  of global securities that are Non-U.S.  persons can obtain a
                     complete  exemption from the  withholding tax by filing a
                     signed Form W-8BEN,  or  Certificate of Foreign Status of

                                        I-3

                     Beneficial  Owner for United States Tax  Withholding.  If
                     the information shown on Form W-8BEN changes,  a new Form
                     W-8BEN must be filed within 30 days of the change.

o     Exemption for Non-U.S.  persons with effectively  connected  income--Form
                     W-8ECI.   A  Non-U.S.   person,   including   a  non-U.S.
                     corporation  or bank  with a U.S.  branch,  for which the
                     interest   income  is  effectively   connected  with  its
                     conduct of a trade or business in the United States,  can
                     obtain an exemption  from the  withholding  tax by filing
                     Form W-8ECI,  or  Certificate  of Foreign  Person's Claim
                     for  Exemption  from  Withholding  on Income  Effectively
                     Connected  with the Conduct of a Trade or Business in the
                     United States.

o     Exemption  or  reduced  rate for  Non-U.S.  persons  resident  in treaty countries--Form  W-8BEN.  Non-U.S.  persons  residing in a country that has a tax treaty with the United  States can
                     obtain an  exemption  or reduced tax rate,  depending  on
                     the treaty  terms,  by filing  Form  W-8BEN.  Form W-8BEN
                     may be filed by Bond Holders or their agent.

o     Exemption for U.S.  Persons--Form W-9. U.S. persons can obtain a complete exemption  from the  withholding  tax by filing Form W-9,
                     or Payer's  Request for  Taxpayer  Identification  Number
                     and Certification.

      U.S.  Federal  Income Tax  Reporting  Procedure.  The holder of a global security or, in the case of a Form W-8BEN or a Form W-8ECI  filer,  his agent, files by submitting the  appropriate  form to the person through whom it holds the security--the  clearing agency,  in the case of persons holding directly on the books of the clearing  agency.  Form W-8BEN and Form W-8ECI are  effective until the third  succeeding  calendar  year from the date the form is  signed.
However,  the Form  W-8BEN  and Form  W-8ECI  with a  taxpayer  identification number  will  remain  effective  until a change  in  circumstances  makes  any information  on the  form  incorrect,  provided  that  the  withholding  agent reports at least  annually to the  beneficial  owner on Form 1042-S.  The term
"U.S. person" means:

o     a citizen or resident of the United States;

o     a  corporation,  partnership or other entity treated as a corporation or a partnership  for United States  federal  income tax purposes, organized  in or under  the laws of the  United  States  or any state  thereof,  including  for this  purpose  the  District of
               Columbia,  unless,  in  the  case  of  a  partnership,   future
               Treasury regulations provide otherwise;

o     an estate that is subject to U.S.  federal  income tax regardless of the source of its income; or

o     a trust if a court within the United States is able to exercise  primary supervision of the  administration of the trust and one or more
               United  States  persons  have  the  authority  to  control  all substantial decisions of the trust.

Certain trusts not described in the final bullet of the preceding  sentence in existence  on August 20,  1996 that  elect to be  treated  as a United  States
Person  will  also be a U.S.  person.  The term  "Non-U.S.  person"  means any person who is not a U.S.  person.  This summary does not deal with all aspects of U.S.  Federal  income  tax  withholding  that may be  relevant  to  foreign holders of the global  securities.  Investors are advised to consult their own tax advisors for specific tax advice  concerning  their  holding and disposing of the global securities.

                                        I-4

                                            PART II
                             INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

      The expenses  expected to be incurred in connection with the issuance and  distribution of the Securities being registered,  other than underwriting compensation,  are as set forth below.
All such expenses, except for the filing fee, are estimated.

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Filing Fee for Registration Statement                 $      107.00
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Legal Fees and Expenses                                     *
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Accounting Fees and Expenses                                *
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Trustee's Fees and Expenses                                 *
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   (including counsel fees)                                 *
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Blue Sky Fees and Expenses                                  *
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Printing and Engraving Expenses                             *
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Rating Agency Fees                                          *
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Insurance Fees and Expenses                                 *
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Miscellaneous                                               *
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Total                                                       *
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      *  To be filed by amendment

Indemnification of Directors and Officers (Item 15 of Form S-3).

      The Pooling and Servicing Agreements or the Trust Agreements, as applicable,  will provide that no director,  officer,  employee or agent of the  Registrant is liable to the Trust Fund or the  Certificateholders,  except for such  person's own willful  misfeasance,  bad faith,  gross negligence in the  performance of duties or reckless  disregard of obligations  and duties.  The
Pooling and Servicing  Agreements or the Trust Agreements,  as applicable,  will further provide that,  with  the  exceptions  stated  above,  a  director,  officer,  employee  or  agent of the
Registrant  is entitled to be  indemnified  against any loss,  liability or expense  incurred in connection  with legal action  relating to such Pooling and  Servicing  Agreements  or the Trust
Agreements,  as  applicable,  and  related  Certificates  other  than such  expenses  related to particular Mortgage Loans or Contracts.

      Any  underwriters  who execute an Underwriting  Agreement in the form filed as Exhibit 1.1 or  Exhibit  1.2 to this  Registration  Statement  will  agree  to  indemnify  the  Registrant's directors and its officers who signed this Registration  Statement  against certain  liabilities which might arise under the  Securities  Act of 1933 from certain  information  furnished to the
Registrant by or on behalf of such indemnifying party.

      Subsection  (a) of Section  145 of the  General  Corporation  Law of  Delaware  empowers a corporation  to indemnify  any person who was or is a party or is  threatened to be made a party

                                                II-1

to any threatened,  pending or completed action,  suit or proceeding,  whether civil,  criminal, administrative or investigative  (other than an action by or in the right of the corporation) by reason  of the fact that the  person is or was a  director,  officer,  employee  or agent of the corporation  or is or was serving at the  request of the  corporation  as a  director,  officer,
employee  or  agent  of  another  corporation,   partnership,  joint  venture,  trust  or  other
enterprise,  against expenses (including attorneys' fees), judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person  reasonably  believed to be in or not opposed to the best  interests  of the  corporation,  and,  with  respect to any criminal  action or  proceeding,  had no  reasonable  cause to believe the person's  conduct was unlawful.

      Subsection  (b) of Section 145 empowers a  corporation  to indemnify any person who was or is a party or is threatened to be made a party to any  threatened,  pending or completed  action or suit by or in the right of the  corporation  to procure a judgment  in its favor by reason of the fact that such person  acted in any of the  capacities  set forth  above,  against  expenses
(including  attorneys'  fees) actually and reasonably  incurred by the person in connection with the  defense or  settlement  of such  action or suit if the person  acted in good faith and in a manner the person  reasonably  believed  to be in or not  opposed to the best  interests  of the corporation  and except that no  indemnification  may be made in respect to any claim,  issue or matter as to which such person shall have been adjudged to be liable to the  corporation  unless and only to the extent  that the Court of Chancery or the court in which such action or suit was brought shall  determine upon  application  that,  despite the  adjudication of liability but in view of all the  circumstances  of the case,  such person is fairly and  reasonably  entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section  145  further  provides  that to the extent  that a present or former  director or officer  of a  corporation  has been  successful  on the merits or  otherwise  in defense of any action,  suit or proceeding  referred to in subsections (a) and (b), or in defense of any claim, issue  or  matter  therein,  such  person  shall  be  indemnified  against  expenses  (including attorneys' fees) actually and reasonably incurred by such person in connection  therewith;  that indemnification  or  advancement  of expenses  provided by, or granted  pursuant to, Section 145 shall not be deemed  exclusive of any other  rights to which those  seeking  indemnification  or advancement  of expenses may be entitled under any bylaw,  agreement,  vote of  stockholders  or disinterested  directors or otherwise,  both as to action in such person's official capacity and as to action in another  capacity  while holding such office;  and empowers the  corporation  to purchase  and  maintain  insurance  on behalf of any person who is or was a  director,  officer, employee or agent of the corporation,  or is or was serving at the request of the corporation as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture, trust or other  enterprise  against any liability  asserted  against such person and incurred by such person in any such  capacity,  or arising out of such person's  status as such,  whether or not the  corporation  would have the power to indemnify such person against such liability under
Section 145.

      The  By-Laws  of the  Registrant  provide,  in  effect,  that to the  extent and under the circumstances  permitted by  subsections  (a) and (b) of Section 145 of the General  Corporation
Law of the State of Delaware,  the Registrant (i) shall  indemnify and hold harmless each person who was or is a party or is  threatened  to be made a party to any  action,  suit or  proceeding described  in  subsections  (a) and (b) by reason of the fact  that he is or was a  director  or

                                                II-2

officer,  or his  testator  or  intestate  is or was a director  or  officer of the  Registrant, against expenses,  judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold  harmless each person who was or is a party or is threatened to be made a party to any such action,  suit or proceeding if such person is or was serving at the request of the Registrant as a director,  officer,  employee or agent of another  corporation,  partnership,  joint  venture, trust or other enterprise.

      Certain  controlling  persons of the  Registrant  may also be entitled to  indemnification from  General  Motors  Acceptance  Corporation,  an  indirect  parent of the  Registrant.  Under
Section 145, General Motors Acceptance  Corporation may or shall,  subject to various exceptions and limitations,  indemnify its directors or officers and may purchase and maintain insurance as follows:

      (a)  The  Certificate  of  Incorporation,   as  amended,   of  General  Motors  Acceptance
Corporation  provides that no director shall be personally  liable to General Motors  Acceptance
Corporation  or its  stockholders  for  monetary  damages  for  breach  of  fiduciary  duty as a director,  except for liability (i) for any breach of the director's  duty of loyalty to General
Motors Acceptance Corporation or its stockholders,  (ii) for acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law, (iii) under Section 174, or any  successor  provision  thereto,  of  the  Delaware  Corporation  Law,  or  (iv)  for  any
transaction from which the director derived an improper personal benefit.

      (b)  Under  Article  VI of  its  By-Laws,  General  Motors  Acceptance  Corporation  shall indemnify  and advance  expenses to every  director  and officer  (and to such  person's  heirs, executors,  administrators or other legal  representatives) in the manner and to the full extent permitted by applicable  law as it presently  exists,  or may hereafter be amended,  against any and all amounts (including judgments,  fines, payments in settlement,  attorneys' fees and other expenses)  reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed  action,  suit or proceeding,  whether civil,  criminal  administrative  or investigative  (a  "proceeding"),  in  which  such  director  or  officer  was or is  made or is threatened  to be made a party or is  otherwise  involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance  Corporation,  or is or was serving at the request of General  Motors  Acceptance  Corporation,  as a director,  officer,  employee, fiduciary or member of any other corporation,  partnership,  joint venture, trust,  organization or other enterprise.  General Motors  Acceptance  Corporation shall not be required to indemnify a person in  connection  with a proceeding  initiated by such person if the  proceeding  was not authorized by the Board of Directors of General Motors  Acceptance  Corporation.  General Motors
Acceptance  Corporation  shall pay the expenses of directors and officers  incurred in defending any  proceeding  in advance of its final  disposition  ("advancement  of  expenses");  provided, however,  that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding  shall be made only upon receipt of an undertaking by the director or  officer  to repay  all  amounts  advanced  if it should be  ultimately  determined  that the director  or  officer is not  entitled  to be  indemnified  under  Article VI of the  By-Laws or otherwise.  If a claim for  indemnification or advancement of expenses by an officer or director under  Article VI of the  By-Laws is not paid in full within  ninety days after a written  claim therefor has been received by General Motors Acceptance Corporation,  the claimant may file suit

                                                II-3

to recover the unpaid  amount of such claim,  and if  successful  in whole or in part,  shall be entitled to the requested  indemnification  or advancement of expenses under applicable law. The rights  conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights  which such person may have or  hereafter  acquire  under any  statute,  provision of the
Certificate  of  Incorporation,  By-Laws,  agreement,  vote  of  stockholders  or  disinterested directors of General Motors  Acceptance  Corporation or otherwise.  The  obligation,  if any, of
General  Motors  Acceptance  Corporation  to  indemnify  any person who was or is serving at its request as a director, officer or employee of another corporation,  partnership,  joint venture, trust,  organization or other  enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation,  partnership, joint venture, trust, organization or other enterprise.

      (c) A director or officer who has been wholly successful,  on the merits or otherwise,  in the  defense  of a civil  or  criminal  action  or  proceeding  of the  character  described  in paragraphs  (a) or (b)  above,  shall be  entitled  to  indemnification  as  authorized  in such paragraphs.

      As a subsidiary of General Motors  Corporation,  General Motors Acceptance  Corporation is
insured  against  liabilities  which it may incur by reason of the  foregoing  provisions of the
Delaware  General  Corporation  Law and  directors  and  officers of General  Motors  Acceptance
Corporation are insured against some  liabilities  which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

      Pursuant to resolutions  adopted by the Board of Directors of General Motors  Corporation,
that company to the fullest  extent  permissible  under law will  indemnify,  and has  purchased insurance on behalf of,  directors or officers of the company,  or any of them, who incur or are threatened  with personal  liability,  including  expenses,  under  Employee  Retirement  Income
Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

Exhibits (Item 16 of Form S-3).

      **1.1 Form of Underwriting Agreement for Mortgage Asset-Backed  Pass-Through  Certificates
            (Iterative).

      **1.2 Form of Underwriting Agreement for Mortgage Asset-Backed  Pass-Through  Certificates
            (Non-Iterative).

      **1.3 Form of Underwriting Agreement for Asset-Backed Notes (Iterative).

      **1.4 Form of Underwriting Agreement for Asset-Backed Notes (Non-Iterative).

       *3.1  Certificate  of   Incorporation   (Incorporated  by  reference  to  Exhibit  3.1  to
            Registration Statement No. 333-91561).

       *3.2  By-Laws  (Incorporated  by reference to Exhibit 3.2 to  Registration  Statement  No.
            333-91561).

      **4.1 Form of Pooling and Servicing Agreement.

      **4.2 Form of Trust Agreement.

      **4.3 Form of Indenture.

      **5.1   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

                                                II-4

       **5.2 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.

       **8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

       **8.2 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain tax matters.

      **10.1 Form of Mortgage Loan Purchase Agreement.

      **10.2 Form of Assignment and Assumption Agreement.

      **10.3 Form of Servicing Agreement.

      **23.1 Consent of Orrick,  Herrington & Sutcliffe  LLP (included as part of Exhibit 5.1 and
             Exhibit 8.1).

      **23.2 Consent of Mayer, Brown, Rowe & Maw (included as part of Exhibit 5.2).

      **24.1 Power of Attorney.

      **24.2 Certified Copy of the Resolutions of the Board of Directors of the Registrant.

       * Not filed herewith.
      ** Previously filed with this Registration Statement.

Undertakings (Item 17 of Form S-3).

(a)   Rule 415 Offering.

      The Registrant hereby undertakes:

      (a)(1)  To  file,  during  any  period  in  which  offers  or  sales  are  being  made,  a post-effective amendment to this Registration Statement;

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the  prospectus any facts or events arising after the effective date of this
            Registration Statement (or the most recent post-effective  amendment thereof) which, individually or in the aggregate,  represent a fundamental change in the information set  forth  in this  Registration  Statement.  Notwithstanding  the  foregoing,  any increase or decrease in the volume of securities  offered (if the total dollar value of securities  offered would not exceed that which was registered) and any deviation from the low or high end of the estimated  maximum  offering  range may be reflected in the form of prospectus  filed with the Commission  pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than 20 percent change in the maximum  aggregate  offering  price set forth in the  "Calculation  of
            Registration Fee" table in the effective registration statement; and

                                                II-5

                  (iii) To  include  any  material  information  with  respect  to the  plan  of distribution  not  previously  disclosed  in  this  Registration  Statement  or  any material change to such information in this Registration Statement;

Provided, however, that:

                  (A) Paragraphs  (a)(1)(i),  (a)(1)(ii) and  (a)(1)(iii) of this section do not apply if this Registration  Statement is on Form S-3 and the information required to be included in a  post-effective  amendment  by those  paragraphs  is  contained  in periodic  reports  filed  with or  furnished  to the  Commission  by the  Registrant pursuant to Section 13 or Section 15(d) of the Securities  Exchange Act of 1934 that are incorporated by reference in this Registration  Statement,  or is contained in a form of prospectus  filed pursuant to Rule 424(b) that is part of this  Registration
            Statement; and

                  (B) Provided  further,  however,  that paragraphs  (a)(1)(i) and (a)(1)(ii) do not  apply  if  this  Registration  Statement  is for an  offering  of  asset-backed
            securities  on  Form  S-3  and  the  information   required  to  be  included  in  a
            post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2)   That,  for the purpose of determining  any liability  under the Securities Act of 1933,  each such  post-effective  amendment  shall be  deemed to be a new  registration statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3)   To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering; and

            (4)   That for the purpose of  determining  liability  under the  Securities  Act of
      1933 to any purchaser:

            If the Registrant is relying on Rule 430B:

            (A)   Each  prospectus  filed by the Registrant  pursuant to Rule 424(b)(3) shall be deemed to be part of this  Registration  Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

            (B)   Each prospectus  required to be filed pursuant to Rule 424(b)(2),  (b)(5),  or
      (b)(7)  as part of a  registration  statement  in  reliance  on Rule 430B  relating  to an offering  made  pursuant to Rule  415(a)(1)(i),  (vii) or (x) for the purpose of providing the  information  required by section 10(a) of the  Securities Act of 1933 shall be deemed to be part of and  included in this  Registration  Statement as of the earlier of the date such  form of  prospectus  is first  used  after  effectiveness  or the date of the  first contract of sale of securities in the offering  described in the  prospectus.  As provided in Rule 430B, for liability  purposes of the issuer and any person that is at that date an underwriter,  such date shall be deemed to be a new  effective  date of this  Registration
      Statement  relating  to the  securities  in this  Registration  Statement  to  which  that

                                                II-6

      prospectus  relates,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,  however, that no statement made in a registration  statement or prospectus that is part of this Registration  Statement or made in a document  incorporated  or deemed  incorporated  by reference into this  Registration
      Statement  or  prospectus  that  is  part of this  Registration  Statement  will,  as to a purchaser  with a time of  contract of sale prior to such  effective  date,  supersede  or modify any statement that was made in this  Registration  Statement or prospectus that was part of this  Registration  Statement or made in any such  document  immediately  prior to such effective date.

            (5)   That,  for the purpose of determining  liability of the  Registrant  under the
      Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned  Registrant  undertakes that in a primary  offering of securities of the undersigned  Registrant  pursuant to this  registration  statement,  regardless of the underwriting  method used to sell the securities to the  purchaser,  if the securities are offered or sold to such  purchaser by means of any of the  following  communications,  the undersigned  Registrant  will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)   Any preliminary  prospectus or prospectus of the undersigned  Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii)        Any free writing  prospectus  relating to the offering prepared by or on behalf of the  undersigned  Registrant  or used or  referred  to by the  undersigned
      Registrant;

                  (iii)       The portion of any other free writing  prospectus  relating to the
      offering  containing  material  information  about  the  undersigned   Registrant  or  its
      securities provided by or on behalf of the undersigned Registrant; and

                  (iv)        Any other  communication  that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The  undersigned  Registrant  hereby  undertakes  that,  for purposes of  determining  any liability  under the  Securities  Act of 1933,  each filing of the  Registrant's  annual  report pursuant to Section 13(a) or Section 15(d) of the  Securities  Exchange Act of 1934 (and,  where applicable,  each filing of an employee  benefit plan's annual report  pursuant to Section 15(d)
of the Securities  Exchange Act of 1934) that is incorporated by reference in this  Registration
Statement shall be deemed to be a new Registration  Statement relating to the securities offered therein,  and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Request for Acceleration of Effective Date.

      Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the Registrant  pursuant to the

                                                II-7

foregoing provisions,  or otherwise,  the Registrant has been advised that in the opinion of the
Securities and Exchange  Commission such  indemnification  is against public policy as expressed in the Securities Act of 1933 and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against such liabilities  (other than the payment by the Registrant of expenses incurred  or  paid by a  director,  officer  or  controlling  person  of the  Registrant  in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling  person in connection with the securities  being  registered,  the Registrant  will, unless in the  opinion of its  counsel  the matter has been  settled by  controlling  precedent, submit to a court of appropriate  jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final  adjudication of such issue.

(d)   Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed
Offerings

      The  undersigned  Registrant  hereby  undertakes to file an application for the purpose of determining  the  eligibility  of the trustee to act under  subsection (a) of Section 310 of the
Trust Indenture Act in accordance  with the rules and  regulations  prescribed by the Commission under Section 305(b)(2) of the Act.

(e)   Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange
Act Documents by Third Parties

      The  undersigned  Registrant  hereby  undertakes  that,  for purposes of  determining  any liability  under the  Securities  Act of 1933,  each  filing of the annual  report  pursuant  to
Section 13(a) or Section 15(d) of the  Securities  Exchange Act of 1934 of a third party that is incorporated by reference in this  Registration  Statement in accordance with Item 1100(c)(1) of
Regulation  AB (17 CFR  229.1100(c)(1))  shall  be  deemed  to be a new  registration  statement relating to the securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)   Filings Regarding Asset-Backed Securities That Provide Certain Information Through an
Internet Web Site

      The undersigned  Registrant hereby  undertakes that, except as otherwise  provided by Item
1105 of  Regulation  AB (17 CFR  229.1105)  ,  information  provided  in  response  to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312)  through the specified  Internet address in the  prospectus  is  deemed  to be a part  of the  prospectus  included  in the  registration statement.  In addition,  the undersigned  Registrant hereby undertakes to provide to any person without charge,  upon request,  a copy of the  information  provided in response to Item 1105 of
Regulation AB pursuant to Rule 312 of Regulation S-T through the specified  Internet  address as of the date of the prospectus included in this Registration  Statement if a subsequent update or change is made to the information.

                                                II-8

                                           SIGNATURES

            Pursuant  to the  requirements  of the  Securities  Act of  1933,  as  amended,  the
Registrant  certifies  that it has  reasonable  grounds  to  believe  that it  meets  all of the requirements for filing on Form S-3,  reasonably  believes that the security rating  requirement referred to in  Transaction  Requirement  B.2 or B.5 of Form S-3 will be met by the time of sale of the securities  registered  hereby,  and has duly caused this Amendment No. 2 to Registration
Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 21, 2006.

                                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., acting solely in its capacity as depositor to each issuing entity in whose
                                    name securities registered hereby will be issued

                                    By:____________*___________
                                    Name: Bruce J. Paradis
                                    Title:President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, as amended, this
Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                      Date

                            Director, President and Chief    March 21, 2006
*____________               Executive Officer (Principal
Bruce J. Paradis            Executive Officer)

                            Acting Chief Financial           March 21, 2006
*____________               Officer (Principal Financial
Kenneth M. Duncan           Officer)

                            Controller (Principal            March 21, 2006
*____________               Accounting Officer)
Ralph T. Flees

                            Director                         March 21, 2006
*____________
Davee L. Olson

*By:  /s/  Lisa R. Lundsten
      Lisa R. Lundsten
      Attorney-in-fact pursuant to a
      power of attorney filed with the
      Registration Statement